AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2025

Registration Statement No. 333-290139

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Primary Standard Industrial Classification Code Number: 5094

901 S. Central Expressway Richardson, Texas	75080	(972) 234-2525
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Randy S. Hyne

Chief Legal Officer and Secretary

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Telephone: (972) 234-2525

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Frank R. Adams Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Craig F. Arcella Kelly M. Smercina Cravath, Swaine & Moore LLP 375 Ninth Avenue New York, New York 10001 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

In addition to Fossil Group, Inc., the following direct or indirect subsidiaries of Fossil Group, Inc. will be guarantors of debt securities issued by Fossil Group, Inc. and are co-registrants:

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Fossil Canada Inc.(1)	New Brunswick, Canada	—
Fossil (Europe) GmbH(2)	Germany	—
Fossil Global Holdings, Inc.(1)	Delaware	393613591
Fossil Intermediate, Inc.(1)	Delaware	510357223
Fossil Partners, L.P.(1)	Texas	752555693
Fossil Stores I, Inc.(1)	Delaware	752573030
Fossil Trust(1)	Delaware	510357226
Fossil (UK) Limited(3)	England and Wales	—
Fossil (UK) Holdings Limited(3)	England and Wales	—
Fossil Europe B.V.(4)	Netherlands	—
Fossil Group Europe GmbH(5)	Switzerland	—
Swiss Technology Holding GmbH(5)	Switzerland	—

(1)	The address of the principal executive office for these guarantors is 901 S. Central Expressway, Richardson, Texas 75080, and the telephone number is (972) 234-2525.
(2)	The address of the principal executive office for this guarantor is Oberwinkl 1, 83355 Grabenstätt, Germany and the telephone number is +49 (0) 8661-622-6000.
(3)	The address of the principal executive office for these guarantors is Ashton House, 497 Silbury Boulevard, Milton Keynes, MK9 2LD, England, and there is no telephone number as there is no landline.
(4)	The address of the principal executive office for this guarantor is Taurusavenue 16 A, 2132 LS Hoofddorp, the Netherlands, and the telephone number is +31 020-8083991.
(5)	The address of the principal executive office for these guarantors is Riehenring 182, 4058 Basel, Switzerland, and the telephone number is +41 615609800.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus (the “Prospectus”) that is part of this registration statement (the “S-3 Registration Statement”) is a combined prospectus that also is part of the registration statement on Form S-4 (the “S-4 Registration Statement”) being filed concurrently with this S-3 Registration Statement.

This S-3 Registration Statement registers the primary issuance by Fossil Group, Inc. (the “Company”) of (i) the offer and sale of, in the aggregate, up to $12,941,327 principal amount of new 9.500% First-Out First Lien Secured Senior Notes due 2029 (the “First-Out Notes”) pursuant to rights of Holders (as defined herein) to subscribe (“Subscription Rights”) to purchase First-Out Notes, and, in the aggregate, up to 379,957 shares of Common Stock, par value $0.01 (“Common Stock”) issuable on account of a Holder’s exercise of their Subscription Rights (the “New Stock Investment”) and (ii) the offer and sale of, in the aggregate, (x) up to 1,194,584 shares of Common Stock upon exercise of warrants (“Initial Public Warrants”) issuable in the Exchange Offer (as defined herein) and (y) alternatively, the offer and sale of pre-funded warrants (“Pre-Funded Public Warrants”) to purchase such shares of Common Stock upon exercise of Initial Public Warrants, and the shares of Common Stock issuable upon exercise of such Pre-Funded Public Warrants.

The S-4 Registration Statement registers the primary issuance to Holders of the Company’s 7.00% Senior Notes due 2026 (“Old Notes”) of (i) the offer and sale in the Exchange Offer and the Consent Solicitation (as defined herein) of, in the aggregate, up to $59,729,200 principal amount of First-Out Notes and up to $59,729,200 principal amount of new 7.500% Second-Out Second Lien Secured Senior Notes due 2029 (“Second-Out Notes”), (ii) the offer and sale in the Exchange Offer of Initial Public Warrants to purchase, in the aggregate, up to 1,194,584 shares of Common Stock, (iii) the offer and sale in the Exchange Offer of, in the aggregate, up to $398,195 principal amount of First-Out Notes or $398,195 principal amount of Second-Out Notes, as applicable, in the form of the Consent Premium (as defined herein) and (iv) the offer and sale of, in the aggregate, (x) up to 1,194,584 shares of Common Stock upon exercise of the Initial Public Warrants, and (y) alternatively, the offer and sale of Pre-Funded Public Warrants to purchase such shares of Common Stock upon exercise of Initial Public Warrants, and the shares of Common Stock issuable upon exercise of such Pre-Funded Public Warrants.

The information in this prospectus may be amended. We may not complete the exchange offer, the rights offering and the consent solicitation, accept any conditional offer to buy securities (or the cash consideration therefor) or purchase any tendered securities and issue the securities described in this prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2025

PRELIMINARY PROSPECTUS

Offer to Exchange

Any and All Outstanding 7.00% Senior Notes due 2026 issued by Fossil Group, Inc. (“Old Notes”)

for

in the case of New Money Participants (as defined herein), 9.500% First-Out First Lien Secured Senior Notes due 2029 (“First-Out Notes”) and Initial Public Warrants (as defined herein) to purchase (i) common stock, par value $0.01 per share (“Common Stock”) or (ii) pre-funded warrants (“Pre-Funded Public Warrants”) to purchase Common Stock

OR

in the case of Non-New Money Participants (as defined herein), 7.500% Second-Out Second Lien Secured Senior Notes due 2029 (“Second-Out Notes”) and Initial Public Warrants

AND

Solicitation of consents to amend the Old Notes Indenture

AND

Offer by way of

Subscription Rights to purchase First-Out Notes in the New Money Financing (as defined herein) and to receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased (any holders who purchase such Subscription Rights being referred to herein as “New Money Participants”)

Exchange Offer

Upon and subject to the conditions set forth in this prospectus, Fossil Group, Inc. (the “Company”) is offering to exchange any and all of the Company’s Old Notes for (i) in the case of a holder of Old Notes (a “Holder”) that is a New Money Participant, (A) First-Out Notes in an amount equal to 100% of the face amount of such First-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn) and (B) such Holder’s pro rata portion of Initial Public Warrants; and (ii) in the case of a Holder that is a Non-New Money Participant, (A) Second-Out Notes (together with the First-Out Notes, “New Notes”) in an amount equal to 100% of the face amount of such Second-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn), and (B) such Holder’s pro rata portion of Initial Public Warrants. We refer to this offer to exchange as the “Exchange Offer.” To validly participate in the Exchange Offer, a Holder must tender all their Old Notes. A Holder may withdraw their tender of Old Notes at any time prior to the expiration of the Exchange Offer. See “The Exchange Offer and Consent Solicitation.” The Initial Public Warrants have an exercise price of $0.50 per share of Common Stock or $0.49 per Pre-Funded Public Warrant, as applicable, and expire 30 days after the Settlement Date. See “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

For purposes of the Exchange Offer, a Holder’s “pro rata portion” of the Initial Public Warrants will be the proportion that the aggregate principal amount of such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate principal amount of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders (as defined herein) in the Supporting Holders Exchange (as defined herein) based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder or, in the case of a UK Proceeding (as defined herein), based on the total Old Notes outstanding.

If the Company does not complete the Exchange Offer for any reason, the Company will not accept any Old Notes for exchange and will not issue any New Notes or Initial Public Warrants.

The Exchange Offer expires at 5:00 p.m. New York City time on October 7, 2025 unless extended.

Consent Solicitation

Concurrently with the Exchange Offer, the Company is soliciting each Holder, upon the terms and conditions set forth in this prospectus, to consent to the Exchange Offer Amendments (as defined herein) and the UK Proceeding Amendments (as defined herein, and together with the Exchange Offer Amendments, the “Proposed Amendments”). We refer to these solicitations collectively as the “Consent Solicitation.”

The Old Notes are governed by the Old Notes Indenture (as defined herein). By tendering Old Notes for exchange in the Exchange Offer, a Holder will be deemed to have validly (i) delivered their consent in the Consent Solicitation to the Proposed Amendments to the Old Notes Indenture, as further described under “The Proposed Amendments” and (ii) appointed the Information, Exchange and Subscription Agent as their proxy to implement a restructuring of the Company’s Old Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments) through a proceeding under the UK Companies Act 2006 of England and Wales (a “UK Proceeding”), as further described under “The UK Proceeding.”

Holders who tender their Old Notes in the Exchange Offer and Supporting Holders who deliver their Old Notes in the Supporting Holders Exchange and, therefore, are deemed to have provided their consents in the Consent Solicitation to the Proposed Amendments on or prior to the Exchange Offer Expiration Time (as defined herein) will receive their pro rata portion of a Consent Premium (as defined herein). The Consent Premium will consist of an amount of New Notes aggregating $1.0 million in face amount.

For purposes of the Consent Solicitation, a Holder’s “pro rata portion” of the Consent Premium will be determined as the proportion that such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder. New Money Participants will receive their Consent Premium in the form of First-Out Notes and Non-New Money Participants will receive their Consent Premium in the form of Second-Out Notes.

If the Company does not complete the Exchange Offer for any reason, the Company will not issue any New Notes in respect of the Consent Premium.

If we complete the Exchange Offer without using a UK Proceeding and, as a result, the Exchange Offer Amendments to the Old Notes Indenture become effective, Holders that that do not participate in the Exchange Offer will not receive New Notes and will continue to hold Old Notes governed by the relevant Old Notes Indenture as amended by the Exchange Offer Amendments. The Exchange Offer Amendments include, among other things, amendments to the Old Notes Indenture that will result in the Old Notes being subordinated in right of payment to the New Notes and the ABL Facility (as defined herein), as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” to the fullest extent permitted by Section 316(b) of the Trust Indenture Act of 1939, as amended (the “TIA”), and the Old Notes Indenture.

Rights Offering

Concurrently with the Exchange Offer and Consent Solicitation, the Company is launching a Rights Offering to Holders of Old Notes, as to which the Supporting Holders have separately agreed in the Transaction Support Agreement to participate on a private placement basis. Such Holders will receive their pro rata portion of rights to subscribe (“Subscription Rights”) to purchase First-Out Notes in the New Money Financing at a purchase price equal to 100% of the face amount of the First-Out Notes so purchased and to receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased (the “Rights Offering”). $12,941,327 of First-Out Notes offered in the New Money Financing (as defined herein) will be offered in respect of Old Notes held by Holders (other than the Supporting Holders) pursuant to the Rights Offering, and the remaining $19,558,673 of First-Out Notes will be allocated to the Supporting Holders pursuant to the Transaction Support Agreement (as defined herein). The corresponding pro rata portion of First-Out Notes offered in the New Money Financing is subject to adjustment to the extent the Supporting Holders purchase additional Old Notes prior to the consummation of the Transactions. Any Old Notes purchased by the Supporting Holders will be exchanged for First-Out Notes in the Supporting Holders Exchange. To participate in the Rights Offering, a Holder must subscribe for and purchase their Required Subscription Amount (as defined herein). The Subscription Rights corresponding to Old Notes will trade together with, and be evidenced by, the underlying Old Notes until the applicable Expiration Time, subject to such limitations, if any, that would be applicable to the transferability of the underlying existing Old Notes. If the Company does not complete the Exchange Offer for any reason, the Company will not accept any subscription for First-Out Notes in the Rights Offering. For purposes of the Rights Offering, a Holder’s “pro rata portion” of the Subscription Rights will be the proportion that the aggregate principal amount of such Holder’s Old Notes represents of the aggregate principal amount of all Old Notes outstanding.

Prior to the registration statements of which this prospectus forms a part becoming effective, a New Money Participant may indicate their interest in exercising their Subscription Right by making a conditional offer to buy First-Out Notes pursuant to the Rights Offering, in accordance with a subscription worksheet attached as Annex A to this prospectus to be utilized in connection with participation in the Rights Offering (the “Subscription Worksheet”). However, no such conditional offer to buy may be accepted or confirmed and no amount of the purchase price thereof may be deposited until the registration statements of which this prospectus forms a part have been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), and any such offer to buy may be withdrawn or revoked by a Holder, without obligation or commitment of any kind, at any time prior to its acceptance following the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be. Any Holder who intends to submit a conditional offer to buy First-Out Notes should review the procedures for making a conditional offer to buy and the acceptance thereof. See “The Rights Offering—Conditional Offers to Buy.” Similarly, the Exchange Offer and Consent Solicitation will not be consummated until after the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be, and the effectiveness of the registration statements of which this prospectus forms a part. We will provide notice of the effective date, or anticipated effective date, of the registration statements of which this prospectus forms a part, by (among other means) a press release and a Current Report on Form 8-K under the Exchange Act. The effective date will be at least three business days prior to the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be, and the acceptance of any such conditional offers to buy in the Rights Offering and tenders of Old Notes in the Exchange Offer. If the applicable Expiration Time would be later than October 30, 2025 (or December 31, 2025 if the Exchange Offer is completed by way of a UK Proceeding), we cannot complete the Transactions unless the consent of the Supporting Holders has been obtained in accordance with the Transaction Support Agreement.

You may not consent to the Proposed Amendments without tendering your Old Notes in the Exchange Offer but you may participate in the Rights Offering without tendering your Old Notes in the Exchange Offer.

In the event that (i) the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by the Exchange Offer Expiration Time, (ii) the Company is required to proceed with the UK Proceeding pursuant to the Transaction Support Agreement, (iii) the registration statements of which this prospectus forms a part have been declared effective by the SEC and remain effective, (iv) the Exchange Offer is successfully completed by way of a UK Proceeding and (v) you have not tendered your Old Notes (or you have validly withdrawn such tender), your Old Notes will be exchanged into Second-Out Notes and you will receive your pro rata portion of Initial Public Warrants in the same amount you would have received had you participated in the Exchange Offer pursuant to the UK Proceeding. If you have validly tendered and not validly withdrawn your Old Notes, you will receive the same consideration in the UK Proceeding as in an Exchange Offer completed without a UK Proceeding, including First-Out Notes to the extent you have participated in the Rights Offering. See “The UK Proceeding.”

If the Exchange Offer is successfully completed by way of a UK Proceeding, no Old Notes will remain outstanding.

Certain existing Holders collectively hold approximately 60% of the aggregate principal amount of the Old Notes as of the date of the launch of the Exchange Offer, the Consent Solicitation and the Rights Offering and executed a Transaction Support Agreement with the Company Parties (as defined herein). The Supporting Holders have agreed to purchase First-Out Notes in an amount equal to their respective pro rata portion of the New Money Financing, and, in the event that not all Holders participate in the Rights Offering, to purchase additional First-Out Notes in a concurrent private transaction on substantially the same terms as Holders in the Rights Offering in an amount equal to the principal amount of the First-Out Notes unpurchased in the Rights Offering. The Supporting Holders have agreed to exchange all of their respective Old Notes for new First-Out Notes in a concurrent private transaction, to consent to the Proposed Amendments and to support a UK Proceeding, in each case, in accordance with the terms set forth in the Transaction Support Agreement. See “The Transaction Support Agreement.”

Exercise of Warrants and Pre-Funded Warrants

This prospectus also relates to (i) the issuance by the Company of up to 1,194,584 shares of Common Stock issuable upon exercise of the Initial Public Warrants, (ii) up to 1,194,584 Pre-Funded Public Warrants issuable upon exercise of the Initial Public Warrants and (iii) up to 1,194,584 shares of Common Stock issuable upon exercise of the Pre-Funded Public Warrants. See “Description of the Common Stock” and “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Our Common Stock is listed on The Nasdaq Stock Market LLC, under the symbol “FOSL.” On September 22, 2025, the last reported sale prices of our Common Stock was $2.97 per share.

Summary Transactions Information

Transactions Information

The table below provides in summary form a brief description of the principal aspects of the Exchange Offer, the Consent Solicitation and the Rights Offering (collectively, the “Transactions”), along with the consideration ultimately deliverable to Holders who successfully participate therein as well as the relevant participation deadline. The table is provided for your convenience, and does not describe the requirements for participation, conditions or other features of each such aspect of each Transaction. Before making any decision to participate or not in the Transactions, or the extent of such participation, you should refer to the more detailed discussions of each such aspect under the captions “The Exchange Offer and Consent Solicitation,” “The Rights Offering,” the “Transaction Support Agreement,” and the “Proposed Amendments.”

Offering	Offering Description	Consideration	Deadline to Participate

Exchange Offer	Exchange of Old Notes for: • First-Out Notes or • Second-Out Notes

New Money Participants will receive:

•  First-Out Notes and

•  Initial Public Warrants

Non-New Money Participants will receive:

•  Second-Out Notes and

•  Initial Public Warrants

Holders who agree to tender their Old Notes in the Exchange Offer will be deemed to have validly given their consent to the Proposed Amendments in the Consent Solicitation and to have provided a proxy with respect to the UK Proceeding

Exchange Offer Expiration Time in the event the restructuring of the Old Notes is not implemented through a UK Proceeding or the Conditional Expiration Time in the event that the restructuring of the Old Notes is implemented through a UK Proceeding

Rights Offering	Subscription Rights to: • Purchase new First-Out Notes

Holders in the Rights Offering will receive:

•  First-Out Notes and

•  Common Stock

Only Holders who purchase the Required Subscription Amount may participate in the Rights Offering. Holders who exercise their Subscription Rights are New Money Participants eligible to receive First-Out Notes in the Exchange Offer

Exchange Offer Expiration Time in the event the restructuring of the Old Notes is not implemented through a UK Proceeding or the Conditional Expiration Time in the event that the restructuring of the Old Notes is implemented through a UK Proceeding

Consent Solicitation	Consent to the Proposed Amendments

New Money Participants will receive:

•  Consent Premium payable in First-Out Notes

Non-New Money Participants will receive:

•  Consent Premium payable in Second-Out Notes

Only Holders who also tender their Old Notes in the Exchange Offer as noted above will receive the Consent Premium

Exchange Offer Expiration Time

Exchange Offer and Rights Offering Information

The table below provides important information in summary form for New Money Participants and Non-New Money Participants in connection with their participation in the Exchange Offer and the Rights Offering. However, the below table is in summary form only and Holders should reference “The Exchange Offer” and “The Rights Offering” in this prospectus for additional information.

Offer to Exchange for Holders of Old Notes (7.00% Senior Notes due 2026, CUSIP 34988V304)	Exchange Consideration1 2	Important Information Regarding New Money Participation

Exchange consideration for New Money Participants per ONE tendered Old Note (with a face value of $25.00 each)	25 First-Out Notes with a face value of $1.00 each and pro rata portion of Initial Public Warrants (or Private Warrants in the case of Supporting Holders)

•  Holders (other than the Supporting Holders) will be automatically charged by DTC on the Subscription Payment Deadline (as defined herein) for their subscribed First-Out Notes, in accordance with the Subscription Worksheet. There is no separate charge for the shares of Common Stock allocated to New Money Participants.

•  Supporting Holders must deliver funding at a later date in accordance with the Backstop Commitment and will have two options for receiving their exchange consideration. Supporting Holders may:

•  receive through ATOP their exchange consideration (other than the Private Warrants) and related additional First-Out Notes (with no designation); or

•  designate one or more affiliates to receive such exchange consideration in accordance with the completed Designation Form and related Designation Spreadsheet (to be delivered directly to Supporting Holders by the Exchange Agent for this purpose).

Supporting Holders must provide their unique Supporting Holder Code (to be provided by the Exchange Agent to the Supporting Holders) to their DTC Participant in order to select one of the two options reserved for Supporting Holders.

•  Holders purchasing First-Out Notes in the Rights Offering for the Required Subscription Amount will receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased.

Exchange consideration for Non-New Money Participants per ONE Old Note tendered (with a face value of $25.00 each)	25 Second-Out Notes with a face value of $1.00 each and pro rata portion of Initial Public Warrants	• Not applicable for Non-New Money Participants, who are only exchanging their Old Notes.

Exchange consideration for New Money Participants who are NOT exchanging but are participating in the Rights Offering	Not applicable; no exchange. Holders will continue to hold their Old Notes, with terms as amended (see “The Proposed Amendments”)

•  Holders will be automatically charged by DTC on the Subscription Payment Deadline for their subscribed First-Out Notes, in accordance with the Subscription Worksheet. There is no separate charge for the shares of Common Stock allocated to New Money Participants.

•  Holders purchasing First-Out Notes in the Rights Offering for the Required Subscription Amount will receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased.

(1)

Holders who validly exchange their Old Notes will receive accrued and unpaid interest in cash on the Old Notes accepted for exchange, from the applicable last interest payment date to, but not including, the Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(2)

Holders who validly tender their Old Notes in the Exchange Offer will also receive the Consent Premium, in the form of additional First-Out Notes for New Money Participants or additional Second-Out Notes for Non-New Money Participants.

Subject to applicable law, the Exchange Offer, the Consent Solicitation, the Rights Offering and the UK Proceeding are each being made independently of each other, and the Company reserves the right to terminate, withdraw or amend each of the Exchange Offer, the Consent Solicitation, the Rights Offering and the UK Proceeding independently of each other at any time and from time to time, as described in this prospectus.

See “Risk Factors” beginning on page 36 of this prospectus and in the documents we have incorporated by reference herein for a discussion of the factors you should consider in connection with the Transactions and New Notes.

The consummation of the Transactions is subject to, and conditional upon, the satisfaction or, where permitted, the waiver, of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer” and “The UK Proceeding—General” including, among other things, the Minimum Tender Condition (in the event the restructuring of the Old Notes is not implemented through a UK Proceeding) being met, the Transaction Support Agreement, including the Backstop Commitment (as defined herein) agreed thereunder, remaining in full force and effect (see “The Transaction Support Agreement”) and the registration statements of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date. The Company may, in compliance with the Transaction Support Agreement and with consent from the Supporting Holders, waive any such conditions at or prior to the applicable Expiration Time, except the condition that the registration statements of which this prospectus forms a part have been declared effective by the SEC and remains effective on the Settlement Date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of the Company, the applicable New Trustee (as defined herein), the Dealer Manager, the Information, Exchange and Subscription Agent, the Old Notes Trustee (as defined herein) or any director, officer, employee, agent or affiliate of any such person has expressed any opinion as to whether the terms of the Transactions are fair. In addition, none of the clearing systems has expressed any opinion as to whether the terms of the Transactions are fair. None of the Company, the applicable New Trustee, the Dealer Manager, the Information, Exchange and Subscription Agent, the Old Notes Trustee or any director, officer, employee, agent or affiliate of any such person makes any recommendation that Holders participate in the Transactions or refrain from doing so, and no one has been authorized by Company, the applicable New Trustee, the Dealer Manager, the Information, Exchange and Subscription Agent, the Old Notes Trustee or any director, officer, employee, agent or affiliate of any such person to make any such recommendation. Holders must make their own decision as to whether to participate in the Transactions or refrain from doing so.

The Dealer Manager for the Transactions is:

The date of this prospectus is    , 2025.

Dear Holder,

You may have heard that Fossil Group, Inc. (the “Company”) is undertaking an important restructuring of its 7% Senior Notes Due 2026, which we are calling the “Old Notes” in this document. The attached prospectus explains the restructuring in full detail. (Any capitalized terms that are not otherwise defined in this letter are defined in the attached prospectus.)

Certain institutional holders—called Supporting Holders—have already agreed to participate in the restructuring by exchanging their Old Notes and participating in a “New Money” Rights Offering, which will raise additional funds for the Company. This means they have agreed to exchange their Old Notes for new notes—referred to as “First-Out Notes”— and pay for additional First-Out Notes as part of the related Rights Offering. They have separately agreed to purchase any First-Out Notes that are not purchased by other holders in the Rights Offering.

All other holders also have the right to participate in this important restructuring transaction by selecting one of the exchange options described below. The Company needs a minimum of 90% of the Old Notes to be tendered for exchange to consummate the Exchange Offer. If the 90% participation level for the Exchange Offer is not reached (or waived), the Company will undertake the UK Proceeding instead of the Exchange Offer, as outlined in the attached prospectus. The UK Proceeding will include the same two exchange options listed below. Additionally, if the UK Proceeding is approved by the Court, any non-exchanging holder would automatically have their Old Notes exchanged for Second-Out Notes. The UK Proceeding would take additional time and expense for the Company, and the Company’s goal is that enough holders of Old Notes participate in the Exchange Offer so that a UK Proceeding is not needed.

The options are as follows:

•

Exchange and New Money. Exchange your Old Notes for First-Out Notes on a one-for-one basis in value and also participate in the “New Money” Rights Offering by paying for the additional First-Out Notes being subscribed for.

•	Exchange Only. Exchange your Old Notes for Second-Out Notes on a one-for-one basis in value but do not participate in the “New Money” Rights Offering. There is no payment due for this option.

•	New Money Only. Participate in the “New Money” Rights Offering without exchanging your Old Notes in the Exchange Offer, by paying for the First-Out Notes being subscribed for.

In addition to the exchange of Old Notes for New Notes, the first two options shown above include (a) a Consent Premium in the form of additional New Notes of the same type received in the Exchange Offer, (b) Initial Public Warrants to purchase either Common Stock or Pre-Funded Public Warrants to purchase Common Stock, (c) the automatic consent to certain proposed amendments in the Consent Solicitation and (d) providing an automatic proxy to vote to accept the UK Proceeding in the event the Exchange Offer is not successful.

Subscribing holders who participate in either of the New Money options will also automatically receive shares of Common Stock, as described in the Subscription Worksheet. Any subscription payments required in the New Money options will be automatically taken from your account following the Exchange Offer Expiration Time or Conditional Expiration Time, as applicable.

Q:	How do I participate in one of the options outlined above?
A:

You must provide your instruction to the bank, broker or other nominee holding your Old Notes. The Exchange Offer Expiration Time is 5:00pm New York City time on October 7, 2025, and you should give your instructions to your bank, broker or other nominee holding your Old Notes in sufficient time for them to act on your behalf by the Exchange Offer Expiration Time. They will likely need your instructions well in advance of the deadline. Please follow their directions about how and when to relay your instructions to them.

In order to participate in any of the options outlined above, you must cause your bank, broker or other nominee to electronically deliver your Old Notes into the appropriate DTC ATOP event on or before the applicable Expiration Time, as outlined in the attached prospectus. If you wish to participate in the “New Money” Rights Offering, please complete the Subscription Worksheet attached to the prospectus as Annex A so you will know the cost for your new money subscription. All Old Notes that have been delivered through DTC’s ATOP will be restricted from further trading or transfer until the consummation of the Transactions or the withdraw of your instructions relating thereto, as outlined in the attached prospectus.

Q:	What will happen to my Old Notes if I do not participate in the Exchange Offer?
A:

You will continue to hold your Old Notes unless the Company completes the UK Proceeding, as described above, in which case your Old Notes will be exchanged for Second-Out Notes. However, after giving effect to the Proposed Amendments, your Old Notes will be subordinated obligations of the Company, and you will no longer benefit from certain existing protections under the Old Notes Indenture.

The Company also intends to apply for the delisting of the Old Notes, with no plans to list them on another exchange. It may become more difficult for you to sell or transfer your unexchanged Old Notes.

The transaction is complex and many financial and other disclosures are required to be provided by the Company, and these are included in the attached prospectus. None of the Company, the Dealer Manager or the Information, Exchange and Subscription Agent makes any recommendation that you participate in the transaction or refrain from doing so. You must make your own decision as to whether to participate in the transaction or refrain from doing so.

If you or your broker or other advisor would like to discuss anything further, the Dealer Manager’s team at Cantor Fitzgerald & Co. will be happy to assist.

Any questions regarding the terms of the Transactions may be directed to the Dealer Manager via email at Ian.Brostowski@cantor.com (with the subject line to include “Fossil”) or phone at +1 (212) 829-7145; Attention: Tom Pernetti and Ian Brostowski.

The Information, Exchange and Subscription Agent is Epiq Corporate Restructuring, LLC. Questions and requests for assistance or for additional copies of the prospectus may be directed to the Information, Exchange and Subscription Agent at its email address at: Registration@epiqglobal.com (with the subject line to include “Fossil”) or via phone at +1 (646) 362-6336.

Sincerely,

FOSSIL GROUP, INC.

i

ABOUT THIS PROSPECTUS

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and our subsidiaries and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where any such offer or solicitation is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our and our subsidiaries’ affairs since the date of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. Our and our subsidiaries’ business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. We have concurrently filed with the SEC a registration statement on Form S-4 of which this prospectus forms a part. Prior to making any decision with respect to the Transactions, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation By Reference.”

References in this prospectus to “$” and “dollars” are to the currency of the United States.

To ensure timely delivery of Old Notes prior to the Exchange Offer Expiration Time, follow the directions of your broker, dealer, commercial bank, trust company or other institution with respect to the delivery of your instructions.

TERMS USED IN THIS PROSPECTUS

The terms used in this prospectus shall have the meanings ascribed to them below, unless the context requires otherwise:

•

“Backstop Commitment” means the commitment of the Backstop Providers to purchase up to the full amount of the New Money Financing, reduced, pro rata by the amount of First-Out Notes subscribed for and purchased in the Rights Offering by Holders other than the Supporting Holders in the Rights Offering.

•	“Backstop Premium” has such meaning as set forth in the Transaction Support Agreement.

•	“Backstop Providers” means the Supporting Holders party to the Transaction Support Agreement.

•	“Common Stock” means the Company’s common stock, par value $0.01 per share.

•	“Companies Act 2006” means the UK Companies Act 2006 of England and Wales.

•

“Consent Premium” means the premium to be paid to Holders (including the Supporting Holders acting pursuant to the terms of the Transaction Support Agreement) that tender their Old Notes for exchange and (i) consent to the Proposed Amendments and (ii) appoint the Information, Exchange and Subscription Agent as their proxy for the UK Proceeding in the Consent Solicitation, in an amount aggregating $1.0 million in face amount of New Notes. For purposes of the Consent Solicitation, a Holder’s “pro rata portion” of the Consent Premium will be determined as the proportion that such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder. New Money Participants will receive their Consent Premium in the form of First-Out Notes and Non-New Money Participants will receive their Consent Premium in the form of Second-Out Notes.

•

“Consent Solicitation” means the Company’s solicitation from each Holder to consent to the Proposed Amendments, as described under “The Exchange Offer and Consent Solicitation—The Consent Solicitation.”

•	“Convening Hearing” means the initial hearing in the English court in relation to the Restructuring Plan where the Plan Company will seek approval to convene the Plan Meeting.

•

“Deed of Contribution” means the Company’s entry into a deed of contribution with the Plan Company pursuant to which the Company (as issuer of the Old Notes) will have a right of contribution against the Plan Company in respect of the Company’s liabilities under the Old Notes.

•

“Exchange Offer” means the registered offering by the Company to exchange any and all of the Company’s Old Notes for (i) in the case of a New Money Participant, (A) First-Out Notes and (B) such New Money Participant’s pro rata portion of the Initial Public Warrants; and (ii) in the case of a Non-New Money Participant, (A) Second-Out Notes and (B) such Non-New Money Participant’s pro rata portion of the Initial Public Warrants, which may be completed by way of a UK Proceeding described herein. For purposes of the Exchange Offer, a Holder’s “pro rata portion” of the Initial Public Warrants will be determined as the proportion that such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders for exchange in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder or, in the case of a UK Proceeding, based on the total Old Notes outstanding.

•

“Exchange Offer Amendments” means proposed amendments to the Old Notes Indenture to: (A) to remove or modify certain covenants and events of default under the Old Notes Indenture that can be removed with the consent of Holders representing a majority of the aggregate principal amount outstanding of the Old Notes and (B) subordinate the Old Notes in right of payment to the New Notes and ABL Facility to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture, in each case as described under “The Proposed Amendments—Exchange Offer Amendments.” The Exchange Offer Amendments will not go into effect unless (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding.

•

“Explanatory Statement” means the explanatory statement required to be provided pursuant to section 901D of the Companies Act 2006 which will include, among other things, further detailed information in relation to the Restructuring Plan in substance similar to that contained in this prospectus.

•	“First-Out Notes” means the Company’s new 9.500% First-Out First Lien Secured Senior Notes due 2029.

•	“First-Out Notes Collateral Agent” means Wilmington Trust, National Association, as the collateral agent of the First-Out Notes.

•	“First-Out Notes Trustee” means Wilmington Trust, National Association, as trustee of the First-Out Notes.

•	“First Supplemental Indenture” means the first supplemental indenture to the Old Notes Base Indenture dated November 8, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A.

•

“Foreign Guarantors” means Fossil Canada Inc., Fossil (Europe) GmbH, Fossil (UK) Limited, Fossil (UK) Holdings Limited, Fossil Europe B.V., Fossil Group Europe GmbH and Swiss Technology Holding GmbH, all wholly owned subsidiaries of the Company and guarantors of the New Notes, and certain other future subsidiaries of the Company as required pursuant to the applicable indenture.

•	“Fossil,” “the Company,” “we,” “our” and “us,” or like terms, means Fossil Group, Inc. and not to any of its subsidiaries, unless otherwise stated or the context so requires.

•	“Guarantor Accession” means the accession of the Plan Company as guarantor in respect of the Company’s liabilities under the Old Notes pursuant to the Second Supplemental Indenture.

•

“Guarantors” means Fossil Canada Inc., Fossil (Europe) GmbH, Fossil Global Holdings, Inc., Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Stores I, Inc., Fossil Trust, Fossil (UK) Limited, Fossil (UK) Holdings Limited, Fossil Europe B.V., Fossil Group Europe GmbH and Swiss Technology Holding GmbH, all wholly owned subsidiaries of the Company and guarantors of the New Notes, and certain other future subsidiaries of the Company as required pursuant to the applicable indenture.

•	“Holder” means a holder of Old Notes.

•

“Initial Public Warrants” means warrants having such terms and conditions as are described under “Description of the Initial Public Warrants and Pre-Funded Public Warrants—Initial Public Warrants” to purchase (i) shares of Common Stock or, (ii) if a Holder elects, Pre-Funded Public Warrants to purchase Common Stock, pro rata, issued on the Settlement Date to all Holders (other than the Supporting Holders) that exchange their Old Notes. For purposes of the Exchange Offer, a Holder’s “pro rata portion” of the Initial Public Warrants will be determined as the proportion the aggregate principal amount of such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders in the Supporting Holders Exchange, or, in the case of a UK Proceeding, based on the total Old Notes outstanding.

•

“Minimum Tender Condition” means the valid tender (without valid withdrawal) (or delivery for exchange) of at least 90% in aggregate principal amount of the Old Notes delivered by Holders (including the Supporting Holders) in the Exchange Offer or pursuant to the Transaction Support

Agreement at or by the Exchange Offer Expiration Time, in each case as described under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer, If We Do Not Proceed with a UK Proceeding” and “The Transaction Support Agreement.”

•	“New Money Financing” means a new money financing whereby the Company will offer and sell an aggregate of $32.5 million in face amount of First-Out Notes to Holders (including the Supporting Holders).

•	“New Money Participants” means Holders (including the Supporting Holders) that purchase First-Out Notes in the New Money Financing.

•	“New Notes” means, collectively, to the First-Out Notes and Second-Out Notes.

•

“New Stock Investment” means for Holders who purchase First-Out Notes in the New Money Financing, the receipt, on account of such purchase, of one share of Common Stock for each $34.06 of First-Out Notes so purchased.

•	“New Trustee” means the First-Out Notes Trustee or the Second-Out Notes Trustee, as applicable.

•	“Non-New Money Participants” means Holders that do not purchase any First-Out Notes in the New Money Financing.

•	“Notes Collateral Agent” means the First-Out Notes Collateral Agent or the Second-Out Notes Collateral Agent, as applicable.

•	“Old Notes” means the Company’s 7.00% Senior Notes due 2026.

•	“Old Notes Base Indenture” means the indenture dated November 8, 2021 between the Company and The Bank of New York Mellon Trust Company, N.A.

•

“Old Notes Indenture” means, collectively, to the Old Notes Base Indenture, the First Supplemental Indenture, the supplemental indentures, as the case may be, implementing, including by the Second Supplemental Indenture, the Exchange Offer Amendments and the UK Proceeding Amendments, as the same may be further amended.

•	“Old Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee of the Old Notes.

•	“Plan Company” means Fossil (UK) Global Services Ltd., a company formed under the laws of England and Wales.

•

“Plan Effective Date” means the date on which an office copy of the order of the English court sanctioning the Restructuring Plan under section 901F or 901G (as applicable) of the Companies Act 2006 of England and Wales is delivered to the Registrar of Companies.

•	“Plan Meeting” means the meeting of the Plan Creditors to vote on this Restructuring Plan convened pursuant to an order of the English court (and any adjournment of such meeting).

•

“Private Warrants” means the warrants to purchase Common Stock or pre-funded warrants issuable pursuant to the Transaction Support Agreement to the Supporting Holders in the Supporting Holders Exchange.

•	“Proposed Amendments” means the Exchange Offer Amendments and the UK Proceeding Amendments.

•

“Required Subscription Amount” means the amount of First-Out Notes a Holder must subscribe for and purchase to participate in the Rights Offering, which is equal to their pro rata portion of the New Money Financing, such pro rata portion determined based upon the aggregate principal amount of Old Notes held by such Holder in comparison to the total aggregate principal amount of Old Notes outstanding.

v

•

“Requisite Consent Condition” means the receipt of consents (without valid withdrawal) of the majority in aggregate principal amount of the Old Notes held by Holders delivered under the Consent Solicitation or Transaction Support Agreement at or by the Exchange Offer Expiration Time, in each case as described under “The Exchange Offer and Consent Solicitation—The Consent Solicitation” and “The Transaction Support Agreement.”

•	“Restructuring Plan” means an English law restructuring plan pursuant to Part 26A of the Companies Act 2006.

•	“Rights Offering” means the offer of Subscription Rights to Holders to purchase First-Out Notes pursuant to this prospectus.

•	“Sanction Hearing” means the second and final hearing in the English court to sanction the Restructuring Plan.

•	“Second-Out Notes” means the Company’s new 7.500% Second-Out Second Lien Secured Senior Notes due 2029.

•	“Second-Out Notes Collateral Agent” means Wilmington Trust, National Association, as the collateral agent of the Second-Out Notes.

•	“Second-Out Notes Trustee” means Wilmington Trust, National Association, as trustee of the Second-Out Notes.

•

“Second Supplemental Indenture” means a second supplemental indenture dated as of September 19, 2025 by and among the Company, the Plan Company and The Bank of New York Mellon Trust Company, N.A, pursuant to which the Plan Company became a guarantor of the Old Notes.

•

“Subscription Payment Deadline” means on or about the date that is one business day after the Exchange Offer Expiration Time or on or about the date that is one business day after the Conditional Expiration Time, as applicable.

•	“Subscription Rights” means a right to subscribe to purchase First-Out Notes offered pursuant to this prospectus.

•

“Supporting Holders Exchange” means the exchange of Old Notes pursuant to the Transaction Support Agreement, in which the Supporting Holders will exchange (on a private placement basis) their Old Notes for First-Out Notes at 100% of the face amount of Old Notes plus accrued and unpaid interest and their respective portion of Private Warrants, which shall be effectuated through the submission of such Supporting Holder’s Old Notes into one of the options available to the Supporting Holders.

•	“Supporting Holders” means the Holders party to the Transaction Support Agreement.

•

“Transaction Support Agreement” means the transaction support agreement, dated as of August 13, 2025, by and among, the Company, the Plan Company, and certain direct and indirect subsidiaries of the Company identified therein and the Supporting Holders.

•	“Transactions” means the Exchange Offer, the Consent Solicitation and the Rights Offering.

•

“UK Proceeding Amendments” means proposed amendments to the Old Notes Indenture to: (i) change the governing law of the Old Notes and Old Notes Indenture to the laws of England and Wales, and (ii) delete the covenant described under Section 4.03 (Exchange Listing) of the First Supplemental Indenture, in each case as described under “The Proposed Amendments—UK Proceeding Amendments.”

•

“UK Proceeding Threshold” means the approval required to be able to implement a restructuring plan pursuant to Part 26A of the Companies Act 2006 of England and Wales as described under “The UK Proceeding.”

•

“UK Proceeding” means the implementation of a restructuring of the Company’s Old Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments) through a proceeding under the Companies Act 2006.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or in our other documents that are incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “aim” “seek,” “believe,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:

•	risks related to the success of our restructuring and turnaround plans;

•	risks related to strengthening our balance sheet and liquidity and improving working capital;

•	risks related to our planned non-core asset sales;

•	increased political uncertainty;

•	the effect of worldwide economic conditions, including recessionary risks;

•	the effect of pandemics;

•	the impact of any activist shareholders;

•	the failure to meet the continued listing requirements of NASDAQ;

•

significant changes in consumer spending patterns or preferences and lower levels of consumer spending resulting from inflation, a general economic downturn or generally reduced shopping activity caused by public safety or consumer confidence concerns;

•	interruptions or delays in the supply of key components or products;

•	acts of war or acts of terrorism;

•	loss of key facilities;

•	a data security or privacy breach or information systems disruptions;

•	changes in foreign currency valuations in relation to the U.S. dollar;

•	the performance of our products within the prevailing retail environment;

•	customer acceptance of both new designs and newly-introduced product lines;

•	changes in the mix of product sales;

•	the effects of vigorous competition in the markets in which we operate;

•	compliance with debt covenants and other contractual provisions and our ability to meet debt service obligations;

•	risks related to the success of our business strategy;

•	the termination or non-renewal of material licenses;

•	risks related to foreign operations and manufacturing;

•	changes in the costs of materials and labor;

•	government regulation and tariffs;

•	our ability to secure and protect trademarks and other intellectual property rights;

•	levels of traffic to and management of our retail stores;

•

if the Transactions are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to us on acceptable terms, or at all, which in turn may impact our ability to continue as a going concern;

•	the significant costs incurred by us in connection with the Transactions;

•	our inability to comply with the restrictive debt covenants contained in the New Notes; and

•	loss of key personnel or failure to attract and retain key employees and the outcome of current and possible future litigation.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus or any applicable prospectus supplement from our filings with the SEC, including in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2024, our Quarterly Reports on Form 10-Q for the quarterly periods ended April 5, 2025, and July 5, 2025, and subsequent filings with the SEC, as incorporated by reference into this prospectus.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov.

In addition to this registration statement on Form S-3 of which this prospectus forms a part, the Company has concurrently filed with the SEC a registration statement on Form S-4 of which this prospectus forms a part.

The registration statements of which this prospectus forms a part, including the attached exhibits and annexes, contain additional relevant information about the Company. The rules and regulations of the SEC allow the Company to omit certain information included in the registration statements from this prospectus.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 28, 2024, filed with the SEC on March 12, 2025 and April 28, 2025, respectively;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 5, 2025 and July 5, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 13, 2025, March 12, 2025, May 16, 2025, August 13, 2025 and August 14, 2025; and

•	the description of our Common Stock contained in Exhibit 4.1 of our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Attention: Investor Relations

Tel: (972) 234-2525

Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov. Our incorporated reports and other documents may also be accessed at our website address: www.fossilgroup.com/investors/. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Trademarks, Service Marks, Trade Names and Copyrights

We use our FOSSIL, MICHELE, RELIC, SKAGEN and ZODIAC trademarks, as well as other trademarks, on certain watches and smartwatches, our FOSSIL and SKAGEN trademarks on jewelry, and our FOSSIL trademark on leather goods and other fashion accessories in the U.S. and in a significant number of foreign countries. We also use FOSSIL, SKAGEN, WATCH STATION INTERNATIONAL and WSI as trademarks on retail stores and FOSSIL, SKAGEN, WATCH STATION INTERNATIONAL, WSI, MISFIT, ZODIAC and MICHELE as trademarks on online e-commerce sites. This prospectus and the information incorporated by reference herein may also contain other trademarks, service marks, trade names and copyrights of ours or of other companies with whom we have, for example, licensing agreements to produce, market and distribute products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to or incorporated by reference into this prospectus may be listed without the TM, SM, © and ® symbols, as applicable, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

Basis of Presentation

We operate on a 52- or 53-week fiscal year. Each quarterly period has 13 weeks, except in a 53-week year when the first quarter has 14 weeks. The fiscal years ended December 28, 2024, December 30, 2023 and December 31, 2022 consisted of 52 weeks.

Use of Non-GAAP Financial Measure

We refer to the term Adjusted EBITDA in this prospectus. This is a supplemental financial measure that is not required by, or prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”). Any analysis of the non-GAAP financial measure should be used only in conjunction with results presented in accordance with GAAP.

Our presentation of the non-GAAP financial measure may not be comparable to similarly titled measures presented by other companies, and may not be comparable to similarly titled measures used in our various agreements.

For a presentation of income (loss) before income taxes as calculated under GAAP and a reconciliation to our Adjusted EBITDA, see “Summary—Summary Historical Financial Data” in this prospectus.

x

IMPORTANT TIMES AND DATES

The following summary of key dates is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. The below times and dates are subject to the right of the Company, in accordance with the Transaction Support Agreement, to extend, re-open, amend and/or terminate the Transactions (subject to applicable law, the Transaction Support Agreement, the Old Notes Indenture and as provided for in this prospectus). The Exchange Offer, the Consent Solicitation and the Rights Offering as described herein are conditioned upon the effectiveness of the registration statements of which this prospectus forms a part and no tenders may be accepted in the Exchange Offer and no conditional offers to subscribe for and purchase First-Out Notes in the Rights Offering may be accepted or confirmed (and no amount of the cash purchase price thereof may be deposited) until the registration statements of which this prospectus forms a part have been declared effective by the SEC.

In the event that the Minimum Tender Condition or any other condition to completing the Exchange Offer without a UK Proceeding has not been satisfied or waived as of the Exchange Offer Expiration Time, the Plan Company will issue a letter to all Holders notifying them of the Plan Company’s intention to formally propose the Restructuring Plan in the UK Proceeding. For further information regarding key dates related to the UK Proceeding, see “The UK Proceeding—Anticipated Process and Timeline.”

Event	Calendar Date and Time	Description
Commencement of the Exchange Offer, the Consent Solicitation and the Rights Offering	September 9, 2025	Launch of the Exchange Offer, the Consent Solicitation and the Rights Offering.

Exchange Offer Expiration Time	5:00pm New York City time on October 7, 2025; provided that in the event the registration statements of which this prospectus forms a part have not been declared effective by October 2, 2025 the Exchange Offer Expiration Time shall be extended to a time that is at least three business days after such declaration of effectiveness.

In the event that the Minimum Tender Condition (and other conditions to completing the Exchange Offer without a UK Proceeding) have been satisfied or waived and the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”), then the Exchange Offer Expiration Time will be:

The deadline for Holders to validly tender their Old Notes in the Exchange Offer in order to receive the corresponding exchange consideration based on whether they are a New Money Participant or a Non-New Money Participant, as applicable, and the Consent Premium.

The deadline for Holders who wish to participate in the Rights Offering to validly complete their subscription for the Required Subscription Amount in order to receive First-Out Notes and

Event	Calendar Date and Time	Description

Common Stock in the Rights Offering.

Under certain circumstances, the Exchange Offer Expiration Time may be extended, provided that that the Settlement Date shall not be later than October 30, 2025 unless otherwise agreed to by the Supporting Holders.

In the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by such date and the Company is required, pursuant to the Transaction Support Agreement, to proceed with the UK Proceeding, the Company will, subject to the terms of the Transaction Support Agreement, commence a UK Proceeding and seek to implement the restructuring of the Company’s Old Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments) through a UK Proceeding. In such event, the Company will publicly announce its intention to commence a UK Proceeding and will extend the Exchange Offer and Rights Offering until the Conditional Expiration Time.

Conditional Expiration Time	5:00pm, New York City time on the date the UK Proceeding becomes binding on Holders, in the event that the UK Proceeding has been completed.

In the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) has not been satisfied or waived as of the Exchange Offer Expiration Time and the Company is required, pursuant to the Transaction Support Agreement, to proceed with the UK Proceeding, then the Conditional Expiration Time will be:

The deadline for Holders to validly tender their Old Notes in

Event	Calendar Date and Time	Description

order to, if the UK Proceeding is successfully consummated, receive the corresponding consideration in the Exchange Offer based on whether they are a New Money Participant or a Non-New Money Participant, as applicable.

The deadline for Holders who wish to participate in the Rights Offering to validly complete their subscription for the Required Subscription Amount in order to receive First-Out Notes and Common Stock in the Rights Offering.

Settlement Date

Promptly after the Exchange Offer Expiration Time or the Conditional Expiration Time, as the case may be (each, as applicable, the “Expiration Time”).

Expected to occur three business days following the Exchange Offer Expiration Time or, in the event the Company proceeds with the UK Proceeding, as soon as practicable following the Sanction Hearing.

In the event the Company completes the Exchange Offer without a UK Proceeding, on the Settlement Date, delivery and/or payment, as applicable, will be made of (i) in the case of New Money Participants who validly tendered (and did not validly withdraw) their Old Notes, validly completed their exercise of Subscription Rights (including full payment of the cash purchase price therefor) and provided their consent at or prior to the Exchange Offer Expiration Time, First-Out Notes, Common Stock, Initial Public Warrants and the Consent Premium; and (ii) in the case of Non-New Money Participants who validly tendered (and did not validly withdraw) their Old Notes and provided their consent prior to the Exchange Offer Expiration Time, the Second-Out Notes, Initial Public Warrants and the Consent Premium, plus, in the case of each of (i) and (ii), accrued and unpaid interest in cash on the Old Notes accepted for exchange, from the applicable last interest payment date to, but not including, the Settlement Date (subject to the right of Holders on the relevant

Event	Calendar Date and Time	Description

record date to receive interest due on the relevant interest payment date).

In the event the Company proceeds with a UK Proceeding, on the Settlement Date, delivery and/or payment, as applicable, will be made of (i) in the case of New Money Participants who validly tendered (and did not validly withdraw) their Old Notes, validly completed their exercise of Subscription Rights (including full payment of the cash purchase price therefor) and provided their consent at or prior to the Conditional Expiration Time, First-Out Notes, Common Stock, Initial Public Warrants and the Consent Premium; (ii) in the case of Non-New Money Participants who validly tendered (and did not validly withdraw) their Old Notes and provided their consent prior to the Conditional Expiration Time, the Second-Out Notes, Initial Public Warrants and the Consent Premium, and (iii) in the case of Holders who did not tender (or who tendered but validly withdrew) their Old Notes, Second-Out Notes and such Holder’s pro rata portion of Initial Public Warrants in the same amount as would have been delivered if such Holder had participated in the Exchange Offer, plus, in the case of each of (i), (ii) and (iii), accrued and unpaid interest in cash on the Old Notes accepted for exchange, from the applicable last interest payment date to, but not including, the Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In the event that the Transactions are not completed for any reason, including because the restructuring of the Old Notes through the UK Proceeding is terminated or otherwise not consummated at or prior to the Settlement Date, no consideration will be paid or become payable to the Holders and the Old Indenture and terms of the Old Notes will not be amended. In any such event, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Holders, and the cash consideration paid upon exercise of Subscription Rights will be returned to such subscribing Holders, without interest.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes when such intermediary would need to receive instructions from a Holder in order for such Holder to be able to participate in, or revoke its instruction to participate in, the Transactions in accordance with the timetable of events set out above. The deadlines set by any such intermediary may be earlier than one or more of the deadlines above.

SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider when making your investment decision. You should carefully read the entire prospectus and the information incorporated herein by reference, including the section entitled “Risk Factors” beginning on page 36 of this prospectus and the “Risk Factors” section in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 28, 2024, our Quarterly Reports on Form 10-Q for the quarterly periods ended April 5, 2025, and July 5, 2025, and in our other reports that we file with the SEC.

Overview

We are a global design, marketing and distribution company that specializes in consumer fashion accessories. Our principal offerings include an extensive line of men’s and women’s fashion watches and jewelry, handbags, small leather goods, belts and sunglasses. In the watch and jewelry product categories, we have a diverse portfolio of globally recognized owned and licensed brand names under which our products are marketed.

Our products are distributed globally through various distribution channels, including wholesale in countries where we have a physical presence, direct to the consumer through our retail stores and commercial websites and through third-party distributors in countries where we do not maintain a physical presence. Our products are offered at varying price points to meet the needs of our customers, whether they are value-conscious or luxury oriented. Based on our extensive range of accessory products, brands, distribution channels and price points, we are able to target style-conscious consumers across a wide age spectrum on a global basis.

Operating Strategy

Our goal is to drive shareholder value. We continue to operate in a very challenging business environment for our product offerings. In early 2023, we initiated our Transform and Grow plan (“TAG”), which was initially designed to reduce operating expenses, improve operating margins and advance our path to profitable growth. In August 2023, as a result of a more comprehensive business review, we expanded TAG to address a broader transformation and capture a greater level of benefits.

Under the expanded program, we focused on optimizing our core categories, brands, geographies and channels to restructure our operations to achieve improved gross margins, lower operating expenses and to reduce our working capital requirements. This comprehensive program encompassed various workstreams such as:

•	organization and operating model optimization;

•	sourcing and cost of goods sold opportunities;

•	pricing, promotion, and markdown improvements;

•	end-to-end product planning and inventory management enhancements;

•	indirect procurement efficiencies, including marketing and information technology areas;

•	logistics and distribution center operations efficiencies; and

•	store rationalization and optimization programs.

To execute TAG, we established a Transformation Office in July 2023, composed of members of our senior management supported by a leading management consulting firm specializing in assisting companies in complex reorganizations. Additionally, in August 2023, the Company’s Board of Directors (the “Board”) established a Special Board Committee (the “Special Committee”) to provide primary board oversight of the Transformation Office and drive accountability, timeliness and results of the program. We successfully concluded TAG in 2024, achieving annualized operating income benefits of $280 million.

In September 2024, we appointed Franco Fogliato as Chief Executive Officer and a member of the Board and moved quickly to implement change and create a plan to return the Company to profitable growth (the “Turnaround Plan”). Our Turnaround Plan is centered on three key areas: (i) refocusing on our core, (ii) rightsizing our cost structure and (iii) strengthening our balance sheet. The first key area, focused on our core, includes workstreams such as:

•	building an operating model that is brand-led and consumer focused;

•	returning to our core businesses with a renewed focus on traditional watches;

•	our go-to-market execution;

•	launching a new FOSSIL brand platform;

•	leveraging our major licensed brands;

•	optimizing our wholesale global footprint; and

•	driving channel profitability.

The second key area of our Turnaround Plan is focused on aligning the cost structure to our newly defined strategy. In 2025, we have initiatives including a corporate workforce reduction which occurred in late February, reduced costs associated with the transition of smaller international markets to a distributor model, and the closing of approximately 50 underperforming retail stores. We also expect to divest certain non-core assets and will seek to identify additional cost reduction opportunities across the organization.

Under our third key area, strengthening our balance sheet, we are pursuing initiatives to monetize non-core assets, improve working capital and strengthen liquidity. We are also continuing to work with strategic advisors to address our upcoming debt maturities in the third and fourth quarters of 2026, including pursuant to the Transactions.

In March 2024, we announced that we would undertake a strategic review of our current business model and capital structure. This includes a broader set of efforts to optimize our business model and further reduce structural costs, monetize various assets, and could include additional debt and equity financing options. In July 2024, the Company formed a special Strategic Planning and Finance Committee of the Board to oversee this review. In January 2025, the Strategic Planning and Finance Committee further assumed the responsibilities of the Special Committee and the Special Committee was dissolved.

Segments

We report segment information based on the “management approach.” The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments.

We manage our business primarily on a geographic basis. The Company’s reportable operating segments are comprised of (i) Americas, (ii) Europe and (iii) Asia. Each reportable operating segment includes sales to wholesale and distributor customers, and sales through Company-owned retail stores and e-commerce activities based on the location of the selling entity. The Americas segment primarily includes sales to customers based in Canada, Latin America and the United States. The Europe segment primarily includes sales to customers based in European countries, the Middle East and Africa. The Asia segment primarily includes sales to customers based in Australia, greater China, India, Indonesia, Japan, Malaysia, New Zealand, Singapore, South Korea and Thailand. Each reportable operating segment provides similar products and services.

Brands

We are home to a collection of world-class owned and licensed brands that share our passion for design and innovation. We make distinctive watches and lifestyle accessories, bringing each brand to life through an extensive global channel and distribution network. We believe that the way we use our time matters, and we’ve made it our goal to create lasting change at the intersection of fashion and technology.

Our consumer-first mindset drives every decision we make. By capitalizing on fashion trends and leveraging proprietary data and insights, we are able to deliver relevant, high-value products and experiences to consumers across a diverse range of price points, style preferences and geographies.

Brand Building

Our ambition is to capture a greater share of the growing global accessories market with a collection of the world’s most distinctive brands. We are investing in and strengthening our core brands within our diverse owned and licensed portfolio, connecting with customers across price point, channel, geography and styles.

The ability to manage strong lifestyle brands is key to our success. Our multi–channel model delivers engaging experiences directly to our consumers through our owned channels of distribution, direct 1P marketplaces and via third-party distributors.

Proprietary Brands

Our owned brands include FOSSIL, SKAGEN, MICHELE, RELIC and ZODIAC.

FOSSIL

FOSSIL is a leading global lifestyle accessories brand inspired by creativity and ingenuity, dedicated to connecting people to what matters most: time. FOSSIL takes pride in creating timeless and exceptionally crafted watches, leather goods and jewelry designed to accompany you on every journey life presents. Today, we are on a mission, continuing our decade-long commitment to “Make Time For Good,” while building a dynamic, multi-channel organization connecting with customers all over the world.

SKAGEN

Since 1989, SKAGEN has been inspired by the city of Skagen and the Danish coastline. SKAGEN embraced Danish minimalism, creating slim styles and color combinations that reflect coastal living—an understated style that’s still authentic to the brand today. Denmark has much to celebrate. As SKAGEN honors its heritage, the brand is expanding its range of influence to include areas of relevance that are of the moment.

MICHELE

MICHELE timepieces are an extension and reflection of the women who wear them. Every MICHELE watch is built to celebrate feminine ambition and boldness—a reminder of all a woman has accomplished as she builds her legacy. MICHELE’s beautifully-feminine timepieces use precise Swiss movements, genuine gemstones and diamonds, and premium finishes. Each luxury timepiece is distinctly and recognizably MICHELE with signature elements and bold art deco-inspired details.

RELIC

RELIC by Fossil is an American watch and lifestyle brand creatively delivering accessible, updated casual designs. With each of our signature watches and accessories, we create styles that fit your everyday lifestyle.

ZODIAC

With a rich legacy dating back to 1882, ZODIAC is dedicated to excellence in precision, bold design and craftsmanship with authentic Swiss horology. Today, ZODIAC creates exclusive watches that maintain historical authenticity to vintage models while incorporating contemporary updates, specialized movements and always-improving functionality.

Licensed Brands

Our main licensed brands include ARMANI EXCHANGE, DIESEL, EMPORIO ARMANI, KATE SPADE NEW YORK, MICHAEL KORS, SKECHERS and TORY BURCH. As a result of our vertical integration, we are uniquely positioned to launch an accessory category, such as watches, in partnership with a licensor in a timely and consistent manner. Many of our major licensing relationships are exclusive for the brands we license and include traditional watches and, for certain other brands, jewelry.

Products

We design, develop, market and distribute accessories across a variety of product categories: watches, jewelry, handbags, small leather goods, belts and sunglasses. Additionally, we manufacture and/or distribute products under private label brands. The following table sets forth certain information with respect to the breakdown of our net sales and percentage change among proprietary, licensed and other brands for the fiscal years indicated (in millions, except for percentage data):

	Fiscal Year
	2024		2023		2022
	Dollars	% Change	Dollars	% Change	Dollars
Net sales
Proprietary	$588.1	(18.4)%	$720.4	(10.8)%	$807.7
Licensed	509.1	(19.3)	631.0	(19.3)	781.7
Other	47.8	(21.6)	61.0	(34.4)	93.0

Total	$1,145.0	(18.9)	$1,412.4	(16.0)	$1,682.4

Traditional Watches

Watches are our core global business. Sales of watches for fiscal years 2024, 2023 and 2022 accounted for approximately 78.4%, 77.6% and 77.9%, respectively, of our consolidated net sales.

Licensed Brands

We have entered into multi-year, worldwide exclusive license agreements for the manufacture, distribution and sale of watches bearing the brand names of certain globally recognized fashion brands. The following table sets forth information with respect to our primary watch licenses:

Brand	Expiration Date(1)
ARMANI EXCHANGE	12/31/2026
DIESEL	12/31/2027
EMPORIO ARMANI	12/31/2026
KATE SPADE NEW YORK	12/31/2025
MICHAEL KORS	12/31/2027
SKECHERS	12/31/2029
TORY BURCH	12/30/2028

(1)	Subject to early termination in certain circumstances.

Fashion Accessories

In addition to our core watch business, we also design and create handbags, small leather goods, and belts across certain of our owned brands and jewelry under our owned brands and certain licensed brands. In the United States and certain international markets, we generally market our fashion accessory lines through the same distribution channels as our watches using similar marketing approaches. Our fashion accessories are typically sold in locations adjacent to watch departments, in store or online, which may lead to purchases by persons who are familiar with our watch brands. Sales of our accessory lines accounted for 19.7%, 20.5% and 19.8% of our consolidated net sales in fiscal years 2024, 2023 and 2022, respectively.

The following table sets forth information about our fashion accessories:

Brand	Accessory Category
DIESEL	Jewelry
EMPORIO ARMANI	Jewelry
FOSSIL	Handbags, small leather goods, belts, eyewear, jewelry
MICHAEL KORS	Jewelry
SKAGEN	Jewelry

Licensed Eyewear

We have a license agreement with the Safilo Group for both FOSSIL branded sunglasses and optical frames worldwide, which expires on December 31, 2028.

Stores

Our products are sold across approximately 130 countries worldwide through 27 Company-owned sales subsidiaries and through a network of 63 independent distributors. Our network of Company-owned stores includes 95 retail stores and 119 outlet stores primarily operated under the FOSSIL brand as of July 5, 2025. In certain international markets, our products are also sold online and through licensed and franchised FOSSIL retail stores, retail concessions operated by us and kiosks.

We also operate stores under the WATCH STATION and WSI brands, in which we offer certain of our owned and licensed brand products to curate a unique collection of designer watches and jewelry for women and men. We offer a robust online and in-store experience in the United States, Europe and Asia that connects our customers to the stories, trends and latest innovations in the world of watches.

Recent Developments

Transaction Support Agreement

On August 13, 2025, the Company, the Plan Company and certain direct and indirect subsidiaries of the Company identified therein (collectively, the “Company Parties”) entered into the Transaction Support Agreement with the Supporting Holders. The Transaction Support Agreement contains certain covenants on the part of each of the parties thereto, including, among others, covenants that the Supporting Holders participate in, consent to, vote in favor of, and otherwise support, as applicable:

•

The New Money Financing to be offered to (i) the Supporting Holders on a private placement basis and (ii) to the Holders (other than the Supporting Holders) pursuant to this prospectus, to purchase their pro rata portion (based on the face amount of their respective Old Notes in comparison to the total aggregate principal amount of all Old Notes) of First-Out Notes offered in the New Money Financing, and to give the Holders (including the Supporting Holders) that participate in such New Money Financing for their Required Subscription Amount, a New Stock Investment in an amount of one share of Common Stock for each $34.06 of First-Out Notes so purchased. We will not issue fractional securities, including with respect to the New Notes, Common Stock issuable pursuant to the Rights Offering and Subscription Rights. Fractional Subscription Rights will be rounded down to the nearest whole number. New Notes issued (including those issuable pursuant to the Consent Premium) will be rounded down to the nearest $1.00 and Common Stock issued in the New Stock Investment will be rounded down to the nearest share. No cash or other consideration in respect of the rounding down of New Notes, Subscription Rights or Common Stock issued in the New Stock Investment will be issued;

•

The Supporting Holders Exchange of Old Notes pursuant to which the Supporting Holders will exchange their Old Notes for First-Out Notes at 100% of the face amount of Old Notes plus accrued and unpaid interest and their respective portion of the Private Warrants, with substantially the same terms as the Initial Public Warrants;

•

The SEC-registered Exchange Offer, in which the Company will offer to each Holder (other than the Supporting Holders) the right to tender their Old Notes in exchange for (i) if such Holder participates in the New Money Financing at their Required Subscription Amount, First-Out Notes, and (ii) if such Holder does not participate in the New Money Financing at their Required Subscription Amount, the Second-Out Notes, in each case, at 100% of the face amount of their Old Notes plus accrued and unpaid interest thereon, together with, in each case, their respective portion of the Initial Public Warrants;

•

The issuance of Initial Public Warrants and Private Warrants to all Holders who participate in the Exchange Offer and the Supporting Holders, respectively, to purchase, at their election, (i) Common Stock or (ii) Pre-Funded Public Warrants to purchase Common Stock, pro rata (based on the amount of Old Notes exchanged by each Holder, irrespective of participation in the New Money Financing);

•

The Backstop Commitment by the Backstop Providers to purchase up to the full amount of the New Money Financing reduced, pro rata by the amount of First-Out Notes subscribed for and purchased in the Rights Offering by Holders other than the Supporting Holders in the Rights Offering. As consideration for the Backstop Commitment, the Company will pay the Backstop Providers the Backstop Premium. Backstop Providers will also be entitled to receive the shares of Common Stock for amounts purchased pursuant to the Backstop Commitment as they would have received as participants in the Rights Offering;

•	The Proposed Amendments and the Consent Solicitation; and

•

A UK Proceeding in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement.

Pursuant to the Transaction Support Agreement, the Supporting Holders have agreed to participate in:

•

the New Money Financing whereby the Supporting Holders have agreed to purchase up to an aggregate of $32.5 million in face amount of First-Out Notes to be reduced by the amount of First-Out Notes subscribed for and purchased in the Rights Offering by Holders other than the Supporting Holders and, in connection with the New Money Financing, the Supporting Holders will receive one restricted share of Common Stock for each $34.06 of First-Out Notes so purchased by them and the Consent Premium payable in First-Out Notes;

•	an exchange whereby the Supporting Holders have agreed to exchange all of their Old Notes for (i) First-Out Notes in an amount equal to 100% face value of their Old Notes, and (ii) their pro rata share of warrants to purchase 3,000,000 shares of common stock or pre-funded warrants, based on the amount of Old Notes exchanged by all Holders (including the Supporting Holders) for First-Out Notes or Second-Out Notes;

•

a consent solicitation whereby the Supporting Holders have agreed to provide consents to the Proposed Amendments and the appointment of the Information, Exchange and Subscription Agent as their proxy for the UK Proceeding, and will receive their pro rata share of the Consent Premium payable in First-Out Notes.

All such securities to be issued to the Supporting Holders pursuant to the above are being issued in a private placement exempt from registration pursuant to Rule 4(a)(2) and will be restricted securities. The First-Out Notes issued to the Supporting Holders may be transferred pursuant to Rule 144A or Regulation S of the Securities Act.

In addition, the Transaction Support Agreement contains general commitments of the parties thereto, which, among other things, obligate them to use commercially reasonable efforts to take the steps reasonably necessary to consummate the Transactions and, if necessary, the UK Proceeding, negotiate in good faith and timely execute the documents and agreements related to or otherwise utilized to implement, effectuate, or govern the Transactions or the UK Proceeding (the “Definitive Documents”); and not object to or otherwise take actions to interfere with the Transactions or the UK Proceeding.

The Transaction Support Agreement also contains certain termination rights with respect to the Supporting Holders and the Company Parties.

The Transaction Support Agreement further contains certain customary representations, warranties and other agreements by the parties thereto, and contemplates that the Company Parties and Supporting Holders enter into a mutual release agreement, providing for customary mutual releases of claims among the parties thereto. See “Transaction Support Agreement” for more detailed information.

ABL Credit Agreement

On August 13, 2025, the Company, as a borrower, and certain of its subsidiaries identified therein as guarantors entered into a Credit Agreement, dated as of August 13, 2025 (the “Credit Agreement”), with the lenders from time to time party thereto (the “Lenders”) and ACF FINCO I LP, as administrative agent on behalf of the Lenders (the “Administrative Agent”) to refinance the Company’s existing secured asset-based revolving credit agreement dated September 26, 2019 (as was amended from time to time). Pursuant to the Credit Agreement, the Lenders have provided new financing commitments to the Company under a new senior secured asset-based ABL Facility (the “ABL Facility”) in an aggregate principal amount of $150 million.

On September 18, 2025, certain subsidiaries of the Company organized in Germany, Switzerland and the Netherlands executed joinders to the existing collateral documentation with respect to the ABL Facility which joinders provided for such entities guaranteeing the Company’s obligations under the ABL Facility and securing such obligations and the guarantees in respect of such obligations with substantially all of the assets of such subsidiaries.

Borrowings under the ABL Facility will bear interest at a rate equal to the applicable floating interest rate plus a margin of 5.00% for term SOFR borrowings and 4.00% for base rate borrowings, payable monthly in arrears. The Company’s obligations under the ABL Facility are guaranteed by certain of the Company’s subsidiaries, and those obligations and the guarantees are secured by substantially all of the assets of the Company and certain of its subsidiaries. The New Notes will also be secured by substantially all of the assets of the Company and such subsidiaries, subject to any applicable intercreditor agreement (including the ABL Intercreditor Agreement and the First-Out/Second-Out Intercreditor Agreement (each as defined herein)). See “Summary of the First-Out Notes” and “Summary of the Second-Out Notes.”

The Credit Agreement includes customary representations and warranties, covenants applicable to the Company and its restricted subsidiaries and events of default. If an event of default under the Credit Agreement occurs, the Lenders may, among other things, declare the outstanding obligations under the Credit Agreement to be immediately due and payable.

The ABL Facility has a maturity date of August 13, 2030, subject to a springing maturity date to the date that is the 91st day prior to the scheduled maturity of any material indebtedness, as defined in the Credit Agreement, if, on such 91st day, such material indebtedness remains outstanding. The New Notes will constitute material indebtedness for this purpose. See “Description of Certain Other Indebtedness” and “Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness—We may be required to repay the ABL Facility prior to its stated maturity date under the Credit Agreement if the springing maturity feature is triggered or otherwise reserve amounts for repayment of indebtedness.”

Continued funding under the ABL Facility is conditional upon the consummation of the Restructuring Transactions (as defined in the ABL Facility) on or before December 30, 2025; if the Restructuring Transactions are not consummated on or before such date, an event of default shall occur thereunder. The occurrence of such event of default will permit the lenders under the ABL Facility to accelerate the ABL Facility obligations and terminate their commitments thereunder which will impair the Company’s access to necessary liquidity. See “Description of Certain Other Indebtedness” and “Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness— If the Restructuring Transactions are not successfully completed, the lenders under the ABL Facility may accelerate the ABL Facility obligations and terminate their commitments thereunder.”

Questions and Answers About the Transactions

These answers to questions that you may have as a Holder are highlights of selected information included elsewhere or incorporated by reference in this prospectus. To fully understand the Transactions, and the other considerations that may be important to your decision about whether to participate in them, you should carefully read this prospectus in its entirety, including the section entitled “Risk Factors” and the information incorporated by reference in this prospectus.

Q:	What are you asking Holders to do?

A:	The Company is asking each Holder to do the following:

Tender all of their Old Notes in the Exchange Offer into either (i) in the case of New Money Participants, new First-Out Notes in an amount equal to 100% of the face amount of such First-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn) and their respective pro rata portion of Initial Public Warrants or (ii) in the case of Non-New Money Participants, Second-Out Notes in an amount equal to 100% of the face amount of such Second-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn) and their respective pro rata portion of Initial Public Warrants.

•	By tendering their Old Notes, the Holders that participate in the Exchange Offer shall automatically:

•	consent to the Proposed Amendments in the Consent Solicitation; and

•

grant their proxy to the Information, Exchange and Subscription Agent and instruct the Information, Exchange and Subscription Agent to vote on their behalf in favor of the UK Proceeding in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by the Exchange Offer Expiration Time and the Company is required, pursuant to the Transaction Support Agreement, to proceed with the UK Proceeding.

•

By participating in the Exchange Offer a Holder will also be deemed to make the agreements, acknowledgements, representations, warranties and undertakings to the Company, the Old Notes Trustee and the Information, Exchange and Subscription Agent described under “The Exchange Offer and Consent Solicitation—Holder Representations, Warranties, Agreements and Undertakings,” and in the case of New Money Participants, those under “The Rights Offering—Holder Representations, Warranties, Agreements and Undertakings,” on the basis and at the times described therein. To validly participate in the Exchange Offer, a Holder must tender all their Old Notes.

Q:	Why is the Company proposing the Transactions?

A:

The Company is pursuing these Transactions to exchange the Old Notes for the New Notes with extended maturities and modified terms, by which the Company aims to extend the maturity of its debt obligations to better align with its strategic objectives.

Q:	Can I participate in the Rights Offering?

A:

If you are a Holder of Old Notes, yes. All Holders are eligible to participate in the Rights Offering by the applicable Expiration Time, either with or without also participating in the Exchange Offer. The Subscription Rights corresponding to Old Notes will trade together with, and be evidenced by, the underlying Old Notes until the applicable Expiration Time. You may not consent to the Proposed Amendments without tendering your Old Notes in the Exchange Offer but you may participate in the Rights Offering without tendering your Old Notes in the Exchange Offer.

Q:	What are the Subscription Rights?

A:

The Subscription Rights are rights that provide Holders with the opportunity to purchase First-Out Notes in the New Money Financing on a pro rata basis (based on the face amount of such Holder’s respective Old Notes in comparison to the total aggregate principal amount of all Old Notes). Holders that participate in the Rights Offering by exercising their Subscription Rights for their Required Subscription Amount will also receive a New Stock Investment.

Q:	What is the Required Subscription Amount?

A:

To participate in the Rights Offering, Holders must subscribe for and purchase an amount of First-Out Notes in the New Money Financing equal to their pro rata portion of the Rights Offering, such pro rata portion determined based upon the aggregate principal amount of Old Notes held by such Holder in comparison to the total aggregate principal amount of Old Notes outstanding. We refer to this amount as the “Required Subscription Amount.” For example, a Holder who holds 4,000 Old Notes with an aggregate principal amount of $100,000 owns 0.067% of the total aggregate principal amount of Old Notes outstanding and, therefore, has a Required Subscription Amount of $21,666 (representing such Holder’s 0.067% pro rata portion of the $32.5 million of First-Out Notes pursuant to the New Money Financing, rounded down to the nearest whole dollar).

Q:	How soon must I act to exercise my Subscription Rights?

A:

The Subscription Rights must be exercised prior to the applicable Expiration Time. However, prior to the effectiveness of the registration statements of which this prospectus forms a part, a Holder may not exercise a Subscription Right, but may indicate their interest in exercising their Subscription Rights by making a conditional offer to buy First-Out Notes pursuant to the Rights Offering, in accordance with the Subscription Worksheet attached as Annex A to this prospectus. However, no such conditional offer to buy may be accepted or confirmed and no amount of the purchase price thereof may be deposited until the registration statements of which this prospectus forms a part have been declared effective by the SEC, and any such offer to buy may be withdrawn or revoked by a Holder, without obligation or commitment of any kind, at any time prior to its acceptance following the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be. Any Holder who intends to submit a conditional offer to buy First-Out Notes should review the procedures for making a conditional offer to buy. See “The Rights Offering—Conditional Offers to Buy.”

Q:	May I transfer my Subscription Rights?

A:

The Subscription Rights may not be transferred separately from the Old Notes. The Subscription Rights corresponding to Old Notes will trade together with, and be evidenced by, the underlying Old Notes until the applicable Expiration Time, subject to such limitations, if any, that would be applicable to the transferability of the underlying existing Old Notes. As a result, you may not submit a conditional offer to purchase First-Out Notes in the Rights Offering and separately transfer your Old Notes. In order to transfer your Old Notes, you must validly withdraw your conditional offer and any transfer of your Old Notes will accordingly have your Subscription Rights transferred alongside such transferred Old Notes. Further, the Subscription Rights will not be listed on NASDAQ or any other stock exchange or market or on the OTC Bulletin Board.

Q:	Can I exercise my Subscription Rights if I do not participate in the Exchange Offer?

A:

Yes. However, if you do not exchange your Old Notes in the Exchange Offer and the Minimum Tender Condition (and the other conditions to completing the Exchange Offer without a UK Proceeding) are satisfied or waived and the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and the Exchange Offer is consummated, you will hold Old Notes governed by the relevant Old Notes Indenture as amended by the Exchange Offer Amendments which will include, among other things, amendments to the Old Notes Indenture that will result in the Old Notes being subordinated in right of payment to the New Notes and the ABL Facility, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture. Alternatively, in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by the Exchange Offer Expiration Time and the Company is required, pursuant to the Transaction Support Agreement, to proceed with a UK Proceeding and the UK Proceeding is successful, your Old Notes will be exchanged into Second-Out Notes pursuant to the UK Proceeding regardless of whether or not you tender your Old Notes in the Exchange Offer and you will additionally receive Initial Public Warrants in the same pro rata amount as you would have received if you had participated in the Exchange Offer.

Q:	Can I exercise my Subscription Right in part?

A:	No. To participate in the Rights Offering, Holders must subscribe for and purchase an amount of First-Out Notes in the Rights Offering equal to their Required Subscription Amount.

Q:	How do I pay for the First-Out Notes pursuant to my Subscription Rights?

A:	Payment of the applicable purchase price will be automatically charged by DTC on the Subscription Payment Deadline to the DTC Participant that tendered such Holder’s Old Notes.

Q:	What are the Initial Public Warrants and Private Warrants?

A:

All Holders, irrespective of participation in the New Money Financing, that tender their Old Notes for New Notes in the Exchange Offer or deliver their Old Notes in the Supporting Holders Exchange pursuant to the Transaction Support Agreement will receive warrants to purchase, at their election, their respective pro rata portion (based on the amount of Old Notes exchanged by each Holder) of 3,000,000 (i) shares of Common Stock or (ii) Pre-Funded Public Warrants to purchase such shares of Common Stock.

The warrants received by the Holders that tender their Old Notes for New Notes in the Exchange Offer are the Initial Public Warrants and the warrants received by the Supporting Holders in the Supporting Holders Exchange are Private Warrants. The Supporting Holders must arrange to tender their Old Notes into one of the options available to Supporting Holders and shall receive Private Warrants in the Supporting Holders Exchange.

The Initial Public Warrants and the Private Warrants will have substantially the same terms.

Q:	How is my “pro rata portion” of the Initial Public Warrants determined?

A:

For purposes of the Exchange Offer, your “pro rata portion” of the Initial Public Warrants will be determined as the proportion your Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders for exchange in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by you or, in the case of a UK Proceeding, based on the total Old Notes outstanding.

The table below shows the total amount of Initial Public Warrants and Private Warrants to be issued to Holders based upon the overall percentage of participation by Holders (including the Supporting Holders) in the Exchange Offer or Supporting Holders Exchange, as applicable. The Supporting Holders hold approximately 60% of the aggregate principal amount of the Old Notes as of the date of the launch of the Exchange Offer and have agreed to deliver all such Old Notes for exchange in the Supporting Holders Exchange. Therefore, the Supporting Holders will be issued at least 60% of the warrants issued. If the Exchange Offer is completed through a UK Proceeding, all Old Notes will be exchanged and, as a result, there will be 100% participation of all Holders (including the Supporting Holders).

	Holder Participation(1)
Participants	90.0%	92.5%	95.0%	97.5%	100%
Warrants per Holder per $1.00 of principal amount of Old Notes tendered	0.0222	0.0216	0.0211	0.0205	0.0200
Holders (other than Supporting Holders) (Total)(2)	993,982	1,048,199	1,099,562	1,148,291	1,194,584
Supporting Holders (Total)(3)	2,006,018	1,951,801	1,900,438	1,851,709	1,805,416

Total	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000

(1)	Represents the percentage of Holders (including the Supporting Holders) that participate in the Exchange Offer.
(2)

Represents the total amount of Initial Public Warrants to be issued to Holders (other than the Supporting Holders) based upon the percentage of Holders (including the Supporting Holders) that participate in the Exchange Offer.

(3)	Represents the total amount of Private Warrants to be issued to the Supporting Holders.

Q:	What are the terms of the Initial Public Warrants?

A:

The Initial Public Warrants have an exercise price of $0.50 per share of Common Stock or $0.49 per Pre-Funded Public Warrant, as applicable, and expire 30 days after the Settlement Date. The Initial Public Warrants also have standard and customary public company anti-dilution protections. If you wish to exercise your Initial Public Warrants, you must do so within 30 days after the Settlement Date. See “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Q:	May I transfer my Initial Public Warrants and/or Pre-Funded Public Warrants?

A:	Yes. The Initial Public Warrants and/or Pre-Funded Public Warrants issuable thereunder may be offered for sale, sold, transferred or assigned without our consent, subject to applicable laws.

Q:	What are the Pre-Funded Public Warrants?

A:

A Holder may exercise their Initial Public Warrants by purchasing Pre-Funded Public Warrants at an exercise price of $0.49 per Pre-Funded Public Warrant. Such purchased Pre-Funded Public Warrants may be exercised at an exercise price of $0.01 per share of Common Stock pursuant to the terms of the Pre-Funded Public Warrant. See “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Q:	How do I elect to receive Common Stock or, alternatively, Pre-Funded Public Warrants upon the exercise of my Initial Public Warrants?

A:

The Initial Public Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent (as defined herein) a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds of the applicable aggregate exercise price for the number of shares of Common Stock or Pre-Funded Public Warrants purchased upon such exercise. See “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Q:	How do I elect to receive Common Stock upon the exercise of my Pre-Funded Public Warrants?

A:

The Pre-Funded Public Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds of $0.01 per share of Common Stock purchased upon such exercise. See “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Q:	How do Holders benefit from participating in the Transactions?

A:	By participating in the Transactions, Holders will exchange their Old Notes for new, secured notes with an equivalent face amount, with such New Notes having the following benefits:

•	a higher fixed coupon rate, which will be 9.500% in the case of the First-Out Notes and 7.500% in the case of the Second-Out Notes;

•	enhanced covenant protections;

•	upstream guarantees from certain of the Company’s subsidiaries that will guarantee the New Notes;

•	liens over certain assets of the Company and its subsidiaries; and

•

payment priority over the Old Notes and other unsecured creditors, which, after giving effect to the Proposed Amendments, will be subordinated in right of payment to the New Notes and the ABL Facility, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture.

As a result, in the event of a bankruptcy or insolvency of the Company, holders of the New Notes will be better positioned to recover upon their investment in comparison to Holders of the Old Notes.

Holders that participate in the (i) Exchange Offer and (ii) Consent Solicitation automatically receive the Consent Premium. Further, Holders that participate in the Rights Offering for their Required Subscription Amount will also receive a New Stock Investment.

Q:	What is the difference between First-Out Notes and the Second-Out Notes?

A:

The First-Out Notes and the Second-Out Notes will have similar (although not identical) restrictive covenants, events of default and other key terms. However, the First-Out Notes will have a higher interest rate and will be senior in right of payment and lien priority to the Second-Out Notes in the event of a bankruptcy, restructuring, or any related event. This means that should the Company’s assets be liquidated or reorganized, holders of First-Out Notes will receive their principal and accrued interest payments before any such payments are made to holders of the Second-Out Notes. Accordingly, the First-Out Notes will be effectively senior to the Second-Out Notes with respect to both the value of the collateral securing the New Notes and the control of enforcement proceedings related to certain Notes Priority Collateral (as defined herein). This seniority will generally entitle holders of the First-Out Notes to receive proceeds from such collateral in priority to holders of the Second-Out Notes in the event of a liquidation of the Company’s assets. See “Description of the First-Out Notes” and “Description of the Second-Out Notes.”

Q:	When will I receive the New Notes?

A:

The New Notes will be issued and delivered on the Settlement Date, which occurs once all requisite conditions and closing procedures have been satisfied. The Settlement Date is expected to occur three business days following the applicable Expiration Time, or as soon as practicable thereafter.

Q:	Are there any other conditions to consummation of the Transactions?

A:

Yes. The consummation of the Transactions is subject to, and conditional upon, the satisfaction or, where permitted, the waiver, of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer” including, among other things, the Minimum Tender Condition, the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remaining in full force and effect (see “The Transaction Support Agreement”) and the registration statements of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date.

Q:	Can I withdraw my tendered Old Notes, revoke my consent to the Proposed Amendments or revoke my proxy provided with respect to the UK Proceeding?

A:

A Holder will be entitled to validly withdraw tendered Old Notes, and, as a result, their consents in the Consent Solicitation, at any time prior to the Exchange Offer Expiration Time in accordance with the procedures of DTC. However, after a supplemental indenture implementing any of the Proposed Amendments has been executed, a Holder’s withdrawal of such consent will not affect the effectiveness of such supplemental indenture. See “—Summary of the Transactions—Withdrawal of Tenders and Revocation of Consents” for more information.

If a Holder has not tendered their Old Notes in the Exchange Offer, and, as a result, has not been deemed to have provided their proxy to the Information, Exchange and Subscription Agent in respect of the UK Proceeding and wishes to vote for or against a UK Proceeding, such Holder must follow the procedures that will be established for voting on the UK Proceeding in the event the Exchange Offer (or any other condition to completing the Exchange Offer without a UK Proceeding) is not consummated. See “The UK Proceeding.”

Q:	What will happen to my Old Notes if I do not participate in the Exchange Offer?

A:

You are not required to tender your Old Notes in the Exchange Offer. However, should the Exchange Offer Amendments be adopted, certain restrictive covenants and events of default in the Old Notes Indenture will be removed, resulting in fewer protections. Further, the Exchange Offer Amendments will result in the Old Notes being subordinated in right of payment to the New Notes and the ABL Facility, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture. If the Exchange Offer Amendments become operative, all Holders will be bound by a new supplemental indenture regardless of whether they provided a consent in the Consent Solicitation. The Company also intends to apply for the delisting of the Old Notes following the Settlement Date, with no plans to list them on another exchange. Non-consenting Holders will not receive any New Notes and will still hold Old Notes as amended by the Exchange Offer Amendments.

The trading market for any remaining Old Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not tendered and accepted more volatile. As a consequence of any or all of the foregoing, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

In the event the Company implements a UK Proceeding and such UK Proceeding is sanctioned by the English court and ultimately successfully implemented, all Holders who do not submit their consent will have their Old Notes exchanged into Second-Out Notes automatically with improved terms and extended maturities in comparison to the Old Notes and will receive Initial Public Warrants in the same pro rata amount as if such Holder had participated in the Exchange Offer. However, such Holders will not receive the Consent Premium. Additionally, the Second-Out Notes will be subordinated to the First-Out Notes in payment and lien priority in the event of a bankruptcy, restructuring, or any related event.

Q:	Will fractional securities be issued?

A:	No. No fractional securities will be issued, including with respect to the New Notes, Common Stock issuable pursuant to the Rights Offering, the Initial Public Warrants and Subscription Rights.

Fractional Subscription Rights will be rounded down to the nearest whole number. New Notes issued (including those issuable pursuant to the Consent Premium) will be rounded down to the nearest $1.00 and Common Stock issued in the New Stock Investment will be rounded down to the nearest share. No cash or other consideration in respect of the rounding down of New Notes, Subscription Rights or Common Stock issued in the New Stock Investment will be issued.

The Initial Public Warrants issued in the Exchange Offer will be rounded up to the nearest whole warrant. In addition, the underlying Common Stock and/or Pre-Funded Public Warrants (and Common Stock issued upon exercise of Pre-Funded Public Warrants) will be rounded up to the nearest share or warrant, as applicable (or, in lieu thereof, the Company may elect to pay a cash adjustment in respect of a fractional entitlement as described herein). See “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

The New Notes issued in the Exchange Offer will be issued on a one-for-one basis in value with the Old Notes. For example, each $25.00 in value of Old Notes will receive $25.00 in value of New Notes.

Q:

Who can I contact with questions about tendering my Old Notes, consenting to the Proposed Amendments, participating in the Rights Offering or providing my proxy to the Information, Exchange and Subscription Agent with respect to the UK Proceeding?

A:

Epiq Corporate Restructuring, LLC is acting as the Information, Exchange and Subscription Agent for the Transactions, as applicable. Questions and requests for assistance or for additional copies of this prospectus may be directed to the Information, Exchange and Subscription Agent at its email address at: Registration@epiqglobal.com (with the subject line to include “Fossil”) or via phone at +1 (646) 362-6336.

You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer, Consent Solicitation and Rights Offering.

Cantor Fitzgerald & Co. is acting as the Dealer Manager for the Transactions. Any questions regarding the terms of the Transactions may be directed to the Dealer Manager via email at Ian.Brostowski@cantor.com (with the subject line to include “Fossil”) or phone at +1 (212) 829-7145; Attention: Tom Pernetti and Ian Brostowski.

Company Information

We are a Delaware corporation formed in 1991 and are the successor to a Texas corporation formed in 1984. Our principal executive offices are located at 901 S. Central Expressway, Richardson, Texas 75080, and our telephone number at that address is (972) 234-2525. Our website address is www.fossilgroup.com. Information contained on our website is not deemed part of this prospectus and is not incorporated in this prospectus or any other document that we file with the SEC by reference.

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation By Reference.”

No Appraisal or Dissenter’s Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Old Notes Indenture and the Old Notes, or under the terms of the Old Notes Indenture in connection with the Exchange Offer and Consent Solicitation. See “The Exchange Offer and Consent Solicitation—Absence of Dissenter’s Rights.”

Summary of the Transactions

The following is a brief summary of certain terms of the Transactions. It may not contain all the information that is important to you. For additional information regarding the Transactions, see “The Exchange Offer and Consent Solicitation,” “The UK Proceeding” and “The Rights Offering.”

Offeror:	Fossil Group, Inc.

Old Notes:	7.00% Senior Notes due 2026

The Exchange Offer:	The Company is offering to exchange any and all of the Company’s Old Notes for (i) in the case of a New Money Participant, (A) First-Out Notes in an amount equal to 100% of the face amount of such First-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn), and (B) such Holder’s pro rata portion of Initial Public Warrants; and (ii) in the case of a Non-New Money Participant, (A) Second-Out Notes in an amount equal to 100% of the face amount of such Second-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn), and (B) such Holder’s pro rata portion of Initial Public Warrants. To validly participate in the Exchange Offer, a Holder must tender all their Old Notes.

The Exchange Offer will not be consummated until the registration statements of which this prospectus forms a part have been declared effective by the SEC.

By tendering Old Notes for exchange in the Exchange Offer, a Holder will be deemed to have validly appointed the Information, Exchange and Subscription Agent as their proxy in respect of the UK Proceeding. See “The UK Proceeding.”

See “The Exchange Offer and Consent Solicitation—The Exchange Offer.”

Rights Offering:	Holders of Old Notes will receive Subscription Rights to purchase First-Out Notes in the New Money Financing on a pro rata basis (based on the face amount of their respective Old Notes in comparison to the total aggregate principal amount of all Old Notes) at a purchase price equal to 100% of the face amount of the First-Out Notes so purchased, and to receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased.

To participate in the Rights Offering, Holders must subscribe for and purchase the Required Subscription Amount in the Rights Offering. The Subscription Rights corresponding to Old Notes will trade together with, and be evidenced by, the underlying Old Notes until the applicable Expiration Time, subject to such limitations, if any, that would be applicable to the transferability of the underlying existing Old Notes.

In the event that the Transactions are not completed for any reason, including because the restructuring of the Old Notes through the UK Proceeding is terminated or otherwise not consummated at or prior to the Settlement Date, the Company will not accept any subscription for First-Out Notes in the Rights Offering. In such event, the cash consideration paid upon exercise of Subscription Rights will be returned to such subscribing Holders, without interest.

Prior to the registration statements of which this prospectus forms a part becoming effective, a New Money Participant may indicate their interest in exercising their Subscription Rights by making a conditional offer to buy First-Out Notes pursuant to the Rights Offering, in accordance with the Subscription Worksheet attached as Annex A to this prospectus. However, no such conditional offer to buy may be accepted or confirmed and no amount of the cash purchase price thereof may be deposited until the registration statements of which this prospectus forms a part have been declared effective by the SEC, and any such offer to buy may be withdrawn or revoked by a Holder, without obligation or commitment of any kind, at any time prior to its acceptance following the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be. Any Holder who intends to submit a conditional offer to buy First-Out Notes should review the procedures for making a conditional offer to buy.

You may not consent to the Proposed Amendments without tendering your Old Notes in the Exchange Offer but you may participate in the Rights Offering without tendering your Old Notes in the Exchange Offer.

See “The Rights Offering.”

Consent Solicitation:	Concurrently with the Exchange Offer, the Company is soliciting from each Holder (other than the Supporting Holders), upon the terms and conditions set forth in this prospectus, consents to the Proposed Amendments. By tendering Old Notes for exchange in the Exchange Offer, a Holder will be deemed to have validly delivered their consents to the Proposed Amendments.

Holders who validly tender their Old Notes in the Exchange Offer and provide their consents to Proposed Amendments in the Consent Solicitation on or prior to the Exchange Offer Expiration Time will receive the Consent Premium in the form of additional First-Out Notes or additional Second-Out Notes, as applicable.

See “The Exchange Offer and Consent Solicitation—The Consent Solicitation.”

Proposed Amendments:	On September 19, 2025, we entered into the Second Supplemental Indenture pursuant to which the Plan Company became a guarantor of the Old Notes. No consent of Holders was required for this amendment.

The Exchange Offer Amendments consist of (i) the removal or modification of certain covenants and events of default under the Old Notes that can be removed with the consent of Holders representing a majority of the aggregate principal amount outstanding of the Old Notes, (ii) the subordination in right of payment of the Old Notes to the New Notes and the ABL Facility, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” on the terms set forth in the applicable supplemental indenture to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture, and (iii) certain other amendments, in each case, as described under “The Proposed Amendments—Exchange Offer Amendments.”

The Exchange Offer Amendments will not go into effect unless (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding.

The UK Proceeding Amendments consist of (i) changing the governing law of the Old Notes and Old Notes Indenture to the laws of England and Wales, and (ii) deleting the covenant described under Section 4.03 (Exchange Listing) of the First Supplemental Indenture, in each case as described under “The Proposed Amendments—UK Proceeding Amendments.”

The UK Proceeding Amendments will not go into effect unless the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by the Exchange Offer Expiration Time and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement.

See “The Proposed Amendments.”

Transaction Support Agreement:

On August 13, 2025, the Company Parties entered into the Transaction Support Agreement with the Supporting Holders representing ownership of approximately 60% of the aggregate principal amount of the outstanding Old Notes as of the date of this prospectus eligible to consent to the Proposed Amendments and to vote on a UK Proceeding. The Supporting Holders have agreed to exchange all of their respective Old Notes for new First-Out Notes, to consent to the Proposed Amendments and to support a UK Proceeding, in each case, in accordance with the terms set forth in the Transaction Support Agreement. Accordingly, the Company has already received support of the Supporting Holders in the Consent

Solicitation. The Supporting Holders have also agreed to purchase First-Out Notes in an amount equal to their respective Required Subscription Amount, and in the event that not all Holders participate in the Rights Offering, to purchase additional First-Out Notes in an aggregate amount equal to the amount of First-Out Notes unpurchased in the Rights Offering, in a concurrent private transaction on substantially the same terms as Holders in the Rights Offering.

See “The Transaction Support Agreement.”

UK Proceeding:	The Supporting Holders collectively hold approximately 60% of the aggregate principal amount of the Old Notes outstanding as of the date of this prospectus and have agreed, subject to the terms of the Transaction Support Agreement, to support a UK Proceeding. If the UK Proceeding Threshold and other conditions to a UK Proceeding are met and the restructuring of the Company’s Old Notes is implemented on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments) through a UK Proceeding, a Holder’s Old Notes will be exchanged into Second-Out Notes pursuant to the UK Proceeding to the extent that such Holder did not tender their Old Notes in the Exchange Offer.

If a Holder has not tendered their Old Notes in the Exchange Offer, and, as a result, has not been deemed to have provided their proxy to the Information, Exchange and Subscription Agent in respect of the UK Proceeding and wishes to vote for or against a UK Proceeding, such Holder must follow the procedures that will be established for voting on the UK Proceeding in the event the Exchange Offer (or any other condition to completing the Exchange Offer without a UK Proceeding) is not consummated.

See “The UK Proceeding.”

Each Transaction is Independent of One Another:	Subject to applicable law, the Exchange Offer, the Rights Offering, the Consent Solicitation and the UK Proceeding are each being made independently of each other, and we reserve the right to terminate, withdraw or amend each of the Exchange Offer, the Rights Offering, the Consent Solicitation and the UK Proceeding independently of each other at any time and from time to time, as described in this prospectus.

However, in the event that we are not able to complete the Supporting Holders Exchange, we will not proceed with the Transactions.

Exchange Offer Expiration Time:	In the event that the Minimum Tender Condition (and other conditions to completing the Exchange Offer without a UK Proceeding) have been satisfied or waived and the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”), then the Exchange Offer Expiration Time will be:

•

The deadline for Holders to validly tender their Old Notes in the Exchange Offer in order to receive the corresponding exchange consideration based on whether they are a New Money Participant or a Non-New Money Participant, as applicable, and the Consent Premium.

•

The deadline for Holders who wish to participate in the Rights Offering to validly complete their subscription for the Required Subscription Amount in order to receive First-Out Notes and Common Stock in the Rights Offering.

Under certain circumstances, the Exchange Offer Expiration Time may be extended, provided that that the Settlement Date shall not be later than October 30, 2025 unless otherwise agreed to by the Supporting Holders.

In the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by such date and the Company is required, pursuant to the Transaction Support Agreement, to proceed with the UK Proceeding, the Company will, subject to the terms of the Transaction Support Agreement, commence a UK Proceeding and seek to implement the restructuring of the Company’s Old Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments) through a UK Proceeding. In such event, the Company will publicly announce its intention to commence a UK Proceeding and will extend the Exchange Offer and Rights Offering until the Conditional Expiration Time.

See “Important Times and Dates.”

Conditional Expiration Time:	In the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) has not been satisfied or waived as of the Exchange Offer Expiration Time and the Company is required, pursuant to the Transaction Support Agreement, to proceed with the UK Proceeding then the Conditional Expiration Time will be:

•

The deadline for Holders to validly tender their Old Notes in order to, if the UK Proceeding is successfully consummated, receive the corresponding consideration in the Exchange Offer based on whether they are a New Money Participant or a Non-New Money Participant, as applicable.

•

The deadline for Holders who wish to participate in the Rights Offering to validly complete their subscription for the Required Subscription Amount in order to receive First-Out Notes and Common Stock in the Rights Offering.

See “Important Times and Dates.”

Settlement Date:	In the event that the Company completes the Exchange Offer without a UK Proceeding, on the Settlement Date, delivery and/or payment, as applicable, will be made of (i) in the case of New Money Participants who validly tendered (and did not validly withdraw) their Old Notes, validly completed their exercise of Subscription Rights (including full payment of the cash purchase price therefor) and provided their consent and proxy at or prior to the Exchange Offer Expiration Time, First-Out Notes, Common Stock, Initial Public Warrants and the Consent Premium; and (ii) in the case of Non-New Money Participants who validly tendered (and did not validly withdraw) their Old Notes and provided their consent and proxy prior to the Exchange Offer Expiration Time, the Second-Out Notes, Initial Public Warrants and the Consent Premium, plus, in the case of each of (i) and (ii), accrued and unpaid interest in cash on the Old Notes accepted for exchange, from the applicable last interest payment date to, but not including, the Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In the event the Company proceeds with a UK Proceeding, on the Settlement Date, delivery and/or payment, as applicable, will be made of (i) in the case of New Money Participants who validly tendered (and did not validly withdraw) their Old Notes, validly completed their exercise of Subscription Rights (including full payment of the cash purchase price therefor) and provided their consent and proxy at or prior to the Conditional Expiration Time, First-Out Notes, Common Stock, Initial Public Warrants and the Consent Premium; (ii) in the case of Non-New Money Participants who validly tendered (and did not validly withdraw) their Old Notes and provided their consent and proxy prior to the Conditional Expiration Time, the Second-Out Notes, Initial Public Warrants and the Consent Premium, and (iii) in the case of Holders who did not tender (or who tendered but validly withdrew) their Old Notes, Second-Out Notes and such Holder’s pro rata portion of Initial Public Warrants in the same amount as would have been delivered if such Holder had participated in the Exchange Offer, plus, in the case of each of (i), (ii) and (iii), accrued and unpaid interest in cash on the Old Notes accepted for exchange, from the applicable last interest payment date to, but not including, the Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

See “Important Times and Dates.”

First-Out Notes:	For a description of the terms of the First-Out Notes see “Description of the First-Out Notes.”

Second-Out Notes:	For a description of the terms of the Second-Out Notes, see “Description of the Second-Out Notes.”

Common Stock and Initial Public Warrants:	For a description of the terms of the Common Stock, see “Description of the Common Stock.”

For a description of the Initial Public Warrants, see “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Accrued and Unpaid Interest:	Holders of Old Notes that are accepted for exchange pursuant to the Exchange Offer will be entitled to receive accrued and unpaid interest, if any, in cash on such Old Notes up to, but excluding, the applicable Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Withdrawal of Tenders and Revocation of Consents:	Tenders of Old Notes in connection with the Exchange Offer may be validly withdrawn at any time prior to the applicable Expiration Time in accordance with the procedures of DTC.

Consents may only be revoked by validly withdrawing the associated tendered Old Notes. In the event the Company pursues a UK Proceeding, a Holder will still be entitled to validly withdraw tendered Old Notes after the Exchange Offer Expiration Time and prior to the Conditional Expiration Time, but any such withdrawal will not constitute a valid revocation of such Holder’s consent to the Proposed Amendments once such Proposed Amendments go into effect.

Proxies from the Holders who have appointed the Information, Exchange and Subscription Agent as their proxy in respect of the UK Proceeding as a result of their participation in the Exchange Offer will not become effective until the Exchange Offer Expiration Time and only if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived as of the Exchange Offer Expiration Time and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement. Once the proxy appointment becomes effective, any valid withdrawal of tenders of Old Notes will have no effect on the proxy.

If a Holder has not tendered their Old Notes in the Exchange Offer, and, as a result, has not been deemed to have provided their proxy to the Information, Exchange and Subscription Agent in respect of the UK Proceeding and wishes to vote for or against a UK Proceeding, such Holder must follow the procedures that will be established for voting on the UK Proceeding in the event the Exchange Offer (or any other condition to completing the Exchange Offer without a UK Proceeding) is not consummated. See “The UK Proceeding.”

See “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Conditions to the Transactions:	The consummation of the Transactions is subject to, and conditional upon, the satisfaction or, where permitted, the waiver, where permitted, of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer,” including, among other things, the Minimum Tender Condition, the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remaining in full force and effect (see “The Transaction Support Agreement”) and the registration statements of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date.

Completion of the UK Proceeding is conditioned upon (i) the Minimum Tender Condition (or any other conditions to completing the Exchange Offer without a UK Proceeding) not being satisfied or waived by the Exchange Offer Expiration Time, (ii) the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement (iii) the registration statements of which this prospectus forms a part have been declared effective and remain effective and (iv) achieving the UK Proceeding Threshold. The Company may, in accordance with the Transaction Support Agreement and with the consent of the Supporting Holders, waive any such conditions at or by the Exchange Offer Expiration Time, except the condition that the registration statements of which this prospectus forms a part have been declared effective by the SEC and remains effective on the Settlement Date.

U.S. Federal Income Tax Considerations:	Holders should consider certain U.S. federal income tax consequences of the Exchange Offer and Consent Solicitation; please consult your tax advisor about the tax consequences to you of the exchange.

See “Material U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging Old Notes for New Notes:

If you do not tender (or tender but validly withdraw) your Old Notes for New Notes in the Exchange Offer, you will remain a creditor of the Company. However, if the Exchange Offer Amendments to the Old Notes Indenture have become operative, the amendments will apply to all Old Notes that are not acquired in the Exchange Offer, even though the Holders of those Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Old Notes Indenture will have fewer restrictive terms and afford reduced protections to the Holders of those securities compared to those currently in the Old Notes Indenture or those applicable to the New Notes. Further, the Proposed Amendments

include, among other things, amendments to the Old Notes Indenture that will result in the Old Notes being subordinated in right of payment to the New Notes and the ABL Facility, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture.

The trading market for any remaining Old Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not tendered and accepted more volatile. As a consequence of any or all of the foregoing, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes. See “Risk Factors—Risks Related to the Transactions—The Exchange Offer may result in reduced liquidity for the Old Notes that are not exchanged.”

If the Company implements a UK Proceeding and such UK Proceeding is sanctioned by the English court and ultimately successfully implemented, your Old Notes will be automatically exchanged into Second-Out Notes in an amount equal to $1.00 in principal amount of Second-Out Notes per $1.00 in principal amount of Old Notes held by you immediately prior to the completion of the UK Proceeding. You will also receive your pro rata portion of Initial Public Warrants in the same amount as you would have received if you had participated in the Exchange Offer.

Dealer Manager:	Cantor Fitzgerald & Co.

Information, Exchange and Subscription Agent:	Epiq Corporate Restructuring, LLC

Risk Factors:	See “Risk Factors” and the other information included, and incorporated by reference, in this prospectus for a discussion of factors you should carefully consider before deciding whether to participate in the Transactions.

Further Information:	Questions or requests for assistance related to the Transactions or for additional copies of this prospectus may be directed to the Information, Exchange and Subscription Agent, Epiq Corporate Restructuring, LLC, via email at Registration@epiqglobal.com or via phone at: +1 (646) 362-6336. You should also contact your broker, dealer, commercial bank, trust company or other institution for assistance concerning the Transactions.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation By Reference.”

Summary of the First-Out Notes

The following is a brief summary of certain terms of the First-Out Notes and related guarantees. It may not contain all the information that is important to you. For additional information regarding the First-Out Notes, see “Description of the First-Out Notes.”

Company:	Fossil Group, Inc.

Securities:	Up to $185,125,000 aggregate principal amount (including the $32.5 million of the New Money Financing, $1.625 million in respect of the Backstop Premium and up to $1.0 million Consent Premium) of 9.500% First-Out First Lien Secured Senior Notes due 2029.

One share of Common Stock for each $34.06 of First-Out Notes purchased.

Interest Payment Dates:	Interest on the First-Out Notes will be paid quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2026.

Interest:	Interest on the First-Out Notes will accrue from the Settlement Date at a rate of 9.500% per annum.

Maturity Date:	January 1, 2029

Guarantees:	The Guarantors will jointly and severally and unconditionally guarantee, on a senior basis, the Company’s obligations under the First-Out Notes and all obligations under the First-Out Notes Indenture to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations to be set forth in the First-Out Notes Indenture, the First-Out/Second-Out Intercreditor Agreement, the ABL Intercreditor Agreement and any other applicable intercreditor agreement (the “Guaranty and Security Principles”).

Not all of our subsidiaries will guarantee the First-Out Notes. In addition, not all of our future subsidiaries are required to guarantee the First-Out Notes. All of the Company’s subsidiaries shall be “restricted subsidiaries” and subject to the covenants, and the Company shall not be permitted to create or otherwise permit any “unrestricted” subsidiaries.

See “Description of the First-Out Notes—Note Guarantees.”

Security:	The First-Out Notes will be secured, to the maximum extent permitted by law, by first-priority Liens on the Notes Priority

Collateral (each as defined herein) and second-priority Liens on the ABL Priority Collateral (as defined herein), in each case, subject to Permitted Liens (as defined herein), certain perfection requirements and the Guaranty and Security Principles (as defined herein), and which shall constitute substantially all of the assets of the Company and the Guarantors (with the exception of Excluded Property (as defined herein).

Ranking:	The First-Out Notes and related guarantees will be senior secured obligations of the Company and the Guarantors and will:

•	rank equally in right of payment with any existing and future senior indebtedness of the Company and the Guarantors;

•

be effectively senior to (i) all unsecured indebtedness and any future junior lien priority indebtedness of Company and the Guarantors to the extent of the value of the Collateral (after giving effect to any Permitted Liens) and (ii) indebtedness under the ABL Facility with respect to the value of Notes Priority Collateral;

•	be effectively equal to the Company’s and the Guarantors’ obligations under any pari passu secured indebtedness;

•	be effectively junior to the indebtedness under the ABL Facility with respect to the value of the ABL Priority Collateral;

•

be senior in right of payment to any future subordinated obligations of the Company and the Guarantors, including the Second-Out Notes and the Old Notes, subject to the ABL Intercreditor Agreement and the First-Out/Second-Out Intercreditor Agreement, as applicable; and

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

As of July 5, 2025, after giving effect to the Exchange Offer and the Rights Offering, assuming all Holders participate in full as New Money Participants, and the use of proceeds therefrom, (i) the Company would have had $180 million in total indebtedness outstanding, consisting of the First-Out Notes; and (ii) the Company and the Guarantors would have had $180 million in total indebtedness outstanding, consisting of the First-Out Notes.

Optional Redemption:	The Company may, at its option, redeem some or all of the First-Out Notes at any time at a redemption price equal to 107.500% of the principal amount of the First-Out Notes being redeemed, plus accrued and unpaid interest, if any, on the First-Out Notes being redeemed to, but not including, the applicable redemption date.

See “Description of the First-Out Notes—Optional Redemption.”

Certain Other Covenants:	The First-Out Notes Indenture restricts the Company’s ability and the ability of the Company’s subsidiaries to:

•	incur, assume or guarantee additional debt, or issue disqualified stock or preferred stock;

•	pay dividends, make other distributions or repurchase equity;

•	make certain investments and other restricted payments;

•	enter into transactions with affiliates;

•	create, incur, assume or suffer to exist liens;

•	sell or otherwise dispose of certain assets to third parties;

•	consolidate, merge or sell all or substantially all of their assets; and

•	create restrictions on the ability of certain subsidiaries to pay dividends and make other payments to the Company or the guarantors.

These covenants are subject to a number of significant limitations and exceptions.

See “Description of First-Out Notes—Certain Covenants.”

U.S. Federal Income Tax Considerations:	Holders should consider certain U.S. federal income tax consequences of the Exchange Offer and Consent Solicitation; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds:	We intend to use the net cash proceeds that we receive in the Rights Offering to repay borrowings under the ABL Facility and, to the extent of any excess, for working capital and general business purposes. We used currently outstanding borrowings under the ABL Facility (i) to repay outstanding indebtedness under our previous secured asset-based revolving credit agreement, (ii) to satisfy certain professional fee obligations associated with restructuring our indebtedness and (iii) for ordinary course and general operating expenses. We will also receive up to an aggregate of approximately $0.6 million from the exercise of all Initial Public Warrants (including the Pre-Funded Public Warrants), assuming the exercise in full of all such warrants for cash and intend to use the net proceeds from the exercise of the Initial Public Warrants (including the Pre-Funded Public Warrants) for general corporate purposes which may include the repayment of outstanding indebtedness. We will not receive any cash proceeds from the issuance of First-Out Notes or the Second-Out Notes in the Exchange Offer or from the Consent Solicitation.

See “Use of Proceeds.”

Denominations:	Minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Trustee:	Wilmington Trust, National Association

Risk Factors:	See “Risk Factors” and the other information included, and incorporated by reference, in this prospectus for a discussion of factors you should carefully consider before deciding whether to participate in the Transactions.

Summary of the Second-Out Notes

The following is a brief summary of certain terms of the Second-Out Notes and related guarantees. It may not contain all the information that is important to you. For additional information regarding the Second-Out Notes, see “Description of the Second-Out Notes.”

Company:	Fossil Group, Inc.

Securities:	Up to $60,127,395 aggregate principal amount (including up to $1.0 million Consent Premium) of 7.500% Second-Out Second Lien Secured Senior Notes due 2029, less any First-Out Notes issued in exchange for Old Notes pursuant to the Exchange Offer.

Interest Payment Dates:	Interest on the Second-Out Notes will be paid quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2026.

Interest:	Interest on the Second-Out Notes will accrue from the Settlement Date at a rate of 7.500% per annum.

Maturity Date:	June 30, 2029

Guarantees:	The Guarantors will jointly and severally and unconditionally guarantee, on a senior basis, the Company’s obligations under the Second-Out Notes and all obligations under the Second-Out Notes Indenture to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations to be set forth in the Second-Out Notes Indenture and the limitations in the First-Out/Second-Out Intercreditor Agreement, the ABL Intercreditor Agreement and any other applicable intercreditor agreement (the “Second-Out Guaranty and Security Principles”).

Not all of our subsidiaries will guarantee the Second-Out Notes. In addition, not all of our future subsidiaries are required to guarantee the Second-Out Notes. All of the Company’s subsidiaries shall be “restricted subsidiaries” and subject to the covenants, and the Company shall not be permitted to create or otherwise permit any “unrestricted” subsidiaries.

See “Description of the Second-Out Notes—Note Guarantees.”

Security:

The Second-Out Notes will be secured, to the maximum extent permitted by law, by second-priority Liens on the Notes Priority Collateral and third-priority Liens on the ABL Priority Collateral, in each case, subject to Permitted Liens, certain perfection requirements and the Second-Out Guaranty and Security Principles, and which shall constitute substantially all of the assets of the Company and the Guarantors (with the exception of Excluded Property).

Ranking:	The Second-Out Notes and related guarantees will be senior secured obligations of the Company and the Guarantors and will:

•	rank equally in right of payment with any existing and future senior indebtedness of the Company and Guarantors other than the First-Out Notes;

•

be effectively senior to (i) all unsecured indebtedness and any future junior lien priority Indebtedness of the Company and the Guarantors (other than any junior lien priority Indebtedness that ranks pari passu with the Second-Out Notes) to the extent of the value of the Collateral (after giving effect to any Permitted Liens) and (ii) the indebtedness under the ABL Facility with respect to the value of Notes Priority Collateral;

•	be effectively equal to the Company’s and the Guarantors’ obligations under any pari passu secured indebtedness;

•	be effectively junior to the indebtedness under the ABL Facility with respect to the value of the ABL Priority Collateral;

•	be senior in right of payment to any future subordinated obligations of the Company and the Guarantors, including the Old Notes;

•	be junior to the First-Out Notes, subject to the First-Out/Second-Out Intercreditor Agreement; and

•	be structurally subordinated to all liabilities of any non-Guarantor subsidiary of the Company.

As of July 5, 2025, after giving effect to the Exchange Offer and the Rights Offering, assuming all Holders participate in full as New Money Participants, and the use of proceeds therefrom, (i) the Company would have had $180 million in total indebtedness outstanding, consisting of the First-Out Notes; and (ii) the Company and the Guarantors would have had $180 million in total indebtedness outstanding, consisting of the First-Out Notes.

Optional Redemption:	The Company may, at its option, redeem some or all of the Second-Out Notes at any time at a redemption price equal to 100.000% of the principal amount of the Second-Out Notes being redeemed, plus accrued and unpaid interest, if any, on the Second-Out Notes being redeemed to, but not including, the applicable redemption date.

See “Description of the Second-Out Notes—Optional Redemption.”

Certain Other Covenants:	The Second-Out Notes Indenture restricts the Company’s ability and the ability of the Company’s subsidiaries to:

•	incur, assume or guarantee additional debt, or issue disqualified stock or preferred stock;

•	pay dividends, make other distributions or repurchase equity;

•	make certain investments and other restricted payments;

•	enter into transactions with affiliates;

•	create, incur, assume or suffer to exist liens;

•	sell or otherwise dispose of certain assets to third parties;

•	consolidate, merge or sell all or substantially all of their assets; and

•	create restrictions on the ability of certain subsidiaries to pay dividends and make other payments to the Company or the guarantors.

These covenants are subject to a number of significant limitations and exceptions. See “Description of the Second-Out Notes—Certain Covenants.”

U.S. Federal Income Tax Considerations:	Holders should consider certain U.S. federal income tax consequences of the Exchange Offer and Consent Solicitation; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of Second-Out Notes in the Exchange Offer or from the Consent Solicitation. See “Use of Proceeds.”

Denominations:	Minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

Trustee:	Wilmington Trust, National Association

Risk Factors:	See “Risk Factors” and the other information included, and incorporated by reference, in this prospectus for a discussion of factors you should carefully consider before deciding whether to participate in the Transactions.

Corporate Structure

The following diagram depicts (on a condensed basis) our anticipated corporate structure after giving effect to the Transactions and assumes 100% participation in the Exchange Offer, the Rights Offering and the Consent Solicitation:

Key:
Issuer of the New Notes
Guarantor of the New Notes
Fossil Group, Inc.(1)
Fossil Global Holdings, Inc.(2)
Domestic Non-Guarantor Subsidiaries
Domestic Guarantors(3)
Foreign Guarantors(4)
Foreign Non-Guarantor Subsidiaries
Foreign Non-Guarantor Subsidiaries
Foreign Guarantors(5)

(1)	Fossil Group, Inc. is the issuer of the New Notes and is also a borrower and the borrower representative under the ABL Credit Agreement. See “Description of Certain Other Indebtedness—ABL Facility.”
(2)	Fossil Global Holdings, Inc. is expected to guarantee the New Notes and is currently a guarantor under the ABL Credit Agreement.
(3)

As of the date hereof, includes Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Stores I, Inc. and Fossil Trust, all of which are expected to guarantee the New Notes. Fossil Partners, L.P. is also a borrower under the ABL Credit Agreement. Fossil Intermediate, Inc., Fossil Stores I, Inc. and Fossil Trust are currently guarantors under the ABL Credit Agreement.

(4)

As of the date hereof, includes Fossil Canada Inc., Fossil Europe B.V. and Swiss Technology Holding GmbH, all of which are expected to guarantee the New Notes. Fossil Canada Inc. is also a borrower under the ABL Credit Agreement. Fossil Europe B.V. and Swiss Technology Holding GmbH are currently guarantors under the ABL Credit Agreement.

(5)

As of the date hereof, includes Fossil (Europe) GmbH, Fossil Group Europe GmbH, Fossil (UK) Limited and Fossil (UK) Holdings Limited, all of which are expected to guarantee the New Notes. Fossil (Europe) GmbH and Fossil Group Europe GmbH are also borrowers under the ABL Credit Agreement. Fossil (UK) Limited and Fossil (UK) Holdings Limited are currently guarantors under the ABL Credit Agreement.

Summary Historical Financial Data

You should read the following summary financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included in our Annual Report on Form 10-K for the year ending December 28, 2024 (the “Annual Report”) and in our Quarterly Report on Form 10-Q for the quarter ending July 5, 2025 (the “Quarterly Report”), each of which is incorporated by reference into this prospectus. The summary historical consolidated financial information for the years ended December 28, 2024, December 30, 2023 and December 31, 2022 and the summary historical consolidated balance sheet information as of December 28, 2024 and December 30, 2023 have been derived from our audited consolidated financial statements included in our Annual Report. The summary historical consolidated financial information for the six months ended July 5, 2025 and June 29, 2024 and the summary selected historical consolidated balance sheet information as of July 5, 2025 have been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report. As a result of changes in presentation, certain prior period information has been reclassified to conform to the current presentation.

(Amounts in thousands, except for ratios)	For the 27 Weeks Ended July 5, 2025	For the 26 Weeks Ended June 29, 2024	Fiscal Year
			2024	2023	2022
Income Statement Data:
Net sales	$453,681	$514,874	$1,144,990	$1,412,384	$1,682,439
Gross profit	269,721	270,343	597,151	679,581	830,679
Operating income (loss)	1,742	(63,209)	(103,947)	(143,024)	(1,473)
Net income (loss)	(19,951)	(63,157)	(106,276)	(156,659)	(43,526)
Net income (loss) attributable to Fossil Group, Inc.	(19,870)	(63,081)	(102,671)	(157,088)	(44,157)
Balance Sheet Data (period end):
Working capital(1)	$223,801	$262,739	$227,945	$368,212	$519,381
Total assets	704,514	785,682	763,567	978,030	1,238,128
Total long-term liabilities	300,836	318,936	300,273	383,815	409,199
Total Fossil Group, Inc. stockholders’ equity	150,270	189,646	148,703	254,232	405,932
Other Financial Data:
Adjusted EBITDA(2)	$16,210	$(22,443)	$(14,899)	$(62,571)	$36,083
Total Debt(3)	181,395	163,276	168,132	212,546	223,351
Net cash (used in) provided by operating activities	(50,933)	38,986	46,680	(59,459)	(110,856)

(1)	Working capital is defined as current assets minus current liabilities.
(2)

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as our income (loss) before the impact of income tax expense (benefit), plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation expense, and restructuring expense minus gains on asset divestitures and interest income. We have included Adjusted EBITDA herein because it is widely used by investors for valuation and for comparing our financial performance with the performance of our competitors. We also use this non-GAAP financial measure to monitor and compare the financial performance of our operations. Our presentation of Adjusted EBITDA may not be comparable to similarly titled measures other companies report, and may not be comparable to similarly titled measures used in our various agreements, including the Revolving Facility. Adjusted EBITDA is not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) before income taxes. Certain line items presented in the tables below, when aggregated, may not foot due to rounding.

(3)	Excludes debt issuance costs and original issuance discount.

(Amounts in millions)	For the 27 Weeks Ended July 5, 2025	For the 26 Weeks Ended June 29, 2024	Fiscal Year
			2024	2023	2022
Income (loss) before income taxes	$(10.4)	$(67.1)	$(118.1)	$(156.1)	$(22.1)
Plus:
Interest expense	8.8	9.2	19.0	21.8	19.2
Depreciation and amortization	6.4	8.4	16.0	19.1	23.3
Impairment expense	0.1	1.0	2.5	2.2	2.4
Other non-cash charges (gains)	(0.3)	0.2	3.3	(0.9)	(1.1)
Stock-based compensation	1.2	1.6	2.9	5.7	8.0
Restructuring expense	23.1	26.7	59.8	43.3	6.1
Restructuring cost of sales	—	(0.2)	7.3	5.5	—
Unamortized debt issuance costs included in loss on extinguishment of debt	—	—	—	—	1.1
Less:
Gains on asset divestiture	11.5	—	3.3 (4)	—	—
Interest income	1.2	2.2	4.3	3.2	0.8

Adjusted EBITDA	$16.2	$(22.4)	$(14.9)	$(62.6)	$36.1

(4)	Represents a gain on the sale of a building in the third quarter of 2024.

RISK FACTORS

Investing in the New Notes involves significant risks, including the risks described below. Before making an investment in the New Notes, you should carefully consider, among other factors, the risks identified under “Risk Factors” in our Annual Report and other documents incorporated by reference herein. Please also refer to the section above entitled “Cautionary Note Regarding Forward-Looking Statements.” The risks described in the documents incorporated by reference in this prospectus are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by participating in the Transactions, investing in the New Notes and the suitability of investing in the New Notes in light of your particular circumstances. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The materialization of any of these risks could also result in a complete loss of your investment.

Risks Related to the Company

For a discussion of the risks related to our business, you should carefully consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” in our Annual Report which are incorporated by reference into this prospectus and in other documents that we subsequently file with the SEC that update, supplement or supersede such information. See “Where You Can Find More Information; Incorporation By Reference.”

Risks Related to the Transactions

The completion of the Transactions may not occur or may be delayed significantly, terminated or challenged by our creditors.

The consummation of the Transactions is conditional upon the satisfaction and waiver of certain conditions. See “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer” and “The Rights Offering—Conditional Offers to Buy.” In addition, subject to the Transaction Support Agreement and applicable law, the Company also has the right to terminate or withdraw the Transactions upon the occurrence of certain events, including if any condition to the Transactions is not satisfied or waived at or prior to the Settlement Date. Further, pursuant to the Transaction Support Agreement, the governing bodies of the Company Parties may, after consulting with counsel, terminate the Transactions if they determine that proceeding with the Transactions would be inconsistent with their fiduciary duties if there is an alternative, more advantageous option available. See “The Transaction Support Agreement—Termination Rights.”

We have negotiated the terms of the Transactions with the Supporting Holders who collectively represent ownership of approximately 60% of the aggregate principal amount of the outstanding Old Notes eligible to consent to the Proposed Amendments and to vote on a UK Proceeding as of the date of this prospectus. Pursuant to the terms of the Transaction Support Agreement, such Supporting Holders have agreed to separately exchange all of their respective Old Notes for First-Out Notes and certain of these Supporting Holders have committed to purchase an additional amount of First-Out Notes equal to the amount of First-Out Notes unpurchased in the Rights Offering. See “The Transaction Support Agreement.”

Even if the Transactions are completed, they may not be completed on the schedule described in this prospectus. Accordingly, Holders participating in the Transactions may have to wait longer than expected to receive their New Notes. Accordingly, Holders participating in the Transactions will not be able to effect transfers or sales of their Old Notes tendered pursuant to the Exchange Offer or any New Notes, Common Stock or Initial Public Warrants to be issued in the Transactions during the pendency of the Transactions unless they withdraw. Such Holders may not be able to promptly transfer or sell their Old Notes or New Notes or timely react to adverse trading conditions and could suffer losses as a result of these restrictions on transferability.

Additionally, certain of our creditors may attempt to challenge the progress or consummation of the Transactions, which may result in the delay or termination of the Transactions. These creditors could commence litigation or other legal actions that may enjoin, impede, delay or result in the termination of the Transactions or require us to pay damages in the event of an adverse judicial decision. While we intend to oppose any such litigation or other efforts that may materialize, we cannot assure you of our success.

Any significant delay, or failure, to complete the Transactions could have a material adverse effect on our business, results of operations and financial condition.

Uncertainty about the Transactions may adversely affect our relationships with our customers, suppliers and employees, which could negatively affect our business, whether or not the Transactions are completed.

The announcement of the Transactions may cause uncertainties in our relationships with our customers and suppliers, which could impair our ability to maintain or expand our business. Furthermore, uncertainties about the Transactions may cause current and prospective employees to experience uncertainty about their future with us. These uncertainties may impair our ability to retain, recruit or motivate key employees, which could adversely affect our business. Further, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending consummation of the Transactions. The occurrence of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations.

Holders are responsible for consulting with their advisors and we have not obtained a third-party determination that the Transactions are fair to Holders.

Holders should consult their own tax, accounting, financial and legal advisors regarding the suitability for themselves of the tax, accounting, financial, legal and other consequences of participating or not participating in the Transactions. None of the Company, the applicable New Trustee, the Dealer Manager, the Information, Exchange and Subscription Agent, the Old Notes Trustee or any director, officer, employee, agent or affiliate of any such person, is acting for any Holder, or will be responsible to any Holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Transactions, and accordingly none of the Company, the applicable New Trustee, the Dealer Manager, the Information, Exchange and Subscription Agent, the Old Notes Trustee or any director, officer, employee, agent or affiliate of any such person, makes any recommendation as to whether holders should tender their Old Notes pursuant to the Exchange Offer.

We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the Holders for purposes of preparing a report concerning the fairness of the Transactions. The future value of the New Notes received by a Holder may not equal or exceed the value of the Old Notes tendered.

You may not receive New Notes, Initial Public Warrants and/or Common Stock, as applicable, in the Exchange Offer or First-Out Notes and Common Stock in the Rights Offering if the procedures for the Transactions are not followed.

We will issue to Holders of Old Notes their pro rata portion of Subscription Rights to purchase First-Out Notes in the New Money Financing at a purchase price equal to 100% of the face amount of the First-Out Notes so purchased and to receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased. To participate in the Rights Offering, Holders must validly subscribe for and purchase the Required Subscription Amount in the Rights Offering in accordance with the procedures set forth in “The Rights Offering—Method of Subscription”

Holders that participate in the Rights Offering and purchase their Required Subscription Amount will also be entitled to exchange Old Notes for First-Out Notes in the Exchange Offer. In order to validly participate in the Exchange Offer, Holders must also tender their Old Notes in accordance with the procedures set forth in “The Exchange Offer and Consent Solicitation—Method of Exchange for New Notes.”

In all cases, you are responsible for complying with all of the procedures of the Transactions. If the Old Notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, you should allow sufficient time to ensure timely delivery of the Old Notes in accordance with the procedures. If you are the beneficial owner of Old Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to participate in the Transactions, you should promptly contact the person in whose name your Old Notes are registered and instruct that person to tender your Old Notes on your behalf. None of the Company, the applicable New Trustee, the Dealer Manager, the Information, Exchange and Subscription Agent, the Old Notes Trustee or any director, officer, employee, agent or affiliate of any such person is under any duty to extend the Transactions or give notification of defects or irregularities with respect to the tenders of Old Notes for exchange or subscriptions in the Rights Offering. Failure to validly tender Old Notes or subscribe for New Notes may limit a Holder’s ability to receive New Notes, Initial Public Warrants and/or Common Stock in the Transactions.

If we consummate the Consent Solicitation and the Exchange Offer Amendments become operative, Holders of the Old Notes will no longer benefit from the protections provided by certain of the covenants and events of default and other provisions in the Old Notes Indenture.

If the Exchange Offer Amendments become operative, any Old Notes that are not validly tendered or not accepted for exchange in the Exchange Offer will remain outstanding immediately following the completion of the Exchange Offer and will be subject to the terms of the Old Notes Indenture as modified by the Exchange Offer Amendments. If you do not tender your Old Notes in the Exchange Offer and the Exchange Offer Amendments become operative, you will be bound by the Exchange Offer Amendments even if you do not consent to them.

The Exchange Offer Amendments will not go into effect unless (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding.

Among other things, as a result of the Exchange Offer Amendments, certain of the covenants and events of default contained in the Old Notes Indenture and the Old Notes will be eliminated or modified. The Exchange Offer Amendments will (i) remove or modify certain covenants and events of default under the Old Notes that can be removed with the consent of Holders representing a majority of the aggregate principal amount outstanding of the Old Notes, (ii) subordinate in right of payment the Old Notes to the New Notes and the ABL Facility, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” on the terms set forth in the applicable supplemental indenture to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture, and (iii) make certain other amendments to the Old Notes Indenture. See “The Proposed Amendments—Exchange Offer Amendments.” As a result, in the event of a bankruptcy or insolvency of the Company, holders of the New Notes will be better positioned to recover upon their investment in comparison to Holders of the Old Notes. Further, the Old Notes are currently traded on the NASDAQ Global Select Market under the symbol “FOSLL.” If we complete the Transactions, we expect to delist the Old Notes from the NASDAQ Global Select Market.

The Supporting Holders who collectively hold approximately 60% of the aggregate principal amount of the Old Notes eligible to vote in the Consent Solicitation as of the date of this prospectus have executed a Transaction Support Agreement with the Company. The Supporting Holders have agreed to exchange all of their Old Notes for First-Out Notes and to consent to the Proposed Amendments in the Consent Solicitation in accordance with the terms set forth herein and pursuant to the terms of the Transaction Support Agreement. Accordingly, the Company has already received support of approximately 60% of Holders in the Exchange Offer and Consent Solicitation. See “The Transaction Support Agreement.”

Even if you choose not to participate in the Exchange Offer, if the Company implements a UK Proceeding that is sanctioned by the English court and is ultimately successfully implemented, your Old Notes will be automatically exchanged into Second-Out Notes.

If the Company is required to proceed with a UK Proceeding in accordance with the Transaction Support Agreement and such UK Proceeding is sanctioned by the English court and ultimately successfully implemented, your Old Notes will be automatically exchanged into Second-Out Notes at 100% of the face amount of the Old Notes held immediately prior to the completion of the UK Proceeding. You will additionally receive a pro rata portion of Initial Public Warrants in the same amount as you would have received if you had participated in the Exchange Offer. See “Description of the Second-Out Notes.” Additionally, in such case, Holders that did not validly participate in the Exchange Offer will not receive the Consent Premium.

The New Notes have a later maturity than the Old Notes, potentially increasing the risk that the Company will be unable to repay or refinance such Holder’s New Notes when they mature.

The New Notes being offered in the Exchange Offer have a later maturity date than the Old Notes. Holders who tender their Old Notes in the Exchange Offer and whose tender is accepted for exchange, or Holders whose Old Notes are automatically exchanged into Second-Out Notes in connection with a successful UK Proceeding, will be exposed to the risk of nonpayment on the New Notes that they hold for a longer period of time. Further, if the Company does not proceed with a UK Proceeding and the Exchange Offer is consummated, non-tendering Holders or those Holders whose Old Notes were not accepted for exchange will hold securities with an earlier maturity date than the New Notes. This can potentially increase the risk of non-payment on the New Notes. For example, following the maturity date of the Old Notes, but prior to the maturity date of New Notes, the Company may become subject to a bankruptcy or a similar proceeding. If so, such Holders of Old Notes may be entitled to payment in full, and there is a risk that the holders of the New Notes with a later maturity date may not be entitled to payment in full.

The Transactions may be cancelled or delayed, and no interest will be paid on the purchase price submitted in connection with the Rights Offering.

The Company has the right, subject to its rights and obligations under the Transaction Support Agreement, to terminate or withdraw, at its sole discretion, the Transactions upon the occurrence of certain events, including if any condition to the Transactions is not satisfied prior to the applicable Expiration Time. Even if the Transactions are consummated, they may not be consummated on the schedule described in this prospectus. Accordingly, holders participating in the Transactions may have to wait longer than expected to receive their New Notes (or to have their subscriptions and related purchase prices and Old Notes returned to them in the event the Company terminates the Transactions), during which time such Holders will not be able to effect transfers or sales of their Old Notes without withdrawing. No interest will be paid to Holders on any purchase price submitted in connection with the Rights Offering regardless of whether the Company accepts the Old Notes or extends, amends or terminates the Rights Offering and the Exchange Offer or the Old Notes tendered and purchase price provided are withdrawn.

We may repurchase any Old Notes that are not exchanged in the Exchange Offer on terms that are more favorable to the Holders of the Old Notes than the terms of the Exchange Offer.

We or our affiliates may, to the extent permitted by applicable law, the Credit Agreement and the indentures governing the New Notes, after the applicable Expiration Time, acquire Old Notes that are not tendered and accepted in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine, which may be more favorable to holders than the terms of the Rights Offering and the Exchange Offer. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

Holders who exchange their Old Notes will release and waive any and all existing claims such Holders might otherwise have against us in connection with the Old Notes or the Old Notes Indenture.

Exchanging an Old Note in the Exchange Offer will constitute a waiver to the extent such Old Note is accepted in such Exchange Offer and the Exchange Offer or UK Proceeding is consummated, pursuant to which such Holder will release and waive any existing claims such Holder might have against the Company or any guarantor, if applicable, in connection with the Old Notes or the Old Notes Indenture. Once the applicable Expiration Time has passed, Holders who have tendered and not withdrawn their Old Notes at or prior to the applicable Expiration Time will not be able to revoke their waiver.

We have and will continue to incur significant costs in conducting the Transactions.

The Transactions have resulted, and will continue to result, in significant costs to us, including advisory and professional fees. These costs and fees have and will continue to reduce our available cash flow, which could have an adverse effect on our business prospects, financial condition and results of operations.

We may fail to realize the anticipated benefits of the Transactions.

Following the completion of the Transactions, we expect to benefit from, among other things, an improved capital structure, a reduced but still significant refinancing risk, an increased ability to engage in strategic transactions and grow our shareholder base, and a reduced delisting risk. If we are not able to successfully achieve these objectives, then the anticipated benefits of the Transactions may not be realized fully or at all or may take longer to realize than expected.

Old Notes tendered and not validly withdrawn at or prior to the applicable Expiration Time may not be withdrawn at any time after the applicable Expiration Time (except in certain limited circumstances where additional withdrawal rights are required by law).

Tenders of Old Notes in connection with the Exchange Offer and subscriptions made in connection with the Rights Offering may be withdrawn at any time prior to the applicable Expiration Time. However, following the applicable Expiration Time, tenders of Old Notes in the Exchange Offer and subscriptions made in connection with the Rights Offering may not be validly withdrawn unless the Company is otherwise required by law to permit withdrawal.

The Exchange Offer Amendments will not go into effect unless (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived as of the Exchange Offer Expiration Time, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective, and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding. Once effective, consents to the Exchange Offer Amendments will be irrevocable. The UK Proceeding Amendments will not go into effect unless the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by the Exchange Offer Expiration Time and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement. Once effective, consents to the UK Proceeding Amendments will be irrevocable.

Prior to becoming irrevocable, consents may only be revoked by validly withdrawing the associated tendered Old Notes. In the event the Company pursues a UK Proceeding, a Holder will still be entitled to validly withdraw tendered Old Notes after the Exchange Offer Expiration Time and prior to the Conditional Expiration Time, but any such withdrawal will not constitute a valid revocation of such Holder’s consent to the Proposed Amendments once such Proposed Amendments go into effect.

If a Holder has not tendered their Old Notes in the Exchange Offer, and, as a result, has not been deemed to have provided their proxy to the Information, Exchange and Subscription Agent in respect of the UK Proceeding and wishes to vote for or against a UK Proceeding, such Holder must follow the procedures that will be established for voting on the UK Proceeding in the event the Exchange Offer (or any other condition to completing the Exchange Offer without a UK Proceeding) is not consummated. See “The UK Proceeding.”

Submitting a conditional offer to buy First-Out Notes pursuant to the Rights Offering does not guarantee receipt of such First-Out Notes at the Settlement Date.

The Rights Offering is conditioned upon the effectiveness of the registration statements of which this prospectus forms a part and no conditional offers to subscribe for and purchase First-Out Notes may be accepted or confirmed (and no amount of the cash purchase price thereof may be deposited) until the registration statements of which this prospectus forms a part have been declared effective by the SEC.

Notwithstanding any other provisions relating to Subscription Rights, we will not be required to accept any conditional offer to buy First-Out Notes in the Rights Offering validly submitted (and not validly withdrawn), and may terminate, amend or extend any offer or delay or refrain from accepting such conditional offer to buy or transferring any consideration to the First-Out Notes Trustee (or persons performing a similar function) in respect of any Subscription Rights, if any of the conditions described under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer” have not been satisfied or waived, or are reasonably determined by us to have not been satisfied or waived.

The Exchange Offer may result in reduced liquidity for the Old Notes that are not exchanged.

To the extent tenders of Old Notes for exchange in the Exchange Offer are accepted for exchange by the Company and the Exchange Offer is completed, the trading market for the Old Notes that are not exchanged could become more limited than the existing trading market for such Old Notes currently and could cease to exist altogether if the consummation of the Exchange Offer results in the reduction in the principal amount of such Old Notes. Further, the Old Notes are currently traded on the NASDAQ Global Select Market under the symbol “FOSLL.” If we complete the Transactions, we expect to delist the Old Notes from the NASDAQ Global Select Market, which may further impact trading. A more limited trading market, whether due to a reduced principal amount outstanding or otherwise, might adversely affect the liquidity, market price and price volatility of the Old Notes. The Old Notes may trade at a discount to the price at which they would trade if the current principal amount outstanding were not reduced. There can be no assurance that an active market in the Old Notes will exist, develop or be maintained, or as to the prices at which the Old Notes may trade, whether or not the Exchange Offer is consummated.

Failure to complete the Transactions successfully could negatively affect the prices of the Old Notes.

Several conditions must be satisfied or waived (to the extent waivable) in order to complete the Transactions. The conditions to the Transactions may not be satisfied, and if such conditions are not satisfied or waived (to the extent waivable), the Transactions may not occur or may be delayed. If the Transactions are not completed or are delayed, the market price of the Old Notes may decline to the extent that the current market price reflects an assumption that such Transactions have been or will be completed.

The Subscription Rights in the Rights Offering are not transferable separately from the Old Notes, and there is no market for the Subscription Rights.

The Subscription Rights in the Rights Offering are not transferable separately from the Old Notes. You may not sell, transfer or assign your Subscription Rights to anyone else without also selling or transferring your Old Notes. As a result, you may not submit a conditional offer to purchase First-Out Notes in the Rights Offering and separately transfer your Old Notes. In order to transfer your Old Notes, you must validly withdraw your conditional offer and any transfer of your Old Notes will accordingly have your Subscription Rights transferred alongside such transferred Old Notes. Because the Subscription Rights are not transferable separately from the

Old Notes, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise (or cause your custodian bank, depositary, broker, trust company or other nominee to exercise) your Subscription Rights and acquire the securities issuable thereunder, and such securities must appreciate in value, for you to potentially realize any value from your Subscription Rights.

You will not be able to resell any of the securities that you may receive pursuant to the exercise of Subscription Rights immediately upon the applicable Expiration Time.

We expect to deliver the First-Out Notes and corresponding shares of Common Stock purchased in the Rights Offering to New Money Participants on the Settlement Date. Until such First-Out Notes and Common Stock are delivered, you will not be able to sell such First-Out Notes or Common Stock that you subscribe for in connection with the Rights Offering.

You will not receive interest on subscription funds, including any funds ultimately returned to you if we are unable to consummate the Rights Offering or if it is otherwise unsuccessful.

To exercise your Subscription Rights, you will be required to deliver the completed Subscription Form and any other required paperwork to the Information, Exchange and Subscription Agent along with the applicable purchase price. You will not earn any interest on your payment of the purchase price while it is being held by the Information, Exchange and Subscription Agent pending the settlement of the Rights Offering, even if we amend the terms of the Rights Offering to extend the subscription period. If we cancel the Rights Offering, neither we nor the Information, Exchange and Subscription Agent will have any obligation with respect to the Subscription Rights except to return to you, without interest or penalty, any payment of the purchase price that you have made.

Risks Related to the UK Proceeding

The effectiveness of the Restructuring Plan requires approval of the Plan Creditors.

In order for the Restructuring Plan to become binding on the Plan Company and all Holders, the Restructuring Plan must be approved by the requisite majority pursuant to Part 26A of the Companies Act 2006 (the “Requisite Majority”) at a Plan Meeting that has been ordered by the English court.

In relation to the Restructuring Plan, the Plan Company intends to propose that the Holders vote together as a single class of creditors at the Plan Meeting. Pursuant to Part 26A of the Companies Act 2006, for a single class restructuring plan to be approved at a plan meeting, approval from at least 75% in value of holders present and voting (in person or by proxy) at a Plan Meeting will be required.

However, the composition of the classes of Plan Creditors in the Restructuring Plan is ultimately a matter for the English court to determine. Therefore, there is a risk that the English court declares that the Plan Creditors should be separated into more than one class. In such circumstances, the “Requisite Majority” for approval shall be:

•

at the meeting ordered to be summoned by the English court, a majority representing 75% in value of the class of Plan Creditors present and voting (either in person or by way of video conference, or by proxy) votes in favor of the Restructuring Plan; or

•

a majority representing 75% in value of at least one class of Plan Creditors votes in favor of the Restructuring Plan and the English court is satisfied that: (i) that class would receive a payment and/or have a genuine economic interest in the Plan Company in the relevant alternative and (ii) each dissenting class would be no worse off under the Restructuring Plan than in the relevant alternative.

In order for the Restructuring Plan to become effective, the Restructuring Plan must then be sanctioned by an order of the English court and an official copy of the order must be delivered to the Registrar of Companies for registration.

If the Requisite Majority is obtained, the Restructuring Plan is expected to be made effective on or around November 10, 2025 by the delivery of copies of the order of the English court sanctioning the Restructuring Plan under Section 901F or 901G (as applicable) of the Companies Act 2006 (the “Sanction Order”) to the Registrar of Companies. If the Restructuring Plan becomes effective, the Plan Creditors will be bound by its terms from the date on which the Restructuring Plan is anticipated to be effective, i.e., the Plan Effective Date.

Pursuant to the Transaction Support Agreement (as described in further detail in “The Transaction Support Agreement”), the parties thereto have agreed to support the Restructuring Plan and, although the Supporting Holders will be Plan Creditors and are expected to vote in favor of the Restructuring Plan pursuant to the terms of the Transaction Support Agreement, in the event that the Transaction Support Agreement is terminated in accordance with its terms, any Plan Creditor that was party to the Transaction Support Agreement would cease to be bound by its obligation to support the Restructuring Plan.

If the Requisite Majority is not obtained, the Restructuring Plan will be withdrawn and will not become effective and the compromise and arrangement contemplated by the Restructuring Plan will not be implemented.

Accordingly, in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) has not been satisfied or waived as of the Exchange Offer Expiration Time and the Company is required, pursuant to the Transaction Support Agreement, to proceed with the UK Proceeding, if the Restructuring Plan is then not implemented, the Company and its subsidiaries could face immediate adverse consequences including, among others, difficulty maintaining business, financing and operational relationships, and a reduced interest in the Company from investors, finance providers and potential purchasers. In such event, it is likely that the Company and its subsidiaries will need to pursue alternative near-term restructuring transactions to address its capital structure and liquidity needs, including potential asset sales delivered through commencement of voluntary cases under Chapter 11 of Title 11 of the United States Code. These alternative restructuring transactions are likely to lead to a materially lower return to all Plan Creditors when compared to the expected return under either the Exchange Offer or the Restructuring Plan.

The Restructuring Plan may be objected to and may not be completed.

It is possible for a person with an interest in the Restructuring Plan (whether a Holder who has not provided their proxy or otherwise) to lodge objections to the Restructuring Plan with the English court. If such objections have been lodged, to attend or be represented at either the Convening Hearing or the Sanction Hearing to make representations, for example: (i) that a Holder disagrees with the Plan Company’s proposals regarding the convening of the Plan Meeting (including the proposed composition of the voting class); (ii) that the Restructuring Plan should not be sanctioned; and/or (iii) to appeal against the Sanction Order granted by the English court. Therefore, even if the Restructuring Plan is approved at the Plan Meeting, there can be no assurance that objections will not be made at or before the Sanction Hearing, or that an appeal will not be made against the grant of the Sanction Order and that any such objections or appeal will not delay or possibly prevent the restructuring of the Old Notes.

Effectiveness of the Restructuring Plan requires the sanction of the English court.

In order for a Restructuring Plan to become effective, it must receive the sanction of the English court. The English court will not sanction a Restructuring Plan and grant the Sanction Order unless it is satisfied that the correct procedures have been followed, the proposed arrangements are fair and that there are no other reasons why the Restructuring Plan should not be approved, such that the Restructuring Plan would not be effective. There can be no assurance that the English court will determine that the Restructuring Plan is fair or that the English court will not conclude that there are other reasons why the Restructuring Plan should not be sanctioned. If the English court does not sanction the Restructuring Plan, or sanctions it subject to conditions or amendments which: (i) the Company deems unacceptable; or (ii) would have (directly or indirectly) a material adverse effect on the interests of any of the Holders and such conditions or amendments are not approved by any of the Holders, the Restructuring Plan will not become effective and the restructuring of the Old Notes will not be implemented.

If the conditions precedent to the Restructuring Plan being fully effective and implemented (the “Restructuring Conditions”) are not satisfied or waived, the Restructuring Plan may not be completed.

Implementation of the Restructuring Plan cannot be commenced unless the Restructuring Conditions are satisfied or waived in accordance with the terms of the Restructuring Plan and/or the other documents required to implement the restructuring of the Old Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments) via the Restructuring Plan (the “Restructuring Documents”), as applicable. There is also a risk that the relevant parties to the Restructuring Documents may disagree as to when a condition precedent has been satisfied or waived (or will refuse to waive a condition precedent), meaning that the implementation of the Restructuring Plan cannot be finalized.

Furthermore, in order to complete the UK Proceeding, the registration statements of which this prospectus forms a part must be declared effective by the SEC and remain effective on the Settlement Date and there is no assurance this will be the case such that the UK Proceeding will be able to be successfully implemented.

A Restructuring Plan does not guarantee the viability of the business.

While it is anticipated that a Restructuring Plan (if required) and the restructuring of the Old Notes will help to ensure the continued viability of the business of the Company and its subsidiaries and facilitate the Company and its subsidiaries achieving their Turnaround Plan, there may be other factors which have an impact on its financial performance, business, affairs and continued progress.

The successful implementation of a Restructuring Plan and the restructuring of the Old Notes cannot therefore be taken as an indication or guarantee of the continued viability of the business of the Company and its subsidiaries.

Certain of the Company’s material contracts may contain termination clauses which could be triggered by a Restructuring Plan.

The Company may be party to certain material contracts that contain termination provisions which may be triggered by a Restructuring Plan. Certain of these material contracts might also be terminable as a result of insolvency-related events. There can be no assurance that the Company has identified all contracts material to its business with termination clauses that may be triggered by a Restructuring Plan or insolvency-related events. If the Company triggers such a termination clause in any of its material contracts (or in a number of contracts that, when looked at together, are material to its business) and a consent or waiver is not obtained from the relevant counterparty, such counterparty may terminate or threaten to terminate the contract, which could have a material adverse effect on the Company’s business, operating results, financial condition or prospects.

A Restructuring Plan may not be recognized or enforced in the United States.

It is contemplated that, if a Restructuring Plan is required, the Company will seek recognition of the Restructuring Plan under Chapter 15, Title 11 of the United States Bankruptcy Code. However, there is a possibility that the U.S. Bankruptcy Court will not recognize the Restructuring Plan under Chapter 15, Title 11 of the United States Bankruptcy Code. If the U.S. Bankruptcy Court declines to recognize the Restructuring Plan under Chapter 15, Title 11 of the United States Bankruptcy Code, the Restructuring Plan may not be recognized or be enforceable against a Holder in the United States.

Risks Related to the New Notes, Our Guarantees and Our Indebtedness

We have, and following the completion of the Transactions will continue to have, a substantial amount of indebtedness and this substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under such indebtedness, to react to changes in our business and to incur additional indebtedness to fund future needs.

As of July 5, 2025, after giving effect to the Exchange Offer and the Rights Offering, assuming all Holders participate in full as New Money Participants, and the use of proceeds therefrom, (i) the Company would have had $180 million in total indebtedness outstanding, consisting of the First-Out Notes; and (ii) the Company and the Guarantors would have had $180 million in total indebtedness outstanding, consisting of the First-Out Notes. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences for our business. For example, it could:

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make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in an event of default under the agreements governing such indebtedness;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, business development and other purposes;

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compromise our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, due to our high level of debt and the restrictive covenants in the credit agreement that governs our ABL Facility and the indentures governing the New Notes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes;

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prevent us from raising the funds necessary to repurchase all of the notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indentures governing such indebtedness; and

•	limit our ability to redeem, repurchase, defease or otherwise acquire or retire for value any subordinated indebtedness we may incur.

These restrictions could adversely affect our financial condition and limit our ability to successfully implement our growth strategy.

In addition, we may need additional financing to support our business and pursue our growth strategy. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and, in the case of equity and equity-linked securities, our existing stockholders may experience dilution.

The Credit Agreement that governs the ABL Facility and the indentures governing the New Notes each impose significant operating and financial restrictions on us and our restricted subsidiaries, which may prevent us from capitalizing on business opportunities.

The Credit Agreement that governs the ABL Facility and indentures governing the New Notes each impose significant operating and financial restrictions on us and our restricted subsidiaries. These restrictions limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Company or the Guarantors;

•	prepay, redeem or repurchase certain indebtedness that is subordinated in right of payment to the New Notes and the ABL Facility; and

•	transfer or sell assets.

In addition, we are required to comply with a minimum level of availability under the ABL Facility. See “Description of Certain Other Indebtedness.”

As a result of the restrictions described above, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as other terms of our indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.

Despite our indebtedness levels on the Settlement Date after giving effect to the Transactions, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the Credit Agreement that governs the ABL Facility and indentures governing the New Notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness that may be incurred in compliance with these restrictions could be substantial. If we incur additional debt above the levels that will be in effect on the Settlement Date after giving effect to the Transactions, the risks associated with our leverage, including those described above, would increase. In addition, as of the date hereof, we had $9.1 million of availability to incur additional secured indebtedness under our ABL Facility. Further, the restrictions in the indentures governing the New Notes and the Credit Agreement that governs the ABL Facility will not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined in such debt instruments.

We may be unable to service our indebtedness, including the New Notes, which could result in our bankruptcy or liquidation.

Our ability to make scheduled payments on and to refinance our indebtedness, including the New Notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors, all of which are beyond our control, including the availability of financing in the banking and capital markets. Lower net revenues generally will reduce our cash flow. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the New Notes, to refinance our debt or to fund our other liquidity needs. Some of our debt, including the ABL Facility, will or may mature before the maturity dates of the New Notes.

If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the New Notes, which could cause us to default on our debt obligations and impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

If we fail to comply with the covenants under the ABL Facility, we could become in default thereunder, and by reason of cross-acceleration or cross-default provisions, other indebtedness may then become immediately due and payable. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the ABL Facility to avoid being in default. If we breach our covenants under the ABL Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our ABL Facility. Moreover, in the event of a default, the holders of our indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest, if any. The lenders under our ABL Facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure or other enforcement proceedings against their collateral. The lenders could exercise their rights, as described above, and we could be forced into a bankruptcy, liquidation or other insolvency proceeding.

We may be required to repay the ABL Facility prior to its stated maturity date under the Credit Agreement if the springing maturity feature is triggered or otherwise reserve amounts for repayment of indebtedness.

The ABL Facility has a stated maturity date of August 13, 2030, but includes a springing maturity feature that will cause the stated maturity date to spring ahead to the date that is 91 days prior to the maturity date of material indebtedness (as defined therein) if such material indebtedness remains outstanding on such 91st day. In certain other cases, the Credit Agreement requires the Company to establish, on such 91st day, a reserve in an amount equal to the aggregate principal amount of indebtedness coming due. If such features are triggered, we will be required to pay all amounts outstanding under the ABL Facility sooner than they would otherwise be due or establish reserves to repay such maturing indebtedness. We may not have sufficient funds available to pay or reserve such amounts at that time, and we may not be able to raise additional funds to pay or reserve such amounts on a timely basis, on terms we find acceptable, or at all.

If the Restructuring Transactions are not successfully completed, the lenders under the ABL Facility may accelerate the ABL Facility obligations and terminate their commitments thereunder.

The Restructuring Transactions (as defined in the ABL Facility) are required to occur by December 30, 2025; if the Restructuring Transactions are not consummated on or before such date, an event of default shall occur thereunder. The occurrence of such event of default will permit the lenders under the ABL Facility to accelerate the ABL Facility obligations and terminate their commitments thereunder which will impair the Company’s access to necessary liquidity. See “Description of Certain Other Indebtedness.”

An increase in market interest rates could result in a decrease in the value of the New Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you receive New Notes, and the market interest rates subsequently increase, the market value of your New Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the New Notes may not develop, which could limit the market price of the New Notes or your ability to sell them.

The New Notes are a new issue of debt securities for which there currently is no trading market. We cannot provide any assurances that an active trading market will develop for the New Notes or that you will be able to sell your New Notes. If the New Notes are traded after their initial issuance, their trading price may be below par depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. We cannot assure you that a liquid trading market will develop for the New Notes, that you will be able to sell your New Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the New Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the New Notes for an indefinite period of time. In addition, there may be a limited number of buyers when you decide to sell your New Notes. This may affect the price, if any, offered for your New Notes or your ability to sell your New Notes when desired or at all.

The ratings for the New Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the New Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the New Notes may not reflect all risks related to us and our business, or the structure or market value of the New Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the New Notes.

We may not be able to repurchase the New Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding New Notes at a purchase price equal to their principal amount, together with accrued and unpaid interest, if any, to the repurchase date plus, for the First-Out Notes, a premium of 7.5% of principal amount and, for the Second-Out Notes, a premium of 1% of principal amount. Additionally, under the terms of the ABL Facility, a change of control may constitute an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the New Notes and repayment of borrowings under the ABL Facility would be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the New Notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the New Notes may be limited by law. In order to avoid the obligations to repurchase the New Notes and events of default and potential breaches of the terms of the ABL Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, in connection with certain tender offers, including an exchange offer, for either series of New Notes, if holders of not less than 90% in aggregate principal amount of the outstanding New Notes of such series validly tender and do not withdraw such notes in such tender offer and we, or any third party making such a tender offer in lieu of us, purchases or exchanges, all of the notes of such series validly tendered and not withdrawn by such holders, we or such third party will have the right to redeem the New Notes of such series that remain outstanding in whole, but not in part, following such purchase or exchange at a price equal to the price offered to each other holder of such series of New Notes (which may be less than par and will exclude any early tender or exchange premium and any accrued and unpaid interest paid to any Holder in such offer payment). See “Description of First-Out Notes—Optional Redemption” and “Description of Second-Out Notes—Optional Redemption.”

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indentures governing the New Notes may allow us to enter into transactions, such as acquisitions, asset sales, refinancings or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the New Notes. The definition of change of control for purposes of the New Notes will include a phrase relating to the transfer of “all or substantially all” of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase your New Notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Applicable fraudulent transfer laws may permit a court to void the New Notes or the guarantees thereof and any related security, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes and the incurrence of the guarantees of the New Notes and any related security. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the New Notes or the guarantees thereof and any related security could be voided as a fraudulent transfer or conveyance if the Company or a guarantor, as applicable, (i) issued the notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the New Notes or incurring the guarantees or any related security and, in the case of (ii) only, one of the following is also true at the time thereof:

•	the Company or such Guarantor, as applicable, was insolvent or rendered insolvent by reason of the issuance of the New Notes or the incurrence of its guarantees;

•	the issuance of the New Notes or the incurrence of its guarantees left the Company or such Guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Company or such Guarantor intended to, or believed that it would, incur indebtedness beyond its ability to pay as they mature; or

•

the Company or such Guarantor, as applicable, issued the New Notes or incurred its guarantees to or for the benefit of an insider (e.g., a director, an officer, a person in control, etc., of the Company or such Guarantor), under an employment contract and not in the ordinary course of business.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee or security interest to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the New Notes.

We cannot be certain as to the standards a court would use to determine whether or not the Company or a Guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the New Notes or the guarantees thereof and any related security would be subordinated to other indebtedness. In general, however, a court would deem an entity insolvent if:

•	the sum of its indebtedness, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature;

•	it generally ceased to pay its indebtedness in the ordinary course of business other than as a result of a bona fide dispute; or

•	it could not pay its indebtedness as they became due.

If a court were to find that the issuance of the New Notes or the incurrence of a guarantee thereof and any related security was a fraudulent transfer or conveyance or other reviewable transaction, the court could void the payment obligations under the New Notes or that guarantee or security interest, could subordinate the New Notes or that guarantee or security interest to presently existing and future indebtedness of the Company or of the relevant guarantor or could require the holders of the New Notes to repay any amounts received with respect to the New Notes or that guarantee or security interest. In the event of a finding that a fraudulent transfer or conveyance or other reviewable transaction occurred, you may not receive any repayment on the notes. The indentures governing the New Notes will also permit guarantees by foreign subsidiaries to be limited to the extent necessary to comply with applicable local law, and these limitations could limit the value of the guarantees. Further, the avoidance of the New Notes could result in an event of default with respect to our and our subsidiaries’ other indebtedness that could result in acceleration of that indebtedness.

Finally, as a court of equity, the bankruptcy court in the United States may subordinate the claims in respect of the New Notes to other claims against us under the principle of equitable subordination if the court determines that (i) the holder of New Notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors of the Company or such Guarantor, as applicable, or conferred an unfair advantage upon the holders of the New Notes and (iii) equitable subordination is not inconsistent with the provisions of title 11 of the United States Code (the “Bankruptcy Code”). Similar limitations could apply in other jurisdictions. With respect to such other jurisdictions, there may be certain local limitations on perfection of collateral or enforcement against security interests which could affect your ability to realize the full or intended benefits of the security interests over the collateral, which limitations may be material.

You may have difficulty enforcing U.S. bankruptcy and insolvency laws.

Under the Bankruptcy Code, U.S. bankruptcy courts are given jurisdiction over a debtor’s property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognize the U.S. bankruptcy court’s jurisdiction. Accordingly, you may have difficulty administering a U.S. bankruptcy case or a ruling of a U.S. bankruptcy court involving any guarantors organized outside of the United States, because their center of main interest and/or the substantial majority of their respective property may be located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against the guarantors organized outside of the United States with respect to their respective property located outside the United States. Similar difficulties may arise in administering bankruptcy cases in other jurisdictions.

In addition, in the event of bankruptcy, insolvency, corporate reorganization or a similar event, proceedings could be initiated in any of the jurisdictions of organization of the Company or guarantors, including a future guarantor. Your rights under the New Notes and the guarantees may therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. See “—Enforcement of the New Notes, the guarantees in respect thereof and the Collateral securing the foregoing across multiple foreign jurisdictions may be difficult and involve long recovery times.” In addition, there are differences between the bankruptcy, insolvency, corporate reorganization, foreign exchange, administration and other laws of the United States and other jurisdictions of the guarantors and potential future guarantors, including in respect of creditors’ rights and remedies, priority of creditors, priority claims, the ability to obtain post-petition interest and the duration of insolvency or other proceedings, and any such differences may be material.

There are circumstances other than repayment or discharge of the New Notes under which the guarantees and the Collateral securing the notes will be released automatically, without your consent or the consent of the applicable New Trustee.

Under various circumstances, the guarantees of the New Notes and any related security will be released automatically. The guarantee of a guarantor of the New Notes and any related security will be automatically released to the extent such guarantor or security interest is released in connection with a sale or other disposition of the equity interests of such guarantor in a transaction not prohibited by the indentures governing the New Notes. As a result, the Collateral securing the New Notes may be released automatically to enable the sale, transfer or other disposal of such Collateral in transactions not prohibited by the indentures governing the New Notes, including the sale of any entity in its entirety that owns or holds such Collateral. The Collateral securing the New Notes may also be released automatically upon the release of such guarantor from its guarantee as permitted by the indentures governing the New Notes or when such guarantor otherwise ceases to be a guarantor.

If the guarantee of any guarantor is released, no holder of the New Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the New Notes. For a description of all circumstances in which a guarantor’s subsidiary guarantee and the Collateral securing the New Notes will be automatically released], see “Description of First-Out Notes— Note Guarantees,” “Description of First-Out Notes—Intercreditor Agreements—Use and Release of Collateral,” “Description of Second-Out Notes— Note Guarantees” and “Description of Second-Out Notes—Intercreditor Agreements—Use and Release of Collateral.”

The New Notes and the guarantees will be structurally subordinated to the indebtedness and other obligations of the subsidiaries of the Company that are not guarantors.

The New Notes, including the guarantees of the New Notes, will be structurally subordinated to any indebtedness and other liabilities, including trade payables, of the subsidiaries of the Company that are not guarantors. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the New Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that which we hold. This may have the effect of reducing the amount of liquidation or similar proceeds paid to holders of the New Notes.

The Second-Out Notes will be secured by liens that rank junior to the First-Out Notes and other indebtedness and will be subordinated in right of payment to the First-Out Notes.

The Second-Out Notes and related guarantees will be secured by liens that rank junior to the liens securing the First-Out Notes and will be subordinated in right of payment to the First-Out Notes (in both cases, subject to the First-Out/Second-Out Intercreditor Agreement). As a result, the Second-Out Notes and related guarantees will be effectively subordinated to all of the Company’s existing secured indebtedness (other than, with respect to the ABL Facility, the Notes Priority Collateral) or obligations that rank senior to the Second-Out Notes, including the First-Out Notes and the Second-Out Notes will be effectively subordinated to all liabilities of any non-Guarantor subsidiary of the Company.

The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under First-Out Notes or other secured indebtedness that ranks senior to the Second-Out Notes (or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding of us or the subsidiary guarantors) the proceeds from the sale of the assets securing such indebtedness or obligations will be available to pay obligations on the Second-Out Notes only after all such indebtedness under the First-Out Notes and other senior indebtedness have been paid in full. Because the Second-Out Notes and the respective note guarantees will be secured by liens that rank junior to the liens securing the First-Out Notes and those other obligations, it is possible that there will be no assets remaining from which claims of holders of the Second-Out Notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of any remaining assets is less than the aggregate outstanding principal amount of the Second-Out Notes, and all other debt secured with liens ranking equally with the liens securing the Second-Out Notes, we may be unable to satisfy our obligations under the Second-Out Notes. As a result, the holders of the Second-Out Notes may receive less, ratably, than holders of the First-Out Notes in the event of our or the subsidiary guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization, and you may lose a portion of or the entire value of your investment in the Second-Out Notes.

In addition, the Second-Out Notes Indenture and the First-Out/Second-Out Intercreditor Agreement will provide that in the event that holders of the First-Out Notes (including the New Trustee, as applicable, and/or First-Out Notes Collateral Agent acting on their behalf) enter into any amendment, waiver or consent in respect of the First-Out Notes Indenture and/or related documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, the First-Out Notes Indenture and/or documents, then, subject to limited exceptions, such amendment, waiver or consent shall apply automatically to any comparable provision of the Second-Out Notes Indenture without the consent of the holders of the Second-Out Notes and without any action by the New Trustee, as applicable, or the Second-Out Notes Collateral Agent or other representative. As a result, amendments to the Second-Out Notes Indenture may be made without your consent following the issuance of the Second-Out Notes.

We may be unable to repay or refinance the New Notes at maturity.

At the applicable maturity date of each series of the New Notes, the entire outstanding principal amount of each series of the New Notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. Additionally, the First-Out Notes mature at an earlier date than the Second-Out Notes and are to be repaid at a premium. Therefore, after repayment of the First-Out Notes, we may not have the funds to fulfill our obligations under the Second-Out Notes. If the maturity date occurs at a time when other arrangements prohibit us from repaying the New Notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we cannot obtain such waivers or refinance these borrowings, we would be unable to repay the New Notes at maturity.

Enforcement of the New Notes, the guarantees in respect thereof and the Collateral securing the foregoing across multiple foreign jurisdictions may be difficult and involve long recovery times.

The Foreign Guarantors are organized under the laws of Canada (or a province thereof), England and Wales, Germany, the Netherlands and Switzerland, and certain Collateral is governed by the laws of such jurisdiction or located in such jurisdiction. As a result, the Collateral will be governed by the laws of such jurisdictions. In the event of judicial liquidation, bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions. Your rights under the New Notes, the guarantees of the New Notes and the Collateral will thus be subject to the laws of a number of jurisdictions, and it may be difficult to effectively enforce such rights in multijurisdictional liquidation, bankruptcy, insolvency and other similar proceedings. Moreover, such multijurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. The judicial liquidation, bankruptcy, insolvency, administration and other laws of the Foreign Guarantors’ jurisdiction of organization which govern the security interest in the Collateral may be materially different from, or conflict with, each other and with the laws of the United States, including in the areas of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect your ability to enforce the Collateral securing the New Notes and to realize any recovery under the New Notes and the guarantees of the New Notes. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Law Considerations.”

Moreover, in certain jurisdictions, including Germany and Switzerland, it is unclear whether all security interests in the Collateral securing the New Notes give the security agent a right to prevent other creditors from foreclosing on and realizing the Collateral or whether certain security interests only give the security agent and the holders of the New Notes priority (according to their rank) in the distribution of any proceeds of such realization. Accordingly, the security agent and the holders of the New Notes may not be able to avoid foreclosure by other creditors (including unsecured creditors) on such Collateral.

It is possible that some of the Collateral securing the New Notes may not be enforceable.

The creation of security interests to secure the obligations of a third party may be limited under Canadian, English and Welsh, German, Dutch and Swiss law. As a result, enforcement of the Collateral securing the New Notes may be subject to certain statutory limitations or defenses or to limitations contained in the terms of the security documents designed to ensure compliance with applicable statutory requirements. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Law Considerations”.

There are additional limitations on guarantees and security interests provided by our German Guarantor in the corporate form of a German limited liability company.

Any grant of a guarantee or security interest by a guarantor or security provider, respectively, will be subject to certain German capital maintenance rules of the German Act regarding companies with limited liability (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (the “GmbHG”) if that guarantor or security provider, respectively, is incorporated in Germany in the legal form of a German limited liability company (Gesellschaft mit beschränkter Haftung—a “GmbH”) and it guarantees or secures liabilities of its direct or indirect shareholders or subsidiaries of such shareholder that are not subsidiaries of that guarantor or security provider (i.e. up-stream or side stream securities). As a general rule, sections 30 and 31 of the GmbHG (“Sections 30 and 31 GmbHG”) prohibit a GmbH from disbursing its assets to its shareholders to the extent that the amount of the GmbH’s net assets (i.e., assets minus liabilities and liability reserves) is or would fall below the amount of its stated share capital (Stammkapital). Guarantees or security interests granted by a GmbH in order to guarantee or secure liabilities of a direct or indirect parent or sister company are considered disbursements under Sections 30 and 31 GmbHG. Therefore, in order to enable Fossil (Europe) GmbH (the “German Guarantor”) to grant a guarantee and to provide security interests to secure liabilities of a direct or indirect parent or sister company without the risk of violating Sections 30 and 31 GmbHG and to limit any potential personal liability of management, it is standard market practice for credit agreements, indentures, guarantees and security documents to contain so-called “limitation language” in relation to subsidiaries incorporated in Germany in the legal form of a GmbH. Pursuant to such “limitation language,” the beneficiaries of the guarantees and security interests, respectively, contractually agree, subject to certain exemptions, to enforce the guarantees and security interests against the German subsidiary only if and to the extent that such enforcement does not result in the subsidiary’s net assets falling below, or increasing an existing shortfall of, its stated share capital. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations—Germany—Security—Limitations on Validity and Enforceability of the Guarantees and the Security Interests.”

Accordingly, as a matter of German corporate law, the relevant documents in relation to such guarantees and security interests granted by a GmbH will contain such contractual limitation language and such guarantees or security interests will be limited in the manner described. This could lead to a situation in which the respective guarantee or security interest granted by such GmbH cannot be enforced at all.

Relevant insolvency laws in foreign jurisdictions may provide you with less protection than U.S. bankruptcy law.

The procedural and substantive provisions of the insolvency and similar laws in many of the jurisdictions in which the Foreign Guarantors are organized are generally less favorable to secured creditors than comparable provisions of U.S. law and afford debtors and unsecured creditors only limited protection from secured creditors.

In the event that any one or more of the Foreign Guarantors, if any, or any other of our subsidiaries experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency, corporate arrangement (if applicable) or similar proceedings would be commenced, or the outcome of such proceedings. Any enforcement of the guarantees or security after bankruptcy or an insolvency event in such other jurisdictions will be subject to the insolvency laws of the relevant entity’s jurisdiction of organization or other jurisdictions. The application of these laws, or any conflict among them, could call into question which particular jurisdiction’s laws should apply, adversely affect your ability to enforce your rights under the guarantees or the security in these jurisdictions and limit any amounts that you may receive. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations” for a description of the insolvency and similar laws in these jurisdictions, which could limit the enforceability of the guarantees and the security interests.

There are additional limitations on guarantees and security interests provided by our Swiss Guarantors.

Payment obligations, liabilities, grants of security and/or indemnifications by each Swiss Guarantor under any guarantees or security documents or other document in connection with the New Notes in respect of obligations of the Company and each relevant Swiss Guarantor’s other affiliates (other than direct or indirect wholly-owned subsidiaries of such Swiss Guarantor) (so-called “Upstream/Cross-Stream Obligations”) are subject to certain limitations and requirements under Swiss laws. Moreover, Upstream/Cross-Stream Obligations must be within the corporate purpose and interest of each relevant Swiss Guarantor and must not result in a repayment of its legally protected capital or other non-permitted distribution of assets. As a result, each Swiss Guarantor’s payment obligations, liabilities, security granted by it and/or indemnifications under any guarantees or security documents or other documents in connection with the New Notes in respect of Upstream/Cross-Stream Obligations could be materially reduced or eliminated altogether. See “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Considerations—Switzerland.”

Payments in respect of the New Notes, the guarantees in respect thereof, and/or the security documents might become subject to Swiss withholding taxes.

Payments under and/or the application of the proceeds of enforcement of payment obligations (including guarantees), liabilities, grants of security and/or indemnifications by each Swiss Guarantor under any guarantee or the security document or other document in connection with the New Notes in respect of obligations of each relevant Swiss Guarantor’s affiliates (other than direct or indirect wholly-owned subsidiaries of such Swiss Guarantor) may be subject to Swiss withholding tax at a rate of 35% (or such other rate as in force from time to time), which must, as a rule, be deducted from the gross payment.

Under Swiss law, any obligation to gross-up, indemnify or otherwise hold harmless the holders of the New Notes for the deduction of Swiss withholding tax may not be valid and, thus, may prejudice the enforceability of any such provision described in this prospectus or contained in any other documentation related to the New Notes.

In addition, any obligation to gross-up, indemnify or otherwise hold harmless the holders of the New Notes for the deduction of Swiss withholding tax in connection with Upstream/Cross-Stream Obligations granted by each Swiss Guarantor would in any case be limited to the amount of the freely distributable equity of such Swiss Guarantor.

In cases of insolvency of the Dutch Guarantor, the rights of pledges to the Notes Collateral Agent may not be effective in all respects.

Under or pursuant to the Dutch pledge agreements, various rights of pledge (pandrechten) will be granted by the Dutch Guarantor to the Notes Collateral Agent. On the basis of these pledges, the Notes Collateral Agent can exercise the rights afforded by Dutch law to pledgees notwithstanding any Dutch bankruptcy or Dutch suspension of payments of the Dutch Guarantor.

However, any Dutch bankruptcy or Dutch suspension of payments involving the Dutch Guarantor would affect the position of the Notes Collateral Agent as pledgee in some respects, the most important of which are: (i) payments made by debtors to the Dutch Guarantor after Dutch bankruptcy or Dutch suspension of payments of the Dutch Guarantor will form part of the bankruptcy estate of the Dutch Guarantor, (ii) a mandatory “cool-off” period of up to four (4) months may apply under the CERP or in case of Dutch bankruptcy or Dutch suspension of payments involving the Dutch Guarantor, which, if applicable would delay the exercise (uitwinnen) of any right of pledge, and (iii) the Dutch Guarantor may be obliged to enforce its right of pledge within a reasonable period following Dutch bankruptcy as determined by the judge-commissioner (rechter-commissaris) appointed by the court in case of bankruptcy of the Dutch Guarantor.

To the extent the receivables pledged by the Dutch Guarantor to the Notes Collateral Agent are future receivables, the right of pledge on such future receivables cannot be invoked against the estate of the Dutch Guarantor, if such future receivables come into existence after the Dutch Guarantor has been subjected to Dutch insolvency proceedings. It is noted that some of the assets pledged by the Dutch Guarantor under the Dutch pledge agreement should probably be regarded as future receivables.

With respect to a Dutch law right of pledge granted to the Notes Collateral Agent, the creation, perfection and enforcement of such a pledge are subject to Dutch law. Under Dutch law, the enforcement of a right of pledge is subject to specific statutory requirements and procedures. In the event of a default under the relevant financing arrangements, the Notes Collateral Agent may seek to enforce its right of pledge. However, enforcement may be subject to delays and uncertainties, including but not limited to:

•

statutory procedures: enforcement typically requires a public sale (auction) of the pledged shares, unless a private sale is permitted by the court or with the consent of all relevant parties. The process may be time-consuming and subject to judicial oversight;

•

valuation and sale: the value realized upon enforcement may be less than the market value of the pledged assets or the amount outstanding under the secured obligations, particularly if the sale is conducted under distressed circumstances;

•	third-party rights: other creditors or stakeholders may assert competing claims or rights, which could affect the priority or effectiveness of the right of pledge;

•

legal and practical uncertainties: changes in Dutch law, court interpretations, or administrative practices may affect the enforceability or effectiveness of the right of pledge, and there may be practical difficulties in effecting a transfer of a pledged asset to a third party; and

•

with a right of pledge over the shares in the capital of the Dutch Guarantor: the contents of the articles of association of the Dutch Guarantor should be taken into account when enforcing such pledge, which could delay or complicate enforcement.

Risks Related to the Collateral

The Company and the Guarantors will have control over the Collateral and the sale of particular assets could reduce their value.

The security documents will allow the Company and the Guarantors to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from the Collateral. So long as no event of default under the indentures that will govern the New Notes or the ABL Facility would result therefrom, the Company and the Guarantors may, among other things, without any release or consent by the applicable Notes Collateral Agent, conduct ordinary course activities with respect to the Collateral, such as selling, abandoning or otherwise disposing of Collateral and making ordinary course cash payments, including repayments of indebtedness. See “Description of First-Out Notes—Intercreditor Agreements—Use and Release of Collateral” and “Description of Second-Out Notes—Intercreditor Agreements—Use and Release of Collateral.”

The New Notes and the guarantees in respect thereof will be secured only to the extent of the value of the Collateral that has been granted as security for the New Notes and the guarantees in respect thereof, and such security may not be sufficient to satisfy the obligations under the New Notes and the guarantees in respect thereof.

The holders of the New Notes and the guarantees in respect thereof will be secured only by the Collateral. The Collateral will also secure the obligations under the ABL Facility, and may, to the extent permitted by the terms of the indentures that will govern the New Notes, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement, secure debt we may incur in the future, including debt that ranks on a pari passu basis with the New Notes and the guarantees in respect thereof with respect to the Collateral. Any debt that ranks on a pari passu basis with the New Notes and the guarantees in respect thereof with respect to the Collateral will dilute the claims of the holders of the New Notes to the extent of such debt.

No appraisals have been prepared by or on behalf of the Company or the Guarantors in connection with the issuance of the New Notes. The value of the Collateral may be subject to fluctuations based on factors that include, among others, general economic conditions, industry conditions and similar factors. The amount to be received upon an enforcement of such Collateral will depend upon many factors, including, among others, the ability to sell the Collateral in an orderly sale, the availability of buyers, whether or not our business is sold as a going concern, the jurisdiction in which the enforcement action or sale is completed, the ability to readily liquidate the Collateral and the condition of the Collateral. Further, there may not be any buyer willing and able to purchase our business as a going concern, or willing to buy a significant portion of our assets in the event of an enforcement action. The book value of the Collateral should not be relied on as a measure of realizable value for such assets. All or a portion of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure you that there will be a market for the sale of the Collateral, or, if such a market exists, that there will not be a substantial delay in our liquidation.

To the extent that security interests and other rights granted to other parties encumber assets constituting Collateral, those parties have or may exercise rights and remedies with respect to the assets subject to their security interests or other rights that could adversely affect the value of that Collateral and the ability of the applicable Notes Collateral Agent to take any enforcement action with respect to that Collateral.

There is no guarantee that the value of the Collateral will be sufficient to enable the Company or the Guarantors to satisfy their obligations under the New Notes or the guarantees in respect thereof.

It may be difficult to realize the value of the Collateral securing the New Notes.

The Collateral securing the New Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections permitted under the indentures that will govern the New Notes, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral securing the New Notes, as well as the ability of the applicable Notes Collateral Agent to realize or foreclose on such Collateral. Furthermore, the first-priority ranking of security interests can be affected by a variety of factors, including, among others, the timely satisfaction of perfection requirements, statutory liens or recharacterization under applicable law.

The security interests of the applicable Notes Collateral Agent will be subject to practical problems generally associated with the realization of security interests in Collateral. It is impossible to predict how long payments under the New Notes could be delayed following commencement of a bankruptcy proceeding, whether or when the applicable Notes Collateral Agent could repossess or dispose of the Collateral or whether or to what extent a holder of the New Notes may be compensated for any delay in payment or loss of value of the Collateral. In addition, the applicable Notes Collateral Agent may need to obtain the consent of third parties and make additional filings or foreclose on Collateral. We cannot assure you that the consents of any third parties, if any, will be given when required to facilitate additional filings or foreclosure on any such assets. Accordingly, the applicable Notes Collateral Agent may not have the ability to foreclose or otherwise enforce against those assets, and the value of the Collateral may significantly decrease.

The security interests in the Collateral in the New Notes will be granted to the First-Out Notes Collateral Agent in respect of the First-Out Notes and the Second-Out Notes Collateral Agent in respect of the Second-Out Notes, rather than directly to the holders of the respective New Notes. The ability of any applicable Notes Collateral Agent to enforce claims against the Collateral may be restricted by law, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement.

The security interests in the Collateral that will secure our obligations under the New Notes and the obligations of the Guarantors under the guarantees in respect thereof will not be granted directly to the holders of the New Notes but will be granted only in favor of the applicable Notes Collateral Agent. The indentures that will govern the New Notes, the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement regulate the mechanism under which enforcement of the respective security documents is provided. As a consequence, holders of the New Notes will not have direct security interests and will not be entitled to take enforcement action in respect of the Collateral securing the New Notes, except through their New Trustee, who will (subject to the provisions of the indentures that will govern the New Notes) provide instructions to the applicable Notes Collateral Agent in respect of the Collateral.

The New Notes and the guarantees in respect thereof will be secured on a second-priority basis or third-priority basis, as applicable, by the ABL Priority Collateral that secures the obligations under the ABL Facility, and such Collateral, together with the value of the Collateral securing the New Notes on a first-lien basis or second-lien basis, as applicable, may not be sufficient to satisfy the obligations under the New Notes and the guarantees in respect thereof.

The New Notes and the guarantees in respect thereof will be secured on a second-priority basis or third-priority basis, as applicable, by the ABL Priority Collateral owned by the Company that secures the obligations under the ABL Facility. The amount, if any, to be received by the holders of the New Notes upon an enforcement of any ABL Priority Collateral, will be subject first to the discharge in full of all outstanding obligations, including banking service and hedging obligations, secured under the ABL Facility, which rank first in relation to the ABL Priority Collateral. There is no guarantee that the value of such ABL Priority Collateral, together with the value of Collateral securing the New Notes on a first-priority basis or second-priority basis, as applicable, and any other proceeds received on behalf of the holders of the New Notes, will be sufficient to enable the Company or the Guarantors to satisfy their obligations under the New Notes or the guarantees in respect thereof.

Your rights in the Collateral for the New Notes may be adversely affected by any failure to perfect the security interest in the Collateral and other issues generally associated with the realization of security interests in Collateral.

Under applicable law, a security interest in certain tangible and intangible assets can only be properly perfected (including enforceability vis-à-vis third parties upon registration before the relevant public registries), and its priority retained, through certain actions undertaken by the secured party and/or the grantor of the security. The liens on the Collateral securing the New Notes may not be perfected with respect to the claims of such New Notes if we fail or are unable to take the actions we are required to take to perfect any of those liens. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at or promptly following the time such property and rights are acquired and identified.

Neither the New Trustee nor the applicable Notes Collateral Agent will be obligated to monitor, and we may not comply with, our obligations to inform the respective New Trustee or the applicable Notes Collateral Agent of, any future acquisition of property and rights by us, and we may not take the necessary action to properly perfect the security interest in such property or rights. Such failure may result in the invalidity of the security interest in the Collateral for the New Notes or adversely affect the priority of the security interest in favor of the New Notes against third parties.

Not all assets will be included in the Collateral.

The New Notes will be effectively subordinated to any existing or future indebtedness of the Company that is secured by a lien on assets that do not constitute a part of the Collateral to the extent of the value of such assets. To the extent the claims of holders of the New Notes exceed the value of the Collateral securing the New Notes, claims of the holders of the New Notes related to any excluded assets will |rank equally with the claims of the holders of any other unsecured indebtedness. As a result, if the value of the assets granted as security for the New Notes is less than the value of the claims of the holders of the New Notes, those claims may not be satisfied in full before the claims of the unsecured creditors are paid.

Any future pledge of the Collateral or guarantee may be avoidable in bankruptcy.

Certain security interests in the Collateral securing the New Notes will neither be in place nor perfected on the Settlement Date. To the extent any security interests required by the indentures that will govern the New Notes and related security documents are not created and perfected on or prior to the Settlement Date, such indentures will require us to create and perfect all such security interests following the Settlement Date. Collateral pledged, or guarantees issued, after the Settlement Date may be treated under bankruptcy law as if they were pledged to secure, or delivered to guarantee, as applicable, previously existing indebtedness.

Any future pledge of the Collateral or issuance of a guarantee in favor of the holders of the New Notes (including any liens delivered or reinstated and/or pursuant to guarantees delivered in connection therewith after the date the New Notes are issued) may be avoidable by the pledgor (as a debtor in possession), guarantor (as a debtor in possession), by its trustee in bankruptcy, or potentially by other creditors if certain events or circumstances exist or occur, including, among others, if (i) the pledgor or guarantor is insolvent at the time of the pledge and/or issuance of the guarantee, (ii) the pledge and/or issuance of the guarantee (as applicable) permits the holders of the New Notes to receive a greater recovery in a hypothetical Chapter 7 case than if such pledge and/or guarantee (as applicable) had not been given and (iii) a bankruptcy proceeding in respect of the pledgor or guarantor is commenced within 90 days following the pledge or the perfection thereof and/or the issuance of the guarantee (as applicable), or, in certain circumstances, a longer period. Accordingly, if the Company or any Guarantor were to file for bankruptcy protection after the Settlement Date and any pledge of the Collateral not pledged, or any guarantees not issued, on the Settlement Date had been pledged or perfected or issued (as applicable) less than 90 days before commencement of such bankruptcy proceeding, such pledges or guarantees are materially more likely to be avoided as a preference by the bankruptcy court than if delivered on the Settlement Date (even if the other guarantees or liens (as applicable) issued on the Settlement Date would no longer be subject to such risk). To the extent that the grant of any such security interest and/or guarantee is avoided as a preference or otherwise, you would lose the benefit of the security interest and/or guarantee (as applicable).

Rights of holders of the New Notes in the Collateral may be adversely affected during bankruptcy proceedings.

The right of the applicable Notes Collateral Agent to foreclose upon, repossess and dispose of the Collateral securing the New Notes and the related guarantees is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if bankruptcy proceedings are commenced by or against the Company or the Guarantors prior to, or possibly even after, the applicable Notes Collateral Agent has repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor, such as the applicable Notes Collateral Agent for the New Notes, is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of the Collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in its collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the automatic stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of both the lack of a precise definition of the term “adequate protection” under the Bankruptcy Code and the broad discretionary powers of a bankruptcy court, it is impossible to predict how, whether or when payments under the notes could be made following the commencement of a bankruptcy case, the length of the delay in making any such payments or whether any such payment will be made at all or in what form, whether or when the applicable Notes Collateral Agent could or would repossess or dispose of the Collateral, the value of the Collateral as of the commencement date of any bankruptcy proceedings, or whether or to what extent or in what form holders of the notes would be compensated for any delay in payment or loss of the value of the Collateral through the requirements of “adequate protection.”

The Collateral for the New Notes is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the Collateral for the New Notes will be sufficient to satisfy all of our secured obligations, including the New Notes.

Lien searches may not reveal all existing liens on the Collateral.

We cannot guarantee that the lien searches conducted on the Collateral securing the New Notes or the guarantees in respect thereof will reveal all existing liens on such Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the New Notes or the guarantees in respect thereof and could have an adverse effect on the ability of the applicable Notes Collateral Agent to realize or foreclose upon such Collateral. Certain statutory priority liens may also exist that cannot be discovered by lien searches.

Risks Related to the Common Stock and Warrants

Our failure to meet the continued listing requirements of NASDAQ could result in a delisting of our Common Stock.

If we fail to satisfy the continued listing requirements of NASDAQ, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our Common Stock. While we did not receive any delisting notices in 2024, our Common Stock closed below the $1.00 closing bid requirement for NASDAQ on a number of trading dates in early 2024. Such a delisting would likely have a negative effect on the price of our Common Stock and would likely impair your ability to sell or purchase our Common Stock. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements. Additionally, if our Common Stock is not listed on, or becomes delisted from, NASDAQ for any reason, and is quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our Common Stock may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. Holders of our Common Stock may be unable to sell their Common Stock unless a market can be established or sustained.

Our business could be negatively affected as a result of actions of activist stockholders, and such activism could impact the trading value of our securities.

Stockholders may, from time to time, engage in proxy solicitations or advance stockholder proposals, or otherwise attempt to effect changes and assert influence on our Board and management. For example, in February 2024, an activist stockholder nominated four directors for election at our 2024 annual meeting of stockholders. We reached an agreement in March 2024 with the activist stockholder, which resulted in the activist stockholder and the Company each nominating one candidate to our Board at our 2024 annual meeting. Activist campaigns that contest or conflict with our strategic direction or seek changes in the composition of our Board could have an adverse effect on our operating results and financial condition. A proxy contest would require us to incur significant legal and advisory fees, proxy solicitation expenses and administrative and associated costs and require significant time and attention by our Board and management, diverting their attention from the pursuit of our business strategy. Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or changes to the composition of our Board or senior management team arising from a proxy contest could lead to the perception of a change in the direction of our business or instability which may result in the loss of potential business opportunities, make it more difficult to pursue our strategic initiatives, or limit our ability to attract and retain qualified personnel, any of which could adversely affect our business and operating results. If individuals are ultimately elected to our Board with a specific goal, it may adversely affect our ability to effectively implement our business strategy and create additional value for our stockholders. We may choose to initiate, or may become subject to, litigation as a result of a proxy contest or matters arising from the proxy contest, which would serve as a further distraction to our Board and management and would require us to incur significant additional costs. In addition, actions such as those described above could cause significant fluctuations in our stock price based upon temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business.

We may continue to experience rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business.

Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	the impact of tariffs on our business;

•	the impact of any future pandemic;

•	actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings and liquidity;

•	our decision not to, or our current inability to, pay dividends or other distributions;

•	publication of research reports by analysts or others about us or the specialty retail industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

•	changes in market valuations of similar companies;

•	market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

•	additions or departures of key personnel;

•	actions by activist and institutional or significant stockholders;

•	short interest in our stock and the market response to such short interest;

•	a dramatic increase in the number of individual holders of our stock and their participation in social media platforms targeted at speculative investing;

•	speculation in the press or investment community about our company or industry;

•	financial results reported or comments or releases by certain of our significant public licensing partners pertaining to the watch category;

•	strategic actions by us or our competitors, such as acquisitions or other investments;

•	legislative, administrative, regulatory or other actions affecting our business or our industry, including positions taken by the Internal Revenue Service (“IRS”);

•	investigations, proceedings, or litigation that involve or affect us;

•	general market and economic conditions;

•	a downgrade in our debt ratings; and

•	the other risks identified herein.

Our organizational documents contain anti-takeover provisions that could discourage a proposal for a takeover.

Our certificate of incorporation and bylaws, as well as the General Corporation Law of the State of Delaware, contain provisions that may have the effect of discouraging a proposal for a takeover. These include a provision in our certificate of incorporation authorizing the issuance of “blank check” preferred stock and provisions in our bylaws establishing advance notice procedures with respect to certain stockholder proposals. Our bylaws may be amended by a vote of 80% of the Board, subject to repeal by a vote of 80% of the stockholders. In addition, Delaware law limits the ability of a Delaware corporation to engage in certain business combinations with interested stockholders.

Failure to meet our financial guidance or achieve other forward-looking statements we have provided to the public could result in a decline in our stock price.

From time to time, we provide public guidance on our expected financial results or disclose other forward-looking information for future periods. We manage our business to maximize our growth and profitability and not to achieve financial or operating targets for any particular reporting period. Although we believe that public guidance may provide investors with a better understanding of our expectations for the future and is useful to our existing and potential stockholders, such guidance is subject to risks, uncertainties and assumptions. Any such guidance or other forward-looking statements are predictions based on our then-existing expectations and projections about future events that we believe are reasonable. Actual events or results may differ materially from our expectations, and as such, our actual results may not be in line with guidance we have provided. We are under no duty to update any of our forward-looking statements to conform to actual results or to changes in our expectations, except as required by federal securities laws. If our financial results for a particular period do not meet our guidance or the expectations of investors, or if we reduce our guidance for future periods, the market price of our common stock may decline and stockholders could be adversely affected. Investors who rely on these predictions when making investment decisions with respect to our securities do so at their own risk. In addition, our stock price may also decline if we fail to meet securities research analysts’ projections. Similarly, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline.

There is currently no public market for the Initial Public Warrants or the Pre-Funded Public Warrants offered hereby and the Initial Public Warrants and the Pre-Funded Public Warrants will not be listed on any stock exchange.

There is currently no public market for the Initial Public Warrants or the Pre-Funded Public Warrants offered hereby and there can be no assurance that an active public market will develop or be sustained after completion of the offering. The Dealer Manager is not obligated to, and does not intend to, make a market in the Initial Public Warrants or the Pre-Funded Public Warrants and we do not intend to list the Initial Public Warrants or the Pre-Funded Public Warrants for trading on any securities exchange. In the event a public market for the Initial Public Warrants or the Pre-Funded Public Warrants does not develop or cannot be sustained, it is not possible to predict the price at which the Initial Public Warrants or the Pre-Funded Public Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the Initial Public Warrants or the Pre-Funded Public Warrants are exercised, the number of Initial Public Warrants or the Pre-Funded Public Warrants outstanding will decrease, which could result in diminished liquidity for such remaining outstanding Initial Public Warrants or the Pre-Funded Public Warrants. A decrease in the liquidity of the Initial Public Warrants or the Pre-Funded Public Warrants may cause, in turn, an increase in the volatility associated with the price of the Initial Public Warrants or the Pre-Funded Public Warrants. To the extent that the Initial Public Warrants or the Pre-Funded Public Warrants are or become illiquid, an investor may have to exercise the Initial Public Warrants or the Pre-Funded Public Warrants to realize value.

Investors will have no rights as a shareholder with respect to their Initial Public Warrants or the Pre-Funded Public Warrants until they exercise their Initial Public Warrants or the Pre-Funded Public Warrants and acquire shares of our Common Stock.

Until you acquire shares of Common Stock upon exercise of your Initial Public Warrants or the Pre-Funded Public Warrants, you will have no rights with respect to the shares of Common Stock underlying such Initial Public Warrants or the Pre-Funded Public Warrants. Upon exercise of your Initial Public Warrants or the Pre-Funded Public Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Taxation

The Exchange Offer and Rights Offering are complex and may be a fully-taxable transaction for U.S. federal income tax purposes.

The treatment of the Exchange Offer and Rights Offering is complex and subject to numerous interpretational issues and uncertainties in tax treatment. As relates to exchanging Holders, we intend to take the position for U.S. federal income tax purposes that the Exchange Offer and Rights Offering should be treated as part of a single integrated offer (particularly given the economic incentive of exchanging Old Notes for First-Out Notes for Holders that participate in the Rights Offering) and, accordingly, that the Subscription Rights should not be treated as a separate property right or otherwise accorded separate tax significance. As an integrated transaction, a Holder that exchanges their Old Notes and is a New Money Participant generally would be treated as exchanging their Old Notes and cash for an investment unit consisting of First-Out Notes, Common Stock and Initial Public Warrants and a Non-New Money Participant generally would be treated as exchanging Old Notes for an investment unit consisting of Second-Out Notes and Initial Public Warrants. There is no assurance that the U.S. Internal Revenue Service (“IRS”) will not assert that the Rights Offering should be treated as a separate transaction, in which event the receipt of the Subscription Rights potentially could be treated as a taxable receipt with the consequences discussed under “—Holders that do not exchange their Old Notes may recognize gain or loss for U.S. federal income tax purposes and the liquidity or tax reporting of their Old Notes may be impacted.”

An exchange of Old Notes in the Exchange Offer will be a fully taxable transaction for U.S. federal income tax purposes unless the exchange qualifies as a “recapitalization” for U.S. federal income tax purposes. We expect to take the position that the exchange of Old Notes for Second-Out Notes and Initial Public Warrants pursuant to the Exchange Offer qualifies as a recapitalization for U.S. federal income tax purposes. If the exchange so qualifies, a Holder would recognize gain (but not loss) in the exchange equal to the lesser of its realized gain and the issue price of any Second-Out Notes received from the Consent Premium. Although we expect that the exchange of Old Notes for First-Out Notes, Common Stock and Initial Public Warrants pursuant to the Exchange Offer and Rights Offering (inclusive of the First-Out Notes and the Common Stock in view of the treatment of the Exchange Offer and Rights Offering as a single integrated transaction) will also qualify as a recapitalization for U.S. federal income tax purposes due to the receipt of the Common Stock and Initial Public Warrants, Holders may nonetheless recognize a significant amount of their realized gain (but not loss) in such exchange since the First-Out Notes are not expected to constitute non-recognition property. We also believe that the First-Out Notes and Second-Out Notes received, as applicable, in the Consent Premium in recognition of an exchanging Holder’s deemed consents in the Consent Solicitation reasonably should be treated as part of the New Notes in exchange for their Old Notes and not as a separate payment or fee. However, there is no assurance that the IRS will not take a contrary position as to some or all of the matters as to which there are interpretational issues or uncertainties in treatment, including with respect to the computation of any gain (or loss) recognizable.

See “Material U.S. Federal Income Tax Considerations” for further information.

Holders that do not exchange their Old Notes may recognize gain or loss for U.S. federal income tax purposes and the liquidity or tax reporting of their Old Notes may be impacted.

Whether the adoption of the Proposed Amendments will constitute a realization event for U.S. federal income tax purposes depends on whether such adoption is considered to result in a “significant modification” of the Old Notes. If the adoption of the Proposed Amendments results in a “significant modification” of the Old Notes, there would be a deemed exchange of the Old Notes for the modified Old Notes (and the modified Old Notes would be treated as newly-issued for U.S. federal income tax purposes) that would result in Holders that do not tender their Old Notes pursuant to the Exchange Offer recognizing gain or loss for U.S. federal income tax purposes unless that deemed exchange qualifies as a “recapitalization” for U.S. federal income tax purposes. Additionally, any modified Old Notes that are considered to be newly issued as a result of a deemed exchange would (unlike the current Old Notes) be expected to be “issued” with original issue discount for U.S. federal income tax purposes (regardless of whether recapitalization treatment applies). Although the issue is not free from doubt, we intend to take the position that the adoption of the Proposed Amendments will not cause a significant modification of the Old Notes for U.S. federal income tax purposes and thus will not cause a deemed exchange of the Old Notes.

The treatment of the receipt of the Subscription Rights pursuant to the Rights Offering is uncertain. As discussed in the preceding risk factor with respect to exchanging Holders, we intend to take the position for U.S. federal income tax purposes that the Exchange Offer and Rights Offering should treated as part of a single integrated offer (particularly given the economic incentive of exchanging Old Notes for First-Out Notes for Holders that participate in the Rights Offering) and, accordingly, that the Subscription Rights should not be accorded separate significance. Consistent therewith, we believe that a Holder that does not separately exercise their Subscription Rights should simply be treated as rejecting the integrated offer. It is possible, however, that the Rights Offering and therefore the receipt and/or exercise of the Subscription Rights could be treated separate from the Exchange Offer for U.S. federal income tax purposes in accordance with its form. Even in such instance, the tax treatment of the Subscription Rights is uncertain. For example, the Subscription Rights could be treated for U.S. federal income tax purposes as: (i) a separate, potentially taxable property right (possibly to all Holders or just to an exercising Holder), the value of which would be separately tested to determine whether there would be a “significant modification” of the Old Notes due to an effective change in yield and, thus, a deemed exchange of the Holder’s Old Notes that are not exchanged for New Notes or (ii) as itself reflecting a modification of the terms of Old Note due to the fact that the Subscription Rights are not separately transferable but rather trade with the Old Notes, in which case the receipt of the Subscription Rights would appropriately be tested under general economic significance test together with the adoption of the Proposed Amendments. If the Subscription Rights results in a “significant modification” of the Old Notes, a Holder might recognize gain or loss as described above. Even if not resulting in a “significant” modification, there is a possibility certain of the Old Notes which remain outstanding after the Transactions could be considered to have been modified as a result of the receipt or exercise of the Subscription Rights (i.e., Old Notes held by an exercising Holder) while others may not. In such event, such modified Old Notes may not be “fungible” for U.S. federal income tax purposes with any Old Notes that are not also so modified. It is possible that this may have an adverse impact on the liquidity and also affect the tax reporting of any remaining Old Notes.

See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Non-Exchanging Holders” for further information.

The New Notes are expected to be issued with original issue discount for U.S. federal income tax purposes.

The New Notes are expected to be issued with original issue discount for U.S. federal income tax purposes. In such case, a holder subject to U.S. federal income taxation generally will be required to include such original issue discount in gross income (as ordinary income) on a constant yield to maturity basis without a commensurate cash payment until final maturity, regardless of such holder’s method of accounting for U.S. federal income tax purposes. Consequently, such a holder could have a resulting tax liability without having received a corresponding amount of cash. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging Holders.”

We may recognize a significant amount of cancellation of indebtedness (“COD”) income as a result of the consummation of the Transactions.

The exchange of Old Notes pursuant to the Exchange Offer may result in a significant amount of COD income to the Company for U.S. federal income tax purposes. Since the amount of COD income recognized by the Company generally depends on the “issue price” of the New Notes as determined for U.S. federal income tax purposes (see “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging Holders—Issue Price of the New Notes”) and the fair market value of the Common Stock and Initial Public Warrants received, the precise amount of COD income, if any, resulting from the exchange of Old Notes cannot be determined until after the date of the exchange. However, we anticipate that all or substantially all of any COD income that it may recognize in connection with the exchanges will be offset by current-year tax losses. To the extent that such losses and the other tax attributes of the Company are not sufficient to fully offset any COD income (whether due to the amount of COD income, other income generated by the Company, limitations on the utilization of all or some of the Company’s tax attributes or otherwise), the Company may incur a resulting cash tax liability.

Our ability to use our net operating losses and other tax attributes to offset future taxable income may be subject to certain limitations.

As of December 31, 2024, the Company has estimated federal net operating loss carryforwards of approximately $331 million and certain other tax attributes. If we undergo an “ownership change,” our ability to utilize our pre-ownership change losses and tax credits to offset post-ownership change taxable income or tax liability will be subject to certain limitations. In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation undergoes an “ownership change” if there is a greater than 50-percentage-point cumulative change (by value) in the equity ownership (including interests treated as equity ownership for this purpose) of certain stockholders over a rolling three-year period. Generally, the amount of the annual limitation is determined based on a corporation’s value immediately prior to the ownership change. In addition, for state income tax purposes, our ability to offset COD income with state net operating loss carryforwards and other tax attributes will be impacted by the mix of income between states and state-specific limitations. The Company does not believe at this time that the issuance of the Initial Public Warrants or Common Stock pursuant to the Transactions (or subsequent exercise of Initial Public Warrants or Pre-Funded Public Warrants by a Holder) will give rise to an ownership change. However, future issuances or sales of our Common Stock or other interests treated as our equity (including transactions involving our stock that are not within our control) could result in a current or subsequent ownership change.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

Pursuant to the indentures governing the New Notes, the New Notes will be jointly and severally, and unconditionally guaranteed on a senior secured basis, by Fossil Canada Inc., Fossil (Europe) GmbH, Fossil Global Holdings, Inc., Fossil Intermediate, Inc., Fossil Partners, L.P., Fossil Stores I, Inc., Fossil Trust, Fossil (UK) Limited, Fossil (UK) Holdings Limited , Fossil Europe B.V., Fossil Group Europe GmbH and Swiss Technology Holding GmbH, all wholly owned subsidiaries of the Company, and, if required pursuant to the applicable indenture, certain other future subsidiaries of the Company. See “Description of the First-Out Notes” and “Description of the Second-Out Notes.”

The following tables present the summarized financial information specified in Rule 1-02(bb)(1) of Regulation S-X for the Company and each Guarantor on a combined basis. The summarized financial information has been prepared in accordance with Rule 13-01 of Regulation S-X. Intercompany balances and transactions among the Company and the Guarantors have been eliminated. Amounts attributable to the investment in consolidated subsidiaries of the Company that have not issued or guaranteed the New Notes have been excluded. Amounts due to, amounts due from, and transactions with non-obligor subsidiaries are separately disclosed, as applicable.

Combined Parent and Guarantor Subsidiaries Summarized Results of Operations

(in thousands)	27 Weeks Ended July 5, 2025	52 Weeks Ended December 28, 2024
Revenues	$288,733	$748,887
Revenue from non-obligor subsidiaries	28,639	78,217
Total selling, general and administrative expenses	192,292	487,319
Operating income	(51,928)	(169,010)
Gain (loss) from equity method investment	239	(12)
Income (loss) before income taxes	(69,326)	(211,294)
Net income (loss)	(74,725)	(211,155)
Net income (loss) attributable to Fossil Group, Inc. and guarantor subsidiaries	(74,610)	(206,499)

Combined Parent and Guarantor Subsidiaries Summarized Balance Sheet

(in thousands)	As of July 5, 2025	As of December 28, 2024
Assets
Amounts due from non-obligor subsidiaries	$150,795	$156,120
Current assets	274,081	304,501
Non-current assets due from nonconsolidated entities	1,544	1,143
Non-current assets including amounts due from nonconsolidated entities	141,259	145,980

Liabilities and equity
Amounts due to non-obligor subsidiaries	$341,943	$303,220
Current liabilities	119,200	171,840
Non-current liabilities	265,282	266,203
Noncontrolling interest	(16,591)	(16,476)

THE EXCHANGE OFFER AND CONSENT SOLICITATION

The Exchange Offer

The Company is offering Holders the opportunity to exchange all of their Old Notes for an equal aggregate principal amount of New Notes in the Exchange Offer as follows:

•

First-Out Notes: In the case of Holders of the Old Notes that exercise their Subscription Rights and validly subscribe for and purchase their Required Subscription Amount of First-Out Notes in the Rights Offering, First-Out Notes in an amount equal to 100% of the face amount of such First-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn) plus their pro rata portion of Initial Public Warrants.

•

Second-Out Notes: In the case of Holders that do not subscribe for and/or purchase their Required Subscription Amount of First-Out Notes in the Rights Offering, Second-Out Notes in an amount equal to 100% of the face amount of such Second-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn) plus their pro rata portion of Initial Public Warrants.

For purposes of the Exchange Offer, a Holder’s “pro rata portion” of the Initial Public Warrants will be determined as the proportion that such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders for exchange in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder or, in the case of a UK Proceeding, based on the total Old Notes outstanding.

In connection with the Exchange Offer, the Company is also soliciting from Holders in the Consent Solicitation consents for the Proposed Amendments. See “—Consent Solicitation.” You may not tender your Old Notes in the Exchange Offer without also providing your consent to the Proposed Amendments and your proxy to the Information, Exchange and Subscription Agent in support of the UK Proceeding. To validly participate in the Exchange Offer, a Holder must also tender all their Old Notes.

Subject to applicable law, the Exchange Offer, the Rights Offering, the Consent Solicitation and UK Proceeding are each being made independently of each other. The Company reserves the right to terminate, withdraw or amend one or more of the Exchange Offer, the Rights Offering, the Consent Solicitation and UK Proceeding independently of each other at any time and from time to time, as described in this prospectus.

The New Notes issued in the Exchange Offer will be issued in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof, and will be exchanged on a one-for-one basis of the face value of the Old Notes exchanged. See “Description of the First-Out Notes—General” and “Description of the Second-Out Notes—General.”

Each of the First-Out Notes and the Second-Out Notes is a new series of debt securities that will be issued under a separate indenture from each other and from that of the Old Notes. The terms of each series of New Notes will include those expressly set forth in such New Notes and the indenture governing such series of New Notes. See “Description of the First-Out Notes” and “Description of the Second-Out Notes.”

Holders of Old Notes that are accepted for exchange pursuant to the Exchange Offer will be entitled to receive accrued and unpaid interest, if any, in cash on such Old Notes up to, but excluding, the Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “—Conditions to the Exchange Offer, If We Do Not Proceed with a UK Proceeding,” including, among other things, the Minimum Tender Condition, the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remaining in full force and effect (see “The Transaction Support Agreement”) and the registration statements of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date. We may, in accordance with the Transaction Support Agreement, waive any such conditions at or by the applicable Expiration Time, except the condition that the registration statements of which this prospectus forms a part have been declared effective by the SEC and remain effective on the Settlement Date. For information about other conditions to our obligations to complete the Exchange Offer, see “—Conditions to the Exchange Offer, If We Do Not Proceed with a UK Proceeding.” If the Exchange Offer is not completed due to the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) failing to be satisfied or waived, the Company will, subject to the terms of the Transaction Support Agreement, be required to implement the restructuring of the Old Notes through a UK Proceeding and if it does so successfully and you do not tender your Old Notes in the Exchange Offer, your Old Notes, subject to the sanction of the English court, will still be exchanged into Second-Out Notes pursuant to a successful UK Proceeding. See “The UK Proceeding.”

The Consent Solicitation

In conjunction with the Exchange Offer, we are also soliciting from Holders in the Consent Solicitation consents for the Proposed Amendments to the applicable Old Notes Indenture under which the Old Notes were issued and are governed. A Consent Premium of an amount aggregating $1.0 million in face amount of New Notes will be paid to Holders that tender their Old Notes for exchange and consent to the Proposed Amendments in a pro rata per portion per Holder determined as the proportion that such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder. New Money Participants will receive their Consent Premium in the form of First-Out Notes and Non-New Money Participants will receive their Consent Premium in the form of Second-Out Notes.

You may not consent to the Proposed Amendments without tendering your Old Notes in the Exchange Offer but you may participate in the Rights Offering without tendering your Old Notes in the Exchange Offer. However, you will not receive the Consent Premium without tendering your Old Notes in the Exchange Offer. A Holder may withdraw their tender of Old Notes at any time prior to the Exchange Offer Expiration Time, and, as a result, will be deemed to have validly revoked their consent to the Proposed Amendments and proxy appointment. In the event the Company pursues a UK Proceeding, a Holder will still be entitled to validly withdraw tendered Old Notes after the Exchange Offer Expiration Time and prior to the Conditional Expiration Time, but any such withdrawal will not constitute a valid revocation of such Holder’s proxy appointment or consent to the Proposed Amendments once such Proposed Amendments go into effect.

The Requisite Consent Condition for the Old Notes must be satisfied in order for the applicable terms of the Old Notes and the Old Notes Indenture to be amended. Pursuant to the terms of the Transaction Support Agreement, the Supporting Holders, collectively holding approximately 60% of the aggregate principal amount of the Old Notes as of the date of this prospectus, have agreed to support the Consent Solicitation and to consent to the Proposed Amendments and therefore the Company has already received support of Holders sufficient to meet the Requisite Consent Condition. For a description of the Proposed Amendments, see “The Proposed Amendments.” Under the terms of the supplemental indenture governing the terms of the Exchange Offer Amendments, the Exchange Offer Amendments will become effective immediately upon execution thereof by the Company and the Old Notes Trustee, which is expected to be on or about the Exchange Offer Expiration Time and only if (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding. Under the terms of the supplemental indenture governing the terms of the UK Proceeding Amendments, the UK Proceeding Amendments will become operative immediately upon execution thereof by the Company and the Old Notes Trustee, which is expected to be on or about the Exchange Offer Expiration Time.

The Initial Public Warrants

All Holders (other than the Supporting Holders), irrespective of participation in the New Money Financing, that validly tender their Old Notes for New Notes in the Exchange Offer will receive Initial Public Warrants to purchase, at their election, (i) Common Stock or (ii) Pre-Funded Public Warrants to purchase Common Stock, pro rata (based on the amount of Old Notes exchanged by each Holder). The Initial Public Warrants have an exercise price of $0.50 per share of Common Stock or $0.49 per Pre-Funded Public Warrant, as applicable, and expire 30 days after the Settlement Date. For a description of the Initial Public Warrants, see “Description of the Initial Public Warrants and Pre-Funded Public Warrants.”

Conditions to the Exchange Offer, If We Do Not Proceed with a UK Proceeding

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the following conditions (the “Exchange Conditions”):

•

the Requisite Consent Condition. Pursuant to the terms of the Transaction Support Agreement, the Supporting Holders, collectively holding approximately 60% of the aggregate principal amount of the Old Notes as of the date of this prospectus, have agreed to consent to the Proposed Amendments, and therefore the Company has already received support of Holders sufficient to meet the Requisite Consent Condition;

•

the valid tender (without valid withdrawal) in the Exchange Offer of Old Notes taken together with the private exchange by the Supporting Holders pursuant to the Transaction Support Agreement of at least 90% in aggregate principal amount of the outstanding Old Notes at or by the Exchange Offer Expiration Time (the “Minimum Tender Condition”);

•	the registration statements of which this prospectus forms a part having been declared effective by the SEC and remaining effective on the Settlement Date;

•	the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”);

•

the following shall not have occurred, or if the Company has become aware of any of the following or if any of the following exists on the date of this prospectus, the Company shall not have become aware of a material worsening thereof:

•

any instituted, threatened or pending legal or administrative proceeding or investigation (whether formal or information) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Transactions that could, in the Company’s reasonable judgment, adversely affect its ability to consummate the Exchange Offer or the Rights Offering or to amend any provision of the Old Notes Indenture as contemplated by the Consent Solicitation or to realize the contemplated benefits from the Exchange Offer, the Rights Offering or the Consent Solicitation;

•

any event (excluding certain events pursuant to the Transaction Support Agreement) that, in the Company’s reasonable judgment, materially adversely affects (i) the business, results of operations, finances or condition (financial or otherwise) of (A) the Company and/or (B) the Company Parties, taken as a whole, or (ii) the Company’s ability to consummate the Restructuring Transactions (as defined in the Transaction Support Agreement) or its obligations under the Transaction Support Agreement;

•

a final, non-appealable ruling or order of a relevant court or governmental body, including any regulatory body, that (a) restrains or otherwise prevents the implementation of the Exchange Offer, the Consent Solicitation or the Rights Offering or that places material restrictions on the Exchange Offer, the Consent Solicitation or the Rights Offering and (b) is not revoked, reversed, vacated, stayed or dismissed within thirty (30) days of it being made;

•

the Old Notes Trustee under the Old Notes Indenture objects to the terms of the Exchange Offer or the Company’s ability to amend any provision of the Old Notes Indenture as contemplated by the Consent Solicitation, or the Old Notes Trustee takes any other action that could, in the reasonable good faith judgment of the Company, adversely affect the consummation of the Exchange Offer or Consent Solicitation, or takes any action that challenges the validity or effectiveness of the procedures the Company uses in the making of the Exchange Offer or Consent Solicitation or in the acceptance of, or payment for, the Old Notes and consents;

•	any suspension of trading in securities in the U.S. financial or capital markets, or any adverse change in the price of securities in the United States or other major securities or financial markets;

•

any moratorium or other suspension or limitation that, in our reasonable judgment, will affect the ability of banks to extend credit or receive payments; any limitation or action (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions; or

•	the commencement or escalation of a war or armed hostilities involving the United States, or other national or international calamity directly or indirectly involving the United States.

The Requisite Consent Condition must be met in order for the terms of the Old Notes and the Old Notes Indenture to be amended. PURSUANT TO THE TERMS OF THE TRANSACTION SUPPORT AGREEMENT, THE SUPPORTING HOLDERS, COLLECTIVELY HOLDING APPROXIMATELY 60% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE OLD NOTES AS OF THE DATE OF THIS PROSPECTUS, HAVE AGREED TO SUPPORT THE CONSENT SOLICITATION AND THEREFORE THE COMPANY HAS ALREADY RECEIVED SUPPORT OF HOLDERS SUFFICIENT TO MEET THE REQUISITE CONSENT CONDITION.

Any reasonable determination made by us concerning these events, developments or circumstances shall be conclusive and binding. We may, in accordance with the Transaction Support Agreement, waive any conditions at or by the applicable Expiration Time, except the condition that the registration statements of which this prospectus forms a part have been declared effective by the SEC and remains effective on the Settlement Date. If any of these conditions is not satisfied with respect to the Old Notes, we may, at any time before the consummation of the Exchange Offer and Consent Solicitation:

(1)

terminate the Transactions and promptly return all tendered Old Notes to the Holders thereof and refund any amounts deposited with the Information, Exchange and Subscription Agent in connection with the Rights Offering;

(2)

modify, extend or otherwise amend the Exchange Offer and Consent Solicitation and retain all tendered Old Notes and consents and any amounts deposited with the Information, Exchange and Subscription Agent in connection with the Rights Offering, until the applicable Expiration Time, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Consents” and “—Expiration Time; Extensions; Amendments”); or

(3)

waive the unsatisfied conditions, in accordance with the Transaction Support Agreement, except for the condition that the registration statements of which this prospectus forms a part have been declared effective by the SEC and remains effective on the Settlement Date.

Holder Representations, Warranties, Agreements and Undertakings

By participating in the Exchange Offer, each Holder of Old Notes will also be deemed to represent, warrant, agree and undertake the following items as set forth below. Holders that participate in the Rights Offering will be deemed to have made certain additional representations, warranties, agreements and undertakings, as set forth in “The Rights Offering—Holder Representations, Warranties, Agreements and Undertakings.”

•

Such Holder is deemed to automatically and unconditionally deliver instructions for the Information, Exchange and Subscription Agent (the “Attorney in-Fact”), effective immediately, (a) to act as its true and lawful agent, attorney-in-fact and proxy with respect to such Holder’s Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), among other things, to take all steps necessary and execute all documentation necessary to cause such tendered Old Notes to be assigned, transferred and exchanged and (b) in such capacity as true and lawful agent, attorney-in-fact and proxy, to take all steps necessary and execute all documentation necessary to irrevocably vote in favor (including, if required, attending a meeting and voting on behalf such tendered Old Notes) of a Restructuring Plan (as defined herein) with respect to such Old Notes (the “Instructions”), with such Instructions to be automatically delivered to the Information, Exchange and Subscription Agent by the Holder’s commercial bank, broker, dealer, trust company or other nominee immediately following the tender of such Old Notes through ATOP (as defined herein) using the Agent/Attorney-in-Fact and Proxy Nominee Instruction Form (the “Nominee Instruction Form”) attached as Annex B to this prospectus. For the avoidance of doubt, in connection with the tender of Old Notes by a Holder, the submission of the ATOP instruction without the submission by such Eligible Holder’s commercial bank, broker, dealer, trust company or other nominee of the corresponding Nominee Instruction Form (see Annex B to this prospectus) shall not be sufficient to grant the Instructions. In order for a tender of Old Notes to be valid, a corresponding Nominee Instruction Form must be submitted.

•

Such Holder has tendered such Old Notes pursuant to the Exchange Offer and accepts, (i) in the case of New Money Participants such new First-Out Notes, and (ii) in the case of Non-New Money Participants such new Second-Out Notes, in each case, in respect of such Old Notes and has consented to the Proposed Amendments pursuant to the corresponding Consent Solicitation, subject to the terms and conditions of such Exchange Offer and Consent Solicitation as set forth in this prospectus.

•	Such Holder has tendered the full amount of the Old Notes held by such Holder;

•

Such Holder understands that tenders with respect to the Old Notes may be withdrawn by revoking such tender through DTC in accordance with the procedures of DTC prior to the applicable Expiration Time. In the event of a termination of the Transactions, the Old Notes tendered pursuant to the Exchange Offer will be credited to the account maintained at DTC from which such Old Notes were delivered.

•

Such Holder understands that tenders of Old Notes pursuant to any of the procedures described in this prospectus and acceptance of such Old Notes by the Company will constitute a binding agreement between Holders and the Company upon the terms and subject to the conditions of the Transactions. For purposes of the Transactions, such Holder understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Company has waived or caused to be waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives written notice thereof to the Information, Exchange and Subscription Agent.

•

Such Holder has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and to give the consents to the Proposed Amendments and to provide their proxy for the UK Proceeding, and that when such tendered Old Notes are accepted for purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right and together with all rights attached thereto. Such Holder will, upon request, execute and deliver any additional documents deemed by the Information, Exchange and Subscription Agent or by the Company to be necessary or desirable to complete the sale, assignment transfer and cancellation of the Old Notes tendered hereby or to evidence such power and authority.

•

Such Holder will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect, unless such Holder shall have withdrawn such Old Notes.

•	Such Holder waives any and all rights with respect to the Old Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes.

•

Such Holder releases and discharges the Company and the Old Notes Trustee from any and all claims that the Holder may have, now or in the future, arising out of or related to the Old Notes tendered thereby, including, without limitation, any claims that the Holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered hereby, other than accrued and unpaid interest on the Old Notes or as otherwise expressly provided in this prospectus, or to participate in any redemption or defeasance of the Old Notes tendered hereby.

•

Such Holder has read and agreed to all of the terms of the Transactions. All authority conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the Holder, and any obligation of the Holder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Holder.

•

Such Holder acknowledges that upon submitting the required electronic instructions to DTC, the Holder is deemed to agree that the relevant Old Notes validly tendered (and not validly withdrawn) will be blocked in the relevant clearing system with effect from the date the relevant tender of Old Notes is made until the earlier of (i) the time of settlement on the Settlement Date, (ii) the completion of the UK Proceeding (including any corresponding settlement thereof) in accordance with its terms, or (iii) three business days after the date on which both the Exchange Offer of the relevant Old Notes is terminated by the Company or on which such tender is withdrawn or revoked, in each case in accordance with the terms of this prospectus.

•	Such Holder hereby requests that any Old Notes representing principal amounts not accepted for purchase be released in accordance with DTC procedures.

•

Such Holder understands that, subject to the terms and conditions of the Transactions, the Company will deliver the New Notes and pay any unpaid accrued interest up to, but not including, the Settlement Date.

•

Such Holder recognizes that under certain circumstances set forth in this prospectus, the Company may terminate or amend any or all of the Transactions or may postpone the acceptance for exchange of, or the exchange for, Old Notes tendered or may not be required to exchange any of the Old Notes tendered hereby.

•

Such Holder understands that the delivery and surrender of any Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Information, Exchange and Subscription Agent, until receipt by the Information, Exchange and Subscription Agent of an Agent’s Message (as defined herein) properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

•

Such Holder has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or requisite payments due from such Holder, and not otherwise required to be paid by the Company pursuant to the Exchange Offer, in each respect in connection with any offer or acceptance, in any jurisdiction and that such Holder has not taken or omitted to take any action in breach of the terms of the Transactions or which will or may result in the Company or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Transactions or tender of Old Notes or delivery of consent to the Proposed Amendments or the support of the UK Proceeding in connection therewith.

•	Such Holder is not from or located in any jurisdiction where the making or acceptance of the Transactions does not comply with the laws of that jurisdiction.

•	For purposes of this prospectus, the “beneficial owner” of any outstanding Old Notes means any Holder that exercises investment discretion with respect to those outstanding Old Notes.

•

The representations, warranties and agreements of a Holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the applicable Expiration Time and the Settlement Date, and in the case the Company is required to proceed with the UK Proceeding pursuant to the Transaction Support Agreement, the settlement thereof. All authority conferred as set forth above shall not be affected by, and shall survive, the death or incapacity of the applicable Holder, and every obligation of the undersigned hereunder shall be binding upon the tendering Holder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

•

Such Holder (i) waives any and all claims, in law and/or in equity, against The Bank of New York Mellon Trust Company, N.A., as Old Notes Trustee, (ii) agrees not to initiate a suit against the Old Notes Trustee in respect thereof and (iii) agrees that the Old Notes Trustee will not be liable for any action that the Old Notes Trustee takes or abstains from taking, in either case in accordance with the directions given by the Holder pursuant to the Transactions, including without limitation, the execution and delivery of any supplemental indenture to effectuate the amendments described herein.

Method of Exchange for New Notes

To be entitled to exchange for First-Out Notes in the Exchange Offer, you (or your Designee(s), if applicable) must subscribe for and purchase First-Out Notes in the Rights Offering in an amount equal to your Required Subscription Amount. See “The Rights Offering—Method of Subscription” for the applicable procedures for participating in the Rights Offering.

Acceptance of Old Notes for Exchange and Consents

The following procedures and standard assumptions will be used by the Information, Exchange and Subscription Agent when tabulating Exchange Offer results submitted through DTC’s ATOP:

•	Holders are required to tender through DTC’s ATOP.

•	Tenders of Old Notes through DTC’s ATOP will be accepted in minimum denominations of $25.00 and positive integer multiples of $25.00.

•	Bulk tenders through DTC’s ATOP are not permitted. Tenders of Old Notes must be submitted at the beneficial holder level into DTC’s ATOP.

•

A Holder may withdraw their tender of Old Notes prior to the applicable Expiration Time by instructing its nominee to revoke such Holder’s election and withdraw any Old Notes that have been tendered through DTC’s ATOP, in sufficient time for the nominee to receive and effectuate the eligible holder’s revocation through DTC’s ATOP in accordance with the procedures of DTC prior to the applicable Expiration Time.

•

All Old Notes that have been tendered through DTC’s ATOP will be restricted from further trading or transfer through distributions to (and cancellation of) such participating Old Notes in accordance with the terms of this prospectus.

The issuance of the New Notes pursuant to the Exchange Offer and/or Rights Offering at or prior to the applicable Expiration Time will be made only after timely receipt by the Information, Exchange and Subscription Agent of (i) timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of the Old Notes into the Information, Exchange and Subscription Agent’s account at DTC, (ii) evidence of the execution by the Company and the Old Notes Trustee of the supplemental indenture with respect to the Exchange Offer Amendments or the UK Proceeding Amendments, as the case may be, (iii) in the case of New Money Participants, confirmation of the completion of the subscription for the Required Subscription Amount and

(iv) confirmation from the Company of the satisfaction or, where permitted, waiver of the Exchange Conditions pursuant to the terms of the prospectus. The Exchange Offer, the Rights Offering and the Consent Solicitation are scheduled to expire at the Exchange Offer Expiration Time, unless extended by us in accordance with the Transaction Support Agreement, and in the event the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with the UK Proceeding pursuant to the Transaction Support Agreement, the Exchange Offer will expire at the Conditional Expiration Time.

For purposes of the Exchange Offer and the Consent Solicitation, we will have accepted for exchange validly tendered (and not validly withdrawn) Old Notes and consents received, if, as and when we give notice to the Information, Exchange and Subscription Agent of our acceptance thereof. If, for any reason whatsoever, acceptance for exchange of, or exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed or we extend the Exchange Offer and the Consent Solicitation or are unable to accept for exchange the Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we will instruct the Information, Exchange and Subscription Agent to retain tendered Old Notes. However, a Holder may withdraw their tender of Old Notes in connection with the Exchange Offer any time prior to the applicable Expiration Time. See “—Withdrawal of Tenders and Revocation of Consents.”

The Supporting Holders, pursuant to the Transaction Support Agreement, have agreed to tender all of their Old Notes and support the Consent Solicitation. The Supporting Holders will receive a specific ATOP code to participate in the Supporting Holders Exchange and receive the First-Out Notes and Consent Premium in connection therewith.

General

For a Holder to validly tender Old Notes pursuant to the Exchange Offer, (i) an Agent’s Message transmitted though DTC must be received by the Information, Exchange and Subscription Agent at or prior to the applicable Expiration Time, and (ii) the Old Notes must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation must be received by the Information, Exchange and Subscription Agent, in each case prior to the applicable Expiration Time. Holders that participate in the Rights Offering and subscribe for and purchase First-Out Notes equal to their Required Subscription Amount are entitled to receive First-Out Notes in the Exchange Offer. See “The Rights Offering—Method of Subscription” for the applicable procedures for participating in the Rights Offering.

If you are a Holder and wish to participate in the Exchange Offer, and your Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee or custodian, you must contact the custodial entity that is the holder of the beneficial owner’s Old Notes and instruct such custodial entity to promptly tender the Old Notes on your behalf pursuant to the procedures of the custodial entity. Such beneficial owners should keep in mind that custodial entities may require you to take action with respect to the Exchange Offer a number of days before the applicable Expiration Time in order for such entity to tender the Old Notes on your behalf at or prior to the applicable Expiration Time in accordance with the terms of the Exchange Offer. Neither we nor the Information, Exchange and Subscription Agent have any obligation to effect the transfer of any Old Notes from the name of the holder if we do not accept for exchange any of the principal amounts of those Old Notes. Holders are advised to check with any bank, securities broker or other intermediary through which they hold any existing Old Notes as to when such intermediary needs to receive instructions from the holder in order that they be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Exchange Offer, before the deadlines specified herein and in this prospectus.

In all cases, the exchange of Old Notes for New Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Information, Exchange and Subscription Agent of:

•	Book-Entry Confirmation with respect to such Old Notes; and

•

an message transmitted by DTC and forming part of the Book-Entry Confirmation (as defined herein), which states that DTC has received an express acknowledgement from you that you have received the prospectus and Subscription Form transmitted through DTC (the “Agent’s Message”).

The Information, Exchange and Subscription Agent expects to establish one or more accounts with respect to the Old Notes at DTC for purposes of the Exchange Offer and/or Rights Offering, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Information, Exchange and Subscription Agent’s account at DTC in accordance with DTC’s procedure for transfer. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Information, Exchange and Subscription Agent for its acceptance.

Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Information, Exchange and Subscription Agent. If you desire to tender your Old Notes on the day that the applicable Expiration Time occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date and time. We will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

IMPORTANT NOTE TO DTC PARTICIPANTS: The DTC participant shall be required to provide a spreadsheet (the “Nominee Spreadsheet”) on behalf of any Supporting Holder by 5:00 p.m. prevailing Eastern Time on the date that is one business after the Exchange Offer Expiration Time or Conditional Expiration Time, as applicable. Such Nominee Spreadsheet shall include, for each tendered position on behalf of a Supporting Holder, (i) the Supporting Holder Code, and (ii) the corresponding Voluntary Offer Instruction (“VOI”) Number. A form of Nominee Spreadsheet will be made available to the DTC participants by the Information, Exchange and Subscription Agent and may also be requested using the contact information shown on the back cover of this prospectus.

Withdrawal of Tenders and Revocation of Consents

Tenders of Old Notes in connection with the Exchange Offer may be withdrawn at any time prior to the applicable Expiration Time. Following such Expiration Time, tenders of Old Notes may not be validly withdrawn unless the Company is otherwise required by law to permit withdrawal.

Consents to the Exchange Offer Amendments will not become effective until the Exchange Offer Expiration Time and will become effective only if (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective, and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding. Once effective, consents to the Exchange Offer Amendments will be irrevocable. Consents to the UK Proceeding Amendments will not become effective until the Exchange Offer Expiration Time and will become effective only if (i) the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived as of the Exchange Offer Expiration Time and (ii) the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement. Once effective, consents to the UK Proceeding Amendments will be irrevocable.

Prior to becoming irrevocable, consents may only be revoked by validly withdrawing the associated tendered Old Notes. In the event the Company pursues a UK Proceeding, a Holder will still be entitled to validly withdraw tendered Old Notes after the Exchange Offer Expiration Time and prior to the Conditional Expiration Time, but any such withdrawal will not constitute a valid revocation of such Holder’s consent to the Proposed Amendments once such Proposed Amendments go into effect.

Proxies from the Holders who have appointed the Information, Exchange and Subscription Agent as their proxy in respect of the UK Proceeding as a result of their participation in the Exchange Offer will not become effective until the Exchange Offer Expiration Time and only if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived as of the Exchange Offer Expiration Time and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement. Once the proxy appointment becomes effective, any valid withdrawal of tenders of Old Notes will have no effect on the proxy appointment.

If a Holder has not tendered their Old Notes in the Exchange Offer, and, as a result, has not been deemed to have provided their proxy to the Information, Exchange and Subscription Agent in respect of the UK Proceeding and wishes to vote for or against a UK Proceeding, such Holder must follow the procedures that will be established for voting on the UK Proceeding in the event the Exchange Offer (or any other condition to completing the Exchange Offer without a UK Proceeding) is not consummated. See “The UK Proceeding.”

A Holder may withdraw their tender of Old Notes prior to the applicable Expiration Time by instructing its nominee to revoke such Holder’s election and withdraw any Old Notes that have been tendered through DTC’s ATOP, in sufficient time for the nominee to receive and effectuate the eligible holder’s revocation through DTC’s ATOP in accordance with the procedures of DTC at or prior to the applicable Expiration Time. Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the applicable Expiration Time.

Expiration Time; Extensions; Amendments

The Exchange Offer Expiration Time for the Exchange Offer shall be 5:00 p.m., New York City time, on October 7, 2025; provided that in the event the registration statements of which this prospectus forms a part have not been declared effective by October 2, 2025 the Exchange Offer Expiration Time shall be extended to a time that is at least three business days after such declaration of effectiveness. Under certain circumstances, the Exchange Offer Expiration Time may be extended, provided that that the Settlement Date shall not be later than October 30, 2025 unless otherwise agreed to by the Supporting Holders. In the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by such date and the Company may be required, subject to the terms of Transaction Support Agreement, to commence a UK Proceeding. In such event, the Company will publicly announce its intention to commence a UK Proceeding and will extend the Exchange Offer until the Conditional Expiration Time.

Subject to applicable law, we expressly reserve the right, with respect to the Exchange Offer and Consent Solicitation to:

(1)	delay accepting any validly tendered Old Notes,

(2)	extend the Exchange Offer or Consent Solicitation, or

(3)	terminate or amend the Exchange Offer and Consent Solicitation, by giving oral or written notice of such delay, extension, termination or amendment to the Information, Exchange and Subscription Agent.

If we exercise any such right, we will give written notice thereof to the Information, Exchange and Subscription Agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the Exchange Offer and Consent Solicitation will be disseminated promptly in a manner reasonably calculated to inform Holders of such amendment, and will extend the Exchange Offer and Consent Solicitation, as well as provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the Holders, if the Exchange Offer and Consent Solicitation would otherwise expire during such time period. The minimum period during which the Exchange Offer and Consent Solicitation will remain open following material changes in the terms of the Exchange Offer and Consent Solicitation or in the information concerning the Exchange Offer and Consent Solicitation will depend upon the facts and circumstances of such change, including the relative materiality of the changes. However, in accordance with applicable law:

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in the event that we make a material change to the Exchange Offer and Consent Solicitation, other than a material change with respect to the consideration for exchanging your Old Notes, we will extend the time period for which the Exchange Offer and Consent Solicitation will remain open for five additional business days after the date of the dissemination of the prospectus supplement to Holders providing for such change or changes;

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in the event that we make a material change to the Exchange Offer and Consent Solicitation to change the consideration offered for exchanging your Old Notes, to change the amount of Old Notes sought in the Exchange Offer, to increase the fee we will pay to the Dealer Manager or to make another similarly significant change, we will extend the time period for which the Exchange Offer and Consent Solicitation remain open for ten additional business days after the date of the dissemination of the prospectus supplement to Holders providing for such change or changes; and

•

if it is determined that this prospectus was materially deficient, we will extend the time period for which the Exchange Offer and Consent Solicitation remain open for twenty additional business days after the date of the dissemination of the prospectus to Holders providing such necessary changes.

We may also choose to extend the Exchange Offer, in accordance with the Transaction Support Agreement, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled applicable Expiration Time.

If the terms of the Exchange Offer and Consent Solicitation are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform Holders of such amendment and will extend the Exchange Offer and Consent Solicitation as required by applicable law.

Subject to applicable law, the Exchange Offer, the Rights Offering and the Consent Solicitation are each being made independently of each other, and we reserve the right to terminate, withdraw or amend each of the Exchange Offer, the Rights Offering and the Consent Solicitation independently of each other at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a Holder that is not validly withdrawn prior to the applicable Expiration Time will constitute a binding agreement between that Holder and the Company and a consent to the Proposed Amendments, upon the terms and subject to the conditions of the Exchange Offer, including the execution, delivery and performance by the Old Notes Trustee of a supplemental indenture to the Old Notes Indenture effectuating the Exchange Offer Amendments. The acceptance of the Exchange Offer by a tendering Holder will constitute the agreement by a tendering Holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

The Exchange Offer Amendments will not go into effect unless (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived by the Exchange Offer Expiration Time, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective and will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding. In such case, upon or promptly following the Exchange Offer Expiration Time, the Company and the Old Notes Trustee (subject to the Old

Notes Trustee’s receipt of an opinion letter and officer’s certificate and any other documents required under the Base Indenture) will execute a supplemental indenture to the Old Notes Indenture effectuating the Exchange Offer Amendments and all Old Notes that remain outstanding will be governed by the relevant Old Notes Indenture as amended by the applicable Proposed Amendments. Under the terms of such supplemental indenture, the Exchange Offer Amendments will become operative upon the Settlement Date (which Settlement Date may be after the date of execution and effectiveness of such supplemental indenture). In the event the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement, the Company will enter into a supplemental indenture with the Old Notes Trustee effectuating the UK Proceeding Amendments, effective immediately prior to commencing the UK Proceeding. Each consenting and each non-consenting Holder will be bound by such applicable supplemental indenture, even if the Holder did not consent to the Proposed Amendments, which will consist of either:

•

Exchange Offer Amendments: (i) the removal of certain covenants and events of default under the Old Notes that can be removed with the consent of Holders representing a majority of the aggregate principal amount outstanding of the Old Notes, (ii) the subordination in right of payment the Old Notes to the New Notes, as described under the caption “The Proposed Amendments—Exchange Offer Amendments,” on the terms set forth in the applicable supplemental indenture to the fullest extent permitted by Section 316(b) of the TIA and the Old Notes Indenture, and (iii) certain other amendments, in each case, as described under “The Proposed Amendments—Exchange Offer Amendments”; or

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UK Proceeding Amendments: (i) changing the governing law of the Old Notes and Old Notes Indenture to the laws of England and Wales, and (ii) deleting the covenant described under Section 4.03 (Exchange Listing) of the First Supplemental Indenture, in each case, as described under “The Proposed Amendments—UK Proceeding Amendments”.

Absence of Dissenter’s Rights

Holders do not have any appraisal rights or dissenter’s rights under New York law, the law governing the Old Notes Indenture and the Old Notes, or under the terms of the Old Notes Indenture in connection with the Exchange Offer and Consent Solicitation. Following the execution of the supplemental indenture governing the UK Proceeding Amendments, if applicable, the Old Notes Indenture, as supplemented by such supplemental indenture, will be governed by the laws of England and Wales. Holders do not have any appraisal rights or dissenter’s rights under the laws of England and Wales.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the Exchange Offer will be determined by us and our determination will be final and binding. We reserve the right to reject any or all tenders not in proper form or the acceptance for exchange of which may be unlawful. We also reserve the right to waive any defect or irregularity in the tender of any Old Notes in the Exchange Offer, and our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties. None of the Company, its subsidiaries, the Information, Exchange and Subscription Agent, the Dealer Manager or the Old Notes Trustee will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived, which waiver may be made by us, in whole or in part, except that we may not waive the condition that the registration statements of which this prospectus forms a part be declared effective by the SEC and remain effective on the Settlement Date. Old Notes received by the exchange agent in connection with any Exchange Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Information, Exchange and Subscription Agent to the participant who delivered such Old

Notes by crediting an account maintained at DTC designated by such participant promptly after the applicable Expiration Time or the withdrawal or termination of the Exchange Offer.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem the Old Notes that are not tendered and accepted in the Exchange Offer, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable Exchange Offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to us in the Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

U.S. Federal Backup Withholding

To prevent U.S. federal backup withholding with respect to payments made to Holders of Old Notes pursuant to the Exchange Offer, each Holder should provide the Information, Exchange and Subscription Agent with its correct taxpayer identification number (if applicable) and certify that it is not subject to backup withholding by completing the IRS Form W-9 or an applicable IRS Form W-8 or by otherwise furnishing other applicable documentation certifying such stockholder’s exemption from backup withholding. See “Material U.S. Federal Income Tax Considerations—Backup Withholding and Information Reporting” for a more detailed discussion of backup withholding.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Old Notes will be borne by us. Tendering Holders will not be required to pay any fee or commission to the Dealer Manager or the Company. However, if a tendering Holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that Holder may be required to pay brokerage fees or commissions.

THE RIGHTS OFFERING

Background of the Rights Offering

Holders of Old Notes will receive Subscription Rights to purchase First-Out Notes in the New Money Financing. Each Holder’s Subscription Right will be determined on a pro rata basis (based on the face amount of their respective Old Notes in comparison to the total aggregate principal amount of all Old Notes) at a purchase price equal to 100% of the face amount of the First-Out Notes so purchased. In addition, each Holder who subscribes for and completes a purchase of their Required Subscription Amount in the Rights Offering will receive on account of such purchase, one share of Common Stock for each $34.06 of First-Out Notes so purchased.

To participate in the Rights Offering, Holders must subscribe for and purchase their Required Subscription Amount. The Subscription Rights corresponding to Old Notes will trade together with, and be evidenced by, the underlying Old Notes until the applicable Expiration Time, subject to such limitations, if any, that would be applicable to the transferability of the underlying existing Old Notes. The Subscription Rights will not be separately transferable. If the Company does not complete the Exchange Offer, whether due to the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) failing to be satisfied or waived by the Exchange Offer Expiration Time, failure to complete a UK Proceeding by the Conditional Expiration Time or otherwise, the Company will not accept any subscription for First-Out Notes in the Rights Offering. We intend to use the net cash proceeds that we receive in the Rights Offering to repay borrowings under the ABL Facility and, to the extent of any excess, for working capital and general business purposes. See “Use of Proceeds.”

The Rights Offering will be commenced prior to the effectiveness of the registration statements of which this prospectus forms a part. However, prior to the registration statements of which this prospectus forms a part becoming effective, a Holder who wishes to be a New Money Participant may indicate their interest in exercising their Subscription Right by making a conditional offer in accordance with the procedures described in this section. A conditional offer to buy is not a binding contract between the Company and such a Holder and may be withdrawn at any time prior to its acceptance following the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be, as described under “—Conditional Offers to Buy.” We reserve the right to reject any or all offers to participate in the Rights Offering in our sole discretion, including those not properly or timely submitted or completed or the acceptance of which would, in our opinion, be unlawful. We have the right, which may be waived, to reject any defective submission of subscriptions as invalid and ineffective.

All First-Out Notes issued in the Rights Offering, the Exchange Offer and pursuant to the Transaction Support Agreement will form a single class of securities for purposes of voting and redemption. The First-Out Notes issued in the Rights Offering and the Exchange Offer will have the same CUSIP and ISIN numbers. Such First-Out Notes will, however, be a separate series from, and will have different CUSIP and ISIN numbers from the First-Out Notes issued to the Supporting Holders pursuant to the Transaction Support Agreement, which will be issued in a private placement. Other than the foregoing, the First-Out Notes will all otherwise be identical. See “Description of the First-Out Notes—Description of First-Out Notes.”

Conditional Offers to Buy

The Rights Offering will be commenced prior to the effectiveness of the registration statements of which this prospectus forms a part. Prior to the registration statements of which this prospectus forms a part becoming effective, a Holder who wishes to be a New Money Participant may indicate their interest in exercising their Subscription Rights by making a conditional offer to buy First-Out Notes pursuant to the Rights Offering, in accordance with the Subscription Worksheet attached as Annex A to this prospectus. A conditional offer to buy is not a binding contract between the Company and such a Holder and may be withdrawn at any time prior to its acceptance following the Exchange Offer Expiration Time or the Conditional Expiration Time, as the case may be, at which time it will become binding. Furthermore, no conditional offer to buy may be accepted or confirmed by us (or anyone on our behalf) and no amount of the purchase price thereof may be deposited or delivered until the registration statements of which this prospectus forms a part have been declared effective by the SEC.

Upon effectiveness of the registration statements of which this prospectus forms a part, we will provide a notice to DTC and its participants—and through a mailing or electronic communication to beneficial holders via the DTC participants holding the Old Notes (the “Registration Effectiveness Notice”). Such Registration Effectiveness Notice shall notify Holders, including those who have provided a conditional offer to buy at the effectiveness of the registration statements, of their right to withdraw such conditional subscription offer at any time prior to its acceptance following the Exchange Offer Expiration Time or the Conditional Expiration Time, as the case may be, and specify the anticipated applicable Expiration Time of the Exchange Offer. See “—Acceptance of Purchase Price.” We also will make a public announcement of the effectiveness of the registration statements of which this prospectus forms a part by way of a filing with the SEC of a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing the information provided in the Registration Effectiveness Notice. In addition, if we make any material change to the prospectus or the registration statements of which this prospectus is a part, at such time as we provide notice thereof, we will similarly remind Holders of their rights to withdraw conditional offers to buy as described herein. Conditional offers to buy that have not been withdrawn at or prior to its acceptance following the Exchange Offer Expiration Time or Conditional Expiration Time, as the case may be, at which time it will become binding.

Backstop Providers

Pursuant to the terms of the Transaction Support Agreement, the Backstop Providers have agreed to purchase up to the full amount of the New Money Financing, reduced, pro rata by the amount of First-Out Notes subscribed for and purchased by Holders other than the Supporting Holders in the Rights Offering.

As consideration for the Backstop Commitment, the Backstop Providers will receive the Backstop Premium. Backstop Providers will also be entitled to receive the shares of Common Stock for amounts purchased pursuant to the Backstop Commitment as they would have received as participants in the Rights Offering.

The Backstop Providers’ obligations to provide the Backstop Commitment are conditioned upon the consummation of the Exchange Offer or the UK Proceeding, as applicable, as well as certain conditions in the Transaction Support Agreement with respect to the Backstop Commitment. The Supporting Holders collectively own approximately 60% of the outstanding principal amount of the Old Notes as of the date of this prospectus and are obligated pursuant to the Transaction Support Agreement to provide their consents to the Proposed Amendments and to exchange their Old Notes. See “The Transaction Support Agreement.” The Company will also pay the reasonable and documented fees, costs, and out-of-pocket expenses of the Supporting Holders’ advisor, in accordance with a separate expense reimbursement letter.

Each Holder electing to participate in the Rights Offering must validly deliver their Old Notes prior to the applicable Expiration Time and the payment of its Required Subscription Amount to the Information, Exchange and Subscription Agent in accordance with the Rights Offering procedures. See “—Method of Subscription.” At the applicable Expiration Time, each Holder electing to participate in the Rights Offering will be bound by its offer to buy First-Out Notes, subject to any adjustment by the Company in the event of fractional Subscription Rights. Fractional Subscription Rights will be rounded down to the nearest whole number.

Expiration of the Rights Offering

The Subscription Rights expire at the Exchange Offer Expiration Time or, in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived by the Exchange Offer Expiration Time, the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement, the Conditional Expiration Time. Notwithstanding any other provisions relating to Subscription Rights, we will not be required to accept any offer to purchase First-Out Notes in the Rights Offering validly submitted (and not validly withdrawn), and may terminate, amend or extend any offer or delay or refrain from accepting such offer or transferring any consideration to the applicable trustee (or persons performing a similar function) in respect of any Subscription Rights, if any of the conditions described under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer” have not been satisfied or waived, or are reasonably determined by us to have not been satisfied or waived.

Holder Representations, Warranties, Agreements and Undertakings

By participating in the Rights Offering, each holder of Old Notes will also be deemed to represent, warrant, agree and undertake the following:

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Such Holder understands that such Holder is obligated to subscribe for its Required Subscription Amount in the Rights Offering in order to participate in the Rights Offering and be entitled to exchange for First-Out Notes in the Exchange Offer and must submit their Old Notes via ATOP in accordance with the terms of the Exchange Offer by the applicable Expiration Time, and pay the related purchase price in accordance with the Rights Offering procedures, or the tender of such Holder’s Old Notes will be deemed to be a tender of Old Notes for Second-Out Notes.

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Such Holder understands that subscriptions in the Rights Offering pursuant to any of the procedures described in this prospectus and acceptance of such subscriptions by the Company will constitute a binding agreement between Holders and the Company upon the terms and subject to the conditions of the Transactions. For purposes of the Transactions, such Holder understands that validly submitted subscriptions (including conditional offers to buy that have become binding in accordance with the procedures described under the caption “—Conditional Offers to Buy”) will be deemed to have been accepted by the Company if, as and when the Company gives written notice thereof to the Information, Exchange and Subscription Agent.

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Such Holder understands that the Rights Offering is conditioned upon the effectiveness of the registration statements of which this prospectus forms a part and no conditional offers to subscribe for and purchase First-Out Notes may be accepted or confirmed (and no amount of the cash purchase price thereof may be deposited) until the registration statements of which this prospectus forms a part have been declared effective by the SEC and such conditional offers to buy have become binding in accordance with the procedures described under this caption “—Conditional Offers to Buy.”

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Such Holder has read and agreed to all of the terms of the Transactions. All authority conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the Holder, and any obligation of the Holder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Holder.

•	Such Holder is not from or located in any jurisdiction where the making or acceptance of the Transactions, including the Rights Offering, does not comply with the laws of that jurisdiction.

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The representations, warranties and agreements of a Holder submitting subscriptions with respect to the Rights Offering will be deemed to be repeated and reconfirmed on and as of the applicable Expiration Time and the Settlement Date. All authority conferred as set forth above shall not be affected by, and shall survive, the death or incapacity of the applicable Holder, and every obligation of the undersigned hereunder shall be binding upon the tendering Holder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Method of Subscription

Participation in the Rights Offering may only be made via ATOP. Holders may (i) participate in the Exchange Offer and the Rights Offering, (ii) participate in the Rights Offering and not exchange their Old Notes in the Exchange Offer or (iii) participate in the Exchange Offer and not participate in the Rights Offering.

Acceptance of Purchase Price

Payment of the applicable purchase price will be automatically charged by DTC on the applicable Expiration Time to the DTC Participant that tendered such Holder’s Old Notes. Supporting Holders must deliver funding at a later date, in accordance with the Backstop Commitment.

For purposes of the Rights Offering, we will have accepted for purchase validly submitted (and not validly withdrawn) subscriptions (and the related purchase price), if, as and when we give notice to the Information, Exchange and Subscription Agent of our acceptance thereof.

We reserve the right to reject any or all offers to participate in the Rights Offering in our sole discretion, including those not properly or timely submitted or completed or the acceptance of which would, in our opinion, be unlawful. We will have the right, which may be waived, to reject the defective tender of Old Notes or submission of subscriptions as invalid and ineffective.

Segregated Account; Return of Funds

The Information, Exchange and Subscription Agent will hold all funds it receives in payment for subscription amounts in a segregated bank account until the time of settlement on the Settlement Date in accordance with the terms of this prospectus. If the Rights Offering is cancelled for any reason, other than as a result of the successful completion of a UK Proceeding and the successful implementation thereof, the Information, Exchange and Subscription Agent will return this money to Holders, without interest or penalty, as soon as practicable thereafter.

Transferability and Designees

The Subscription Rights are not transferable separately from the Old Notes. You may not sell, transfer or assign your Subscription Rights to anyone else without also selling or transferring your Old Notes. The Subscription Rights will not be listed on NASDAQ or any other stock exchange or market or on the OTC Bulletin Board.

A Supporting Holder that is subscribing for First-Out Notes in accordance with the Transaction Support Agreement and exchanging their Old Notes for First-Out Notes in accordance with the Transaction Support Agreement and Backstop Commitment may designate one or more affiliates (a “Designee”) to receive all or a portion of its First-Out Notes and/or submit all or a portion of the Purchase Price for its First-Out Notes. A Supporting Holder that designates one or more Designees must still tender their Old Notes through ATOP, and provide the required information to the Information, Exchange and Subscription Agent in accordance with the directions to be provided separately to each Supporting Holder.

Expiration Time; Extensions; Amendments

You may subscribe to purchase First-Out Notes at any time prior to the applicable Expiration Time. We may extend the applicable Expiration Time, provided that that the Settlement Date shall not be later than October 30, 2025 unless otherwise agreed to by the Supporting Holders. We will extend the applicable Expiration Time as required by applicable law, and may choose to extend it if we decide to give Holders more time to elect to subscribe to purchase First-Out Notes. If we elect to extend the previously scheduled applicable Expiration Time, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the business day following the previously scheduled applicable Expiration Time.

We reserve the right, in accordance with the Transaction Support Agreement, to amend or modify the terms of the Subscription Rights. If we amend the Subscription Rights in a manner that we determine constitutes a material change, we will extend the applicable Expiration Time so that the Exchange Offer and the Subscription Rights remain open for a period that provides the Holders a reasonable time to review and evaluate the change after it is communicated to Holders. The exact length of such extension, if any, will depend upon the significance of the amendment.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer including the Subscription Rights, we will comply with applicable securities laws by disclosing any such amendment by means of a prospectus supplement that we distribute to Holders. We will have no other obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release through any appropriate news agency.

No Fractional First-Out Notes or Common Stock

We will not issue fractional securities, including with respect to the New Notes, Common Stock issuable pursuant to the Rights Offering and Subscription Rights.

Fractional Subscription Rights will be rounded down to the nearest whole number. New Notes issued (including those issuable pursuant to the Consent Premium) will be rounded down to the nearest $1.00 and Common Stock issued in the New Stock Investment will be rounded down to the nearest share. No cash or other consideration in respect of the rounding down of New Notes, Subscription Rights or Common Stock issued in the New Stock Investment will be issued.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

The U.S. federal income tax treatment of the receipt, exercise and expiration of the Subscription Rights is subject to substantial uncertainty. See “Risk Factors—Risks Related to Taxation” and “Material U.S. Federal Income Tax Considerations.”

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THIS RIGHTS OFFERING AND THE EXERCISE OF THE SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any exercise of Subscription Rights (including any Subscription Forms) in connection with the Rights Offering will be determined by us and our determination will be final and binding. We reserve the right to reject any or all subscriptions not in proper form or the acceptance for exchange of which may be unlawful. We also reserve the right to waive any defect or irregularity in the exercise of Subscription Rights, and our interpretation of the terms and conditions of the Rights Offering will be final and binding on all parties. None of the Company, its subsidiaries, the Information, Exchange and Subscription Agent, the Dealer Manager or the Old Notes Trustee will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

The exercise of Subscription Rights involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by us, in whole or in part, except that we may not waive the condition that the registration statements of which this prospectus forms a part be declared effective by the SEC and remain effective on the Settlement Date. Subscription Forms received by the Information, Exchange and Subscription Agent in connection with the Exchange Offer or Right Offering that are not validly tendered or exercised, as the case may be, and as to which the irregularities have not been cured or waived will be promptly returned by the Information, Exchange and Subscription Agent to the participant who delivered such Subscription Form.

Other Fees and Expenses

We will pay all fees charged by the Information, Exchange and Subscription Agent and by the Dealer Manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Subscription Rights, including all bank or similar fees and charges related to payment by check or wire transfer. Neither we nor the Subscription Agent nor the Dealer Manager will pay such commissions, fees, taxes, expenses or other charges.

THE TRANSACTION SUPPORT AGREEMENT

General; Covenants and Commitments

On August 13, 2025, the Company, the Plan Company and the other Company Parties entered into the Transaction Support Agreement with the Supporting Holders. The Transaction Support Agreement contains certain covenants on the part of each of the parties thereto, including, among others, covenants that the Supporting Holders participate in, consent to, vote in favor of and otherwise support, as applicable:

•

The New Money Financing to be offered to (i) the Supporting Holders on a private placement basis and (ii) to the Holders (other than the Supporting Holders) pursuant to this prospectus, in each case pro rata (based on the face amount of their respective Old Notes in comparison to the total aggregate principal amount of all Old Notes), and to give the Holders (including the Supporting Holders) that participate in such New Money Financing for their Required Subscription Amount, a New Stock Investment in an amount of one share of Common Stock for each $34.06 of First-Out Notes so purchased. We will not issue fractional securities, including with respect to the New Notes, Common Stock issuable pursuant to the Rights Offering and Subscription Rights. Fractional Subscription Rights will be rounded down to the nearest whole number. New Notes issued (including those issuable pursuant to the Consent Premium) will be rounded down to the nearest $1.00 and Common Stock issued in the New Stock Investment will be rounded down to the nearest share. No cash or other consideration in respect of the rounding down of New Notes, Subscription Rights or Common Stock issued in the New Stock Investment will be issued;

•

The Supporting Holders Exchange of Old Notes pursuant to which the Supporting Holders will exchange their Old Notes for First-Out Notes at 100% of the face amount of Old Notes plus accrued and unpaid interest and their respective portion of the Private Warrants, with substantially the same terms as the Initial Public Warrants;

•

The SEC-registered Exchange Offer, in which the Company will offer to each Holder (other than the Supporting Holders) the right to tender their Old Notes in exchange for (i) if such Holder participates in the New Money Financing at their Required Subscription Amount, First-Out Notes, and (ii) if such Holder does not participate in the New Money Financing at their Required Subscription Amount, the Second-Out Notes, in each case, at 100% of the face amount of their Old Notes plus accrued and unpaid interest thereon, together with, in each case, their respective portion of the Initial Public Warrants;

•

The issuance of Initial Public Warrants and Private Warrants to all Holders who participate in the Exchange Offer and the Supporting Holders, respectively, to purchase, at their election, (i) Common Stock or (ii) Pre-Funded Public Warrants to purchase Common Stock, pro rata (based on the amount of Old Notes exchanged by each Holder irrespective of participation in the New Money Financing);

•

The Backstop Commitment by the Backstop Providers to purchase up to the full amount of the New Money Financing reduced, pro rata, by the amount of First-Out Notes subscribed for and purchased in the Rights Offering by Holders other than the Supporting Holders in the Rights Offering. As consideration for the Backstop Commitment, the Company will pay the Backstop Providers the Backstop Premium. Backstop Providers will also be entitled to receive the shares of Common Stock for amounts purchased pursuant to the Backstop Commitment as they would have received as participants in the Rights Offering;

•	The Proposed Amendments and the Consent Solicitation; and

•

A UK Proceeding in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with the UK Proceeding in accordance with the Transaction Support Agreement.

Pursuant to the Transaction Support Agreement, the Supporting Holders have agreed to participate in:

•

the New Money Financing whereby the Supporting Holders have agreed to purchase up to an aggregate of $32.5 million in face amount of First-Out Notes to be reduced by the amount of First-Out Notes subscribed for and purchased in the Rights Offering by Holders other than the Supporting Holders and, in connection with the New Money Financing, the Supporting Holders will receive one restricted share of Common Stock for each $34.06 of First-Out Notes so purchased by them and the Consent Premium payable in First-Out Notes;

•

an exchange whereby the Supporting Holders have agreed to exchange all of their Old Notes for (i) First-Out Notes in an amount equal to 100% face value of their Old Notes, and (ii) their pro rata share of warrants to purchase 3,000,000 shares of common stock or pre-funded warrants, based on the amount of Old Notes exchanged by all Holders (including the Supporting Holders) for First-Out Notes or Second-Out Notes;

•

a consent solicitation whereby the Supporting Holders have agreed to provide consents to the Proposed Amendments and the appointment of the Information, Exchange and Subscription Agent as their proxy for the UK Proceeding, and will receive their pro rata share of the Consent Premium payable in First-Out Notes.

All such securities to be issued to the Supporting Holders pursuant to the above are being issued in a private placement exempt from registration pursuant to Rule 4(a)(2) and will be restricted securities. The First-Out Notes issued to the Supporting Holders may be transferred pursuant to Rule 144A or Regulation S of the Securities Act.

In addition, the Transaction Support Agreement contains general commitments of the parties thereto, which, among other things, obligate them to use commercially reasonable efforts to take the steps reasonably necessary to consummate the Restructuring Transactions (as defined in the Transaction Support Agreement) and, if necessary, the UK Proceeding; negotiate in good faith and timely execute the Definitive Documents; and not object to or otherwise take actions to interfere with the Restructuring Transactions or the UK Proceeding.

Termination Rights

The Transaction Support Agreement also contains certain termination rights with respect to the Supporting Holders and the Company Parties.

The Transaction Support Agreement may be terminated by the Company Parties upon the occurrence of, among other things:

•	A material breach by a Supporting Holder of the Transaction Support Agreement that remains uncured for ten business days;

•	A Supporting Holder representation and warranty being untrue in any material respect when made;

•

The Definitive Documents and any amendments, modifications, or supplements thereto including terms that are materially inconsistent with the terms of the Transaction Support Agreement or the Restructuring Term Sheet (as defined in the Transaction Support Agreement) and are not otherwise reasonably acceptable to the Company, and such event remains unremedied for five business days;

•

The entry of an order denying implementation of the Restructuring Transactions or denying approval of the UK Proceeding that has not been reversed, vacated, or stayed within the applicable grace period (as set out therein);

•

Commencement of an involuntary Insolvency Proceeding (as defined therein) against any of the Company Parties or the filing of other similar relief and such involuntary proceeding not being dismissed within 30 days after the filing thereof;

•

A Supporting Holder publicly announces their intention not to support the Restructuring Transactions or the UK Proceeding (in which case the Company Parties may terminate only with respect to such holder);

•	If a Supporting Holder holding or controlling at least 50.1% of the outstanding principal amount of the Old Notes terminates the Transaction Support Agreement;

•

If a UK Proceeding is commenced and any Supporting Holder files (or supports the filing of) an application, motion or pleading (i) to dismiss the UK Proceeding or (ii) that is materially inconsistent with the Transaction Support Agreement and it is not withdrawn or amended within two business days; or

•

The applicable governing body of a Company Party, after consulting with counsel, (i) deems proceeding with any of the Restructuring Transactions or the UK Proceeding to be inconsistent with its fiduciary obligations under applicable law, or (ii) in the exercise of its fiduciary duties, intends to enter into an Alternative Restructuring Transaction (as defined therein) (the “Fiduciary Out”).

The Transaction Support Agreement may be terminated by a Supporting Holder as to itself, and solely with respect to their Old Notes, upon the occurrence of, among other things:

•	A material breach by a Company Party of the Transaction Support Agreement that remains uncured for ten business days;

•	A Company representation and warranty being untrue in any material respect when made;

•

The Definitive Documents and any amendments, modifications, or supplements thereto including terms that are materially inconsistent with the terms of the Transaction Support Agreement and the Restructuring Term Sheet and are not otherwise reasonably acceptable to the Supporting Holders, and such event remains unremedied for five business days;

•

The entry of an order denying implementation of the Restructuring Transactions or denying approval of the UK Proceeding that has not been reversed, vacated, or stayed within the applicable grace period (as set out therein);

•

Commencement of an involuntary Insolvency Proceeding (as defined therein) against any of the Company Parties or the filing of other similar relief and such involuntary proceeding not being dismissed within 30 days after the filing thereof;

•

A “Material Adverse Effect” (i.e., an event that has or would be reasonably expected to have a material adverse effect on (i) the business, results, or finances or the Company or (ii) the ability of the Company Parties to consummate the Restructuring Transactions); or

•	A Company Party exercising its Fiduciary Out in good faith.

Miscellaneous

The Transaction Support Agreement further contains certain customary representations, warranties and other agreements by the parties thereto, and contemplates that the Company Parties and Supporting Holders enter into a mutual release agreement, providing for customary mutual releases of claims among the parties thereto.

THE PROPOSED AMENDMENTS

In conjunction with the Exchange Offer, the Company is soliciting consents from Holders to the Proposed Amendments. The Proposed Amendments constitute a single proposal consisting of the Exchange Offer Amendments and the UK Proceeding Amendments, and a tendering Holder must consent to them as an entirety. Capitalized terms appearing below but not defined in this section of the prospectus have the meanings assigned to such terms in the Old Notes Indenture. The descriptions of the Proposed Amendments set forth below do not purport to be complete.

Subject to the effectiveness of the registration statements of which this prospectus forms a part, any tender of an Old Note by a Holder that is not validly withdrawn prior to the applicable Expiration Time will constitute a binding agreement between that Holder and the Company and a consent to the Proposed Amendments, upon the terms and subject to the conditions of the Exchange Offer.

Prior to becoming irrevocable, consents may only be revoked by validly withdrawing the associated tendered Old Notes. In the event the Company pursues a UK Proceeding, a Holder will still be entitled to validly withdraw tendered Old Notes after the Exchange Offer Expiration Time and prior to the Conditional Expiration Time, but any such withdrawal will not constitute a valid revocation of such Holder’s consent to the Proposed Amendments once such Proposed Amendments go into effect. See “The Exchange Offer and Consent Soliciation—Withdrawal of Tenders and Revocation of Consents.”

By consenting to the Proposed Amendments, Holders will also be deemed to have waived any default, event of default or other consequence under the Old Notes Indenture for failure to comply with the terms of the provisions identified below (whether before or after the date of the applicable supplemental indenture to the Old Notes, containing the Proposed Amendments).

Subject to satisfaction or waiver of the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding), the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remaining in full force and effect (see “The Transaction Support Agreement”) and the effectiveness of the registration statements of which this prospectus forms a part upon or promptly following the Exchange Offer Expiration Time, the Company and the Old Notes Trustee (subject to the Old Notes Trustee’s receipt of an opinion letter and officer’s certificate and any other documents required under the Base Indenture) will execute a supplemental indenture (the “Exchange Offer Amendments Supplemental Indenture”) to the Old Notes Indenture effectuating the Exchange Offer Amendments and all Old Notes that remain outstanding will be governed by the relevant Old Notes Indenture as amended by the Exchange Offer Amendments Supplemental Indenture. Under the terms of the Exchange Offer Amendments Supplemental Indenture, the Exchange Offer Amendments will become operative upon the Settlement Date (which Settlement Date may be after the date of execution and effectiveness of the Exchange Offer Amendments Supplemental Indenture). In the event the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with the UK Proceeding pursuant to the Transaction Support Agreement, the Company will enter into a supplemental indenture with the Old Notes Trustee effectuating the UK Proceeding Amendments (the “UK Proceeding Amendments Supplemental Indenture”). Each consenting and each non-consenting Holder will be bound by such applicable supplemental indenture, even if the Holder did not consent to the Proposed Amendments or tender their Old Notes in the Exchange Offer.

On September 19, 2025, the Company entered into the Second Supplemental Indenture pursuant to which the Plan Company became a guarantor of the Old Notes. No consent of Holders was required for this amendment.

Exchange Offer Amendments

The Exchange Offer Amendments will not become effective until and unless (i) the Minimum Tender Condition (and any other condition to completing the Exchange Offer without a UK Proceeding) has been satisfied or waived as of the Exchange Offer Expiration Time, (ii) the Transaction Support Agreement, including the Backstop Commitment agreed thereunder, remains in full force and effect (see “The Transaction Support Agreement”) and (iii) the registration statements of which this prospectus forms a part are effective, and the Exchange Offer Amendments will not become operative until the Settlement Date for an Exchange Offer completed without a UK Proceeding.

If the Exchange Offer Amendments become operative, the Exchange Offer Amendments would amend the following sections of the Old Notes Base Indenture, as follows:

•

Section 4.01 (Consolidation, Merger or Sale of Assets)—deleting clause (b) specifying certain conditions to consolidations, mergers, sales, assignments, transfers, leases or other dispositions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

•	Section 6.01 (Events of Default)—deleting clause (c) relating to covenant or agreement breaches;

•	Section 8.04 (Conditions to Legal or Covenant Defeasance)—deleting clauses (b), (c), (d), (e) and (f) specifying certain conditions to legal defeasance and covenant defeasance;

In addition, if the Exchange Offer Amendments become operative, the Exchange Offer Amendments would amend the following sections of the First Supplemental Indenture by deleting each section referenced below in its entirety:

•	Section 4.03 (Exchange Listing).

In addition, if the Exchange Offer Amendments become operative, the Exchange Offer Amendments would amend the following sections of the First Supplemental Indenture, as follows:

•

Section 4.02 (Consolidation, Merger or Sale of Assets)—deleting clause (b) specifying certain conditions to consolidations, mergers, sales, assignments, transfers, leases or other dispositions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

•	Section 5.02 (Events of Default)—deleting clause (c) relating to covenant or agreement breaches.

In addition, if the Exchange Offer Amendments become operative, the Exchange Offer Amendments Supplemental Indenture will include the following new Section 1.01(g):

On and after the date that this Supplemental Indenture becomes effective in accordance with its terms, the Obligations in respect of the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Section 1.01(g), to the prior payment in full in cash of all Senior Debt (as defined below) (including the termination of all commitments thereunder) of the Company and the Guarantor. The subordination provided for herein is for the benefit of, and enforceable by, the holders of such Senior Debt. The Notes shall in all respects rank pari passu with all other Indebtedness of the Company and the Guarantor, and only Indebtedness of the Company or the Guarantor which is Senior Debt of the Company or the Guarantor shall rank senior to the Notes in accordance with the provisions set forth herein.

For purposes of this Section 1.01(g), “Senior Debt” means each of the following:

(a)

the asset-based revolving credit agreement dated August 13, 2025, among the Company, as a U.S. borrower and borrower representative, Fossil Partners, L.P., as a U.S. borrower, certain subsidiaries of the Company from time to time party thereto, as borrowers, the other loan parties from time to time party thereto, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and any refinancing indebtedness in respect thereof;

(b)

the Company’s 9.500% First-Out First Lien Senior Secured Notes due 2029 that are issued pursuant to that certain senior secured notes indenture, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent and any refinancing indebtedness in respect thereof; and

(c)

the Company’s 7.500% Second-Out Second Lien Senior Secured Notes due 2029 that are issued pursuant to that certain senior secured notes indenture, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent and any refinancing indebtedness in respect thereof;

and, in each case, all guarantees, collateral documents, security documents, intercreditor agreements, and other instruments and provisions (including any “parallel debt” provisions) evidencing indebtedness thereunder, guarantees thereof, or collateral or other security therefore, and further, in each case, any amendments, supplements, modifications, extensions, replacements, renewals, restatements, amendments and restatements, refundings or refinancings.

Upon any payment or distribution of the assets of the Company or the Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or the Guarantor in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the Guarantor or their respective property:

(a)

holders of Senior Debt of the Company or the Guarantor shall be entitled to receive payment in full in cash of such Senior Debt (including the termination of all commitments thereunder) before Holders shall be entitled to receive any payment; and

(b)

until the Senior Debt of the Company or the Guarantor is paid in full in cash (including the termination of all commitments thereunder), any payment or distribution to which Holders would be entitled but for this Section 1.01(g) shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Notes.

If a distribution is made to Holders that, because of this Section 1.01(g), should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt of the Company or the Guarantor and pay it over to them as their interests may appear.

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, assignment, transfer, lease or other disposal of all or substantially all of the consolidated assets of the Company and its Subsidiaries to another Person upon the terms and conditions set forth in Section 4.02 of the First Supplemental Indenture shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company, the Guarantor or their respective property for the purposes of this Section 1.01(g) if the Person formed by such consolidation or into which the Company is merged or the Person which acquires all or substantially all of the consolidated assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, transfer, lease or other disposal, comply with the conditions set forth in Section 4.02 of the First Supplemental Indenture.

After all Senior Debt of the Company and the Guarantor, is paid in full in cash (including the termination of all commitments thereunder), and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Section 1.01(g) to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the Company, the Guarantor and Holders, a payment by the Company or the Guarantor on such Senior Debt.

This Section 1.01(g) defines the relative rights of Holders and holders of Senior Debt of the Company and the Guarantor. Nothing in this Indenture shall:

(a)

impair, as between the Company and the Guarantor, on the one hand, and Holders, on the other hand, the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(b)	affect the relative rights against the Company and the Guarantor of holders and creditors of the Company or the Guarantor other than the holders of Senior Debt; or

(c)

prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company or the Guarantor to receive distributions otherwise payable to Holders.

No right of any holder of Senior Debt of the Company or the Guarantor to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or the Guarantor or by its failure to comply with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or this Supplemental Indenture.

Notwithstanding anything in this Section 1.01(g), the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Section 1.01(g) would prohibit the making of any payments to or by the Trustee unless and until, not less than two Business Days prior to the date of such payment, a responsible officer of the Trustee receives actual written notice that such payments are prohibited by this Section 1.01(g). The Company, a trustee, agent or other representative in respect of any Senior Debt (a “Representative”) (provided that if, and for so long as, any Senior Debt lacks such a Representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt in respect of any Senior Debt) or a holder of Senior Debt of the Company or Guarantor shall be entitled to give the written notice; provided, however, that, any issue of Senior Debt of the Company or the Guarantor has a Representative, only the Representative shall be entitled to give the notice. The Trustee shall be entitled to conclusively rely upon any notice provided to it in accordance with this Section 1.01(g) without further investigation or inquiry. Prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Debt of the Company or the Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Section 1.01(g) with respect to any Senior Debt of the Company or the Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Notwithstanding anything in this Section 1.01(g) to the contrary, all amounts owed to the Trustee (including amounts owed pursuant to Section 7.07 under the Indenture) in each of its capacities hereunder shall not be subordinated to any Senior Debt of the Company or the Guarantor or otherwise.

Whenever any Person is to make a distribution or give a notice to holders of Senior Debt of the Company or the Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

The failure to make a payment pursuant to the Notes by reason of any provision in this Section 1.01(g) shall not be construed as preventing the occurrence of a Default. Nothing in this Section 1.01(g) shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust under Article VIII of the Base Indenture by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt of the Company or the Guarantor or subject to the restrictions set forth in this Section 1.01(g) if the provisions of this Section 1.01(g) were not violated at the time funds were deposited in trust with the Trustee pursuant to Article X of the Base Indenture, and none of the Holders shall be obligated to pay over any such amount to the Company, the Guarantor or any holder of Senior Debt of the Company, the Guarantor or any other creditor of the Company.

Upon any payment or distribution pursuant to this Section 1.01(g), the Trustee, subject to Section 7.01, and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to herein are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (3) upon the Representatives of Senior Debt of the Company or the Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Company or the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1.01(g). In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company or the Guarantor to participate in any payment or distribution pursuant to this Section 1.01(g), the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 1.01(g), and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Section 1.01(g).

The Trustee is hereby authorized to execute such documentation and to take such action on behalf of the Holders and at the expense of the Company as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company or Guarantor as provided in this Section 1.01(g) and the Trustee is hereby appointed as attorney-in-fact for any and all such purposes.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company or the Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, the Guarantor or any other Person, money or assets to which any holders of Senior Debt of the Company or the Guarantor shall be entitled by virtue of this Section 1.01(g) or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Section 1.01(g) and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

The foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company or the Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Notwithstanding anything to the contrary in the Indenture (including this Supplemental Indenture), the provisions of this Section 1.01(g) shall be enforceable only to the extent that the same do not conflict with the TIA or Sections 6.07 or 9.02 of the Base Indenture, or give rise to a breach, default, violation of, or Default or Event of Default, in respect of any of the foregoing.

UK Proceeding Amendments

In the event the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with a UK Proceeding pursuant to the Transaction Support Agreement, the Company will enter into the UK Proceeding Amendments Supplemental Indenture and amend the following sections of the Old Notes Base Indenture, as follows:

•	Section 11.10 (Governing Law; Waiver of Jury Trial; Submission to Jurisdiction)—amending and restating such section in its entirety as follows:

This Indenture and the Securities, and any non-contractual obligations arising out of or in connection with them, shall be governed by, and construed in accordance with, the laws of England and Wales.

The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Indenture and the Securities (including a dispute relating to the existence, validity, or termination of this Indenture or the Securities or any non-contractual obligation arising out of or in connection with this Indenture or the Securities).

The Company will also amend the following sections of the First Supplemental Indenture, as follows:

•	Section 4.03 (Exchange Listing)—deleting Section 4.03 in its entirety.

•	Section 6.04 (Governing Law)—amending and restating such section in its entirety as follows:

This Supplemental Indenture, the Indenture and the Notes, and any non-contractual obligations arising out of or in connection therefrom, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes (including a dispute relating to the existence, validity, or termination of this Supplemental Indenture, the Indenture and the Notes or any non-contractual obligation arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes).

THE UK PROCEEDING

General

For the purposes of promoting its overall restructuring, the Company may, pursuant to the Transaction Support Agreement and other conditions described herein, utilize an English law restructuring plan pursuant to Part 26A of the Companies Act 2006 (the “Restructuring Plan”) to implement a restructuring of the Old Notes on substantially the same terms as the Exchange Offer (with the exception of the Exchange Offer Amendments). As preliminary steps to launching the Restructuring Plan, the Company entered into the Second Supplemental Indenture pursuant to which the Plan Company, an indirect but wholly owned subsidiary of the Company, became a guarantor under the Old Notes (the “Guarantor Accession”) and entered into a deed of contribution with the Plan Company pursuant to which the Company (as issuer of the Old Notes) has a right of contribution against the Plan Company in respect of the Company’s liabilities under the Old Notes (“Deed of Accession”). In the event that the Minimum Tender Condition (or any other conditions to completing the Exchange Offer without a UK Proceeding) are not satisfied or waived by the Exchange Offer Expiration Time, the Company will implement the UK Proceeding Amendments to enable the Plan Company to promulgate a Restructuring Plan in due course following the Exchange Offer Expiration Time.

The purpose of the Guarantor Accession, the Deed of Contribution and the UK Proceeding Amendments is to strengthen the connection to the English jurisdiction for the purposes of implementing a restructuring of the Old Notes through a Restructuring Plan.

All Holders will be notified, at the relevant time, of the Plan Company’s intention to formally propose the Restructuring Plan through the letter (the “Practice Statement Letter”) attached as Annex C hereto which sets out further details of the Restructuring Plan and overall restructuring. In particular, the Practice Statement Letter sets out: (i) the background to, and the proposed objectives of, the Restructuring Plan and an outline of its terms and effects; (ii) the reasons why the Plan Company has proposed the Restructuring Plan to the Plan Creditors (as defined therein); (iii) the Plan Company’s intention to apply to the English court to request permission to convene a meeting of the Plan Creditors (the “Plan Meeting”) for purposes of considering and, if thought fit, approving the Restructuring Plan; (iv) the reasons why the Plan Company considers that the English court has jurisdiction in relation to the Restructuring Plan; (v) the intended composition of the class of Plan Creditors for the purpose of voting on the Restructuring Plan at the Plan Meeting; (vi) the next steps and actions required of the Plan Creditors; and (vii) how Holders may make further enquiries and obtain additional information relating to the Restructuring Plan. It is currently intended that the Practice Statement Letter will be launched by September 23, 2025.

As stated above, the terms of the Restructuring Plan will be substantially the same as the terms of the Exchange Offer (with the exception of the Exchange Offer Amendments) will be implemented by the Restructuring Plan with the exception of the Exchange Offer Amendments and that those Holders who did not tender (or validly withdrew) their Old Notes in the Exchange Offer will receive Second-Out Notes instead of retaining amended Old Notes. See “—Restructuring Plan Settlement Date” and the “Transaction Support Agreement.”

The Supporting Holders collectively own approximately 60% of the aggregate principal amount of the Old Notes outstanding as of the date of this prospectus and have agreed, subject to the terms of the Transaction Support Agreement, to vote in favor of a Restructuring Plan. The Plan Company is also soliciting proxies from all other Holders to vote in favor of the Restructuring Plan.

A Holder may not tender their Old Notes for exchange in the Exchange Offer without being deemed to have appointed the Information, Exchange and Subscription Agent as their proxy with respect to a UK Proceeding.

Even if you choose to not participate in the Exchange Offer, if the Plan Company implements a UK Proceeding that is sanctioned by the English court and is ultimately successfully implemented, your

Old Notes will be automatically exchanged into Second-Out Notes and you will not retain your Old Notes. You will also receive your pro rata portion of Initial Public Warrants in the same amount as you would have received if you had participated in the Exchange Offer.

Overview of a Restructuring Plan

A restructuring plan is a statutory procedure under English law (pursuant to Part 26A of the Companies Act 2006) which allows a company to agree to a compromise or arrangement with its creditors (or one or more classes of creditors), and for the terms of that compromise or arrangement to bind any non-consenting or opposing minority creditors.

A restructuring plan may be proposed by a company that has encountered, or is likely to encounter, financial difficulties that are affecting, or may affect, its ability to carry on business as a going concern. A restructuring plan should have the purpose of eliminating, reducing, preventing or mitigating the effect of any of the financial difficulties faced by the proposing company.

A restructuring plan will take effect between a company and its creditors or members (or the relevant class or classes of them) and become binding on all the creditors to whom it applies if:

•	either the restructuring plan is:

•	approved by at least 75% in value of the creditors present and voting (in person or by proxy) in one or more class(es) at each meeting convened to consider the restructuring plan; or

•

not approved by at least 75% in value of the creditors in one or more class(es) of creditors present in person or by proxy and voting at the relevant meeting convened to consider the restructuring plan if:

•

the English court is satisfied that, if it were to sanction the restructuring plan, none of the members of any dissenting class would be any worse off than they would be under the relevant alternative to the restructuring plan; and

•

the restructuring plan has been approved by a number representing at least 75% in value of at least one class of creditors present and voting (either in person or by proxy) at a Plan Meeting who would receive payment or have a genuine economic interest in the plan company in the event of the relevant alternative to the restructuring plan;

•	and

•	the restructuring plan is sanctioned by the court in England and Wales at the sanction hearing; and

•	an official copy of the order sanctioning the restructuring plan is delivered to the registrar of companies for England and Wales for registration.

The English court will also consider whether the restructuring plan is fair, and, in particular, whether the value sought to be preserved or generated by the restructuring plan has been fairly allocated between the different creditor groups.

If a restructuring plan becomes effective, it will bind the company and each relevant creditor according to its terms, including those creditors who did not vote on the restructuring plan and those who voted against it.

Identity of Plan Creditors

The creditors in respect of which the Restructuring Plan would be proposed shall consist of the Holders, including the Supporting Holders (collectively, the “Plan Creditors”).

Classes

It is the Plan Company’s responsibility to formulate the class or classes of creditors for the purpose of the Plan Meeting. If the rights of the creditors are so different or the creditors would be affected so differently by the Restructuring Plan as to make it impossible for them to consult together with a view to their common interest, they must be divided into separate classes and a separate meeting must be held for each class of creditor.

The final decision on the appropriate composition of any meeting convened to consider the Restructuring Plan will be a matter for the English court to decide in the Convening Hearing (as detailed below in “—Convening Hearing and Plan Meeting”). The Plan Company intends to propose that the Holders vote together as a single class of creditors at the Plan Meeting. Accordingly, approval from at least 75% in value of Holders present and voting (in person or by proxy) at the Plan Meeting will be required to approve the Restructuring Plan.

Further detail in relation to the Plan Company’s proposed class composition will be set out in the Practice Statement Letter.

Convening Hearing and Plan Meeting

Before the Restructuring Plan can become effective and binding on the Plan Company and the Plan Creditors, the Restructuring Plan must be approved by the requisite majorities (as set out above) at the Plan Meeting. The Plan Meeting held, for the purpose of considering and, if thought fit, approving the Restructuring Plan, will be convened in accordance with the order of the English court made at the convening hearing (the “Convening Hearing”).

The Convening Hearing is expected to take place on October 15, 2025 in London. Confirmation of the date and precise time of the Convening Hearing will be sent to all Holders once it has been confirmed by the English court.

If leave to convene the Plan Meeting is granted by the English court at the Convening Hearing, the following documents in connection with the Restructuring Plan will shortly thereafter be made available to all Plan Creditors:

•	a copy of the plan document;

•

the explanatory statement required to be provided pursuant to section 901D of the Companies Act 2006 (the “Explanatory Statement”) (which will include, among other things, further detailed information relating to the Restructuring Plan); and

•	the voting and proxy forms for voting at the Plan Meeting.

Voting at the Plan Meeting

Instructions in relation to how to vote at the Plan Meeting will be set out in the Explanatory Statement. The Plan Meeting will be open to all Plan Creditors (whether or not they have appointed a proxy).

The Supporting Holders (subject to the terms of the Transaction Support Agreement) and Holders that have validly tendered (and not validly withdrawn) their Old Notes in the Exchange Offer, will be required to vote in favor of the Restructuring Plan at the Plan Meeting.

Restructuring Plan Becoming Effective

Restructuring Plan Sanction Hearing

If the Restructuring Plan is approved by the requisite majority of Plan Creditors at the Plan Meeting, a date will be set for the Restructuring Plan sanction hearing before the English court to sanction the Restructuring Plan (the

“Sanction Hearing”). It is currently envisaged that the Sanction Hearing will be held on November 10, 2025. However, once the date of the Sanction Hearing is confirmed by the English court, the Plan Company will give notice to the Plan Creditors by such customary and appropriate means as it may determine, in accordance with the terms of the Explanatory Statement.

The Restructuring Plan, if approved by the requisite majority of Plan Creditors at the Plan Meeting and sanctioned by the English court at the Sanction Hearing, will, provided any other conditions precedent have been satisfied, become effective in accordance with its terms and will be binding on the Plan Company, the Company and its subsidiaries, and the Plan Creditors when a copy of the English court order sanctioning the Restructuring Plan is delivered to the Registrar of Companies in England and Wales.

Restructuring Plan Settlement Date

If the conditions precedent have been satisfied or waived and the Restructuring Plan becomes effective, the First-Out Notes Indenture, the Second-Out Notes Indenture and any applicable related transaction documents will be executed by the Company, the Plan Company and any necessary related parties, and, on the Settlement Date, the Backstop Providers will be required to provide the Backstop Commitment and delivery and/or payment, as applicable, will be made of (i) in the case of New Money Participants who validly tendered (and did not validly withdraw) their Old Notes and validly subscribed for their Required Subscription Amount in the Rights Offering at or prior to the Conditional Expiration Time, First-Out Notes, Common Stock, Initial Public Warrants and the Consent Premium; (ii) in the case of Non-New Money Participants who validly tendered (and did not validly withdraw) their Old Notes, the Second-Out Notes, Initial Public Warrants and the Consent Premium, and (iii) in the case of Holders who did not tender (or validly withdrew) their Old Notes, Second-Out Notes, plus, in the case of each of (i), (ii) and (iii), accrued and unpaid interest in cash on the Old Notes accepted for exchange, from the applicable last interest payment date to, but not including, the Settlement Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Anticipated Process and Timeline

The Plan Company’s anticipated process and proposed timeline for the Restructuring Plan is set out below. This timeline is indicative only. Further details in relation to the process and timeline will be communicated to the Plan Creditors by the Information, Exchange and Subscription Agent for the Restructuring Plan (whose contact details are below) following formal commencement of the Restructuring Plan and issuance of the Practice Statement Letter.

Steps	Key Date
Issuance of the Practice Statement Letter	on or about September 23, 2025
Convening Hearing	October 15, 2025
Plan Meeting	on or about November 6, 2025
Sanction Hearing	November 10, 2025

Information, Exchange and Subscription Agent

Epiq Corporate Restructuring, LLC is also acting as the Information, Exchange and Subscription Agent for the Restructuring Plan. Questions and requests for assistance or copies of the documentation relevant to the Restructuring Plan following issuance of the Practice Statement Letter may be directed to the Information, Exchange and Subscription Agent at its email address at Registration@epiqglobal.com or via phone at: +1 (646) 362-6336.

Retail Advocate

The Plan Company is intending to appoint an independent representative (the “Retail Advocate”) of the Plan Creditors who hold, solely on their personal behalf, the Company’s Old Notes (the “Retail Holders”) to consider their views on the Restructuring Plan and present those views to the English court. If a Retail Holder has any questions or objections regarding the Restructuring Plan following issuance of the Practice Statement Letter, they may contact the Retail Advocate. The Retail Advocate’s details will be provided in the Practice Statement Letter.

UK Legal Counsel to the Company

Weil, Gotshal & Manges LLP, London, is acting as UK legal counsel to the Company and the Plan Company.

THE INFORMATION, EXCHANGE AND SUBSCRIPTION AGENT; DEALER MANGER

Information, Exchange and Subscription Agent

Epiq Corporate Restructuring, LLC has been appointed the Information, Exchange and Subscription Agent for the Rights Offering and the Exchange Offer (the “Information, Exchange and Subscription Agent”). Any instructions with respect to the Exchange Offer and/or Rights Offering should be sent or delivered by each Holder of Old Notes to their custodian bank, depositary, broker, trust company or other nominee, and not to any other party. Any requests for assistance or information can be directed to the Information, Exchange and Subscription Agent using the instructions set forth on the back cover page of this prospectus. We will pay the Information, Exchange and Subscription Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Dealer Manager

We have retained Cantor Fitzgerald & Co. to act as dealer manager (the “Dealer Manager”) in connection with the Exchange Offer and Consent Solicitation for the Old Notes. We will pay the Dealer Manager a customary fee as compensation for its services. A portion of that fee is based on the success of the Exchange Offer and Consent Solicitation and will be payable on completion of the Exchange Offer and Consent Solicitation. We have also agreed to reimburse the Dealer Manager for certain expenses. The obligations of the Dealer Manager to perform its functions is subject to various conditions. We have agreed to indemnify the Dealer Manager against various liabilities, including various liabilities under the federal securities laws. The Dealer Manager may contact Holders by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the Exchange Offer and Consent Solicitation to beneficial holders. Questions regarding the terms of the Transactions may be directed to the Dealer Manager at its address and telephone number listed on the back cover page of this prospectus. At any given time, the Dealer Manager may trade the Old Notes or other of our securities for its own accounts or for the accounts of its customers and, accordingly, may hold a long or short position in the Old Notes. The Dealer Manager and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The Dealer Manager is a full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment bank, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.

USE OF PROCEEDS

We intend to use the net cash proceeds that we receive in the Rights Offering to repay borrowings under the ABL Facility and, to the extent of any excess, for working capital and general business purposes. We used currently outstanding borrowings under the ABL Facility (i) to repay outstanding indebtedness under our previous secured asset-based revolving credit agreement, (ii) to satisfy certain professional fee obligations associated with restructuring our indebtedness and (iii) for ordinary course and general operating expenses. We will not receive any cash proceeds from the issuance of First-Out Notes or the Second-Out Notes in the Exchange Offer or from the Consent Solicitation.

The ABL Facility matures on August 13, 2030 subject to a springing maturity if any indebtedness in excess of $15 million is outstanding on the date that is the 91st day prior to the scheduled maturity date of such indebtedness. As of the date hereof, approximately $21.0 million of borrowings were outstanding under the ABL Facility, bearing interest at a rate equal to SOFR plus 500 basis points.

We will receive up to an aggregate of approximately $0.6 million from the exercise of all Initial Public Warrants (including the Pre-Funded Public Warrants), assuming the exercise in full of all such warrants for cash. We intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include the repayment of outstanding indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Initial Public Warrants (including the Pre-Funded Public Warrants).

There is no assurance that the holders of the Initial Public Warrants (including the Pre-Funded Public Warrants) will elect to exercise any or all of such warrants. To the extent that the Initial Public Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Initial Public Warrants will decrease.

CAPITALIZATION

The following table sets forth as of July 5, 2025:

•	the Company’s actual capitalization; and

•	the Company’s capitalization on an as adjusted basis to give effect to the Transactions and concurrent Supporting Holders Exchange, assuming all Holders participate in full as New Money Participants.

You should read this table in conjunction with “Summary—The Transaction,” “Risk Factors,” “Use of Proceeds” and “Basis of Presentation” in this prospectus, the other information incorporated by reference into this prospectus including our financial statements and notes thereto that are incorporated by reference into this prospectus.

	As of July 5, 2025
	Historical	As Adjusted
	(In thousands)
Cash and Equivalents	$109,862	$121,362

Debt(1)(2):
ABL Facility(3)	18,000	—
Old Notes	150,000	—
First-Out Notes offered hereby(4)	—	180,150	(5)
Second-Out Notes offered hereby(6)	—	—
Other debt(7)	13,376	13,376

Total debt(8)	$181,376	$193,526

Total stockholder’s equity	133,911	138,886	(9)

Total capitalization	$315,287	$332,412

(1)	Excludes debt issuance costs.

(2)	For additional information on our indebtedness, see “Description of Other Indebtedness.”

(3)

On August 13, 2025, the Company refinanced its existing secured asset-based revolving credit agreement dated September 26, 2019 (as was amended from time to time) with the ABL Facility. As of the date hereof, the Company had $21.0 million outstanding under the ABL Facility and $9.1 million in available borrowing capacity. The as adjusted amount gives effect to the repayment in full of the $21.0 million outstanding under the ABL Facility.

(4)	Includes First-Out Notes issued in the Exchange Offer and Rights Offering, including to the Supporting Holders, and assumes participation in full in the Rights Offering.

(5)

Represents $185,125,000 principal amount of First-Out Notes. In accordance with ASC 470-20-25-2, proceeds from the Transactions and the Supporting Holders Exchange were allocated between debt and equity issued in connection therewith.

(6)

Assumes participation in the Exchange Offer and Rights Offering, in full, in which case the Company will not issue Second-Out Notes. To the extent we issue Second-Out Notes, the as adjusted amount for the First-Out Notes will be reduced and the as adjusted amount for the Second-Out Notes will be increased in corresponding amounts.

(7)	Represents indebtedness held by non-Guarantor subsidiaries of the Company.

(8)	Excludes $19,000 of finance leases and $145.4 million of operating lease obligations.

(9)

Includes the 3,000,000 warrants (including the Initial Public Warrants) and 954,198 shares of Common Stock to be issued pursuant to this offering and the Supporting Holders Exchange. In accordance with ASC 470-20-25-2, proceeds from the Transactions and the Supporting Holders Exchange were allocated between debt and equity issued in connection therewith.

DESCRIPTION OF THE FIRST-OUT NOTES

Description of First-Out Notes

On the settlement date for the Exchange Offer (the “Issue Date”), Fossil will issue up to $73,068,721 aggregate principal amount of 9.500% First-Out First Lien Secured Notes due 2029 (the “First-Out Notes”) pursuant to the Exchange Offer and the Rights Offering (the “Public First-Out Notes”) under the Indenture (the “First-Out Notes Indenture”), to be dated as of the Issue Date, among itself, the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”).

In addition to the Public First-Out Notes, additional First-Out Notes will be issued on the Issue Date pursuant to the Supporting Holders Exchange (including the related private placement) (the “Private First-Out Notes”), as described further herein. The Public First-Out Notes and the Private First-Out Notes are referred to collectively, together with any Super Priority First-Out Notes, as the “First-Out Notes.”

The Public First-Out Notes will be part of the same issue as the Private First-Out Notes, including for purposes of redemptions, offers to purchase and determining whether the required percentage of holders of the First-Out Notes (each a “Noteholder”) have given approval or consent to an amendment, supplement or waiver or joined in directing the Trustee or the Notes Collateral Agent to take certain actions on behalf of all Noteholders. However, until the Private First-Out Notes may be resold freely under Rule 144 under the Securities Act without volume or manner of sale restrictions and without the requirement for current public information, the Public First-Out Notes will not be fungible with the Private First-Out Notes and, accordingly, will trade under different CUSIP numbers. Following the Issue Date, Fossil may issue additional First-Out Notes pursuant to, and subject to compliance with the terms of, the First-Out Notes Indenture, including Super Priority First-Out Notes. Such additional First-Out Notes (including any Super Priority First-Out Notes) will be part of the same issue as the First-Out Notes issued on the Issue Date, except that the Super Priority First-Out Notes will, and to the extent such other additional First-Out Notes are not fungible for U.S. federal income tax purposes with the First-Out Notes issued on the Issue Date, such additional First-Out Notes will, trade under different CUSIPs. Your ability to transfer the First-Out Notes may be limited by the absence of active trading markets and active trading markets may not develop for the First-Out Notes, in which case you may be unable to sell the First-Out Notes or to sell them at a price you deem sufficient.

This Description of the First-Out Notes is intended to be a useful overview of the material provisions of the First-Out Notes, the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements. Since this Description of the First-Out Notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the First-Out Notes, the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements. You should refer to the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements for a complete description of the obligations of Fossil, the Guarantors and your rights. Fossil will make copies of the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements available to the Noteholders and to prospective investors upon request.

You will find the definitions of capitalized terms used in this description under the heading “—Certain Definitions.” For purposes of this “Description of the First-Out Notes,” references to “Fossil,” the “Company,” “we,” “our” and “us” refer only to Fossil Group, Inc. and not to any of its Subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in other sections of this prospectus, the First-Out Notes Indenture, or the Intercreditor Agreements, as applicable.

General

The First-Out Notes

The First-Out Notes are general senior obligations of Fossil and will:

•	mature on January 1, 2029;

•	be unconditionally Guaranteed on a senior basis by each Guarantor, subject to the Guaranty and Security Principles (as defined below). See “—Note Guarantees”;

•	be issued in denominations of $1.00 and integral multiples of $1.00 in excess thereof;

•

be secured by Liens on all or substantially all assets of Fossil, including first-priority Liens on Notes Priority Collateral and second-priority Liens on ABL Priority Collateral, in each case, to the maximum extent permitted by law, subject to the Guaranty and Security Principles and any applicable Intercreditor Agreement;

•	rank equally in right of payment with any existing and future senior Indebtedness of Fossil;

•

be effectively senior to (i) all unsecured Indebtedness and any future junior lien priority Indebtedness of Fossil to the extent of the value of the Collateral (after giving effect to any Permitted Liens) and (ii) the ABL Indebtedness with respect to the value of Notes Priority Collateral;

•	be effectively equal to Fossil’s Obligations under any Pari Passu Secured Indebtedness;

•	be effectively junior to the ABL Indebtedness with respect to the value of the ABL Priority Collateral;

•

be senior in right of payment to any future Subordinated Obligations of Fossil, including the Second-Out Notes and the 2026 Notes, subject to the ABL Intercreditor Agreement and the First-Out/Second-Out Intercreditor Agreement, as applicable; and

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

The designation of a Subsidiary as an “unrestricted subsidiary” or similar Subsidiary that is not subject to the covenants summarized under “—Certain Covenants” or the Events of Default summarized under “—Events of Default” is not permitted under the First-Out Notes Indenture, and all of our Subsidiaries are expected to be subject to the restrictive covenants in the First-Out Notes Indenture, as applicable.

As of July 5, 2025, after giving effect to the Exchange Offer and the Rights Offering (assuming 100% participation in the Exchange Offer and the Rights Offering) and the Supporting Holders Exchange (including the related private placement) and the use of proceeds therefrom:

•	we would have had approximately $180 million of total Indebtedness (consisting of the First-Out Notes);

•	we would have had approximately $30 million of undrawn commitments under the ABL Facility; and

•

our Non-Guarantor Subsidiaries would have had approximately $186 million of liabilities (including debt and trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the First-Out Notes.

Although the First-Out Notes Indenture will restrict the incurrence of additional Indebtedness, these restrictions are and will be subject to a number of qualifications and exceptions and the additional Indebtedness incurred in compliance with these restrictions could be substantial.

The Note Guarantees

Each of the Note Guarantees will:

•	be a general senior obligation of each Guarantor;

•

be secured by Liens on all or substantially all assets of the Guarantors, including first-priority Liens on Notes Priority Collateral and second-priority Liens on ABL Priority Collateral, in each case, to the maximum extent permitted by law, subject to the Guaranty and Security Principles and any applicable Intercreditor Agreement

•	rank equally in right of payment with any existing and future senior Indebtedness of each such Guarantor;

•

be effectively senior to (i) all unsecured Indebtedness and any future junior lien priority Indebtedness of each such Guarantor to the extent of the value of the assets of such Guarantor that are Collateral (after giving effect to any Permitted Liens) and (ii) the ABL Indebtedness with respect to the value of Notes Priority Collateral;

•	be effectively equal to each such Guarantor’s Obligations under any Pari Passu Secured Indebtedness;

•	be effectively junior to the ABL Indebtedness with respect to the value of the ABL Priority Collateral;

•	be senior in right of payment to any future Guarantor Subordinated Obligations of the applicable Guarantor; and

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

Although the First-Out Notes Indenture will limit the amount of Indebtedness that Fossil and its Subsidiaries may Incur, they may Incur additional Indebtedness, a portion of which may be secured or structurally senior to the First-Out Notes.

For the fiscal year ended December 28, 2024, Fossil’s Non-Guarantor Subsidiaries would have represented approximately 35% of our third-party net sales. As of July 5, 2025 after giving effect to the Exchange Offer, the Rights Offering, and the Supporting Holders Exchange (including the related private placement), Fossil’s Non-Guarantor Subsidiaries would have represented approximately 40% of our total assets (excluding intercompany assets) and had approximately $186 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Interest

Interest on the First-Out Notes will:

•	accrue at the fixed rate of 9.500% per annum;

•

increase immediately, upon the occurrence of a Borrowing Base Overage, by an additional fixed rate of 2.00% per annum (with such increase being solely in the form of payment-in-kind interest) with respect to all remaining days in the Interest Period during which such Borrowing Base Overage occurred and is outstanding and for all following Interest Periods during which a Borrowing Base Overage has occurred and is outstanding;

•	accrue from the Issue Date or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on March 15, 2026;

•	be payable to the Noteholders of record at the close of business on March 1, June 1, September 1 and December 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the First-Out Notes; Paying Agent and Registrar

We will pay, or cause to be paid, the principal, premium, if any, Applicable Premium, and cash interest on the First-Out Notes (in accordance with the terms hereof) at the office or agency designated by Fossil, except that we may, at our option, pay any such cash interest on the First-Out Notes by check mailed to Noteholders at their registered address set forth in the registrar’s books. In the event we are required to pay payment-in-kind interest for any particular Interest Period upon the occurrence of a Borrowing Base Overage in accordance with the terms hereof, we will pay the interest due for such Interest Period for all outstanding First-Out Notes by increasing the outstanding aggregate principal amount of the First-Out Notes or issuing additional First-Out Notes (the “PIK Notes”) under the First-Out Notes Indenture having the same terms as the First-Out Notes (in each case, a “PIK Payment”). Any increase to the outstanding aggregate First-Out Note will be made and reflected by the Registrar on the applicable interest payment date. Unless the context requires otherwise, references to “First-Out Notes” for all purposes of the First-Out Notes Indenture and this “Description of the First-Out Notes”, and references to “principal amount” or “aggregate principal amount” of the First-Out Notes include any PIK Notes that are actually issued and include any increase in the principal amount or aggregate principal amount of the First-Out Notes as a result of a PIK Payment. For the avoidance of doubt, any PIK Notes and any increase in the principal amount or aggregate principal amount of the First-Out Notes as a result of a PIK Payment will be part of the same issue as the First-Out Notes, including for purposes of determining whether the required percentage of Noteholders have given approval or consent to an amendment, supplement or waiver or joined in directing the Trustee or the Notes Collateral Agent. We have initially designated the corporate trust office of the Trustee to act as our paying agent (the “Paying Agent”) and registrar (the “Registrar”). We may, however, change the Paying Agent or Registrar without prior notice to the Noteholders, and Fossil or any of its Subsidiaries may act as Paying Agent or Registrar.

We will pay the principal, premium, if any, Applicable Premium and interest on First-Out Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds (or, in the case of a PIK Payment, by increasing the outstanding aggregate principal amount of such First-Out Notes or issuing PIK Notes) to DTC or its nominee, as the case may be, as the registered Noteholder of such global note.

Transfer and Exchange

A Noteholder may transfer or exchange First-Out Notes in accordance with the First-Out Notes Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Fossil, the Trustee or the Registrar for any registration of transfer or exchange of First-Out Notes, but Fossil may require a Noteholder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the First-Out Notes Indenture. Fossil is not required to transfer or exchange any Note selected for redemption or tendered for repurchase in connection with an offer to purchase all of the First-Out Notes in connection with a Change of Control Offer or Asset Disposition Offer (each as defined below), except for the unredeemed portion of any Note being redeemed or repurchased in part. Also, Fossil is not required to transfer or exchange any Note for a period of 15 days before the day of any selection of First-Out Notes to be redeemed.

The registered Noteholder of a First-Out Note will be treated as the owner of it for all purposes.

Optional Redemption

Fossil may, on any one or more occasions, redeem the First-Out Notes, in whole or in part, upon not less than 10 nor more than 60 days’ notice mailed or otherwise sent to each Noteholder in accordance with the applicable procedures of DTC, at the redemption price of 107.500% (expressed as a percentage of principal amount of the First-Out Notes to be redeemed), plus accrued and unpaid interest on the First-Out Notes, if any, to, but excluding, the applicable date of redemption.

If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of First-Out Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to Noteholders whose First-Out Notes will be subject to redemption by Fossil.

In the case of any partial redemption, selection of the First-Out Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the First-Out Notes are listed or, if the First-Out Notes are not listed, then on a pro rata basis, by lot in accordance with the applicable procedures of DTC or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no First-Out Note of a minimum denomination of $1.00 in principal amount or less will be redeemed in part. If the First-Out Notes are to be redeemed in part only, the notice of redemption relating to such First-Out Notes will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Noteholder thereof upon cancellation of the original note.

Any redemption notice may, at Fossil’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Fossil’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Unless Fossil defaults in the payment of the redemption price, interest will cease to accrue on the First-Out Notes or portions thereof called for redemption on the applicable redemption date.

Without limiting the generality of the foregoing, in the event the First-Out Notes are accelerated or otherwise become due and payable prior to the Stated Maturity as a result of an Event of Default, the Applicable Premium will also be due and payable and shall constitute part of the Obligations under the First-Out Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Noteholder’s lost profits as a result thereof. Any premium (including the Applicable Premium) payable above shall be the liquidated damages sustained by each Noteholder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium (including the Applicable Premium) shall also be payable in the event the First-Out Notes (and/or the First-Out Notes Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, exercise of remedies and/or sale of Collateral following Events of Default or any sale of Collateral in an insolvency proceeding, any restructuring, reorganization or compromise of the Obligations under the First-Out Notes or other Obligations under the First-Out Notes Indenture or any other termination of the First-Out Notes Indenture or First-Out Notes as a result of any such events.

Mandatory Redemption; Open Market Purchases

Fossil is not required to make any mandatory redemption or sinking fund payments with respect to the First-Out Notes. However, under certain circumstances, Fossil may be required to offer to purchase the First-Out Notes as described under the caption “—Repurchase at the Option of Noteholders.”

Fossil may acquire First-Out Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise. For the avoidance of doubt, such transactions shall not be deemed to be a redemption or otherwise subject to the provisions of the First-Out Notes Indenture governing redemptions of the First-Out Notes.

Note Guarantees

On the Issue Date, all Subsidiaries of the Company (other than Excluded Subsidiaries), to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations set forth in the First-Out Notes Indenture (the “Guaranty and Security Principles”), will Guarantee the First-Out Notes. The Guarantors will, jointly and severally, irrevocably and unconditionally (subject to the Guaranty and Security Principles) guarantee, on a senior basis, Fossil’s Obligations under the First-Out Notes and all Obligations under the First-Out Notes Indenture. Such Guarantors will, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Paying Agent or the Notes Collateral Agent in enforcing any rights under the Note Guarantees. The Note Guarantees will be secured by Liens, with the priority of such Liens conforming to the Lien Priority Principles, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility, with the priority of such Liens in each case conforming to the Lien Priority Principles). Notwithstanding the foregoing, with respect to any Excluded Subsidiary that is an Excluded Subsidiary because it is restricted or prohibited from guaranteeing the First-Out Notes on the Issue Date, such Excluded Subsidiary will promptly execute a supplemental indenture following the date it is no longer an Excluded Subsidiary to provide a Guarantee of the First-Out Notes.

Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the First-Out Notes Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a preference, fraudulent conveyance or fraudulent transfer under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Our Indebtedness—Applicable fraudulent transfer laws may permit a court to void the New Notes or the guarantees thereof and any related security, and if that occurs, you may not receive any payments on the notes.” Additionally, for more information regarding the Guarantees provided by certain Guarantors located in Canada, Germany, England and Wales, the Netherlands and Switzerland, see “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Law Considerations.”

The First-Out Notes Indenture will provide that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged upon:

(1)

(a)any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of the First-Out Notes Indenture;

(b)	the consent of the Noteholders in accordance with the provisions under the caption “—Amendments and Waivers”;

(c)	Fossil’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance”;

(d)	the satisfaction and discharge of Fossil’s obligations under the First-Out Notes Indenture in accordance with the terms of the First-Out Notes Indenture; or

(e)

such Guarantor becoming an Excluded Subsidiary under the definition of “Excluded Subsidiary”; provided that (i) the transaction or other circumstance pursuant which such Subsidiary Guarantor became an Excluded Subsidiary was made in compliance with the applicable provisions of the First-Out Notes Indenture and for bona fide business purposes without the intent or purpose of releasing such Guarantor from its Note Guarantee; and (ii) no Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; and

(2)

in the case of clauses (1)(a), (b), (c), (d) and (e) above, such Guarantor delivering to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the First-Out Notes Indenture relating to such transaction or release have been complied with.

At the written request of Fossil, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release and discharge in respect of the applicable Guarantee.

In the event that any released Guarantor (in the case of clause 1(b) above) thereafter borrows money or guarantees any other Indebtedness for borrowed money of Fossil or any Guarantor, the terms of the consent described in clause 1(b) may provide that such former Guarantor will again provide a Note Guarantee if required pursuant to the covenant described under “Certain Covenants—Future Guarantors.”

Collateral

Assets Pledged as Collateral

The First-Out Notes will be secured, to the maximum extent permitted by law, by first-priority Liens on the Notes Priority Collateral and second-priority Liens on the ABL Priority Collateral, which shall constitute substantially all of the assets of Fossil and the Guarantors (with the exception of Excluded Property (as defined below)), in each case, subject to Permitted Liens (collectively, the “Lien Priority Principles”), certain perfection requirements and the Guaranty and Security Principles.

The Collateral will exclude certain property (the “Excluded Property”) including, without limitation:

(1)

(x) any fee-owned real property that is (i) located outside the United States, (ii) excluded to the extent that security interests over such assets would result in material adverse tax treatment, or (iii) not Material Real Property and (y) all leasehold interests in real property (it being understood that there shall be no requirement to obtain leasehold mortgages/deeds of trusts, landlord waivers, estoppels, collateral access letters or similar third-party agreements or consents, except to the extent that any such agreements or consents are delivered under the ABL Facility);

(2)	motor vehicles, aircrafts, vessels and other goods subject to certificates of title (in each case except to the extent perfection can be accomplished through the filing of UCC-1 financing statements);

(3)

letter of credit rights with a value of less than $500,000 (except to the extent (x) perfection can be accomplished through the filing of UCC-1 financing statements or (y) the Notes Collateral Agent has obtained control over such letter of credit rights or has possession of the applicable letter of credit in accordance with the First-Out Notes Indenture) and Commercial Tort Claims with a value of less than $750,000;

(4)

pledges and security interests prohibited by applicable law, rule or regulation (including the requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and PPSA of any applicable jurisdiction;

(5)

Capital Stock in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents (for so long as such Person remains a non-wholly owned Subsidiary);

(6)

any lease, permit, license (including Licenses) or other agreement or any property subject to a purchase money security interest or similar arrangement permitted by the First-Out Notes Indenture to the extent that a grant of a security interest therein would violate, invalidate, be prohibited or restricted or constitute a default under such lease, permit, license (including Licenses) or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and PPSA of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or

PPSA of any applicable jurisdiction notwithstanding such prohibition; provided that, in the case of any Licenses, the foregoing shall only apply to Licenses granted by unaffiliated third parties to Fossil or any Guarantor.

(7)	“intent-to-use” trademark or service mark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(8)

any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction;

(9)

any property subject to a Lien existing at the time such property was acquired that is permitted by the covenant described under “—Certain Covenants—Limitation on Liens” of the First-Out Notes Indenture to the extent and for so long as such contract or other agreement in which such Lien is granted prohibits a security interest or pledge on such property, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; and

(10)

any Excluded Accounts (other than the Deposit Accounts, securities accounts or commodities accounts referenced in clause (i)(e), (i)(f) or clause (ii) of the definition of “Excluded Accounts” (but excluding, in the case of such clause (ii), Deposit Accounts and securities accounts that participate in the Intercompany Cash Pool));

provided, however, that Excluded Property shall not include any property that is pledged to secure obligations arising in respect of the ABL Facility or the Second-Out Notes Indenture (whether pursuant to the terms at such time of the foregoing or any related documents and other than in accordance with the Guaranty and Security Principles).

In addition, the First-Out Notes are not secured by any of the assets of any Non-Guarantor Subsidiary. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Other Indebtedness—The New Notes and the guarantees will be structurally subordinated to the indebtedness and other obligations of the subsidiaries of the Company that are not guarantors.”

Consistent with the Guaranty and Security Principles, separate agents have been or will be designated to hold security interests on the applicable collateral, in each case, for each of the ABL Facility, the First-Out Notes and the Second-Out Notes, resulting in separate liens which will be subject to the applicable lien priorities described below under “Intercreditor Agreements”. To the extent the creation of separate security interests on the same property is not possible, customary or practicable under applicable local law with respect to certain property (including, without limitation, in the case of security established by way of transfer of title), or for administrative purposes (or any other reason) as agreed by the applicable parties, one single agent will hold a single lien on such property to secure all obligations with respect to the ABL Facility, the First-Out Notes and the Second-Out Notes, and the applicable lien priorities described below under “Intercreditor Agreements” will be established through contractual arrangements.

Collateral Documents

Fossil, the Guarantors and the Notes Collateral Agent shall enter into the Collateral Documents setting out the terms of the security interests that secure the payment and performance when due of all of the Obligations of Fossil and the Guarantors under the First-Out Notes, the First-Out Notes Indenture, the Note Guarantees and the Collateral Documents, as provided in the Collateral Documents. Certain security interests in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. Fossil and the Guarantors will do or cause to be done all acts and things that may be required to have all security interests in the Collateral duly created and enforceable and perfected on or promptly following the Issue Date, but in any event no later than 60 days following the Issue Date; provided, however, that with respect to the creation and perfection of the security interests in property with respect to which a Lien may be perfected by the filing of a Uniform Commercial Code financing statement (or equivalent), such creation and the filing of the Uniform Commercial Code financing statement (or equivalent) shall be required on the Issue Date. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Other Indebtedness—Your rights in the Collateral for the New Notes may be adversely affected by any failure to perfect the security interest in the Collateral and other issues generally associated with the realization of security interests in Collateral.”

When entering into the Collateral Documents, each collateral agent will act in its own name for the benefit of the applicable secured parties and also (except where the Collateral Documents only secure the “parallel debt” created under the applicable Intercreditor Agreement and owed to such collateral agent) as a representative of the secured parties (including the holders from time to time).

Intercreditor Agreements

The statements under this section are summaries of the material terms and provisions of the intercreditor agreements related to the First-Out Notes. They do not purport to be complete and are qualified in their entirety by reference to the provisions of the applicable Intercreditor Agreements. Certain defined terms used in this section entitled “—Intercreditor Agreements” but not defined herein have the meanings assigned to them in the applicable Intercreditor Agreement, as the context provides.

First-Out/Second-Out Intercreditor Agreement

On the Issue Date, each of the Notes Collateral Agent and the Trustee will enter into the First-Out/Second-Out Intercreditor Agreement with the Second-Out Notes Trustee and the Second-Out Notes Collateral Agent, which shall set forth the rights of the holders of First-Out Notes and holders of Second-Out Notes with respect to Collateral and subordinates the right to payment of holders of Second-Out Notes to the right to payment of holders of the First-Out Notes. The following description is qualified in its entirety by reference to the provisions contained in the First-Out/Second-Out Intercreditor Agreement, form of which is attached to this registration statement as Exhibit 10.3.

Pursuant to the First-Out/Second-Out Intercreditor Agreement, notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Notes Collateral Agent or any Noteholder on the shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law or any other circumstance whatsoever, the Second-Out Notes Collateral Agent will agree that (a) any Lien on the shared Collateral securing or purporting to secure any Obligations with respect to the First-Out Notes held by or on behalf of the Notes Collateral Agent or any Noteholder or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the shared Collateral securing or purporting to secure the Obligations in respect of the Second-Out Notes and (b) any Lien on the shared Collateral securing or purporting to secure the Obligations in respect of the Second-Out Notes held by or on behalf of the Second-Out Notes Collateral Agent, any noteholder thereof or any agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the shared Collateral securing or purporting to secure any Obligations in respect of the First-Out Notes. All Liens on the shared Collateral securing or purporting to secure any Obligations in respect of the First-Out Notes shall be and remain senior in all respects and prior to all Liens on the shared Collateral securing or purporting to secure any Obligations in respect of the Second-Out Notes for all purposes, whether or not such Liens securing or purporting to secure any Obligations in respect of the First-Out Notes are subordinated to any Lien securing any other obligation of the Company, any Guarantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

In addition, pursuant to the First-Out/Second-Out Intercreditor Agreement, notwithstanding any provision of the Second-Out Notes Indenture to the contrary, (i) except for Permitted Subordinated Indebtedness Payments (as defined in the First-Out/Second-Out Intercreditor Agreement) to the extent and in the manner set forth therein, (x) all Obligations in respect of the Second-Out Notes will be subordinated and junior in right of payment to all Obligations in respect of the First-Out Notes, such that the Noteholders shall be entitled to receive payment in full in cash of the amounts constituting Obligations in respect of the First-Out Notes before any Obligations in respect of the Second-Out Notes is entitled to receive any payment or other distribution on account of the Obligations in respect of the Second-Out Notes and (y) Fossil may not make, and no holder of Second-Out Notes may receive, any payment (whether made in cash, securities or other property or by set-off, recoupment, redemption, purchase or acquisition of indebtedness or any other similar rights) of principal, interest or any other amount with respect to the Obligations in respect of the Second-Out Notes, and no Junior Priority Debt Party shall exercise any right of set-off or recoupment with respect to any Obligations in respect of the Second-Out Notes, until the discharge of Obligations in respect of the First-Out Notes, (ii) Fossil may not make, and no holder of Second-Out Notes may receive, any Permitted Subordinated Indebtedness Principal Payment or Permitted Subordinated Indebtedness Interest Payment (each as defined in the First-Out/Second-Out Intercreditor Agreement) if, at the time of such payment or immediately after giving effect thereto (a) a Senior Payment Default exists, (b) the maturity of the Obligations in respect of the First-Out Notes has been accelerated due to the occurrence of an event of default in accordance with the terms of the First-Out Notes Indenture or (c) any other default (a “Non-Payment Default”) occurs and is continuing under First-Out Notes Indenture that permits the Senior Secured Parties to accelerate the maturity of the Obligations in respect of the First-Out Notes and Fossil receives a notice of such default (a “Payment Blockage Notice”) from the Notes Collateral Agent or the holders of First-Out Notes and (iii) until the discharge of Obligations in respect of the First-Out Notes, if any payment (whether made in cash, securities or other property or by set-off, recoupment, redemption, purchase or acquisition of indebtedness or any other similar rights) of principal, interest or any other amount with respect to the Obligations in respect of the Second-Out Notes is made in contravention of the First-Out/Second-Out Intercreditor Agreement, then such payment or distribution shall be held in trust for the benefit of, and shall be promptly paid over or delivered to, the Notes Collateral Agent for the benefit of Senior Secured Parties for application to the Obligations in respect of the First-Out Notes.

Fossil may resume making Permitted Subordinated Indebtedness Principal Payments and Permitted Subordinated Indebtedness Interest Payments (any may make any Permitted Subordinated Indebtedness Principal Payments or Permitted Subordinated Indebtedness Interest Payments missed due to the application of the above restrictions) in respect of the Obligations in respect of the Second-Out Notes or any judgment with respect thereto: (i) in the case of a Senior Payment Default, upon the earlier to occur of (x) a cure or waiver (as evidenced by a written waiver or acknowledgement of cure, as applicable, from the holders of a majority in the aggregate principal amount of the outstanding First-Out Notes to the Trustee and provided to Fossil) of all Senior Payment Defaults in accordance with the terms of the First-Out Notes Indenture or (y) the occurrence of the discharge of Obligations in respect of the First-Out Notes or (ii) in the case of a Non-Payment Default, upon the earliest to occur of (x) the cure or waiver (as evidenced by a written waiver or acknowledgement of cure, as applicable, from the holders of a majority in the aggregate principal amount of the outstanding First-Out Notes to the Trustee and provided to Fossil) thereof in accordance with the terms of the First-Out Notes Indenture, (y) the date Fossil receives a notice from the Notes Collateral Agent rescinding the Payment Blockage Notice, or (z) the occurrence of the discharge of Obligations in respect of the First-Out Notes.

Pursuant to the First-Out/Second-Out Intercreditor Agreement, the parties thereto will agree that so long as the discharge of the Obligations under the First-Out Notes Indenture has not occurred, (i) Fossil and the Guarantors shall not grant or permit any additional Liens on any asset or property of such entity to secure any Obligations under the Second-Out Notes Indenture unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such entity to secure the Obligations under the First-Out Notes Indenture and (ii) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of Fossil or any Guarantor securing any Obligations in respect of the Second-Out Notes Indenture that are not also subject to the first-priority Liens securing all Obligations in respect of the First-Out Notes Indenture, such Junior Priority Representative or Junior Priority Debt Party (x) shall notify in writing the Notes Collateral Agent promptly upon becoming aware thereof and, unless the Notes Collateral Agent (as directed by holders of the

First-Out Notes pursuant to the terms of the First-Out Notes Indenture) has declined such grant in writing (including via email) on behalf of the Noteholders, the Company or such Guarantor shall promptly grant a similar Lien on such assets or property to the Notes Collateral Agent as security for the Obligations in respect of the First-Out Notes Indenture, and such Junior Priority Representative or Junior Priority Debt Party shall assign such Lien to the Notes Collateral Agent as security for all Obligations in respect of the First-Out Notes Indenture for the benefit of the Noteholders (but may retain a junior lien on such assets or property subject to the terms hereof) and (y) until such assignment or such grant of a similar Lien to the Notes Collateral Agent, shall be deemed to also hold and have held such Lien for the benefit of the Notes Collateral Agent and the Noteholders as security for the Obligations in respect of the First-Out Notes Indenture, subject to the Lien priorities set forth in the First-Out/Second-Out Intercreditor Agreement.

So long as the discharge of Obligations under the First-Out Notes Indenture has not occurred, whether or not any insolvency proceeding has been commenced by or against Fossil or any Guarantor, no Junior Priority Debt Party will (w) file or commence any insolvency proceeding against Fossil or any Guarantor, (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any shared Collateral or otherwise commence, or join with any Person (other than the Noteholders) in commencing, any action or proceeding with respect to such rights or remedies (including any enforcement, collection, execution, levy or foreclosure action or proceeding, with respect to any Lien held by it on the shared Collateral), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the shared Collateral by any Noteholder, or (z) object to the forbearance by the Noteholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the shared Collateral; provided, however, that (A) in any insolvency proceeding commenced by or against Fossil or any Guarantor, the Second-Out Notes Trustee may file a claim, proof of claim or statement of interest with respect to the Obligations under the Second-Out Indenture and (B) any holder of Second-Out Notes may take any action (not adverse to the prior Liens on the shared Collateral) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the shared Collateral.

So long as the discharge of Obligations in respect of the First-Out Notes Indenture has not occurred, (x) each holder of Second-Out Notes shall agree that it will not take or receive any shared Collateral or any Proceeds of shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any shared Collateral in respect of Obligations in respect of the Second-Out Notes Indenture and (y) the Notes Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

Unless and until the discharge of the Obligations under the First-Out Notes Indenture has occurred and regardless of whether an insolvency proceeding has been commenced, any shared Collateral or Proceeds thereof or other distributions on account of the Obligations in respect of the Second-Out Notes Indenture or any payment or distribution of any kind or character, whether in cash, property or securities on account thereof (other than Permitted Subordinated Indebtedness Payments as permitted herein) in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the shared Collateral, in any insolvency proceeding or otherwise in contravention of the First-Out/Second-Out Intercreditor Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Notes Collateral Agent in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

The Senior Debt Documents may be amended, restated, amended and restated, extended, supplemented or otherwise modified in accordance with their terms, and the Obligations in respect of the First-Out Notes Indenture may be refinanced or replaced, in whole or in part, in each case, without the consent of any holder of Second-Out Notes, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Second-Out Notes Collateral Agent (as directed by holders of the Second-Out Notes pursuant to the terms of the Second-Out Notes Indenture), no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of the First-Out/Second-Out Intercreditor Agreement.

Without the prior written consent of the Notes Collateral Agent (as directed by holders of the First-Out Notes pursuant to the terms of the First-Out Notes Indenture), no Junior Priority Debt Document may be amended, restated, amended and restated, extended, supplemented or otherwise modified, or entered into, and no Indebtedness under the Second-Out Notes Indenture may be refinanced, to the extent such amendment, restatement, supplement or modification or refinancing, or the terms of such new debt documents, would contravene the provisions of the First-Out/Second-Out Intercreditor Agreement.

In the event that the Notes Collateral Agent or Trustee (as directed by holders of the First-Out Notes pursuant to the terms of the First-Out Notes Indenture, as applicable) enters into any amendment, waiver or consent in respect of any of the First-Out Notes Indenture for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, the First-Out Notes Indenture or other note document entered into in connection therewith or changing in any manner the rights of the Notes Collateral Agent, the Trustee, the Noteholders or Fossil or any Guarantor in a manner that is applicable to all senior facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second-Out Notes Indenture or other note document entered into in connection therewith without the consent of any holder of Second-Out Notes and without any action by any holder of Second-Out Notes, Fossil or any Guarantor subject to the terms of the First-Out/Second-Out Intercreditor Agreement.

Pursuant to the First-Out/Second-Out Intercreditor Agreement, each holder of Second-Out Notes agrees that (i) (x) if in connection with any sale, transfer or other disposition or release of any shared Collateral by Fossil or any Guarantor (other than in connection with any enforcement or exercise of rights or remedies with respect to the shared Collateral which shall be governed by clause (ii)) not prohibited under the terms of the First-Out Notes Indenture or consented to by the Noteholders (other than in connection with the discharge of Obligations under the Fist-Out Notes Indenture) or (y) if the senior Liens on any shared Collateral have been or are being otherwise released by the Notes Collateral Agent in connection with a subsidiary that is released from its guarantee under the First-Out Notes Indenture and the Second-Out Notes Indenture or (ii) if in connection with the enforcement or exercise of any rights or remedies with respect to the shared Collateral, including any sale, transfer or other disposition of Collateral, the Notes Collateral Agent releases any of the senior Liens on the shared Collateral (a “Release”), then the Liens on such shared Collateral securing any Obligations in respect of the Second-Out Notes Indenture shall (whether or not any insolvency proceeding is pending at such time) be automatically, unconditionally and simultaneously released without further action, and the Second-Out Notes Collateral Agent shall promptly execute and deliver such termination statements, releases and other documents as the reasonably requested by the Company pursuant to the terms of the Second-Out Notes Indenture.

Until the discharge of Obligations under the First-Out Notes Indenture has occurred, if Fossil or any Guarantor shall be subject to any insolvency proceeding and the Notes Collateral Agent consents (or does not object) to the sale, use or lease of cash or other collateral or consents (or does not object) to Fossil’s or any Guarantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then the Second-Out Notes Collateral Agent agrees that it will raise no objection to, will not support any objection to, and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except as provided in the First-Out/Second-Out Intercreditor Agreement, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Obligations under the First-Out Notes Indenture are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed to have subordinated) its Liens in the shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Obligations under the Second-Out Notes Indenture are so subordinated to Liens securing Obligations under the First-Out Notes Indenture, (y) any adequate protection Liens granted to the Notes Collateral Agent, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Notes Collateral Agent. The Second-Out Notes Collateral Agent shall agree it will raise no (a) objection to (and will not otherwise contest)

any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Obligations under the First-Out Notes Indenture made by the Notes Collateral Agent, (b) objection to (and will not otherwise contest) any lawful exercise by the Notes Collateral Agent or any holders of First-Out Notes of the right to credit bid senior Obligations at any sale in foreclosure of senior Collateral or under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (c) objection to (and will not otherwise contest) any other request for judicial relief made in any court by the Notes Collateral Agent relating to the lawful enforcement of any Lien on senior Collateral, or (d) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of Fossil or any Guarantor (including under Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) for which the Notes Collateral Agent has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Obligations under the First-Out Notes Indenture and the Obligations under the Second-Out Notes Indenture will attach to the Proceeds of the sale on the same basis of priority as the Liens on the shared Collateral securing the Obligations under the First-Out Notes Indenture rank to the Liens on the shared Collateral securing the Obligations under the Second-Out Notes Indenture pursuant to the First-Out/Second-Out Intercreditor Agreement.

ABL Intercreditor Agreement

The relative priorities on the Notes Priority Collateral and the ABL Priority Collateral, as between the holders of Notes Secured Indebtedness, on the one hand, and the holders of ABL Indebtedness, on the other hand, are established by the terms of the ABL Intercreditor Agreement. The following description is qualified in its entirety by reference to the provisions contained in the ABL Intercreditor Agreement, the form of which is attached to this registration statement as Exhibit 10.4.

The Notes Priority Collateral and the ABL Priority Collateral will each also serve as collateral to secure the obligations of Fossil and the Guarantors under any future Notes Secured Indebtedness and any future ABL Indebtedness in accordance with the Lien Priority Principles. The rights and remedies under the ABL Intercreditor Agreement in respect of the Notes Priority Collateral and the ABL Priority Collateral, respectively, will be directed by (x) in the case of the Notes Priority Collateral, the applicable representative as determined under the First-Out/Second-Out Intercreditor Agreement (the “Controlling Notes Representative”), which shall initially be the Notes Collateral Agent (as defined herein) and (y) in the case of the ABL Priority Collateral, initially the ABL Collateral Agent.

All or a portion of the obligations secured on a first-priority basis by the ABL Priority Collateral consists, or may consist, of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently re-borrowed. The lien priorities provided for in the ABL Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the ABL Priority Collateral or the obligations secured by the Notes Priority Collateral (in accordance with the Lien Priority Principles).

In addition, the ABL Intercreditor Agreement provides that, prior to the discharge of ABL Obligations (whether incurred prior to, on or after the Issue Date), (1) the ABL Collateral Agent may take certain actions with respect to the ABL Priority Collateral (including the release of ABL Priority Collateral and the manner of realization) without the consent of the holders of Notes Secured Indebtedness; (2) all Collateral that is subject to a Lien in favor of any Notes Collateral Agent (as defined in the ABL Intercreditor Agreement for purposes of this section Intercreditor Agreements—ABL Intercreditor Agreement, unless otherwise specified herein) shall also be subject to a Lien in favor of the ABL Collateral Agent, in the relative priority based on whether such Collateral is Notes Priority Collateral or ABL Priority Collateral; and (3) Fossil, the Guarantors and each Notes Collateral Agent, each on behalf of itself and the holders of the applicable Notes Secured Indebtedness, agree that they will not at any time execute or deliver any amendment or other modification to any of the Notes Documents (as defined in the ABL Intercreditor Agreement) inconsistent with or in violation of the ABL Intercreditor Agreement.

In addition, the ABL Intercreditor Agreement provides that, prior to the discharge of Notes Secured Indebtedness (whether incurred prior to, on or after the Issue Date), (1) the Notes Collateral Agent may take certain actions with respect to the Notes Priority Collateral (including the release of Notes Priority Collateral and the manner of realization) without the consent of the holders of the ABL Indebtedness; (2) all Collateral that is subject to a Lien in favor of the ABL Collateral Agent shall also be subject to a Lien in favor of each Notes Collateral Agent, in the relative priority based on whether such Collateral is Notes Priority Collateral or ABL Priority Collateral; and (3) Fossil, the Guarantors and the ABL Collateral Agent, on behalf of itself and the holders of the ABL Indebtedness, agrees that they will not at any time execute or deliver any amendment or other modification to any of the documents relating to the ABL Facility inconsistent with or in violation of the ABL Intercreditor Agreement.

The ABL Intercreditor Agreement provides that the Notes Collateral Agent and the holders of the Notes Secured Indebtedness it represents may not exercise any rights and remedies with respect to the ABL Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the PPSA, the Bankruptcy Code or under any other applicable Bankruptcy Law, at any time prior to the discharge of ABL Obligations, and only the ABL Collateral Agent shall be entitled to take any such actions or exercise any such rights and remedies with respect to the ABL Priority Collateral, subject to the terms of the ABL Intercreditor Agreement.

The ABL Intercreditor Agreement provides that the ABL Collateral Agent and the holders of ABL Indebtedness it represents may not exercise any rights and remedies with respect to the Notes Priority Collateral, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the PPSA, the Bankruptcy Code or under any other applicable Bankruptcy Law, at any time when any Notes Secured Indebtedness remains outstanding, and only the Notes Collateral Agent shall be entitled to take any such actions or exercise any such rights and remedies with respect to the Notes Priority Collateral, subject to the terms of the ABL Intercreditor Agreement.

The ABL Intercreditor Agreement provides that if there is a continuing event of default under the ABL Credit Agreement (but in all cases prior to expiration of the Limited IP Standstill Period (as defined in the ABL Intercreditor Agreement)) (a “Collateral Designation Option Period”), the Notes Collateral Agent (as directed by holders of the First-Out Notes pursuant to the terms of the First-Out Notes Indenture) shall have the option (the “Collateral Designation Option”), but not the obligation, to cause the occurrence of a Collateral Designation Date by giving written notice (a “Collateral Designation Exercise Notice”) to the ABL Facility Administrative Agent during the Collateral Designation Option Period of its intention to effect a Collateral Designation pursuant to clause (a) of the definition thereof contained in the ABL Credit Agreement, subject to the satisfaction of the terms and conditions set forth in Section 3.8(b) of the ABL Intercreditor Agreement. In the event that the Notes Collateral Agent shall have delivered a Collateral Designation Exercise Notice prior to the expiration of the Collateral Designation Option Period as set forth above, the ABL Collateral Agent shall agree that the ABL Collateral Agent and the ABL Secured Parties shall not exercise any foreclosure action with respect to any Specified Collateral until the expiration or earlier termination of the Collateral Designation Option as provided below.

The occurrence of a Collateral Designation Date pursuant to the exercise of the Collateral Designation Option shall be subject to satisfaction of each of the following conditions:

(a) On the proposed Collateral Designation Date (which shall be specified in the Collateral Designation Exercise Notice and which shall not be more than forty (40) days after receipt by the ABL Facility Administrative Agent of the Collateral Designation Exercise Notice (or such later date as may be consented to by the ABL Collateral Agent, in its sole discretion)), the First-Out Holders who have directed the Notes Collateral Agent shall pay to the ABL Facility Administrative Agent, for the benefit of the ABL Secured Parties, an amount equal to 107.5% of the IP Advance then outstanding (provided that such amount shall in no event exceed the aggregate outstanding amount of all loans and letters of credit issued under the ABL Credit Agreement at such time). Such payment shall be made in U.S. Dollars in immediately available funds to such bank account of ABL Facility Administrative Agent as the ABL Facility Administrative Agent may designate in writing to Controlling Notes Collateral Agent and shall be received by the ABL Facility Administrative Agent prior to 2:00 p.m., New York City time on such proposed Collateral Designation Date; and

(b) On the proposed Collateral Designation Date, the ABL Facility Administrative Agent shall automatically update the ABL Borrowing Base (as defined in the ABL Intercreditor Agreement) (without the need for any further action or consent of any Borrower and notwithstanding anything to the contrary contained herein), to give pro forma effect to such Collateral Designation (including (x) the removal of all Intellectual Property Collateral (as defined in the ABL Intercreditor Agreement) from the ABL Borrowing Base, and (y) the lower advance rates under the ABL Borrowing Base applicable on and after the Collateral Designation Date as set forth in the ABL Credit Agreement as in effect on the date hereof) (the “Pro Forma Borrowing Base Modifications”); provided, however, that no Collateral Designation Date shall be deemed to occur if either (A) the Collateral Designation Date does not occur within forty (40) days after receipt by the ABL Facility Administrative Agent of the Collateral Designation Exercise Notice (or such later date as may be consented to by the ABL Facility Administrative Agent, in its sole discretion) or (B) after giving effect to the Pro Forma Borrowing Base Modifications, Fossil shall not be in compliance with the financial covenant under the ABL Credit Agreement.

Notwithstanding anything to the contrary contained herein, (x) in no event shall more than one Collateral Designation Exercise Notice be delivered during the term of the ABL Intercreditor Agreement, (y) in the event that the First-Out Holders who have directed the Notes Collateral Agent fail to satisfy the conditions set forth above on the proposed Collateral Designation Date, the Collateral Designation Option shall immediately terminate and (z) in no event shall the Notes Secured Parties or the Notes Collateral Agent be permitted to exercise the Collateral Designation Option after the expiration of the Limited IP Standstill Period. For the avoidance of any doubt, in the event that the Notes Collateral Agent shall have delivered a Collateral Designation Exercise Notice prior to the expiration of the Collateral Designation Option Period as set forth above, the Collateral Designation Option shall expire no later than forty (40) days after the delivery of such Collateral Designation Exercise Notice.

The Notes Collateral Agent will agree in the ABL Intercreditor Agreement for itself and on behalf of the holders of Notes Secured Indebtedness that it will not (and waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including, without limitation, in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent or any other ABL Secured Parties in respect of the Collateral or the provisions of the ABL Intercreditor Agreement or the allowability of the claims asserted by the ABL Collateral Agent or the ABL Secured Parties. The Notes Collateral Agent, for itself and on behalf of the applicable Notes Secured Parties, will agree that none of the Notes Collateral Agent or the Notes Secured Parties will (i) contest, protest or object to, or otherwise take (or cause to be taken) any action that would interfere with any exercise of remedies undertaken by the ABL Collateral Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral or (ii) object to the forbearance by the ABL Collateral Agent or any of the ABL Secured Parties from bringing or pursuing any exercise of remedies with respect to the ABL Priority Collateral. The Notes Collateral Agent, for itself and on behalf of the applicable Notes Secured Parties, will waive any and all rights it or such Notes Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to (or support any other Person contesting, protesting or objecting to), or interfere with the manner in which the ABL Collateral Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral.

The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, will agree that it and they shall not (and will waive any right to) take (or cause to be taken) any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Notes Collateral Agent or any Notes Secured Parties in respect of the Collateral or the provisions of the ABL

Intercreditor Agreement or the allowability of the claims asserted by the Notes Collateral Agent or any other Notes Secured Party. Except to the extent expressly set forth in the ABL Intercreditor Agreement, the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, will agree that none of the ABL Collateral Agent or the ABL Secured Parties will (i) contest, protest or object to, or otherwise take (or cause to be taken) any action that would interfere with any exercise of remedies undertaken by the Notes Collateral Agent or any Notes Secured Party under the Notes Documents with respect to the Notes Priority Collateral or (ii) object to the forbearance by the Notes Collateral Agent or any of the Notes Secured Parties from bringing or pursuing any exercise of remedies with respect to the Notes Priority Collateral. Except to the extent expressly set forth in the ABL Intercreditor Agreement, the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, will waive any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to (or support any other Person contesting, protesting or objecting to), or interfere with the manner in which the Notes Collateral Agent or any Notes Secured Party seeks to enforce its Liens in any Notes Priority Collateral.

The ABL Intercreditor Agreement provides that the Notes Collateral Agent shall execute any and all Lien releases or other documents as the ABL Collateral Agent shall reasonably request in connection with the exercise by the holders of the ABL Indebtedness of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Collateral Agent, on behalf of itself and the other holders of the ABL Indebtedness, agrees that each of them shall execute any and all Lien releases or other documents as the Notes Collateral Agent (acting at the direction of the applicable holders of Notes Secured Indebtedness) shall reasonably request in connection with the exercise by the holders of the Notes Secured Indebtedness of their rights set forth herein in respect of the Notes Priority Collateral.

Except as otherwise expressly set forth in the ABL Intercreditor Agreement, the holders of ABL Indebtedness may exercise rights and remedies as unsecured creditors against Fossil or any applicable guarantor in accordance with the terms of the documents for the ABL Facility to which such holders of ABL Indebtedness are party and applicable law (including in any Insolvency Proceeding, filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Fossil or any applicable Guarantor), in each case to the extent not inconsistent with the provisions of the ABL Intercreditor Agreement. Except as otherwise expressly set forth in the ABL Intercreditor Agreement, pursuant to the ABL Intercreditor Agreement, the holders of Notes Secured Indebtedness may exercise rights and remedies as unsecured creditors against Fossil or any applicable guarantor in accordance with the terms of the documents governing the Notes Secured Indebtedness to which such holders of Notes Secured Indebtedness are party and applicable law (including in any Insolvency Proceeding, filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Fossil or any applicable Guarantor), in each case to the extent not inconsistent with the provisions of the ABL Intercreditor Agreement.

Also, the ABL Intercreditor Agreement shall include a provision that in the event that the ABL Collateral Agent shall, in the exercise of its rights under the documents for the ABL Facility or otherwise, receive possession or control of any books and records of Fossil or any Guarantor which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Collateral Agent shall upon request from the Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Notes Collateral Agent such books and records for inspection and duplication or provide to the Notes Collateral Agent copies thereof. In the event that the Notes Collateral Agent shall, in the exercise of its rights under the applicable Notes Secured Indebtedness security documents or otherwise, receive possession or control of any books and records of Fossil or any Guarantor which contain information identifying or pertaining to any of the ABL Priority Collateral, the Notes Collateral Agent shall, subject to any confidentiality restrictions, upon request from the ABL Collateral Agent and as promptly as practicable thereafter, either make available to the ABL Collateral Agent such books and records for inspection and duplication or provide the ABL Collateral Agent copies thereof.

The ABL Intercreditor Agreement also provides that the Notes Collateral Agent irrevocably grants the ABL Collateral Agent a non-exclusive, irrevocable, worldwide license to use, license or sublicense consistent with applicable law, to the extent of the Notes Collateral Agent’s interest therein, exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors included as part of the Notes Priority Collateral in order for the ABL Collateral Agent to process, ship, produce, store, supply, lease, complete sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon the ABL Priority Collateral in accordance with the terms of the ABL Credit Agreement.

In the event of any liquidation of the ABL Priority Collateral (or any other exercise of remedies by the ABL Collateral Agent) and whether or not the Notes Collateral Agent or any other Notes Secured Party has commenced and is continuing to exercise remedies with respect to the Notes Priority Collateral or otherwise, the ABL Collateral Agent or any other Person (including Fossil or any Guarantor) acting with the consent, or on behalf, of the ABL Collateral Agent, shall have the right (a) during the Use Period (as defined in the ABL Intercreditor Agreement) during normal business hours to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code, the PPSA or other applicable law), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code, the PPSA or other applicable law) Notes Priority Collateral, and (b) during the Use Period, shall have the irrevocable right to use the Notes Priority Collateral on a world-wide, rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of Inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Notes Secured Party or liability to any Notes Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with the ABL Intercreditor Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the exercise of remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Credit Party (with the consent of the ABL Collateral Agent), the Notes Collateral Agent may not sell, assign or otherwise transfer Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of the ABL Intercreditor Agreement.

If Fossil or any Guarantor shall be subject to any insolvency proceeding at any time prior to the discharge of ABL Obligations, and the ABL Collateral Agent or the ABL Secured Parties shall seek to provide Fossil or any Guarantor with, or consent to a third party providing, any financing under Section 364 (or any similar provision in or order made under any other applicable Bankruptcy Law) of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision in or order made under any other applicable Bankruptcy Law) (in each case or any similar provision of any foreign Bankruptcy Laws or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) (each, a “DIP Financing”), with such DIP Financing to be secured at least in part by all or any portion of the ABL Priority Collateral and any other Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws) would be Collateral), then the Notes Collateral Agent, on behalf of itself and the applicable Notes Secured Parties, shall agree that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Notes Collateral Agent securing the Notes Secured Indebtedness or on any other grounds (and will not request any adequate protection with respect to its Lien on the ABL Priority Collateral solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral other than to the extent expressly permitted under the ABL Intercreditor Agreement), so long as (i) the Notes Collateral Agent retains its Lien on the Collateral to secure the Notes Secured Indebtedness (in each case, including proceeds thereof arising after the commencement of the case or proceeding under any Bankruptcy Laws) and, as to the Notes Priority Collateral only, such Lien has the same relative priority as existed prior to the commencement of the case or proceeding under the subject Bankruptcy Laws and any Lien on the Notes Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) the proposed DIP Financing does not compel Fossil or any Guarantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (iv) the terms of the DIP Financing do not expressly require the liquidation of the Collateral prior to an event of default under the DIP Financing documentation, and (v) the foregoing provisions of the ABL Intercreditor Agreement shall not prevent the Notes Collateral Agent and the Notes Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or arrangement, proposal or other plan of similar effect under any Bankruptcy Laws. To the extent the Liens on such ABL Priority Collateral securing the ABL Obligations under the ABL Documents are subordinated or pari passu with the Liens on such ABL Priority Collateral securing such DIP Financing, the Notes Secured Parties will subordinate (and will be deemed hereunder to have subordinated) its Liens on such ABL Priority Collateral to (1) such DIP Financing (and all Obligations relating thereto) and (2) any “carve-out” for professional and United States Trustee fees or similar amounts agreed to by the ABL Collateral Agent, in each case, on the same basis as the other Liens on the ABL Priority Collateral securing the Notes Secured Indebtedness are so subordinated to Liens on the ABL Priority Collateral securing ABL Obligations under the ABL Intercreditor Agreement.

If Fossil or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the discharge of Notes Secured Indebtedness, and the Notes Collateral Agent or the Notes Secured Parties shall seek to provide Fossil or any Guarantor with, or shall consent to a third party providing, any DIP Financing, the Notes Collateral Agent and any Notes Secured Party may seek to provide with such DIP Financing to be secured at least in part by all or any portion of the Notes Priority Collateral and any other Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws) would be Collateral), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, shall agree that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Collateral Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the Notes Priority Collateral solely as a result of such DIP Financing or use of cash collateral that is Notes Priority Collateral other than to the extent permitted under the Intercreditor Agreement), so long as (i) the ABL Collateral Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including proceeds thereof arising after the commencement of the case or proceeding under any Bankruptcy Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case or proceeding under the subject Bankruptcy Laws and any Lien on ABL Priority Collateral securing such DIP Financing furnished by the Notes Collateral Agent or Notes Secured Parties is junior and subordinate to the Lien of the ABL Collateral Agent on the ABL Priority Collateral, (ii) all Liens on Notes Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Notes Collateral Agent and the Notes Secured Parties securing the Notes Secured Indebtedness on Notes Priority Collateral, (iii) the proposed DIP Financing does not compel Fossil or any Guarantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (iv) the terms of the DIP Financing do not expressly require the liquidation of the Collateral prior to an event of default under the DIP Financing documentation, and (v) the foregoing provisions shall not prevent the ABL Collateral Agent and the ABL Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or arrangement, proposal or other plan of similar effect under any Bankruptcy Laws. To the extent the Liens on such Notes Priority Collateral securing the Notes Secured Indebtedness under the Notes Documents are subordinated or pari passu with the Liens on such Notes Priority Collateral securing such DIP Financing, the ABL Secured Parties will subordinate (and will be deemed hereunder to have subordinated) its Liens on such Notes Priority Collateral to such (1) DIP Financing (and all Notes Secured Indebtedness relating thereto) and (2) any “carve-out” for professional and United States Trustee fees or similar amounts agreed to by the Notes Collateral Agent, in each case, on the same basis as the other Liens on the Notes Priority Collateral securing the ABL Obligations are so subordinated to Liens on the Notes Priority Collateral securing Notes Secured Indebtedness under the Intercreditor Agreement.

The Notes Collateral Agent and the Notes Secured Parties shall agree that they shall not offer, and shall not permit any of their respective affiliates (that is controlled by or is under common control with any Notes Secured Party) to offer, to provide any DIP Financing to Fossil or any Guarantor in any Insolvency Proceeding or endorse the provision of any DIP Financing to Fossil or any Guarantor in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the ABL Obligations are granted on the ABL Priority Collateral to secure such DIP Financing. The ABL Collateral Agent and the ABL Secured Parties shall agree that they shall not offer, and shall not permit any of their respective affiliates (that is controlled by or is under common control with any ABL Secured Party) to offer, to provide any DIP Financing to Fossil or any Guarantor in any Insolvency Proceeding or endorse the provision of any DIP Financing to Fossil or any Guarantor in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Notes Secured Indebtedness are granted on the Notes Priority Collateral to secure such DIP Financing. The foregoing shall not be deemed to limit (x) the Notes Collateral Agent or the Notes Secured Parties from offering to provide any DIP Financing to Fossil or any Guarantor in any Insolvency Proceeding secured by Liens that are junior and subordinated in priority to the Liens securing the ABL Obligations on the ABL Priority Collateral (subject to the rights of the ABL Secured Parties to object to (or otherwise contest on any ground) such DIP Financing) or (y) ABL Collateral Agent or any ABL Secured Party from offering to provide any DIP Financing to Fossil or any Guarantor in any Insolvency Proceeding secured by Liens that are junior and subordinated in priority to the Liens securing the Notes Secured Indebtedness on the Notes Priority Collateral (subject to the rights of the Notes Secured Parties to object to (or otherwise contest on any ground) such DIP Financing).

The Notes Collateral Agent, on behalf of itself and the applicable Notes Secured Parties, shall agree that, prior to the discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws) with respect to the ABL Priority Collateral or from proceeds of ABL Priority Collateral, except as set forth in the ABL Intercreditor Agreement or as may otherwise be consented to in writing by the ABL Collateral Agent in its sole and absolute discretion. The Notes Collateral Agent, on behalf of itself and the applicable Notes Secured Parties, shall agree that, prior to the discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of the ABL Intercreditor Agreement), (ii) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the ABL Collateral Agent, so long as no such payments are made with any proceeds of Notes Priority Collateral, (iii) any proposed provision of DIP Financing by the ABL Collateral Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Collateral Agent (unless in contravention of the ABL Intercreditor Agreement) or (iv) any objection by the ABL Collateral Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to the ABL Intercreditor Agreement.

The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, shall agree that, prior to the discharge of Notes Secured Indebtedness, none of them shall seek any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws) with respect to the Notes Priority Collateral or from proceeds of Notes Priority Collateral, except as set forth in the ABL Intercreditor Agreement or as may otherwise be consented to in writing by the Notes Collateral Agent in its sole and absolute discretion. The ABL Collateral Agent, on behalf of itself and the ABL Secured

Parties, shall agree that, prior to the discharge of Notes Secured Indebtedness, none of them shall contest (or support any other Person contesting) (i) any request by the Notes Collateral Agent or any Notes Secured Party for adequate protection of its interest in the Collateral (unless in contravention of the ABL Intercreditor Agreement), (ii) any request by the Notes Collateral Agent or any Notes Secured Party for adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the Notes Collateral Agent, so long as no such payments are made with any proceeds of ABL Priority Collateral, (iii) any proposed provision of DIP Financing by the Notes Collateral Agent or Notes Secured Party (or any other Person proposing to provide DIP Financing with the consent of the Notes Collateral Agent (as directed by holders of the First-Out Notes pursuant to the terms of the First-Out Notes Indenture)) (unless in contravention of the ABL Intercreditor Agreement) or (iv) any objection by the Notes Collateral Agent or any Notes Secured Party to any motion, relief, action or proceeding based on a claim by the Notes Collateral Agent or any Notes Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Notes Collateral Agent as adequate protection of its interests are subject to the ABL Intercreditor Agreement.

The Notes Collateral Agent shall agree, on behalf of itself and the applicable Notes Secured Parties, that it will not oppose (and will not support any other Person in opposing) and will be deemed to consent to any sale consented to by the ABL Collateral Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) so long as (i) any such sale is made subject to the terms of the ABL Intercreditor Agreement, (ii) the Notes Collateral Agent, for the benefit of the applicable Notes Secured Parties, shall retain a Lien on the proceeds of such sale subject to the relative priorities set forth in the ABL Intercreditor Agreement, and (iii) the proceeds of such sale are applied to the ABL Obligations in accordance with ABL Intercreditor Agreement. The ABL Collateral Agent shall agree, on behalf of itself and the ABL Secured Parties, that it will not oppose (and will not support any other Person in opposing) and will be deemed to consent to any sale consented to by the Notes Collateral Agent of any Notes Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) so long as (i) any such sale is made subject to the ABL Intercreditor Agreement, (ii) the ABL Collateral Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale subject to the relative priorities set forth in the ABL Intercreditor Agreement, and (iii) the proceeds of such sale are applied to the Notes Secured Indebtedness in accordance with the ABL Intercreditor Agreement. Subject to the requirements of the ABL Intercreditor Agreement, if such sale of Collateral includes both ABL Priority Collateral and Notes Priority Collateral proceeds of such collateral shall be applied in a manner consistent with the ABL Intercreditor Agreement.

Any Obligations covered by the ABL Intercreditor Agreement may be refinanced or replaced, in whole or in part, subject to the requirements of the ABL Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement indebtedness that will be secured by Liens on the Collateral with the same priority (or an authorized agent or trustee on their behalf) shall bind themselves in writing to the terms of the ABL Intercreditor Agreement.

The ABL Priority Collateral and all proceeds thereof, received by the ABL Collateral Agent or the Notes Collateral Agent (i) in connection with any exercise of remedies with respect to the ABL Priority Collateral, (ii) in connection with the sale, transfer or other disposition of all or any portion of the ABL Priority Collateral under the ABL Intercreditor Agreement, or (iii) in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral, in each case, shall be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such exercise of remedies and in accordance with the ABL Credit Agreement and related loan documents,

second, to the payment in full or discharge of the ABL Obligations in accordance with the ABL Credit Agreement and related loan documents until the discharge of ABL Obligations shall have occurred,

third, to the payment in full of the Notes Secured Indebtedness in accordance with the Notes Documents (as defined in the ABL Intercreditor Agreement) until the discharge of Notes Secured Indebtedness shall have occurred, and fourth, the balance, if any, to Fossil or as a court of competent jurisdiction may direct;

provided that if, in connection with an insolvency proceeding, the Liens granted in favor of the ABL Collateral Agent or the ABL Secured Parties in respect of such ABL Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction, the proceeds received with respect to the ABL Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the Notes Secured Indebtedness in accordance with the Notes Documents until discharge of Notes Secured Indebtedness shall have occurred so long as the Lien granted in favor of the Notes Collateral Agent and the Notes Secured Parties in respect of such ABL Priority Collateral has not been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction; provided, further, that in no event shall the Notes Secured Indebtedness be entitled to recover a greater amount pursuant to the foregoing proviso than they would have recovered if the Liens granted in favor of the ABL Collateral Agent and the ABL Secured Parties were not voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction.

The Notes Priority Collateral and all proceeds thereof, received by either of them (i) in connection with any exercise of remedies with respect to the Notes Priority Collateral, (ii) in connection with the sale, transfer or other disposition of all or any portion of the Notes Priority Collateral under the ABL Intercreditor Agreement, or (iii) in connection with the exercise of any right or remedy (including set off) relating to the Notes Priority Collateral, in each case, shall be applied, first, to the payment of costs and expenses of the Notes Collateral Agent in connection with such exercise of remedies and in accordance with the Notes Documents,

second, to the payment in full of the Notes Secured Indebtedness in accordance with the Notes Documents (including any intercreditor agreements with respect thereto) until the discharge of Notes Documents shall have occurred, third, to the payment in full of the ABL Obligations in accordance with the ABL Credit Agreement and related loan documents until the discharge of ABL Obligations shall have occurred; and

fourth, the balance, if any, to Fossil or as a court of competent jurisdiction may direct;

provided that if, in connection with an insolvency proceeding, the Liens granted in favor of the Notes Collateral Agent or the Notes Secured Parties in respect of the Notes Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction, the proceeds received with respect to the Notes Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the ABL Obligations in accordance with the ABL Credit Agreement until discharge of ABL Obligations shall have occurred so long as the Lien granted in favor of the ABL Collateral Agent or the ABL Secured Parties in respect of the Notes Priority Collateral has not been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction; provided, further, that in no event shall the ABL Collateral Agent or the ABL Secured Parties be entitled to recover a greater amount pursuant to the foregoing proviso than they would have recovered if the Liens granted in favor of the Notes Collateral Agent and the Notes Secured Parties were not voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction.

Notwithstanding anything contained in the ABL Intercreditor Agreement to the contrary, in the event that any sale, assignment, transfer, lease, license, exchange or other disposition (or series of sales, assignments, transfers, leases, licenses, exchanges or other dispositions) of Collateral includes (x) the equity interests of Fossil or any Guarantor that has an interest in any ABL Priority Collateral or (y) ABL Priority Collateral (including pursuant to a sale of ABL Priority Collateral and Notes Priority Collateral), the proceeds of any such sale, assignment, transfer, lease, license, exchange or other disposition (or series of sales, assignments, transfers, leases, licenses, exchanges or other dispositions) shall be allocated pursuant to the ABL Intercreditor Agreement to the ABL Priority Collateral in an amount not less than the sum of (i) the greater of (x) book value or (y) the orderly liquidation value (determined by reference to the most recent appraisal conducted pursuant to the ABL Credit Agreement and related loan documents) of any ABL Priority Collateral consisting of inventory that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of equity interests of Fossil or any Guarantor, the inventory owned by Fossil or such Guarantor and its Subsidiaries that are Guarantors), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, (ii) the amount of any cash, money, cash proceeds, and cash equivalents that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of equity interests of Fossil or any Guarantor, the amount of any cash, money, cash proceeds, and cash equivalents owned by Fossil or such Guarantor and its Subsidiaries that are Guarantors), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, (iii) the face amount of all credit card receivables, payment intangibles, and all accounts that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of equity interests of Fossil or any Guarantor, the face amount of all credit card receivables, payment intangibles, and all accounts owned by such Fossil or such Guarantor and its Subsidiaries that are Guarantors), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, and (iv) the appraised value (determined by reference to the most recent applicable appraisal (if any) conducted pursuant to the ABL Credit Agreement and related loan documents) (or to the extent such assets are not subject to an appraisal, the fair market value) of all other ABL Priority Collateral that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of equity Interests issued by Fossil or any Guarantor, any such ABL Priority Collateral owned by Fossil or such Guarantor and its Subsidiaries that are Guarantors), determined as of the date of such sale, assignment, transfer, lease, license, exchange or other disposition.

No appraisal of the value of the Collateral has been made in connection with this offering of First-Out Notes, and the value of the Collateral in the event of liquidation may be materially different from the book value. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of Fossil’s industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous other factors, including the actual fair market value of the Collateral at such time and the timing and the manner of the sale. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time (or at all) or in an orderly manner. In addition, the proceeds received in connection with such sale may not be sufficient to satisfy the First-Out Notes or any other Pari Passu Secured Indebtedness. In addition, the First-Out Notes Indenture will permit the sale of Collateral to the extent set forth under “—Repurchase at the option of holders—Asset Sales.” Upon the sale of Collateral, any cash received may not be subject to a Lien in favor of the holders of the First-Out Notes. Finally, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below. See also Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness—You may have difficulty enforcing U.S. bankruptcy and insolvency laws.”

If the proceeds of any of the Collateral are not sufficient to repay all amounts due on the First-Out Notes, the Noteholders (to the extent not repaid from the proceeds of the sale of the Collateral) will have only an unsecured claim against the remaining assets of Fossil and the Guarantors. The First-Out Notes Indenture permits other Liens on the Collateral, including Liens securing certain Indebtedness as described under “—Certain Covenants—Limitation on Liens” and “—Certain Definitions—Permitted Liens” and, without limitation, Liens securing obligations that do not constitute Indebtedness. To the extent that Liens (including any senior Liens on the Collateral), rights or easements granted to third parties encumber assets located on property owned by Fossil or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Notes Collateral Agent, the Trustee or the Noteholders to realize or foreclose on the Collateral. See “Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness—The New Notes and the guarantees in respect thereof will be secured only to the extent of the value of the Collateral that has been granted as security for the New Notes and the guarantees in respect thereof, and such security may not be sufficient to satisfy the obligations under the New Notes and the guarantees in respect thereof.”

To the extent that third parties hold Liens permitted by the Collateral Documents and the First-Out Notes Indenture, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Notes Collateral Agent to realize or foreclose on the Collateral. See “—Collateral—Certain Limitations on the Collateral.” In addition, the ability of the Notes Collateral Agent to realize on the Collateral may be subject to certain federal, state- and foreign law restrictions. See “Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness—Enforcement of the New Notes, the guarantees in respect thereof and the Collateral securing the foregoing across multiple foreign jurisdictions may be difficult and involve long recovery times.”

Certain Covenants with Respect to the Collateral

The Collateral will be pledged pursuant to the Collateral Documents and the First-Out Notes Indenture. The Intercreditor Agreements, the Collateral Documents and the First-Out Notes Indenture contain provisions relating to the administration, preservation and disposition of the Collateral. The following is a summary of some of the covenants and provisions set forth in the Intercreditor Agreements, the Collateral Documents and the First-Out Notes Indenture as they relate to the Collateral.

Maintenance of collateral. The First-Out Notes Indenture, subject to certain exceptions, provides that Fossil and its Subsidiaries (other than an Immaterial Subsidiary) shall maintain all property that is material to the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The First-Out Notes Indenture, the Intercreditor Agreements and/or the applicable Collateral Documents, subject to certain exceptions, also provides that Fossil and the Guarantors shall pay or cause to be paid all taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which Fossil or such Guarantor has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

The First-Out Notes Indenture, subject to certain exceptions, provides that Fossil and its Subsidiaries shall maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, product liability and product recall insurance) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Company will furnish to the Notes Collateral Agent, upon request of the Noteholders, information in reasonable detail as to the insurance so maintained. Each such policy of liability or casualty insurance maintained by or on behalf of Fossil or any Guarantor shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Notes Collateral Agent as an additional insured thereunder and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Notes Collateral Agent, as a loss payee thereunder.

Impairment of collateral. Subject to the rights of the holders of any senior Liens and to the provisions governing the release of Collateral as described under “—Use and Release of Collateral,” Fossil will not, and will not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders, unless such action or failure to take action is otherwise permitted by the First-Out Indenture, Intercreditor Agreements or the Collateral Documents.

After-Acquired collateral. Subject to the Guaranty and Security Principles, from and after the Issue Date, if Fossil or any Guarantor acquires any property or asset required to be pledged as Collateral, including any Material Real Property, it must promptly execute and deliver, as applicable, such security instruments and financing statements, and, with respect to any Material Real Property, Mortgages, opinions of counsel, surveys and title insurance policies as required under the section below entitled “—Real estate mortgages and filings” as are required under the First-Out Notes Indenture and Collateral Documents, to the extent, and substantially in the form, delivered on the Issue Date or, in the case of Mortgages, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority, in each case, in the manner and to the extent set forth in the Intercreditor Agreements upon such property or asset as security for the First-Out Notes and the Note Guarantees and thereupon all provisions of the First-Out Notes Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Further assurances. Fossil and the Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Notes Collateral Agent may from time to time reasonably request, to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the applicable Collateral Documents for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders (subject to Permitted Liens). Such security interests and Liens will be created under the Collateral Documents and, to the extent necessary, other security agreements and other instruments and documents in form reasonably satisfactory to the Notes Collateral Agent.

Real estate mortgages and filings. With respect to any Material Real Property owned by Fossil or a Guarantor in the United States on the Issue Date or acquired by Fossil or a Guarantor in the United States after the Issue Date that forms a part of the Collateral (individually and collectively, the “Premises”), by the Issue Date or within thirty (30) days following the date of acquisition (which period may be extended in the reasonable good faith determination of the Company, but which shall in no event be later than the date on which such applicable corresponding action or security under (1), (2) or (3) below is taken or granted under the ABL Credit Agreement or any other Material Indebtedness), as applicable:

(1)

Fossil or such Guarantor shall deliver to the Notes Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Noteholders, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of the First-Out Notes Indenture and/or the Collateral Documents, duly executed by Fossil or such Guarantor, suitable for recording in all recording offices, with such terms that are necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements;

(2)

the Notes Collateral Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Notes Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(3)

Fossil or the Guarantors shall deliver to the Notes Collateral Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clauses (1) and (2) above.

With respect to any fee interest in any Premises owned by Fossil or a Guarantor outside the United States on the Issue Date or acquired by Fossil or a Guarantor outside the United States after the Issue Date that forms a part of the Collateral, Fossil or such Guarantor will be required to take such steps to grant a perfected security interest therein and provide such deliverables as are customary under applicable local law, in each case, to the extent and within the time periods set forth in the Guaranty and Security Principles.

Conflicts

Notwithstanding any contrary provision in the First-Out Notes Indenture, the First-Out Notes Indenture is subject to the provisions of the Collateral Documents and the Intercreditor Agreements. Fossil, the Guarantors, the Trustee, the Notes Collateral Agent and, by their acceptance of the First-Out Notes, the Noteholders have and will acknowledge and agree to be bound by the provisions of the Collateral Documents and the Intercreditor Agreements.

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Notes Collateral Agent and the distribution of the net proceeds of any such sale to the Noteholders of the First-Out Notes, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreements. The Intercreditor Agreements impose restrictions upon the ability of the Notes Collateral Agent to pursue foreclosure. See “—Intercreditor Agreements.” In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full Fossil’s and the Guarantors’ obligations under the Notes and the Note Guarantees.

Information Regarding Collateral

Fossil will furnish to the Notes Collateral Agent, with respect to Fossil or any Guarantor, promptly (and in any event within 30 days of such change or such longer period as then permitted under that facility (for purposes of this paragraph, the “controlling facility”) governing that series of Indebtedness for which the “controlling” collateral agent for any applicable Intercreditor Agreement acts as “collateral agent”) written notice of any change in such Person’s (i) corporate or organization name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. Fossil and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within 30 days following such change (or such longer period as then permitted under the controlling facility) or within any applicable statutory period, under the Uniform Commercial Code and any other applicable laws that are required in the Collateral Documents in order for the Collateral to be made subject to the Lien of the Notes Collateral Agent under such Collateral Documents in the manner and to the extent required by the First-Out Notes Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by such Collateral Documents. Fossil also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned in a manner which would reasonably be expected to have a material adverse effect.

Certain Bankruptcy Limitations

The rights of the Notes Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy or other insolvency laws in the event that a bankruptcy case were to be commenced by or against Fossil or any Guarantor prior to the Notes Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code or certain other Bankruptcy Laws, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, or from exercising other remedial action, without bankruptcy court approval. Moreover, the Bankruptcy Code and certain Bankruptcy Laws permit the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad equitable powers of a U.S. and foreign bankruptcy courts, it is impossible to predict how long payments under the First-Out Notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the provision of “adequate protection.”

The Bankruptcy Code and certain Bankruptcy Laws permit only the payment and/or accrual of post-petition or post-filing interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if Fossil or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the debtor in a bankruptcy case, including, without limitation, transfers held to be preferences, fraudulent transfers, transfers at undervalue or fraudulent conveyances.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the First-Out Notes after payment of any priority claims, the Noteholders would hold secured claims only to the extent of the value of the Collateral to which the Noteholders are entitled, and unsecured claims with respect to such shortfall.

Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing, Fossil and the Guarantors will be entitled to exercise any voting, dividend and other consensual rights pertaining to all Capital Stock pledged pursuant to the Collateral Documents and to remain in possession, to the maximum extent permitted by the relevant governing law, and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Collateral Documents will, however, generally require Fossil and the Guarantors to deliver to the Notes Collateral Agent to maintain in its possession certificates evidencing stock pledged and instruments evidencing certain Indebtedness (in excess of certain monetary thresholds) pledged, in order to perfect the security interest therein to the extent constituting Notes Priority Collateral, and the Intercreditor Agreements will provide for the Notes Collateral Agent to act as bailee to perfect the Lien on such stock and instruments and any other Shared Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders and the ABL Collateral Agent and the other ABL Creditors solely for the purpose of perfecting the security interest granted under the applicable security documents. The above is subject to local law requirements which might in some respects deviate from the general rules described.

The Liens on the Collateral will be released with respect to the First-Out Notes and the applicable Note Guarantees:

(1)	in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on such First-Out Notes;

(2)	in whole, upon satisfaction and discharge of the First-Out Notes Indenture;

(3)	in whole, upon a legal defeasance or covenant defeasance as set forth under “—Defeasance”;

(4)	in whole or in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreements and the First-Out Notes Indenture;

(5)

in respect of all or substantially all of the Collateral, with the consent of Noteholders holding 66 2/3% of the aggregate principal amount of outstanding First-Out Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First-Out Notes);

(6)	with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee, as set forth under “—Note Guarantees”; and

(7)	to enable the disposition of property or other assets that constitute Collateral to the extent not prohibited under the covenant discussed under “Certain covenants—Asset Sales”;

provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) above, all amounts owing to the Trustee and Notes Collateral Agent under the First-Out Notes Indenture, the First-Out Notes, the Note Guarantee, the Collateral Documents and the Intercreditor Agreements shall have been paid prior to such release.

Fossil and each Guarantor will furnish to the Notes Collateral Agent the documents, certificates and opinions that may be required, if any, under the First-Out Notes Indenture and Collateral Documents in connection with any such release, filing or other action.

Upon compliance by Fossil or the Guarantors, as the case may be, with the conditions precedent for any release of Collateral as set forth above, the Trustee or Notes Collateral Agent shall, without recourse, warranty or representation of any kind (express or implied), promptly cause to be released and reconveyed to Fossil or the Guarantors, as the case may be, the released Collateral and take all other actions reasonably requested by Fossil in connection therewith.

Refinancings of Certain Facilities and Other Indebtedness

The obligations under the ABL Facility, the 2026 Notes and the 2026 Notes Indenture, the Second-Out Notes and the Second-Out Notes Indenture, and the obligations under the First-Out Notes Indenture and the First-Out Notes may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the foregoing facilities or any security document related thereto or under the First-Out Notes Indenture and the Collateral Documents) of any administrative agent or trustee, including the Trustee, all without affecting the Lien priorities provided for in the Collateral Documents; provided, however, that the lenders providing or holders of any such Refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreements pursuant to such documents or agreements required by the terms of the Intercreditor Agreements.

In connection with any refinancing contemplated by the foregoing paragraph, the Intercreditor Agreements and the Collateral Documents may be amended, restated, amended and restated, supplemented or modified at the request and sole expense of Fossil, and without the consent of the lenders under the ABL Facility, holders of the 2026 Notes, holders of the Second-Out Notes, the Trustee, the 2026 Notes Trustee, the Second-Out Notes

Trustee, the Notes Collateral Agents or the Noteholders or holders of, or representative in respect of, any other Secured Indebtedness, (a) to add parties (or any authorized agent or trustee therefor) (provided that any such Refinancing Indebtedness is in compliance with the ABL Facility, the 2026 Notes Indenture, the First-Out Notes Indenture, and the Second-Out Notes Indenture) or (b) to establish that Liens on any Collateral securing such Refinancing Indebtedness shall have the same (or more junior) priority as the Liens on any Collateral securing the Indebtedness being refinanced, all on the terms provided for immediately prior to such refinancing.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, Fossil will make an offer to purchase all of the First-Out Notes (the “Change of Control Offer”) at a purchase price in cash equal to 107.500% of the principal amount of the First-Out Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Noteholders of record on a record date to receive any interest due on the Change of Control Payment Date (as defined below).

Within 30 days following any Change of Control, unless Fossil has exercised its right to redeem all of the First-Out Notes as described under “—Optional Redemption,” Fossil will mail a notice of such Change of Control Offer to each Noteholder or otherwise send notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)

that a Change of Control Offer is being made, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent in accordance with the applicable procedures of DTC) and that all First-Out Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by Fossil at a purchase price in cash equal to 107.500% of the principal amount of such First-Out Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Noteholders of record on the applicable record date to receive interest due on the Change of Control Payment Date);

(2)	the purchase date (which shall be no later than three Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3)

if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4)	the procedures determined by Fossil, consistent with the First-Out Notes Indenture, that a Noteholder must follow in order to have its First-Out Notes repurchased.

On the Change of Control Payment Date, Fossil will, to the extent lawful:

(1)

accept for payment all First-Out Notes or portions of First-Out Notes (in integral multiples of $1.00) validly tendered and not validly withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a First-Out Note, the remaining principal amount of such First-Out Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such First-Out Note so repurchased shall be reduced so that the remaining principal amount of such First-Out Note outstanding immediately after such repurchase is $1.00;

(2)

deposit with the Paying Agent (or, if Fossil or any Subsidiary is acting as Paying Agent, segregate and hold in trust) an amount sufficient to make the Change of Control Payment in respect of all First-Out Notes or portions of First-Out Notes so validly tendered and not validly withdrawn; and

(3)

deliver or cause to be delivered to the Trustee for cancellation the First-Out Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of First-Out Notes or portions of First-Out Notes being purchased by Fossil.

The applicable Paying Agent will promptly mail (or otherwise send in accordance with the applicable procedures of DTC) to each Noteholder so tendered the Change of Control Payment for such First-Out Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book-entry) to each Noteholder a new Note (it being understood that, notwithstanding anything in the First-Out Notes Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or send such new Note) equal in principal amount to any unpurchased portion of the First-Out Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date. Unless Fossil defaults in the payment of the Change of Control Payment, interest will cease to accrue on the First-Out Notes or portions thereof purchased on the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the First-Out Notes Indenture are applicable. Except as described above with respect to a Change of Control, the First-Out Notes Indenture does not contain provisions that permit the Noteholders to require that Fossil repurchase or redeem the First-Out Notes in the event of a takeover, recapitalization or similar transaction. See “Risk Factors—Risks Related to the Notes and Other Indebtedness—We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.”

Fossil’s ABL Credit Agreement provides, and future credit agreements or other agreements relating to Indebtedness to which Fossil or any of its Subsidiaries becomes a party may provide, that certain change of control events with respect to Fossil would constitute a default thereunder (including a Change of Control under the First-Out Notes Indenture). If we experience a change of control that triggers a default under any such Indebtedness, we could seek a waiver of such default or seek to refinance such Indebtedness. In the event we do not obtain such a waiver or do not refinance such Indebtedness, such default could result in amounts outstanding under such Indebtedness being declared due and payable. See “Risk Factors—Risks Related to the Notes and Other Indebtedness—We may not be able to repurchase the New Notes upon a change of control.”

Our ability to pay cash to the Noteholders of First-Out Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. Moreover, and notwithstanding the foregoing, Fossil’s ability to make a Change of Control Offer will be subject to the terms of the Intercreditor Agreements.

Fossil will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the First-Out Notes Indenture applicable to a Change of Control Offer made by Fossil and purchases all First-Out Notes validly tendered and not validly withdrawn under such Change of Control Offer or (2) Fossil has exercised its right to redeem all of the First-Out Notes as described under “—Optional Redemption.” Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. Fossil will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of First-Out Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the First-Out Notes Indenture, Fossil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the First-Out Notes Indenture by virtue of the conflict.

The Change of Control provisions described above may deter certain mergers, amalgamations, tender offers and other takeover attempts involving Fossil by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of Fossil and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Noteholder may require Fossil to make an offer to repurchase the First-Out Notes as described above.

Certain provisions under the First-Out Notes Indenture relative to Fossil’s obligation to make an offer to repurchase the First-Out Notes as a result of a Change of Control may be waived or modified with the written consent of the Noteholders of a majority in principal amount of the First-Out Notes.

Asset Sales

Fossil will not, and will not permit any of its Subsidiaries to, cause or make any Asset Disposition unless:

(1)

Fossil or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)

75% of the consideration from such Asset Disposition received by Fossil or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (and, with respect to any securities, notes or other obligations received by Fossil or any Subsidiary from the transferee that are “Cash Equivalents,” only to the extent such instruments are converted by Fossil or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition); and

(3)

to the extent that any consideration received by Fossil or any Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the First-Out Notes and the Note Guarantees, as applicable, in the manner and to the extent required by the First-Out Notes Indenture or any of the Collateral Documents with the Lien on such Collateral securing the First-Out Notes and the Note Guarantees, as applicable, being of the same priority with respect to the First-Out Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition.

Any Net Available Cash from any transaction or series of related transactions constituting an Asset Disposition of Notes Priority Collateral shall constitute “Asset Disposition Proceeds”.

Following the date Fossil or any of its Subsidiaries receives Asset Disposition Proceeds (such date, the “Proceeds Trigger Date”), an amount equal to 100% of the Asset Disposition Proceeds shall be applied by Fossil or such Subsidiary, as the case may be, as follows: (i) up to $5,000,000 during the term of the First-Out Notes may be applied by Fossil or such Subsidiary to maintain, develop, construct, improve, upgrade, or repair assets, or replace disposed-of-assets (in each case, other than current assets) used or useful in such entity’s business or to replace assets sold in such Asset Disposition; provided that, to the extent that any newly acquired assets are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the First-Out Notes and the Note Guarantees, as applicable, in the manner and to the extent required by the First-Out Notes Indenture or any of the Collateral Documents with the Lien on such Collateral securing the First-Out Notes and the Note Guarantees, as applicable, being of the same priority with respect to the First-Out Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition, and (ii) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Noteholders to purchase their First-Out Notes at 107.500% of the principal amount thereof, plus the amount of accrued but unpaid interest on the First-Out Notes that are purchased.

Any Asset Disposition Proceeds that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 181st day after a Proceeds Trigger Date (or, if earlier, the date upon which Fossil determines not to invest such Asset Disposition Proceeds in accordance with clause (i) of the preceding paragraph), Fossil will be required to make an offer (an “Asset Disposition Offer”) to all Noteholders to purchase the maximum aggregate principal amount of First-Out Notes that may be purchased using the Excess Proceeds at an offer price in cash equal to 107.500% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Noteholders of record on a record date to receive interest due on the Asset Disposition Purchase Date (as defined below)), in accordance with the procedures set forth in the First-Out Notes Indenture in integral multiples of $1.00. Fossil shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the applicable procedures of DTC) the notice required pursuant to the terms of the First-Out Notes Indenture, with a copy to the Trustee. To the extent that the aggregate amount of First-Out Notes validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, Fossil may use any remaining Excess Proceeds to reduce any Indebtedness and for other general corporate purposes, subject to other covenants contained in the First-Out Notes Indenture. If the aggregate principal amount of First-Out Notes validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee, subject to the applicable procedures of DTC, shall select the First-Out Notes to be purchased on a pro rata basis (subject to adjustment to maintain the authorized denominations for the First-Out Notes) on the basis of the aggregate accreted value or principal amount of tendered First-Out Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), Fossil will apply all Excess Proceeds to the purchase of the aggregate principal amount of First-Out Notes required to be offered for purchase pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of First-Out Notes has been so validly tendered, all First-Out Notes validly tendered in response to the Asset Disposition Offer. Payment for any First-Out Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Disposition Purchase Date is on or after an applicable interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Asset Disposition Purchase Date will be paid, in cash, on the Asset Disposition Purchase Date to the Person in whose name a First-Out Note is registered at the close of business on such record date. Unless Fossil defaults in the payment of the purchase price for First-Out Notes accepted by Fossil for purchase pursuant to this covenant, interest will cease to accrue on the First-Out Notes or portions thereof purchased on the Asset Disposition Purchase Date.

On or before the Asset Disposition Purchase Date, Fossil will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of First-Out Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all First-Out Notes so tendered in integral multiples of $1.00; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such First-Out Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such First-Out Note so repurchased shall be reduced so that the remaining principal amount of such First-Out Note outstanding immediately after such repurchase is $1.00. Fossil will deliver, or cause to be delivered, to the Trustee the First-Out Notes so accepted and to the Trustee and the Paying Agent an Officer’s Certificate stating the aggregate principal amount of First-Out Notes so accepted and that such First-Out Notes were accepted for payment by Fossil in accordance with the terms of this covenant. The Paying Agent or Fossil, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail (or otherwise send in accordance with the applicable procedures of DTC) to each tendering Noteholder an amount equal to the purchase price of the First-Out Notes so validly tendered and not validly withdrawn by such holder and accepted by Fossil for purchase, and Fossil will promptly issue a new

Note, and the Trustee, upon delivery of an authentication order from Fossil, will authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book entry) such new Note to such Noteholder (it being understood that, notwithstanding anything in the First-Out Notes Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or send such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. Any First-Out Note not so accepted will be promptly mailed or sent by Fossil to the Noteholder thereof.

Fossil will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of First-Out Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the First-Out Notes Indenture, Fossil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the First-Out Notes Indenture by virtue of any conflict.

The foregoing shall be subject to any applicable provisions of the Intercreditor Agreements.

Certain Covenants

Limitation on Restricted Payments

Fossil will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(1)

declare or pay any dividend or make any distribution (whether made in cash, securities or other property) with respect to any Capital Stock in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Capital Stock in the Company or any Subsidiary;

(2)	purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of Fossil or any direct or indirect parent of Fossil;

(3)

make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Specified Indebtedness, other than Indebtedness of Fossil owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by any other Guarantor permitted under the second paragraph of the covenant “—Limitation on Indebtedness;” or

(4)	make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) above (other than any exception thereto) shall be referred to as a “Restricted Payment”).

The provisions of the preceding paragraph will not prohibit:

(1)	payments of or in respect of Specified Indebtedness solely by issuance of Capital Stock (other than Disqualified Stock) of the Company;

(2)	refinancings of Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”;

(3)

dividends or distributions payable solely in Capital Stock of Fossil (other than Disqualified Stock) or convert its Capital Stock into, or otherwise acquire its Capital Stock solely in exchange for, other Capital Stock (other than Disqualified Stock);

(4)

payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets securing such Indebtedness;

(5)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

(6)

any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Capital Stock, or make other Restricted Payments in respect of its Capital Stock, in each case ratably to the holders of such Capital Stock (or, if not ratably, on a basis more favorable to the Company and the Subsidiaries);

(7)

so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments (excluding non-cash Restricted Payments consisting of Collateral and excluding any acquisitions of the 2026 Notes) in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (7), not to exceed $5,000,000 (with the Fair Market Value of each Restricted Payment being measured at the time made and without giving effect to subsequent changes in value);

(8)

payments of regularly scheduled interest and principal payments as and when due and mandatory prepayments in respect of any Specified Indebtedness and expenses and indemnity in respect of such Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(9)

any payment in cash in lieu of the issuance of fractional shares of Fossil’s Capital Stock representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company;

(10)

so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may purchase Capital Stock from its or its Subsidiaries’ employees in connection with the satisfaction of any such employee’s tax withholding obligations pursuant to employee benefit plans, and payments of any corresponding amounts to the appropriate Governmental Authority, in an aggregate amount not to exceed $1,000,000 during any Fiscal Year;

(11)

(i) Restricted Payments by Fossil and each Subsidiary to Fossil or any Subsidiary that is a Guarantor; or (ii) Restricted Payments by any Subsidiary that is not a Guarantor to the Company or any Subsidiary; or

(12)

the purchase, repurchase, redemption, defeasance or acquisition or retirement of the 2026 Notes prior to their maturity (1) for cash, provided that (A) the consideration payable in respect thereof shall not exceed the principal amount thereof (and accrued and unpaid interest thereon) and (B) on a pro forma basis after giving effect to such purchase, repurchase, redemption, defeasance or acquisition or retirement, (i) Availability on a pro forma basis on such date, on each day during the immediately preceding thirty (30) day period, and as projected by Fossil in good faith for the subsequent six months is equal to or greater than the greater of (x) $25,000,000 and (y) 25% of the Line Cap, and (ii) the Fixed Charge Coverage Ratio for the most recently ended twelve Fiscal Month period for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports” is at least 0.95 to 1.00 or (2) in exchange for First-Out Notes issued in compliance with clause (4) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness.”

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment (without giving effect to subsequent changes in value) of the assets or securities proposed to be transferred or issued by Fossil or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

Notwithstanding anything to the contrary, (x) the Company will not, and will not permit any Subsidiary to, make any Investment, disposition, distribution, or other transfer (either directly or indirectly through its ownership of any Capital Stock of any other Person) of any Eligible Intellectual Property (as defined in the ABL Credit Agreement, as in effect on the date hereof), or any other Material Intellectual Property, in or to any Person that is not Guarantor, (y) Fossil and the Domestic Guarantors will not make any Investment, disposition, distribution, or other transfer (either directly or indirectly through its ownership of any Capital Stock of any other Person) of any

Eligible Intellectual Property, or any other Material Intellectual Property, in or to any Person that is not a Domestic Guarantor, and (z) any Investment, disposition, distribution, or other transfer made by the Company or any Subsidiary in or to any joint venture must be made for a bona fide business purpose, not in contemplation of adversely affecting the Noteholders’ interests in the Note Guarantees or the Collateral, and not in connection with the incurrence of any Indebtedness.

Limitation on Indebtedness

Fossil will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)

the incurrence by the Company or the Guarantors of Indebtedness under (x) the ABL Facility or one or more other Credit Facilities, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $180,000,000, and (ii) a borrowing base equal to the sum of (1) 90.0% of the face amount of all credit card receivable owned by Fossil and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (2) 90.0% of the face amount of all other accounts receivable owned by Fossil and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (3) 100.0% of the book value of all inventory owned by the Fossil and its Subsidiaries as of the end of the Fiscal Month preceding the date of determination, and (4) 70% of the appraised value of intellectual property (determined based on most recent appraisal of such intellectual property); provided that any reductions in the IP Cap and/or IP Advance Rate, in each case, as set forth in the ABL Credit Agreement, shall not reduce amount of availability available under this clause (ii), and (y) any Refinancing Indebtedness in respect of the ABL Facility or any other Credit Facilities referred to in the foregoing clause (x); provided, that Indebtedness incurred pursuant to this clause (1) is subject to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement;

(2)	Indebtedness of Fossil and its Subsidiaries under the Second-Out Notes issued on the Issue Date;

(3)	Indebtedness of Fossil and its Subsidiaries under the 2026 Notes in existence on the Issue Date;

(4)

(i) Indebtedness of Fossil represented by the First-Out Notes issued on the Issue Date, (ii) Indebtedness consisting of additional First-Out Notes issued following the Issue Date to Consenting Noteholders in exchange for 2026 Notes pursuant to, and in compliance with the terms of, the Transaction Support Agreement, (iii) Indebtedness consisting of the PIK Notes issued following the Issue Date in connection with a Borrowing Base Overage, and (iv) Indebtedness of any Guarantor represented by a Note Guarantee;

(5)

Indebtedness of Fossil and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19), (20), (21), (22) and (23) of this paragraph), provided that any amounts of any such Indebtedness paid down in connection with any purchases, repurchases, redemptions or otherwise (other than in connection with a substantially concurrent refinancing by way of Refinancing Indebtedness) shall be reduced from any amount of Indebtedness Incurred under this clause (5) that would otherwise be permitted to be Incurred using Refinancing Indebtedness;

(6)

(i) Guarantees incurred in compliance with Permitted Investments (other than clause (22) of the definition thereof), provided that in the event such Indebtedness that is being Guaranteed under this clause (i) is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the First-Out Notes or the Note Guarantee, as the case may be, and (ii) Indebtedness of Foreign Subsidiaries (other than Foreign Guarantors) in an aggregate principal amount not to exceed $12,500,000 (inclusive of lines of credit of Foreign Subsidiaries existing on the Issue Date) at any time outstanding; provided that such Indebtedness under this clause (ii) shall not be Guaranteed by, or secured by any property of, any Domestic Subsidiary or Guarantor;

(7)

Indebtedness of the Company or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (7) shall not exceed $5,000,000 at any time outstanding;

(8)

Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary, (ii) any such Indebtedness owing by (x) the Company or a Guarantor to a Subsidiary that is not a Guarantor or (y) the Company or a Guarantor to another Guarantor, except to the extent owing by a Domestic Guarantor to another Domestic Guarantor, shall, in each case be unsecured and subordinated in right of payment to the First-Out Notes pursuant to the Intercompany Subordination Agreement, and (iii) any such Indebtedness shall be permitted under the definition of “Permitted Investments” (other than pursuant to clause (22) of the definition thereof);

(9)

Indebtedness Incurred by Fossil or its Subsidiaries in respect of workers’ compensation claims, health, disability, unemployment insurance, social security laws or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money), in each case, in the ordinary course of business;

(10)

Indebtedness (other than Indebtedness for borrowed money) arising from agreements of Fossil or a Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of Fossil, any business, assets or Capital Stock of a Subsidiary or any other acquisition or disposition, in each case, permitted under the terms of the First-Out Notes Indenture;

(11)

Indebtedness in an aggregate principal amount not to exceed $20,000,000, together with any Refinancing Indebtedness in respect thereof; provided that such Indebtedness is (i) issued for cash, (ii) expressly subordinated in right of payment to the First-Out Notes and the Note Guarantees, and (iii) subject to any applicable Intercreditor Agreement;

(12)

the Incurrence by Fossil or any Subsidiary of Refinancing Indebtedness that serves to refinance any Indebtedness Incurred as permitted under clauses (2), (3), (4), (5), (20) and (21) and this clause (12) of the second paragraph of this covenant;

(13)

Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(14)

Indebtedness of the Company or any Guarantor in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(15)	Indebtedness incurred under leases of real property in respect of tenant improvements;

(16)

obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, in-transit cash services, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, supply chain finance services and other cash management services;

(17)	Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(18)	Indebtedness consisting of (i) the financing of insurance premiums and (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19)

Indebtedness in respect of letters of credit, including any Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $5,000,000 at any time outstanding pursuant to this clause (19);

(20)

(A) Indebtedness of the Company or any Subsidiary assumed in connection with any Permitted Acquisition so long as (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (ii) at the time such Indebtedness is incurred by Fossil and/or its Subsidiaries, immediately after giving pro forma effect to such Incurrence and any related financing transactions (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to “—Reports”), the Consolidated Leverage Ratio for Fossil and its Subsidiaries does not exceed 1.50:1.00;

(21)

Indebtedness consisting of Super Priority First-Out Notes in an aggregate principal amount not to exceed the IP Advance Amount (together with any PIK Notes thereon issued thereafter in connection with a Borrowing Base Overage) issued following the Issue Date to any Noteholders; provided that (i) the proceeds thereof are used to repay the IP Advances and (ii) the issuance thereof has been consented to by Noteholders holding a majority of aggregate principal amount of the then outstanding First-Out Notes;

(22)

Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes; and

(23)

in addition to the items referred to in clauses (1) through (22) above, Indebtedness of Fossil and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, will not exceed $15,000,000 at any time outstanding; provided that the aggregate principal amount of such Indebtedness that is either secured or has a maturity date prior to the Stated Maturity of the First-Out Notes, shall not exceed $10,000,000 at any time outstanding.

Fossil will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of Fossil unless such Indebtedness will be subordinated to the First-Out Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Subsidiary (other than a Guarantor) may Incur any Indebtedness if such Indebtedness is used, directly or indirectly, to refinance Indebtedness of Fossil or a Guarantor. Notwithstanding anything to the contrary, neither the Company nor any Subsidiary may incur Indebtedness (other than another ABL Facility) or issue Capital Stock that is subordinated in right of payment to the ABL Facility or that is subordinated to the Liens securing the ABL Facility, unless such Indebtedness or Capital Stock is also subordinated to the First-Out Notes and the Liens securing the First-Out Notes, as applicable.

For purposes of determining compliance with this covenant:

(1)

in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant, Fossil, in its sole discretion, may classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under the second paragraph of this covenant;

(2)

if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included; and

(3)

except as provided in clause (2) of this paragraph, Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Fossil or any Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of the First-Out Notes Indenture, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Limitation on Liens

Fossil will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien upon any of its property or assets (including Capital Stock of Subsidiaries) now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, in each case, other than Permitted Liens.

Future Guarantors

Fossil will cause (i) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, becomes a borrower or Guarantees the Obligations under the 2026 Notes (other than Fossil (UK) Global Services Ltd.), Second-Out Notes or the ABL Facility and (ii) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, Guarantees any other Indebtedness for borrowed money of (a) Fossil or any Guarantor or (b) any Non-Guarantor Subsidiary (and with respect to sub-clause (ii)(b), only to the extent such Indebtedness exceeds $2,500,000), to promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture to the First-Out Notes Indenture pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the First-Out Notes on a senior basis and all other Obligations under the First-Out Notes Indenture, in each case, subject to the Guaranty and Security Principles.

Each Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the applicable Collateral Documents and the applicable Intercreditor Agreements and will as promptly as practicable execute and deliver such joinder documents, security instruments and financing statements, and, with respect to any Material Real Property, Mortgages, opinions of counsel, surveys and title insurance policies as required under the section above entitled “—Real estate mortgages and filings,” under the First-Out Notes Indenture and Collateral Documents to the extent, and substantially in the form, delivered on the Issue Date or, if later, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority described in any applicable Intercreditor Agreement, in each case, subject to no Liens other than Permitted Liens and otherwise in the manner and to the extent set forth in the Collateral Documents and the First-Out Notes Indenture and, subject to the terms of the applicable Intercreditor Agreements, in the properties and assets of such new Guarantor constituting Collateral as security for the First-Out Notes or the Note Guarantees, and thereupon all provisions of the First-Out Notes Indenture and the applicable Intercreditor Agreements relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of the ABL Facility or Pari Passu Secured Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under the First-Out Notes Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a preference, fraudulent conveyance or fraudulent transfer under federal or state law or any applicable foreign law.

Each Note Guarantee of a Guarantor shall be released in accordance with the provisions of the First-Out Notes Indenture described under “—Note Guarantees.”

Limitation on Restrictions on Distributions from Subsidiaries

Fossil will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to Fossil or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to Fossil or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)

make any loans or advances to Fossil or any Subsidiary (it being understood that the subordination of loans or advances made to Fossil or any Subsidiary to other Indebtedness Incurred by Fossil or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	sell, lease or transfer any of its property or assets to Fossil or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding paragraph will not prohibit encumbrances or restrictions existing under or by reason of:

(1)

contractual encumbrances or restrictions pursuant to the ABL Facility, the Second-Out Notes Indenture, the Second-Out Notes, the 2026 Notes Indenture and the 2026 Notes, and documentation related thereto and other agreements or instruments in effect at or entered into on the Issue Date;

(2)	the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreements;

(3)

any agreement or other instrument of a Person acquired by Fossil or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(4)

any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2) or (3) of this paragraph or this clause (4); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of Fossil, taken as a whole, no more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of the first paragraph of this covenant contained in the agreements referred to in clauses (1), (2) or (3) of this paragraph on the Issue Date, or the date such Subsidiary became a Subsidiary or was merged into, or amalgamated or consolidated with, a Subsidiary, whichever is applicable;

(5)

in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(6)

purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations and Synthetic Lease Obligations permitted under the First-Out Notes Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(7)

contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Fossil pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(8)

restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers, lessors or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(9)	any customary provisions in leases, subleases or licenses and other agreements entered into by Fossil or any Subsidiary in the ordinary course of business and consistent with past practices;

(10)

restrictions on cash, Cash Equivalents or other deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom, performance and appeal bonds or other obligations of a like nature (including standby letters of credit or completion guarantees), in each case in the ordinary course of business;

(11)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12)

any customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other similar agreements and related governance documents entered into in the ordinary course of business;

(13)

to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by Fossil or any of its Subsidiaries; and

(14)

other Indebtedness Incurred or Preferred Stock issued by a Subsidiary permitted to be Incurred pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that, in the good faith determination of Fossil, are not more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of the first paragraph of this covenant, taken as a whole, than those applicable to Fossil in the First-Out Notes Indenture, the Second-Out Notes Indenture, the ABL Facility, or the 2026 Notes and the 2026 Notes Indenture on the Issue Date (which results in encumbrances or restrictions at a Subsidiary level comparable to those applicable to Fossil).

Limitation on Affiliate Transactions

Fossil will not, and will not permit any of its Subsidiaries to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates (an “Affiliate Transaction”), except:

(1)

transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that, (x) a majority of the disinterested members of the board of directors (or disinterested members of any similar governing body) of the Company shall have adopted a resolution or otherwise authorized an action to approve any transaction permitted under this clause (1) that is in excess of $5,000,000 and (y) an independent fairness opinion shall have been issued by a reputable investment bank or other third party reasonably selected by the Company in good faith affirming the fairness of any transaction permitted under this clause (1) that is in excess of $25,000,000;

(2)	transactions between or among the Company and the Subsidiaries not involving any other Affiliate; and

(3)	any Permitted Investment or any Restricted Payment permitted by the covenant described under “—Limitation on Restricted Payments”; and

(4)

the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of the Company or any Subsidiary, as determined by the board of directors of the Company in good faith.

Nature of Business

Until the satisfaction in full of all Obligations under the First-Out Notes, except as otherwise permitted pursuant to the First-Out Notes Indenture, Fossil will be required to operate its business and operations in the ordinary course of business and materially consistent with past practice.

Reports

Fossil will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Fossil is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods specified above unless the SEC will not accept such a filing (in which case Fossil shall deliver to the Trustee with written instructions to deliver to the Noteholders (in lieu of filing with the SEC) within the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in the rules and regulations under the Exchange Act), but in such event the reports specified in the preceding sentence shall not be required to contain certain disclosures relating to the Company’s controls and procedures, corporate governance, code of ethics, director independence, market for the Company’s equity securities and executive compensation. Fossil will not take any action for the purpose of causing the SEC not to accept any such filings. For purposes of this covenant, Fossil will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of the First-Out Notes as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Fossil’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

Notwithstanding the foregoing, (i) Fossil will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as Fossil provides such information to the Trustee and the Noteholders and makes available such information to prospective purchasers of the First-Out Notes, in each case at Fossil’s expense and by the applicable date Fossil would be required to file such information pursuant to the preceding paragraph and (ii) Fossil will not be obligated to provide to the Trustee or the Noteholders or make available to prospective purchasers of the First-Out Notes any materials for which it has sought and received confidential treatment by the SEC. In addition, to the extent not satisfied by the foregoing, for so long as any First-Out Notes are outstanding, Fossil will furnish to Noteholders and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to the preceding paragraphs, Fossil shall also hold live quarterly conference calls with the opportunity to ask questions of management for the benefit of the beneficial owners of the First-Out Notes, securities analysts and market making financial institutions (any such call, a “Bondholder Call”); provided that, so long as Fossil holds quarterly conference calls for investors of its Common Stock, it shall not be required to hold Bondholder Calls. If Fossil holds any Bondholder Call, no fewer than five calendar days prior to the date such Bondholder Call is to be held, Fossil shall issue a press release to the appropriate U.S. wire services announcing such Bondholder Call for the benefit of beneficial owners of the First-Out Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such Bondholder Call and direct the recipients thereof to contact an individual at Fossil (for whom contact information shall be provided in such notice) to obtain information on how to access such Bondholder Call.

Upon the election by any Noteholder that is an IAI Investor to opt into receiving the following, Fossil shall promptly (i) notify such IAI Investor of any Event of Default under the ABL Credit Agreement or any other Material Indebtedness and (ii) provide such IAI Investor with any material certificates, notices, or other documents (including any “borrowing base” certificate) delivered under the ABL Credit Agreement or any other material indebtedness. Notwithstanding anything to the contrary in the First-Out Notes Indenture, any breach by Fossil of the foregoing obligations is waivable solely at the discretion of the applicable IAI Investor, and the consent of any other Noteholder of First-Out Notes shall not be required.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Merger and Consolidation

Fossil. Fossil will not consolidate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)

(a) Fossil is the surviving Person or (b) if Fossil is not the surviving Person, then the surviving Person formed by such consolidation or merger to the Person to which such assets are so sold, assigned, transferred, leased or otherwise disposed of shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and any such other surviving Person shall execute and deliver to the Trustee a supplemental indenture expressly assuming the Company’s obligations under the First-Out Notes and the First-Out Notes Indenture;

(2)

to the extent any assets of the Person who is merged, consolidated or amalgamated with or into Fossil are assets of the type that would constitute Collateral under the Collateral Documents, Fossil will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the First-Out Notes Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Consolidated Leverage Ratio for Fossil and its Subsidiaries does not exceed 1.00:1.00;

(5)

each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of the second succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the surviving person’s obligations under the First-Out Notes Indenture, First-Out Notes, Collateral Documents and the Intercreditor Agreements; and

(6)

Fossil shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition, and such supplemental indenture and any other supplemental agreements comply with the First-Out Notes Indenture.

Notwithstanding clause (4) of the preceding paragraph, to the extent that Fossil is the surviving Person:

(1)

Fossil may consolidate with, merge with or into or transfer all or part of its properties and assets to any Subsidiary, and any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to Fossil, so long as no Capital Stock of the Subsidiary is distributed to any Person other than Fossil; provided that, in the case of a Subsidiary that merges into Fossil, Fossil will not be required to comply with clause (6) of the preceding paragraph; and

(2)

Fossil may merge with an Affiliate of Fossil solely for the purpose of reincorporating or forming Fossil in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of Fossil and its Subsidiaries is not increased thereby.

Guarantors. In addition, Fossil will not permit any Guarantor to consolidate with, amalgamate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to Fossil or another Guarantor) unless:

(1) (a)

if such entity remains a Guarantor, the resulting, surviving, continuing or transferee Person (if not such Guarantor) expressly assume, by a supplemental indenture to the First-Out Notes Indenture and the applicable Collateral Documents in a form reasonably satisfactory to the Trustee and/or the Notes Collateral Agent, as applicable, all the obligations of such Guarantor under its Guarantee;

(b)

to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the First-Out Notes Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(c)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)

Fossil shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with the First-Out Notes Indenture; or

(2)

in the event the transaction results in the release of the Guarantor’s Note Guarantee under clause (1)(a) under “—Note Guarantees,” the transaction is made in compliance with the covenant described under

“—Repurchase at the Option of Noteholders—Asset Sales” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the First-Out Notes Indenture needs to be applied in accordance therewith at such time).

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Fossil or a Guarantor, as the case may be, which properties and assets, if held by Fossil or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Fossil or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of Fossil or such Guarantor, as applicable.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an “Event of Default”:

(1)	default in any payment of interest on any First-Out Note when due, continued for 30 days;

(2)

default in the payment of principal or premium, if any, on any First-Out Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;

(3)

failure by Fossil or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under the covenants described under “—Repurchase at the Option of Noteholders” or “—Certain Covenants” (in each case, other than (i) a failure to purchase First-Out Notes, which constitutes an Event of Default under clause (2) above, or (ii) a failure to comply with “—Certain Covenants—Reports”, which constitutes an Event of Default under clause (4) below);

(4)	failure by Fossil or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the First-Out Notes Indenture or the First-Out Notes;

(5)

(i) an event default under the ABL Credit Agreement, except that, other than with respect to a payment event of default or bankruptcy or insolvency events of default under the ABL Credit Agreement, so long as the obligations under the ABL Credit Agreement have not been accelerated, Fossil shall be permitted (x) to the extent there are any IAI Investors, (I) to the extent that such event of default is not subject to a grace period or a grace period of less than or equal to 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), a grace period to cure such event of default under the ABL Credit Agreement equal to (A) in the event that the underlying event of default under the ABL Credit Agreement is not subject to a grace period under the ABL Credit Agreement (as in effect on the closing date thereof), 15 days and (B) in the event that the underlying event of default under the ABL Credit Agreement is subject to a grace period of less than 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), 15 days less the applicable grace period in the ABL Credit Agreement (as in effect on the closing date thereof) and (II) to the extent that such event of default is subject to a grace period of greater than 15 days under the ABL Credit Agreement (as in effect on the closing date thereof), no grace period, which resulting event of default under the First-Out Notes Indenture, in each case under this clause (x), may be waived at the sole discretion of IAI Investor(s) holding a majority of the aggregate principal amount of First-Out Notes outstanding held by IAI Investor(s), and (y) otherwise, a grace period to cure such event of default under the ABL Credit Agreement of 30 days; and

(ii) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Fossil or any of its Subsidiaries (or the payment of which is Guaranteed by Fossil or any of its Subsidiaries), other than Indebtedness owed to Fossil or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, at the final maturity of such Indebtedness; or

(b)	results in the acceleration of such Indebtedness prior to its maturity.

and, in each case in this clause (5)(ii), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

(6)

one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Company or any Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(7)

certain events of bankruptcy, insolvency or reorganization of Fossil or a Significant Subsidiary or any group of Subsidiaries (excluding any Immaterial Subsidiaries) that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary;

(8)

any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the First-Out Notes Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the First-Out Notes Indenture or its Note Guarantee;

(9)

with respect to any Collateral having a Fair Market Value in excess of $10,000,000, individually or in the aggregate, (i) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by the Collateral Documents and applicable First-Out Notes Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of the First-Out Notes Indenture and such failure continues for 60 days and other than the satisfaction in full of all obligations under the First-Out Notes Indenture and discharge of the First-Out Notes Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Notes Collateral Agent (or the applicable controlling Collateral Agent) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents or (ii) Fossil or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such Person fails to rescind such assertion within 60 days; and

(10)

any Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Trustee, the Notes Collateral Agent or the Holders.

However, a default under clauses (3) and (4) of this paragraph will not constitute an Event of Default until the Trustee or the Noteholders of at least 25% in principal amount of the then outstanding First-Out Notes notify Fossil in writing of the default and Fossil does not cure such default within the time specified in clauses (3) and (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by written notice to Fossil, specifying the Event of Default, or the Noteholders of at least 25% in principal amount of the then outstanding First-Out Notes by notice to Fossil and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the First-Out Notes, together with the Applicable Premium, to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, together with the Applicable Premium, will be due and payable immediately. In the event of a declaration of acceleration of the First-Out Notes because an Event of Default described in clause (5) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the First-Out Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Fossil or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the First-Out Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the First-Out Notes that became due solely because of the acceleration of the First-Out Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, together with the Applicable Premium, on all the First-Out Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Noteholders of a majority in principal amount of the outstanding First-Out Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the First-Out Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the First-Out Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, at our election, the sole remedy with respect to an Event of Default due to Fossil’s failure to comply with the requirements under “—Certain Covenants—Reports” for the first 180 calendar days after the occurrence of such Event of Default shall consist exclusively of the right to receive additional interest on the First-Out Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such Event of Default and (2) 0.50% for calendar days 91 through 180 after such Event of Default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the holders of not less than 25% of the outstanding principal amount of the First-Out Notes may declare the principal, together with accrued and unpaid interest, if any, on the First-Out Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the Trustee and the holders of the First-Out Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default. No additional interest shall be due or payable due to the occurrence of an Event of Default other than with respect to such failure to comply with reporting requirements.

Except to enforce the right to receive payment of principal, premium, if any, Applicable Premium, or interest when due, no Noteholder may pursue any remedy with respect to the First-Out Notes Indenture or the First-Out Notes (subject to the Intercreditor Agreements) unless:

(1)	such Noteholder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	the Noteholders of at least 25% in principal amount of the then outstanding First-Out Notes have requested the Trustee to pursue the remedy;

(3)	such Noteholders have offered, and if requested provided, the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

the Noteholders of a majority in principal amount of the then outstanding First-Out Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions and the terms of the First-Out Notes Indenture and the applicable Intercreditor Agreements, the Noteholders of a majority in principal amount of the outstanding First-Out Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent.

The First-Out Notes Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the First-Out Notes Indenture, the First-Out Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder).

The Trustee will be under no obligation to exercise any of the rights or powers under the First-Out Notes Indenture, the First-Out Notes and the Note Guarantees, including after an Event of Default occurs and is continuing, at the request or direction of any of the Noteholders unless such Noteholders have offered, and if requested provided, to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

The First-Out Notes Indenture provides that if a Default occurs and is continuing and is actually known to a responsible officer of the Trustee or the Trustee is informed of such occurrence by the Company, the Trustee will deliver to each Noteholder a notice of the Default within 90 days after such knowledge or being notified by the Company. Except in the case of a Default in the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Noteholders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Noteholders. In addition, Fossil is required to deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Fossil also is required to deliver to the Trustee, within five Business Days after the occurrence thereof following the date on which Fossil becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable, a certificate specifying any events which would constitute a Default, their status and what action Fossil is taking or proposing to take in respect thereof.

Priorities

Subject to the terms of the Collateral Documents and the Intercreditor Agreements with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to or following an Event of Default, pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Intercreditor Agreements or any money or other property distributable in respect of any Guarantor’s Guaranteed Obligations after an Event of Default, it shall pay out the money and property in the following order:

(1)

to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due thereto under the terms of the First-Out Notes Indenture, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and to the Notes Collateral Agent for the costs and expenses incurred under the Collateral Documents and the Intercreditor Agreements;

(2)

to holders of Super Priority First-Out Notes for amounts due and unpaid on the Super Priority First-Out Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Super Priority First-Out Notes for principal, premium, if any, and interest, respectively;

(3)

to holders of First-Out Notes other than the Super Priority First-Out Notes for amounts due and unpaid on such First-Out Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such First-Out Notes for principal, premium, if any, and interest, respectively; and

(4)	to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

Amendments and Waivers

Except as provided in the next two succeeding paragraphs (and subject to the terms of the Intercreditor Agreements), the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements may be amended or supplemented with the consent of the Noteholders of a majority in principal amount of the First-Out Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First-Out Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Noteholders of a majority in principal amount of the First-Out Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First-Out Notes). However, without the consent of each affected Noteholder, no amendment, supplement or waiver may (with respect to any First-Out Notes held by a non-consenting Noteholder), among other things:

(1)	reduce the principal amount of First-Out Notes whose Noteholders must consent to an amendment, supplement or waiver;

(2)	reduce the stated rate of interest or extend the stated time for payment of interest on any First-Out Note;

(3)	reduce the principal of or Applicable Premium due on, or extend the Stated Maturity of, any First-Out Note;

(4)

waive a Default or Event of Default in the payment of principal of, premium, if any, Applicable Premium, or interest on the First-Out Notes (except a rescission of acceleration of the First-Out Notes by the Noteholders of at least a majority in aggregate principal amount of the then outstanding First-Out Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)

reduce the premium payable upon the redemption or repurchase of any First-Out Note or change the date on which any First-Out Note may be redeemed or repurchased as described above under “—Optional Redemption,” “—Repurchase at the Option of Noteholders—Change of Control” or “—Repurchase at the Option of Noteholders—Asset Sales” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Asset Disposition” and “Change of Control”);

(6)	make any First-Out Note payable in a currency other than that stated in the First-Out Note;

(7)

amend the contractual right expressly set forth in the First-Out Notes Indenture or the First-Out Notes of any Noteholder to institute suit for the enforcement of any payment on or with respect to such Noteholder’s First-Out Notes;

(8)	make any change in the amendment or waiver provisions which require each Noteholder’s consent;

(9)	modify the Note Guarantees in any manner materially adverse to the Noteholders; or

(10)

modify or change any provision in the First-Out Indenture or any Intercreditor Agreement relating to the payment terms or application of proceeds in connection with the First-Out Notes or the Super Priority First-Out Notes, including any payment or application of proceeds waterfalls.

Without the consent of Noteholders of 66 2/3% in aggregate principal amount of the First-Out Notes outstanding, no amendment, supplement or waiver may (i) modify any Collateral Document or the provisions in the First-Out Notes Indenture relating to the First-Out Notes dealing with the Collateral Documents in any manner, taken as a whole, materially adverse to the Noteholders or otherwise release all or substantially all Collateral from the Liens securing the First-Out Notes other than in accordance with the First-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements, (ii) modify or waive any of the Guarantor Release Protection Provisions, (iii) modify the Lien priority of the First-Out Notes or the Note Guarantees, or (iv) modify or change any provision of the First-Out Notes Indenture, any Intercreditor Agreement or the Collateral Documents that adversely affects the ranking as to right of payment (it being understood that the “right of payment” here refers to contractual ranking) or payment priority of the First-Out Notes, except for (a) any “debtor-in-possession” facility (or similar financing under applicable law) or (b) any other Indebtedness for borrowed money so long as a bona fide opportunity to participate in such Indebtedness is offered ratably to all adversely affected Noteholders on a no less than pro rata basis (other than with respect to customary backstop or similar fees and expense reimbursement).

Notwithstanding the foregoing, without the consent of any Noteholder, Fossil, the Guarantors (except that no existing Guarantor will be required to execute any amendment or supplement of the First-Out Notes Indenture that solely relates to changes described in clause (5) below), the Trustee and the Notes Collateral Agent may amend the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements (subject to the terms of the Intercreditor Agreements) to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)

provide for the assumption by a successor entity of the obligations of Fossil or any Guarantor under the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements in accordance with “—Certain Covenants—Merger and Consolidation;”

(3)	provide for or facilitate the issuance of uncertificated First-Out Notes in addition to or in place of certificated First-Out Notes to the extent permitted by the First-Out Notes Indenture;

(4)	to comply with the rules of any applicable depositary;

(5)

add Guarantors with respect to the First-Out Notes or release a Guarantor from its obligations under its Note Guarantee or the First-Out Notes Indenture, in each case, in accordance with the applicable provisions of the First-Out Notes Indenture;

(6)	secure the First-Out Notes and the Note Guarantees;

(7)

to confirm and evidence the release, termination or discharge of any Lien securing the First-Out Notes or the Note Guarantees in accordance with the terms of the First-Out Notes Indenture, the Collateral Documents or Intercreditor Agreement;

(8)

add covenants of Fossil and its Subsidiaries or Events of Default for the benefit of Noteholders or to make changes that would provide additional rights to the Noteholders or to surrender any right or power conferred upon Fossil or any Guarantor;

(9)

make any change that does not materially adversely affect the legal rights under the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Noteholder;

(10)	comply with any requirement of the SEC in connection with any required qualification of the First-Out Notes Indenture under the Trust Indenture Act;

(11)

evidence and provide for the acceptance of an appointment of a successor trustee (provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the First-Out Notes Indenture) or successor notes collateral agent;

(12)

conform the text of the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements to any provision of this “Description of the First-Out Notes” to the extent that such provision in this “Description of the First-Out Notes” was intended to be a verbatim recitation of a provision of the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements, as confirmed in an Officer’s Certificate delivered to the Trustee;

(13)

make any amendment to the provisions of the First-Out Notes Indenture relating to the transfer and legending of First-Out Notes as permitted by the First-Out Notes Indenture, including, without limitation, to facilitate the issuance and administration of the Notes (including the First-Out Notes); provided, however, that (A) compliance with the First-Out Notes Indenture as so amended would not result in First-Out Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Noteholders to transfer First-Out Notes;

(14)	to provide for the issuance of additional First-Out Notes in accordance with the terms of the First-Out Notes Indenture; or

(15)	to add Collateral with respect to any or all of the First-Out Notes and/or the Guarantees.

In addition, the Intercreditor Agreements will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to the ABL Facility will also apply automatically to the comparable Collateral Documents with respect to the First-Out Notes, to the maximum extent permitted by the relevant governing law (unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law). However, Fossil shall not permit any amendment, modification or waiver to the Loan Documents (as defined in the ABL Credit Agreement) that would be adverse in any material respect to the rights or interests of any Noteholder.

The consent of the Noteholders is not necessary under the First-Out Notes Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the First-Out Notes Indenture by any Noteholder given in connection with a tender of such Noteholder’s First-Out Notes will not be rendered invalid by such tender.

In addition, the Noteholders will be deemed to have consented for purposes of the Collateral Documents and the applicable Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents and the applicable Intercreditor Agreements:

(1)

(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is Incurred in compliance with the ABL Facility, the First-Out Notes Indenture, the Second-Out Notes Indenture and the Collateral Documents and (B) to establish the priority of the Liens on any Collateral securing such Secured Indebtedness under the applicable Intercreditor Agreement with the Liens on such Collateral securing the Obligations under the ABL Facility, the First-Out Notes Indenture, the First-Out Notes and the Note Guarantees, and (C) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be incurred under the First-Out Notes Indenture shall be senior to the Liens on such ABL Priority Collateral securing any Obligations under the First-Out Notes Indenture, the First-Out Notes and the Note Guarantees, and that the Liens on any Notes Priority Collateral securing any such Indebtedness shall be junior to the Liens on such Notes Priority Collateral securing any Obligations under the First-Out Notes Indenture, the First-Out Notes and the Note Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment or other modification; and all proceeds of the Collateral shall be payable to the Notes Collateral Agent and such representatives for any other Pari Passu Secured Indebtedness then outstanding on a pro rata basis based on the aggregate outstanding principal amount of Obligations under the First-Out Notes Indenture and the First-Out Notes and under any other Pari Passu Secured Indebtedness then outstanding, all on the terms provided for in the applicable Intercreditor Agreement in effect immediately prior to such amendment;

(2)

to effectuate the release of assets included in the Collateral from the Liens securing the First-Out Notes in accordance with the First-Out Notes Indenture or the Collateral Documents if those assets are (i) owned by a Guarantor and that Guarantor is released from its Note Guarantee in accordance with the terms of the First-Out Notes Indenture or (ii) sold, transferred or otherwise disposed of in a transaction permitted or not otherwise prohibited by the First-Out Notes Indenture;

(3)	to establish that the Liens on any Collateral securing any Indebtedness refinancing any Secured Indebtedness permitted to be incurred under the covenant described under “—Certain covenants—Limitation on Indebtedness” shall rank pari passu with the Liens on such Collateral securing the Obligations under such replaced Secured Indebtedness and otherwise conform to the Lien Priority Principles;

(4)

upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral (in addition to the Notes Priority Collateral) shall secure the Obligations under the First-Out Notes Indenture, the First-Out Notes and the Note Guarantees on the same basis as the Notes Priority Collateral pursuant to the Lien Priority Principles, subject to the terms of the applicable Intercreditor Agreements in effect immediately prior to such amendment or other modification;

(5)

(i) to add any junior lien secured parties, and the Notes Collateral Agent as senior lien secured party, to any junior lien Intercreditor Agreement and/or (ii) to add any second lien secured parties to any second lien Intercreditor Agreement;

(6)

in the case of any Collateral Document, to include therein any legend required to be set forth therein pursuant to any applicable Intercreditor Agreement, or to modify any such legend as required by such Intercreditor Agreement;

(7)	with respect to the Intercreditor Agreements then in effect or the Collateral Documents, as provided in the relevant Intercreditor Agreement or Collateral Document, as applicable;

(8)	to add Collateral with respect to any or all of the First-Out Notes and/or the Guarantees; and

(9)

to provide for the succession of any parties to the Collateral Documents, or any applicable Intercreditor Agreement (and any amendments that are administrative or ministerial in nature that do not adversely affect the rights of the Noteholders in any material way), in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the definitive documentation governing Indebtedness permitted to be incurred under the First-Out Notes Indenture or any other agreement that is permitted by the First-Out Notes Indenture.

Any such additional party and the applicable administrative agent, as applicable, under any of the ABL Facility, the Second-Out Notes Indenture, the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officer’s Certificate certifying that such Indebtedness was issued or borrowed in compliance with each of the ABL Credit Agreement, the First-Out Notes Indenture, the Second-Out Notes Indenture and the Collateral Documents.

See also “—Collateral—Refinancings of Secured Indebtedness.”

In the case of any consent, waiver or other action to be taken by a Noteholder with respect to First-Out Notes beneficially owned by a Consenting Noteholder, the Company and the Trustee, in their respective sole discretion, upon evidence satisfactory to each that such First-Out Notes are beneficially owned by such Consenting Noteholder, may accept any consent, waiver or other action taken by such Consenting Noteholder with respect to First-Out Notes it beneficially owns as having been provided or performed by the Holder thereof.

Defeasance

Fossil may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the First-Out Notes Indenture and the outstanding First-Out Notes and the Note Guarantees issued under the First-Out Notes Indenture (“legal defeasance”) except for:

(1)

the rights of Noteholders to receive payments in respect of the principal, premium, if any, Applicable Premium, and interest on the First-Out Notes when such payments are due, solely out of the trust referred to below;

(2)

Fossil’s obligations with respect to the First-Out Notes concerning issuing temporary First-Out Notes, registration of First-Out Notes, mutilated, destroyed, lost or stolen First-Out Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and Fossil’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the First-Out Notes Indenture.

If Fossil exercises the legal defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Fossil and the Guarantors at any time may be released from their respective obligations described under “—Repurchase at the Option of Noteholders” and under the covenants described under “—Certain Covenants” (other than “—Merger and Consolidation”), and clause (4) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

If Fossil exercises the covenant defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Fossil may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Fossil exercises its legal defeasance option, payment of the First-Out Notes may not be accelerated because of an Event of Default with respect to the First-Out Notes. If Fossil exercises its covenant defeasance option, an Event of Default specified in clause (3) (only with respect to covenants that are released as a result of such covenant defeasance), clause (4) (only with respect to covenants that are released as a result of such covenant defeasance), clause (5), clause (6), clause (7) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries) would constitute a Significant Subsidiary), clause (8) or clause (9) under “—Events of Default” above, in each case, shall not constitute an Event of Default.

In order to exercise either legal defeasance or covenant defeasance under the First-Out Notes Indenture:

(1)

Fossil must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Noteholders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal, premium, if any, Applicable Premium, and interest, if any, due on the outstanding First-Out Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Fossil must specify whether the First-Out Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of legal defeasance, Fossil has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) Fossil has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Noteholders and beneficial owners of First-Out Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, Fossil has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Noteholders and beneficial owners of First-Out Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility, the 2026 Notes Indenture, the Second-Out Notes Indenture or any other material agreement or material instrument (other than the First-Out Notes Indenture) to which Fossil or any Guarantor is a party or by which Fossil or any Guarantor is bound;

(5)

Fossil has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6)

Fossil has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the First-Out Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Certain Trust Indenture Act Matters

The Company will otherwise comply with the provisions of Trust Indenture Act Section 314(b). To the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of, or counsel for, the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) (1) with respect to certain ordinary course of business releases of Collateral as described in the First-Out Notes Indenture and the Collateral Documents and (2) if it determines, in good faith based on advice of counsel, that under the terms of Trust Indenture Act Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to one or a series of released Collateral.

To the extent applicable, the Company will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

(1)	all documents required by Trust Indenture Act Section 314(d); and

(2)	an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by Trust Indenture Act Section 314(d).

The Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to (2) above, will deliver a certificate to the Notes Collateral Agent setting forth such determination (if not then the same entity as the Trustee).

Satisfaction and Discharge

The First-Out Notes Indenture will be discharged, and will cease to be of further effect as to all First-Out Notes and Note Guarantees issued thereunder, when either:

(1)

all First-Out Notes that have been authenticated and delivered (except lost, stolen or destroyed First-Out Notes that have been replaced or paid and First-Out Notes for whose payment money has been deposited in trust or segregated and held in trust by Fossil) have been delivered to the Trustee for cancellation; or

(2) (a)

all First-Out Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Fossil, and Fossil or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent, as trust funds in trust solely for the benefit of the Noteholders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the First-Out Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	Fossil or any Guarantor has paid or caused to be paid all sums payable by Fossil under the First-Out Notes Indenture; and

(d)

Fossil has delivered irrevocable instructions to the Trustee and the Paying Agent to apply the deposited money toward the payment of the First-Out Notes at maturity or the redemption date, as the case may be.

In addition, Fossil shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of Fossil or any Guarantor, as such, shall have any liability for any obligations of Fossil or any Guarantor (other than Fossil in respect of the First-Out Notes and each Guarantor in respect of its Note Guarantee) under the First-Out Notes, the Note Guarantees or the First-Out Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a First-Out Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First-Out Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notwithstanding any other provision of the First-Out Notes Indenture or any First-Out Note, where the First-Out Notes Indenture or any First-Out Note provides for notice of any event (including any notice of redemption) to any Noteholder of an interest in a global First-Out Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such First-Out Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the Trustee

Wilmington Trust, National Association will be the Trustee under the First-Out Notes Indenture and will be appointed by Fossil as initial Registrar and Paying Agent with regard to the First-Out Notes.

If the Trustee becomes a creditor of Fossil or any Guarantor, the First-Out Notes Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

Wilmington Trust, National Association has not reviewed this prospectus (other than this “Description of the First-Out Notes” section) and has made no representations whatsoever as to the information contained herein.

Governing Law

The First-Out Notes Indenture provides that it, the First-Out Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents and the Intercreditor Agreements are and will be governed by, and construed in accordance with, the laws of the State of New York; however, (1) the Mortgages will be governed by, and construed in accordance with, the laws of the jurisdictions in which the applicable Premises are located, (2) the deeds of pledge of the Capital Stock of any Foreign Subsidiary will be governed by the laws of the applicable jurisdiction of incorporation or formation of each such entity and (3) the other deeds of pledge will be governed by the laws of the applicable jurisdiction where the relevant underlying asset is located.

Certain Definitions

Set forth below are certain defined terms used in the First-Out Notes Indenture. Reference is made to the First-Out Notes Indenture for a full disclosure of all defined terms used therein.

“2026 Notes” means the Company’s 7.00% Senior Unsecured Notes due 2026 issued pursuant to the 2026 Notes Indenture.

“2026 Notes Indenture” means that certain indenture, dated as of November 8, 2021, among Fossil, as issuer, and the 2026 Notes Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of November 8, 2021, and as further amended, amended and restated, or supplemented from time to time, relating to the 2026 Notes.

“2026 Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2026 Notes Indenture and thereafter means the successor serving thereunder.

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement or any other credit agreement governing the ABL Facility, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the ABL Facility (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral Agent” means (a) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party, ACF FINCO I LP (together with its successors and permitted assigns), as collateral agent for the ABL Secured Parties and (b) in the case of any Replacement ABL Agreement or any other ABL Agreement, the Person identified as such in such agreement.

“ABL Credit Agreement” means (a) that certain Credit Agreement, dated as of August 13, 2025, among Fossil, certain of its Subsidiaries, the ABL Facility Administrative Agent, the ABL Collateral Agent party thereto, and the lenders parties thereto from time to time, as the same may be amended, restated, amended and restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or refinanced from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), amended, restated, amended and restated, modified or refinanced (in whole or in part) from time to time, including (if designated by the Company) by any agreement or indenture or commercial paper facility with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness” or adding Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, (b) any other agreement, agreements, debt facility or other financing arrangement that is otherwise expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (c) any other documents governing Indebtedness under any Additional ABL Agreement.

“ABL Creditors” means collectively, the “Lenders” and the “Secured Parties,” each as defined in the ABL Agreement or any Persons that are designated under the ABL Agreement as the “ABL Creditors” for purposes of the ABL Intercreditor Agreement.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other ABL Indebtedness and ABL Security Documents related to the foregoing.

“ABL Facility” means any credit facility established by the ABL Credit Agreement and the other ABL Documents.

“ABL Facility Administrative Agent” means, initially, ACF FINCO I LP in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity and any other agent or other representative under the ABL Documents.

“ABL Indebtedness” means the Obligations in respect of the ABL Facility.

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the ABL Collateral Agent, the Notes Collateral Agent, the Second-Out Notes Collateral Agent, and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“ABL Loan Parties” means, collectively, the borrowers and guarantors from time to time party to the ABL Documents.

“ABL Obligations” means (a) all principal of and interest (including, without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing (as defined in the ABL Intercreditor Agreement) by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any post-petition interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations (as defined in the ABL Intercreditor Agreement), (d) all Banking Services Obligations (as defined in the ABL Intercreditor Agreement) and (e) all guarantee obligations, indemnities, fees, expenses (including, without limitation, all fees and disbursements of counsel to the ABL Representatives (as defined in the ABL Intercreditor Agreement) or any ABL Creditors) and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any ABL Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of the First-Out Notes Indenture and the rights and obligations of the ABL Secured Parties and the Notes Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral):

(1)	all Credit Card Receivables, Payment Intangibles, and all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral);

(2)	cash, Money, cash proceeds, and cash equivalents (other than cash, Money, cash proceeds and cash equivalents which constitute identifiable proceeds of Notes Priority Collateral);

(3)

all (x) Deposit Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral) and all Money, cash, cash proceeds, checks, other negotiable instruments, funds and other evidences of payments held therein, including (to the extent owing in respect of ABL Priority Collateral) funds on account of intercompany indebtedness between or among the Credit Parties or their Affiliates, (y) Securities Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral), Security Entitlements, Financial Assets and Securities credited to such a Securities Account (other than Equity Interests of Credit Parties and their Subsidiaries) and (z) Commodity Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash proceeds, cash equivalents, checks and other property held therein or credited thereto; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the delivery of a Notes Cash Proceeds Notice, such identifiable proceeds (to the extent not applied to the repayment of ABL Obligations prior to the receipt of such Notes Cash Proceeds Notice), shall be treated as Notes Priority Collateral so long as such proceeds are in fact Notes Priority Collateral;

(4)	all Inventory;

(5)

all intercompany indebtedness arising from (x) intercompany advances utilizing proceeds of Loans (as defined in the ABL Credit Agreement) and (y) all intercompany indebtedness arising from intercompany transfers of items referred to in the preceding clauses (1)-(4); provided that to the extent any of the foregoing in this clause (5) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (x) through (y) shall be included in the ABL Priority Collateral;

(6)	all proceeds, receivables, products, substitutions or replacements of the Loans (as defined in the ABL Credit Agreement) and other credit extensions made under the ABL Documents;

(7)	at all times prior to the Collateral Designation Date (as defined in the ABL Credit Agreement), the Specified Collateral;

(8)

to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including the Intercompany Note Documents and other Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing in this clause (8) also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9)

to the extent relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing in this clause (9) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (8) shall be included in the ABL Priority Collateral;

(10)

all books and Records relating to the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral); and

(11)

all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.7 of the ABL Intercreditor Agreement, all cash, Money, cash equivalents, insurance proceeds (including all proceeds of credit insurance and provided that with respect to, proceeds of business interruption insurance, only 50% of such proceeds of business interruption insurance shall constitute ABL Priority Collateral), receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds or otherwise with respect to any of the foregoing (such items in this clause (11), the “ABL Priority Proceeds”).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Facility Administrative Agent, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, Mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company, any or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code ) in favor of the ABL Collateral Agent, for the benefit of any of the ABL Secured Parties, in each case, as amended, amended and restated, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the ABL Intercreditor Agreement, as applicable.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such is merged , consolidated or amalgamated with or into such specified Person or becomes a Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional ABL Agreement” means any agreement evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the Collateral securing any ABL Indebtedness on a pari passu basis with other ABL Indebtedness and treated as an ABL Agreement pursuant to the ABL Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a First-Out Note on any date of redemption, repayment, prepayment, acceleration, or maturity, 7.500% of the principal amount of such First-Out Note.

“Asset Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	dispositions of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by a Guarantor to Fossil or by Fossil or a Guarantor to a Guarantor;

(2)

dispositions of assets with an aggregate Fair Market Value equal to or less than $5,000,000 in any fiscal year (with the Fair Market Value of each such disposition being measured at the time made and without giving effect to subsequent changes in value);

(3)

(i) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business or in connection with cash management activities, (ii) a disposition of inventory or equipment in the ordinary course of business, and (iii) dispositions of obsolete, damaged, worn out or surplus assets, in each case in the ordinary course of business;

(4)

the disposition of all or substantially all of the assets of Fossil in a manner permitted pursuant to “—Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control pursuant to the First-Out Notes Indenture;

(5)

for purposes of “—Repurchase at the Option of Noteholders—Asset Sales” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by Fossil or its Subsidiaries (but excluding any securities, notes or other obligations that are subsequently converted into cash)) or a disposition that is permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(6)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(7)

sales, discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(8)

(i) an issuance of Capital Stock by a Subsidiary to Fossil or to a wholly owned Subsidiary, and (ii) the issuance by a Subsidiary of Disqualified Stock or Preferred Stock that is expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness;”

(9)

(i) the non-exclusive licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business and (ii) the abandonment or allowance to lapse of intellectual property which, in the case of this clause (ii), in the good faith determination of Fossil is not material to Fossil and its Subsidiaries, taken as a whole;

(10)	dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(11)	any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims;

(12)

dispositions of machinery, equipment or other fixed assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days, (ii) such assets are exchanged within 180 days for machinery, equipment or other fixed assets having a Fair Market Value equal to or greater than the assets being traded in or (iii) the proceeds of such disposition are applied to the purchase price of replacement assets within 180 days;

(13)	[reserved];

(14)	sales, transfers, leases and other dispositions of intellectual property, inventory and related assets pertaining to the Michele Brand;

(15)	[reserved];

(16)

leases, subleases, licenses or sublicenses of real property granted in the ordinary course of business by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(17)	the disposition of any Hedging Obligation in the ordinary course of business; and

(18)	dispositions in the ordinary course of business of tangible property as a part of a like kind exchange under Section 1031 of the Code.

For the avoidance of doubt, disposition of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by Fossil or any Guarantor to a Subsidiary that is not a Guarantor, shall not be excluded from the definition of “Asset Disposition” unless made for bona fide business purposes and not in connection with the incurrence of Indebtedness.

“Authorized Representative” means in the case of (i) the ABL Facility or the holders of Obligations thereunder, initially, the ABL Facility Administrative Agent, (ii) the 2026 Notes or the holders thereof, the 2026 Notes Trustee, (iii) the First-Out Notes or the Noteholders thereof, the Trustee, (iv) the Second-Out Notes or the holders thereof, the Second-Out Notes Trustee and (v) in the case of any series of additional Secured Indebtedness or the holders thereof that become subject to any Intercreditor Agreement, the Authorized Representative named for such series in the applicable joinder agreement.

“Availability” shall have the meaning and be calculated as set forth in the ABL Credit Agreement (as in effect on the date hereof).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2)	the sum of the amounts of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United Kingdom’s Insolvency Act 1986, the EU Regulation 2015/848 on insolvency proceedings (recast), the United Kingdom’s Companies Act 2006, the German Insolvency Code (Insolvenzordnung) and the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz uber Schuldbetreibung und Konkurs (SchKG)), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Board of Directors” means:

(1)	with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base Overage” means when advances permitted under the Borrowing Base (including components and subcomponents thereof) and advance rates, in each case as set forth in the ABL Credit Agreement (as of the date hereof) exceed the amount that would have been permitted under the Borrowing Base advance rates as of the date hereof (without giving effect to any future step-downs in IP Caps or IP Advance Rates, in each case, as set forth in the ABL Credit Agreement as of the date hereof).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for the purposes of the First-Out Notes Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Cash Equivalents” means:

(1)

U.S. dollars, Canadian dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros or any national currency of any participating member state of the EMU or, in the case of a Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2)

marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(3)

marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof, by the Canadian federal government, by the UK government, by the French government or by the Hong Kong government, in each case, maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating agency);

(4)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank having a combined capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million, in the case of non-U.S. banks;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	bonds with an Investment Grade Rating and Preferred Stock issued by Persons with an Investment Grade Rating, including municipal bonds, corporate bonds and treasury bonds;

(7)

(i) commercial paper issued by any bank meeting the qualifications specified in clause (4) above or by the parent company of any such bank, (ii) commercial paper with a short-term commercial paper rating of at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (iii) marketable short-term money market and similar funds having the equivalent of an Investment Grade Rating;

(8)	interests in any money market fund substantially all of the assets of which are comprised of instruments of the type specified in clauses (1) through (7) above;

(9)	other securities and financial instruments which offer a security comparable to the instruments specified in clauses (1) through (8) above; and

(10)

in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means:

(1)

any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Fossil or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets);

(2)

the merger or consolidation of Fossil with or into another Person or the merger of another Person with or into Fossil or the merger or amalgamation of any Person with or into a Subsidiary of Fossil, unless the holders of a majority of the aggregate voting power of the Voting Stock of Fossil, immediately prior to such transaction, hold securities of the surviving, continuing or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Fossil or any direct or indirect parent entity of Fossil and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)	the adoption by the shareholders of Fossil or any direct or indirect parent entity of Fossil of a plan or proposal for the liquidation or dissolution of Fossil.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) a Person or group will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s parent and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including Capital Stock) and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property, in or upon which a Lien is granted pursuant to the Collateral Documents as security for the Obligations under the First-Out Notes Indenture, the First-Out Notes, the Note Guarantees and any related Obligations.

“Collateral Designation” means, solely to the extent that the Notes Obligations (as defined in the ABL Intercreditor Agreement) remain outstanding and the ABL Intercreditor Agreement is in effect, the occurrence of the following: (a) the valid exercise of the Collateral Designation Option by the Notes Collateral Agent on behalf of the participating Notes Secured Parties pursuant to the Intercreditor Agreement; or (b) Fossil’s election, by written notice to the ABL Facility Administrative Agent, to designate the Specified Collateral as Notes Priority Collateral instead of ABL Priority Collateral.

“Collateral Designation Conditions” means: (a) with respect to a Collateral Designation described in clause (a) of the definition thereof, the requirements to effect a Collateral Designation Date by the Notes Collateral Agent set forth in the ABL Intercreditor Agreement (it is understood and agreed by Fossil and each Guarantor that upon any effective consummation of a Collateral Designation by the Notes Collateral Agent, (x) all Eligible Intellectual Property shall be removed from the Borrowing Base (as each such term is defined in the ABL Credit Agreement) and (y) the lower advance rates applicable following the Collateral Designation Date shall be effective, in each case, without any further action or consent of Fossil or any Guarantor or any other Person); or (b) with respect to a Collateral Designation described in clause (b) of the definition thereof, each of the following requirements: (i) Fossil shall repay the amount of the IP Advance (as defined in the ABL Credit Agreement) then outstanding, (ii) Fossil shall deliver to the ABL Facility Administrative Agent an updated borrowing base certificate, giving pro forma effect to such Collateral Designation (including (x) the removal of all Eligible Intellectual Property, and (y) the lower advance rates applicable following the Collateral Designation Date), demonstrating pro forma compliance with the financial covenant in the ABL Credit Agreement, and (iii) the Payment Conditions (as defined in the ABL Credit Agreement) shall be satisfied with respect to such Collateral Designation and any related transactions in connection therewith.

“Collateral Designation Date” means, with respect to any Collateral Designation, the date that such Collateral Designation is consummated, provided that the Collateral Designation Conditions applicable thereto are satisfied or waived on such date.

“Collateral Documents” means, collectively, the security agreements, pledge agreements, deeds of hypothec, agency agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements, debentures, and other instruments and documents executed and delivered by Fossil or any Guarantor pursuant to the First-Out Notes Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Notes Collateral Agent for the ratable benefit of the holders of the First-Out Notes and the Trustee or perfected or notice of such pledge, assignment or grant is given.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consenting Noteholder” means a party to the Transaction Support Agreement dated August 13, 2025, by and among Fossil, Fossil (UK) Global Services Ltd. and the holders party thereto as of the date thereof that receives First-Out Notes on the Issue Date.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of the Company or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP:

(a)	Consolidated Net Income for such period, plus

(b)	the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i)	income and franchise tax expense during such period,

(ii)

interest expense (including, without limitation, interest expense attributable to Capital Leases Obligations and Synthetic Lease Obligations and all net payment obligations pursuant to interest Swap Obligations),

(iii)	amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),

(iv)	the amount of premium payments paid by the Company or its Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness,

(v)	expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, and

(vi)

one-time restructuring charges and reserves; provided that the aggregate amount added back pursuant to this clause (vi) (including in respect of the restructuring work performed by Alvarez & Marsal by their Consumer and Retail Group, but excluding one-time restructuring charges and reserves to the extent incurred on or before December 31, 2025 in connection with the consummation of the Transactions or effectiveness of this Agreement) for any period (x) ending on or prior to January 31, 2027 shall not exceed 25% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)) and (y) ending after January 31, 2027, shall not exceed 10% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)), minus

(c)	interest income for such period, minus

(d)	one-time income or gains for such period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) cash principal payments on Indebtedness made or required to be made during such period, (c) expense for income taxes paid or required to be paid in cash during such period and (d) Restricted Payments paid in cash during such period pursuant to clauses (8) and (10) of the second paragraph under the covenant “—Certain Covenants—Limitation on Restricted Payments” and Section 6.08(a)(vii) of the ABL Credit Agreement.

“Consolidated Leverage Ratio” means, on any date, the ratio of (i) the sum of (a) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), plus (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis, plus (c) the aggregate obligations of the Company and the Subsidiaries as an account party in respect of drawn letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness to (ii) Consolidated EBITDA for the period of twelve consecutive Fiscal Months of the Company most recently ended for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports”.

“Consolidated Net Income” means, for any period, the net income (or loss) of Fossil and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of Fossil and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than the Company) that is not a Subsidiary except to the extent such net income is actually paid in cash to Fossil or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Fossil or any of its Subsidiaries or is merged into or consolidated with Fossil or any of its Subsidiaries or that Person’s assets are acquired by the Fossil or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Fossil or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the ABL Credit Agreement, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Debt Facility” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee of such Debt Facility).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any of Fossil or the Guarantors.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than any payment solely in Capital Stock (other than any Capital Stock referred to in this clause (a))), in each case at any time on or prior to the date that is 91 days after the Stated Maturity of the First-Out Notes, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Capital Stock referred to in (a) above, in each case at any time prior to the date that is 91 days after the Stated Maturity of the First-Out Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because holders of the Capital Stock have the right to require the issuer of such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Guarantor” means any Guarantor other than a Foreign Guarantor.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EMU” means the European Economic and Monetary Union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Euro” means the single currency unit of the member states of the European Union that have the euro as their lawful currency in accordance with the EMU Legislation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means all (i) Deposit Accounts, securities accounts, futures accounts and commodity accounts (a) maintained solely as payroll or other employee wage and benefit accounts (including withholding tax payments related thereto), (b) maintained solely as sales tax accounts, (c) maintained (A) solely as escrow accounts or fiduciary or trust accounts, in each case, for the benefit of third parties, other than the Issuer and its Subsidiaries and their respective Affiliates and accounts otherwise held exclusively for the benefit of third parties, other than the Issuer and its Subsidiaries and their respective Affiliates or (B) solely to hold restricted cash as supporting obligations for guarantees permitted under the First-Out Notes Indenture, (d) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the ABL Credit Agreement, if the documents governing such deposits prohibit the granting of a lien on such deposits, (e) that are maintained solely as store accounts maintained for local deposits; provided that the entire balance (other than a nominal amount to cover fees and charges) of all such accounts is swept on the Friday of each week (or if Friday is not a Business Day, on the next succeeding Business Day) into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account (each as defined in the ABL Credit Agreement as in effect on the date hereof) will be an Excluded Account as a result of this clause (e)) and (f) the entire balance of which is swept on each Business Day into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account will be an Excluded Account as a result of this clause (f)), and (ii) other Deposit Accounts, securities accounts, futures accounts or commodities accounts with an aggregate closing daily balance not in excess of $4,000,000 in the aggregate for all such Deposit Accounts, securities accounts, futures accounts or commodities accounts excluded pursuant to this clause (ii); provided that no Concentration Account, Collection Account, Deposit Account included in the Intercompany Cash Pooling Program nor the Company’s Funding Account (as defined in the ABL Credit Agreement as in effect on the date hereof) (regardless of the amount on deposit at any time in such account) shall be an Excluded Account.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Fossil on the Issue Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains a non-wholly owned Subsidiary, (b) any Foreign Subsidiary of Fossil (subject to the immediately following sentence), (c) [reserved], (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the applicable Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) any Subsidiary that is an Immaterial Subsidiary (unless, solely in the case of a Subsidiary organized in the same jurisdiction as an existing Guarantor, Fossil otherwise elects), and (h) subject to clause (x) of the penultimate sentence of this definition, any other Subsidiary with respect to which, in the reasonable good faith judgment of Fossil, the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Noteholders therefrom (provided, that, prior to such determination, Fossil shall have delivered an Officer’s Certificate to the Notes Collateral Agent certifying that such cost or other consequence is excessive in view of the benefits to be obtained by the Noteholders therefrom and, in reasonable detail, the basis for such determination); provided, that, for the avoidance of doubt, all Excluded Subsidiaries as of the date hereof are: Fossil (UK) Global Services LTD, Fossil Global Services India LLP, Fossil Holding, LLC, Fossil International Holdings, Inc., Fossil Services, LLC, Fossil (Gibraltar) Ltd., Katchin, Inc., Fossil Japan, Inc., Katchin GmbH, Fossil Mexico Sa de CV, Servicios Fossil Mexico, S.A. de C.V., Fossil (East) Ltd., Fossil Luxembourg Sarl, Montres Antima SA, Swiss Technology Production SA, Swiss Technology Components AG, Fossil India Private Ltd., Fossil Singapore Pte., Fossil Industries Ltd., Fossil Asia Pacific Ltd., Pulse Time Center Company, Ltd., Pulse Time Center (Shenzhen) Co., Fossil Korea Ltd., Fossil Time Malaysia Sdn. Bhd., Fossil Commercial (Shanghai) Company Ltd., Fossil Trading Shanghai Company Ltd., Fossil Commercial (Shenzhen) Co. Ltd., FDT, Ltd., Fossil (Australia) Pty., Fossil Hong Kong Ltd., Fossil Vietnam, Fossil New Zealand Limited, Fossil (Macau) Limited, Fossil Shares Services GmbH, Fossil Stores Belgium BVBA, Fossil Belgium BVBA, Fossil (Austria) GmbH, Fossil S.L.U., FESCO GmbH, Fossil Italia, S.r.l., Fossil Sweden AB, In Time Distribuicao de Relogios, Sociedad Unipessoal, Lda., Fossil Stores S.r.l., Fossil Denmark A/S, Fossil Norway AS, Fossil France S.A.S., Fossil Stores France, Fast Europe SARL, Latin America Services, Ltd, Fossil Accessories South Africa Pty. Ltd., and Fossil Poland Spolkaz Ograniczona. Notwithstanding the foregoing, (x) no Subsidiary of the Company that Guarantees the 2026 Notes (other than Fossil (UK) Global Services Ltd), the Second-Out Notes, the ABL Credit Agreement or any other Material Indebtedness of Fossil or any Guarantor shall be deemed to be an Excluded Subsidiary and (y) no Subsidiary of Fossil that owns or licenses (other than non-exclusive licenses from Fossil or another Subsidiary granted in the ordinary course of business) any Material Intellectual Property shall be deemed to be an Excluded Subsidiary. Notwithstanding anything to the contrary, after the date hereof, no Guarantor shall constitute an Excluded Subsidiary pursuant to clause (a) of this definition (1) absent a bona fide business purpose (as certified in writing to the Notes Collateral Agent by an Officer of the Company) or (2) in a transaction (or series of related transactions) the primary purpose of which is to release any applicable guaranty.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Fossil in good faith (including as to the value of all non-cash assets and liabilities); provided that, for the avoidance of doubt, in making such determination Fossil shall be entitled to consider and include in making any such determination the results of customary discounts, commissions or other similar discounts or payments pursuant to a private placement or public offering of securities.

“First-Out/Second-Out Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the Trustee, the Notes Collateral Agent, the Second-Out Notes Trustee, Second-Out Notes Collateral Agent, each additional agent from time to time party thereto, and the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“Fiscal Month” means, with respect to Fossil or any of its Subsidiaries, the approximately one-month period ending around the end of each month or such other applicable period, as determined from time to time by Fossil in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

“Fiscal Year” means the fifty–two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.

“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures for such period minus (iii) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by Fossil and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period to (b) Consolidated Fixed Charges for such period.

“Foreign Guarantor” means any Guarantor that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to the accounting period in respect of which reference to GAAP is made and applied in accordance with the consistency requirements thereof.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, the Netherlands, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

“Grantor” means, collectively, Fossil and the Guarantors.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of any such Subsidiary from its Note Guarantee in accordance with the First-Out Notes Indenture, such Subsidiary shall cease to be a Guarantor.

“Guarantor Release Protection Provisions” mean (a) each of the provisions under (i) “The Note Guarantees,” (ii) “Future Guarantors,” and (iii) “Merger and Consolidation,” and (b) the Event of Default described in clause (8) under “Events of Default.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“IAI Investor” means any Noteholder that is an institutional accredited investor who has entered into a non-disclosure agreement with Fossil and that, together with its Affiliates, holds at least 25.0% of the aggregate principal amount of the First-Out Notes then outstanding.

“Immaterial Subsidiary” means any Subsidiary (other than a Guarantor) that, as of the last day of the most recently ended Fiscal Month of Fossil for which financial statements have theretofore been most recently delivered pursuant to “Certain Covenants—Reports”, either individually or together with its Subsidiaries, accounted for less than (x) 5.0% of Total Assets at such date and (y) less than 5.0% of the consolidated revenues of Fossil and its Subsidiaries for the most recent twelve Fiscal Month period ending on or prior to such date for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports”; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of Fossil’s Subsidiaries designated in writing to the Trustee, by an Officer of Fossil to the extent necessary to ensure that Immaterial Subsidiaries and their respective Subsidiaries, in the aggregate, accounted for, at the last day of any Fiscal Month of Fossil for which financial statements have theretofore been most recently delivered pursuant to “Certain Covenants—Reports”, less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of Fossil and its Subsidiaries for the twelve Fiscal Month period ending on such date for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports”.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms ”Incurred,” “Incurring” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others. Notwithstanding the foregoing, Indebtedness shall not include trade payables (including any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person) and related accrued expenses, and related obligations owed to such third party purchaser, incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of Fossil outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Fossil, qualified to perform the task for which it has been engaged.

“Intercompany Cash Pooling Program” means the physical cash pooling in-house banking program described to the ABL Facility Administrative Agent prior to the date hereof, pursuant to which Fossil Europe BV serves as the cash pool master (or in-house bank) for Fossil and its applicable Subsidiaries.

“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement dated as of the Issue Date, by and among Fossil, certain of its Subsidiaries party thereto, the ABL Facility Administrative Agent, the Notes Collateral Agent and the Second-Out Notes Collateral Agent, as the same may be amended in accordance with the terms hereof and thereof.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement, the First-Out/Second-Out Intercreditor Agreement, and any other applicable intercreditor agreement in a form substantially similar to the ABL Intercreditor Agreement or First-Out/Second-Out Intercreditor Agreement, as the case may be.

“Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year commencing with March 15, 2026, to the Stated Maturity of the First-Out Notes.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the issue date of the applicable First-Out Notes and end on and exclude the first Interest Payment Date to occur after the issue date of the applicable First-Out Notes (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Investment” means, with respect to a specified Person, any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of the Company)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Capital Stock or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Capital Stock to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock at the time of the issuance thereof.

For purposes of “—Certain Covenants—Limitation on Restricted Payments”:

(1)	any property transferred to or from a Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(2)

if Fossil or any Subsidiary sells or otherwise disposes of any Voting Stock of any Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of Fossil, Fossil shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“IP Advance” has the meaning given thereto in the ABL Credit Agreement (as in effect on the date hereof).

“IP Advance Amount” means an amount equal to 107.5% of the amount of the IP Advance then outstanding.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of security, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” shall have the meaning and be calculated as set forth in the ABL Credit Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform any of their monetary obligations under the First-Out Notes, the First-Out Notes Indenture, the Security Documents or any Intercreditor Agreement to which it is a party, or (c) the rights of or benefits available to the Trustee, the Notes Collateral Agent or Noteholders under the First-Out Notes, the First-Out Notes Indenture, the Security Documents or any applicable Intercreditor Agreement.

“Material Indebtedness” means Indebtedness (other than letters of credit), or obligations in respect of one or more Hedging Obligations, of any one or more of Fossil and the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Fossil or such Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

“Material Intellectual Property” means intellectual property that is (i) material to the conduct of business of Fossil or any of its Subsidiaries or (ii) necessary or material to permit the Notes Collateral Agent to enforce its rights and remedies under the First-Out Notes Indenture or the Collateral Documents with respect to the Collateral, or the disposition of which would otherwise adversely affect the Net Orderly Liquidation Value Percentage (as defined in the ABL Credit Agreement as in effect on the date hereof) of any Collateral.

“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by Fossil or any Guarantor having a Fair Market Value at the time in excess of $2,500,000.

“Michele Brand” means all right, title, and interest in and to (i) all inventory and all molds for manufacturing finished goods; (ii) marketing assets; (iii) records; (iv) unfulfilled purchase orders, including, without limitation, the right to bill and receive payment for products subject to such unfulfilled purchase orders; (v) all intellectual property; (vi) all rights under transferred contracts; (vii) all goodwill associated with the MICHELE brand and/or the MICHELE assets; (viii) all permits required for the ownership and use of the MICHELE assets, and all pending applications therefor or renewals thereof; (ix) all machinery, equipment and tooling, whether owned or leased; and (x) all currently effective warranties, guaranties, indemnities and similar rights against third parties, if any, solely relating to the MICHELE assets (except to the extent applicable from any sale thereof), in each case used in or for the business of manufacturing, distributing and selling of timepieces under the MICHELE brand and included in an asset purchase agreement, share purchase agreement or similar agreement in connection with the sale of the Company’s MICHELE brand.

“Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received (including after release from any required escrow), but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)

all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, territorial, foreign and local taxes required to be paid or reasonably expected to be paid or accrued as a liability under GAAP (after taking into account any tax credits or deductions that are available or reasonably expected to be available and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	[reserved];

(3)	all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4)

the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Fossil or any Subsidiary after such Asset Disposition;

(5)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets subject to such Asset Disposition at the time of, or within 30 days after, such Asset Disposition; and

(6)

with respect to any Asset Disposition involving a disposition of assets of a Foreign Subsidiary and solely to the extent the proceeds have not been applied to reduce Indebtedness or make capital or other permitted expenditures or investments in accordance with the covenant described under ”—Repurchase at the Option of Noteholders—Asset Sales,” the Net Available Cash attributable to such assets of such Foreign Subsidiary to the extent that the repatriation of such Net Available Cash to Fossil or any of its Domestic Subsidiaries (i) is prohibited, restricted or delayed by applicable laws, rules or regulations or (ii) could reasonably be expected to result in adverse tax consequences to Fossil and its Subsidiaries; provided that Fossil will use commercially reasonable efforts to overcome or eliminate any such restrictions and/or minimize any costs to comply with the covenant described under “—Repurchase at the Option of Noteholders—Asset Sales.”

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note Guarantee” means, individually, any Guarantee of payment of the First-Out Notes and Fossil’s other Obligations under the First-Out Notes Indenture by a Guarantor pursuant to the terms of the First-Out Notes Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Noteholder” means a Person in whose name a First-Out Note is registered on the Registrar’s books.

“Notes Priority Collateral” means all Collateral other than ABL Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral), including, without limitation:

(1)

all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Credit Parties or their Affiliates (other than ABL Priority Collateral described in clause (5) of the definition thereof), and all Capital Stock held by the Credit Parties and other Investment Property (other than any Investment Property constituting ABL Priority Collateral, including Investment Property described in clause 3(y) of the definition of ABL Priority Collateral);

(2)	except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(3)

Notes Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Split-Lien Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

(4)	on and after the Collateral Designation Date, Specified Collateral;

(5)	all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and

(6)

all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“Notes Secured Indebtedness” means all Obligations in respect of the First-Out Notes and the Second-Out Notes.

“Notes Secured Parties” has the meaning set forth in the ABL Intercreditor Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, territorial, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Co-President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President,

the Chief Administrative Officer, the Chief Legal Officer, the Treasurer or Assistant Treasurer or the Secretary of Fossil or any other person authorized by the Board of Directors or, if Fossil is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of Fossil. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of Fossil or a Guarantor, as applicable, and delivered to the Trustee and/or the Notes Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel (including an employee of or counsel to the Company) who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Obligations under the First-Out Notes or the Note Guarantees and is secured by a Lien on the Collateral that has equal Lien priority with respect to the different categories of Collateral under the Lien priorities in any applicable Intercreditor Agreement relative to the First-Out Notes and the Note Guarantees and is senior in priority to the Liens securing any junior lien priority Indebtedness; provided, that, in each case, an Authorized Representative of such Indebtedness shall have executed a joinder to the applicable Intercreditor Agreements in the form provided therein.

“Permitted Acquisition” means the purchase or other acquisition by the Company or any Subsidiary of Capital Stock in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Capital Stock in a Person, such Person will be, upon the consummation of such acquisition, a Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Subsidiary; provided that (i) no Event of Default exists at the date such transaction is consummated, (ii) at the time such transaction is consummated, immediately after giving pro forma effect to such transaction (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to “—Reports”), the Consolidated Leverage Ratio for Fossil and its Subsidiaries shall not exceed 1.50:1.00, (iii) the Company shall promptly deliver information relating to such Permitted Acquisition as the Notes Collateral Agent may reasonably request, and (iv) any such acquisition or Investment shall be subject to the Shared Non-Guarantor Investments Cap.

“Permitted Investment” means an Investment:

(1)	[reserved];

(2)	[reserved];

(3)

consisting of contributions to and borrowings from the cash pool under the Intercompany Cash Pooling Program among the applicable Subsidiaries (other than Fossil and Domestic Guarantors) in the ordinary course of business to fund ordinary course operational needs, including purchasing inventory, paying payroll and funding marketing initiatives; provided that (i) Fossil and the Domestic Guarantors shall not participate in the Intercompany Cash Pooling Program, (ii) all amounts owing under the Intercompany Cash Pooling Program shall be subject to the Intercompany Subordination Agreement at all times, (iii) the aggregate balance at any time (to the extent positive) of (x) outstanding amounts contributed by Fossil and the Guarantors to the cash pool minus (y) outstanding amounts borrowed by Fossil and the Guarantors from the cash pool (the “Net Cash Pooling Investment”) shall be subject to the Shared Non-Guarantor Investments Cap, and (iv) if a Dominion Period (as defined in the ABL Credit Agreement) has occurred and is continuing, Fossil and the Guarantors shall not make any contributions to the cash pool;

(4)

Investments by Fossil and the Subsidiaries in their respective Subsidiaries; provided that (i) such Subsidiaries are Subsidiaries prior to, or have been newly formed with the initial Investment therein being, such Investments and (ii) such Investments shall be subject to the Shared Non-Guarantor Investments Cap;

(5)

loans or advances made by Fossil to any Subsidiary or made by any Subsidiary to Fossil or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by clause (8) of the second paragraph under the covenant entitled “—Certain Covenants—Limitation on Indebtedness” and (ii) such loans and advances shall be subject to the Shared Non-Guarantor Investments Cap;

(6)

Guarantees by Fossil or any Subsidiary of (i) the Obligations and (ii) Indebtedness or other obligations of Fossil or any Subsidiary other than as specified in the foregoing clause (i) including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty; provided that, with respect to the foregoing clause (ii), such Indebtedness shall be subject to the Shared Non-Guarantor Investments Cap;

(7)

by Fossil or any of its Subsidiaries, in cash or in the form of Investments that do not constitute transfers of Collateral, in an aggregate amount outstanding (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally transferred in connection with any Permitted Investment hereunder), together with all other Investments pursuant to this clause (7), at the time of each such Investment not to exceed $5,000,000.

(8)

by Fossil or any of its Subsidiaries in exchange for consideration consisting only of Capital Stock (other than Disqualified Stock) of Fossil or Net Cash Proceeds of a substantially concurrent sale of Capital Stock of Fossil;

(9)

by Fossil or any of its Subsidiaries in receivables owing to Fossil or any Subsidiary and extensions of trade credit, deposits, prepayments and other credits to vendors, suppliers, lessors, processors, materialmen, carriers, warehousemen, mechanics and landlords made in the ordinary course of business;

(10)

by Fossil or any of its Subsidiaries in payroll, commission, travel, entertainment expenses, relocation costs and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice, not to exceed, in the aggregate, $1,000,000 at any time outstanding;

(11)	Investments in cash and Cash Equivalents;

(12)	by Fossil or any of its Subsidiaries as a result of the receipt of settlement of amounts due to Fossil or any Subsidiary effected in the ordinary course of business;

(13)	purchases of assets in the ordinary course of business;

(14)	received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(15)	Permitted Acquisitions;

(16)

by Fossil or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Fossil and its Subsidiaries in connection with such plans;

(17)

by Fossil or any of its Subsidiaries in the ordinary course of business consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such licensing, subleasing, or contributions of intellectual property must either be (i) non-exclusive or (ii) exclusive only within the granted territory;

(18)

by Fossil or any of its Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(19)

by Fossil or any of its Subsidiaries as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Repurchase at the Option of Noteholders—Asset Sales” or any other disposition of assets not constituting an Asset Disposition;

(20)

by Fossil or any of its Subsidiaries in existence on the Issue Date or made pursuant to binding commitments existing on the Issue Date or an Investment consisting of any extension, modification or replacement of any such Investment or binding commitment existing on the Issue Date but, in each case, only to the extent not involving additional advances, contributions or other Investments or other increases thereof;

(21)

by Fossil or any of its Subsidiaries in Hedging Obligations entered into in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(22)	by Fossil or any of its Subsidiaries in respect of Guarantees issued in accordance with “—Certain Covenants—Limitation on Indebtedness”;

(23)

Investments constituting (i) pledges and deposits made (A) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (B) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (A) above, (ii) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (iii) endorsements of instruments for collection or deposit in the ordinary course of business;

(24)	Investments by the Company or any of its Subsidiaries in the form of Unfinanced Capital Expenditures;

(25)	deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted under “—Certain Covenants—Limitation on Indebtedness”;

(26)

the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness.

Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

“Permitted Liens” means, with respect to any Person:

(1)

Liens securing (i) Indebtedness and other obligations permitted to be Incurred under clause (4) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness); provided, that the Liens incurred pursuant to this clause (1) shall rank equal to or junior to the Liens securing the First-Out Notes (including any First-Out Notes issued in connection with the Exchange Offer) pursuant to the terms of the applicable Intercreditor Agreements, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Liens with a junior lien priority, with the First-Out Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien Priority Principles;

(2)

pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(3)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(4)

Liens imposed by law for taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) for which the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(5)

pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(6)

easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary or the ordinary operation of such real property;

(7)

Liens securing Indebtedness permitted to be incurred under (i) clause (1) (provided, that such Liens shall be junior to the Liens on the Notes Priority Collateral securing the First-Out Notes and shall be subject to the ABL Intercreditor Agreement), (ii) clause (2) (provided, that such Liens shall be subject to the First-Out/Second-Out Intercreditor Agreement), and (iii) clause (11) (provided, that such Liens shall be junior to the Liens on the Collateral securing the First-Out Notes and subject to an applicable Intercreditor Agreement), in each case, of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(8)

Liens existing on the Issue Date and other Liens securing Indebtedness Incurred in reliance on clause (5) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”, in each case subject to the Lien Priority Principles;

(9)

customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC or PPSA in respect of payment items in the course of collection ;

(10)

Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(11)	[reserved];

(12)

Liens securing Refinancing Indebtedness Incurred to refinance, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (7), (8), (16), (36), (39), (40) and this clause (12) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; provided, further, that any such Liens shall rank equal to or junior to the Liens securing Indebtedness being refinanced or Incurred in compliance with the First-Out Notes Indenture pursuant to the terms of the applicable Intercreditor Agreements, if applicable, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Liens with a junior lien priority, with any ABL Indebtedness and the First-Out Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien Priority Principles;

(13)

in connection with the sale or transfer of any Capital Stock or other assets in a transaction permitted under “—Repurchase at the option of holders—Asset Sales,” customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(14)

leases, subleases, licenses or sublicenses of real property granted by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(15)	judgment Liens in respect of judgments that do not constitute an Event of Default;

(16)	Liens securing Indebtedness permitted to be incurred under clause (7) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(17)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18)

bankers’ liens upon deposits of funds in favor of banks or other depository institutions (including any right of pledge or right of set-off arising under the general banking conditions of any bank in relation to deposit accounts maintained in the Netherlands), solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(19)

any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Issue Date prior to the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(20)	[reserved];

(21)	Liens arising from precautionary UCC or PPSA financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(22)

Liens securing (i) Indebtedness and other obligations permitted to be Incurred under clause (21) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness);

(23)	[reserved];

(24)

any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to the Company or any Subsidiary, in each case in the ordinary course of business of the Company and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(25)	[reserved];

(26)	Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(27)

the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown in right of Canada or any province thereof of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(28)

Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers, credit card processors or merchant service providers for mobile or digitized payment methods to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer, credit card processor, or merchant service provider incurred in the ordinary course of business as a result of fees, charges, expenses and chargebacks;

(29)

(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(30)

Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(31)

Liens arising from real property title defects or irregularities which are of a minor nature and which do not materially detract from the value of the real property or impair the use thereof in the ordinary conduct of business;

(32)	other Liens that are contractual rights of setoff;

(33)

in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Capital Stock in any Person that is not a Subsidiary, any encumbrance or restriction, including any options, put and call arrangements, rights of first refusal and similar rights related to Capital Stock in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(34)

Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(35)	Liens securing Hedging Obligations permitted to be incurred pursuant to clause (22) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(36)

any Lien on assets of any Foreign Subsidiary (other than a Foreign Guarantor) securing Indebtedness of such Foreign Subsidiary (other than a Foreign Guarantor) permitted by clause (6)(ii) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and obligations relating thereto not constituting Indebtedness;

(37)	Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(38)

Liens on amounts deposited to secure obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV);

(39)	Deposits of cash collateral securing letters of credit permitted under clause (19) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”; and

(40)

in addition to the items referred to in clauses (1) through (39) above, Liens securing Indebtedness of Fossil and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Liens securing Indebtedness pursuant to this clause (40) at any one time, does not exceed $10,000,000.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Note Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prior Claims” means (a) all liabilities and obligations of any Canadian Guarantor secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens securing the Obligations, including claims for utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the Income Tax Act (Canada), as amended, excise taxes, goods and services taxes (“GST”) and harmonized sales taxes (“HST”) payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of a laborer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the Bankruptcy and Insolvency Act (Canada)), amounts due and not paid for inventory subject to rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or other applicable law (generally known as the “30-day goods rule”), vacation pay, severance pay, employee source deductions, workers’ compensation obligations or pension fund obligations (including claims in respect of, and all amounts currently or past due and not contributed, remitted or paid to, or pursuant to, a Canadian pension plan, any Canadian pension laws and any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to any Canadian pension plan, including “normal cost”, “special payments” and any other payments in respect of any funding deficiency or shortfall); and (b) with respect to any German Guarantor, any reserve for amounts secured by any liens or other security interests whatsoever, choate or inchoate, which rank or are capable of ranking in priority to the liens granted to secure or for other claims and/or deductions for the Obligations, including without limitation, any such amounts due and not paid for wages, or vacation pay, severance pay, employee deductions, income tax, insolvency costs, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property), sales tax and pension obligations.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the First-Out Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Fossil (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange or replacement for, or to refund, refinance, replace, exchange, renew, repay, prepay, purchase, redeem, defease, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, ”refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the First-Out Notes Indenture (including additional Indebtedness Incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness or Incurred in connection with a repurchase, redemption or similar transaction, whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case including by exchange offers and private exchanges; provided, however, that:

(1)	the Stated Maturity of such Refinancing Indebtedness shall not be earlier than that of the Indebtedness being refinanced;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay fees, premiums or costs with respect to the instruments governing such existing Indebtedness or tender premiums, defeasance costs, accrued interest and fees and expenses in connection with any such refinancing);

(4)

if the Indebtedness being refinanced is Subordinated Obligations, Guarantor Subordinated Obligations, or otherwise subordinated in right of payment to the First-Out Notes or the Note Guarantees, such Refinancing Indebtedness is Subordinated Obligations, Guarantor Subordinated Obligations, or subordinated in right of payment to the First-Out Notes or the Note Guarantees, respectively, on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being refinanced;

(5)

if the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refinanced (and if the Indebtedness being refinanced is unsecured, the Refinancing Indebtedness Incurred in respect of such Indebtedness may not be secured with any Liens);

(6)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of Fossil or a Guarantor;

(7)	Refinancing Indebtedness shall not be Guaranteed or secured by additional guarantors or collateral, respectively, relative to the refinanced Indebtedness; and

(8)	Refinancing Indebtedness shall not have a greater ranking or payment priority than the Indebtedness being refinanced.

“Restricted Investment” means any Investment other than a Permitted Investment.

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Second-Out Notes” means Fossil’s 7.500% Senior Secured Notes due 2029 issued on or about the Issue Date.

“Second-Out Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Second-Out Notes Indenture

“Second-Out Notes Indenture” means that certain Indenture, dated as of the Issue Date, among Fossil, the Guarantors, the Second-Out Notes Trustee and the Second-Out Notes Collateral Agent.

“Second-Out Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Second-Out Notes Indenture.

“Secured Indebtedness” means any Indebtedness of Fossil or any of its Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more series of Secured Indebtedness (or their respective Authorized Representative) hold a valid and perfected security interest at such time.

“Shared Non-Guarantor Investments Cap” means that the sum of (i) the aggregate amount of Investments by (x) Fossil and the Guarantors in, and loans and advances by Fossil and the Guarantors to, and Guarantees by Fossil and the Guarantors of Indebtedness and other obligations of, Subsidiaries that are not Guarantors and (y) Fossil and the Domestic Guarantors in, and loans and advances by Fossil and the Domestic Guarantors to, and Guarantees by Fossil and the Domestic Guarantors of Indebtedness and other obligations of, Foreign Guarantors, in each case of this clause (i), pursuant to clauses (4), (5) and (6) of the definition of “Permitted Investments”, (ii) solely to the extent positive, the Net Cash Pooling Investment, and (iii) the aggregate amount of consideration paid by Fossil and the Guarantors in connection with Permitted Acquisitions of Subsidiaries that do not become Guarantors, shall not exceed $10,000,000 at any time outstanding.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Fossil within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by Fossil and its Subsidiaries on the Issue Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by Fossil and its Subsidiaries on the Issue Date, in each case, as determined in good faith by Fossil.

“Specified Collateral” means that portion of the Collateral consisting of Intellectual Property Collateral (as defined in the ABL Intercreditor Agreement).

“Specified Indebtedness” means Subordinated Obligations, Guarantor Subordinated Obligations, unsecured Indebtedness, and Indebtedness secured on a junior basis to the Liens securing the Obligations in respect of the First-Out Notes.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of Fossil (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the First-Out Notes (including any Notes issued in connection with the Exchange Offer) pursuant to its terms.

“Subsidiary” of any Person means (1) any corporation, unlimited liability company, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Fossil.

“Super Priority First-Out Notes” means the additional First-Out Notes having the payment priority specified under “Events of Default–Priorities”.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. A Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Total Assets” means, at any date of determination, the consolidated total assets of Fossil as of the last day of the most recent Fiscal Month of Fossil for which financial statements have theretofore been most recently delivered pursuant to “Certain Covenants—Reports” as adjusted to any pro forma event occurring pursuant to the terms of the First-Out Notes Indenture since such date.

“Transaction Support Agreement” means that certain Transaction Support Agreement dated August 13, 2025, among Fossil, certain of its subsidiaries and the supporting noteholders party thereto.

“Transactions” means those certain transactions contemplated by the Transaction Support Agreement and this registration statements.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unfinanced Capital Expenditures” means capital expenditures (a) not financed with the proceeds of any incurrence of long-term Indebtedness (other than the incurrence of any loans, Capital Lease Obligations or Synthetic Lease Obligations) or the proceeds of any sale or issuance of Capital Stock or equity contributions, and (b) that are not reimbursed by a third person (excluding Fossil or any Guarantor or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. For the avoidance of doubt, Unfinanced Capital Expenditures shall include capital expenditures financed with the proceeds of any loans, Capital Lease Obligations or Synthetic Lease Obligations.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Use Period” means the period commencing on the date that the ABL Collateral Agent or an agent acting on its behalf furnish the Notes Collateral Agent with an enforcement notice under the ABL Credit Agreement and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Collateral Agent, the other ABL Secured Parties or Fossil or any Guarantor (with the consent of the ABL Collateral Agent) from commencing and continuing to exercise any remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180- day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

DESCRIPTION OF THE SECOND-OUT NOTES

Description of Second-Out Notes

On the settlement date for the Exchange Offer (the “Issue Date”), Fossil will issue up to $60,127,395 aggregate principal amount of 7.500% Second-Out Second Lien Secured Notes due 2029 (the “Second-Out Notes”) pursuant to the Exchange Offer under the Indenture (the “Second-Out Notes Indenture”), to be dated as of the Issue Date, among itself, the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”).

Following the Issue Date, Fossil may issue additional Second-Out Notes pursuant to, and subject to compliance with the terms of, the Second-Out Notes Indenture. Such additional Second-Out Notes will be part of the same issue as the Second-Out Notes issued on the Issue Date, except that to the extent such other additional Second-Out Notes are not fungible for U.S. federal income tax purposes with the Second-Out Notes issued on the Issue Date, such additional Second-Out Notes will, trade under different CUSIPs. Your ability to transfer the Second-Out Notes may be limited by the absence of active trading markets and active trading markets may not develop for the Second-Out Notes, in which case you may be unable to sell the Second-Out Notes or to sell them at a price you deem sufficient.

This Description of the Second-Out Notes is intended to be a useful overview of the material provisions of the Second-Out Notes, the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements. Since this Description of the Second-Out Notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the Seond-Out Notes, the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements. You should refer to the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements for a complete description of the obligations of Fossil, the Guarantors and your rights. Fossil will make copies of the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements available to the Noteholders and to prospective investors upon request.

You will find the definitions of capitalized terms used in this description under the heading “—Certain Definitions.” For purposes of this “Description of the Second-Out Notes,” references to “Fossil,” the “Company,” “we,” “our” and “us” refer only to Fossil Group, Inc. and not to any of its Subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in other sections of this prospectus, the Second-Out Notes Indenture, or the Intercreditor Agreements, as applicable.

General

The Second-Out Notes

The Second-Out Notes are general senior obligations of Fossil and will:

•	mature on June 30, 2029;

•	be unconditionally Guaranteed on a senior basis by each Guarantor, subject to the Guaranty and Security Principles (as defined below). See “—Note Guarantees”;

•	be issued in denominations of $1.00 and integral multiples of $1.00 in excess thereof;

•

be secured by Liens on all or substantially all assets of Fossil, including second-priority Liens on Notes Priority Collateral and third-priority Liens on ABL Priority Collateral, in each case, to the maximum extent permitted by law, subject to the Guaranty and Security Principles and any applicable Intercreditor Agreement;

•	rank equally in right of payment with any existing and future senior Indebtedness of Fossil other than the First-Out Notes;

•

be effectively senior to (i) all unsecured Indebtedness and any future junior lien priority Indebtedness of Fossil (other than any junior lien priority Indebtedness that ranks pari passu with the Second-Out Notes) to the extent of the value of the Collateral (after giving effect to any Permitted Liens) and (ii) the ABL Indebtedness with respect to the value of Notes Priority Collateral;

•	be effectively equal to Fossil’s Obligations under any Pari Passu Secured Indebtedness;

•	be effectively junior to the ABL Indebtedness with respect to the value of the ABL Priority Collateral;

•	be senior in right of payment to any future Subordinated Obligations of Fossil, including the 2026 Notes;

•	be junior to the First-Out Notes, subject to the First-Out/Second-Out Intercreditor Agreement; and

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

The designation of a Subsidiary as an “unrestricted subsidiary” or similar Subsidiary that is not subject to the covenants summarized under “—Certain Covenants” or the Events of Default summarized under “—Events of Default” is not permitted under the Second-Out Notes Indenture, and all of our Subsidiaries are expected to be subject to the restrictive covenants in the Second-Out Notes Indenture, as applicable.

As of July 5, 2025, after giving effect to the Exchange Offer and the Rights Offering (assuming 100% participation in the Exchange Offer and the Rights Offering) and the Supporting Holders Exchange (including the related private placement) and the use of proceeds therefrom:

•	we would have had approximately $180 million of total Indebtedness (consisting of the First-Out Notes);

•	we would have had approximately $30 million of undrawn commitments under the ABL Facility; and

•

our Non-Guarantor Subsidiaries would have had approximately $186 million of liabilities (including debt and trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the First-Out Notes.

Although the Second-Out Notes Indenture will restrict the incurrence of additional Indebtedness, these restrictions are and will be subject to a number of qualifications and exceptions and the additional Indebtedness incurred in compliance with these restrictions could be substantial.

The Note Guarantees

Each of the Note Guarantees will:

•	be a general senior obligation of each Guarantor;

•

be secured by Liens on all or substantially all assets of the Guarantors, including second-priority Liens on Notes Priority Collateral and third-priority Liens on ABL Priority Collateral, in each case, to the maximum extent permitted by law, subject to the Guaranty and Security Principles and any applicable Intercreditor Agreement

•	rank equally in right of payment with any existing and future senior Indebtedness of each such Guarantor other than the First-Out Notes;

•

be effectively senior to (i) all unsecured Indebtedness and any future junior lien priority Indebtedness of each such Guarantor (other than any junior lien priority Indebtedness that ranks pari passu with the Second-Out Notes) to the extent of the value of the assets of such Guarantor that are Collateral (after giving effect to any Permitted Liens) and (ii) the ABL Indebtedness with respect to the value of Notes Priority Collateral;

•	be effectively equal to each such Guarantor’s Obligations under any Pari Passu Secured Indebtedness;

•	be effectively junior to the ABL Indebtedness with respect to the value of the ABL Priority Collateral;

•	be senior in right of payment to any future Guarantor Subordinated Obligations of the applicable Guarantor;

•	be junior to the First-Out Notes, subject to the First-Out/Second-Out Intercreditor Agreement; and

•	be structurally subordinated to all liabilities of any Non-Guarantor Subsidiary.

Although the Second-Out Notes Indenture will limit the amount of Indebtedness that Fossil and its Subsidiaries may Incur, they may Incur additional Indebtedness, a portion of which may be secured or structurally senior to the Second-Out Notes.

For the fiscal year ended December 28, 2024, Fossil’s Non-Guarantor Subsidiaries would have represented approximately 35% of our third-party net sales. As of July 5, 2025 after giving effect to the Exchange Offer, the Rights Offering, and the Supporting Holders Exchange (including the related private placement), Fossil’s Non-Guarantor Subsidiaries would have represented approximately 40% of our total assets (excluding intercompany assets) and had approximately $186 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Interest

Interest on the Second-Out Notes will:

•	accrue at the fixed rate of 7.500% per annum;

•	accrue from the Issue Date or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on March 15, 2026;

•	be payable to the Noteholders of record at the close of business on March 1, June 1, September 1 and December 1 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Second-Out Notes; Paying Agent and Registrar

We will pay, or cause to be paid, the principal, premium, if any, and cash interest on the Second-Out Notes (in accordance with the terms hereof) at the office or agency designated by Fossil, except that we may, at our option, pay any such cash interest on the Second-Out Notes by check mailed to Noteholders at their registered address set forth in the registrar’s books. We have initially designated the corporate trust office of the Trustee to act as our paying agent (the “Paying Agent”) and registrar (the “Registrar”). We may, however, change the Paying Agent or Registrar without prior notice to the Noteholders, and Fossil or any of its Subsidiaries may act as Paying Agent or Registrar.

We will pay the principal, premium, if any, and interest on, Second-Out Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Noteholder of such global note.

Transfer and Exchange

A Noteholder may transfer or exchange Second-Out Notes in accordance with the Second-Out Notes Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Fossil, the Trustee or the Registrar for any registration of transfer or exchange of Second-Out Notes, but Fossil may require a Noteholder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Second-Out Notes Indenture. Fossil is not required to transfer or exchange any Note selected for redemption or tendered for repurchase in connection with an offer to purchase all of the Second-Out Notes in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part. Also, Fossil is not required to transfer or exchange any Note for a period of 15 days before the day of any selection of Second-Out Notes to be redeemed.

The registered Noteholder of a Second-Out Note will be treated as the owner of it for all purposes.

Optional Redemption

Fossil may, on any one or more occasions, redeem the Second-Out Notes, in whole or in part, upon not less than 10 nor more than 60 days’ notice mailed or otherwise sent to each Noteholder in accordance with the applicable procedures of DTC, at the redemption price of 100.000% (expressed as a percentage of principal amount of the Second-Out Notes to be redeemed), plus accrued and unpaid interest on the Second-Out Notes, if any, to, but excluding, the applicable date of redemption.

If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of Second-Out Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to Noteholders whose Second-Out Notes will be subject to redemption by Fossil.

In the case of any partial redemption, selection of the Second-Out Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Second-Out Notes are listed or, if the Second-Out Notes are not listed, then on a pro rata basis, by lot in accordance with the applicable procedures of DTC or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Second-Out Note of a minimum denomination of $1.00 in principal amount or less will be redeemed in part. If the Second-Out Notes are to be redeemed in part only, the notice of redemption relating to such Second-Out Notes will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Noteholder thereof upon cancellation of the original note.

Any redemption notice may, at Fossil’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Fossil’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Unless Fossil defaults in the payment of the redemption price, interest will cease to accrue on the Second-Out Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption; Open Market Purchases

Fossil is not required to make any mandatory redemption or sinking fund payments with respect to the Second-Out Notes. However, under certain circumstances, Fossil may be required to offer to purchase the Second-Out Notes as described under the caption “—Repurchase at the Option of Noteholders.”

Fossil may acquire Second-Out Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise. For the avoidance of doubt, such transactions shall not be deemed to be a redemption or otherwise subject to the provisions of the Second-Out Notes Indenture governing redemptions of the Second-Out Notes.

Note Guarantees

On the Issue Date, all Subsidiaries of the Company (other than Excluded Subsidiaries), to the maximum extent permitted by, but subject in all respects to, applicable law (including limitations as to capital maintenance, financial assistance, corporate benefit, exclusion of matters which might be deemed contra legem, director and officer fiduciary and other similar legal duties) and subject in all respects to customary enforcement limitation language and materiality considerations set forth in the Second-Out Notes Indenture (the “Guaranty and Security Principles”), will Guarantee the Second-Out Notes. The Guarantors will, jointly and severally, irrevocably and unconditionally (subject to the Guaranty and Security Principles) guarantee, on a senior basis, Fossil’s Obligations under the Second-Out Notes and all Obligations under the Second-Out Notes Indenture. Such Guarantors will, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Paying Agent or the Notes Collateral Agent in enforcing any rights under the Note Guarantees. The Note Guarantees will be secured by Liens, with the priority of such Liens conforming to the Lien Priority Principles, subject to Permitted Liens, on the Collateral of each applicable Guarantor (which Collateral will also secure the ABL Facility, with the priority of such Liens in each case conforming to the Lien Priority Principles). Notwithstanding the foregoing, with respect to any Excluded Subsidiary that is an Excluded Subsidiary because it is restricted or prohibited from guaranteeing the Second-Out Notes on the Issue Date, such Excluded Subsidiary will promptly execute a supplemental indenture following the date it is no longer an Excluded Subsidiary to provide a Guarantee of the Second-Out Notes.

Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the Second-Out Notes Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a preference, fraudulent conveyance or fraudulent transfer under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Our Indebtedness—Applicable fraudulent transfer laws may permit a court to void the New Notes or the guarantees thereof and any related security, and if that occurs, you may not receive any payments on the notes.” Additionally, for more information regarding the Guarantees provided by certain Guarantors located in Canada, Germany, England and Wales, the Netherlands and Switzerland, see “Limitations on Validity and Enforceability of the Guarantees and the Security Interests and Certain Insolvency Law Considerations.”

The Second-Out Notes Indenture will provide that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged upon:

(1)

(a)any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of the Second-Out Notes Indenture;

(b)	the consent of the Noteholders in accordance with the provisions under the caption “—Amendments and Waivers”;

(c)	Fossil’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance”;

(d)	the satisfaction and discharge of Fossil’s obligations under the Second-Out Notes Indenture in accordance with the terms of the Second-Out Notes Indenture;

(e)

such Guarantor becoming an Excluded Subsidiary under the definition of “Excluded Subsidiary”; provided that no Default or Event of Default shall have occurred or be continuing immediately after giving effect thereto; and

(f)

the release, discharge or termination of the guarantee by or direct obligations of such Guarantor under the ABL Credit Agreement, the First-Out Notes Indenture or, in each case, any replacement thereof; and

(2)

in the case of clauses (1)(a), (b), (c), (d), (e) and (f) above, the Company delivering to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Second-Out Notes Indenture relating to such transaction or release have been complied with.

At the written request of Fossil, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release and discharge in respect of the applicable Guarantee.

In the event that any released Guarantor (in the case of clause 1(b) above) thereafter borrows money or guarantees any other Indebtedness for borrowed money of Fossil or any Guarantor, the terms of the consent described in clause 1(b) may provide that such former Guarantor will again provide a Note Guarantee if required pursuant to the covenant described under “Certain Covenants—Future Guarantors.”

Collateral

Assets Pledged as Collateral

The Second-Out Notes will be secured, to the maximum extent permitted by law, by second-priority Liens on the Notes Priority Collateral and third-priority Liens on the ABL Priority Collateral, which shall constitute substantially all of the assets of Fossil and the Guarantors (with the exception of Excluded Property (as defined below)), in each case, subject to Permitted Liens (collectively, the “Lien Priority Principles”), certain perfection requirements and the Guaranty and Security Principles.

The Collateral will exclude certain property (the “Excluded Property”) including, without limitation:

(1)

(x) any fee-owned real property that is (i) located outside the United States, (ii) excluded to the extent that security interests over such assets would result in material adverse tax treatment, or (iii) not Material Real Property and (y) all leasehold interests in real property (it being understood that there shall be no requirement to obtain leasehold mortgages/deeds of trusts, landlord waivers, estoppels, collateral access letters or similar third-party agreements or consents);

(2)	motor vehicles, aircrafts, vessels and other goods subject to certificates of title (in each case except to the extent perfection can be accomplished through the filing of UCC-1 financing statements);

(3)

letter of credit rights with a value of less than $500,000 (except to the extent (x) perfection can be accomplished through the filing of UCC-1 financing statements or (y) the Notes Collateral Agent has obtained control over such letter of credit rights or has possession of the applicable letter of credit in accordance with the Second-Out Notes Indenture) and Commercial Tort Claims with a value of less than $750,000;

(4)

pledges and security interests prohibited by applicable law, rule or regulation (including the requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and PPSA of any applicable jurisdiction;

(5)

Capital Stock in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents (for so long as such Person remains a non-wholly owned Subsidiary) (the interests so excluded in the immediately preceding clause being collectively referred to herein as the “Excluded Equity Interests”);

(6)

any lease, permit, license (including Licenses) or other agreement or any property subject to a purchase money security interest or similar arrangement permitted by the Second-Out Notes Indenture to the extent that a grant of a security interest therein would violate, invalidate, be prohibited or restricted or constitute a default under such lease, permit, license (including Licenses) or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and PPSA of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or PPSA of any applicable jurisdiction notwithstanding such prohibition; provided that, in the case of any Licenses, the foregoing shall only apply to Licenses granted by unaffiliated third parties to Fossil or any Guarantor.

(8)	“intent-to-use” trademark or service mark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(9)

any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction

(10)

any property subject to a Lien existing at the time such property was acquired that is permitted by the covenant described under “—Certain Covenants—Limitation on Liens” of the Second-Out Notes Indenture to the extent and for so long as such contract or other agreement in which such Lien is granted prohibits a security interest or pledge on such property, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; and

(11)

any Excluded Accounts (other than the Deposit Accounts, securities accounts or commodities accounts referenced in clause (i)(e), (i)(f) or clause (ii) of the definition of “Excluded Accounts” (but excluding, in the case of such clause (ii), Deposit Accounts and securities accounts that participate in the Intercompany Cash Pool));

provided, however, that Excluded Property shall not include any property that is pledged to secure obligations arising in respect of the ABL Facility or the First-Out Notes Indenture (whether pursuant to the terms at such time of the foregoing or any related documents and other than in accordance with the Guaranty and Security Principles).

In addition, the Second-Out Notes are not secured by any of the assets of any Non-Guarantor Subsidiary. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Other Indebtedness—The New Notes and the guarantees will be structurally subordinated to the indebtedness and other obligations of the subsidiaries of the Company that are not guarantors.”

Consistent with the Guaranty and Security Principles, separate agents have been or will be designated to hold security interests on the applicable collateral, in each case, for each of the ABL Facility, the First-Out Notes and the Second-Out Notes, resulting in separate liens which will be subject to the applicable lien priorities described under “Description of the First-Out Notes—Intercreditor Agreements”. To the extent the creation of separate security interests on the same property is not possible, customary or practicable under applicable local law with respect to certain property (including, without limitation, in the case of security established by way of transfer of title), or for administrative purposes (or any other reason) as agreed by the applicable parties, one single agent will hold a single lien on such property to secure all obligations with respect to the ABL Facility, the First-Out Notes and the Second-Out Notes, and the applicable lien priorities described under “Description of the First-Out Notes—Intercreditor Agreements” will be established through contractual arrangements.

Collateral Documents

Fossil, the Guarantors and the Notes Collateral Agent shall enter into the Collateral Documents setting out the terms of the security interests that secure the payment and performance when due of all of the Obligations of Fossil and the Guarantors under the Second-Out Notes, the Second-Out Notes Indenture, the Note Guarantees and the Collateral Documents, as provided in the Collateral Documents. Certain security interests in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. Fossil and the Guarantors will do or cause to be done all acts and things that may be required to have all security interests in the Collateral duly created and enforceable and perfected on or promptly following the Issue Date, but in any event no later than 60 days following the Issue Date; provided, however, that with respect to the creation and perfection of the security interests in property with respect to which a Lien may be perfected by the filing of a Uniform Commercial Code financing statement (or equivalent), such creation and the filing of the Uniform Commercial Code financing statement (or equivalent) shall be required on the Issue Date. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Other Indebtedness—Your rights in the Collateral for the New Notes may be adversely affected by any failure to perfect the security interest in the Collateral and other issues generally associated with the realization of security interests in Collateral.”

When entering into the Collateral Documents, each collateral agent will act in its own name for the benefit of the applicable secured parties and also (except where the Collateral Documents only secure the “parallel debt” created under the applicable Intercreditor Agreement and owed to such collateral agent) as a representative of the secured parties (including the holders from time to time).

Intercreditor Agreements

See the section entitled “Description of the First-Out Notes—Intercreditor Agreements” for a description of the material terms of the First-Out/Second-Out Intercreditor Agreement and the ABL Intercreditor Agreement, including provisions relating to the relative rights of the holders of First-Out Notes and Second-Out Notes, the priority of claims in the event of enforcement actions, the allocation of collateral proceeds and certain waivers and amendments under the Second-Out Notes Indenture and related note documents. See “Risk Factors—Risks Related to the Notes, Our Guarantees and Other Indebtedness—The Second-Out Notes will be secured by liens that effectively rank junior to the First-Out Notes and other indebtedness.”

Certain Covenants with Respect to the Collateral

The Collateral will be pledged pursuant to the Collateral Documents and the Second-Out Notes Indenture. The Intercreditor Agreements, the Collateral Documents and the Second-Out Notes Indenture contain provisions relating to the administration, preservation and disposition of the Collateral. The following is a summary of some of the covenants and provisions set forth in the Intercreditor Agreements, the Collateral Documents and the Second-Out Notes Indenture as they relate to the Collateral.

Maintenance of collateral. The Second-Out Notes Indenture, subject to certain exceptions, provides that Fossil and its Subsidiaries (other than an Immaterial Subsidiary) shall maintain all property that is material to the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Second-Out Notes Indenture, the Intercreditor Agreements and/or the applicable Collateral Documents, subject to certain exceptions, also provides that Fossil and the Guarantors shall pay or cause to be paid all taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which Fossil or such Guarantor has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

The Second-Out Notes Indenture, subject to certain exceptions, provides that Fossil and its Subsidiaries shall maintain, with financially sound and reputable insurance companies having a financial strength rating of at least

A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, product liability and product recall insurance) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

Impairment of collateral. Subject to the rights of the holders of any senior Liens and to the provisions governing the release of Collateral as described under “—Use and Release of Collateral,” Fossil will not, and will not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders, unless such action or failure to take action is otherwise permitted by the Second-Out Notes Indenture, Intercreditor Agreements or the Collateral Documents.

After-Acquired collateral. Subject to the Guaranty and Security Principles, from and after the Issue Date, if Fossil or any Guarantor acquires any property or asset required to be pledged as Collateral, including any Material Real Property, it must promptly execute and deliver, as applicable, such security instruments and financing statements, and, with respect to any Material Real Property, Mortgages, opinions of counsel, surveys and title insurance policies as required under the section below entitled “—Real estate mortgages and filings” as are required under the Second-Out Notes Indenture and Collateral Documents, to the extent, and substantially in the form, delivered on the Issue Date or, in the case of Mortgages, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority, in each case, in the manner and to the extent set forth in the Intercreditor Agreements upon such property or asset as security for the Second-Out Notes and the Note Guarantees and thereupon all provisions of the Second-Out Notes Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Further assurances. Fossil and the Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Notes Collateral Agent may from time to time reasonably request, to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the applicable Collateral Documents for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders (subject to Permitted Liens). Such security interests and Liens will be created under the Collateral Documents and, to the extent necessary, other security agreements and other instruments and documents in form reasonably satisfactory to the Notes Collateral Agent.

Real estate mortgages and filings. With respect to any Material Real Property owned by Fossil or a Guarantor in the United States on the Issue Date or acquired by Fossil or a Guarantor in the United States after the Issue Date that forms a part of the Collateral (individually and collectively, the “Premises”), by the Issue Date or within thirty (30) days following the date of acquisition (which period may be extended in the reasonable good faith determination of the Company), as applicable:

(1)

Fossil or such Guarantor shall deliver to the Notes Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Noteholders, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of the Second-Out Notes Indenture and/or the Collateral Documents, duly executed by Fossil or such Guarantor, suitable for recording in all recording offices, with such terms that are necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements;

(2)

the Notes Collateral Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Notes Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(3)

Fossil or the Guarantors shall deliver to the Notes Collateral Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clauses (1) and (2) above.

With respect to any fee interest in any Premises owned by Fossil or a Guarantor outside the United States on the Issue Date or acquired by Fossil or a Guarantor outside the United States after the Issue Date that forms a part of the Collateral, Fossil or such Guarantor will be required to take such steps to grant a perfected security interest therein and provide such deliverables as are customary under applicable local law, in each case, to the extent and within the time periods set forth in the Guaranty and Security Principles.

Conflicts

Notwithstanding any contrary provision in the Second-Out Notes Indenture, the Second-Out Notes Indenture is subject to the provisions of the Collateral Documents and the Intercreditor Agreements. Fossil, the Guarantors, the Trustee, the Notes Collateral Agent and, by their acceptance of the Second-Out Notes, the Noteholders have and will acknowledge and agree to be bound by the provisions of the Collateral Documents and the Intercreditor Agreements.

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Notes Collateral Agent and the distribution of the net proceeds of any such sale to the Noteholders of the Second-Out Notes, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreements. The Intercreditor Agreements impose restrictions upon the ability of the Notes Collateral Agent to pursue foreclosure. See “Description of the First-Out Notes—Intercreditor Agreements.” In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full Fossil’s and the Guarantors’ obligations under the Notes and the Note Guarantees.

Information Regarding Collateral

Fossil will furnish to the Notes Collateral Agent, with respect to Fossil or any Guarantor, promptly (and in any event within 30 days of such change or such longer period as then permitted under that facility (for purposes of this paragraph, the “controlling facility”) governing that series of Indebtedness for which the “controlling” collateral agent for any applicable Intercreditor Agreement acts as “collateral agent”) written notice of any change in such Person’s (i) corporate or organization name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. Fossil and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within 30 days following such change (or such longer period as then permitted under the controlling facility) or within any applicable statutory period, under the Uniform Commercial Code and any other applicable laws that are required in the Collateral Documents in order for the Collateral to be made subject to the Lien of the Notes Collateral Agent under such Collateral Documents in the manner and to the extent required by the Second-Out Notes Indenture or any of the Collateral Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by such Collateral Documents. Fossil also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned in a manner which would reasonably be expected to have a material adverse effect.

Certain Bankruptcy Limitations

The rights of the Notes Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy or other insolvency laws in the event that a bankruptcy case were to be commenced by or against Fossil or any Guarantor prior to the Notes Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code or certain other Bankruptcy Laws, a secured creditor such as the Notes Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, or from exercising other remedial action, without bankruptcy court approval. Moreover, the Bankruptcy Code and certain Bankruptcy Laws permit the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad equitable powers of a U.S. and foreign bankruptcy courts, it is impossible to predict how long payments under the Second-Out Notes could be delayed following commencement of a bankruptcy case, whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the provision of “adequate protection.”

The Bankruptcy Code and certain Bankruptcy Laws permit only the payment and/or accrual of post-petition or post-filing interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if Fossil or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the debtor in a bankruptcy case, including, without limitation, transfers held to be preferences, fraudulent transfers, transfers at undervalue or fraudulent conveyances.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Second-Out Notes after payment of any priority claims, the Noteholders would hold secured claims only to the extent of the value of the Collateral to which the Noteholders are entitled, and unsecured claims with respect to such shortfall.

Use and Release of Collateral

Unless an Event of Default shall have occurred and be continuing, Fossil and the Guarantors will be entitled to exercise any voting, dividend and other consensual rights pertaining to all Capital Stock pledged pursuant to the Collateral Documents and to remain in possession, to the maximum extent permitted by the relevant governing law, and retain exclusive control over the Collateral (other than as set forth in the Collateral Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Collateral Documents will, however, generally require Fossil and the Guarantors to deliver to the Notes Collateral Agent to maintain in its possession certificates evidencing stock pledged and instruments evidencing certain Indebtedness (in excess of certain monetary thresholds) pledged, in order to perfect the security interest therein to the extent constituting Notes Priority Collateral, and the Intercreditor Agreements will provide for the Notes Collateral Agent to act as bailee to perfect the Lien on such stock and instruments and any other Shared Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Noteholders and the ABL Collateral Agent and the other ABL Creditors solely for the purpose of perfecting the security interest granted under the applicable security documents. The above is subject to local law requirements which might in some respects deviate from the general rules described.

The Liens on the Collateral will be released with respect to the Second-Out Notes and the applicable Note Guarantees:

(1)	in whole, upon payment in full of the principal of, accrued and unpaid interest, including premium, if any, on such Second-Out Notes;

(2)	in whole, upon satisfaction and discharge of the Second-Out Notes Indenture;

(3)	in whole, upon a legal defeasance or covenant defeasance as set forth under “—Defeasance”;

(4)	in whole or in part, in accordance with the applicable provisions of the Collateral Documents, the Intercreditor Agreements and the Second-Out Notes Indenture;

(5)

in respect of all or substantially all of the Collateral, with the consent of Noteholders holding 66 2/3% of the aggregate principal amount of outstanding Second-Out Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Second-Out Notes);

(6)	with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee, as set forth under “—Note Guarantees”;

(7)	to enable the disposition of property or other assets that constitute Collateral to the extent not prohibited under the covenant discussed under “—Certain covenants—Asset Sales”; and

(8)	upon such property or other asset being released in respect of the Liens securing the Obligations under the First-Out Notes, the ABL Credit Agreement, or in each case, any replacement thereof,

provided that, in the case of any release in whole pursuant to clauses (1), (2), (3) and (4) above, all amounts owing to the Trustee and Notes Collateral Agent under the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantee, the Collateral Documents and the Intercreditor Agreements shall have been paid prior to such release.

Fossil and each Guarantor will furnish to the Notes Collateral Agent the documents, certificates and opinions that may be required, if any, under the Second-Out Notes Indenture and Collateral Documents in connection with any such release, filing or other action.

Upon compliance by Fossil or the Guarantors, as the case may be, with the conditions precedent for any release of Collateral as set forth above, the Trustee or Notes Collateral Agent shall, without recourse, warranty or representation of any kind (express or implied), promptly cause to be released and reconveyed to Fossil or the Guarantors, as the case may be, the released Collateral and take all other actions reasonably requested by Fossil in connection therewith.

Refinancings of Certain Facilities and Other Indebtedness

The obligations under the ABL Facility, the 2026 Notes and the 2026 Notes Indenture, the obligations under the Second-Out Notes and the Second-Out Notes Indenture, and the obligations under the First-Out Notes Indenture and the First-Out Notes may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the foregoing facilities or any security document related thereto or under the Second-Out Notes Indenture and the Collateral Documents) of any administrative agent or trustee, including the Trustee, all without affecting the Lien priorities provided for in the Collateral Documents; provided, however, that the lenders providing or holders of any such Refinancing Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreements pursuant to such documents or agreements required by the terms of the Intercreditor Agreements.

In connection with any refinancing contemplated by the foregoing paragraph, the Intercreditor Agreements and the Collateral Documents may be amended, restated, amended and restated, supplemented or modified at the request and sole expense of Fossil, and without the consent of the lenders under the ABL Facility, holders of the 2026 Notes, holders of the First-Out Notes, the Trustee, the 2026 Notes Trustee, the First-Out Notes Trustee, the Notes Collateral Agents or the Noteholders or holders of, or representative in respect of, any other Secured Indebtedness, (a) to add parties (or any authorized agent or trustee therefor) (provided that any such Refinancing Indebtedness is in compliance with the ABL Facility, the 2026 Notes Indenture, the First-Out Notes Indenture, and the Second-Out Notes Indenture) or (b) to establish that Liens on any Collateral securing such Refinancing Indebtedness shall have the same (or more junior) priority as the Liens on any Collateral securing the Indebtedness being refinanced, all on the terms provided for immediately prior to such refinancing.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, Fossil will make an offer to purchase all of the Second-Out Notes (the “Change of Control Offer”) at a purchase price in cash equal to 100.000% of the principal amount of the Second-Out Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Noteholders of record on a record date to receive any interest due on the Change of Control Payment Date (as defined below).

Within 30 days following any Change of Control, unless Fossil has exercised its right to redeem all of the Second-Out Notes as described under “—Optional Redemption,” Fossil will mail a notice of such Change of Control Offer to each Noteholder or otherwise send notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(1)

that a Change of Control Offer is being made, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise sent in accordance with the applicable procedures of DTC) and that all Second-Out Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by Fossil at a purchase price in cash equal to 100.000% of the principal amount of such Second-Out Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Noteholders of record on the applicable record date to receive interest due on the Change of Control Payment Date);

(2)	the purchase date (which shall be no later than three Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3)

if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4)	the procedures determined by Fossil, consistent with the Second-Out Notes Indenture, that a Noteholder must follow in order to have its Second-Out Notes repurchased.

On the Change of Control Payment Date, Fossil will, to the extent lawful:

(1)

accept for payment all Second-Out Notes or portions of Second-Out Notes (in integral multiples of $1.00) validly tendered and not validly withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Second-Out Note, the remaining principal amount of such Second-Out Note outstanding immediately after such repurchase would be less than $1.00, then the portion of such Second-Out Note so repurchased shall be reduced so that the remaining principal amount of such Second-Out Note outstanding immediately after such repurchase is $1.00;

(2)

deposit with the Paying Agent (or, if Fossil or any Subsidiary is acting as Paying Agent, segregate and hold in trust) an amount sufficient to make the Change of Control Payment in respect of all Second-Out Notes or portions of Second-Out Notes so validly tendered and not validly withdrawn; and

(3)

deliver or cause to be delivered to the Trustee for cancellation the Second-Out Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Second-Out Notes or portions of Second-Out Notes being purchased by Fossil.

The applicable Paying Agent will promptly mail (or otherwise send in accordance with the applicable procedures of DTC) to each Noteholder so tendered the Change of Control Payment for such Second-Out Notes, and the Trustee, upon receipt of a company order, will promptly authenticate and mail (or otherwise send in accordance with the applicable procedures of DTC) (or cause to be transferred by book-entry) to each Noteholder a new Note (it being understood that, notwithstanding anything in the Second-Out Notes Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or send such new Note) equal in principal amount to any unpurchased portion of the Second-Out Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $1.00 or integral multiples of $1.00 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to, but excluding, the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date. Unless Fossil defaults in the payment of the Change of Control Payment, interest will cease to accrue on the Second-Out Notes or portions thereof purchased on the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Second-Out Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Second-Out Notes Indenture does not contain provisions that permit the Noteholders to require that Fossil repurchase or redeem the Second-Out Notes in the event of a takeover, recapitalization or similar transaction. See “Risk Factors—Risks Related to the Notes and Other Indebtedness—We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.”

Fossil’s ABL Credit Agreement provides, and future credit agreements or other agreements relating to Indebtedness to which Fossil or any of its Subsidiaries becomes a party may provide, that certain change of control events with respect to Fossil would constitute a default thereunder (including a Change of Control under the Second-Out Notes Indenture). If we experience a change of control that triggers a default under any such Indebtedness, we could seek a waiver of such default or seek to refinance such Indebtedness. In the event we do not obtain such a waiver or do not refinance such Indebtedness, such default could result in amounts outstanding under such Indebtedness being declared due and payable. See “Risk Factors—Risks Related to the Notes and Other Indebtedness—We may not be able to repurchase the New Notes upon a change of control.”

Our ability to pay cash to the Noteholders of Second-Out Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. Moreover, and notwithstanding the foregoing, Fossil’s ability to make a Change of Control Offer will be subject to the terms of the Intercreditor Agreements.

Fossil will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Second-Out Notes Indenture applicable to a Change of Control Offer made by Fossil and purchases all Second-Out Notes validly tendered and not validly withdrawn under such Change of Control Offer or (2) Fossil has exercised its right to redeem all of the Second-Out Notes as described under “—Optional Redemption.” Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. Fossil will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Second-Out Notes pursuant to a Change of

Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Second-Out Notes Indenture, Fossil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Second-Out Notes Indenture by virtue of the conflict.

The Change of Control provisions described above may deter certain mergers, amalgamations, tender offers and other takeover attempts involving Fossil by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of Fossil and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Noteholder may require Fossil to make an offer to repurchase the Second-Out Notes as described above.

Certain provisions under the Second-Out Notes Indenture relative to Fossil’s obligation to make an offer to repurchase the Second-Out Notes as a result of a Change of Control may be waived or modified with the written consent of the Noteholders of a majority in principal amount of the Second-Out Notes.

The foregoing shall be subject to any applicable provisions of the Intercreditor Agreements.

Certain Covenants

Asset Sales

Fossil will not, and will not permit any of its Subsidiaries to, cause or make any Asset Disposition unless:

(1)

Fossil or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)

75% of the consideration from such Asset Disposition received by Fossil or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (and, with respect to any securities, notes or other obligations received by Fossil or any Subsidiary from the transferee that are “Cash Equivalents,” only to the extent such instruments are converted by Fossil or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition); and

(3)

to the extent that any consideration received by Fossil or any Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Second-Out Notes and the Note Guarantees, as applicable, in the manner and to the extent required by the Second-Out Notes Indenture or any of the Collateral Documents with the Lien on such Collateral securing the Second-Out Notes and the Note Guarantees, as applicable, being of the same priority with respect to the Second-Out Notes and the Note Guarantees, as applicable, as the Lien on the assets disposed of in the Asset Disposition.

Limitation on Restricted Payments

Fossil will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(1)

declare or pay any dividend or make any distribution (whether made in cash, securities or other property) with respect to any Capital Stock in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Capital Stock in the Company or any Subsidiary;

(2)	purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of Fossil or any direct or indirect parent of Fossil;

(3)

make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Specified Indebtedness, other than Indebtedness of Fossil owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by any other Guarantor permitted under the second paragraph of the covenant “—Limitation on Indebtedness;” or

(4)	make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) above (other than any exception thereto) shall be referred to as a “Restricted Payment”).

The provisions of the preceding paragraph will not prohibit:

(1)	payments of or in respect of Specified Indebtedness solely by issuance of Capital Stock (other than Disqualified Stock) of the Company;
(2)	refinancings of Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”;

(3)

dividends or distributions payable solely in Capital Stock of Fossil (other than Disqualified Stock) or convert its Capital Stock into, or otherwise acquire its Capital Stock solely in exchange for, other Capital Stock (other than Disqualified Stock);

(4)

payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets securing such Indebtedness;

(5)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this covenant;

(6)

any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Capital Stock, or make other Restricted Payments in respect of its Capital Stock, in each case ratably to the holders of such Capital Stock (or, if not ratably, on a basis more favorable to the Company and the Subsidiaries);

(7)

so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments (excluding non-cash Restricted Payments consisting of Collateral and excluding any acquisitions of the 2026 Notes) in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (7), not to exceed $5,000,000 (with the Fair Market Value of each Restricted Payment being measured at the time made and without giving effect to subsequent changes in value);

(8)

payments of regularly scheduled interest and principal payments as and when due and mandatory prepayments in respect of any Specified Indebtedness and expenses and indemnity in respect of such Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(9)

any payment in cash in lieu of the issuance of fractional shares of Fossil’s Capital Stock representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company;

(10)

so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may purchase Capital Stock from its or its Subsidiaries’ employees in connection with the satisfaction of any such employee’s tax withholding obligations pursuant to employee benefit plans, and payments of any corresponding amounts to the appropriate Governmental Authority, in an aggregate amount not to exceed $1,000,000 during any Fiscal Year;

(11)

(i) Restricted Payments by Fossil and each Subsidiary to Fossil or any Subsidiary that is a Guarantor; or (ii) Restricted Payments by any Subsidiary that is not a Guarantor to the Company or any Subsidiary;

(12)	the exchange of 2026 Notes into First-Out Notes permitted pursuant to the covenant described under “—Limitation on Indebtedness”;

(13)	the purchase, repurchase, redemption, defeasance or acquisition or retirement of the 2026 Notes prior to their maturity; or

(14)	any Restricted Payment permitted under the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment (without giving effect to subsequent changes in value) of the assets or securities proposed to be transferred or issued by Fossil or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

Limitation on Indebtedness

Fossil will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness).

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)

the incurrence by the Company or the Guarantors of Indebtedness under (x) the ABL Facility or one or more other Credit Facilities, the guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $180,000,000, and (ii) a borrowing base equal to the sum of (1) 90.0% of the face amount of all credit card receivable owned by Fossil and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (2) 90.0% of the face amount of all other accounts receivable owned by Fossil and the Subsidiaries as of the end of the most recent Fiscal Month preceding the date of determination, (3) 100.0% of the book value of all inventory owned by the Fossil and its Subsidiaries as of the end of the Fiscal Month preceding the date of determination, and (4) 70% of the appraised value of intellectual property (determined based on most recent appraisal of such intellectual property); provided that any reductions in the IP Cap and/or IP Advance Rate, in each case, as set forth in the ABL Credit Agreement, shall not reduce amount of availability available under this clause (ii), and (y) any Refinancing Indebtedness in respect of the ABL Facility or any other Credit Facilities referred to in the foregoing clause (x); provided, that Indebtedness incurred pursuant to this clause (1) is subject to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement;

(2)	Indebtedness of Fossil and its Subsidiaries under the Second-Out Notes issued on the Issue Date;

(3)	Indebtedness of Fossil and its Subsidiaries under the 2026 Notes in existence on the Issue Date;

(4)

(i) Indebtedness of Fossil represented by the First-Out Notes issued on the Issue Date, (ii) Indebtedness consisting of additional First-Out Notes issued following the Issue Date to Consenting Noteholders (as defined in the First-Out Notes Indenture) in exchange for 2026 Notes pursuant to, and in compliance with the terms of, the Transaction Support Agreement, (iii) Indebtedness consisting of the PIK Notes (as defined in the First-Out Notes Indenture) issued following the Issue Date in connection with a Borrowing Base Overage, and (iv) Indebtedness of any Guarantor represented by a Guarantee of the First-Out Notes;

(5)

Indebtedness of Fossil and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19), (20), (21), (22), (23) and (24) of this paragraph), provided that any amounts of any such Indebtedness paid down in connection with any purchases, repurchases, redemptions or otherwise (other than in connection with a substantially concurrent refinancing by way of Refinancing Indebtedness) shall be reduced from any amount of Indebtedness Incurred under this clause (5) that would otherwise be permitted to be Incurred using Refinancing Indebtedness;

(6)

(i) Guarantees incurred in compliance with Permitted Investments (other than clause (22) of the definition thereof), and (ii) Indebtedness of Foreign Subsidiaries (other than Foreign Guarantors) in an aggregate principal amount not to exceed $12,500,000 (inclusive of lines of credit of Foreign Subsidiaries existing on the Issue Date) at any time outstanding; provided that such Indebtedness under this clause (ii) shall not be Guaranteed by, or secured by any property of, any Domestic Subsidiary or Guarantor;

(7)

Indebtedness of the Company or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (7) shall not exceed $5,000,000 at any time outstanding;

(8)

Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary, (ii) any such Indebtedness owing by (x) the Company or a Guarantor to a Subsidiary that is not a Guarantor or (y) the Company or a Guarantor to another Guarantor, except to the extent owing by a Domestic Guarantor to another Domestic Guarantor, shall, in each case be unsecured and subordinated in right of payment to the Second-Out Notes pursuant to the Intercompany Subordination Agreement, and (iii) any such Indebtedness shall be permitted under the definition of “Permitted Investments” (other than pursuant to clause (22) of the definition thereof);

(9)

Indebtedness Incurred by Fossil or its Subsidiaries in respect of workers’ compensation claims, health, disability, unemployment insurance, social security laws or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money), in each case, in the ordinary course of business;

(10)

Indebtedness (other than Indebtedness for borrowed money) arising from agreements of Fossil or a Subsidiary providing for indemnification, contribution, earn-out, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of Fossil, any business, assets or Capital Stock of a Subsidiary or any other acquisition or disposition, in each case, permitted under the terms of the Second-Out Notes Indenture;

(11)	Indebtedness in an aggregate principal amount not to exceed $20,000,000, together with any Refinancing Indebtedness in respect thereof; provided that such Indebtedness is issued for cash;

(12)

the Incurrence by Fossil or any Subsidiary of Refinancing Indebtedness that serves to refinance any Indebtedness Incurred as permitted under clauses (2), (3), (4), (5), (20), (21) and (23) and this clause (12) of the second paragraph of this covenant;

(13)

Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business);

(14)

Indebtedness of the Company or any Guarantor in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(15)	Indebtedness incurred under leases of real property in respect of tenant improvements;

(16)

obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, in-transit cash services, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, supply chain finance services and other cash management services;

(17)	Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(18)	Indebtedness consisting of (i) the financing of insurance premiums and (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19)

Indebtedness in respect of letters of credit, including any Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $5,000,000 at any time outstanding pursuant to this clause (19).

(20)

(A) Indebtedness of the Company or any Subsidiary assumed in connection with any Permitted Acquisition so long as (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (ii) at the time such Indebtedness is incurred by Fossil and/or its Subsidiaries, immediately after giving pro forma effect to such Incurrence and any related financing transactions (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to “—Reports”), the Consolidated Leverage Ratio for Fossil and its Subsidiaries does not exceed 1.50:1.00;

(21)	Indebtedness consisting of Super Priority First-Out Notes (as defined in the First-Out Notes Indenture) issued following the Issue Date pursuant to the terms of the First-Out Notes Indenture;

(22)

Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

(23)	any other Indebtedness permitted to be Incurred under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof; and

(24)

in addition to the items referred to in clauses (1) through (23) above, Indebtedness of Fossil and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (24) and then outstanding, will not exceed $15,000,000 at any time outstanding; provided that the aggregate principal amount of such Indebtedness that is either secured or has a maturity date prior to the Stated Maturity of the First-Out Notes, shall not exceed $10,000,000 at any time outstanding.

For purposes of determining compliance with this covenant:

(1)

in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant, Fossil, in its sole discretion, may classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under the second paragraph of this covenant;

(2)

if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included; and

(3)

except as provided in clause (2) of this paragraph, Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Fossil or any Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of the Second-Out Notes Indenture, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Limitation on Liens

Fossil will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien upon any of its property or assets (including Capital Stock of Subsidiaries) now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, in each case, other than Permitted Liens.

Future Guarantors

Fossil will cause (i) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, becomes a borrower or Guarantees the Obligations under the 2026 Notes (other than Fossil (UK) Global Services Ltd.), First-Out Notes or the ABL Facility and (ii) each Non-Guarantor Subsidiary that, on the Issue Date or any time thereafter, Guarantees any other Indebtedness for borrowed money of (a) Fossil or any Guarantor or (b) any Non-Guarantor Subsidiary (and with respect to sub-clause (ii)(b), only to the extent such Indebtedness exceeds $2,500,000), to promptly execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture to the Second-Out Notes Indenture pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including additional interest, if any) in respect of the Second-Out Notes on a senior basis and all other Obligations under the Second-Out Notes Indenture, in each case, subject to the Guaranty and Security Principles.

Each Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the applicable Collateral Documents and the applicable Intercreditor Agreements and will as promptly as practicable execute and deliver such joinder documents, security instruments and financing statements, and, with respect to any Material Real Property, Mortgages, opinions of counsel, surveys and title insurance policies as required under the section above entitled “Intercreditor Agreements—Certain Covenants with Respect to the Collateral—Real estate mortgages and filings,” under the Second-Out Notes Indenture and Collateral Documents to the extent, and substantially in the form, delivered on the Issue Date or, if later, on the date first delivered (but no greater scope) as may be necessary to vest in the Notes Collateral Agent a perfected security interest with the priority described in any applicable Intercreditor Agreement, in each case, subject to no Liens other than Permitted Liens and otherwise in the manner and to the extent set forth in the Collateral Documents and the Second-Out Notes Indenture and, subject to the terms of the applicable Intercreditor Agreements, in the properties and assets of such new Guarantor constituting Collateral as security for the Second-Out Notes or the Note Guarantees, and thereupon all provisions of the Second-Out Notes Indenture and the applicable Intercreditor Agreements relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees of the ABL Facility or Pari Passu Secured Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under the Second-Out Notes Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a preference, fraudulent conveyance or fraudulent transfer under federal or state law or any applicable foreign law.

Each Note Guarantee of a Guarantor shall be released in accordance with the provisions of the Second-Out Notes Indenture described under “—Note Guarantees.”

Limitation on Restrictions on Distributions from Subsidiaries

Fossil will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to Fossil or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to Fossil or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)

make any loans or advances to Fossil or any Subsidiary (it being understood that the subordination of loans or advances made to Fossil or any Subsidiary to other Indebtedness Incurred by Fossil or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	sell, lease or transfer any of its property or assets to Fossil or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding paragraph will not prohibit encumbrances or restrictions existing under or by reason of:

(1)

contractual encumbrances or restrictions pursuant to the ABL Facility, the First-Out Notes Indenture, the First-Out Notes, the 2026 Notes Indenture and the 2026 Notes, and documentation related thereto and other agreements or instruments in effect at or entered into on the Issue Date;

(2)	the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees, the Collateral Documents, and the Intercreditor Agreements;

(3)

any agreement or other instrument of a Person acquired by Fossil or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(4)	any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2) or (3) of this paragraph or this clause (4);

(5)

in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under “—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(6)

purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations and Synthetic Lease Obligations permitted under the Second-Out Notes Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(7)

contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Fossil pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(8)

restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers, lessors or landlords or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

(9)	any customary provisions in leases, subleases or licenses and other agreements entered into by Fossil or any Subsidiary in the ordinary course of business and consistent with past practices;

(10)

restrictions on cash, Cash Equivalents or other deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom, performance and appeal bonds or other obligations of a like nature (including standby letters of credit or completion guarantees), in each case in the ordinary course of business;

(11)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12)

any customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other similar agreements and related governance documents entered into in the ordinary course of business;

(13)

to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by Fossil or any of its Subsidiaries; and

(14)

other Indebtedness Incurred or Preferred Stock issued by a Subsidiary permitted to be Incurred pursuant to the provisions of the covenant described under “—Limitation on Indebtedness” that, in the good faith determination of Fossil, are not more restrictive with respect to encumbrances and restrictions of the nature described in clauses (1), (2) and (3) of the first paragraph of this covenant, taken as a whole, than those applicable to Fossil in the First-Out Notes Indenture, the Second-Out Notes Indenture, the ABL Facility, or the 2026 Notes and the 2026 Notes Indenture on the Issue Date (which results in encumbrances or restrictions at a Subsidiary level comparable to those applicable to Fossil).

Limitation on Affiliate Transactions

Fossil will not, and will not permit any of its Subsidiaries to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates (an “Affiliate Transaction”), except:

(1)

transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that, (x) a majority of the disinterested members of the board of directors (or disinterested members of any similar governing body) of the Company shall have adopted a resolution or otherwise authorized an action to approve any transaction permitted under this clause (1) that is in excess of $5,000,000 and (y) an independent fairness opinion shall have been issued by a reputable investment bank or other third party reasonably selected by the Company in good faith affirming the fairness of any transaction permitted under this clause (1) that is in excess of $25,000,000;

(2)	transactions between or among the Company and the Subsidiaries not involving any other Affiliate; and

(3)	any Permitted Investment or any Restricted Payment permitted by the covenant described under “—Limitation on Restricted Payments”;

(4)

the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of the Company or any Subsidiary, as determined by the board of directors of the Company in good faith; and

(5)	any other transaction permitted under the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

Reports

Fossil will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Fossil is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods specified above unless the SEC will not accept such a filing (in which case Fossil shall deliver to the Trustee with written instructions to deliver to the Noteholders (in lieu of filing with the SEC) within the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in the rules and regulations under the Exchange Act), but in such event the reports specified in the preceding sentence shall not be required to contain certain disclosures relating to the Company’s controls and procedures, corporate governance, code of ethics, director independence, market for the Company’s equity securities and executive compensation. Fossil will not take any action for the purpose of causing the SEC not to accept any such filings. For purposes of this covenant, Fossil will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of the Second-Out Notes as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Fossil’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

Notwithstanding the foregoing, (i) Fossil will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as Fossil provides such information to the Trustee and the Noteholders and makes available such information to prospective purchasers of the Second-Out Notes, in each case at Fossil’s expense and by the applicable date Fossil would be required to file such information pursuant to the preceding paragraph and (ii) Fossil will not be obligated to provide to the Trustee or the Noteholders or make available to prospective purchasers of the Second-Out Notes any materials for which it has sought and received confidential treatment by the SEC. In addition, to the extent not satisfied by the foregoing, for so long as any Second-Out Notes are outstanding, Fossil will furnish to Noteholders and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, no later than five Business Days after the date the annual and quarterly financial information for the prior fiscal period have been filed or furnished pursuant to the preceding paragraphs, Fossil shall also hold live quarterly conference calls with the opportunity to ask questions of management for the benefit of the beneficial owners of the Second-Out Notes, securities analysts and market making financial institutions (any such call, a “Bondholder Call”); provided that, so long as Fossil holds quarterly conference calls for investors of its Common Stock, it shall not be required to hold Bondholder Calls. If Fossil holds any Bondholder Call, no fewer than five calendar days prior to the date such Bondholder Call is to be held, Fossil shall issue a press release to the appropriate U.S. wire services announcing such Bondholder Call for the benefit of beneficial owners of the Second-Out Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such Bondholder Call and direct the recipients thereof to contact an individual at Fossil

(for whom contact information shall be provided in such notice) to obtain information on how to access such Bondholder Call.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Merger and Consolidation

Fossil. Fossil will not consolidate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)

(a) Fossil is the surviving Person or (b) if Fossil is not the surviving Person, then the surviving Person formed by such consolidation or merger to the Person to which such assets are so sold, assigned, transferred, leased or otherwise disposed of shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and any such other surviving Person shall execute and deliver to the Trustee a supplemental indenture expressly assuming the Company’s obligations under the Second-Out Notes and the Second-Out Notes Indenture;

(2)

to the extent any assets of the Person who is merged, consolidated or amalgamated with or into Fossil are assets of the type that would constitute Collateral under the Collateral Documents, Fossil will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the Second-Out Notes Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)

immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Consolidated Leverage Ratio for Fossil and its Subsidiaries does not exceed 1.00:1.00;

(5)

each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of the second succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the surviving person’s obligations under the Second-Out Notes Indenture, Second-Out Notes, Collateral Documents and the Intercreditor Agreements; and

(6)

Fossil shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition, and such supplemental indenture and any other supplemental agreements comply with the Second-Out Notes Indenture.

Notwithstanding clause (4) of the preceding paragraph, to the extent that Fossil is the surviving Person:

(1)

Fossil may consolidate with, merge with or into or transfer all or part of its properties and assets to any Subsidiary, and any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to Fossil, so long as no Capital Stock of the Subsidiary is distributed to any Person other than Fossil; provided that, in the case of a Subsidiary that merges into Fossil, Fossil will not be required to comply with clause (6) of the preceding paragraph; and

(2)

Fossil may merge with an Affiliate of Fossil solely for the purpose of reincorporating or forming Fossil in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of Fossil and its Subsidiaries is not increased thereby.

Guarantors. In addition, Fossil will not permit any Guarantor to consolidate with, amalgamate with or merge with or into or wind up into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to Fossil or another Guarantor) unless:

(1) (a)

if such entity remains a Guarantor, the resulting, surviving, continuing or transferee Person (if not such Guarantor) expressly assume, by a supplemental indenture to the Second-Out Notes Indenture and the applicable Collateral Documents in a form reasonably satisfactory to the Trustee and/or the Notes Collateral Agent, as applicable, all the obligations of such Guarantor under its Guarantee;

(b)

to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Guarantor are assets of the type that would constitute Collateral under the Collateral Documents, the successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the Second-Out Notes Indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents;

(c)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)

Fossil shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding-up or disposition and such supplemental indenture and any other supplemental agreements comply with the Second-Out Notes Indenture; or

(2)

in the event the transaction results in the release of the Guarantor’s Note Guarantee under clause (1)(a) under “—Note Guarantees,” the transaction is made in compliance with the covenant described under “—Certain Covenants—Asset Sales”.

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Fossil or a Guarantor, as the case may be, which properties and assets, if held by Fossil or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Fossil or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of Fossil or such Guarantor, as applicable.

Notwithstanding anything to the contrary in this “—Merger and Consolidation,” any consolidation with or merger with or into or winding up into, or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets, in one or more related transactions, to any Person by Fossil or a Guarantor that is otherwise permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof, shall be permitted under the Second-Out Notes Indenture.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Events of Default

Each of the following is an “Event of Default”:

(1)	default in any payment of interest on any Second-Out Note when due, continued for 30 days;

(2)

default in the payment of principal or premium, if any, on any Second-Out Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;

(3)

failure by Fossil or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under the covenants described under “—Repurchase at the Option of Noteholders” or “—Certain Covenants” (in each case, other than (i) a failure to purchase Second-Out Notes, which constitutes an Event of Default under clause (2) above, or (ii) a failure to comply with “—Certain Covenants—Reports” which constitutes an Event of Default under clause (4) below);

(4)	failure by Fossil or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Second-Out Notes Indenture or the Second-Out Notes;

(5)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Fossil or any of its Subsidiaries (or the payment of which is Guaranteed by Fossil or any of its Subsidiaries), other than Indebtedness owed to Fossil or a Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(i)	is caused by a failure to pay principal of, or interest or premium, if any, at the final maturity of such Indebtedness; or

(ii)	results in the acceleration of such Indebtedness prior to its maturity.

and, in each case in this clause (5), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

(6)

one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Company or any Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(7)

certain events of bankruptcy, insolvency or reorganization of Fossil or a Significant Subsidiary or any group of Subsidiaries (excluding any Immaterial Subsidiaries) that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary;

(8)

any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Second-Out Notes Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Second-Out Notes Indenture or its Note Guarantee; and

(9)

with respect to any Collateral having a Fair Market Value in excess of $10,000,000, individually or in the aggregate, (i) the security interest under the Collateral Documents, at any time, ceases to be a valid and perfected Lien (perfected as or having the priority required by the Collateral Documents and applicable Second-Out Notes Indenture) and in full force and effect for any reason other than in accordance with their terms and the terms of the Second-Out Notes Indenture and such failure continues for 60 days and other than the satisfaction in full of all obligations under the Second-Out Notes Indenture and discharge of the Second-Out Notes Indenture, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations or the application thereof, or from the failure of the Notes Collateral Agent (or the applicable controlling Collateral Agent) to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Collateral Documents or (ii) Fossil or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries), would constitute a Significant Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such Person fails to rescind such assertion within 60 days.

However, a default under clauses (3) and (4) of this paragraph will not constitute an Event of Default until the Trustee or the Noteholders of at least 25% in principal amount of the then outstanding Second-Out Notes notify Fossil in writing of the default and Fossil does not cure such default within the time specified in clauses (3) and (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by written notice to Fossil, specifying the Event of Default, or the Noteholders of at least 25% in principal amount of the then outstanding Second-Out Notes by notice to Fossil and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Second-Out Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Second-Out Notes because an Event of Default described in clause (5) under “— Events of Default” has occurred and is continuing, the declaration of acceleration of the Second-Out Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Fossil or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Second-Out Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Second-Out Notes that became due solely because of the acceleration of the Second-Out Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest, if any, on all the Second-Out Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Noteholders of a majority in principal amount of the outstanding Second-Out Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Second-Out Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Second-Out Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, at our election, the sole remedy with respect to an Event of Default due to Fossil’s failure to comply with the requirements under “—Certain Covenants—Reports” for the first 180 calendar days after the occurrence of such Event of Default shall consist exclusively of the right to receive additional interest on the Second-Out Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such Event of Default and (2) 0.50% for calendar days 91 through 180 after such Event of Default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the holders of not less than 25% of the outstanding principal amount of the Second-Out Notes may declare the principal, together with accrued and unpaid interest, if any, on the Second-Out Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the Trustee and the holders of the Second-Out Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default. No additional interest shall be due or payable due to the occurrence of an Event of Default other than with respect to such failure to comply with reporting requirements.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Noteholder may pursue any remedy with respect to the Second-Out Notes Indenture or the Second-Out Notes (subject to the Intercreditor Agreements) unless:

(1)	such Noteholder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	the Noteholders of at least 25% in principal amount of the then outstanding Second-Out Notes have requested the Trustee to pursue the remedy;

(3)	such Noteholders have offered, and if requested provided, the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

the Noteholders of a majority in principal amount of the then outstanding Second-Out Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions and the terms of the Second-Out Notes Indenture and the applicable Intercreditor Agreements, the Noteholders of a majority in principal amount of the outstanding Second-Out Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent.

The Second-Out Notes Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Second-Out Notes Indenture, the Second-Out Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder).

The Trustee will be under no obligation to exercise any of the rights or powers under the Second-Out Notes Indenture, the Second-Out Notes and the Note Guarantees, including after an Event of Default occurs and is continuing, at the request or direction of any of the Noteholders unless such Noteholders have offered, and if requested provided, to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

The Second-Out Notes Indenture provides that if a Default occurs and is continuing and is actually known to a responsible officer of the Trustee or the Trustee is informed of such occurrence by the Company, the Trustee will deliver to each Noteholder a notice of the Default within 90 days after such knowledge or being notified by the Company. Except in the case of a Default in the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Noteholders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Noteholders. In addition, Fossil is required to deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Fossil also is required to deliver to the Trustee, within five Business Days after the occurrence thereof following the date on which Fossil becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable, a certificate specifying any events which would constitute a Default, their status and what action Fossil is taking or proposing to take in respect thereof.

Priorities

Subject to the terms of the Collateral Documents and the Intercreditor Agreements with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to or following an Event of Default, pursuant to the foreclosure or other remedial provisions contained in the Second-Out Notes Indenture, the Collateral Documents or the Intercreditor Agreements or any money or other property distributable in respect of any Guarantor’s Guaranteed Obligations after an Event of Default, it shall pay out the money and property in the following order:

(1)

to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due thereto under the terms of the Second-Out Notes Indenture, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and to the Notes Collateral Agent for the costs and expenses incurred under the Collateral Documents and the Intercreditor Agreements;

(2)

to holders of Second-Out Notes for amounts due and unpaid on such Second-Out Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Second-Out Notes for principal, premium, if any, and interest, respectively; and

(3)	to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

Amendments and Waivers

Except as provided in the next two succeeding paragraphs (and subject to the terms of the Intercreditor Agreements), the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Noteholders of a majority in principal amount of the Second-Out Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Second-Out Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Noteholders of a majority in principal amount of the Second-Out Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Second-Out Notes). However, without the consent of each affected Noteholder, no amendment, supplement or waiver may (with respect to any Second-Out Notes held by a non-consenting Noteholder), among other things:

(1)	reduce the principal amount of Second-Out Notes whose Noteholders must consent to an amendment, supplement or waiver;

(2)	reduce the stated rate of interest or extend the stated time for payment of interest on any Second-Out Note;

(3)	reduce the principal of, or extend the Stated Maturity of, any Second-Out Note;

(4)

waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Second-Out Notes (except a rescission of acceleration of the Second-Out Notes by the Noteholders of at least a majority in aggregate principal amount of the then outstanding Second-Out Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)

reduce the premium payable upon the redemption or repurchase of any Second-Out Note or change the date on which any Second-Out Note may be redeemed or repurchased as described above under “—Optional Redemption,” “—Repurchase at the Option of Noteholders—Change of Control” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”);

(6)	make any Second-Out Note payable in a currency other than that stated in the Second-Out Note;

(7)

amend the contractual right expressly set forth in the Second-Out Notes Indenture or the Second-Out Notes of any Noteholder to institute suit for the enforcement of any payment on or with respect to such Noteholder’s Second-Out Notes;

(8)	make any change in the amendment or waiver provisions which require each Noteholder’s consent; or

(9)	modify the Note Guarantees in any manner materially adverse to the Noteholders.

Without the consent of Noteholders of 66 2/3% in aggregate principal amount of the Second-Out Notes outstanding, no amendment, supplement or waiver may (i) modify any Collateral Document or the provisions in the Second-Out Notes Indenture relating to the Second-Out Notes dealing with the Collateral Documents in any manner, taken as a whole, materially adverse to the Noteholders or otherwise release all or substantially all Collateral from the Liens securing the Second-Out Notes other than in accordance with the Second-Out Notes Indenture, the Collateral Documents and the Intercreditor Agreements, (ii) modify or waive any of the Guarantor Release Protection Provisions, (iii) modify the Lien priority of the Second-Out Notes or the Note Guarantees, or (iv) modify or change any provision of the Second-Out Notes Indenture, any Intercreditor Agreement or the

Collateral Documents that adversely affects the ranking as to right of payment (it being understood that the “right of payment” here refers to contractual ranking) or payment priority of the Second-Out Notes, except for (a) any “debtor-in-possession” facility (or similar financing under applicable law) or (b) any other Indebtedness for borrowed money so long as a bona fide opportunity to participate in such Indebtedness is offered ratably to all adversely affected Noteholders on a no less than pro rata basis (other than with respect to customary backstop or similar fees and expense reimbursement).

Notwithstanding the foregoing, without the consent of any Noteholder, Fossil, the Guarantors (except that no existing Guarantor will be required to execute any amendment or supplement of the Second-Out Notes Indenture that solely relates to changes described in clause (5) below), the Trustee and the Notes Collateral Agent may amend the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements (subject to the terms of the Intercreditor Agreements) to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)

provide for the assumption by a successor entity of the obligations of Fossil or any Guarantor under the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreements in accordance with “—Certain Covenants—Merger and Consolidation;”

(3)	provide for or facilitate the issuance of uncertificated Second-Out Notes in addition to or in place of certificated Second-Out Notes to the extent permitted by the Second-Out Notes Indenture;

(4)	to comply with the rules of any applicable depositary;

(5)

add Guarantors with respect to the Second-Out Notes or release a Guarantor from its obligations under its Note Guarantee or the Second-Out Notes Indenture, in each case, in accordance with the applicable provisions of the Second-Out Notes Indenture;

(6)	secure the Second-Out Notes and the Note Guarantees;

(7)

to confirm and evidence the release, termination or discharge of any Lien securing the Second-Out Notes or the Note Guarantees in accordance with the terms of the Second-Out Notes Indenture, the Collateral Documents or Intercreditor Agreement;

(8)

add covenants of Fossil and its Subsidiaries or Events of Default for the benefit of Noteholders or to make changes that would provide additional rights to the Noteholders or to surrender any right or power conferred upon Fossil or any Guarantor;

(9)

make any change that does not materially adversely affect the legal rights under the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements of any Noteholder;

(10)	comply with any requirement of the SEC in connection with any required qualification of the Second-Out Notes Indenture under the Trust Indenture Act;

(11)

evidence and provide for the acceptance of an appointment of a successor trustee (provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Second-Out Notes Indenture) or successor notes collateral agent;

(12)

conform the text of the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees, the Collateral Documents or the Intercreditor Agreements to any provision of this “Description of the Second-Out Notes”;

(13)

make any amendment to the provisions of the Second-Out Notes Indenture relating to the transfer and legending of Second-Out Notes as permitted by the Second-Out Notes Indenture, including, without limitation, to facilitate the issuance and administration of the Notes (including the Second-Out Notes); provided, however, that (A) compliance with the Second-Out Notes Indenture as so amended would not result in Second-Out Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Noteholders to transfer Second-Out Notes;

(14)	to provide for the issuance of additional Second-Out Notes in accordance with the terms of the Second-Out Notes Indenture;

(15)	to add Collateral with respect to any or all of the Second-Out Notes and/or the Guarantees; or

(16)

effect such amendment, restatement, supplement, modification, waiver or consent in respect of the First-Out Notes Indenture (or any replacement thereof) that shall apply automatically to the Second-Out Notes Indenture without the consent of any Noteholder in accordance with the First-Out/Second-Out Intercreditor Agreement or any applicable Intercreditor Agreement.

In addition, the Intercreditor Agreements will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to the ABL Facility will also apply automatically to the comparable Collateral Documents with respect to the Second-Out Notes, to the maximum extent permitted by the relevant governing law (unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law).

The consent of the Noteholders is not necessary under the Second-Out Notes Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Second-Out Notes Indenture by any Noteholder given in connection with a tender of such Noteholder’s Second-Out Notes will not be rendered invalid by such tender.

In addition, the Noteholders will be deemed to have consented for purposes of the Collateral Documents and the applicable Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Collateral Documents and the applicable Intercreditor Agreements:

(1)

(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Secured Indebtedness that is Incurred in compliance with the ABL Facility, the First-Out Notes Indenture, the Second-Out Notes Indenture and the Collateral Documents and (B) to establish the priority of the Liens on any Collateral securing such Secured Indebtedness under the applicable Intercreditor Agreement with the Liens on such Collateral securing the Obligations under the ABL Facility, the First-Out Notes Indenture, the First-Out Notes, the guarantees of the First-Out Notes, the Second-Out Notes Indenture, the Second-Out Notes and the Note Guarantees, and (C) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Facility permitted to be incurred under the Second-Out Notes Indenture shall be senior to the Liens on such ABL Priority Collateral securing any Obligations under the Second-Out Notes Indenture, the Second-Out Notes and the Note Guarantees, and that the Liens on any Notes Priority Collateral securing any such Indebtedness shall be junior to the Liens on such Notes Priority Collateral securing any Obligations under the Second-Out Notes Indenture, the Second-Out Notes and the Note Guarantees, all on the terms provided for in the ABL Intercreditor Agreement in effect immediately prior to such amendment or other modification; and all proceeds of the Collateral shall be payable to the Notes Collateral Agent and such representatives for any other Pari Passu Secured Indebtedness then outstanding on a pro rata basis based on the aggregate outstanding principal amount of Obligations under the Second-Out Notes Indenture and the Second-Out Notes and under any other Pari Passu Secured Indebtedness then outstanding, all on the terms provided for in the applicable Intercreditor Agreement in effect immediately prior to such amendment;

(2)

to effectuate the release of assets included in the Collateral from the Liens securing the Second-Out Notes in accordance with the Second-Out Notes Indenture or the Collateral Documents if those assets are (i) owned by a Guarantor and that Guarantor is released from its Note Guarantee in accordance with the terms of the Second-Out Notes Indenture or (ii) sold, transferred or otherwise disposed of in a transaction permitted or not otherwise prohibited by the Second-Out Notes Indenture;

(3)	to establish that the Liens on any Collateral securing any Indebtedness refinancing any Secured Indebtedness permitted to be incurred under the covenant described under “—Certain covenants—Limitation on Indebtedness” shall rank pari passu with the Liens on such Collateral securing the Obligations under such replaced Secured Indebtedness and otherwise conform to the Lien Priority Principles;

(4)

upon any cancellation or termination of the ABL Facility without a replacement thereof, to establish that the ABL Priority Collateral (in addition to the Notes Priority Collateral) shall secure the Obligations under the Second-Out Notes Indenture, the Second-Out Notes and the Note Guarantees on the same basis as the Notes Priority Collateral pursuant to the Lien Priority Principles, subject to the terms of the applicable Intercreditor Agreements in effect immediately prior to such amendment or other modification;

(5)

(i) to add any junior lien secured parties, and the Notes Collateral Agent as senior lien secured party, to any junior lien Intercreditor Agreement and/or (ii) to add any second lien secured parties to any second lien Intercreditor Agreement;

(6)

in the case of any Collateral Document, to include therein any legend required to be set forth therein pursuant to any applicable Intercreditor Agreement, or to modify any such legend as required by such Intercreditor Agreement;

(7)	with respect to the Intercreditor Agreements then in effect or the Collateral Documents, as provided in the relevant Intercreditor Agreement or Collateral Document, as applicable;

(8)	to add Collateral with respect to any or all of the Second-Out Notes and/or the Guarantees; and

(9)

to provide for the succession of any parties to the Collateral Documents, or any applicable Intercreditor Agreement (and any amendments that are administrative or ministerial in nature that do not adversely affect the rights of the Noteholders in any material way), in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the definitive documentation governing Indebtedness permitted to be incurred under the Second-Out Notes Indenture or any other agreement that is permitted by the Second-Out Notes Indenture.

Any such additional party and the applicable administrative agent, as applicable, under any of the ABL Facility, the Second-Out Notes Indenture, the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officer’s Certificate certifying that such Indebtedness was issued or borrowed in compliance with each of the ABL Credit Agreement, the First-Out Notes Indenture, the Second-Out Notes Indenture and the Collateral Documents.

See also “—Collateral—Refinancings of Secured Indebtedness.”

Defeasance

Fossil may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the Second-Out Notes Indenture and the outstanding Second-Out Notes and the Note Guarantees issued under the Second-Out Notes Indenture (“legal defeasance”) except for:

(1)	the rights of Noteholders to receive payments in respect of the principal, premium, if any, and interest on the Second-Out Notes when such payments are due, solely out of the trust referred to below;

(2)

Fossil’s obligations with respect to the Second-Out Notes concerning issuing temporary Second-Out Notes, registration of Second-Out Notes, mutilated, destroyed, lost or stolen Second-Out Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and Fossil’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the Second-Out Notes Indenture.

If Fossil exercises the legal defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Fossil and the Guarantors at any time may be released from their respective obligations described under “—Repurchase at the Option of Noteholders” and under the covenants described under “—Certain Covenants” (other than “—Merger and Consolidation”), and clause (4) of the first paragraph under “— Certain Covenants— Merger and Consolidation” above (“covenant defeasance”).

If Fossil exercises the covenant defeasance option, the Liens on the Collateral will be released and the Note Guarantees in effect at such time will be automatically released.

Fossil may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Fossil exercises its legal defeasance option, payment of the Second-Out Notes may not be accelerated because of an Event of Default with respect to the Second-Out Notes. If Fossil exercises its covenant defeasance option, an Event of Default specified in clause (3) (only with respect to covenants that are released as a result of such covenant defeasance), clause (4) (only with respect to covenants that are released as a result of such covenant defeasance), clause (5), clause (6), clause (7) (solely with respect to Significant Subsidiaries or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Fossil and its Subsidiaries) would constitute a Significant Subsidiary), clause (8) or clause (9) under “—Events of Default” above, in each case, shall not constitute an Event of Default.

In order to exercise either legal defeasance or covenant defeasance under the Second-Out Notes Indenture:

(1)

Fossil must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Noteholders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest, if any, due on the outstanding Second-Out Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Fossil must specify whether the Second-Out Notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of legal defeasance, Fossil has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) Fossil has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Noteholders and beneficial owners of Second-Out Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, Fossil has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Noteholders and beneficial owners of Second-Out Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the ABL Facility, the 2026 Notes Indenture, the Second-Out Notes Indenture or any other material agreement or material instrument (other than the Second-Out Notes Indenture) to which Fossil or any Guarantor is a party or by which Fossil or any Guarantor is bound;

(5)

Fossil has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6)

Fossil has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Second-Out Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Certain Trust Indenture Act Matters

The Second-Out Notes Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and govern indentures qualified under the Trust Indenture Act. The Company shall comply with all applicable provisions of the Trust Indenture Act.

Satisfaction and Discharge

The Second-Out Notes Indenture will be discharged, and will cease to be of further effect as to all Second-Out Notes and Note Guarantees issued thereunder, when either:

(1)

all Second-Out Notes that have been authenticated and delivered (except lost, stolen or destroyed Second-Out Notes that have been replaced or paid and Second-Out Notes for whose payment money has been deposited in trust or segregated and held in trust by Fossil) have been delivered to the Trustee for cancellation; or

(2) (a)

all Second-Out Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Fossil, and Fossil or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent, as trust funds in trust solely for the benefit of the Noteholders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Second-Out Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)

no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	Fossil or any Guarantor has paid or caused to be paid all sums payable by Fossil under the Second-Out Notes Indenture; and

(d)

Fossil has delivered irrevocable instructions to the Trustee and the Paying Agent to apply the deposited money toward the payment of the Second-Out Notes at maturity or the redemption date, as the case may be.

In addition, Fossil shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator, member, partner or shareholder of Fossil or any Guarantor, as such, shall have any liability for any obligations of Fossil or any Guarantor (other than Fossil in respect of the Second-Out Notes and each Guarantor in respect of its Note Guarantee) under the Second-Out Notes, the Note Guarantees or the Second-Out Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Second-Out Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Second-Out Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notwithstanding any other provision of the Second-Out Notes Indenture or any Second-Out Note, where the Second-Out Notes Indenture or any Second-Out Note provides for notice of any event (including any notice of redemption) to any Noteholder of an interest in a global Second-Out Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Second-Out Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the Trustee

Wilmington Trust, National Association will be the Trustee under the Second-Out Notes Indenture and will be appointed by Fossil as initial Registrar and Paying Agent with regard to the Second-Out Notes.

If the Trustee becomes a creditor of Fossil or any Guarantor, the Second-Out Notes Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

Wilmington Trust, National Association has not reviewed this prospectus (other than this “Description of the Second-Out Notes” section) and has made no representations whatsoever as to the information contained herein.

Governing Law

The Second-Out Notes Indenture provides that it, the Second-Out Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York. The Collateral Documents and the Intercreditor Agreements are and will be governed by, and construed in accordance with, the laws of the State of New York; however, (1) the Mortgages will be governed by, and construed in accordance with, the laws of the jurisdictions in which the applicable Premises are located, (2) the deeds of pledge of the Capital Stock of any Foreign Subsidiary will be governed by the laws of the applicable jurisdiction of incorporation or formation of each such entity and (3) the other deeds of pledge will be governed by the laws of the applicable jurisdiction where the relevant underlying asset is located.

Certain Definitions

Set forth below are certain defined terms used in the Second-Out Notes Indenture. Reference is made to the Second-Out Notes Indenture for a full disclosure of all defined terms used therein.

“2026 Notes” means the Company’s 7.00% Senior Unsecured Notes due 2026 issued pursuant to the 2026 Notes Indenture.

“2026 Notes Indenture” means that certain indenture, dated as of November 8, 2021, among Fossil, as issuer, and the 2026 Notes Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of November 8, 2021, and as further amended, amended and restated, or supplemented from time to time, relating to the 2026 Notes.

“2026 Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., until such time, if any, that a successor replaces such party in accordance with the applicable provisions of the 2026 Notes Indenture and thereafter means the successor serving thereunder.

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement or any other credit agreement governing the ABL Facility, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been Incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the ABL Facility (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral Agent” means (a) in the case of any ABL Priority Collateral owned or hereinafter acquired by any ABL Loan Party, ACF FINCO I LP (together with its successors and permitted assigns), as collateral agent for the ABL Secured Parties and (b) in the case of any Replacement ABL Agreement or any other ABL Agreement, the Person identified as such in such agreement.

“ABL Credit Agreement” means (a) that certain Credit Agreement, dated as of August 13, 2025, among Fossil, certain of its Subsidiaries, the ABL Facility Administrative Agent, the ABL Collateral Agent party thereto, and the lenders parties thereto from time to time, as the same may be amended, restated, amended and restated, modified or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder), and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified or refinanced from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), amended, restated, amended and restated, modified or refinanced (in whole or in part) from time to time, including (if designated by the Company) by any agreement or indenture or commercial paper facility with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures increasing the amount loaned or issued thereunder expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness” or adding Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, (b) any other agreement, agreements, debt facility or other financing arrangement that is otherwise expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (c) any other documents governing Indebtedness under any Additional ABL Agreement.

“ABL Creditors” means collectively, the “Lenders” and the “Secured Parties,” each as defined in the ABL Agreement or any Persons that are designated under the ABL Agreement as the “ABL Creditors” for purposes of the ABL Intercreditor Agreement.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Intercreditor Agreement and the indenture, credit agreement or other agreement governing other ABL Indebtedness and ABL Security Documents related to the foregoing.

“ABL Facility” means any credit facility established by the ABL Credit Agreement and the other ABL Documents.

“ABL Facility Administrative Agent” means, initially, ACF FINCO I LP in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity and any other agent or other representative under the ABL Documents.

“ABL Indebtedness” means the Obligations in respect of the ABL Facility.

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the ABL Collateral Agent, the Notes Collateral Agent, the First-Out Notes Collateral Agent, and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“ABL Loan Parties” means, collectively, the borrowers and guarantors from time to time party to the ABL Documents.

“ABL Obligations” means (a) all principal of and interest (including, without limitation any post-petition interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing (as defined in the ABL Intercreditor Agreement) by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any post-petition interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations (as defined in the ABL Intercreditor Agreement), (d) all Banking Services Obligations (as defined in the ABL Intercreditor Agreement) and (e) all guarantee obligations, indemnities, fees, expenses (including, without limitation, all fees and disbursements of counsel to the ABL Representatives (as defined in the ABL Intercreditor Agreement) or any ABL Creditors) and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an insolvency proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any ABL Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Party), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of the Second-Out Notes Indenture and the rights and obligations of the ABL Secured Parties and the Notes Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral):

(1)	all Credit Card Receivables, Payment Intangibles, and all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral);

(2)	cash, Money, cash proceeds, and cash equivalents (other than cash, Money, cash proceeds and cash equivalents which constitute identifiable proceeds of Notes Priority Collateral);

(3)

all (x) Deposit Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral) and all Money, cash, cash proceeds, checks, other negotiable instruments, funds and other evidences of payments held therein, including (to the extent owing in respect of ABL Priority Collateral) funds on account of intercompany indebtedness between or among the Credit Parties or their Affiliates, (y) Securities Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral), Security Entitlements, Financial Assets and Securities credited to such a Securities Account (other than Equity Interests of Credit Parties and their Subsidiaries) and (z) Commodity Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash proceeds, cash equivalents, checks and other property held therein or credited thereto; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the delivery of a Notes Cash Proceeds Notice, such identifiable proceeds (to the extent not applied to the repayment of ABL Obligations prior to the receipt of such Notes Cash Proceeds Notice), shall be treated as Notes Priority Collateral so long as such proceeds are in fact Notes Priority Collateral;

(4)	all Inventory;

(5)

all intercompany indebtedness arising from (x) intercompany advances utilizing proceeds of Loans (as defined in the ABL Credit Agreement) and (y) all intercompany indebtedness arising from intercompany transfers of items referred to in the preceding clauses (1)-(4); provided that to the extent any of the foregoing in this clause (5) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (x) through (y) shall be included in the ABL Priority Collateral;

(6)	all proceeds, receivables, products, substitutions or replacements of the Loans (as defined in the ABL Credit Agreement) and other credit extensions made under the ABL Documents;

(7)	at all times prior to the Collateral Designation Date (as defined in the ABL Credit Agreement), the Specified Collateral;

(8)

to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including the Intercompany Note Documents and other Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing in this clause (8) also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9)

to the extent relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing in this clause (9) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (8) shall be included in the ABL Priority Collateral;

(10)

all books and Records relating to the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral); and

(11)

all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.7 of the ABL Intercreditor Agreement, all cash, Money, cash equivalents, insurance proceeds (including all proceeds of credit insurance and provided that with respect to, proceeds of business interruption insurance, only 50% of such proceeds of business interruption insurance shall constitute ABL Priority Collateral), receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds or otherwise with respect to any of the foregoing (such items in this clause (11), the “ABL Priority Proceeds”).

Any capitalized term used in this definition but not otherwise defined in this “Description of the Second-Out Notes” shall be defined as set forth in the ABL Intercreditor Agreement.

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Facility Administrative Agent, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, Mortgages, deeds of trust, security deeds, deeds to secure debt, hypothecs, collateral agency agreements, debentures or other instruments, pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company, any or any Guarantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the Uniform Commercial Code ) in favor of the ABL Collateral Agent, for the benefit of any of the ABL Secured Parties, in each case, as amended, amended and restated, modified, restated, supplemented or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable ABL Documents subject to the terms of the ABL Intercreditor Agreement, as applicable.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such is merged , consolidated or amalgamated with or into such specified Person or becomes a Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional ABL Agreement” means any agreement evidencing or governing the incurrence of additional indebtedness that is permitted to be secured by the Collateral securing any ABL Indebtedness on a pari passu basis with other ABL Indebtedness and treated as an ABL Agreement pursuant to the ABL Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	dispositions of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by a Guarantor to Fossil or by Fossil or a Guarantor to a Guarantor;

(2)

dispositions of assets with an aggregate Fair Market Value equal to or less than $5,000,000 in any fiscal year (with the Fair Market Value of each such disposition being measured at the time made and without giving effect to subsequent changes in value);

(3)

(i) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business or in connection with cash management activities, (ii) a disposition of inventory or equipment in the ordinary course of business, and (iii) dispositions of obsolete, damaged, worn out or surplus assets, in each case in the ordinary course of business;

(4)

the disposition of all or substantially all of the assets of Fossil in a manner permitted pursuant to “—Certain Covenants—Merger and Consolidation” or any disposition that constitutes a Change of Control pursuant to the Second-Out Notes Indenture;

(5)

for purposes of “—Certain Covenants—Asset Sales” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by Fossil or its Subsidiaries (but excluding any securities, notes or other obligations that are subsequently converted into cash)) or a disposition that is permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(6)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(7)

sales, discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(8)

(i) an issuance of Capital Stock by a Subsidiary to Fossil or to a wholly owned Subsidiary, and (ii) the issuance by a Subsidiary of Disqualified Stock or Preferred Stock that is expressly permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness;”

(9)

(i) the non-exclusive licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business and (ii) the abandonment or allowance to lapse of intellectual property which, in the case of this clause (ii), in the good faith determination of Fossil is not material to Fossil and its Subsidiaries, taken as a whole;

(10)	dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(11)	any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims;

(12)

dispositions of machinery, equipment or other fixed assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days, (ii) such assets are exchanged within 180 days for machinery, equipment or other fixed assets having a Fair Market Value equal to or greater than the assets being traded in or (iii) the proceeds of such disposition are applied to the purchase price of replacement assets within 180 days;

(13)	[reserved];

(14)	sales, transfers, leases and other dispositions of intellectual property, inventory and related assets pertaining to the Michele Brand;

(15)	[reserved];

(16)

leases, subleases, licenses or sublicenses of real property granted in the ordinary course of business by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(17)	the disposition of any Hedging Obligation in the ordinary course of business;

(18)	dispositions in the ordinary course of business of tangible property as a part of a like kind exchange under Section 1031 of the Code; and

(19)	any other Asset Disposition that is permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

For the avoidance of doubt, disposition of assets, including by means of a merger, amalgamation, consolidation or similar transaction, by Fossil or any Guarantor to a Subsidiary that is not a Guarantor, shall not be excluded from the definition of “Asset Disposition” unless made for bona fide business purposes and not in connection with the incurrence of Indebtedness.

“Authorized Representative” means in the case of (i) the ABL Facility or the holders of Obligations thereunder, initially, the ABL Facility Administrative Agent, (ii) the 2026 Notes or the holders thereof, the 2026 Notes Trustee, (iii) the First-Out Notes or the holders thereof, the First-Out Notes Trustee, (iv) the Second-Out Notes or the Noteholders, the Trustee and (v) in the case of any series of additional Secured Indebtedness or the holders thereof that become subject to any Intercreditor Agreement, the Authorized Representative named for such series in the applicable joinder agreement.

“Availability” shall have the meaning and be calculated as set forth in the ABL Credit Agreement (as in effect on the date hereof).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by

(b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2)	the sum of the amounts of all such payments.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United Kingdom’s Insolvency Act 1986, the EU Regulation 2015/848 on insolvency proceedings (recast), the United Kingdom’s Companies Act 2006, the German Insolvency Code (Insolvenzordnung) and the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz uber Schuldbetreibung und Konkurs (SchKG)), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Board of Directors” means:

(1)	with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any duly authorized committee of the Board of Directors;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base Overage” means when advances permitted under the Borrowing Base (including components and subcomponents thereof) and advance rates, in each case as set forth in the ABL Credit Agreement (as of the date hereof) exceed the amount that would have been permitted under the Borrowing Base advance rates as of the date hereof (without giving effect to any future step-downs in IP Caps or IP Advance Rates, in each case, as set forth in the ABL Credit Agreement as of the date hereof).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or the jurisdiction of the place of payment are authorized or required by law to close.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for the purposes of the Second-Out Notes Indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Cash Equivalents” means:

(1)

U.S. dollars, Canadian dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros or any national currency of any participating member state of the EMU or, in the case of a Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

(2)

marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(3)

marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof, by the Canadian federal government, by the UK government, by the French government or by the Hong Kong government, in each case, maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating agency);

(4)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank having a combined capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million, in the case of non-U.S. banks;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	bonds with an Investment Grade Rating and Preferred Stock issued by Persons with an Investment Grade Rating, including municipal bonds, corporate bonds and treasury bonds;
(7)

(i) commercial paper issued by any bank meeting the qualifications specified in clause (4) above or by the parent company of any such bank, (ii) commercial paper with a short-term commercial paper rating of at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (iii) marketable short-term money market and similar funds having the equivalent of an Investment Grade Rating;

(8)	interests in any money market fund substantially all of the assets of which are comprised of instruments of the type specified in clauses (1) through (7) above;

(9)	other securities and financial instruments which offer a security comparable to the instruments specified in clauses (1) through (8) above; and

(10)

in the case of any Foreign Subsidiary, investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means:

(1)

any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Fossil or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets);

(2)

the merger or consolidation of Fossil with or into another Person or the merger of another Person with or into Fossil or the merger or amalgamation of any Person with or into a Subsidiary of Fossil, unless the holders of a majority of the aggregate voting power of the Voting Stock of Fossil, immediately prior to such transaction, hold securities of the surviving, continuing or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Fossil or any direct or indirect parent entity of Fossil and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)	the adoption by the shareholders of Fossil or any direct or indirect parent entity of Fossil of a plan or proposal for the liquidation or dissolution of Fossil.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) a Person or group will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such Person’s parent and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including Capital Stock) and interests therein and proceeds thereof, whether now owned or hereafter acquired, other than Excluded Property, in or upon which a Lien is granted pursuant to the Collateral Documents as security for the Obligations under the Second-Out Notes Indenture, the Second-Out Notes, the Note Guarantees and any related Obligations.

“Collateral Designation” means, solely to the extent that the Notes Obligations (as defined in the ABL Intercreditor Agreement) remain outstanding and the ABL Intercreditor Agreement is in effect, the occurrence of the following: (a) the valid exercise of the Collateral Designation Option (as defined in the ABL Intercreditor Agreement) by the First-Out Notes Collateral Agent on behalf of the participating Notes Secured Parties pursuant to the ABL Intercreditor Agreement; or (b) Fossil’s election, by written notice to the ABL Facility Administrative Agent, to designate the Specified Collateral as Notes Priority Collateral instead of ABL Priority Collateral.

“Collateral Designation Conditions” means: (a) with respect to a Collateral Designation described in clause (a) of the definition thereof, the requirements to effect a Collateral Designation Date by the First-Out Notes Collateral Agent set forth in the ABL Intercreditor Agreement (it is understood and agreed by Fossil and each Guarantor that upon any effective consummation of a Collateral Designation by the First-Out Notes Collateral Agent, (x) all Eligible Intellectual Property shall be removed from the Borrowing Base (as each such term is defined in the ABL Credit Agreement) and (y) the lower advance rates applicable following the Collateral Designation Date shall be effective, in each case, without any further action or consent of Fossil or any Guarantor or any other Person); or (b) with respect to a Collateral Designation described in clause (b) of the definition thereof, each of the following requirements: (i) Fossil shall repay the amount of the IP Advance (as defined in the ABL Credit Agreement) then outstanding, (ii) Fossil shall deliver to the ABL Facility Administrative Agent an updated borrowing base certificate, giving pro forma effect to such Collateral Designation (including (x) the removal of all Eligible Intellectual Property, and (y) the lower advance rates applicable following the Collateral Designation Date), demonstrating pro forma compliance with the financial covenant in the ABL Credit Agreement, and (iii) the Payment Conditions (as defined in the ABL Credit Agreement) shall be satisfied with respect to such Collateral Designation and any related transactions in connection therewith.

“Collateral Designation Date” means, with respect to any Collateral Designation, the date that such Collateral Designation is consummated, provided that the Collateral Designation Conditions applicable thereto are satisfied or waived on such date.

“Collateral Documents” means, collectively, the security agreements, pledge agreements, deeds of hypothec, agency agreements, Mortgages, deeds of trust, collateral assignments, collateral agency agreements, control agreements, debentures, and other instruments and documents executed and delivered by Fossil or any Guarantor pursuant to the Second-Out Notes Indenture or any of the foregoing (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Notes Collateral Agent for the ratable benefit of the holders of the Second-Out Notes and the Trustee or perfected or notice of such pledge, assignment or grant is given.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of the Company or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP:

(a)	Consolidated Net Income for such period, plus

(b)	the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i)	income and franchise tax expense during such period,

(ii)

interest expense (including, without limitation, interest expense attributable to Capital Leases Obligations and Synthetic Lease Obligations and all net payment obligations pursuant to interest Swap Obligations),

(iii)	amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future),

(iv)	the amount of premium payments paid by the Company or its Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness,

(v)	expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, and

(vi)

one-time restructuring charges and reserves; provided that the aggregate amount added back pursuant to this clause (vi) (including in respect of the restructuring work performed by Alvarez & Marsal by their Consumer and Retail Group, but excluding one-time restructuring charges and reserves to the extent incurred on or before December 31, 2025 in connection with the consummation of the Transactions or effectiveness of this Agreement) for any period (x) ending on or prior to January 31, 2027 shall not exceed 25% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)) and (y) ending after January 31, 2027, shall not exceed 10% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)), minus

(c)	interest income for such period, minus

(d)	one-time income or gains for such period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) cash principal payments on Indebtedness made or required to be made during such period, (c) expense for income taxes paid or required to be paid in cash during such period and (d) Restricted Payments paid in cash during such period pursuant to clauses (8) and (10) of the second paragraph under the covenant “—Certain Covenants—Limitation on Restricted Payments” and Section 6.08(a)(vii) of the ABL Credit Agreement.

“Consolidated Leverage Ratio” means, on any date, the ratio of (i) the sum of (a) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), plus (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis, plus (c) the aggregate obligations of the Company and the Subsidiaries as an account party in respect of drawn letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness to (ii) Consolidated EBITDA for the period of twelve consecutive Fiscal Months of the Company most recently ended for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports”.

“Consolidated Net Income” means, for any period, the net income (or loss) of Fossil and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of Fossil and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than the Company) that is not a Subsidiary except to the extent such net income is actually paid in cash to Fossil or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Fossil or any of its Subsidiaries or is merged into or consolidated with Fossil or any of its Subsidiaries or that Person’s assets are acquired by the Fossil or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Fossil or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, including, without limitation, the ABL Credit Agreement, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Debt Facility” means one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee of such Debt Facility).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any of Fossil or the Guarantors.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than any payment solely in Capital Stock (other than any Capital Stock referred to in this clause (a))), in each case at any time on or prior to the date that is 91 days after the Stated Maturity of the First-Out Notes, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Capital Stock referred to in (a) above, in each case at any time prior to the date that is 91 days after the Stated Maturity of the First-Out Notes. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Stock solely because holders of the Capital Stock have the right to require the issuer of such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Domestic Guarantor” means any Guarantor other than a Foreign Guarantor.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EMU” means the European Economic and Monetary Union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Euro” means the single currency unit of the member states of the European Union that have the euro as their lawful currency in accordance with the EMU Legislation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means all (i) Deposit Accounts, securities accounts, futures accounts and commodity accounts (a) maintained solely as payroll or other employee wage and benefit accounts (including withholding tax payments related thereto), (b) maintained solely as sales tax accounts, (c) maintained (A) solely as escrow accounts or fiduciary or trust accounts, in each case, for the benefit of third parties, other than the Issuer and its Subsidiaries and their respective Affiliates and accounts otherwise held exclusively for the benefit of third parties, other than the Issuer and its Subsidiaries and their respective Affiliates or (B) solely to hold restricted cash as supporting obligations for guarantees permitted under the Second-Out Notes Indenture, (d) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances” in the ABL Credit Agreement, if the documents governing such deposits prohibit the granting of a lien on such deposits, (e) that are maintained solely as store accounts maintained for local deposits; provided that the entire balance (other than a nominal amount to cover fees and charges) of all such accounts is swept on the Friday of each week (or if Friday is not a Business Day, on the next succeeding Business Day) into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account (each as defined in the ABL Credit Agreement as in effect on the date hereof) will be an Excluded Account as a result of this clause (e)) and (f) the entire balance of which is swept on each Business Day into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account will be an Excluded Account as a result of this clause (f)), and (ii) other Deposit Accounts, securities accounts, futures accounts or commodities accounts with an aggregate closing daily balance not in excess of $4,000,000 in the aggregate for all such Deposit Accounts, securities accounts, futures accounts or commodities accounts excluded pursuant to this clause (ii); provided that no Concentration Account, Collection Account, Deposit Account included in the Intercompany Cash Pooling Program nor the Company’s Funding Account (as defined in the ABL Credit Agreement as in effect on the date hereof) (regardless of the amount on deposit at any time in such account) shall be an Excluded Account.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Fossil on the Issue Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains a non-wholly owned Subsidiary, (b) any Foreign Subsidiary of Fossil (subject to the immediately following sentence), (c) [reserved], (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the applicable Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) any Subsidiary that is an Immaterial Subsidiary (unless, solely in the case of a Subsidiary organized in the same jurisdiction as an existing Guarantor, Fossil otherwise elects), and (h) any other Subsidiary with respect to which, in the reasonable good faith judgment of the Company, the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Noteholders therefrom; provided, that, for the avoidance of doubt, all Excluded Subsidiaries as of the date hereof are: Fossil (UK) Global Services LTD, Fossil Global Services India LLP, Fossil Holding, LLC, Fossil International Holdings, Inc., Fossil Services, LLC, Fossil (Gibraltar) Ltd., Katchin, Inc., Fossil Japan, Inc., Katchin GmbH, Fossil Mexico Sa de CV, Servicios Fossil Mexico, S.A. de C.V., Fossil (East) Ltd., Fossil Luxembourg Sarl, Montres Antima SA, Swiss Technology Production SA, Swiss Technology Components AG, Fossil India Private Ltd., Fossil Singapore Pte., Fossil Industries Ltd., Fossil Asia Pacific Ltd., Pulse Time Center Company, Ltd., Pulse Time Center (Shenzhen) Co., Fossil Korea Ltd., Fossil Time Malaysia Sdn. Bhd., Fossil Commercial (Shanghai) Company Ltd., Fossil Trading Shanghai Company Ltd., Fossil Commercial (Shenzhen) Co. Ltd., FDT, Ltd., Fossil (Australia) Pty., Fossil Hong Kong Ltd., Fossil Vietnam, Fossil New Zealand Limited, Fossil (Macau) Limited, Fossil Shares Services GmbH, Fossil Stores Belgium BVBA, Fossil Belgium BVBA, Fossil (Austria) GmbH, Fossil S.L.U., FESCO GmbH, Fossil Italia, S.r.l., Fossil Sweden AB, In Time Distribuicao de Relogios, Sociedad Unipessoal, Lda., Fossil Stores S.r.l., Fossil Denmark A/S, Fossil Norway AS, Fossil France S.A.S., Fossil Stores France, Fast Europe SARL, Latin America Services, Ltd, Fossil Accessories South Africa Pty. Ltd. and Fossil Poland Spolkaz Ograniczona.

Notwithstanding the foregoing, (x) no Subsidiary of the Company that Guarantees the 2026 Notes (other than Fossil (UK) Global Services Ltd.), the Second-Out Notes, the ABL Credit Agreement or any other Material Indebtedness of Fossil or any Guarantor shall be deemed to be an Excluded Subsidiary and (y) no Subsidiary of Fossil that owns or licenses (other than non-exclusive licenses from Fossil or another Subsidiary granted in the ordinary course of business) any Material Intellectual Property shall be deemed to be an Excluded Subsidiary.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Fossil in good faith (including as to the value of all non-cash assets and liabilities); provided that, for the avoidance of doubt, in making such determination Fossil shall be entitled to consider and include in making any such determination the results of customary discounts, commissions or other similar discounts or payments pursuant to a private placement or public offering of securities.

“First-Out Notes” means Fossil’s 9.500% First-Out First Lien Secured Notes due 2029 issued on or about the Issue Date.

“First-Out Notes Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the First-Out Notes Indenture

“First-Out Notes Indenture” means that certain First-Out Notes Indenture, dated as of the Issue Date, among Fossil, the Guarantors, the First-Out Notes Trustee and the First-Out Notes Collateral Agent.

“First-Out Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Second-Out Notes Indenture.

“First-Out/Second-Out Intercreditor Agreement” means that certain Intercreditor Agreement, to be dated as of the Issue Date, by and among the Trustee, the Notes Collateral Agent, the First-Out Notes Trustee, First-Out Notes Collateral Agent, each additional agent from time to time party thereto, and the grantors from time to time party thereto, as may be amended, restated, amended and restated, supplemented or replaced, in whole or in part, from time to time.

“Fiscal Month” means, with respect to Fossil or any of its Subsidiaries, the approximately one-month period ending around the end of each month or such other applicable period, as determined from time to time by Fossil in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

“Fiscal Year” means the fifty–two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.

“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures for such period minus (iii) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by Fossil and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period to (b) Consolidated Fixed Charges for such period.

“Foreign Guarantor” means any Guarantor that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to the accounting period in respect of which reference to GAAP is made and applied in accordance with the consistency requirements thereof.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, the Netherlands, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

“Grantor” means, collectively, Fossil and the Guarantors.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of any such Subsidiary from its Note Guarantee in accordance with the Second-Out Notes Indenture, such Subsidiary shall cease to be a Guarantor.

“Guarantor Release Protection Provisions” mean (a) each of the provisions under (i) “The Note Guarantees,” (ii) “Future Guarantors,” and (iii) “Merger and Consolidation,” and (b) the Event of Default described in clause (8) under “Events of Default.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Immaterial Subsidiary” means any Subsidiary (other than a Guarantor) that, as of the last day of the most recently ended Fiscal Month of Fossil for which financial statements have theretofore been most recently delivered pursuant to “—Certain Covenants—Reports”, either individually or together with its Subsidiaries, accounted for less than (x) 5.0% of Total Assets at such date and (y) less than 5.0% of the consolidated revenues of Fossil and its Subsidiaries for the most recent twelve Fiscal Month period ending on or prior to such date for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports”; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of Fossil’s Subsidiaries designated in writing to the Trustee, by an Officer of Fossil to the extent necessary to ensure that Immaterial Subsidiaries and their respective Subsidiaries, in the aggregate, accounted for, at the last day of any Fiscal Month of Fossil for which financial statements have theretofore been most recently delivered pursuant to “—Certain Covenants—Reports”, less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of Fossil and its Subsidiaries for the twelve Fiscal Month period ending on such date for which financial statements have been delivered to the Trustee under “—Certain Covenants—Reports”.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms ”Incurred,” “Incurring” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others. Notwithstanding the foregoing, Indebtedness shall not include trade payables (including any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person) and related accrued expenses, and related obligations owed to such third party purchaser, incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of Fossil outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Fossil, qualified to perform the task for which it has been engaged.

“Intercompany Cash Pooling Program” means the physical cash pooling in-house banking program described to the ABL Facility Administrative Agent prior to the date hereof, pursuant to which Fossil Europe BV serves as the cash pool master (or in-house bank) for Fossil and its applicable Subsidiaries.

“Intercompany Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement dated as of the Issue Date, by and among Fossil, certain of its Subsidiaries party thereto, the ABL Facility Administrative Agent, the First-Out Notes Collateral Agent and the Notes Collateral Agent, as the same may be amended in accordance with the terms hereof and thereof.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement, the First-Out/Second-Out Intercreditor Agreement, and any other applicable intercreditor agreement.

“Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year commencing with March 15, 2026, to the Stated Maturity of the Second-Out Notes.

“Interest Period” means, with respect to any Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next Interest Payment Date, with the exception that the first Interest Period with respect to any Note shall commence on and include the issue date of the applicable Second-Out Notes and end on and exclude the first Interest Payment Date to occur after the issue date of the applicable Second-Out Notes (the Interest Payment Date for any Interest Period shall be the interest payment date occurring on the date immediately following the last day of such Interest Period).

“Investment” means, with respect to a specified Person, any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of the Company)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Capital Stock or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Capital Stock to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Capital Stock at the time of the issuance thereof.

For purposes of “—Certain Covenants—Limitation on Restricted Payments”:

(1)	any property transferred to or from a Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(2)

if Fossil or any Subsidiary sells or otherwise disposes of any Voting Stock of any Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of Fossil, Fossil shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of security, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” shall have the meaning and be calculated as set forth in the ABL Credit Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform any of their monetary obligations under the Second-Out Notes, the Second-Out Notes Indenture, the Security Documents or any Intercreditor Agreement to which it is a party, or (c) the rights of or benefits available to the Trustee, the Notes Collateral Agent or Noteholders under the Second-Out Notes, the Second-Out Notes Indenture, the Security Documents or any applicable Intercreditor Agreement.

“Material Indebtedness” means Indebtedness (other than letters of credit), or obligations in respect of one or more Hedging Obligations, of any one or more of Fossil and the Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Fossil or such Subsidiary would be required to pay if such Hedging Obligation were terminated at such time.

“Material Intellectual Property” means intellectual property that is (i) material to the conduct of business of Fossil or any of its Subsidiaries or (ii) necessary or material to permit the Notes Collateral Agent to enforce its rights and remedies under the Second-Out Notes Indenture or the Collateral Documents with respect to the Collateral, or the disposition of which would otherwise adversely affect the Net Orderly Liquidation Value Percentage (as defined in the ABL Credit Agreement as in effect on the date hereof) of any Collateral.

“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by Fossil or any Guarantor having a Fair Market Value at the time in excess of $2,500,000.

“Michele Brand” means all right, title, and interest in and to (i) all inventory and all molds for manufacturing finished goods; (ii) marketing assets; (iii) records; (iv) unfulfilled purchase orders, including, without limitation, the right to bill and receive payment for products subject to such unfulfilled purchase orders; (v) all intellectual property; (vi) all rights under transferred contracts; (vii) all goodwill associated with the MICHELE brand and/or the MICHELE assets; (viii) all permits required for the ownership and use of the MICHELE assets, and all pending applications therefor or renewals thereof; (ix) all machinery, equipment and tooling, whether owned or leased; and (x) all currently effective warranties, guaranties, indemnities and similar rights against third parties, if any, solely relating to the MICHELE assets (except to the extent applicable from any sale thereof), in each case used in or for the business of manufacturing, distributing and selling of timepieces under the MICHELE brand and included in an asset purchase agreement, share purchase agreement or similar agreement in connection with the sale of the Company’s MICHELE brand. “Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note Guarantee” means, individually, any Guarantee of payment of the Second-Out Notes and Fossil’s other Obligations under the Second-Out Notes Indenture by a Guarantor pursuant to the terms of the Second-Out Notes Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Noteholder” means a Person in whose name a Second-Out Note is registered on the Registrar’s books.

“Notes Priority Collateral” means all Collateral other than ABL Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, would be ABL Priority Collateral), including, without limitation:

(1)

all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Credit Parties or their Affiliates (other than ABL Priority Collateral described in clause (5) of the definition thereof), and all Capital Stock held by the Credit Parties and other Investment Property (other than any Investment Property constituting ABL Priority Collateral, including Investment Property described in clause 3(y) of the definition of ABL Priority Collateral);

(2)	except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(3)

Notes Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Split-Lien Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

(4)	on and after the Collateral Designation Date, Specified Collateral;

(5)	all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and

(6)

all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds).

Any capitalized term used in this definition but not otherwise defined herein shall be defined as set forth in the ABL Intercreditor Agreement.

“Notes Secured Indebtedness” means all Obligations in respect of the First-Out Notes and the Second-Out Notes.

“Notes Secured Parties” has the meaning set forth in the ABL Intercreditor Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, territorial, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Co-President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Chief Administrative Officer, the Chief Legal Officer, the Treasurer or Assistant Treasurer or the Secretary of Fossil or any other person authorized by the Board of Directors or, if Fossil is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of Fossil. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of Fossil or a Guarantor, as applicable, and delivered to the Trustee and/or the Notes Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel (including an employee of or counsel to the Company) who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Obligations under the Second-Out Notes or the Note Guarantees and is secured by a Lien on the Collateral that has equal Lien priority with respect to the different categories of Collateral under the Lien priorities in any applicable Intercreditor Agreement relative to the Second-Out Notes and the Note Guarantees and is senior in priority to the Liens securing any junior lien priority Indebtedness; provided, that, in each case, an Authorized Representative of such Indebtedness shall have executed a joinder to the applicable Intercreditor Agreements in the form provided therein.

“Permitted Acquisition” means the purchase or other acquisition by the Company or any Subsidiary of Capital Stock in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Capital Stock in a Person, such Person will be, upon the consummation of such acquisition, a Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Subsidiary; provided that (i) no Event of Default exists at the date such transaction is consummated, (ii) at the time such transaction is consummated, immediately after giving pro forma effect to such transaction (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to “—Reports”), the Consolidated Leverage Ratio for Fossil and its Subsidiaries shall not exceed 1.50:1.00, (iii) the Company shall promptly deliver information relating to such Permitted Acquisition as the Notes Collateral Agent may reasonably request, and (iv) any such acquisition or Investment shall be subject to the Shared Non-Guarantor Investments Cap.

“Permitted Investment” means an Investment:

(1)	[reserved];

(2)	[reserved];

(3)

consisting of contributions to and borrowings from the cash pool under the Intercompany Cash Pooling Program among the applicable Subsidiaries (other than Fossil and Domestic Guarantors) in the ordinary course of business to fund ordinary course operational needs, including purchasing inventory, paying payroll and funding marketing initiatives; provided that (i) Fossil and the Domestic Guarantors shall not participate in the Intercompany Cash Pooling Program, (ii) all amounts owing under the Intercompany Cash Pooling Program shall be subject to the Intercompany Subordination Agreement at all times, (iii) the aggregate balance at any time (to the extent positive) of (x) outstanding amounts contributed by Fossil and the Guarantors to the cash pool minus (y) outstanding amounts borrowed by Fossil and the Guarantors from the cash pool (the “Net Cash Pooling Investment”) shall be subject to the Shared Non-Guarantor Investments Cap, and (iv) if a Dominion Period (as defined in the ABL Credit Agreement) has occurred and is continuing, Fossil and the Guarantors shall not make any contributions to the cash pool;

(4)

Investments by Fossil and the Subsidiaries in their respective Subsidiaries; provided that (i) such Subsidiaries are Subsidiaries prior to, or have been newly formed with the initial Investment therein being, such Investments and (ii) such Investments shall be subject to the Shared Non-Guarantor Investments Cap;

(5)

loans or advances made by Fossil to any Subsidiary or made by any Subsidiary to Fossil or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by clause (8) of the second paragraph under the covenant entitled “—Certain Covenants—Limitation on Indebtedness” and (ii) such loans and advances shall be subject to the Shared Non-Guarantor Investments Cap;

(6)

Guarantees by Fossil or any Subsidiary of (i) the Obligations and (ii) Indebtedness or other obligations of Fossil or any Subsidiary other than as specified in the foregoing clause (i) including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty; provided that, with respect to the foregoing clause (ii), such Indebtedness shall be subject to the Shared Non-Guarantor Investments Cap;

(7)

by Fossil or any of its Subsidiaries, in cash or in the form of Investments that do not constitute transfers of Collateral, in an aggregate amount outstanding (as reduced by the amount of capital returned from any such Permitted Investment (exclusive of items reflected in Consolidated Net Income), which reductions may not exceed in aggregate amount the amount originally transferred in connection with any Permitted Investment hereunder), together with all other Investments pursuant to this clause (7), at the time of each such Investment not to exceed $5,000,000.

(8)

by Fossil or any of its Subsidiaries in exchange for consideration consisting only of Capital Stock (other than Disqualified Stock) of Fossil or Net Cash Proceeds of a substantially concurrent sale of Capital Stock of Fossil;

(9)

by Fossil or any of its Subsidiaries in receivables owing to Fossil or any Subsidiary and extensions of trade credit, deposits, prepayments and other credits to vendors, suppliers, lessors, processors, materialmen, carriers, warehousemen, mechanics and landlords made in the ordinary course of business;

(10)

by Fossil or any of its Subsidiaries in payroll, commission, travel, entertainment expenses, relocation costs and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice, not to exceed, in the aggregate, $1,000,000 at any time outstanding;

(11)	Investments in cash and Cash Equivalents;

(12)	by Fossil or any of its Subsidiaries as a result of the receipt of settlement of amounts due to Fossil or any Subsidiary effected in the ordinary course of business;

(13)	purchases of assets in the ordinary course of business;

(14)	received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(15)	Permitted Acquisitions;

(16)

by Fossil or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Fossil and its Subsidiaries in connection with such plans;

(17)

by Fossil or any of its Subsidiaries in the ordinary course of business consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such licensing, subleasing, or contributions of intellectual property must either be (i) non-exclusive or (ii) exclusive only within the granted territory;

(18)

by Fossil or any of its Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(19)

by Fossil or any of its Subsidiaries as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Disposition;

(20)

by Fossil or any of its Subsidiaries in existence on the Issue Date or made pursuant to binding commitments existing on the Issue Date or an Investment consisting of any extension, modification or replacement of any such Investment or binding commitment existing on the Issue Date but, in each case, only to the extent not involving additional advances, contributions or other Investments or other increases thereof;

(21)

by Fossil or any of its Subsidiaries in Hedging Obligations entered into in the ordinary course of business to hedge or mitigate risks to which the Company or a Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness”;

(22)	by Fossil or any of its Subsidiaries in respect of Guarantees issued in accordance with “—Certain Covenants—Limitation on Indebtedness”;

(23)

Investments constituting (i) pledges and deposits made (A) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (B) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (A) above, (ii) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (iii) endorsements of instruments for collection or deposit in the ordinary course of business;

(24)	Investments by the Company or any of its Subsidiaries in the form of Unfinanced Capital Expenditures;

(25)	deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted under “—Certain Covenants—Limitation on Indebtedness”;

(26)

the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness; and

(27)	any other Investment permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof.

Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes hereof, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

“Permitted Liens” means, with respect to any Person:

(1)

Liens securing (i) Indebtedness and other obligations permitted to be Incurred under clause (4) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness); provided, that the Liens incurred pursuant to this clause (1) may rank senior to the Liens securing the Second-Out Notes pursuant to the terms of the applicable Intercreditor Agreement;

(2)

pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(3)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith;

(4)

Liens imposed by law for taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) for which the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(5)

pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(6)

easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary or the ordinary operation of such real property;

(7)

Liens securing Indebtedness permitted to be incurred under (i) clause (1) (provided, that such Liens shall be junior to the Liens on the Notes Priority Collateral securing the Second-Out Notes and shall be subject to the ABL Intercreditor Agreement), (ii) clause (2) (provided, that such Liens shall be subject to the First-Out/Second-Out Intercreditor Agreement), and (iii) clause (11), in each case, of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(8)

Liens existing on the Issue Date and other Liens securing Indebtedness Incurred in reliance on clause (5) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”, in each case subject to the Lien Priority Principles;

(9)

customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC or PPSA in respect of payment items in the course of collection ;

(10)

Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(11)	Liens securing Indebtedness or other obligations of a Subsidiary owing to Fossil, or of a Non-Guarantor Subsidiary owing to Fossil or another Subsidiary;

(12)

Liens securing Refinancing Indebtedness Incurred to refinance, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (7), (8), (16), (36), (39), (40) and this clause (12) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; provided, further, that any such Liens shall rank equal to or junior to the Liens securing Indebtedness being refinanced or Incurred in compliance with the Second-Out Notes Indenture pursuant to the terms of the applicable Intercreditor Agreements, if applicable, or any other intercreditor agreement that is substantially similar to such Intercreditor Agreements (in the case of any Liens with a junior lien priority, with any ABL Indebtedness and the Second-Out Notes being treated as senior priority obligations thereunder), as applicable, in all cases subject to the Lien Priority Principles;

(13)

in connection with the sale or transfer of any Capital Stock or other assets in a transaction permitted under “—Certain Covenants—Asset Sales,” customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(14)

leases, subleases, licenses or sublicenses of real property granted by the Company or any Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Subsidiary;

(15)	judgment Liens in respect of judgments that do not constitute an Event of Default;

(16)	Liens securing Indebtedness permitted to be incurred under clause (7) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(17)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18)

bankers’ liens upon deposits of funds in favor of banks or other depository institutions (including any right of pledge or right of set-off arising under the general banking conditions of any bank in relation to deposit accounts maintained in the Netherlands), solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(19)

any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Issue Date prior to the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(20)	[reserved];

(21)	Liens arising from precautionary UCC or PPSA financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(22)

Liens securing (i) Indebtedness and other obligations permitted to be Incurred under clause (21) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and (ii) any Refinancing Indebtedness in respect thereof (and any subsequently Incurred Refinancing Indebtedness in respect of any such Refinancing Indebtedness); provided, that the Liens incurred pursuant to this clause (22) may rank senior to the Liens securing the Second-Out Notes pursuant to the terms of the applicable Intercreditor Agreement;

(23)	[reserved];

(24)

any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to the Company or any Subsidiary, in each case in the ordinary course of business of the Company and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(25)	[reserved];

(26)	Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(27)

the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown in right of Canada or any province thereof of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(28)

Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers, credit card processors or merchant service providers for mobile or digitized payment methods to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer, credit card processor, or merchant service provider incurred in the ordinary course of business as a result of fees, charges, expenses and chargebacks;

(29)

(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(30)

Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(31)

Liens arising from real property title defects or irregularities which are of a minor nature and which do not materially detract from the value of the real property or impair the use thereof in the ordinary conduct of business;

(32)	other Liens that are contractual rights of setoff;

(33)

in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Capital Stock in any Person that is not a Subsidiary, any encumbrance or restriction, including any options, put and call arrangements, rights of first refusal and similar rights related to Capital Stock in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(34)

Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(35)	Liens securing Hedging Obligations permitted to be incurred pursuant to clause (11) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(36)

any Lien on assets of any Foreign Subsidiary (other than a Foreign Guarantor) securing Indebtedness of such Foreign Subsidiary (other than a Foreign Guarantor) permitted by clause (6)(ii) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness” and obligations relating thereto not constituting Indebtedness;

(37)	Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(38)

Liens on amounts deposited to secure obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV);

(39)	Deposits of cash collateral securing letters of credit permitted under clause (19) of the second paragraph under “—Certain Covenants—Limitation on Indebtedness”;

(40)	any other Liens permitted under the terms of the First-Out Notes Indenture, the ABL Credit Agreement, or in each case, any replacement thereof; and

(41)

in addition to the items referred to in clauses (1) through (40) above, Liens securing Indebtedness of Fossil and its Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Liens securing Indebtedness pursuant to this clause (41) at any one time, does not exceed $10,000,000.

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Note Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prior Claims” means (a) all liabilities and obligations of any Canadian Guarantor secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens securing the Obligations, including claims for utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the Income Tax Act (Canada), as amended, excise taxes, goods and services taxes (“GST”) and harmonized sales taxes (“HST”) payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of a laborer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the Bankruptcy and Insolvency Act (Canada)), amounts due and not paid for inventory subject to rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or other applicable law (generally known as the “30-day goods rule”), vacation pay, severance pay, employee source deductions, workers’ compensation obligations or pension fund obligations (including claims in respect of, and all amounts currently or past due and not contributed, remitted or paid to, or pursuant to, a

Canadian pension plan, any Canadian pension laws and any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to any Canadian pension plan, including “normal cost”, “special payments” and any other payments in respect of any funding deficiency or shortfall); and (b) with respect to any German Guarantor, any reserve for amounts secured by any liens or other security interests whatsoever, choate or inchoate, which rank or are capable of ranking in priority to the liens granted to secure or for other claims and/or deductions for the Obligations, including without limitation, any such amounts due and not paid for wages, or vacation pay, severance pay, employee deductions, income tax, insolvency costs, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property), sales tax and pension obligations.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Second-Out Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Fossil (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that is Incurred in exchange or replacement for, or to refund, refinance, replace, exchange, renew, repay, prepay, purchase, redeem, defease, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, ”refinance,” “refinances,” “refinanced” and “refinancing” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Second-Out Notes Indenture (including additional Indebtedness Incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Indebtedness) in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness or Incurred in connection with a repurchase, redemption or similar transaction, whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case including by exchange offers and private exchanges; provided, however, that:

(1)	the Stated Maturity of such Refinancing Indebtedness shall not be earlier than that of the Indebtedness being refinanced;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay fees, premiums or costs with respect to the instruments governing such existing Indebtedness or tender premiums, defeasance costs, accrued interest and fees and expenses in connection with any such refinancing);

(4)

if the Indebtedness being refinanced is Subordinated Obligations, Guarantor Subordinated Obligations, or otherwise subordinated in right of payment to the Second-Out Notes or the Note Guarantees, such Refinancing Indebtedness is Subordinated Obligations, Guarantor Subordinated Obligations, or subordinated in right of payment to the Second-Out Notes or the Note Guarantees, respectively, on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being refinanced;

(5)

if the Indebtedness being refinanced is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refinanced (and if the Indebtedness being refinanced is unsecured, the Refinancing Indebtedness Incurred in respect of such Indebtedness may not be secured with any Liens);

(6)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of Fossil or a Guarantor;

(7)	Refinancing Indebtedness shall not be Guaranteed or secured by additional guarantors or collateral, respectively, relative to the refinanced Indebtedness; and

(8)	Refinancing Indebtedness shall not have a greater ranking or payment priority than the Indebtedness being refinanced.

“Restricted Investment” means any Investment other than a Permitted Investment.

“S&P” means S&P Global Ratings or any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Fossil or any of its Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more series of Secured Indebtedness (or their respective Authorized Representative) hold a valid and perfected security interest at such time.

“Shared Non-Guarantor Investments Cap” means that the sum of (i) the aggregate amount of Investments by (x) Fossil and the Guarantors in, and loans and advances by Fossil and the Guarantors to, and Guarantees by Fossil and the Guarantors of Indebtedness and other obligations of, Subsidiaries that are not Guarantors and (y) Fossil and the Domestic Guarantors in, and loans and advances by Fossil and the Domestic Guarantors to, and Guarantees by Fossil and the Domestic Guarantors of Indebtedness and other obligations of, Foreign Guarantors, in each case of this clause (i), pursuant to clauses (4), (5) and (6) of the definition of “Permitted Investments”, (ii) solely to the extent positive, the Net Cash Pooling Investment, and (iii) the aggregate amount of consideration paid by Fossil and the Guarantors in connection with Permitted Acquisitions of Subsidiaries that do not become Guarantors, shall not exceed $10,000,000 at any time outstanding.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Fossil within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by Fossil and its Subsidiaries on the Issue Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by Fossil and its Subsidiaries on the Issue Date, in each case, as determined in good faith by Fossil.

“Specified Collateral” means that portion of the Collateral consisting of Intellectual Property Collateral (as defined in the ABL Intercreditor Agreement).

“Specified Indebtedness” means Subordinated Obligations, Guarantor Subordinated Obligations, unsecured Indebtedness, and Indebtedness secured on a junior basis to the Liens securing the Obligations in respect of the Second-Out Notes.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of Fossil (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Second-Out Notes (including any Notes issued in connection with the Exchange Offer) pursuant to its terms.

“Subsidiary” of any Person means (1) any corporation, unlimited liability company, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Fossil.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. A Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Total Assets” means, at any date of determination, the consolidated total assets of Fossil as of the last day of the most recent Fiscal Month of Fossil for which financial statements have theretofore been most recently delivered pursuant to “—Certain Covenants—Reports” as adjusted to any pro forma event occurring pursuant to the terms of the Second-Out Notes Indenture since such date.

“Transaction Support Agreement” means that certain Transaction Support Agreement dated August 13, 2025, among Fossil, certain of its subsidiaries and the supporting noteholders party thereto.

“Transactions” means those certain transactions contemplated by the Transaction Support Agreement and this registration statements.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unfinanced Capital Expenditures” means capital expenditures (a) not financed with the proceeds of any incurrence of long-term Indebtedness (other than the incurrence of any loans, Capital Lease Obligations or Synthetic Lease Obligations) or the proceeds of any sale or issuance of Capital Stock or equity contributions, and (b) that are not reimbursed by a third person (excluding Fossil or any Guarantor or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. For the avoidance of doubt, Unfinanced Capital Expenditures shall include capital expenditures financed with the proceeds of any loans, Capital Lease Obligations or Synthetic Lease Obligations.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Use Period” means the period commencing on the date that the ABL Collateral Agent or an agent acting on its behalf furnish the Notes Collateral Agent with an enforcement notice under the ABL Credit Agreement and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Collateral Agent, the other ABL Secured Parties or Fossil or any Guarantor (with the consent of the ABL Collateral Agent) from commencing and continuing to exercise any remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180- day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

DESCRIPTION OF THE COMMON STOCK

The following is a description of the material terms of our Common Stock. It does not purport to be complete and is subject to and qualified in its entirety by our Third Amended and Restated Certificate of Incorporation, or any supplement or amendment thereto (the “Certificate of Incorporation”), our Fifth Amended and Restated Bylaws, or any supplement or amendment thereto (the “Bylaws”), and the General Corporation Law of the State of Delaware (“DGCL”).

Authorized Capital Stock

Under the Certificate of Incorporation, our authorized capital stock consists of:

•	100,000,000 shares of Common Stock; and

•	1,000,000 shares of undesignated preferred stock, par value $0.01 per share (“Preferred Stock”).

As of August 5, 2025, we had 53,785,369 shares of Common Stock outstanding and no shares of Preferred Stock issued or outstanding. As of August 5, 2025, we had reserved approximately 5,578,066 additional shares of Common Stock for issuance under our long-term incentive plan.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Unless otherwise required by law, the Certificate of Incorporation or the Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Each member of the Board shall be elected by the vote of the majority of the votes cast with respect to the director. Cumulative voting of shares of Common Stock is prohibited.

The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor, subject to the payment of any preferential dividends with respect to any Preferred Stock that from time to time may be outstanding. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of the holders of any outstanding Preferred Stock. The holders of Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Board may designate in the future.

Preferred Stock

The Board, without further action by the stockholders, is authorized to fix and determine as to any series of Preferred Stock any and all of the relative rights and preferences of shares in such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation.

Certain Provisions of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws of the Company contain certain provisions that may delay, defer or prevent a change in control of the Company.

Issuance of Common or Preferred Stock

As indicated above, the Certificate of Incorporation gives the Board the authority, without further action by the stockholders, to issue from time to time Preferred Stock in one or more series and to fix the number of shares, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions on the Preferred Stock. The issuance of, or the right to issue, Preferred Stock could have anti-takeover effects.

Any issuance of Common Stock or Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price. Moreover, the issuance of additional shares of Common Stock or Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office even if such change were to be favorable to stockholders generally.

Number of Directors and Vacancies and Removal of Directors

Our Bylaws provide that the number of directors shall be fixed and determined from time to time by resolution adopted by the Board. Our Bylaws also provide that if a proposal to remove a Board member is properly brought before a meeting of the stockholders, a Board member may be removed by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Any vacancy on the Board may be filled by the majority vote of the directors then in office, though less than a quorum.

Advance Notice

The Company’s Bylaws establish advance notice procedures with regard to stockholder nomination or removal of persons for election to the Board or other business to be brought before meetings of stockholders of the Company. These procedures provide that notice of such stockholder nominations or proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The notice must contain certain information specified in the Bylaws. To be timely in connection with an annual meeting, the notice must be received between 90 and 120 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. If the date of the annual meeting is 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 days before the meeting and no later than the later of (i) 90 days before the meeting or (ii) the 10th day following the day on which the public announcement of the date of the annual meeting is first made by the Company. To be timely in connection with a special meeting, the notice must be received no earlier than 120 days before the meeting and no later than the later of (i) 90 days before the meeting or (ii) the 10th day following the day on which the public announcement of the date of the special meeting is first made by the Company. An adjournment or postponement of an annual or special meeting does not commence a new time period for the giving of notice. With respect to stockholder nominations of directors and stockholder proposals relating to the removal of directors, in addition to complying with the procedures set forth in the Bylaws, a stockholder who wishes to include such business in a proxy statement prepared by the Company must also comply with Rule 14a-8 under the Exchange Act, as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect.

Bylaw Amendments

The Company’s Bylaws require that any action taken by the Board to alter, amend or repeal the Bylaws or adopted new Bylaws be approved by the affirmative vote of at least 80% of all directors then in office, subject to repeal or change by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a single class.

Special Meetings of Stockholders

Special meetings of stockholders may be called only by the Chairman of the Board, the President, at the request in writing of a majority of the Board or on the written request of holders of at least 50% of the total number of shares of capital stock of the Company issued and outstanding and entitled to vote.

Section 203 of DGCL

The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines a “business combination” to include certain mergers, consolidation, asset sales and stock issuances and certain other transactions resulting in a financial benefit to an “interested stockholder.” In addition, Section 203 defines an “interested stockholder” to include any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such an entity or person.

Limitation of Liability of Directors and Officers

The Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, no director or officer shall be liable to the Company or its stockholders for monetary damages for any breach of certain fiduciary duties as a director or officer (as the case may be), except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL.

The effect of this provision is to restrict the rights of the Company and its stockholders to recover monetary damages against a director or officer for breach of certain fiduciary duties as a director or officer (as the case may be).

DESCRIPTION OF THE INITIAL PUBLIC WARRANTS AND PRE-FUNDED PUBLIC WARRANTS

Initial Public Warrants

The following is a brief summary of certain terms and conditions of the Initial Public Warrants being offered by this prospectus. The following description is qualified in its entirety by reference to the provisions contained in the Initial Public Warrants and the Warrant Agreement (as defined herein), which are exhibits to the registration statements of which this prospectus forms a part.

Pursuant to a warrant agency agreement (the “Warrant Agreement”) by and among us and Computershare Inc. and its affiliate Computershare Trust Company, N.A., together as warrant agent (the “Warrant Agent”), the Initial Public Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the Warrant Agent on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The Initial Public Warrants will be exercisable at any time after their original issuance on the Settlement Date and prior to 5:00 p.m., New York City time, on the date that is 30 days after the Settlement Date. The Initial Public Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice and by payment of the applicable exercise price in full in immediately available funds of the applicable aggregate exercise price for the number of shares of Common Stock or Pre-Funded Public Warrants purchased upon such exercise. No fractional shares of Common Stock will be issued upon the exercise of the Initial Public Warrants or the Pre-Funded Public Warrants. As to any fraction of a share which a holder would otherwise be entitled to purchase upon such exercise, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Initial Public Warrant, or the exercise price minus the Pre-Funded Warrant Exercise Price, as applicable, or round up to the next whole share or Pre-Funded Public Warrant, as applicable.

Each Initial Public Warrant is exercisable for one share of Common Stock or one Pre-Funded Public Warrant. The exercise price per whole share of Common Stock purchasable upon the exercise of the Initial Public Warrants is $0.50 per share (the “Common Stock Exercise Price”). The exercise price per whole Pre-Funded Public Warrant purchasable upon the exercise of the Initial Public Warrants is $0.49 per Pre-Funded Public Warrant (the “Pre-Funded Warrant Exercise Price”). The Common Stock Exercise Price and Pre-Funded Warrant Exercise Price are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our Common Stock and also upon any distributions of assets, including cash, stock or other property to all of our shareholders.

A holder will not have the right to exercise any portion of its Initial Public Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such holder’s pro rata portion of ownership is determined in accordance with the terms of the Initial Public Warrants. However, any holder may increase or decrease the Beneficial Ownership Limitation upon at least 61 days’ prior notice from such holder to us, provided that in no event will the Beneficial Ownership Limitation exceed 19.99%.

We do not plan on applying to list the Initial Public Warrants on NASDAQ or any other national securities exchange or other nationally recognized trading system.

Subject to applicable laws, the Initial Public Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the Initial Public Warrants and generally including our merger or consolidation with and into another person, the sale, transfer, conveyance or other disposition of all or substantially all of our assets, the completion of a purchase offer, tender offer or exchange offer for shares of

Common Stock that is accepted by the holders of 50% or more of the outstanding shares of Common Stock, a reclassification, reorganization or recapitalization of shares of our Common Stock, or the consummation by us of a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires 50% or more of the outstanding shares of Common Stock, the holders of the Initial Public Warrants will be entitled to receive, at the option of the holder upon subsequent exercise of the Initial Public Warrants, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Initial Public Warrant is exercisable immediately prior to such fundamental transaction.

Initial Public Warrant holders will not have the rights or privileges of a holder of shares of our Common Stock with respect to the shares of Common Stock underlying such Initial Public Warrants, including any voting rights, until the holder exercises such Initial Public Warrants to purchase shares of our Common Stock.

Pre-Funded Public Warrants

The following is a brief summary of certain terms and conditions of the Pre-Funded Public Warrants being offered by this prospectus supplement. The following description is qualified in its entirety by reference to the provisions contained in the Pre-Funded Public Warrants and the Warrant Agreement.

The Pre-Funded Public Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice and by payment of the applicable exercise price in full in immediately available funds of the aggregate exercise price for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Public Warrants. As to any fraction of a share which a holder would otherwise be entitled to purchase upon such exercise, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Public Warrant or round up to the next whole share.

Each Pre-Funded Public Warrant is exercisable for one share of Common Stock. The exercise price per whole share of Common Stock purchasable upon the exercise of the Pre-Funded Public Warrants is $0.01 per share (the “Pre-Funded Warrant Common Stock Exercise Price”). The Pre-Funded Warrant Common Stock Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our Common Stock and also upon any distributions of assets, including cash, stock or other property to all of our shareholders.

A holder will not have the right to exercise any portion of its Pre-Funded Public Warrants if the holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, as such holder’s pro rata portion of ownership is determined in accordance with the terms of the Pre-Funded Public Warrants. However, any holder may increase or decrease the Beneficial Ownership Limitation upon at least 61 days’ prior notice from such holder to us, provided that in no event will the Beneficial Ownership Limitation exceed 19.99%.

We do not intend to list the Pre-Funded Public Warrants on NASDAQ or any other national securities exchange or other nationally recognized trading system.

Subject to applicable laws, the Pre-Funded Public Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the Pre-Funded Public Warrants and generally including our merger or consolidation with and into another person, the sale, transfer, conveyance or other disposition of all or substantially all of our assets, the completion of a purchase offer, tender offer or exchange offer for shares of Common Stock that is accepted by the holders of 50% or more of the outstanding shares of Common Stock, a reclassification, reorganization or recapitalization of shares of our Common Stock, or the consummation by us of a stock or share purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires 50% or more of the outstanding shares of Common Stock, the holders upon subsequent exercise of the Pre-Funded Public Warrants will be entitled to receive, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Public Warrant is exercisable immediately prior to such fundamental transaction.

Pre-Funded Public Warrant holders will not have the rights or privileges of a holder of shares of our Common Stock with respect to the shares of Common Stock underlying such Pre-Funded Public Warrants, including any voting rights, until the holder exercises such Pre-Funded Public Warrants to purchase shares of our Common Stock.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

ABL Facility

On August 13, 2025, the Company, as a borrower, and certain of its subsidiaries identified therein as guarantors entered into a Credit Agreement, dated as of August 13, 2025 (the “Credit Agreement”), with the lenders from time to time party thereto (the “Lenders”) and ACF FINCO I LP, as administrative agent on behalf of the Lenders (the “Administrative Agent”) to refinance the Company’s existing secured asset-based revolving credit agreement dated September 26, 2019 (as was amended from time to time). Pursuant to the Credit Agreement, the Lenders have provided new financing commitments to the Company under a new senior secured asset-based ABL Facility (the “ABL Facility”) in an aggregate principal amount of $150 million.

On September 18, 2025, certain subsidiaries of the Company organized in Germany, Switzerland and the Netherlands executed joinders to the existing collateral documentation with respect to the ABL Facility which joinders provided for such entities guaranteeing the Company’s obligations under the ABL Facility and securing such obligations and the guarantees in respect of such obligations with substantially all of the assets of such subsidiaries.

Borrowings under the ABL Facility will bear interest at a rate equal to the applicable floating interest rate plus a margin of 5.00% for term SOFR borrowings and 4.00% for base rate borrowings, payable monthly in arrears. The Company’s obligations under the ABL Facility are guaranteed by certain of the Company’s subsidiaries, and those obligations and the guarantees are secured by substantially all of the assets of the Company and certain of its subsidiaries. The New Notes will also be secured by substantially all of the assets of the Company and such subsidiaries, subject to any applicable intercreditor agreement (including the ABL Intercreditor Agreement and the First-Out/Second-Out Intercreditor Agreement (each as defined herein)). See “Summary of the First-Out Notes” and “Summary of the Second-Out Notes.”

The Credit Agreement includes customary representations and warranties, covenants applicable to the Company and its restricted subsidiaries and events of default. If an event of default under the Credit Agreement occurs, the Lenders may, among other things, declare the outstanding obligations under the Credit Agreement to be immediately due and payable.

The ABL Facility has a maturity date of August 13, 2030, subject to a springing maturity date to the date that is the 91st day prior to the scheduled maturity of any material indebtedness, as defined in the Credit Agreement, if, on such 91st day, such material indebtedness remains outstanding. The New Notes will constitute material indebtedness for this purpose. See “Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness—We may be required to repay the ABL Facility prior to its stated maturity date under the Credit Agreement if the springing maturity feature is triggered or otherwise reserve amounts for repayment of indebtedness.”

Continued funding under the ABL Facility is conditional upon the consummation of the Restructuring Transactions (as defined in the ABL Facility) on or before December 30, 2025; if the Restructuring Transactions are not consummated on or before such date, an event of default shall occur thereunder. The occurrence of such event of default will permit the lenders under the ABL Facility to accelerate the ABL Facility obligations and terminate their commitments thereunder which will impair the Company’s access to necessary liquidity. “Risk Factors—Risks Related to the New Notes, Our Guarantees and Our Indebtedness— If the Restructuring Transactions are not successfully completed, the lenders under the ABL Facility may accelerate the ABL Facility obligations and terminate their commitments thereunder.”

As of the date hereof, we had $21.0 million outstanding and $9.1 million of available borrowing capacity under the ABL Facility. As of the date hereof, we were in compliance with all debt covenants related to the ABL Facility.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE GUARANTEES AND THE SECURITY INTERESTS AND CERTAIN INSOLVENCY CONSIDERATIONS

The following is a brief description of certain limitations on the validity and enforceability of the guarantees and certain aspects of insolvency law in Canada, England and Wales, the European Union, Germany, the Netherlands and Switzerland where the Foreign Guarantors are organized. The description below is only a summary and does not purport to be complete or to discuss all the limitations or considerations that may affect the validity and enforceability of the New Notes or the guarantees related thereto and the Collateral. Bankruptcy, insolvency or similar proceedings could be initiated in any of the jurisdictions of organization of a future guarantor of the New Notes. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdiction’s law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the New Notes, the guarantees related thereto and the Collateral. If additional collateral is required to be granted in the future pursuant to the First-Out Notes Indenture and the Second-Out Notes Indenture, such collateral will also be subject to limitations on enforceability and validity, which may differ from those discussed below. Prospective investors in the New Notes should consult their own legal advisors with respect to such limitations and considerations. See “Risk Factors.”

Canada

Fossil Canada Inc. is organized under the laws of the Province of New Brunswick, Canada (the “Canadian Guarantor”). Bankruptcy and insolvency matters are within the jurisdiction of the federal government of Canada, but provincial laws can affect bankruptcy and insolvency proceedings including with respect to establishing priority of payments. In the event of the insolvency of the Canadian Guarantor, insolvency proceedings may be initiated in Canada. Canadian insolvency laws and applicable provincial legislation would govern those proceedings (subject to laws or protocols that may be applicable to international insolvencies if proceedings also occur in other jurisdictions in respect of those Guarantors, and those foreign proceedings are recognized by a Canadian court). The insolvency laws of Canada and related provincial legislation may restrict, delay or limit certain of your rights and remedies, including in respect of priority of claims, the ability to obtain post-filing interest and other amounts and the duration of the insolvency proceedings, and hence may limit your ability to recover payments due on the New Notes or to require the performance by the Canadian Guarantor of its obligations, its guarantee or the security documents to which it is a party.

In Canada, there are two primary federal statutes that govern insolvency and restructuring proceedings of corporate debtors. The Bankruptcy and Insolvency Act (Canada) (the “BIA”) contains provisions for the liquidation of insolvent companies (in a manner loosely akin, in substance, to U.S. Chapter 7 proceedings, although there are important distinctions) and for the restructuring of corporations (in a manner loosely akin, in substance, to U.S. Chapter 11 proceedings, although there are important distinctions). Similar to bankruptcy proceedings in the United States, a corporate debtor may be petitioned into bankruptcy (i.e., involuntary proceedings) or file for bankruptcy or reorganization (i.e., voluntary proceedings). In addition to the BIA, Canada also has the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”), which is a restructuring statute that operates, in practice, in a manner loosely akin to U.S. Chapter 11 proceedings (with important distinctions). CCAA proceedings are only available to insolvent debtor companies having debts in excess of CDN$5 million (or such other amount prescribed by regulation under the CCAA). Insolvency proceedings in Canada, whether under the BIA or the CCAA, are court-supervised.

Upon the bankruptcy of a debtor corporation, whether voluntarily or upon the application of a creditor, the BIA imposes an automatic stay of any action, execution or other proceeding by unsecured creditors in respect of the debtor, unless the creditors obtain leave of the applicable court to continue or commence the proceeding. In a liquidation (as opposed to restructuring) context, the stay of proceedings does not generally apply to secured creditors, who are free to exercise their rights of self-help or to otherwise realize on their security outside of the BIA. However, if requested by formal motion, the court may, in exceptional cases, stay the rights of a secured creditor for up to six months. Upon becoming bankrupt, whether voluntarily or involuntarily, all of a debtor’s assets (subject to very limited exceptions) vest in the trustee in bankruptcy (subject to the rights of secured creditors with validly perfected security interests), at which point the debtor no longer has any ability to deal with those assets. The trustee typically proceeds to liquidate the assets and distribute the proceeds of the assets in accordance with the provisions of the BIA.

The BIA sets out the priority scheme for the payment of claims against a bankrupt debtor, which priority scheme takes precedence over any operative priority scheme outside of bankruptcy. Subject to certain statutory priority claims enumerated in the BIA (including, without limitation, “super priority” charge under the BIA against a debtor’s current assets for certain employee wages as well as charges to secure certain unremitted source deductions and certain arrears in pension plan contributions) and true trust claims, secured creditors have the right to look first to the assets charged by their validly perfected security for payment. Thereafter, the BIA provides a list of preferred creditors who recover their debts in priority to the general body of unsecured creditors. Preferred claims are paid to the extent of their statutory priority, in order of their ranking, before any payments to lower-ranking preferred creditors or general unsecured creditors. All other claims will be considered general unsecured claims and rank pari passu.

If there is any surplus after payment to the unsecured creditors, the balance will be used to pay interest from the date of the bankruptcy at 5% per annum on all unsecured claims proved in the bankruptcy according to their priority. Any remaining amount would then be available for shareholders. It is exceedingly rare for there to be surplus proceeds in bankruptcy proceedings.

The proceeds resulting from the realization of the estate of the insolvent Canadian Guarantor may not be sufficient to satisfy secured claims or your deficiency claims as unsecured creditors under the guarantee granted by it after the Canadian Guarantor’s prior ranking secured creditors and other claims that rank in priority to claims of holders of New Notes have been satisfied. Further, the proceeds resulting from the realization of the Canadian security may not be sufficient to satisfy secured claims.

Corporate restructurings in Canada may be implemented under either the BIA or the CCAA, with the latter being more commonly used by larger corporations. Partnerships are not eligible to apply for relief under the CCAA, however it is customary for one or more of the partners to file under the CCAA, and then obtain an order that extends all of the relevant rights and protections afforded by the CCAA to the partnership itself. Such an order is at the discretion of the court, but routinely made where the operations of the partnership are closely connected to the operations of the partner(s). In the case of either a BIA or CCAA restructuring, a broad stay of creditors’ rights and enforcement proceedings is generally implemented (in the case of the BIA by a statutory stay, and in the case of the CCAA by a court-ordered stay). A CCAA stay generally applies to secured creditors, subject to certain limited exceptions. Under this court-ordered protection, the debtor may formulate a restructuring proposal or plan or conduct an orderly wind-down or a sale as a going concern. In the event of a restructuring proposal or plan, a double majority of the creditors (i.e., a simple majority in number, having two-thirds in value of the claims in question) present and voting either in person or by proxy at a meeting of creditors for each designated class or claims must approve the proposal or plan, and the proposal or plan must then be sanctioned by the court. Secured creditors may be included in such a proposal or plan and thereby have their secured claims compromised, reduced or deducted (in which case they may have a right to vote in a separate class) or may be dealt with outside of the proposal or plan. As an alternative to a plan, or in addition, a debtor may effect the sale of all or a portion of its assets in CCAA proceedings. Such sales may be structured as a conventional assets sale, in which assets are transferred to the purchaser free and clear of liabilities and liens, or as a share sale, where the purchaser acquires the shares of the debtor company and all or a portion of the debtor’s liabilities are vested out of the debtor by court order. In the event of a sale, proceeds are generally distributed to creditors in accordance with the priority established by statute and the court (which may differ in some respects from those in a bankruptcy under the BIA). The court may also authorize the creation of priority charges ranking ahead of other creditors in both CCAA and BIA restructurings (for example, for interim or debtor-in-possession financings, directors’ and officers’ indemnification and administration costs). A sale under BIA restructuring or the CCAA out of the ordinary course requires approval by the court with notice to the secured creditors likely to be affected by the proposed sale. The court may approve such sales absent a vote by the creditors in certain circumstances.

The manner in which secured and unsecured creditors would be treated in a restructuring proposal or plan would generally be proposed by a debtor in terms of such plan, subject to (i) the rights of creditors affected by the proposal or plan to vote on such proposal or plan and (ii) approval by the court.

Where a debtor deals with its property in a manner that prejudices its creditors (particularly where such debtor is or becomes thereafter insolvent), such transactions by the debtor may be subject to challenge by creditors, bankruptcy trustees or other interested parties, and the scrutiny of the court as a fraudulent preference, transfer-at-undervalue or other reviewable transaction. Under Canadian federal and provincial law, there are a number of statutory means to challenge or void such transactions. Where a transaction subject to review is held to be contrary to Canadian law (including because it preferred one creditor over others or resulted in a loss of value to the debtor estate), the transaction is subject to being voided and a wide variety of possible remedies may be imposed. Should the Canadian Guarantor become insolvent within applicable time periods, the granting of the guarantees, and the grant of security in connection therewith, could be subject to challenge and the guarantees and security potentially avoided, and any amounts obtained under the guarantee or security in support thereof that is avoided would have to be repaid. Should the holders of the New Notes be repaid or otherwise recover from the Canadian Guarantor at a time when the Canadian Guarantor is insolvent, or if the Canadian Guarantor thereafter becomes insolvent within applicable time periods, the repayment or recovery may be subject to challenge.

Secured creditors may also enforce their security by, among other things, applying to the court for the appointment of a receiver, interim receiver or a receiver and manager. The conduct of the receivership will be governed by provincial law and the relevant provisions of the BIA and will be under the supervision of the court.

In the event of a foreign insolvency proceeding, both the CCAA and the BIA allow a representative, authorized in respect of a debtor, to seek recognition of the foreign insolvency proceeding in Canada. The CCAA and the BIA each provide for a slightly modified version of the UNCITRAL Model Law on Cross-Border Insolvency (collectively, the “Recognition Provisions”). The Recognition Provisions allow an authorized representative to apply for recognition of the foreign insolvency proceeding as either a “foreign main proceeding” or a “foreign non-main proceeding.” The determination of the type of proceeding is based upon the “center of main interest” (the “COMI”) of the debtor. The COMI test is essentially the same as set forth in the UNCITRAL Model Law on Cross-Border Insolvency and chapter 15 of the Bankruptcy Code, with some variations. If the court determines that the foreign proceeding is a “foreign main proceeding,” the court must grant a stay of proceedings in Canada and may grant additional relief permitted under the CCAA or the BIA. If the court determines that the foreign proceeding is a “foreign non-main proceeding,” the court may, but is not required to, grant a stay of proceedings in Canada and any other relief permitted under the CCAA or the BIA. In the event of a recognition order being granted in respect of a foreign main proceeding or, subject to the discretion of the court of a foreign non-main proceeding, certain restrictions are imposed on the debtor company, including a restriction on selling assets in Canada unless the court approves such asset sale transaction. In the event that the foreign proceeding results in the approval of a restructuring plan, the Canadian court may grant such plan full force and recognition in Canada.

England and Wales

Applicable Legal Framework and Jurisdiction of the English Courts

Insolvency proceedings with respect to the English Guarantors may be commenced in England (as their jurisdiction of incorporation) and in such circumstances would proceed under, and be governed by, English insolvency laws in force at the time of commencement of the relevant proceedings. However, it may also be possible for insolvency proceedings to be opened in respect of an English company in another jurisdiction subject to the relevant jurisdiction hurdles under the laws of such jurisdiction being met.

Upon recognition of foreign main proceedings, pursuant to the Cross-Border Insolvency Regulations 2006 (SI 2006/1030) (as amended) (the “Cross-Border Insolvency Regulations”), an automatic stay, equivalent to the stay in an English compulsory liquidation (see below), will apply to prevent certain types of creditor action in

Great Britain, including commencement of proceedings concerning the debtor’s assets, rights, obligations or liabilities (but the automatic stay will not affect a creditor’s rights to enforce security over the debtor’s property (albeit such a stay may be requested from the English court)). No automatic stay applies upon recognition of foreign non-main proceedings pursuant to the Cross Border Insolvency Regulations (albeit such a stay may be requested from the English court).

The scope of the English courts’ jurisdiction varies for the different insolvency proceedings available in England and Wales, as detailed further below. As set out further below, in some cases English courts may assume jurisdiction over certain foreign companies in respect of certain insolvency proceedings, but the efficacy of such proceedings will significantly depend on the likelihood and extent of subsequent recognition of such proceedings in relevant other jurisdictions (see “—Cross-Border Recognition of English Insolvency and Restructuring Proceedings” below).

English insolvency law is different to the laws of the United States and other jurisdictions with which investors may be familiar. In the event that an English company experiences financial difficulty, it is not possible to predict with certainty the outcome of insolvency or similar proceedings. The obligations under the New Notes are guaranteed by the guarantees of the New Notes and secured by security interests over the Collateral. English insolvency laws and other limitations could limit the enforceability of the payment obligations of the English company in respect of, for example, the principal, interest and other amounts owing by such company, of a guarantee against an English company and of the security interests over the Collateral.

The following is a brief description of certain aspects of English insolvency law relating to such limitations. The application of these laws could adversely affect investors, their ability to enforce their rights for payment of the principal, interest and other amounts owing by the company, under the guarantees related to the New Notes and/or under the Collateral securing the New Notes and the guarantees related thereto and therefore may limit the amounts that investors may receive in an insolvency of an English company (if the relevant circumstances apply) and may be subject to the jurisdiction of the English court in respect of the opening of insolvency proceedings in England and Wales. As a general rule, insolvency proceedings with respect to an English company would usually be commenced in England based on English insolvency laws, although insolvency proceedings in respect of English companies could also be based in other jurisdictions under certain circumstances.

Under Section 123 of the Insolvency Act, a company is deemed to be unable to pay its debts if it is insolvent on a “cash flow” basis (which is deemed to be the case if, among other things, it is proved to the satisfaction of the court that it is unable to pay its debts as they fall due, if the company fails to satisfy a creditor’s statutory demand for a debt exceeding £750 within 3 weeks of service or if it fails to satisfy in part or in full a judgment debt (or similar court order)) or a “balance sheet” basis (i.e., it is proved to the satisfaction of the court that the value of the company’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities).

Administration

The Insolvency Act empowers English courts to make an administration order in respect of any company within their general jurisdiction (see “—Applicable Legal Framework and Jurisdiction of the English Courts” above), any (i) company incorporated in England and Wales, or an EEA State; (ii) any company not incorporated in an EEA State with its COMI in the UK or an EU Member State (other than Denmark); (iii) a company with its COMI in the UK or with an establishment in the UK provided its COMI is in an EU Member State; or (iv) upon request from courts in other parts of the UK or certain other countries and territories. In each case and subject to specific conditions, an administration order can be made if the court is satisfied that (a) the relevant company is or is likely to become “unable to pay its debts” and (b) the administration order is reasonably likely to achieve the purpose of administration, which must be one of the statutory objectives (described below).

An administrator can also be appointed out of court by the company, its directors or the holder of a qualifying floating charge that has become enforceable. To constitute a qualifying floating charge, the floating charge must be created by an instrument which (a) states that the relevant statutory provisions apply to it; (b) purports to empower the holder to appoint an administrator in respect of the company; (c) purports to empower the holder to appoint an administrative receiver within the meaning given by Section 29(2) of the Insolvency Act; or (d) purports to empower the holder of a floating charge in Scotland to appoint a receiver who on appointment would be an administrative receiver. The holder of the qualifying floating charge may appoint an administrator if such floating charge security, together (if necessary) with other floating charge security and/or other forms of security, relates to the whole or substantially the whole of the property of the company and at least one such security interest is a qualifying floating charge. Please note that it is a matter of fact whether the extent of the security granted relates to ‘the whole or substantially the whole’ of the property of a company and there is no statutory guidance as to what percentage of a company’s assets should be charged to satisfy this test.

An administrator is given wide powers to conduct the business of the company to which they are appointed and, subject to certain requirements under the Insolvency Act, dispose of the property of a company in administration (including property subject to a floating charge). Proceeds of the realization of any property subject to a floating charge will be used to meet the costs of the administration and to pay preferential creditors and then a proportion will need to be set aside and ring fenced for Prescribed Part, a fund for the partial satisfaction of the claims of unsecured creditors (see “—Prescribed Part” below). An administrator may also, with prior approval by the court, deal with assets subject to a fixed charge, provided that disposing of the property is likely to promote the purpose of the administration and the administrator applies the net proceeds from the disposal together with any additional sum required to be added to produce the amount determined by the court as the market value of the property towards discharging the obligations of the company to the fixed charge holder.

During the administration, in general, no resolution may be passed, and no order may be made, for the winding up of the debtor and no proceedings or other legal process may be commenced or continued against the debtor, or security enforced over the company’s property, except with permission of the court or the consent of the administrator.

An interim moratorium also exists in circumstances where an administration application has been made or a notice of intention to appoint administrators has been filed, and would remain in force until such time as the administration application has either been dismissed or an order appointing administrators takes effect or, in the case of a notice of intention to appoint, until the appointment of the administrator takes effect or, depending on which party makes the filing, the period of five or ten business days beginning with the date of filing expires without an administrator having been appointed.

Certain creditors of a company in administration may be able to realize their security over that company’s property notwithstanding the statutory moratorium. This is by virtue of the disapplication of the administration moratorium in relation to a “security financial collateral arrangement” (generally security/collateral over cash or financial instruments such as shares, bonds or tradeable capital market debt instruments and credit claims) under the Financial Collateral Arrangements (No. 2) Regulations 2003 (as amended) (the “FCARs”).

It is likely, to the extent that it is not a financial collateral arrangement, that the security granted by an English company or other affected company (if applicable) may not be enforced while it is in administration without the permission of the court or consent of the administrator while the relevant company is in administration. There can be no assurance that the applicable Notes Collateral Agent would obtain such permission or consent. However, this does not impact the validity of the security itself.

The administration of a company must achieve one of the following statutory objectives: (1) the rescue of the company (as distinct from the business carried on by the company) as a going concern (the “primary objective”); (2) the achievement of a better result for the company’s creditors as a whole than would be likely if the company were wound up (without first being in administration) (the “secondary objective”); or (3) the realization of some or all of the company’s property to make a distribution to one or more secured or preferential creditors (the “tertiary objective”). An administrator must attempt to achieve the objectives of administration in order, unless he thinks either that it is not reasonably practicable to achieve the primary objective, or that the secondary objective would achieve a better result for the company’s creditors as a whole. Therefore, the administrator cannot pursue the tertiary objective unless he thinks that it is not reasonably practicable to achieve either the primary objective or the secondary objective and that it will not unnecessarily harm the interests of the creditors of the company as a whole to pursue the tertiary objective.

Administrative Receivership

In order to empower the applicable Notes Collateral Agent to appoint an administrative receiver to an English company or other affected company (if applicable), a qualifying floating charge for the purposes of English insolvency law must be granted by the relevant English company or other affected company (if applicable) and the qualifying floating charge must, unless the relevant security document pre-dates September 15, 2003, fall within one of the exceptions set out in Sections 72B–72GA of the Insolvency Act to the prohibition on the appointment of administrative receivers. The applicable Notes Collateral Agent would only be able to apply to appoint an administrative receiver over an English company if the security interests granted in the assets that constitute Collateral on the settlement date fall within one of the exceptions. The most relevant exception to the prohibition on the appointment of an administrative receiver is the exception relating to “capital market arrangements” (as defined in the Insolvency Act), which may apply if the issue of the New Notes creates a debt of at least £50 million for the relevant English company or other affected company (if applicable) during the life of the arrangement and the arrangement involves the issue of a “capital market investment” (which is defined in the Insolvency Act and includes rated, listed or traded debt instruments and debt instruments designed to be rated, listed or traded).

If an administrative receiver has been appointed, an administrator can only be appointed by the court (and not by the company, its directors or the holder of a qualifying floating charge using the out of court procedure) and then only if the person who appointed the administrative receiver consents or the court considers that the security pursuant to which the administrative receiver was appointed is capable of challenge as a transaction at an undervalue, a preference or an invalid floating charge (see “—Transactions at an undervalue,” “—Preference” and “—Avoidance of certain floating charges” below, respectively). If an administrator is appointed, any administrative receiver will vacate office.

Fixed Charge Receivership

A fixed charge receiver (as opposed to an administrative receiver, who is appointed under certain floating charges, see “—Administrative Receivership” above) may be appointed over some or all of the assets secured by a fixed charge in accordance with the terms of a security document creating a fixed charge or (in limited circumstances) pursuant to statute. It is standard market practice to set out the provisions for appointing a fixed charge receiver and augmenting the powers of any receiver appointed through the relevant security document.

If appointed under the terms of a security agreement, grounds for appointment under the terms of the charge (such as a default) must exist, any necessary demands and notices must be given (if relevant) and the charging company must have failed to satisfy the demand made for an appointment to take place. A fixed charge receiver can be appointed in parallel to a liquidator. An administrator may require a fixed charge receiver to vacate office unless that fixed charge receiver was appointed under a charge which falls within the definition of a “security financial collateral arrangement,” as per Reg. 8(4) of the FCARs.

The primary duty of the fixed charge receiver is to realize the assets over which (s)he is appointed, meaning (s)he owes an over-riding duty of care to the appointor (with a secondary duty of care owed to the company or anyone else entitled to the equity of redemption in the appointor’s security). This contrasts with the duty of an administrator, who performs his/her duties in the interests of a company’s creditors as a whole. In other words, receivership is a proprietary remedy whereas administration is a collective procedure. In realizing the charged assets, the receiver will need to take reasonable care to obtain the best price obtainable in the circumstances. In doing so, the fixed charge receiver will be entitled to a statutory indemnity in respect of any liabilities from the realizations made of the assets of the company (and may also have the benefit of a contractual indemnity from the appointor).

To the extent the receiver has been appointed under a crystallized floating charge, amounts will be deducted from the proceeds of the realization of the charged assets to pay the Prescribed Part and any preferential creditors (see “—Priority on Claims”).

Liquidation / Winding-Up

Liquidation is a company dissolution procedure under which the assets of the company (to the extent that they are not subject to any fixed security interest) are realized and distributed by the liquidator to creditors in the statutory order of priority prescribed by the Insolvency Act. At the end of the liquidation process the company will normally be dissolved and removed from the register of companies.

There are two forms of winding-up: (a) compulsory liquidation, by order of the court; and (b) members’ voluntary liquidation or creditors’ voluntary liquidation, in each case by resolution of the company’s members (save in relation to a creditors’ voluntary liquidation where it follows an administration). The difference between the two voluntary liquidation proceedings is the solvency of the company in question; in a members’ voluntary liquidation, the directors of the company must swear a statutory declaration as to the company’s solvency (e.g. that the company will be able to pay its debts in full, together with any applicable interest, within a period not exceeding twelve months from the commencement of the winding up). In comparison, the primary ground for the creditors’ voluntary liquidation of an insolvent company is that it is unable to pay its debts. Note that while a creditors’ voluntary liquidation (other than as an exit from administration) is initiated by a resolution of the members (not the creditors), once in place, the process is subject to some degree of control by the creditors, including choice of liquidator. Whilst compulsory liquidation and creditors’ voluntary liquidation proceedings are available to foreign companies, the tests for establishing jurisdiction are slightly different. For a compulsory liquidation, all that is required is that there is “sufficient connection” with the relevant UK jurisdiction. This can involve assets or creditors in the UK or English law governed agreements. For a creditors’ voluntary liquidation, either the COMI must be in the UK or the COMI must be in an EU Member State (other than Denmark) with an establishment (very broadly, a branch office) in the UK. However, members’ voluntary liquidation proceedings are only available to companies registered in England and Wales or Scotland.

A compulsory liquidation is effected as a result of the directors or more commonly a creditor (including a prospective or contingent creditor) presenting a petition to the court and the court making a winding-up order. Under Section 127 of the Insolvency Act, any disposition of property made after the commencement of winding-up is, unless sanctioned by the court, void (save where the disposition relates to property or security created or otherwise arising out of a financial collateral arrangement under FCARs).

Subject to certain exceptions, when an order is made for the winding-up of a company by the court, it is deemed to have commenced at the time of the presentation of the winding-up petition. Once a winding-up order is made by the court, a stay of all proceedings against the company will be imposed. No action or proceeding may be continued or commenced against the company without permission of the court and subject to such terms as the court may impose although there is no freeze on the enforcement of security.

In the context of a voluntary winding-up, there is no equivalent to the retrospective effect of a winding-up order; the winding-up commences on the passing of the resolution to wind up. As a result, there is no equivalent of Section 127 of the Insolvency Act. There is also no automatic stay in the case of a voluntary winding-up, it is for the liquidator, or any creditor or contributory of the company, to apply for a stay. This is important because, if a stay is not obtained, it means creditors, for example, can go ahead and initiate proceedings against the company (and/or enforce their security). A liquidator has the power, among other things, to bring or defend legal proceedings on behalf of the company, to carry on the business of the company as far as it is necessary for its beneficial winding up, to sell the company’s property and execute documents in the name of the company and to challenge antecedent transactions (see “—Avoidance of Transactions” below).

Under English insolvency law, with some exceptions, a liquidator also has the power to disclaim any onerous property by serving a prescribed notice on the relevant party. Onerous property, for these purposes, is any unprofitable contract and any other property of the company which is unsaleable or not readily saleable or is such that it may give rise to a liability to pay money or perform any other onerous act. A contract may be unprofitable if it imposes continuing financial obligations on the company which may be regarded as detrimental to creditors. A contract will not be unprofitable merely because it is financially disadvantageous, or because the company could have made, or could make, a better bargain. However, the power to disclaim onerous property does not apply to any financial collateral arrangement where the collateral provider or collateral taker under the arrangement is subject to winding-up proceedings. Any person who suffers loss or damage as a result of any disclaimer is deemed to be a creditor of the company and is entitled to prove for the loss or damage as a debt in the winding-up.

Company Voluntary Arrangement

English courts are empowered to oversee company voluntary arrangements in respect of (i) companies incorporated in England and Wales or Scotland; (ii) companies incorporated in an EEA State; (iii) companies not incorporated in an EEA State but with their COMI in the UK or a Member State (other than Denmark); or (iv) companies with a COMI in an EU Member State (other than Denmark) or an establishment in the UK (where the COMI is in an EU Member State).

Pursuant to Part I of the Insolvency Act, a company (by its directors or its administrator or liquidator, as applicable) may propose a company voluntary arrangement to the company’s shareholders and creditors which entails a compromise, or other arrangement, between the company and its creditors, typically a rescheduling or reduction of the company’s debts. A company voluntary arrangement is implemented under the supervision of an insolvency practitioner who will act as the nominee before the company voluntary arrangement proposals are approved, and as the supervisor afterwards.

Provided that the proposal is approved by the requisite majority of creditors (by way of decision procedure) and shareholders (subject to the below), it will bind all unsecured creditors who were or would have been entitled to vote on the proposal. A company voluntary arrangement cannot affect the right of a secured creditor to enforce its security, except with its consent, unless a moratorium exists (during which certain enforcement actions may be limited). A company voluntary arrangement also cannot affect the rights of a preferential creditor to be paid in priority to non-preferential creditors, or to be paid on an unequal basis relative to other preferential creditors, except with its consent.

In order for the company voluntary arrangement proposal to be passed, it must be approved by at least 75% (by value) of the company’s creditors who respond in the decision procedure, and no more than 50% (by value) of unconnected creditors may vote against it. A simple majority of the company’s members must also have voted in favor of the proposal. Secured debt cannot be voted in a company voluntary arrangement but a secured creditor may vote to the extent that it is under-secured. A secured creditor who votes in the company voluntary arrangement for the whole of its debt may be deemed to have given up its security. As noted above, the company’s shareholders will also vote on the company voluntary arrangement. However, if the decision of the creditors differs from the decision of the shareholders, the former will prevail unless a shareholder applies to court within 28 days and the court orders that the decision of the shareholders should prevail.

Unlike an administration proceeding, a company voluntary arrangement does not automatically trigger a moratorium with respect to security enforcement or legal proceedings.

Scheme of Arrangement

A scheme of arrangement is a court-approved compromise or arrangement between a company and its creditors or members. Pursuant to Part 26 of the Companies Act 2006 (the “Companies Act”), the English courts have jurisdiction to sanction a compromise or arrangement with respect to a company’s liabilities where such company is liable to be wound up under the Insolvency Act, including therefore any company that has a “sufficient connection” to the jurisdiction of the English courts even if not incorporated in England and Wales, or Scotland. The English courts have concluded that the second limb of such test has been satisfied where, among other circumstances, the company’s COMI is in England and Wales or the company’s finance documents are governed by English law and contain a clause providing for the submission to the jurisdiction of the English courts. Schemes of arrangement can be utilized by companies to provide for a modification or adjustment of the rights of the company’s creditors or members which, if approved by the requisite majorities of creditors or members of each class voting on the scheme and sanctioned by the court, will be binding on all affected creditors or members. Before a scheme will become effective it must be approved by a majority in number, representing at least 75% in value of each of the affected class(es) of members and/or creditors (as applicable), present and voting at a duly convened meeting pursuant to an order of the court; and be sanctioned at a subsequent hearing by the court.

In determining whether to sanction a scheme, the court will consider whether the terms of the statute have been complied with, whether the class(es) affected by the scheme were fairly represented by those who attended the relevant meeting(s) and whether the arrangement as a whole is such as an intelligent and honest person, being a member of the class concerned and acting with respect to their interest, might reasonably approve. The court will also have to satisfy itself that there is no ‘blot’ which would mean it should refuse to sanction a scheme affecting members’ rights. Once approved by the relevant thresholds and sanctioned by the court, the scheme will be binding on all members (including dissenting members) or, if applicable, the whole class of members whose rights were affected by the scheme. A scheme affecting creditors’ rights may involve (among other things) a proposal to defer, compromise, extinguish or replace the company’s debts. Once sanctioned by the court and the order is filed with Companies House, the scheme will be binding on all affected creditors and/or members, including any dissenting scheme creditors and/or members.

Schemes are extremely flexible and can be utilized to implement substantially any arrangement relating to the rights of members or creditors against the company, including secured creditors. A debtor’s decision to propose a scheme of arrangement will not automatically give rise to a stay or moratorium on proceedings against that debtor or its property. However, the court has previously exercised its inherent discretion to grant a stay on proceedings to allow a scheme to be implemented.

Restructuring Plan

A restructuring plan is a procedure under Part 26A of the Companies Act which allows the English courts to effect a compromise or arrangement between a company and its creditors and/or members (or any class of creditors and/or members). Like a scheme of arrangement, a restructuring plan is a procedure which allows the English courts to effect a compromise of a company’s liabilities between a company and its creditors and/or members (or any class of its creditors and/or members), but with the added possibility of a “cross-class cram-down” imposing the restructuring on class(es) of creditors and/or members who vote against the plan without their consent, subject to certain conditions being met and the court being convinced to exercise its discretionary power to sanction the restructuring plan. While generally available to the same domestic and foreign companies as schemes of arrangement, a company seeking to enter into a restructuring plan process must show that (a) it has encountered, or is likely to encounter, financial difficulties that are affecting, or will or may affect, its ability to carry on business as a going concern, and (b) a compromise or arrangement has been proposed between the company and its creditors or members (or any class of them) whose purpose it is to eliminate, reduce or prevent, or mitigate the effect of, any of those financial difficulties.

The process closely resembles that for schemes of arrangement, whereby the proponents of a proposed restructuring plan (either the debtor company, any creditor or member of the company or any liquidator or administrator appointed to the company) must first apply to court for directions to convene one or more meetings of creditors or members (or classes of either category) to consider and, if thought fit, approve the restructuring plan. At that first hearing (referred to as the ‘convening hearing’), the court will examine the classes of stakeholders and may order that “out-of-the-money” creditors and members (i.e., those shown not have a genuine economic interest in the company) do not need to be permitted to participate in the proposed meetings. The general rule is that creditors and members whose rights would be affected by the restructuring plan must be permitted to participate in the proposed meeting(s).

If the court makes a convening order, the proposed restructuring plan will then be voted on at the relevant creditors’ or members’ meeting(s). The proposed restructuring plan will be approved if, at each meeting, the required majority of 75% by value of the class(es) of creditors or members present, vote in favor of it. In contrast to a scheme of arrangement, there is no requirement that a majority in number must also vote in favor of the plan.

Following the convened creditors’ or members’ meeting(s), a sanction hearing will be held. Here, the court will consider if the necessary Part 26A Companies Act requirements have been met and decide whether to sanction the restructuring plan. The court has discretion to sanction a plan, even if one or more classes of creditors or members did not vote in favor of it at the relevant meeting, thereby “cramming-down” dissenting classes, if: (1) the court is satisfied that no creditor or member in the dissenting class(es) would be worse off than they would be in the ‘relevant alternative’ i.e., what the court considers to be the most likely alternative scenario were the plan not sanctioned; and (2) the restructuring plan has been approved by a number representing 75% by value of at least one class of creditors or members who would receive a payment, or have a genuine economic interest in the company, in the event of the relevant alternative mentioned in (1) above. Even if these two threshold conditions are satisfied, the court still retains a discretion as to whether to exercise the cross-class cram down jurisdiction.

A restructuring plan sanctioned by the court will be binding on all affected parties, whether they initially voted in favor of it or not, once the court order sanctioning the restructuring plan is filed with Companies House.

As with schemes of arrangement, the commencement of a restructuring plan process does not automatically trigger a moratorium of claims or proceedings.

The Secretary of State has express power to exclude regulated financial services providers from being able to propose a restructuring plan and may also provide for other exclusions.

Moratorium

Part A1 of the Insolvency Act provides for certain eligible companies to seek a standalone moratorium to facilitate restructurings without the threat of creditor action by providing a short period of breathing space within which to seek rescue options. Subject to certain exclusions and meeting requisite conditions, any company that is liable to be wound up under the Insolvency Act is eligible for a moratorium. Ineligible companies include certain financial services companies (including banks, investment banks, insurance and securitization companies as well as parties to capital market arrangements under which a party has incurred or expects to incur a debt of at least £10 million (at any time during the life of the arrangement), including issuers of rated, listed or traded bonds). Ineligible companies also include any company that is subject to an insolvency procedure or which has entered into a moratorium, administration or company voluntary arrangement in the preceding twelve months (unless the court orders otherwise). Based on the current scope of the exceptions, the relevant security and guarantee providers may fall outside the scope of being “eligible companies” for the purposes of the Part A1 moratorium by virtue of the capital markets exclusion. However, the Secretary of State for Trade and Industry may modify the criteria by reference to which a company otherwise eligible for a moratorium is excluded from being so eligible. The position as to whether or not a company is an “eligible company” may also change from time to time.

Subject to what follows, directors of any eligible non-overseas company may commence a moratorium by filing the requisite papers at court (known as the out-of-court process). Directors must apply to court to commence a moratorium for any eligible company that is subject to a winding-up petition, whereupon the court will consider whether a moratorium will result in a better outcome for creditors as a whole than if the company were wound up without one. Directors of any eligible overseas company must also apply to the court to commence a moratorium.

Both in- and out-of-court processes require a statement from the directors of the company that, in their view, the company is, or is likely to become, unable to pay its debts. Furthermore, a monitor, who is an insolvency practitioner appointed to oversee the moratorium, must separately confirm (among other things) that, in their view, the moratorium would likely result in the rescue of the company as a going concern. This is an ongoing requirement in order for a moratorium to continue; indeed, a monitor must terminate the moratorium if, at any time, it becomes apparent that the company is unlikely to be rescued as a going concern and/or keep up with its required payments.

A company subject to a moratorium has the benefit of a payment holiday in relation to certain debts incurred prior to the commencement of the moratorium. However, certain other debts, including those which arise under a contract or other instrument involving financial services (which would include capital market arrangements) entered into or incurred prior to the moratorium, are exempted from payment holidays and such liabilities are therefore required to be met as and when they fall due. If the monitor thinks that the company is unable to pay such liabilities, plus any debt incurred during the moratorium, which arise or become payable during the moratorium he or she will be compelled to end the moratorium, at which time a winding-up petition or administration application could be filed.

During a moratorium, creditors are restricted from taking enforcement measures against the company, including commencing insolvency and other legal proceedings and enforcing security without the permission of the monitor or the court (and an application to court for such permission may not be made for the purpose of enforcing any pre-moratorium debt for which the company has a payment holiday). However, exceptions to this general restriction include the enforcement of security where (i) the security constitutes a collateral security charge or financial collateral; or (ii) was security granted during the moratorium with the monitor’s consent. In addition, in contrast to a moratorium arising from an administration, a floating charge may not be crystallized during the Part A1 moratorium, nor may any restrictions on the disposal of a floating charge asset be imposed.

Costs incurred during a moratorium will be treated in a similar way to expenses in an administration. Where a company exits a moratorium and subsequently enters into administration or liquidation within a twelve-week period, any unpaid moratorium debts and any priority pre-moratorium debts, as well as any prescribed fees or expenses of the official receiver acting in any capacity in relation to the company, will have super-priority over any costs or claims in the administration or liquidation (except for claims of fixed charge creditors to the extent such creditors can be paid out of the assets charged and any fees and expenses of the official receiver).

Although the directors remain in full control of the relevant company during the moratorium, the company’s activities are subject to oversight by the monitor. In addition, the company may not enter into certain transactions without the consent of the monitor (which the monitor may only give if they think that the relevant transaction will support the rescue of the company as a going concern). These include granting new security, making payments in respect of pre-moratorium debts for which the company has a payment holiday (unless the maximum total amount paid, in aggregate, does not exceed the greater of £5,000 or 1% of the company’s total unsecured debts at the start of the moratorium), and disposals of property outside the ordinary course.

A moratorium will last for an initial period of 20 business days beginning with the business day after the day on which the moratorium comes into force, which may be extended for a further 20 business days by the directors of the company. Where an extension is proposed, statements from the directors and the monitor must be filed with the court confirming that certain qualifying conditions continue to be met (repetition by the directors and monitor of statements with respect to the insolvency of the company and prospects of rescue, respectively, and confirmation that all moratorium debts and pre-moratorium debts for which the company does not have a payment holiday have been paid or discharged). Further extensions (beyond 40 business days) will be available:

(a)

pursuant to an out-of-court process, for a period of up to one year from commencement (but with the possibility of multiple extensions), if more than 50% (by value) of secured creditors and more than 50% (by value) of unsecured creditors vote in favor of the extension, unless more than 50% (by number) of unconnected secured creditors or unsecured creditors vote against the extension. Only creditors with pre-moratorium debt in respect of which the company has a payment holiday, which has fallen due or may fall due before the proposed revised end date of the moratorium, will have the right to vote;

(b)	pursuant to an application by the directors to court for such period as the court sees fit;

(c)	automatically in connection with a company voluntary arrangement until the proposal is implemented, accepted or rejected by creditors or withdrawn by the company; and

(d)	at the court’s discretion in connection with a scheme of arrangement or restructuring plan (but with the moratorium terminating upon court sanction of the scheme of arrangement or restructuring plan).

Challenges to Guarantees and Security

There are circumstances under English insolvency law in which the entry by a company into a transaction, including (without limitation) the granting of security and guarantees, can be challenged. In most cases, this will arise if the company is placed into administration or liquidation within a specified period following the granting of the guarantee or security. Therefore, if during the specified period an administrator or liquidator is appointed to an English company or other affected company (if applicable), the administrator or liquidator may challenge the validity of the security or guarantee given by such company or may elect to assign such a right of action (including their proceeds) to another party who would be entitled to pursue it. We cannot be certain that, in the event that the onset of an English company or other affected company (if applicable)’s insolvency is within any of the requisite time periods set out below, the grant of a security interest or guarantee in respect of the New Notes would not be challenged or that a court would uphold the transaction as valid.

Onset of Insolvency

The date of the onset of insolvency, for the purposes of transactions at an undervalue, preferences and invalid floating charges (all discussed below), depends on the insolvency procedure in question.

In administration, the onset of insolvency is the date on which (a) the application to court for an administration order is made or (b) the notice of intention to appoint an administrator is filed at court, or (c) otherwise, the date on which the appointment of an administrator takes effect. In a compulsory liquidation the onset of insolvency is the date the winding-up petition is presented to court, whereas in a voluntary liquidation it is the date the members of the company pass a winding-up resolution. Where liquidation follows administration, the onset of insolvency will be as for the initial administration.

Connected Persons

A “connected person” of a company granting a security interest or guarantee for the purposes of transactions at an undervalue, preferences and invalid floating charges is a party who is (i) a director of the company, (ii) a shadow director, (iii) an associate of such director or shadow director, or (iv) an associate of the relevant company. If one person is associated with another, then they are associates of each other. A party is associated with an individual if they are (i) a relative of the individual, (ii) the individual’s husband, wife or civil partner, (iii) a relative of the individual’s husband, wife or civil partner, (iv) the husband, wife or civil partner of a relative of the individual, or (v) the husband, wife or civil partner of a relative of the individual’s husband, wife or civil partner.

A person is an associate of any person with whom he is in partnership, and of the husband or wife or civil partner or a relative of any individual with whom he is in partnership. In certain circumstances a person in his capacity as trustee may be an associate of a beneficiary of the trust or an associate of that beneficiary. A party is associated with a company if they are employed by that company, and for these purposes any director or other officer of a company is to be treated as employed by that company.

A company is associated with another company if (i) the same person has control of both companies, or (ii) it is controlled by (A) a person and (B) (I) that person’s associates; or (II) that person and that person’s associates, have control of the other company, or (iii) it is controlled by a group of two or more persons who also control the other company, and the groups either consist of the same persons or could be regarded as consisting of the same persons by treating (in one or more cases) a member of either group as replaced by a person of whom he is an associate.

A person is to be taken as having control of a company if the directors of the company or of another company which has control of it (or any of them) are accustomed to act in accordance with his directions or instructions, or he is entitled to exercise, or control the exercise of, one third or more of the voting power at any general meeting of the company or of another company which has control of it. Where two or more persons together satisfy either of these conditions, they are to be taken as having control of the company.

Grounds for Challenge Under English Insolvency Legislation

The potential grounds for challenge available under the English insolvency legislation in respect of any security interest or guarantee granted by an English company or other affected company (if applicable) include, without limitation, the following.

Transaction at an Undervalue

Under Section 238 of the Insolvency Act, a liquidator or administrator of an English company or other affected company (if applicable) can apply to the court for an order to set aside a transaction entered into by such company (or give such other relief as the court thinks fit for restoring the position to what it otherwise would have been) if such liquidator or administrator believes that such transaction constituted a transaction at an undervalue. It will only be a transaction at an undervalue if at the time of the transaction or in consequence of the transaction, the English company or other affected company (if applicable) is unable to pay its debts or becomes unable to pay its debts (as defined in Section 123 of the Insolvency Act). The transaction can be challenged if the onset of insolvency in respect of the English company or other affected company (if applicable) is within two years from the date the English company or other affected company (if applicable) grants the security interest or the guarantee. A transaction might be subject to being set aside as a transaction at an undervalue if the English company or other affected company (if applicable) made a gift to a person; if the English company or other affected company (if applicable) received no consideration; or if the English company or other affected company (if applicable) received consideration of significantly less value, in money or money’s worth, than the consideration given by such English company or other affected company (if applicable). However, a court will generally not intervene if, for example, it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing the transaction would benefit it.

If the court determines that the transaction was a transaction at an undervalue, then, subject as set out above, the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction. This could include reducing payments under the guarantees or setting aside any guarantees or security interests granted, although there is protection for a third party that benefits from the transaction and has acted in good faith and for value. In any proceedings, it is for the administrator or liquidator to demonstrate that the English company or other affected company (if applicable) was unable to pay its debts unless a beneficiary of the transaction was a connected person or associate (as set out above, aside from by reason of only being the relevant English company or other affected company (if applicable)’s employee), in which case there is a rebuttable presumption of insolvency and the connected person must demonstrate the solvency of the English company or other affected company (if applicable) in such proceedings.

Preference

Under Section 239 of the Insolvency Act, a liquidator or administrator of an English company or other affected company (if applicable) can apply to the court for an order to set aside a transaction (or give such other relief as the court thinks fit for restoring the position to what it otherwise would have been) if such liquidator or administrator believes that such transaction constituted a preference. It will only be a preference if at the time of the transaction or in consequence of the transaction the English company or other affected company (if applicable) is unable to pay its debts or becomes unable to pay its debts (as defined in Section 123 of the Insolvency Act). The transaction can be challenged if the English company or other affected company (if applicable) enters into liquidation or administration proceedings within a period of six months (if the beneficiary is not a connected person) or two years (if the beneficiary is a connected person but not by reason of only being the relevant English company or other affected company (if applicable)’s employee) from the date the English company enters into the transaction. A transaction may constitute a preference if it has the effect of putting a creditor of the English company or other affected company (if applicable) (or a surety or guarantor for any of the company’s debts or liabilities) in a better position (in the event of the company going into insolvent liquidation) than such creditor, guarantor or surety would otherwise have been in had that transaction not been entered into.

If the court determines that the transaction was a preference, the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction. However, for the court to determine a preference, it must be shown that in deciding to give the preference, the English company or other affected company (if applicable) was influenced by a desire to prefer the recipient. In any proceedings, it is for the administrator or liquidator (or the assignee of the right of action) to demonstrate that the English company or other affected company (if applicable) was unable to pay its debts and that there was such desire to prefer the relevant creditor, unless, in the case of the desire to prefer, the beneficiary of the transaction was a connected person (but not by reason of only being the relevant company’s employee), in which case it will be presumed that the company was influenced by a desire to prefer the recipient and the connected person must demonstrate in such proceedings that there was no such desire, on the part of the company, to prefer them.

Transaction Defrauding Creditors

Under Section 423 of the Insolvency Act, where it can be shown that a transaction was at an undervalue and was made for the purpose of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim which that person is making or may make, the transaction may, among other things, be set aside by the court as a transaction defrauding creditors. An application to court for an order to set aside the transaction may be made by any appointed administrator or liquidator, the supervisor of any relevant company voluntary arrangement or, subject to certain conditions, the UK Financial Conduct Authority, the UK Prudential Regulation Authority and the UK Pensions Regulator. In addition, any person who is, or is capable of being, prejudiced by the transaction may (with the leave of the court in the case of a company in administration or liquidation) also bring an application to set aside such transaction. There is no statutory time limit in the English insolvency legislation within which the challenge must be made (subject to normal statutory limitation periods) and the relevant company does not need to be insolvent (unable to pay its debts) at the time of or as a result of the transaction. If the court determines that the transaction was a transaction defrauding creditors, the court can make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of the victims of the transaction, which may include reducing payments due under the New Notes or setting aside security interests or guarantees. The relevant court order may affect the property of, or impose any obligation on, any person, whether or not he is the person with whom the transaction was entered into. However, such an order (i) will not prejudice any interest in property which was acquired from a person other than the debtor and was acquired in good faith, for value and without notice of the relevant circumstances, and (ii) will not require a person who received a benefit from such transaction in good faith, for value and without notice of the relevant circumstances to pay any sum unless such person was a party to the transaction.

Extortionate Credit Transaction

Under Section 244 of the Insolvency Act, an administrator or a liquidator (or an assignee of the relevant right of action) can apply to court to set aside an extortionate credit transaction. The court can review extortionate credit transactions entered into by an English company or other affected company (if applicable) up to three years before the day on which the English company or other affected company (if applicable) entered into administration or went into liquidation. A transaction is “extortionate” if, having regard to the risk accepted by the person providing the credit, the terms of it are (or were) such as to require grossly exorbitant payments to be made (whether unconditionally or in certain contingencies) in respect of the provision of the credit or it otherwise grossly contravened ordinary principles of fair dealing. The court may make an order to set aside, either in whole or in part, any obligation created by the transaction (which could include obligations of sureties). It may also vary the terms of the transaction or the terms of any security for the purposes of the transaction. The court may require any party to the transaction to repay to the liquidator or administrator (or their assignee) sums already paid under the transaction and it may order the surrender of any security held for the purpose of the transaction to the insolvency office-holder. It should be noted that there are no provisions for the protection of third parties who acquire interests in the extortionate credit transaction (e.g., assignees of the benefit of the transaction from the person who provided credit under it).

Avoidance of Certain Floating Charges

Under Section 245 of the Insolvency Act, a floating charge on an English company or other affected company (if applicable)’s undertaking or property created at a relevant time is invalid except to the extent of the aggregate of value of consideration given at the same time as, or after the creation of the charge (including consideration consisting of money paid, or goods or services supplied or the discharge or reduction of any debt of the company; and any interest payable on this amount). A relevant time for these purposes means up to twelve months (or where the charge is created in favor of a connected person two years) before the onset of insolvency, or at a time between the issuance of an administration application and the making of an administration order on that application or at a time between the filing of a notice of intention to appoint an administrator and the making of the appointment. Where the floating charge is created in favor of a person not connected with the company, it must be shown that, at the time of the transaction or in consequence of the transaction under which the charge is created, the English company or other affected company (if applicable) is unable to pay its debts or becomes unable to pay its debts (within the meaning of Section 123 of the Insolvency Act). No application to court by an administrator or liquidator (or any other person) is required to invalidate (in part or in full) the relevant floating charge; any floating charge created during the relevant time period is automatically invalid, except to the extent of the value of the consideration. Section 245 of the Insolvency Act does not apply to a floating charge that qualifies as a “security financial collateral arrangement” under the FCARs.

Re-Characterization of Fixed Charge

There is a possibility that a court could find that the fixed charges expressed to be created by the security documents governed by English law properly take effect as floating charges as the description given to them as fixed charges is not determinative. Whether the purported fixed charges will be upheld as fixed charges rather than floating charges will depend, among other things, on whether the secured party has the requisite degree of control over the company’s ability to deal in the relevant assets and the proceeds therefrom and, if so, whether such control is exercised by the holder of the security, in practice. Where a company is free to deal with the assets that are the subject of a purported fixed charge in its discretion and without the consent of the chargee, the court would be likely to hold that the charge in question constitutes a floating charge, notwithstanding that it may be described as a fixed charge.

Limitation on Enforcement

The grant of a guarantee or security by any of the English companies or other affected companies in respect of the obligations of another group company must be allowed by the respective company’s memorandum and articles of association (or equivalent). To the extent that the above do not allow such an action, there is the risk that the grant of the guarantee or security can be found to be void and the respective creditor’s rights unenforceable. Some comfort may be obtained for third parties if they are dealing with an English company in good faith; however, the relevant legislation is not without difficulties in its interpretation. Further, corporate benefit must be established for each English company or other affected company (if applicable) in question by virtue of entering into the proposed transaction. Section 172 of the Companies Act provides that a director must act in the way that he considers, in good faith, would be most likely to promote the success of the English company for the benefit of its members as a whole. If the directors enter into a transaction where there is no or insufficient commercial benefit, they may be found to have abused their powers as directors and such a transaction may be vulnerable to being set aside by a court. Section 172(3) of the Companies Act additionally provides that, in certain circumstances, the directors need to consider or act in the interests of the creditors of the company, balancing them against the interests of shareholders where they may conflict. While the statutory provisions do not prescribe when this shift arises, the Supreme Court recently held that it takes place when the company in question is insolvent or bordering on insolvency, or when an insolvent liquidation or administration is probable. The greater the company’s financial difficulties, the more the directors should prioritize the interests of creditors. Creditors’ interests become paramount where an insolvent liquidation or administration is inevitable.

Under the Companies Act, any security (including security not governed by English law) granted by a company (together with prescribed particulars of the security constituted thereby) must be received by the Registrar of Companies in England and Wales for registration within 21 days after the date of creation of the security constituted by the applicable security document. Such security, if not registered within the 21-day period, will be deemed to be void against a liquidator, administrator or a creditor of the company. In the event where the relevant security document is not registered, the company may be required to enter into a new security document and register that with Companies House within 21 days of its creation.

Security granted by non-English companies over assets in England and Wales does not need to be registered with the Registrar of Companies at Companies House (although they may still need to be registered with the applicable asset registry or companies registry applicable in the granter’s jurisdiction of incorporation). The FCARs exempt certain charges over financial collateral from registration with the Registrar of Companies.

Guarantees and security granted by a company are also subject to limitations to the extent they would result in unlawful financial assistance within the meaning of the Companies Act.

Security Over Bank Accounts

With respect to any security over bank accounts (each an “Account Charge”) granted by an English company or other affected company (if applicable), the banks with which those accounts are held (each an “Account Bank”) may have reserved their right at any time (at least prior to a crystallization event under the Account Charge) to exercise the rights of netting or set-off to which they are entitled under their cash pooling or other arrangements with that English company or other affected company (if applicable). As a result, and if the security granted over those accounts is merely a floating (rather than fixed) charge, the collateral constituted by those bank accounts will be subject to the relevant Account Bank’s rights to exercise netting and set-off with respect to the bank accounts charged under the relevant Account Charge. Once the floating charge has crystallized and converted into a fixed charge (as it would on enforcement or the occurrence of certain insolvency events with respect to the relevant company) and the Account Bank has been formally notified of that fact, the collateral will no longer be subject to the relevant Account Bank’s netting and set-off rights unless the Account Bank has expressly reserved set-off rights in such circumstances.

Security Over Shares

Security (other than by way of a legal mortgage) over shares granted by an English company or over shares of an English company are, under English law, equitable charges, not legal charges. An equitable charge arises where a chargor creates an encumbrance over the shares in favor of the chargee and/or transfers the beneficial interest in the shares to the chargee but retains legal title to the shares. Remedies in relation to equitable charges may be subject to equitable remedies or are otherwise at the discretion of the court.

The validity of share security and the ability of secured parties to enforce security interests over shares may additionally be affected by a failure of the charging company or related parties or (in certain circumstances) the secured parties to comply within the relevant timeframes with the disclosure and notification obligations under English company statutes in respect of persons with significant control (see below).

Assignments

Any assignment of a debt or other chose in action, including by way of security, can only take effect as a legal assignment under section 136 of the Law of Property Act 1925 if it meets the requirements of that provision, which are: (i) the assignment must be in writing under the hand of the assignor; (ii) the assignment must be absolute and not purporting to be by way of charge only; and (iii) express notice in writing of the assignment must be given to the underlying obligor. If any of these requirements are not satisfied, the assignment may still constitute a valid equitable assignment. Equitable assignments, including by way of security, are subject to certain limitations, including, without limitation: (i) where an equitable interest is followed by a legal interest, the subsequent legal interest will take priority if the holder acquired it for value without notice of the equitable interest; and (ii) the priority of dealings in most equitable interests is determined by the time at which notice of such interest is given to the underlying obligor or to the person in control of that equitable interest. The first to give notice will take priority, if that person does not have actual or constructive notice of the prior interest and has given consideration for his or her interest.

PSC Regime

Pursuant to Part 21A of the Companies Act (and related Schedules 1A and 1B to the Companies Act), certain UK incorporated companies, societates europaeae and limited liability partnerships (for the purposes of this paragraph, each a “relevant company”) must keep a register of certain registrable individuals and registrable legal entities that have significant control over them. Failure of such registrable individuals or registrable legal entities or other persons specified in Part 21A of (and Schedule 1B to) the Companies Act (for the purposes of this paragraph, each a “notifying party”) to comply with the requirements of that Part may give relevant companies the right to issue a restrictions notice to such notifying party for the purposes of Schedule 1B to the Companies Act. Subject to certain exceptions, the effect of a restrictions notice is that in respect of any relevant interest in the relevant company (as defined in Schedule 1B to the Companies Act, for example, a share in the relevant company): (i) any transfer of (or agreement to transfer) the interest is void; (ii) no rights are exercisable in respect of the interest; (iii) no shares may be issued in right of the interest or in pursuance of an offer made to the interest-holder; and (iv) except in a liquidation, no payment may be made of sums due from the relevant company in respect of the interest, whether in respect of capital or otherwise. Such restrictions could adversely affect the validity of the security interests or the ability of the applicable Notes Collateral Agent to enforce its rights under any security granted over English companies.

National Security and Investment Act 2021

The National Security and Investment Act 2021 (the “NSIA”) came into force in January 2022 as the UK’s new national security screening regime. The NSIA gives the UK Government powers to scrutinize and intervene in transactions where control over certain entities or assets has been or will be “acquired” and this may give rise to a national security risk in the UK. The powers are broad and could affect lenders and security agents when taking and enforcing security over shares or assets, particularly in the 17 designated sensitive sectors.

Priority of Claims

One of the primary functions of administration and liquidation under English law is to realize the assets of the insolvent company and to distribute realizations made from those assets to its creditors. Under the Insolvency Act and the Insolvency Rules 2016, creditors are placed into different classes, with the proceeds from the realization of the insolvent company’s property applied in descending order of priority, as set out below. With the exception of the “Prescribed Part” (see “—Prescribed Part” below), distributions cannot be made to a class of creditors until the claims of the creditors in a prior ranking class have been paid in full. Unless creditors have agreed otherwise, distributions are made on a pari passu basis, that is, the assets are distributed in proportion to the debts due to each creditor within a class.

Contractual set-off arrangements in place when a company enters liquidation or distributing administration are displaced by the mandatory insolvency set-off regime. This regime sees an account being taken of what is due from each party to the other in respect of their mutual dealings, and only the resulting net balance is either provable by the creditor in the administration or liquidation of the company (if amounts remain due to the creditor) or, conversely, is payable by the creditor to the company (if amounts remain due to the company).

The general priority on insolvency is as follows (in descending order of priority):

•

First ranking: holders of fixed charge security (but only to the extent the value of the secured assets covers that indebtedness) and creditors with a proprietary interest in the debtor’s assets but only with respect to the assets in which they have a proprietary interest;

•	Second ranking: where liquidation / administration occurs within 12 weeks of a moratorium, and in the order of priority shown:

•	any prescribed fees or expenses of the official receiver acting in any capacity in relation to the company;

•	moratorium debts and priority pre-moratorium debts;

•	Third ranking: expenses of the insolvent estate (there are statutory provisions setting out the order of priority in which expenses are paid);

•	Fourth ranking: ordinary and secondary preferential creditors.

Ordinary preferential debts include (but are not limited to) debts owed by the insolvent company in relation to: (a) contributions to occupational and state pension schemes; (b) wages and salaries of employees for work done in the four months before the insolvency date, up to a maximum of £800 per person; (c) holiday pay due to any employee whose contract has been terminated, whether the termination takes place before or after the date of insolvency; and (d) bank and building society deposits eligible for compensation under the Financial Services Compensation Scheme (the “FSCS”) up to the statutory limit. As between one another, ordinary preferential debts rank equally;

Secondary preferential debts rank for payment after the discharge of ordinary preferential debts and include (but are not limited to) bank and building society deposits eligible for compensation under the FSCS to the extent that claims exceed the statutory limit, claims by HM Revenue and Customs in respect of certain taxes including VAT, PAYE income tax, employee NI contributions, student loan repayments and Construction Industry Scheme deductions (but excluding corporation tax and employer NI contributions which are held by the company on behalf of employees and customers). As between one another, secondary preferential debts rank equally;

•

Fifth ranking: holders of floating charge security, according to the priority of their security. This would include any security interest that was stated to be a fixed charge in the document that created it but which, on a proper interpretation by the court, was rendered a floating charge. However, before distributing asset realizations to the holders of floating charges, the Prescribed Part (defined below) must, subject to certain exceptions, be set aside for distribution to unsecured creditors;

•

Sixth ranking: firstly, provable debts of unsecured creditors (save where such creditors are deferred under Section 74(2)(f) of the Insolvency Act) and any secured creditor to the extent of any unsecured shortfall, in each case including accrued and unpaid interest on those debts up to the date of commencement of the relevant insolvency proceedings. These debts rank equally among themselves unless there are subordination agreements in place between any of them. To pay the secured creditors any unsecured shortfall, the insolvency officeholder can only use realizations from unsecured assets, as secured creditors are not entitled to any distribution from the Prescribed Part unless the Prescribed Part is sufficient to pay out all unsecured creditors or the secured creditor elects to surrender its security;

secondly, interest on the company’s unsubordinated debts (at the higher of the applicable contractual rate and the rate determined in accordance with the Judgments Act 1838 (currently 8% per annum)) in respect of any period after the commencement of liquidation, or after the commencement of any administration which has been converted into a distributing administration. However, in the case of interest accruing on amounts due under the New Notes or the guarantees related thereto, such interest due to the holders of the New Notes may, if there are sufficient realizations from the secured assets, be discharged out of such security recoveries;

thirdly, non-provable liabilities, being liabilities that do not fall within any of the categories above and therefore are only recovered in the (unusual) event that all categories above are fully paid; and

•

Seventh ranking: subordinated creditors (and any applicable interest). Creditors whose claims are subordinated to the payment of all of the company’s other creditors (subject to the above order of priority, subordinated creditors are ranked according to the terms of the subordination language in the relevant documentation.); and

•	Eighth ranking: shareholders. If after the repayment of all unsecured creditors in full, any remaining funds exist, these will be distributed to the shareholders of the insolvent company.

Prescribed Part

An administrator, receiver (including administrative receiver) or liquidator of the company will be required to ring-fence a certain percentage of the proceeds of enforcement of floating charge security for the benefit of unsecured creditors (the “Prescribed Part”). Under current law, this applies to 50% of the first £10,000 of net floating charge realizations and 20% of the remainder over £10,000, and the Prescribed Part is subject to a maximum aggregate cap of £800,000 where the first ranking floating charge was created on or after 6 April 2020 (£600,000 if created before then). The Prescribed Part must be made available to unsecured creditors unless the cost of doing so would be disproportionate to the resulting benefit to creditors. As noted above, the Prescribed Part will not be available for any shortfall claims of secured creditors.

Foreign Currency

Under English insolvency law, where creditors are asked to submit formal proofs of claims for their debts, any debt of a company payable in a currency other than pound sterling must be converted into pound sterling at a single rate for each currency determined by the office-holder by reference to the exchange rates prevailing on the relevant date (i.e., the date (i) the company went into liquidation (or, if the liquidation was immediately preceded by an administration, on the date when the company entered administration); or (ii) the company went into administration (or, if the administration was immediately preceded by a winding up, on the date when the company went into liquidation)). This provision overrides any agreement between the parties. A creditor who considers that the rate determined by the office-holder is unreasonable may apply to court and, if the court finds that the rate is unreasonable, the court may itself determine the exchange rate to be used.

Ipso Facto Clauses Prohibited

Section 233B of the Insolvency Act provides a prohibition on the enforcement of certain termination clauses and the imposition of certain amended terms by a supplier in contracts for goods and services, which would have been triggered by the commencement of insolvency proceedings against the counterparty company. Such insolvency proceedings include a company voluntary arrangement, winding up and administration, as well as the new moratorium and restructuring plan. Other rights to terminate under the contract (i.e., other than on the counterparty’s insolvency) are preserved, save that where the supplier is entitled to terminate the contract or the supply because of an event occurring before the start of the insolvency proceeding, and the entitlement arises before the start of that period, the entitlement may not be exercised during the insolvency proceeding. A supplier cannot make it a condition of continued supply during the relevant insolvency proceeding that any outstanding charges in respect of prior supplies are paid. To prevent undue hardship, a supplier may be allowed to terminate the contract if the company, the relevant insolvency practitioner or the court consents.

Contractual termination provisions are not invalid in relation to contracts for supplies of goods or services to a company in the context of certain excluded contracts and parties, including financial services. Contracts are also excluded, amongst other things, where either the supplier or insolvent company is (i) a securitization company; (ii) a recognized investment exchange or clearing house; (iii) an investment bank or investment firm; (iv) an insurer or (v) a bank.

Cross-Border Recognition of English Insolvency and Restructuring Proceedings

General Position

The recognition of English insolvency and restructuring proceedings in other jurisdictions is governed by applicable treaties in respect of the mutual recognition (or otherwise) of courts’ jurisdiction, proceedings and judgments and general principles of private international law such as comity and conflicts of laws rules applicable in the relevant jurisdictions.

One of the key insolvency-related treaties is the UNCITRAL Model Law on Cross-Border Insolvency (the “Model Law”), which has been adopted in a number of jurisdictions, including the United States and the UK, where it was implemented by the Cross-Border Insolvency Regulations (and the Cross-Border Insolvency Regulations (Northern Ireland) 2006 (SI 2007/115) with respect to Northern Ireland). The Model Law provides for recognition of certain UK insolvency proceedings in other signatory states as either foreign main proceedings (if the COMI of the relevant debtor is determined to be in the UK) or foreign non-main proceedings (if the COMI is determined to be in another jurisdiction but the debtor has an establishment in the UK) upon application by the relevant insolvency officeholder. The nature and scope of the recognition will depend on the way that the Model Law has been implemented into the domestic law of the jurisdiction in question.

Conversely, the Cross-Border Insolvency Regulations provide for recognition in the UK of foreign insolvency proceedings as either main proceedings (if the proceedings are taking place in the jurisdiction where the debtor has its COMI) or non-main proceedings (if the proceedings are taking place in a jurisdiction in which the debtor has only an establishment).

If foreign insolvency proceedings are recognized under the Cross-Border Insolvency Regulations, there will be a moratorium that is equivalent to the stay that arises in an English liquidation (i.e., a stay on the commencement or continuation of proceedings but not the enforcement of security). The foreign representative of the debtor can apply for wider relief (such as a stay on the enforcement of security) but this is at the discretion of the English court. The English court has held that only procedural relief (such as stays) are available under the Cross-Border Insolvency Regulations; the English court cannot recognize or give effect to a foreign insolvency judgment under these regulations.

The recognition of English courts’ jurisdiction and orders in respect of schemes of arrangement, which are restructuring rather than insolvency proceedings, will be subject to treaties regarding matters relating to the jurisdiction of courts in civil proceedings and the enforcement of civil judgments such as the Hague Convention on Choice of Court Agreements 2005 (the “Hague Convention 2005”) where applicable. The Hague Convention of 2 July 2019 on the Recognition and Enforcement of Foreign Judgments in Civil or Commercial Matters (the “Hague Convention 2019”), which came into force on 1 July 2025 and applies to judgments in proceedings commenced after that date. In addition, recognition may still be available under principles of private international law and Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (“Rome I”).

The recognition of English courts’ jurisdiction and orders in respect of restructuring plans is a developing area of law. It remains to be seen whether restructuring plans will fall within the scope of other treaties regarding matters relating to the jurisdiction of courts in civil proceedings and the enforcement of civil judgments such as the Hague Convention 2005 or the Hague Convention 2019, or whether they will be treated more akin to insolvency and restructuring proceedings and fall within related exceptions to such treaties.

Recognition in the EU

Following the UK’s departure from the EU and the expiry of the Brexit transition period, UK proceedings no longer benefit from automatic and guaranteed recognition in EU Member States. As the trade and cooperation terms agreed between the EU and the UK do not include a replacement regime for the automatic recognition of UK insolvency procedures across the EU (and vice versa) or otherwise address insolvency matters, cross-border insolvencies involving the UK and one or more EU Member States will be subject to a degree of uncertainty and increased complexity.

Until a mutual recognition agreement is reached in the future, it is likely to be more problematic for UK restructuring and insolvency proceedings to be recognized in EU Member States and for UK office holders to effectively deal with assets located in EU Member States. The impact of the Hague Convention 2019 on UK proceedings is as yet untested. The general position outlined above will apply and recognition will depend on the private international law rules adopted in the relevant EU member state and the need may well arise to open parallel proceedings, increasing the element of risk (e.g. of non-recognition) as well as increasing costs.

To the extent relevant proceedings are deemed to fall within the remit of contract law, Rome I and/or the domestic laws of Members States may offer an alternative basis for recognition in EU Member States.

As a consequence, the recognition of English insolvency and restructuring proceedings across the EU Member States may be different from what investors may have experienced in the past when the UK was a member state of the EU. It is not possible to predict with certainty if and to what extent proceedings will be recognized and whether investors may be adversely affected as a result.

European Union

Certain of the Guarantors and providers of Collateral are incorporated and organized under the laws of member states of the European Union (each, a “EU Member State”). Pursuant to Regulation (EU) no. 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings (which applies to insolvency proceedings opened on or after June 26, 2017), (the “Insolvency Regulation”), which applies within the European Union, other than Denmark, the courts of the EU Member State in which a company’s “centre of main interests” (“COMI”) is situated have jurisdiction to open main insolvency proceedings.

Article 3(1) of the Insolvency Regulation states that a company’s COMI “shall be the place where the debtor conducts the administration of its interests on a regular basis and which is ascertainable by third parties” and that in the case of a company or legal person, COMI is presumed to be located in the country of the registered office in the absence of proof to the contrary, though that presumption shall only apply if the registered office has not been moved to another EU Member State within the three-month period prior to the request for the opening of insolvency proceedings.

Recital 30 of the Insolvency Regulation contains a number of examples of where a presumption as to COMI may be rebutted: for instance, if the company’s central administration is located in a EU Member State other than the one where it has its registered office, and where a comprehensive assessment of all the relevant factors establishes, in a manner that is ascertainable by third parties, that the company’s actual centre of management and supervision and the centre of the management of its interests is located in that other EU Member State. In that respect, the factors that courts may take into consideration when determining the COMI of a debtor can include where board meetings are held, the location where the debtor conducts the majority of its business or has its head office and the location where the majority of the debtor’s creditors are established.

This means that a company’s COMI is not a static concept and may change from time to time as the determination of where a company has its COMI is depends on the facts and circumstances as at the date the company enters an insolvency proceeding and on which the courts of the different EU Member States may have differing and even conflicting views.

The courts of all EU Member States (other than Denmark) must recognize the judgment of the court commencing main proceedings, which will be given the same effect in the other EU Member States so long as no secondary insolvency proceedings or territorial insolvency proceedings have been commenced there. The insolvency practitioner appointed by a court in the EU Member State (in which the debtor’s COMI is situated) which has jurisdiction to commence main proceedings may exercise the powers conferred on it by the laws of that EU Member State in another EU Member State (other than Denmark) (such as to remove assets of the debtor from that other EU Member State). These powers are subject to certain limitations (e.g. the powers are available provided that no insolvency proceedings have been commenced in that other EU Member State nor any preservation measure to the contrary has been taken there further to a request to commence secondary proceedings in that other Member State where the debtor has assets).

If the “COMI” of a company is in one EU Member State (other than Denmark), under Articles 3(2) to Article 3(4) of the Insolvency Regulation, the courts of another EU Member State (other than Denmark) only have jurisdiction to open insolvency proceedings against that company if such company has an “establishment” in the territory of such other EU Member State, and such insolvency proceedings must be “secondary.” Secondary proceedings may be any insolvency proceeding listed in Annex A of the Insolvency Regulation and for the avoidance of doubt, are not limited to winding-up proceedings.

An “establishment” is defined in Article 2(1) of the Insolvency Regulation to mean “any place of operations where a debtor carries out or has carried out in the 3-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets.” Accordingly, the opening of secondary insolvency proceedings in another EU Member State (other than Denmark) will only be possible if the debtor had an establishment in such EU Member State in the 3-month period prior to the request for opening of main insolvency proceedings.

The effects of those secondary insolvency proceedings opened in that other EU Member State are restricted to the assets of the company situated in such other EU Member State. Where main proceedings in the EU Member State in which the debtor has its COMI have not yet been commenced, territorial insolvency proceedings may only be commenced in another EU Member State (other than Denmark) where the debtor has an establishment where either (i) insolvency proceedings cannot be commenced in the EU Member State in which the debtor’s COMI is situated because of the conditions laid down by that EU Member State’s law; or (ii) the opening of territorial insolvency proceedings is requested by (a) a creditor whose claim arises from or is in connection with the operation of an establishment situated within the territory of the EU Member State where the opening of territorial proceedings is requested, or (b) a public authority which, under the law of the EU Member State within the territory of which the establishment is situated, has the right to request the opening of insolvency proceedings. When main insolvency proceedings are opened, territorial insolvency proceedings become secondary insolvency proceedings. Irrespective of whether the insolvency proceedings are main or secondary or territorial insolvency proceedings, such proceedings will, subject to certain exceptions, be governed by the local insolvency law of the court that has assumed jurisdiction over the insolvency proceedings of the debtor.

In addition, the concept of “group coordination proceedings” has been introduced in the Insolvency Regulation with the aim of bolstering efficiency in the insolvency of several members of a group of companies. Under Article 61 of the Insolvency Regulation, group coordination proceedings may be requested before any court having jurisdiction over the insolvency proceedings of a member of the group, by an insolvency practitioner appointed in insolvency proceedings opened in relation to a member of the group. Participation by the insolvency practitioner of the relevant member of the group in the group coordination proceedings and adherence to the coordinating insolvency practitioner’s recommendations or plan however is voluntary.

In the event that any of the Guarantors experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. Applicable insolvency laws may affect the enforceability of the obligations and the security of the Guarantors.

Germany

Insolvency

Fossil (Europe) GmbH, a Guarantor of the New Notes, is organized under the laws of Germany and has its registered office in Germany. There is a rebuttable presumption that the “centre of main interest” as defined in the Council of the European Union Regulation No 2015/848 on Insolvency Proceedings (recast) (the “EU Insolvency Regulation”) is the jurisdiction where the registered office is situated. Consequently, any insolvency proceedings with regard to the German Guarantor is likely to be initiated in Germany and, if the German Guarantor were held to have its centre of main interest within the territory of Germany at the time the application for the opening of insolvency proceedings (Insolvenzeröffnungsantrag) is filed, German insolvency law would most likely govern such proceedings. The insolvency laws of Germany and, in particular, the provisions of the German Insolvency Code (Insolvenzordnung) may not be as favorable to creditors as the insolvency laws of other jurisdictions, including, inter alia, in respect of priority of creditors’ claims, the ability to obtain post-petition interest and the duration of the insolvency proceedings, and hence may limit the ability of the recovery of payments due on the notes to an extent exceeding the limitations arising under other insolvency laws. However, pursuant to the EU Insolvency Regulation, the jurisdiction of the German courts may be limited if the company’s “centre of main interests” is found to be in a Member State other than Germany. This issue is to be determined at the time when the competent court decides on the commencement of the relevant insolvency proceedings.

Under German insolvency law, there is no consolidating group insolvency concept, which generally means that, despite the economic ties between various entities within one group of companies, there will be one separate insolvency proceeding for each of the entities if and to the extent there exists an insolvency reason on the part of the relevant entity. Each of these insolvency proceedings will be legally independent from all other insolvency proceedings (if any) within the group, except for certain coordination and information obligations between the various bodies of the different proceedings to ensure procedural efficiency (cf. below). In particular, there is no consolidation of assets and liabilities of a group of companies in the event of insolvency and no pooling of claims among the respective entities of a group.

On April 13, 2017, the German legislator passed an act to facilitate the mastering of group insolvencies (Gesetz zur Erleichterung der Bewältigung von Konzerninsolvenzen), which came into force on April 21, 2018. This act is mainly intended to facilitate the coordination of and cooperation between insolvency proceedings of group companies. This act does not provide for a consolidation of the insolvency proceedings of the insolvent group companies, or a consolidation of the assets and liabilities of a group of companies or pooling of claims among the respective entities of a group, but rather stipulates four key amendments of the German Insolvency Code in order to facilitate an efficient administration of group insolvencies: (i) a single court may assume jurisdiction for other group company insolvency proceedings (Gruppen gerichtsstand); (ii) the appointment of one single person as insolvency administrator for all relevant group companies is facilitated; (iii) certain coordination obligations are imposed on insolvency courts, insolvency administrators and creditors’ committees; and (iv) certain parties may apply for “coordination proceedings” (Koordinationsverfahren) and the appointment of a “coordinator” (Verfahrenskoordinator) with the ability to propose a “coordination plan” (Koordinationsplan).

Under German insolvency law, insolvency proceedings are not initiated by the competent insolvency court ex officio. Insolvency proceedings can be initiated either by the debtor or by a creditor in the event of over-indebtedness (Überschuldung) or illiquidity (Zahlungsunfähigkeit) of the debtor. According to the relevant provision of the German Insolvency Code, a debtor is over-indebted if its liabilities exceed the value of its assets (based on their liquidation values), unless a continuation of the debtor’s business as a going concern is predominantly likely (positive Fortführungsprognose) for a prognosis period covering the next twelve months. The debtor is deemed illiquid if it is unable to pay its debts as and when they fall due; however, a delay in payment of up to three weeks is not sufficient to establish illiquidity. The decisive factor is whether the debtor is likely to obtain the necessary funds within this three week period to settle at least 90% of the due liabilities as well as the liabilities becoming due within the three week period. If a German stock corporation (Aktiengesellschaft—AG), a European law stock corporation based in Germany (Societas Europaea—SE) or a German limited liability company (Gesellschaft mit beschränkter Haftung—GmbH) or any company not having an individual as personally liable shareholder becomes illiquid and/or over-indebted, the management of such company and, under certain circumstances its shareholders, are obliged to file for the opening of insolvency proceedings without undue delay, however, at the latest within three weeks after illiquidity has occurred and within six weeks after over-indebtedness has occurred. Non-compliance with these obligations exposes management personally to severe risk of both damage claims as well as sanctions under criminal law. Once illiquidity or over-indebtedness has occurred, the management of the insolvent company is generally not allowed to make any payments, unless such payments can be considered as having been made in the ordinary course of business (im ordnungsgemäßen Geschäftsgang), e.g. because they were inevitable to maintain the business operation, provided that such payments are made within the relevant filing periods of three weeks (in case of illiquidity) or six weeks (in case of over-indebtedness), respectively. Payments under the note guarantees should generally not be covered by the aforementioned exemption from the general payment ban.

In addition, the debtor’s management has the right (but not the obligation) to file for insolvency proceedings if it is imminently at risk to become unable to pay its debts as and when they fall due (drohende Zahlungsunfähigkeit). Imminent illiquidity exists if the company is currently able to service its payments obligations, but will presumably not be able to continue to do so within a prognosis period of the next 24 months. However, only the debtor, but not the creditors, is entitled (but not obliged) to file for the opening of insolvency proceedings in the event of an imminent illiquidity.

The insolvency proceedings are controlled by the competent insolvency court which monitors the due performance of the proceedings. Upon receipt of the insolvency petition, the insolvency court may take preliminary protective measures (vorläufige Maßnahmen) to secure the assets of the debtor during the preliminary proceedings (Insolvenzeröffnungsverfahren). The insolvency court may prohibit or suspend any measures taken to enforce individual claims against the debtor’s moveable assets during these preliminary proceedings. As part of such protective measures the court will also appoint a preliminary insolvency administrator (vorläufiger Insolvenzverwalter), unless the debtor has petitioned for debtor-in-possession proceedings (Eigenverwaltung)—an insolvency proceeding in which the debtor’s management generally remains in charge of administering the debtor’s business provided that no circumstances are known which lead to the expectation that debtor-in-possession proceedings will place the creditors at a disadvantage. In debtor-in-possession proceedings the debtor’s management is under the supervision of a court appointed custodian (Sachwalter).

The order for opening an insolvency proceeding as debtor-in-possession proceedings requires that (i) it has been requested by the debtor including the submission of a complete and coherent self-administration plan (Eigenverwaltungsplanung) and (ii) no circumstances are known which indicate that the self-administration planning is based on incorrect facts in material respects. The self-administration plan requires detailed (i) financial planning, (ii) concepts for the conduct of the debtor-in-possession proceedings, including a description of the crisis and measures to achieve the turnaround as well as disclosures on the status of the negotiations with debtors, the measures to ensure compliance with insolvency law obligations and an explanation of increased, respectively, decreased costs in comparison to regular proceedings. If the debtor’s request for debtor-in-possession proceedings is successful, the court shall in the opening proceedings refrain from (i) imposing on the debtor a general prohibition on making dispositions or (ii) ordering that all of the debtor’s dispositions are effective only with the consent of a preliminary insolvency administrator. As in this case, instead of a preliminary insolvency administrator, a preliminary custodian (vorläufiger Sachwalter) will be appointed who shall supervise the management of the debtor in preliminary debtor-in-possession proceedings (vorläufige Eigenverwaltung).

If the debtor has filed a petition for the opening of insolvency proceedings based on an insolvency reason other than illiquidity (i.e., imminent illiquidity or over-indebtedness), combined with a petition to initiate such process based on debtor-in-possession proceedings (Eigenverwaltung) and if an independent expert testifies that the restructuring of the debtor’s business is not evidently futile (offensichtlich aussichtslos), the court will, upon the request of the debtor, prohibit enforcement measures (other than with respect to immovable assets) and may implement other preliminary measures to protect the debtor from enforcement actions for up to three months until the opening of the actual debtor-in-possession proceedings within a so called protective shield proceedings (Schutzschirmverfahren) during the preliminary debtor-in-possession proceedings. As in debtor-in-possession proceedings without protective shield, the insolvency court will appoint a preliminary custodian (vorläufiger Sachwalter) to supervise the debtor’s management and the process. The debtor is entitled to suggest an individual to be appointed as custodian with such suggestion being binding on the insolvency court unless the suggested person is obviously not eligible to become a custodian (i.e., is obviously not competent and/or not impartial). During such period of preliminary debtor-in-possession proceedings, the debtor shall prepare an insolvency plan which will be implemented in debtor-in-possession proceedings after the debtor-in-possession proceedings have been opened.

Depending on the size of the debtor’s business operations and several other circumstances, the insolvency court must or may appoint a preliminary creditors’ committee (vorläufiger Gläubigerausschuss). During preliminary insolvency proceedings, the insolvency court has to appoint a “preliminary creditors’ committee” (vorläufiger Gläubigerausschuss) if the debtor fulfills at least two of the following three requirements:

•	a balance sheet total in excess of €6,000,000 (after deducting an equity shortfall if the debtor is over-indebted);

•	revenues of at least €12,000,000 in the twelve months prior to the last day of the financial year preceding the filing; and/or

•	fifty or more employees on an annualized average basis.

The preliminary creditors’ committee will be asked for their view on a petition for debtor-in-possession proceedings (Eigenverwaltung), or on the person of the (preliminary) insolvency administrator to be appointed or to suggest a particular individual to be appointed by the court. In case the members of the preliminary creditors’ committee unanimously agree on an individual to be appointed, such suggestion is binding on the court (unless the suggested individual is not eligible; i.e., not competent and/or not impartial). To ensure that the preliminary creditors’ committee reflects the interests of all creditors, it shall comprise a representative of the secured creditors, one for the largest creditors and one for small creditors as well as one for the employees. The appointment of further representatives for other creditors groups is possible.

The rights and duties of the preliminary insolvency administrator depend on the decision of the court. The duties of the preliminary insolvency administrator are, in particular, to safeguard and to preserve the debtor’s assets (which, depending on the circumstances, includes the continuation of the business carried out by the debtor), to verify the existence of an insolvency reason and to assess whether the debtor’s net assets will be sufficient to cover the costs of the insolvency proceedings. Depending on the decision of the court, even the right to manage and dispose of the business and assets of the debtor may pass to the preliminary insolvency administrator. The court orders the opening (Eröffnungsbeschluss) of formal insolvency proceedings (Eröffnung des Insolvenzverfahrens) if certain requirements are met, in particular if (i) the debtor is in a situation of imminent illiquidity (if the petition has been filed by the debtor) or illiquidity and/or over-indebtedness and (ii) there are sufficient assets (Insolvenzmasse) to cover at least the costs of the insolvency proceedings. If the assets of the debtor are not expected to be sufficient, the insolvency court will only open formal insolvency proceedings if third parties (e.g., creditors) advance the costs themselves. Otherwise, the petition for opening of insolvency proceedings will usually be dismissed for insufficiency of assets (Abweisung mangels Masse) and—if the debtor is a legal entity—the debtor will be dissolved.

Upon the opening of formal insolvency proceedings, an insolvency administrator (Insolvenzverwalter) (usually, but not necessarily, the same person who acted as preliminary insolvency administrator) is appointed by the insolvency court who has full power to dispose of the debtor’s assets, and the debtor’s directors are no longer entitled to dispose of its assets, unless debtor-in-possession proceedings (Eigenverwaltung) are ordered. In the absence of debtor-in-possession proceedings (Eigenverwaltung), the right to administer the debtor’s business affairs and to dispose of the assets of the debtor passes to the insolvency administrator. The insolvency creditors (Insolvenzgläubiger) are only being entitled to request the change of the individual appointed as insolvency administrator at the occasion of the first creditors’ assembly (erste Gläubigerversammlung) unless there is good cause for his replacement (wichtiger Grund), with such change requiring that (i) a simple majority of votes cast (by head count and amount of insolvency claims) has voted in favor of the proposed individual becoming the new insolvency administrator and (ii) the proposed individual be eligible as insolvency administrator (i.e., sufficiently qualified, business-experienced and impartial). As an exception, the court may order debtor-in-possession proceedings to be run by the relevant debtor`s directors under the supervision of a custodian (Sachwalter), in which case the relevant director(s) retain(s), to a large extent, its/their authority to dispose of its assets. Such order remains subject to review and may be repealed in which case an insolvency administrator would be appointed. An insolvency administrator may raise new financial indebtedness and incur other liabilities to continue the debtor’s business. These new liabilities incurred by the insolvency administrator qualify as preferential claims against the estate (Masseverbindlichkeiten) which are preferential to any insolvency claim of an unsecured creditor (with the residual claim of a secured insolvency creditor remaining after realization of the available collateral (if any) also qualifying as unsecured insolvency claim).

From the perspective of the holders of the notes, among others, some important consequences of such opening of formal insolvency proceedings against the German Guarantor or any of their relevant subsidiaries that are subject to the German insolvency regime would be the following:

•

the right to administer and dispose of the assets of the insolvent entity would generally pass to the insolvency administrator (Insolvenzverwalter) as sole representative of the insolvency estate, unless the court orders debtor-in-possession proceedings (Eigenverwaltung);

•

if the court does not order debtor-in-possession proceedings (Eigenverwaltung) with respect to such insolvent entity, disposals effected by the management of such insolvent entity, after the opening of formal insolvency proceedings, are null and void by operation of law;

•

if, during the final month preceding the date of filing for insolvency proceedings or thereafter, a creditor in the insolvency proceedings has acquired through execution (e.g., attachment) a security interest in part of such insolvent entity’s property that would normally form part of the insolvency estate, such security becomes null and void by operation of law upon the opening of formal insolvency proceedings;

•	claims against such insolvent entity may only be pursued in accordance with the rules set forth in the German Insolvency Code (Insolvenzordnung);

•

powers of attorney granted by the insolvent entity and certain other legal relationships cease to be effective upon the opening of insolvency proceedings. Certain executory contracts become unenforceable at such time unless and until the insolvency administrator opts for performance; and

•

any person that has a right for separation (Aussonderungsrecht) (i.e., the relevant asset of this person does not constitute part of the insolvency estate) does not participate in the insolvency proceedings; the claim for separation must be enforced in the course of ordinary court proceedings against the insolvency administrator.

All creditors, whether secured or unsecured (unless they have a right to separate an asset from the insolvency estate (Aussonderungsrecht) as opposed to a preferential right (Absonderungsrecht)), wishing to assert claims against the insolvent debtor need to participate in the insolvency proceedings. German insolvency proceedings are collective proceedings and creditors may generally no longer pursue their individual claims separately, but can instead only enforce them in compliance with the restrictions of the German Insolvency Code (Insolvenzordnung). Any judicial enforcement action (Zwangsvollstreckung) brought against the debtor by any of its creditors is subject to an automatic stay once insolvency proceedings have been opened (and, if so ordered by a court as usually is the case, also between the time when an insolvency petition is filed and the time when insolvency proceedings commence). Unsecured creditors may file their claims in the insolvency proceedings and will be paid on the same pro rata basis from the insolvency estate to the extent sufficient assets are available (so-called insolvency quota). Secured creditors are not entitled to enforce their security interests after an insolvency petition has been filed if and to the extent the German Insolvency Code (Insolvenzordnung) authorizes the insolvency administrator to dispose of the relevant collateral (though, between the time when an insolvency petition is filed and the time when insolvency proceedings commence, such stay on enforcement requires a court order) but have only certain preferential rights (Absonderungsrechte) regarding the assets which are subject to security interests in the insolvency proceedings. In this context, it should be noted that the insolvency administrator generally has the sole right to realize any moveable assets in his/the debtor’s possession which are subject to preferential rights (e.g., liens over movable assets (Mobiliarsicherungsrechte) or security transfer of title (Sicherungsübereignung)) as well as to collect any claims that are subject to security assignment agreements (Sicherungsabtretungen). In the case of creditors secured by pledges over shares or company interests forming part of the insolvency estate, it has been considered to be uncertain whether the creditors are entitled to initiate the enforcement process in respect of the pledged shares on their own or whether the insolvency administrator has the right to realize the pledges on behalf of and for the benefit of the secured creditors. The German Federal Supreme Court (Bundesgerichtshof), however, recently issued a ruling that gave the secured creditors more comfort since it was interpreted as giving the authorization to enforce such pledges to the secured creditors and not the insolvency administrator.

In case the enforcement right is vested with the insolvency administrator, the enforcement proceeds, less certain contributory charges for (i) assessing the value of the secured assets (Feststellungskosten) and (ii) realizing the secured assets (Verwertungskosten) which, in the aggregate, usually add up to 9% of the gross enforcement proceeds plus VAT (if any), are disbursed to the creditor holding a security interest in the relevant collateral up to an amount equal to its secured claims. With the remaining unencumbered assets of the debtor the insolvency administrator has to satisfy the creditors of the insolvency estate (Massegläubiger) first (including the costs of the insolvency proceedings as well as any preferred liabilities incurred by the insolvency estate after the opening of formal insolvency proceedings). Thereafter, all other claims (insolvency claims— Insolvenzforderungen), in particular claims of unsecured creditors, will be satisfied on a pro rata basis (insolvency quota— Insolvenzquote) if and to the extent there is value remaining in the insolvency estate (Insolvenzmasse) after the costs of the insolvency proceeding, including the insolvency administrator’s remuneration, security interest and the preferential claims against the estate have been settled and paid in full. Accordingly, if a German security provider were to grant security over its assets to other creditors, such security may result in a preferred treatment of such secured creditors while the remaining assets may not be sufficient to satisfy the noteholders’ claims under the guarantee granted by such German security provider. In addition, it may take several years before an insolvency quota, if any, is distributed to unsecured creditors.

The preferential right (Absonderungsrecht) of a creditor may not necessarily prevent the insolvency administrator from using a movable asset that is subject to this right. The insolvency administrator must, however, compensate the creditor for any loss of value resulting from such use.

Other than secured and unsecured creditors, German insolvency law provides for certain creditors to be subordinated by law, while claims of a person who becomes a creditor of the insolvency estate only after the opening of insolvency proceedings (Massegläubiger) generally rank senior to the claims of regular, unsecured creditors. Claims of subordinated creditors in the insolvency proceedings (nachrangige Insolvenzgläubiger), e.g. shareholders with respect to the repayment of shareholder loans granted to their company, are satisfied only after the claims of all non-subordinated creditors (including the unsecured insolvency claims) have been fully satisfied. The restrictive nature of the covenants and undertakings in the First-Out Notes Indenture and Second-Out Notes Indenture may result in the noteholders and/or the applicable trustee being considered in a “shareholder like position” (gesellschafterähnliche Stellung). In that event, in an insolvency proceeding over the assets of a German Guarantor, the claims arising from a guarantee would be treated as a subordinated insolvency claim (nachrangige Insolvenzforderungen). Subordinated insolvency claims are not eligible to participate in the insolvency proceedings over the assets of a German Guarantor unless the insolvency court handling the case has granted special permission allowing these subordinated insolvency claims to be filed which is not granted in the very vast majority of insolvency cases governed by German law.

A different distribution of enforcement proceeds can be proposed in an insolvency plan (Insolvenzplan). While in regular insolvency proceedings aiming at the liquidation of the relevant insolvent debtor, the value of the insolvent entity’s assets may be realized by a piecemeal sale or, as the case may be, by a bulk sale of the entity’s business as a going concern, a different approach aiming at the rehabilitation of such entities can be taken based on an insolvency plan (Insolvenzplan). Such plan can be submitted by the debtor or the insolvency administrator and requires, among other things and subject to certain exceptions, the consent of each class of creditors in accordance with specific majority rules and the approval of the insolvency court (while a group of dissenting creditors or the debtor can—under certain circumstances—be crammed down). The insolvent entity itself may only oppose the proposed plan if the plan is detrimental to the insolvent company (in comparison to an ordinary insolvency proceeding) or if any creditor will receive a higher economic value than the amount of its claim. If the debtor is a corporate entity, also the shares or, as the case may be, the membership rights in the debtor can be included in the insolvency plan (e.g., they can be transferred to third parties, including a transfer to creditors based on a debt-to-equity swap). In this case, the adoption of the insolvency plan generally also requires the consent of the group of the shareholders. However, the group of dissenting shareholders can—under certain circumstances—also be crammed down. It is also possible to implement a debt-to-equity-swap through an insolvency plan. However, a creditor may not be forced into a debt-to-equity conversion if such creditor did not consent to the swap of its claims into equity of the relevant debtor.

The following subordinated claims shall be satisfied ranking below the other unsubordinated claims of insolvency creditors in the order given herein, and in proportion to their amounts if ranking with equal status: (i) interest and penalty payments accrued on the claims of the insolvency creditors from the opening of the insolvency proceedings; (ii) costs incurred by individual insolvency creditors due to their participation in the opened proceedings; (iii) fines, regulatory fines, coercive fines and administrative fines, as well as such incidental legal consequences of a criminal or administrative offense binding the debtor to pay money; (iv) claims on the debtor’s gratuitous performance of a consideration; (v) claims for the restitution of shareholder loans (Gesellschafterdarlehen) or claims resulting from legal transactions corresponding in economic terms to such a loan; and (vi) claims which the creditor and the debtor agreed to be subordinated in insolvency proceedings.

Under certain circumstances, restrictive covenants and undertakings in finance documents may result in the relevant creditor being considered to be in a “shareholder-like position” (gesellschafterähnliche Stellung) in the insolvent entity. In that event, in an insolvency proceeding over the assets of such insolvent entity, the claims against that entity would be treated as a subordinated insolvency claim (nachrangige Insolvenzforderungen) in accordance with the rules applying to shareholder loans. A third party acquiring the claims that are subject to the rules of the treatment of shareholder loans will itself be exposed inter alia to a claw back risk with respect to repayments that have been made within the period of one year prior to the request to open insolvency proceedings or subsequent to such request (section 135 of the German Insolvency Code). Subordinated insolvency claims are not eligible to participate in the insolvency proceedings over the assets of the debtor (or in any transaction security) unless the insolvency court handling the case has granted special permission allowing these subordinated insolvency claims to be filed which is not granted in the vast majority of insolvency cases governed by German law. To the extent any creditor that benefited from the transaction security was a subordinated creditor, potential sharing and equalization provisions in the finance documents could result in noteholders who are not subordinated suffering a shortfall on the amount they recover.

Under the German Insolvency Code, the insolvency administrator (or in case of debtor-in-possession proceedings, the custodian) may challenge (anfechten) transactions, performances or other acts that are deemed detrimental to insolvency creditors and which were effected prior to the commencement of formal insolvency proceedings during applicable voidable periods. Generally, if transactions, performances or other acts are successfully voided by the insolvency administrator, any amounts or other benefits derived from such challenged transaction, performance or act will have to be returned to the insolvency estate plus accrued interest. The administrator’s right to void transactions can, depending on the circumstances, extend to transactions having occurred up to ten years prior to the filing for the commencement of insolvency proceedings. In the event of insolvency proceedings with respect to any insolvent entity based on and governed by the insolvency laws of Germany, the payment of any amounts to the holders of the New Notes as well as the granting of the Collateral for or providing credit support for the benefit of the New Notes could be subject to potential challenges (i.e., clawback rights) by an insolvency administrator under the rules of voidance (Insolvenzanfechtung) as set out in the German Insolvency Code (Insolvenzordnung). In the event such a transaction is successfully voided (angefochten), the holders of the notes may not be able to recover or retain any amounts under the notes or the Collateral and may participate in the insolvency proceedings as unsecured creditor only. If payments have already been made under the New Notes or the Collateral, any amounts received from a transaction that had been voided would have to be repaid (plus accrued interest since the first claim of the insolvency administrator for repayment) to the insolvency estate (Insolvenzmasse). In this case, the holders of the New Notes may only have a general unsecured claim under the New Notes without preference in insolvency proceedings.

The noteholders can then lodge their original claims with the insolvency table, but will only be entitled to an insolvency quota.

Typically, a legal act (Rechtshandlung) or a legal transaction (Rechtsgeschäft) (which term includes (but is not limited to) the granting of a guarantee, the provision of security and the payment of debt) detrimental to the creditors may be voided according to the German Insolvency Code (Insolvenzordnung) in the following cases:

•

subject to certain exceptions, any act granting an insolvency creditor, or enabling an insolvency creditor to obtain, security (including a guarantee) or satisfaction (Befriedigung) (i) if such act was performed during the last three months prior to the filing of the petition for the opening of insolvency proceedings, provided that the debtor was illiquid (zahlungsunfähig) at the time such act was taken and the creditor knew of such illiquidity (or of circumstances that clearly suggest that the debtor was illiquid) at such time, or (ii) if such act was performed after the filing of the petition for the opening of insolvency proceedings, if the creditor knew of the debtor’s illiquidity or the filing of such petition (or of circumstances that clearly suggest such illiquidity or filing) (section 130 German Insolvency Code);

•

any act granting an insolvency creditor, or enabling an insolvency creditor to obtain, security or satisfaction (Befriedigung) to which such creditor was not entitled, or which was granted or obtained in a form or at a time to which or at which such creditor was not entitled to such security or satisfaction, if (i) such act was performed during the last month prior to the filing of the petition for the opening of insolvency proceedings or after such filing, (ii) such act was performed during the second or third month prior to the filing of the petition and the debtor was illiquid at such time or (iii) such act was performed during the second or third month prior to the filing of the petition for the opening of insolvency proceedings and the creditor knew at the time such act was taken that such act was detrimental to the other insolvency creditors (or had knowledge of circumstances that clearly suggest such detrimental effect) (section 131 German Insolvency Code);

•

a legal transaction by the debtor that is directly detrimental to the insolvency creditors or by which the debtor loses a right or the ability to enforce a right or by which a proprietary claim against a debtor is obtained or becomes enforceable, if it was entered into (i) during the last three months prior to the filing of the petition for the opening of insolvency proceedings and the debtor was illiquid at the time of such transaction and the counterparty to such transaction knew of the illiquidity at such time or (ii) after the filing of the petition for the opening of insolvency proceedings and the counterparty to such transaction knew either of the debtor’s illiquidity or of such filing at the time of the transaction (section 132 German Insolvency Code);

•

any act by the debtor without (adequate) consideration (e.g., whereby a debtor grants security for a third-party debt, which might be regarded as having been granted gratuitously (unentgeltlich)), if it was effected in the last four years prior to the filing of the petition for the opening of insolvency proceedings (section 134 German Insolvency Code);

•

any act by the debtor during the last ten years prior to the filing of the petition for the opening of insolvency proceedings or at any time after the filing, if the debtor acted with the intention of prejudicing its creditors (vorsätzliche Gläubigerbenachteiligung) and the beneficiary of the act knew of such intention at the time of such act. Such intention of the debtor and the respective knowledge of the beneficiary shall be presumed if the debtor and the beneficiary knew of the debtor’s imminent insolvency (or, in case of an act granting or enabling a creditor to obtain security or satisfaction (Befriedigung) to which such creditor was in fact, and in the form and at the time of performance, entitled, of the debtor’s existing insolvency), and that the transaction constituted a disadvantage for the creditors. If the act performed by the debtor consists in granting an insolvency creditor, or enabling an insolvency creditor to obtain, security or satisfaction (Befriedigung), the claw-back period will be reduced from ten to four years (section 133 German Insolvency Code); the fact that the beneficiary agreed on a payment plan with the debtor or agreed to deferred payments establishes a presumption that it had no knowledge of the debtor being illiquid at this time;

•

any contract with mutual compensation entered into between the debtor and an affiliated party that directly operates to the detriment of the creditors can be voided unless such contract was entered into earlier than two years prior to the filing of the petition for the opening of insolvency proceedings or the other party had no knowledge of the debtor’s intention to disadvantage its creditors as of the time the contract was entered into (section 133 para. 4 German Insolvency Code); in relation to corporate entities, the term “affiliated party” includes, subject to certain limitations, members of the management board or supervisory board, general partners and shareholders owning more than 25% of the debtor’s share capital, persons or companies holding comparable positions that give them access to information about the economic situation of the debtor, and other persons who are spouses, relatives or members of the household of any of the foregoing persons;

•

any act that provides security or satisfaction (Befriedigung) for a claim of a shareholder for repayment of a shareholder loan or a similar claim if (i) in the case of the provision of security, the act took place during the last ten years prior to the filing of the petition for the opening of insolvency proceedings or after the filing of such petition or (ii) in the case of satisfaction, the act took place during the last year prior to the filing of the petition for the opening of the insolvency proceedings or after the filing of such petition (section 135 German Insolvency Code); or

•

any act whereby the debtor grants satisfaction for a loan claim or an economically equivalent claim to a third party if (i) the satisfaction was effected in the last year prior to the filing of a petition for the opening of insolvency proceedings or thereafter, and (ii) a shareholder of the debtor had granted security or was liable as a guarantor (Garant) or provider of surety (Bürge) (in which case not the third party but the shareholder must compensate the debtor for the amounts paid (subject to further conditions)) (section 135 para 2 German Insolvency Code).

In this context, “knowledge” is generally deemed to exist if the other party is aware of the facts from which the conclusion must be drawn that the debtor was unable to pay its debts generally as they fell due, that a petition for the opening of insolvency proceedings had been filed, or that the act was detrimental to, or intended to prejudice, the insolvency creditors, as the case may be. A person is deemed to have knowledge of the debtor’s intention to prejudice the insolvency creditors if he or she knew of the debtor’s imminent illiquidity and that the transaction prejudiced the debtor’s creditors. With respect to an “affiliated party,” there is a general statutory presumption that such party had “knowledge.”

Transactions of the debtor for which it promptly receives adequate compensation (so called “cash transaction” (Bargeschäft)) is to a large extent privileged so that the avoidance risk can—under certain circumstances—be substantially reduced (section 142 German Insolvency Code). In particular (but not limited to) the granting of security concurrently with the incurrence of debt may be qualified as a “cash transaction” (Bargeschäft).

Apart from the examples of an insolvency administrator voiding transactions according to the German Insolvency Code (Insolvenzordnung) described above, a creditor who has obtained an enforcement order (Vollstreckungstitel) could possibly also void any security right or payment performed under the relevant security right according to the German Law of Voidance (Anfechtungsgesetz) outside formal insolvency proceedings. The prerequisites vary to a certain extent from the rules described above and the avoidance periods are calculated from the date a creditor exercises its rights of voidance in the courts.

In addition, a creditor who granted a loan or obtained security from a debtor in financial difficulties may be liable in tort if such creditor was aware of the debtor’s insolvency or financial difficulty at the time security was granted. Under German law creditors risk becoming liable under Section 826 of the German Civil Code (i) for deceiving other creditors about the creditworthiness of the borrower thereby inducing other creditors to continue making business with the borrower and (ii) for causing a delay of an application for the opening of insolvency proceedings in order to obtain an advantage in the time gained. The German Federal Supreme Court (Bundesgerichtshof) held that this could be the case if, for example, the creditor was to act with the intention of detrimentally influencing the position of the other creditors of the debtor in violation of the legal principle of bonos mores (Sittenwidrigkeit). Such intention could be present if the beneficiary of the transaction was aware of any circumstances indicating that debtor as the grantor of the guarantee or security is close to financial collapse (Zusammenbruch) or had reason to enquire further with respect thereto.

The German insolvency laws have been subject to further amendments following the implementation of the Directive (EU) 2019/1023 of the European Parliament and of the Council of 20 June 2019 on preventive restructuring frameworks, on discharge of debt and disqualifications, and on measures to increase the efficiency of procedures concerning restructuring, insolvency and discharge of debt, and amending Directive (EU) 2017/1132 (Directive on restructuring and insolvency) (the “Restructuring Directive”). The EU Restructuring Directive aims to put in place key principles for all member states on effective preventive restructuring and second chance frameworks, and measures to make all types of insolvency procedures more efficient by reducing their length and associated costs and improving their quality. On December 22, 2020 the German Bundestag passed the “Act on the further development of the Restructuring and Insolvency Law” (Sanierungs- und Insolvenzrechtsfortentwicklungsgesetz (SanInsFoG)) providing in particular for the implementation of the EU Restructuring Directive into German law by way of the Corporate Stabilization and Restructuring Act (StaRUG). In addition to the implementation of the EU Restructuring Directive, the SanInsFoG, inter alia, also includes amendments to the provisions dealing with the managing director’s obligation to file for insolvency proceedings, to the provisions relating to the managing director’s liability for payments made by an insolvent company and to the procedure of self-administration (Eigenverwaltung), in particular with respect to its entrance hurdles that have been significantly raised. The SanInsFoG for the most part (including the StaRUG) entered into force on January 1, 2021 with a few remaining provisions to follow on January 1, 2022 and July 17, 2022, respectively. The German StaRUG provides a legal framework for preventive restructuring to support businesses facing financial difficulties before insolvency occurs. In particular, the StaRUG establishes mechanisms that enable companies to negotiate and implement a restructuring plan allowing the restructuring of certain claims to be elected by the debtor. A key feature is the ability to bind dissenting creditors to a restructuring plan through majority voting within creditor classes, with thresholds set at 75% of the voting rights which are determined by the claims’ value or the value of certain security rights with respect to the creditors and the share in the debtor’s subscribed capital with respect to the shareholders. The StaRUG also incorporates the “cross-class cram-down” principle, allowing a restructuring plan to be confirmed by the court even if dissent arises in individual creditor classes, provided that certain prerequisites safeguarding the involved creditors are met. Under the StaRUG, the debtor’s management has the option to apply for a stay of enforcement proceedings which is combined with other stabilization measures protecting the debtor and its liquidity for a period of up to eight months (Moratorium). Furthermore, the German legislator opted to include certain privileges for fresh money-financing, but not interim financing. Only debtors which are imminently illiquid (drohend zahlungsunfähig), i.e. if availability of financing is no longer guaranteed within the next 24 months, can make use of the restructuring proceeding under StaRUG. From a practical perspective, the StaRUG is a particularly useful tool for the restructuring of financing tools and its underlying documentation, including intercreditor agreements.

Restructuring plans which are public and confirmed by a German restructuring court will be automatically recognized in any EU member state pursuant to the EU Insolvency Proceedings Regulation (Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings). In any other case, the recognition of the restructuring plan is subject to certain rules and regulations under applicable international private law.

Security

Under German law it is unclear whether all of the security interests in the Collateral give the applicable Notes Collateral Agent a right to prevent other creditors of a guarantor or security provider from foreclosing into and realizing the Collateral. Some courts have held that certain types of security interests only give their holders priority (according to their rank) in the distribution of any proceeds of such realization, but not an intervention right (Drittwiderspruchsrecht). Accordingly, the applicable Notes Collateral Agent and the holders of the interests in the New Notes may not be able to avoid foreclosure by other creditors into the Collateral, even if they consider such foreclosure untimely. Moreover, enforcement of the Collateral through the German courts may become time-barred or subject to defenses of setoff or counterclaim.

As a result of control possibilities made available under the German security documents, such assignees/pledgees could be treated as being in a position similar to that of a shareholder of the German security grantor, in which case their claims against the German obligor may be subordinated in the insolvency of the German obligor.

Global Assignments

Under German law, in particular the basic principle of priority (Prioritätsgrundsatz), receivables can only be validly assigned if, at the time the assignment is made, the assignor has title to such receivable or is authorized by the holder of the receivable to assign such receivable to the relevant assignee. In general, German law does neither recognize any bona fide acquisition (gutgläubiger Erwerb) of receivables nor can an assignment of receivables be validly granted solely on a bona fide basis.

If the creditor and the debtor of a receivable have contractually restricted the assignment of such receivable it cannot be validly assigned unless it is a commercial monetary claim (i.e., claim for the payment of money) governed by German law and the underlying agreement giving rise to such claim constitutes a commercial transaction (Handelsgeschäft) or the debtor under such claim is a public law entity (juristische Person des öffentlichen Rechts) or public special fund (öffentlich-rechtliches Sondervermögen) (cf. Section 354a para. 1 German Commercial Code).

Under German law, a debtor may

•	invoke against an assignee all defenses it possesses against the assignor at the time of the assignment of the claim (cf. Section 404 German Civil Code); and

•	under certain circumstances, set-off against the assignee an existing claim which the debtor has against the assignor (cf. Section 406 German Civil Code).

Any prohibition of set-off contained in the German security documents may not be upheld to the extent that the relevant Obligor’s counterclaim has been upheld in a final judgement or is undisputed or results from a consumer-protecting right of revocation.

An assignee must give credit for any payment or other act of performance (Erfüllungshandlung) by the debtor in favor of the assignor after the assignment unless the debtor knew of the assignment at the time of performance (cf. Section 407 German Civil Code). In addition, any legal transaction entered into after the assignment between a debtor (being unaware of the assignment) and the assignor in respect of the debt will have effect against the assignee. If, in any court action between the debtor and the assignor subsequent to the assignment, a final judgment has been delivered, the assignee is bound by that judgment, unless the debtor knew of the assignment at the date when the action was first commenced.

Receivables which are subject to or result from a current account relationship (Kontokorrentverhältnis) come into in rem existence and can validly be assigned only

•	on each balance date (Abrechnungsstichtag), (but until such current account relationship is terminated such claims are subject to the continuing current account relationship); and

•

upon termination of the current account relationship (whether by notice or by the initiation of insolvency proceedings in relation to any party or otherwise in relation to such current account relationship).

In the case of insolvency of a debtor, the assignment or pledge of any balance (Saldo) of a current account (Kontokorrent) by such debtor will not be upheld by German courts since the courts would consider the assignment or pledge to be made only after opening of the insolvency proceedings at which time no more rights in respect of the insolvent estate can be acquired without the consent of the insolvency administrator.

An assignment of rights and claims may only be effective if the rights and claims to be assigned are clearly identified (bestimmbar) at the time of the assignment or transfer.

An assignment of insurance receivables pursuant to a German assignment agreement could be invalid or unenforceable to satisfy the secured obligations if and to the extent that under the relevant insurance contract the insurer is only obliged to pay out the insurance proceeds for the purpose of rebuilding (Wiederherstellung) or replacement (Wiederbeschaffung) of the insured object. By their nature liability insurances (Haftpflichtversicherungen) result in claims by the insured person against the insurer to indemnify the insured person against any claims for damages brought by the aggrieved party; in view of the aforementioned, the German Federal Court of Justice (Bundesgerichtshof) holds that claims against a liability insurer can only be validly assigned with effect erga omnes (cf. Section 108 para. 1 Insurance Contract Act) if such liability insurance claims have transformed into payment claims against the insurer following payment by the insured person to the aggrieved party.

An assignment or pledge of receivables governed by a law other than German law by way of a German law security assignment agreement may not create valid, binding and enforceable security rights.

An assignment or pledge of receivables may not create valid, binding and enforceable security rights, where the assignor or pledgor (as the case may be) has its habitual residence outside of Germany.

In case a claim for consideration in relation to a taxable transaction has been assigned, the assignee can be held liable for the payment of VAT to the German tax authorities to the extent that VAT was included in the payment the assignee receives from the third party debtor if the assignor does not pay the VAT due (Section 13c of the German Value Added Tax Law). The same applies in case of receivables that are pledged to a pledgee. The duty of the assignee or pledgee to pay such VAT is mandatory and cannot be excluded or passed on. Further, in cases where the assignee or pledgee (e.g. in case of an enforcement) assigns to a third party a receivable that has been assigned or pledged to it, it is liable for the VAT amount initially included in the assigned or pledged receivable to the extent the assignor or pledgor fails to pay the VAT due.

Pledges

The same limitations as set out above apply to pledges as a receivable may not validly be pledged if the transfer of such receivable is restricted. Also, under German law, a pledge may only be validly created in favor of the creditor(s) of the secured claims and the pledgor will need to notify the relevant debtor of a pledged claim of such pledge in order to create a valid pledge (cf. Section 1280 German Civil Code). Due to the accessory nature of the pledges, the security interests to be granted as pledges will be created in favor of the collateral agent acting in its capacity as creditor of a parallel debt. See “—Accessory Security Interests / Parallel Debt” below.

Since German law does not generally permit for an appropriation of pledged assets by the pledgee upon the occurrence of an enforcement event, an enforcement of a share pledge governed by German law usually requires the sale of the relevant collateral through a formal disposal process involving a public auction administered by a public court (Zwangsversteigerung). Certain waiting periods and notice requirements may apply for such disposal process.

If the shares in a German pledged company are subject to transfer restrictions (Vinkulierung), the consent of the other shareholders is required for a pledge of such shares to become effective (wirksam). In these cases, the shares in the relevant German pledged company only become subject to the pledges created under the respective pledge agreements once consent to the pledges has been granted. However, a number of German legal commentators take the view that such consent is required not only prior to the entry into the pledge, but also prior to the realization of the pledged shares by auction or other disposal.

To the extent a pledge over receivables (Forderungen) has been created under any of the pledge agreements and any such pledge has not been expressly restricted to receivables governed by German law, there is the risk of invalidity of such pledges for lack of compliance with the applicable principles of private international law, in particular the lex causae principle, and/or the German law principle of sufficient specificity (Bestimmtheitsgrundsatz).

Accessory Security Interests/Parallel Debt

Under German law, certain “accessory” security interests such as pledges (Pfandrechte) are of strict accessory nature and are therefore dependent on the secured claims and require that the security holder and the creditor of the secured claim be identical. Therefore, pledges may only be granted to the creditor of a claim to be secured by the accessory security interest and other accessory interests. Such accessory security interests (akzessorische Sicherungsrechte) cannot be held for the benefit of a third party by a pledgee who does not itself hold the secured claim and (i) will automatically lapse to the extent a secured claim is settled, discharged or novated and (ii) may not be assigned independently, but would automatically follow the claims they secure in case the relevant secured claim is assigned.

The accessory security interests will be granted to the applicable Notes Collateral Agents and the ABL Collateral Agent as described under “—Security for the Notes.” The applicable Notes Collateral Agent is, however, not a creditor under the New Notes. The holders of the New Notes on the other hand are creditors under the New Notes and the related guarantees but the holders of the interests in the New Notes from time to time will not be parties to the security documents. In order to permit the holders of the notes from time to time to benefit from pledges granted to the applicable Notes Collateral Agent under German law the security documents provide for the securing of liabilities under a separate abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) constituting a so called “parallel debt” obligation which will be created under the ABL Facility in favor of the applicable Notes Collateral Agent rather than secure the claims of holders of the notes directly. The pledges governed by German law will secure, in particular, the parallel debt.

Pursuant to the parallel debt, the applicable Notes Collateral Agent becomes the holder of a claim equal to each amount payable by an obligor under, in particular, the notes, the related guarantees and the indentures governing the notes, and any payment in respect of the principal obligations will discharge the corresponding parallel debt and any payment in respect of the parallel debt will discharge the corresponding principal obligations. Although the applicable Notes Collateral Agent will have, pursuant to the parallel debt, a claim against the debtors under the notes and the guarantors for the full principal amount due under the notes, there are no published court decisions confirming the validity of the parallel debt structure and of the pledges granted under German law to secure such parallel debt. Therefore, it cannot be ruled out that such concept will not be recognized by German courts and hence there is no certainty that German courts will uphold such pledges. Therefore, the ability of the applicable Notes Collateral Agent to enforce or realize the Collateral, including an enforcement or a realization in the course of insolvency proceedings, may be restricted.

Moreover, the applicable Notes Collateral Agent does not hold the pledges or the parallel debt in trust. This means that in the case of an insolvency of the applicable Notes Collateral Agent if German law would apply to the relevant proceedings, the insolvency administrator over the insolvency estate of the applicable Notes Collateral Agent may successfully claim that there is no right for separation (Aussonderungsrecht) of the holders with respect to the secured claims. As a consequence the secured claims (including the parallel debt) and the accessory security rights would remain with the (then insolvent) applicable Notes Collateral Agent.

Security Agreements Regarding Transfer of Moveable Assets

To the extent moveable assets to be transferred under any German security document are stored in leased premises but not in premises owned by the respective security provider, the relevant landlord has a first ranking statutory lien (Vermieterpfandrecht) on the relevant assets.

Under the German law principle of sufficient specificity (Bestimmtheitsgrundsatz), any asset which is listed in any list of assets or marked in any specific area will only be validly transferred if such asset is specified in a manner which allows for an unambiguous identification of the respective asset. If the transferee under any German security document is, when entering into that agreement, aware of the fact that at the date thereof or at any time thereafter any assets not owned by the relevant transferor and, therefore, not to be transferred by it thereunder are or will be located in the specified security area so that the assets owned by the transferor and contemplated to be transferred by it under the relevant German security document cannot be distinguished from such third party owned assets, such transferee will not acquire ownership in any asset for lack of compliance with the German law principle of sufficient specificity (Bestimmtheitsgrundsatz). This may even apply if the relevant third party is also a transferor under the same and/or any other German security document with the result that none of the concerned security transfers would be valid.

Standard Business Terms

The security documents may qualify as standard business terms (Allgemeine Geschäftsbedingungen). Standard business terms are subject to certain mandatory legal requirements, inter alia, they must be readily understandable (transparent) and not unduly burdensome to the average addressee. If any such requirements are not complied with, the relevant standard business terms a part thereof would be void and replaced by applicable statutory law.

Excessive Collateral

According to the case law of the German Federal Court, collateral, and the agreements granting such collateral, can be void if an initial over-collateralization (anfängliche Übersicherung) is constituted which is so excessive that it is considered to violate of the legal principle of contra bonos mores (Sittenwidrigkeit). If, at the time of entering into a security agreement, it is already certain that the realizable value of the collateral is significantly out of proportion to the claim secured, the entire German collateral could be regarded as an initially excessive collateralization. Although no specific case law exists, a decision by the German Federal Court indicates that the loan-to-collateral ratio would be beyond the threshold applied to subsequent excessive collateralization if the value of the collateral is more than 150 percent of the amount of the secured obligations (in respect of global assignments a much lower threshold of around 110% is discussed). Any valuation, however, will be based on the realizable value taking into account any possible discount on the current market value, arising, e.g. from a sale in the then current situation. In addition, the over-collateralization, in order to be regarded as initially excessive, must be based on a creditor’s reprobate attitude (verwerfliche Gesinnung), which is assumed if a creditor, out of self-interest, displays an ethically unbearable recklessness against a debtor. In exceptional circumstances, an excessive loan-to-collateral ratio can, itself, justify the assumption of a reprobate attitude.

If the realizable value of the collateral at any date after having been granted not only temporarily exceeds the amount of the secured claims by more than 10 percent, the subsequently excessively secured (nachträglich übersichert) creditor is, according to the case law of the German Federal Court, regularly obliged to release collateral back to the debtor insofar as the estimated realizable value of collateral, which depends on the risks of realization of the collateral and on the market situation, exceeds the secured amount by more than such 10 percent. In order to determine the realizable value of the collateral granted, the German Federal Court allows for a reduction of the face value of the collateral, thus, permitting that the face value of the collateral is up to 150 percent of the amounts secured from time to time. In case and to the extent that the realizable value of the aggregate collateral exceeds 110 percent of the secured obligations, the secured creditor would, on demand by the collateral provider, have to release excess collateral.

Limitations on Validity and Enforceability of the Guarantees and the Security Interests

The German Guarantor guaranteeing and providing Collateral is established in the form of a German limited liability company (“GmbH”). Consequently, the granting of a guarantee related to the New Notes or Collateral by the German Guarantor is subject to certain provisions relating to preservation of the statutory capital under the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”).

As a general rule, the provisions of the GmbHG prohibit a GmbH from disbursing its assets to its shareholders to the extent that the amount of the GmbHs net assets would fall below the amount of its stated share capital (Stammkapital) or an already negative amount of its net assets would further be reduced and prohibit payments to shareholders which render the German Guarantor unable to pay its debts as they fall due. Guarantees or security interests granted by the German Guarantor in respect of liabilities or payments of a direct or indirect parent or sister company as well as payments under any arrangements that are not at arm’s length terms are considered disbursements under the provisions of the GmbHG. Moreover, under section 15b of the German Insolvency Code a managing director (Geschäftsführer) of a GmbH can be held personally liable in certain circumstances for payments to third parties, including to the shareholders of the GmbH if such payments lead to the insolvency (illiquidity (Zahlungsunfähigkeit) or over-indebtedness (Überschuldung)) of the GmbH or are made at a time when the GmbH is already insolvent. The granting of guarantees and security interests for the benefit of direct or indirect parent or sister companies of the GmbH could be considered as such disbursements and payments to shareholders.

In order to enable the German Guarantor to grant related guarantees and to provide collateral to secure liabilities of a direct or indirect parent or sister company without the risk of violating the provisions of the GmbHG and to limit any potential personal liability of management, it is standard market practice for credit agreements, indentures, guarantees and security documents to subject such guarantee to a so called “limitation language” in relation to subsidiaries incorporated in Germany in the legal form of a GmbH.

Pursuant to such “limitation language,” the secured parties contractually agree, subject to certain exemptions, to enforce the security interests and the beneficiaries of the guarantees agree, subject to certain exemptions, to enforce the guarantees against a German subsidiary which is a GmbH (or to release the proceeds of an enforcement, as applicable) only if and to the extent that such enforcement does not result in the subsidiary’s net asset falling below the amount of its stated share capital or increasing such shortfall in order to avoid a violation of the applicable provisions of the German GmbHG.

Accordingly, as a matter of German corporate law, the documentation with respect to the Collateral and the guarantees related to the notes, to the extent provided by the German Guarantor, contains or will contain such contractual limitation language. This could lead to a situation in which the respective related guarantees or Collateral granted by the German Guarantor cannot be enforced at all and the holders of the notes will lose the benefit of the related guarantees or Collateral, respectively.

In addition, it cannot be ruled out that the case law of the German Federal Supreme Court (Bundesgerichtshof) regarding so called “destructive interference” (existenzvernichtender Eingriff) (i.e., a situation where a shareholder deprives a German Guarantor of the liquidity necessary for it to meet its own payment obligations) may be applied by courts with respect to the enforcement of the guarantees related to the New Notes or any Collateral granted by a German Guarantor as up-stream or side-stream security. In such case, the amount of proceeds to be realized in an enforcement process may be reduced, even to zero. According to a decision of the German Federal Supreme Court (Bundesgerichtshof), a security agreement may be void due to tortious inducement of breach of contract if a creditor knows about the distressed financial situation of the debtor and anticipates that the debtor will only be able to grant collateral by disregarding the vital interests of its other business partners. It cannot be ruled out that German courts may apply this case law with respect to the granting of the related guarantees and/or Collateral by a German Guarantor. Furthermore, the beneficiary of a transaction effecting a repayment of the stated share capital of the German Guarantor of the related guarantees or Collateral could become personally liable under exceptional circumstances. The German Federal Supreme Court (Bundesgerichtshof) ruled that this could be the case if, for example, the creditor was to act with the intention of detrimentally influencing the position of the other creditors of the debtor in violation of the legal principle of contra bonos mores (Sittenwidrigkeit). Such intention could be present if the beneficiary of the transaction was aware of any circumstances indicating that the German Guarantor when granting the related guarantees and/or the Collateral was close to collapse (Zusammenbruch), or had reason to enquire further with respect thereto.

Creditor Liability

The beneficiary of a transaction effecting a repayment of the stated share capital of the grantor of the guarantee or security could moreover become personally liable under exceptional circumstances. The German Federal Supreme Court (Bundesgerichtshof) ruled that this could be the case if for example the creditor were to act with the intention of detrimentally influencing the position of the other creditors of the debtor in violation of the legal principle of contra bonos mores (Sittenwidrigkeit). Such intention could be present if the beneficiary of the transaction was aware of any circumstances indicating that the grantor of the guarantee or security has been close to collapse (Zusammenbruch) or insolvency or had reason to enquire further with respect thereto. Under such circumstances, the guarantees related to the New Notes or other Collateral may also be invalid or subject to claw back in insolvency proceedings (Insolvenzanfechtung).

Pursuant to the principles of group liability (Konzernhaftung) developed in case law, a person may, furthermore, be held liable for the debts of a German company if it caused disadvantage to the company through the exercise of substantial influence over the management of the company in particular by directly or indirectly taking all major decisions in a particular area of activity (e.g. finance, production, marketing) without adequate consideration for the interest of the company.

Enforcement of U.S. Judgments in Germany

We have been advised by our German counsel that there is doubt as to the enforceability in Germany of civil liabilities based on U.S. federal or state securities laws, either in an original action or in an action to enforce a judgment obtained in U.S. federal or state courts. The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment by any U.S. federal or state court for payment, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Germany. A final judgment by a U.S. federal or state court, however, may be recognized and enforced in Germany in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the German Code of Civil Procedure (Zivilprozessordnung), especially by Sections 722, 723 and 328 German Code of Civil Procedure. In such an action, a German court would not reinvestigate the merits of the original matter decided by a U.S. court, except as noted below. The recognition and enforcement of a U.S. judgment by a German court would be conditional upon a number of factors, including the following:

•	the judgment being final under U.S. federal or state law;

•	the U.S. court having had jurisdiction over the original proceeding under German law;

•

the respondent having been given sufficient opportunity to defend the claim (for the avoidance of doubt, a judgment against a respondent not having defended the claim despite being served with a duly filed claim and given due opportunity to defend same is not per se precluded from recognition and enforcement);

•	the judgment of the U.S. court not being inconsistent with a judgment of a German court or a recognized judgment of a foreign court handed down before the judgment of the U.S. court;

•

the matter (Verfahren) resulting in the judgment of the U.S. court not being inconsistent with the matter (Verfahren) pending before a German court; provided that such German matter was pending before a German court prior to the U.S. court entered its judgment;

•	the recognition of the judgment by the U.S. court does not lead to an outcome that is incompatible with the fundamental principles of German law (ordre public); and

•	generally, the guarantee of reciprocity.

Reciprocity in the meaning of Section 328 German Code of Civil Procedure is ensured if at the time of actual enforcement the foreign court which rendered the judgment to be enforced in Germany would itself recognize and enforce a judgment of similar content rendered by a German court.

Subject to the foregoing, the holders of the notes may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Germany. We cannot, however, assure you that attempts to enforce judgments in Germany will be successful. In addition, in the past the recognition and enforcement of punitive damages has been denied by German courts as incompatible with the substantial foundations of German law. Moreover, a German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

German civil procedure differs substantially from U.S. civil procedure in a number of respects. With respect to the production of evidence, for example, U.S. federal and state law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may, prior to trial, compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under German law.

Netherlands

Insolvency

Where debtors have their center of main interest (as defined in EU Insolvency Regulation) or an “establishment” in the Netherlands they may become subject to Dutch insolvency proceedings governed by Dutch insolvency laws. This is particularly relevant to the Guarantor which is incorporated under the laws of the Netherlands and has its statutory seat (statutaire zetel) in the Netherlands (the “Dutch Guarantor”), and which is therefore presumed (subject to proof to the contrary and exceptions under the Insolvency Regulation) to have its center of main interest in the Netherlands. See “—European Union.”

Dutch insolvency laws differ significantly from insolvency proceedings in the United States and other jurisdictions, and may make it more difficult to recover amounts one would normally expect to recover in a liquidation or bankruptcy proceeding in the United States or another jurisdiction. There are circumstances under Dutch insolvency law in which the granting by a Dutch Guarantor of security and guarantees can be challenged. The following is a brief description of certain aspects of the Dutch insolvency laws.

There are two formal insolvency procedures and one pre-insolvency restructuring procedure under Dutch law in relation to corporations. The first, a suspension of payments (surseance van betaling), is intended as a formal insolvency procedure to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The second, a pre-insolvency restructuring procedure also referred to as the Dutch Scheme (onderhands akkoord) (as defined below), is also intended to facilitate the reorganization of a debtor’s debts whilst, contrary to the formal insolvency procedure, the debtor remains in possession, and enables the debtor to continue as a going concern. The third, bankruptcy (faillissement), is primarily designed as a formal insolvency procedure to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments often results in the bankruptcy of the debtor. All insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of those insolvency regimes is set out below.

Suspension of Payments

Only the debtor can make an application for a suspension of payments, and only if it foresees that it will be unable to continue to pay its debts as they fall due. Once the application has been filed, a court will immediately (dadelijk) grant a provisional suspension of payments and appoint one or more administrators (bewindvoerders). A meeting of creditors is required to decide on the definitive suspension of payments. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for a suspension of payments, the court can order that the composition will be processed before a decision about a definitive suspension of payments. If the composition is accepted and subsequently ratified by the court (gehomologeerd), which ratification will be final and binding (kracht van gewijsde hebben) the provisional suspension of payments ends. The definitive suspension of payments will generally be granted, unless (i) a qualified minority (meaning, more than one-quarter of the amount of claims held by creditors represented at the creditors’ meeting or more than one-third of the number of creditors present at the creditors’ meeting) of the unsecured, non-preferential, creditors declare against it or (ii) if there is a valid fear that the debtor will try to prejudice the creditors during a suspension of payments or if there is no prospect that the debtor will be able to satisfy its creditors in the (near) future. That the debtor must be able to satisfy its creditors does not mean that they must be paid in full. It suffices if creditors can be satisfied to some extent (for example, by receiving a percentage of their claims within the framework of a composition). Other than in the case of the ordering by a competent court of a statutory stay of execution of up to two months (extendable by another period of up to two months) imposed by court order, a suspension of payments will only affect unsecured, non-preferential creditors. During such stay of execution, a secured creditor may not, without the court’s consent (i) claim the asset subject to the security right if it is under the control of (in de macht van) the debtor subject to a suspension of payments or (ii) seek recourse against the asset.

Bankruptcy

Under Dutch law, a debtor can be declared bankrupt when it has ceased to pay its debts. Bankruptcy can be requested by a creditor of the debtor or the holder of a security interest over a claim from such creditor, when there is at least one other creditor. At least one of the claims (of the creditor requesting bankruptcy or the other creditor) needs to be due and payable. Bankruptcy can also be declared in certain circumstances when a debtor is subject to a suspension of payments. The debtor can also request the application of bankruptcy proceedings itself, provided it has obtained prior approval of its general meeting to file an application for its own bankruptcy. The articles of association of the debtor can preclude the necessity of such general meeting approval. Furthermore, the Public Prosecution Service (het Openbaar Ministerie) can request the application of bankruptcy proceedings for reasons of public interest (openbaar belang). In Dutch bankruptcy proceedings, the general principle is the so-called paritas creditorum (principal of equal treatment), which means that a debtor’s assets are generally liquidated and the proceeds distributed to the debtor’s creditors according to the relative priority of those creditors’ claims and, to the extent certain creditors’ claims have equal priority, in proportion to the amount of such claims.

Certain parties, such as secured creditors, can benefit from special rights. Secured creditors, such as pledgees and mortgagees, may enforce their rights separately from bankruptcy and do not have to contribute to the liquidation costs; however, enforcement of the security interest might be subject to the following: (i) a statutory stay of execution of up to two months (extendable by another period of up to two months) imposed by court order pursuant to Article 63a of the Dutch Bankruptcy Act (which may be a total period of eight months if the similar statutory stay of execution under Article 241a of the Dutch Bankruptcy Act (referred to above) is first applied during suspension of payments), which has the same effects as set forth above for stays of execution in suspensions of payment; (ii) a receiver in bankruptcy (curator) can force a secured party to foreclose its security interest within a reasonable time (as determined by the receiver in bankruptcy pursuant to Article 58(1) of the Dutch Bankruptcy Act), failing which the receiver in bankruptcy will be entitled to sell the relevant rights or assets and distribute the proceeds to the secured party after a deduction of liquidation costs; and (iii) excess proceeds of enforcement must be returned to the company’s receiver in bankruptcy and may not be offset against an unsecured claim of the company’s secured creditor.

A suspension of payments and bankruptcy proceedings against Dutch debtors would allow secured creditors (and in the case of suspension of payments also preferential creditors having a right of pledge or mortgage (including tax and social security authorities)) to satisfy their claims by proceeding against the assets (that secure their claims) as if there were no bankruptcy or suspension of payments. However, a statutory stay of execution as described above may be ordered by the competent court both in a suspension of payments and bankruptcy, which may impact the enforcement of the security rights by these secured creditors. Furthermore, certain preferred creditors have a preference by virtue of law. Unlike secured creditors, preferred creditors are not entitled to foreclose on assets of the bankrupt debtor. They do, however, have priority in the distribution of the proceeds of the bankrupt debtor’s assets in relation to unsecured and non-preferential creditors. However, restrictions on the enforcement of security interests may apply. For instance, higher ranking rights must be respected. These may include secured creditors and tax and social security authorities. A statutory stay of execution of security rights and other rights, as described above, may be imposed. Furthermore, a receiver in bankruptcy can force a secured creditor to enforce its security right within a reasonable period of time, failing which the receiver in bankruptcy will be entitled to sell the secured assets, if any, and the secured creditor will have a preferred claim in respect of the proceeds. Enforcement by the receiver means that the secured creditor will have to share in the bankruptcy costs, which may be significant. Excess proceeds of any enforcement must be returned to the bankrupt estate; they may not be set off against an unsecured claim of the secured creditor. Such set-off may be allowed prior to the bankruptcy, although at that time it may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for the set-off.

Any pending executions of judgments against the debtor will be suspended by operation of law when a suspension of payments is granted, and will terminate by operation of law when bankruptcy is declared. In addition, all attachments on the debtor’s assets will cease to have effect upon the suspension of payments having become definitive, a composition having been ratified by the court or the declaration of bankruptcy (as the case may be) subject to the ability of the court to set an earlier date for such termination. Litigation pending on the date of the bankruptcy order is automatically stayed. Both a suspension of payments and bankruptcy have retroactive effect from 00.00 hours of the day on which the suspension of payments or the bankruptcy of the relevant Dutch company is declared.

Both in a definitive suspension of payments and bankruptcy, a composition (akkoord) may be offered to creditors. A composition will be binding for all unsecured and non-preferential creditors if it is: (i) approved by a simple majority (gewone meerderheid) of the number of creditors represented at the creditors’ meeting, representing at least 50% of the amount of the claims that are acknowledged and conditionally admitted; and (ii) subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency law could preclude or inhibit the ability of the holders of the New Notes to effect a restructuring and could reduce the recovery of a holder of New Notes in a Dutch suspension of payments proceeding or bankruptcy. Interest accruing after the date on which a suspension of payments or bankruptcy is granted cannot be claimed in a composition.

All unsecured, pre-bankruptcy claims will have to be verified in the insolvency proceedings in order to be entitled to vote and, in a bankruptcy liquidation, entitled to distributions. If the bankruptcy has ended with a composition, a claim that has not been submitted for verification within the deadline set therefore can no longer be enforced. Any remaining funds will be distributed to the company’s shareholders. “Verification” under Dutch law means, in the case of a suspension of payments, that the treatment of a disputed claim for voting purposes is determined and, in the case of a bankruptcy, the unsecured, pre-bankruptcy claims are submitted to the receiver in bankruptcy for verification, and the receiver in bankruptcy then makes a determination as to the claim’s existence, ranking and value and whether and to what extent it should be admitted in the bankruptcy proceedings (for voting).

In case of bankruptcy, creditors who wish to dispute the receiver in bankruptcy’s verification of their claims will be referred to a claim validation proceeding (renvooiprocedure) in order to establish the amount and rank of the disputed claim, while in a suspension of payments the court will decide how a disputed claim will be treated for voting purposes. These procedures could cause holders of New Notes to recover less than the principal amount of their New Notes or less than they could recover in a U.S. liquidation proceeding. The renvooi proceedings could also cause payments to the holders of New Notes to be delayed. The claim of a creditor, other than a claim to the extent that it is secured by Dutch law security, may be limited depending on the date the claim becomes due and payable in accordance with its terms. Claims that fall due more than one year after the date of the bankruptcy, will be valued for distribution purposes as of the date the bankruptcy was declared. Claims that become payable within one year after the bankruptcy was declared will be considered payable from the day the bankruptcy was declared. Interest on claims accruing after the bankruptcy order date cannot be admitted unless secured by a pledge or mortgage, in which case interest will be admitted pro memoria, such as in case of interest accruing on the New Notes. To the extent that interest is not covered by the proceeds of the security, the creditor may not derive any rights from the admission. No interest is payable in respect of unsecured claims as of the date of a bankruptcy.

The Dutch Scheme

On 1 January 2021, the Dutch Act on Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord (“CERP”)) for the implementation of a composition outside bankruptcy or suspension of payments proceedings entered into force. Under the CERP, a proceeding is available to restructure debts of companies in financial distress outside insolvency proceedings (the “Dutch Scheme”). Either (i) a debtor or (ii) any of its creditors, shareholders or employee representatives (by way of requesting a court-appointed restructuring expert) may take the initiative for a Dutch Scheme. The debtor does not require shareholder consent for such initiation. The CERP provides that a debtor or a court-appointed restructuring expert may offer creditors (including secured creditors) and shareholders whose rights are being changed, or any number of them, a composition plan. Upon mutual consent by all creditors or shareholders to whom the plan was offered, or in case of consent of at least one class of creditors which is deemed to be in-the-money, upon confirmation by the court, such plan is binding on the creditors and shareholders to which it has been offered and changes their rights. A composition plan under the CERP can also extend to claims against group companies of the debtor on the account of guarantees for the debtor’s obligations, if inter alia (i) the relevant group companies are reasonably expected to be unable to continue to pay their debts as they fall due and (ii) the Dutch courts would have jurisdiction if the relevant group company would offer its creditors and shareholders a composition plan under the CERP. Jurisdiction of the Dutch courts under the CERP may extend to entities incorporated or residing outside the Netherlands on the basis that there is a connection with the jurisdiction of the Netherlands.

Under the CERP, voting on a composition plan is done in classes. Approval by a class requires a decision adopted with a majority of two-third of the claims of that class that have voted on the plan or, in the case of a class of shareholders, two-thirds of the shares of that class that have voted on the plan. The CERP provides for the possibility for a composition plan to be binding on a non-consenting class (cross-class cram down). Under the CERP, the court will confirm a composition plan if at least one class of creditors (other than a class of shareholders) that can be expected to receive a distribution in case of a bankruptcy of the debtor approves the plan, unless there is a ground for refusal. The court can, inter alia, refuse confirmation of a composition plan on the basis of (i) a request by an affected creditor of a consenting class if the value of the distribution that such creditor receives under the plan is lower than the distribution it can be expected to receive in case of a bankruptcy of the debtor or (ii) a request of an affected creditor of a non-consenting class, if the plan provides for a distribution of value that deviates from the statutory or contractual ranking and priority to the detriment of that class. There is one mandatory refusal ground specifically applicable to secured financial creditors. If the composition plan entails a debt-for-equity swap to which such creditors do not want to ascribe, and these creditors do not have the right to opt for a different kind of distribution, the court will refuse confirmation of such plan on the request of such creditors.

Under the CERP, the court may grant a stay on enforcement of a maximum of 4 months, with a possible extension of 4 months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, including action to enforce security over the assets of the debtor. Accordingly, during such stay a pledgee of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge.

Claims of creditors against the Dutch Guarantor can be compromised as a result of a composition plan adopted and confirmed in accordance with the CERP. A composition plan under the CERP can extend to claims against entities that are not incorporated under Dutch law and/or are residing outside the Netherlands as long as those entities have a sufficient connection with the jurisdiction of the Netherlands. Accordingly, the CERP can affect the rights of the New Trustee, the Notes Collateral Agent and/or the holders of the New Notes under any indenture governing the New Notes and therefore the New Notes.

Fraudulent Conveyance

Dutch law contains specific provisions dealing with fraudulent conveyance both in and outside bankruptcy: the actio pauliana provisions. Under Dutch law, any creditor of the Dutch Guarantor (outside bankruptcy) or its administrator or receiver (in bankruptcy) may nullify any transaction or legal act entered into by a Dutch Guarantor in connection with the New Notes, under certain circumstances, if (i) the transaction or legal act entered into by the Dutch Guarantor in connection with the New Notes (including the granting of a guarantee or any security) was conducted without a prior existing legal obligation to do so (onverplicht); (ii) the creditor(s) concerned or, in the case of its or their bankruptcy, any creditor was prejudiced as a consequence of such transactions or legal act (irrespective of whether a creditor’s claim arose prior to or after such transactions); and (iii) at the time of the transaction or legal act entered into in connection with the New Notes was conducted (including the granting of a guarantee or any security), the Dutch Guarantor and, unless the transactions were conducted for no consideration (om niet), the counterparty knew or should have known that one or more of the entities’ creditors (existing or future) would be prejudiced (actio pauliana).

A receiver in bankruptcy may nullify a transaction on behalf of and for the benefit of the joint insolvent debtor’s creditors, and the burden of proof of the above-mentioned elements of fraudulent conveyance in principle rests on the receiver in bankruptcy. Knowledge of prejudice is, however, presumed by law for certain transactions performed within a “suspect period” of one year prior to an adjudication of bankruptcy. This is applicable for certain transactions only, the most important application being in cases where the obligations of the bankrupt materially exceed those of the other party, the satisfaction of existing obligations of the bankrupt that are not yet due, and acts between the bankrupt and its counterparty when the shares in both are held (indirectly) by the same shareholder or if the bankrupt and its counterparty are part of the same group of companies. The foregoing requirements for invoking fraudulent transfer provisions outside a bankruptcy apply mutatis mutandis when invoking fraudulent transfer provisions during a bankruptcy. In addition, the receiver in bankruptcy may challenge a transaction if it was conducted on the basis of a prior existing legal obligation to do so (verplichte rechtshandeling), if (i) the transaction was conducted at a time when the counterparty knew that a request for bankruptcy had been filed or (ii) if such transaction was conducted as a result of deliberation between the debtor and the counterparty in order to give preference to the counterparty over the debtor’s other creditors. Consequently, the validity of any such transactions conducted by a Dutch legal entity may be challenged and it is possible that such a challenge would be successful.

Further Limitations on Enforcement

If the Dutch Guarantor enters into a transaction (such as the granting of a guarantee or security interest, including a right in rem), the validity and enforceability of the relevant transaction may be contested by the Dutch Guarantor or its administrator in a suspension of payments or its receiver in bankruptcy, if both (i) the obligations of the company under that transaction do not fall within the scope of the objects clause as set out in the company’s articles of association (doeloverschrijding) and (ii) the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is in furtherance of the objects and purposes of the relevant Dutch company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but also all relevant circumstances, including whether the transaction is in the company’s corporate interests (vennootschappelijk belang), whether the company derives certain commercial benefits from the transaction in respect of which the guarantee or security interest was granted and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is jeopardized by conducting such transaction. The mere fact that a certain legal act (rechtshandeling) is explicitly mentioned in the objects clause in the articles of association of the company may not be conclusive evidence to state that such legal act is in its corporate interest.

The enforceability of the obligations of the Dutch Guarantor may also be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

Furthermore, under Dutch law, the obligations of the Dutch Guarantor may be affected by (i) the standards of reasonableness and fairness (maatstaven van redelijkheid en billijkheid); (ii) force majeure (niet toerekenbare tekortkoming) and unforeseen circumstances (onvoorziene omstandigheden); and (iii) the other general defenses available to debtors under Dutch law in respect of the validity, binding effect and enforceability of the New Notes. Other general defenses include claims that a security interest should be voided because it was entered into through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or error (dwaling). Other impeding factors include suspension of performance (opschorting), dissolution of contract (ontbinding) and set off (verrekening). Furthermore, the courts of the Netherlands may change the effects of a contractual obligation on the basis of abuse of authority (misbruik van bevoegdheid). Moreover, enforcement of guarantees or security interests may be capable of being rescinded (vernietigd) as a result of lack of consensus ad idem (wilsgebreken) and the legal consequences thereof.

Enforceability of Foreign Judgments

In the absence of an applicable treaty between the United States of America and the Netherlands, a judgment against the Dutch Guarantor (or any of their directors) rendered by a United States court will not directly be enforceable in the courts of the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated on the merits before a competent Dutch court and the judgment rendered by the non-Dutch court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent, given the circumstances of the case, it will recognize the foreign judgment. The relevant Dutch court has discretion to attach such weight to a judgment of a court in the United States as it deems appropriate. A Dutch court will, under current practice and based on case law, generally grant the same judgment without substantive re-examination or relitigation of the merits of the subject matters thereof if (i) the Dutch court has accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court have complied with the principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment is not contrary to the public policy (openbare orde) of the Netherlands and (iv) that the foreign judgment is not incompatible with a judgment of a Dutch court given between the same parties, or with an earlier judgment of a foreign court given between the same parties in a dispute involving the same cause of action and subject matter, provided that such earlier judgment qualifies for recognition in the Netherlands.

Moreover, a Dutch court may reduce the amount of damages granted by a court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages. The enforcement and recognition of judgments of courts in the United States in The Netherlands are subject to the Dutch rules of civil procedure.

Parallel Debt

Under Dutch law, security rights (zekerheden) cannot be validly created in favor of a person who is not the creditor of the claim for which the security right is vested. With a view to this, Dutch law security is based on parallel debt, inserted with the intention to create valid security rights for the benefit of the Notes Collateral Agent in its own right. There is no statutory law or case law available in respect of parallel debts in the Netherlands or for security rights provided therefor, except for one lower court case which implicitly accepted the parallel debt. Parallel debt obligations are not held on trust by the Notes Collateral Agent and consequently shall in case of an insolvency of the Notes Collateral Agent not be separated from the Notes Collateral Agent’s estate. The Notes Secured Parties therefore incur a credit risk on the Notes Collateral Agent, which could lead to losses under the Notes.

Switzerland

Certain guarantors and security providers are incorporated under the laws of Switzerland (each, a “Swiss Guarantor”). Certain guarantees or securities interests granted by the Swiss Guarantors are, based on a choice of law, subject to the laws of the state of New York. Should a Swiss court accept jurisdiction in proceedings on the merits, a Swiss court will generally recognize such choice of law. The scope of such choice of law is, usually, limited to the rules of the substantive law chosen by the parties; as to procedural matters, a Swiss court will apply Swiss procedural law. Due to the different nature of Swiss procedural law and the procedural law in common law jurisdictions (such as the United States and the United Kingdom) classification and delimitation issues between substantive and procedural law could occur. To establish the non-Swiss substantive law applicable to the merits, a Swiss court may, in pecuniary matters, request the parties to establish the non-Swiss substantive law; Swiss law will be applied if the content of the foreign substantive law cannot be established. While a Swiss court will generally accept a choice of substantive law, restrictively applied exceptions exist: Swiss courts may diverge from the chosen substantive law if such chosen law would lead to a result contrary to Swiss public policy, if the purpose of mandatory rules of Swiss law require, by their special aim, immediate application, or if the purpose of mandatory rules of another law, to which the dispute is closely connected, are considered legitimate under Swiss legal concepts and, upon weighing the interests of the parties involved, the clearly predominant interest(s) of one party so require.

Foreign bankruptcy decrees and foreign decrees regarding composition agreements or similar proceedings may be recognized in Switzerland only if (i) the decree is enforceable in the country where it was issued, (ii) its recognition is, inter alia, not against Swiss public policy, and (iii) it was either issued in the country of the debtor’ domicile or in the country where the debtor has its center of main interest, provided that the debtor was not domiciled in Switzerland at the time the foreign proceedings were initiated.

Certain Insolvency Law Considerations

In case of an insolvency event with respect to a Swiss Guarantor, insolvency proceedings may be initiated in Switzerland. The insolvency laws of Switzerland may not be as favorable to creditors as the laws of the United States or other jurisdictions. The following is a brief description of certain aspects of the insolvency laws in Switzerland. In the event that a Swiss Guarantor experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

Under Swiss insolvency laws, there is no group insolvency concept, which means there is no consolidation of the assets and liabilities of a group of companies in the event of insolvency. In case of a group of companies, each entity has, from a Swiss insolvency law point of view, to be dealt with separately. As a consequence, there is, in particular, no pooling of claims among the respective entities of a group, but rather claims of and vis-à-vis each entity have to be dealt with separately.

Pursuant to Swiss insolvency laws, your ability to receive payment under the New Notes may be more limited than would be the case under U.S. or any other non-Swiss bankruptcy laws. Under Swiss law, the following types of proceedings (altogether referred to as insolvency proceedings) may be opened against an entity having its registered office or assets in Switzerland.

In the event of a Swiss entity’s insolvency, the respective insolvency proceedings would be governed by Swiss law as a result of such Swiss entity’s offices being registered in the competent commercial register in Switzerland. In addition, Swiss debt enforcement and insolvency laws may be applicable in case of an enforcement of security interests over assets of a foreign entity located in Switzerland. The enforcement of claims and questions relating to insolvency and bankruptcy in general are dealt with by the Swiss Federal Act on Debt Enforcement and Bankruptcy, as amended from time to time. Under these rules, claims that are pursued against a Swiss entity can lead to the opening of bankruptcy (Konkurs) and, hence, a general liquidation of all assets, even if located outside Switzerland, and liabilities of the debtor.

However, with regard to assets located outside Switzerland, a Swiss bankruptcy decree is enforceable only if it is recognized at the place where such assets are located. If bankruptcy has not been declared, creditors secured by a pledge must follow a special enforcement proceeding limited to the liquidation of the collateral (Betreibung auf Pfandverwertung) unless the parties have agreed on a private liquidation. However, if bankruptcy is declared while such a special enforcement proceeding is pending, the proceeding ceases and the creditor participates in the bankruptcy proceedings with the other creditors and a private liquidation is no longer permitted.

As a rule, the opening of bankruptcy by the competent court needs to be preceded by a prior debt enforcement procedure which involves, inter alia, the issuance of a payment summons by local debt enforcement authorities (Betreibungsamt). However, the competent court may also declare a debtor bankrupt without such prior proceedings if the following requirements are met: (i) at the request of the debtor, if the debtor’s board of directors or the auditors of the company (in case of failure of the board of directors) declare that the debtor is overindebted (überschuldet) within the meaning of art. 725b (3) and art. 820 of the Swiss Code of Obligations or if it declares to be insolvent (zahlungsunfähig), and (ii) at the request of a creditor, if the debtor commits certain acts to the detriment of its creditors or ceases to make payments (Zahlungseinstellung) or if certain events happen during composition proceedings. The bankruptcy proceedings are carried out and the bankrupt estate is managed by the receiver in bankruptcy (Konkursverwaltung) which will draw up an inventory of the assets and, further to a creditors’ call for the filing of claims, establish a schedule of claims (Kollokationsplan).

All assets of the debtors at the time of the declaration of bankruptcy and all assets acquired or received subsequently form the bankrupt estate which, after deduction of costs and certain other expenses, are used to satisfy the creditors. However, in respect of assets located abroad, the Swiss authorities do not have jurisdiction to collect such assets for the purpose of including them in the Swiss bankruptcy estate of the debtor. It is therefore the foreign law applicable at the place where the assets are located abroad, or treaties between Switzerland and the state in which such assets are located, that will determine whether and to what extent the foreign authorities can assist in the collection of these assets. Assets of the bankrupt estate over which a pledge was created in favor of a creditor before the declaration of bankruptcy are included in the bankrupt estate. The pledgee is under an obligation to remit the pledged assets to the bankrupt estate. The assets are liquidated by the receiver in bankruptcy in the same manner as the other assets of the bankrupt estate, but the creditor secured by the pledge retains its privilege to be satisfied from the proceeds of the liquidation of the assets pledged to it with priority over the unsecured creditors. Final distribution of non-secured claims is based on a ranking of creditors in three classes. The first and the second class, which are privileged, comprise claims under employment contracts, social plans, accident insurance, pension plans and family law. Certain privileges can also be claimed by the government and its subdivisions as well as social health insurers based on specific provisions of federal law. All other creditors are treated equally in the third class. A secured party participates in the third class to the extent its claim is not covered by its collateral.

If the enforcement proceeds are not sufficient to fully satisfy the secured claims, the remainder of the claims rank equally with all other unsecured and (provided it is not a privileged claim) non-prioritized claims. If several pledges secure the same claim, the amount realized is applied proportionally to the claim.

Any creditor wishing to contest the schedule of claims because its claim has been entirely or partially rejected by the receiver in bankruptcy or not allocated in the rank requested must bring an action against the bankrupt estate before the competent court. If any creditor wishes to contest the admission of another creditor to the schedule of claims or the allocated rank, it must bring an action against such creditor. Such court proceedings could cause holders of the New Notes to recover less than the principal amount of their New Notes or less than they could recover in a liquidation under U.S. bankruptcy law. Such proceedings could also cause payment to holders of the New Notes to be delayed compared to holders of undisputed claims.

Claims assigned for security purposes by a Swiss entity that came into existence prior to the opening of bankruptcy can be enforced by the assignee outside Swiss bankruptcy proceedings, subject to potential avoidance actions. According to the current jurisprudence of the Swiss Federal Supreme Court, assigned claims that come into existence after the opening of bankruptcy over a Swiss entity or similar insolvency proceedings that lead to the loss of the capacity of the relevant assignor to dispose of such rights or claims may generally not be enforceable by the secured creditor.

Upon the opening of formal bankruptcy proceedings (Konkurseröffnung), the right to administer and dispose over the business and the assets of the debtor passes to the insolvency office (Konkursamt). The insolvency office has full administrative and disposal authority over the debtor’s estate (Konkursmasse), provided that certain acts require the approval of the insolvency court. The creditors’ meeting may appoint a private insolvency administration (private Konkursverwaltung) and, in addition, a creditors’ committee (Gläubigerausschuss). In such case, the private insolvency administration will be competent to maintain and liquidate the debtor’s estate. The creditors’ committee has additional competences.

Insolvency results in the acceleration of all claims against a debtor (secured or unsecured), except for those secured by a mortgage on the debtor’s real property, and the relevant claims become due upon the opening of formal bankruptcy proceedings (Konkurseröffnung). As a result of such acceleration, a creditor’s bankruptcy claim consists of the principal amount of the debt, interest accrued thereon until the date of insolvency, and (limited) costs of enforcement. Upon insolvency, interest ceases to accrue. Only claims secured by a pledge enjoy a preferential treatment insofar as interest that would have accrued until the collateral is realized will be honored if and to such extent as the proceeds of the collateral suffice to cover such interests.

All creditors, whether secured or unsecured (unless they have a segregation right (Aussonderungsrecht)), wishing to assert claims against the debtor need to participate in the insolvency proceedings. Swiss insolvency proceedings are collective proceedings and creditors may generally no longer pursue their individual claims separately, but can instead only enforce them in compliance with the restrictions of Swiss insolvency laws. Therefore, secured creditors are generally not entitled to enforce any security interest outside of insolvency proceedings. In an insolvency proceeding, however, secured creditors have certain preferential rights (Vorzugsrechte). Generally, entitlement to realize such security is vested with the insolvency administration. Realization proceedings are governed by Swiss insolvency laws which provide for a public auction, or, subject to certain conditions, a private sale. Proceeds from enforcement are used to cover (i) enforcement costs, (ii) the claims of the secured creditors and (iii) any excess proceeds will be used to satisfy unsecured creditors.

Typically, liabilities resulting from acts of the insolvency administrator after commencement of formal insolvency proceedings constitute liabilities of the debtor’s estate (Masseverbindlichkeiten). Thereafter, all other claims (insolvency claims—Konkursforderungen), in particular claims of unsecured creditors, will be satisfied pursuant to the distribution provisions of Swiss insolvency laws, which provide for certain privileged classes of creditors, as set out above. All other creditors will be satisfied on a pro rata basis if and to the extent there are funds remaining in the debtor’s estate (Konkursmasse) after the liabilities of the debtor’s estate as well as the security interests and privileged claims have been settled and paid in full.

Swiss insolvency laws also provide for reorganization procedures by composition with the debtor’s creditors. Reorganization is initiated by a request with the competent court for a temporary moratorium (Nachlassstundung) pending negotiation of the composition agreement with the creditors and confirmation of such agreement by the competent court. A distinction is made between a composition agreement providing for the assignment of assets (Nachlassvertrag mit Vermögensabtretung) which leads to a liquidation and in many instances has analogous effects as a bankruptcy, and a dividend composition (Dividenden-Vergleich) providing for the payment of a certain percentage on the creditors’ claims and the continuation of the debtor. Further, there is the possibility of a composition in the form of a mere payment term extension (Stundungsvergleich). During a moratorium, debt collection proceedings cannot be initiated and pending proceedings are stayed. An assignment of claims for security purposes entered into by a Swiss entity prior to the granting of a moratorium is ineffective if the assigned claims come into existence only after the granting of a moratorium. Furthermore, the debtor’s power to dispose of its assets and to manage its affairs is restricted. In case of a pledge, the secured party is not entitled to proceed with a private liquidation until the confirmation of the settlement by the competent court. A secured creditor participates in the settlement only for the amount of its claim not covered by the collateral. The moratorium does not affect the agreed due dates of debts (contrary to bankruptcy, in which case all debts become immediately due upon adjudication). The moratorium aims at facilitating the conclusion of one of the above composition agreements. Any composition agreement needs to be approved by the creditors and confirmed by the competent court. With the judicial confirmation, the composition agreement becomes binding on all creditors, whereby secured claims are only subject to the composition agreement to the extent that the collateral proves to be insufficient to cover the secured claims.

Avoidance Actions

Under Swiss insolvency laws, the receiver in bankruptcy or other creditors may challenge certain arrangements or dispositions made during certain time periods preceding the opening of bankruptcy proceedings or the grant of a moratorium (so-called “avoidance actions”). The avoidance may relate to transactions where: (i) an over-indebted company repays debt which has not yet fallen due, settles a debt by unusual means of payment, or grants collateral for previously unsecured liabilities, in each case within one year prior to the opening of bankruptcy proceedings or the confirmation of a composition agreement providing for the assignment of assets (Nachlassvertrag mit Vermögensabtretung); (ii) a debtor disposes of assets without consideration or for an inadequate consideration, within one year prior to the opening of bankruptcy proceedings or the confirmation of a composition agreement providing for the assignment of assets (Nachlassvertrag mit Vermögensabtretung); or (iii) the debtor carries out a transaction within five years prior the opening of bankruptcy proceedings or the confirmation of a composition agreement providing for the assignment of assets (Nachlassvertrag mit Vermögensabtretung), with the intent to disadvantage its creditors or to prefer certain of its creditors to the detriment of other creditors and if the privileged creditor knew or should have known of such intent. Under certain circumstances, these time periods may be suspended. In case of successful avoidance, the relevant creditors are under an obligation to repay the amounts received. The above principle of avoidance may apply also to the guarantees and/or security interests granted by a Swiss Guarantor.

In case of avoidance of a guarantee or security interest granted by a Swiss Guarantor, any amounts obtained by holders of the New Notes under a guarantee or security interest that is avoided would have to be repaid by the holders of the New Notes. The holders of the New Notes who have restituted the avoided amount paid to them regain their original claim against the relevant Swiss Guarantor and are entitled to list their claim in the schedule of claims in their respective rank and priority. The Swiss principles on avoidance may therefore limit the ability of the holders of the New Notes to recover payments due on the guarantees or security interests.

Certain Swiss Limitations on Swiss Guarantees and Security Interests Granted by Swiss Guarantors

The validity or enforceability of guarantees and security interests granted by a Swiss Guarantor may be limited by applicable bankruptcy, insolvency, re-organization, corporate, tax, contract or similar laws, regulations or defenses affecting creditors and secured parties in general (including provisions relating to fraudulent transfer, voidable preference, corporate purpose, financial assistance, capital maintenance and solvency) or laws or principles of general application (including the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)) and public policy.

The incurrence by a Swiss Guarantor of any liabilities in respect of obligations of its direct or indirect shareholder(s) (“up-stream”) or of related persons or entities of its shareholder(s) (“cross-stream”) other than any direct or indirect wholly-owned subsidiaries of the Swiss Guarantor is subject to certain Swiss corporate law rules that may significantly impact the value of the guarantee or the security interest granted by a Swiss Guarantor. In particular, up-stream and cross-stream guarantees and security interest must be within the corporate purpose and scope, as set forth in the articles of association of a Swiss Guarantor. In addition, the enforcement of the guarantee or security interest provided by the Swiss Guarantor may be treated as a deemed dividend distribution to shareholders.

The liabilities of a Swiss Guarantor under any up-stream or cross-stream guarantee and security interest are at any time (to the extent that such is a requirement of applicable Swiss law in force at the relevant time) limited to a sum equal to the maximum amount of a Swiss Guarantor’s freely disposable equity capital at the relevant time, provided that such limitations shall not free a Swiss Guarantor from payment obligations in excess of its freely disposable equity, but merely postpone the payment date of those obligations until such time as payment is permitted notwithstanding such limitations. Such freely disposable equity capital will be determined on the basis of a stand-alone audited balance sheet of a Swiss Guarantor in accordance with Swiss law and Swiss accounting principles. The freely disposable equity capital of a Swiss Guarantor may be reduced by (1) the aggregate amount of the intercompany loans, if any, granted by a Swiss Guarantor to any affiliates or related parties (other than its direct or indirect wholly-owned subsidiaries), and (2) certain other adjustments. The payment under any guarantee or security interest granted by a Swiss Guarantor and the application of enforcement proceeds derived from security granted by a Swiss Guarantor against the secured obligations may require certain prior corporate formalities to be completed including, but not limited to, obtaining an audit report, shareholders’ resolutions and board resolutions. There can be no assurance that a Swiss Guarantor will have any or sufficient freely disposable equity capital available at the relevant time to satisfy the obligations under a guarantee or security interest granted by it or other obligations (if any) assumed towards the holders of the New Notes or to use the enforcement proceeds of the security granted by a Swiss Guarantor.

Payments under a guarantee or security interest granted by a Swiss Guarantor and/or enforcement of security interests provided by a Swiss Guarantor may be subject to Swiss withholding tax (of up to 35% at current rates, subject to the applicable double-taxation treaties and/or the discharging of the liability to such tax by notification rather than payment of the tax) to the extent that the payment or enforcement of security interest qualifies as a deemed dividend distribution by a respective Swiss Guarantor to the Company or any other related party.

For the above reasons, it is market practice for, inter alia, indentures, guarantees and security agreements to contain so-called “limitation language” in relation to the respective Swiss Guarantor. Pursuant to such limitation language, the enforcement of guarantees and security interests granted by a Swiss Guarantor will be limited, reflecting the requirement that payments under any such guarantees or, as the case may be, the use of proceeds from the enforcement of security interests may not cause a Swiss Guarantor to incur a liability which would exceed its freely disposable equity capital at the time of the enforcement of the guarantee or, as the case may be, any security interest. These limitations apply in relation to any guarantees and security interests granted by a Swiss Guarantor securing the performance of any obligations of any (direct or indirect) shareholder and/or any sister company of a Swiss Guarantor granting such guarantees and/or security. For the time being, there is only a very limited number of court rulings regarding the limitations discussed in this section. We can provide no assurances that future court rulings will not further restrict the enforceability, or deny the validity, of guarantees and security interests. Such rulings would negatively affect the ability to enforce the guarantees and security interests granted by a Swiss Guarantor or a Swiss security provider.

Parallel Debt

Under Swiss law, certain “accessory” security interests such as pledges (Pfandrechte) require that the pledgee and the creditor be the same person. In order to permit the holders of New Notes from time to time to have a secured claim the security documents provide for the creation of an independent right of performance of the Notes Collateral Agent by way of an abstract acknowledgement of debt. Pursuant to such parallel debt structure, the Notes Collateral Agent becomes the holder of a claim equal to each amount payable by an obligor under the New Notes. The pledges governed by Swiss law will directly secure the parallel debt. There is no assurance that such a structure will be effective before the Swiss courts as there is no judicial or other guidance as to its efficacy, and therefore the ability of the Notes Collateral Agent to enforce the Collateral may be restricted.

ENFORCEABILITY OF CIVIL LIABILITIES

The following is a brief description of certain limitations on the enforceability of civil liabilities in Canada, England and Wales, Germany, the Netherlands and Switzerland, where certain Guarantors are organized.

Canada

Canada is not a party to any convention or treaty with the United States that provide for the reciprocal recognition and enforcements of foreign judgments. In the absence of an agreement for the reciprocal recognition and enforcement of judgments, a final judgment for payment rendered by any a federal or state court in the United States based on civil liability, whether predicated solely on U.S. federal securities laws or otherwise, would not automatically be enforceable in Canada. Further, Canada is a federation with a constitutional division of powers between the federal Government of Canada and its provinces and territories. Matters relating to property and civil rights fall within the exclusive jurisdiction of each of the provinces and territories of Canada. Accordingly, in order to enforce a U.S. judgment in Canada, proceedings must be initiated in a court of competent jurisdiction in Canada.

Courts in the Provinces of Ontario, Alberta, British Columbia, Quebec and New Brunswick will permit an action to be brought on any final, conclusive, subsisting and enforceable judgment in personam of any federal or state court in the U.S., without reconsideration of the merits of the original matter decided by a U.S. court, and will give judgment recognizing a U.S. judgment, if:

•

the U.S. court rendering such judgment had jurisdiction over the original proceeding according to Canadian or provincial conflicts of laws principles (including for the purposes of the Province of New Brunswick that (a) the defendant was, at the time the action commenced, ordinarily resident in the jurisdiction of the U.S. court; or (b) the defendant submitted to the jurisdiction of the U.S. court by becoming a plaintiff in the action, by voluntarily appearing as a defendant in the action without protest, or by expressly or impliedly agreeing to submit thereto);

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the U.S. judgment is final and conclusive on the merits in the sense that it is final and unalterable in the U.S. court which pronounced it, is for a debt for a definite sum of money, and is not impeachable as void or voidable under applicable U.S. law;

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the U.S. judgment was not obtained by fraud or in breach of Canadian principles of natural justice and the U.S. judgment and the enforcement thereof would not be inconsistent with public policy (including, for purposes of the Province of Quebec, public order as understood in international relations), as this term is understood under the laws of the Province of Ontario or the Province of Alberta and the federal laws of Canada applicable therein;

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the U.S. judgment was not given in proceedings brought in breach of an agreement for the settlement of disputes and is not inconsistent with a judgment of a Canadian court between the same parties concerning the same issues and facts;

•	if the U.S. judgment is a default judgement, the U.S. judgment does not contain a manifest error on its face;

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the enforcement of the U.S. judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, penal, or expropriatory laws, other public laws, or laws relating to the imposition of taxes or similar charges;

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the enforcement of the U.S. judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, insolvency, reorganization, winding-up, moratorium and similar laws;

•	the enforcement of such judgment would not be contrary to the fundamental principles of procedure, any order under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada),

the Special Economic Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada; and

•	enforcement proceedings in Ontario, Alberta, British Columbia or New Brunswick are initiated within the applicable limitation or prescription period.

Further, for purposes of the Province of Quebec, if the judgment was rendered by default, the plaintiff must prove that the act instituting the proceedings was duly served on the defendant, and the courts in Quebec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act instituting the proceeding or was not given sufficient time to offer its defense.

For the purposes of the Province of New Brunswick, it is a sufficient defense to any enforcement proceeding that the defendant in the original action was not duly served with the process of the original court and did not appear, even though the defendant was ordinarily resident in the foreign country or agreed to submit to the jurisdiction of that court. Further, a defendant in any enforcement proceeding brought in the Province of New Brunswick is not, by reason of the judgment of the U.S. court estopped from availing itself of any right or defense based on either law or fact that has accrued to the defendant after the entering of the judgment by the U.S. court.

In addition, under the Currency Act (Canada), courts in Ontario, Alberta, British Columbia, Quebec and New Brunswick may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, an Ontario court will render its decision in the Canadian currency equivalent of such foreign currency.

The courts in Ontario, Alberta, British Columbia, Quebec and New Brunswick will apply their own respective provincial laws with respect to their procedures, including service of the judgment debtor in the Ontario, Alberta, British Columbia, Quebec or New Brunswick proceedings, and to matters that have overriding effect in the enforcement of a judgment of a U.S. court or in cases of emergency or serious inconvenience to ensure protection of a person or its property. Where a Quebec court applies the laws of a foreign jurisdiction, the laws so applied will be the internal laws of that jurisdiction, and not its rules governing conflict of laws. The courts in Quebec may also give effect to a mandatory provision of the law of another country or state with which the situation is closely connected where legitimate and manifestly preponderant interests so require (based on consideration given to the purpose of the provision and the consequences of its application). The courts in Ontario, Alberta, British Columbia, Quebec and New Brunswick each retain the discretion to stay an enforcement proceeding if the U.S. judgment is subject to appeal or if there is another subsisting judgment in another jurisdiction relating to the same cause of action. Courts in Ontario, Alberta, British Columbia, Quebec or New Brunswick may also decline to exercise their jurisdiction to hear an enforcement action if the court determines that a court of another state or province is a more appropriate forum.

The Company cannot assure you that a U.S. judgment will be recognized or be enforceable in Canada. In addition, a Canadian court may not accept jurisdiction and impose civil liability in an original proceeding brought in Canada based solely on U.S. federal securities laws.

England and Wales

The United States and England and Wales currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England and Wales. In order to enforce any U.S. judgment in England and Wales, proceedings must be initiated before a court of competent jurisdiction in England and Wales. In such an action, the courts of England and Wales would not generally reinvestigate the merits of the original matter decided by a U.S. court (subject to what is said below) and it would usually be possible to obtain summary judgment on such a claim (assuming that there is no good defense to it).

Recognition and enforcement of a U.S. judgment by the courts of England and Wales in such an action is conditional upon (among other things) the following:

•	the U.S. court having had jurisdiction over the original proceeding according to conflicts of laws principles in England and Wales;

•	the U.S. judgment being final and conclusive on the merits in the sense of being final and unalterable in the court which pronounced it and being for a debt for a definite sum of money;

•	the U.S. judgment not contravening public policy in England and Wales;

•	the U.S. judgment being not for a sum payable in respect of tax, or other charges of a like nature in respect of a penalty or fine;

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the U.S. judgment not having been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980;

•	the U.S. judgment not having been obtained by fraud or in breach of principles of natural justice in England and Wales;

•	the U.S. judgment is not given in proceedings brought in breach of an agreement for settlement of disputes;

•	there not having been a prior inconsistent decision of the courts of England and Wales or a non-U.S. court between the same parties; and

•	the enforcement proceedings in England and Wales being commenced within six years from the date of the U.S. judgment.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. However, The Company cannot assure you that those judgments will be recognized or enforceable in England and Wales. In addition, it is questionable whether the courts of England and Wales would accept jurisdiction and impose civil liability if the original action was commenced in England and Wales, instead of the U.S., and predicated solely upon U.S. federal securities laws.

Germany

The United States and the Federal Republic of Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable, either in whole or in part, in Germany. A final judgment by a U.S. federal or state court, however, may be recognized and enforced in Germany in an action before a court of competent jurisdiction in accordance with the proceedings set forth by the German Code of Civil Procedure (Zivilprozessordnung). In such an action, a German court generally will not reinvestigate the merits of the original matter decided by a U.S. court, except as noted below. The recognition and enforcement of the U.S. judgment by a German court is conditional upon a number of factors, including the following:

U.S. courts could take jurisdiction of the case in accordance with the principles of jurisdictional competence according to German law;

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the document commencing the proceedings was duly served and made known to the defendant in a timely manner that allowed for adequate defense, or in case of noncompliance with such requirement, (i) the defendant does not invoke such noncompliance or (ii) has nevertheless appeared in the proceedings;

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the judgment is not contrary to (i) any judgment which became res judicata rendered by a German court or (ii) any judgment which became res judicata rendered by a foreign court which is recognized in Germany and the procedure leading to the respective judgment does not contradict any such judgment under (i) and (ii) or a proceeding previously commenced in Germany;

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the effects of its recognition will not be in conflict with material principles of German law, including, without limitation, fundamental rights under the constitution of Germany (Grundrechte). In this context, it should be noted that any component of a U.S. federal or state court civil judgment awarding punitive damages or any other damages which do not serve a compensatory purpose, such as treble damages, will not be enforced in Germany. They are regarded to be in conflict with material principles of German law;

•	the reciprocity of enforcement of judgments is guaranteed; and

•	the judgment is final under U.S. federal or state law.

Enforcement and foreclosure based on U.S. judgments may be sought against German defendants after having received an exequatur decision from a competent German court in accordance with the above principles. Subject to the foregoing, investors may be able to enforce judgments in Germany in civil and commercial matters obtained from U.S. federal or state courts. However, we cannot assure you that those judgments will be enforceable.

Enforcement is also subject to the effect of any applicable bankruptcy, insolvency, reorganization, liquidation, moratorium as well as other similar laws affecting creditors’ rights generally. In addition, it is doubtful whether a German court would accept jurisdiction and impose civil liability in an original action predicated solely upon U.S. federal securities laws.

Furthermore, German civil procedure differs substantially from U.S. civil procedure in a number of aspects. With respect to the production of evidence, for example, U.S. federal and state law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may, prior to trial, compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under German law.

If the party in whose favor such final judgment is rendered but not recognized in Germany, brings a new lawsuit in a competent court in Germany, such party may submit to the German court the final judgment rendered in the United States. Under such circumstances, a judgment by a federal or state court of the United States will be regarded by a German court only as evidence of the outcome of the dispute to which such judgment relates. A German court may choose to re-hear the dispute and may render a judgment not in line with the judgment rendered by a federal or state court of the United States.

Netherlands

There is no treaty regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and the Netherlands. Therefore, an executable judgment rendered by any competent court in the United States, would not automatically be enforceable in the Netherlands. In order to obtain a judgment that can be enforced in the Netherlands against a Dutch company, the dispute must be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. However, a final judgment obtained from a competent court in the United States, and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in the United States with respect to the payment of obligations of a Dutch company under the documents expressed to be subject to the laws of the State of New York (such as, inter alia, the New Notes, the First-Out Notes Indenture, the Second-Out Notes Indenture and the related guarantees) or any other state of the United States would generally be upheld and be regarded by a Dutch court as conclusive evidence when asked to render a judgment in accordance with that judgment by a competent court in the United States, without substantive re-examination or relitigation of the merits of the subject matter thereof, if (i) that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and it has not been rendered in proceedings of a criminal law or revenue or other public law nature, (ii) the jurisdiction of the competent court has been based on grounds that are internationally acceptable, (iii) the judgment was rendered legal proceedings that comply with the standards of the proper administration of justice that includes sufficient safeguards (behoorlijke rechtspleging) and (iv) the judgment is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgement in the Netherlands.

Any enforcement of foreign judgments in the Netherlands will be subject to the applicable rules of civil procedure in the Netherlands. A Dutch court has the authority to make an award in a foreign currency. However, enforcement against assets in the Netherlands of a judgment for a sum of money expressed in a foreign currency would be executed in the applicable currency in the Netherlands and the applicable rate of exchange prevailing at the date of payment.

A Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Enforcement of obligations before a Dutch court will be subject to the degree to which the relevant obligations are enforceable under their governing law, to the nature of the remedies available in Dutch courts, the acceptance by such courts of jurisdiction, the effect of provisions imposing prescription periods and to the availability of defenses such as set off (unless validly waived) and counter-claim; specific performance may not always be awarded.

Switzerland

Judgments in civil or commercial matters of a non-Swiss court or authority will be recognized and enforced against an individual or a legal entity with legal domicile or seat in Switzerland pursuant to a bilateral or multilateral treaty or convention between the foreign country and Switzerland, e.g., the Lugano Convention on Jurisdiction and Enforcement of Judgments of October 30, 2007 (to which neither the United States nor any of its States is a party). In case no applicable treaty or convention exists, the rules of the Swiss Federal Act on Private International Law (“PILA”) apply.

Except for arbitral awards, there is currently no treaty or convention in effect pertaining to the recognition and enforcement of judgments in civil and commercial matters between the United States and Switzerland. Therefore, Articles 25-32 of PILA apply to the recognition and enforcement of a U.S. federal or state court judgment in Switzerland. In cases where a U.S. money judgment shall be enforced, the Swiss Federal Act on Debt Enforcement and Bankruptcy and the Swiss Code of Civil Procedure applies in addition to the PILA.

In instances where the PILA applies, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if (i) such foreign court had proper jurisdiction over the original proceedings from a Swiss perspective, (ii) such judgment has become final and non-appealable under foreign law or no ordinary appeal is available against such judgment, (iii) the defendant was duly served with process initiating the proceedings (if in Switzerland, through judicial aid granted by the Swiss authorities), unless the counterparty unconditionally consented to the original proceeding before the respective court, (iv) the original proceeding was not conducted in violation of material principles of Swiss civil procedure law, in particular the right to be heard and the opportunity to properly defend one’s case, (v) the matter resulting in the judgment of the foreign court is not the same (i.e., between the same parties and on the same subject matter) as a matter pending or decided before a Swiss court prior to the foreign court opening its proceedings, or a matter in which judgment has been first rendered by a foreign court that fulfils the prerequisites for recognition in Switzerland, (vi) the enforcement of the judgment by the foreign court would not be manifestly incompatible with Swiss public policy or law, and (vii) from a Swiss law perspective, such foreign procedure does not formally or functionally qualify as an insolvency or insolvency-related, administrative or criminal procedure.

Further, valid submission to the jurisdiction of a foreign court, in particular of a court in the United States, is established (i) if a provision of the PILA so provides or, in the absence of such provision, the defendant had his legal domicile in the country in which the decision was rendered; or (ii) if parties who, in a pecuniary dispute, entered into an agreement valid under PILA, submitted their dispute to the jurisdiction of the court or authority which rendered the judgment; or (iii) if the defendant, in a pecuniary dispute, proceeded on the merits without objecting to jurisdiction; or (iv) if, in the event of a counterclaim, the court or authority which rendered the decision had jurisdiction over the principal claim and there is a factual connection between the principal claim and the counterclaim. It is uncertain whether this practice extends to default judgments as well. Swiss courts may deny the recognition and enforcement of punitive damages or other awards.

Moreover, a Swiss court may reduce the amount of damages granted by a court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of proceedings in Switzerland are governed by the provisions of the Swiss Civil Procedure Code. The judgment of a Swiss court or authority of first instance concerning recognition and enforcement of a foreign judgment, including a judgment of a court in the United States, is generally subject to appeal (on the cantonal level as well as on the federal level).

Subject to the foregoing, holders of the New Notes may be able to enforce in Switzerland judgments in civil and commercial matters obtained from U.S. federal or state courts; however, it cannot be assured that those judgments will be enforceable. It is doubtful whether a Swiss court would accept jurisdiction and impose civil liability if proceedings were commenced in Switzerland predicated solely upon U.S. federal or state securities laws. In addition, in an action brought in a Swiss court on the basis of U.S. federal or state/ securities laws, the Swiss courts may not have the requisite power to grant the remedies sought. Awards of punitive damages awarded in original actions outside Switzerland may also not be enforceable in Switzerland.

Swiss civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. In Switzerland, no such pre-trial discovery process exists, but the parties have very limited rights of precautionary taking of evidence in particular if one party shows credibly that the evidence is at risk or that it has a legitimate interest in such evidence. Instead, before Swiss courts, the parties present the evidence in their possession during the proceedings and may request the production of documents in the counterparty’s possession in the course of the proceedings. No statement can be made as to the time and efficiency of the recognition and enforcement in Switzerland of a foreign judgment considering that recognition and enforcement proceedings tend to be time consuming in Switzerland.

Under Swiss law, any amount denominated in a foreign currency which has to be enforced through Swiss debt collection authorities (schweizerische Zwangsvollstreckungsbehörden) has to be converted into Swiss francs.

Judicial documents may not be served directly from abroad, including from, amongst others, the United States, to a person in Switzerland (see Switzerland’s reservations to the Hague Convention on Service Abroad of Judicial or Extra-Judicial Documents in Civil and Commercial Matters concluded on November 15, 1965) and service needs to be effected by way of judicial assistance.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each term as defined below) of the Transactions and the ownership and disposition of any New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants acquired pursuant thereto.

This summary is based upon the provisions of the Code, proposed, temporary and final Treasury regulations promulgated under the Code, and administrative rulings and judicial decisions, in each case as of the date of this prospectus. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

We believe, and the following discussion assumes, that the Old Notes are, and the New Notes will be, treated as debt for U.S. federal income tax purposes. This summary also assumes that the Old Notes are, and New Notes, Common Stock, Initial Public Warrants and Pre-Funded Public Warrants will be, held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This summary does not address other U.S. federal tax laws (such as the Medicare tax on net investment income and estate and gift tax laws) or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to a particular holder’s circumstances or to holders that may be subject to special tax rules, including, without limitation, holders subject to the alternative minimum tax, banks, insurance companies or other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, U.S. Holders whose “functional currency” is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, partnerships or other pass-through entities for U.S. federal income tax purposes, holders holding the Old Notes, New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, holders deemed to sell the Old Notes, New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants under the constructive sale provisions of the Code, holders required to accelerate the recognition of any item of gross income with respect to the Old Notes, New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants as a result of such income being recognized on an applicable financial statement, persons participating in the Supporting Holders Exchange, existing holders of Common Stock or subsequent purchasers of the New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Old Notes, New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, including any entity treated as a corporation, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if its administration is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of the Old Notes or New Notes that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Old Notes, New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants, the tax

treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding the Old Notes, the New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants, you should consult your tax advisor regarding the tax consequences of the Transactions and the ownership and disposition of any New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants acquired thereby, or upon exercise of the Initial Public Warrants or Pre-Funded Public Warrants.

This summary is for general information purposes only, and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws, as well as the application of non-income tax laws and the laws of any state, local or non-U.S. taxing jurisdiction, to your particular situation.

Characterization of the Exchange Offer and Rights Offering

The U.S. federal income tax treatment of the Exchange Offer and Rights Offering is complex and subject to numerous interpretational issues and uncertainties. Although the Exchange Offer and Rights Offering are presented from a securities law perspective as two separate but related offers, we intend to take the position for U.S. federal income tax purposes that they should be treated as part of a single, integrated offer from the Company to Holders to either (i) exchange Old Notes and cash for the combination of First-Out Notes (i.e., both the First-Out Notes issued pursuant to the Rights Offering and those issued pursuant to the Exchange Offer), the Common Stock issued in connection with the Rights Offering, and Initial Public Warrants (the “First-Out Exchange”) or (ii) exchange Old Notes for the combination of Second-Out Notes and Initial Public Warrants (the “Second-Out Exchange”) (such treatment, “Integrated Offer Treatment”). The receipt of Subscriptions Rights would not be treated as receipt of a separate property right or otherwise be accorded separate significance for U.S. federal income tax purposes with respect to exchanging Holders. We believe such treatment is appropriate given the economic incentive for persons that exercise their Subscription Rights to exchange their Old Notes for First-Out Notes, the participation deadline for the Exchange Offer and Rights Offering is the same, and no subscriptions for First-Out Notes pursuant to the Rights Offering (though timely submitted) will be accepted unless we complete the Exchange Offer.

It is possible, however, that the receipt and/or exercise of the Subscription Rights could be treated separate from the Exchange Offer for U.S. federal income tax purposes in accordance with its form. Even in such instance, the tax treatment of the Subscription Rights is uncertain. For example, the Subscription Rights could be treated for U.S. federal income tax purposes (i) as a separate (potentially taxable) property right received by all Holders or possibly only to exercising Holders that do not participate in the Exchange Offer or (ii) as itself a modification of the terms of the Old Notes due to the fact that the Subscription Rights are not separately transferable but rather trade with the Old Notes. In both instances, any Old Notes that remain outstanding after the Exchange Offer (though, in the first instance, possibly only with respect to exercising Holders) would have to take the Subscription Rights into account to determine whether such Old Notes were significantly modified for U.S. federal income tax purposes so as to result in a deemed exchange of such Old Notes for newly-issued modified Old Notes. For a further discussion of such alternative characterizations of the Subscription Rights, see “—Tax Consequences to Non-Exchanging Holders—Receipt and Exercise of Subscription Rights.” Accordingly, there is no assurance that the IRS will agree with such treatment. You are urged to consult your tax advisors regarding the U.S. federal income tax characterization of the Transactions, including the treatment of the receipt of the Subscription Rights. The remainder of this discussion assumes that Integrated Offer Treatment applies unless otherwise indicated.

Tax Consequences of Consent Premium

Holders that agree to participate in the Exchange Offer are deemed to have provided their consents in the Consent Solicitation and are thus entitled to receive the Consent Premium on a pro rata basis based on the proportion that such Holder’s Old Notes validly tendered and not withdrawn represent of the aggregate of all Old

Notes validly tendered and not withdrawn in the Exchange Offer and Old Notes delivered by the Supporting Holders in the Supporting Holders Exchange, based on the principal amount of Old Notes so tendered and not withdrawn and delivered by such Holder, payable on the Settlement Date (i.e., the closing of the Transactions). The Consent Premium will be payable to New Money Participants in the form of additional First-Out Notes and to Non-New Money Participants in the form of additional Second-Out Notes. Although the U.S. federal income tax treatment of the receipt of the Consent Premium is somewhat uncertain, we believe, and the tax discussion herein assumes, that the Consent Premium should be treated as additional consideration received in exchange for the Old Notes. However, the IRS could take the position that the Consent Premium instead should be treated as a separate fee that would be subject to tax as ordinary income, and in the case of Non-U.S. Holders could be subject to U.S. federal withholding tax. You are urged to consult your tax advisor with respect to the U.S. federal income tax treatment of the Consent Premium.

Tax Consequences of the UK Proceeding Amendments

Under general principles of U.S. federal income tax law, the modification of a debt instrument can give rise to an exchange under Section 1001 of the Code upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Governing Treasury regulations (the “Debt Modification Regulations”) provide that, as a general rule, an exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument (including prior changes but excluding certain specified changes) collectively, the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant (a “significant modification”). The Debt Modification Regulations can apply to any modification of a debt instrument, regardless of the form of the modification, and thus can apply to treat an exchange in form, i.e., an exchange of a new debt instrument for an existing debt instrument, as not an exchange in substance. Generally, a modification is tested to determine if it is significant at the time the issuer and holder of a debt instrument enter into an agreement to modify such debt instrument, even if the change in the terms of the debt instrument is not immediately effective. However, if the parties condition a change in a term of a debt instrument on a reasonable closing condition, a modification occurs on the closing date of the agreement, and therefore, if the reasonable closing condition does not occur so that the change in the term of the debt does not become effective, a modification does not occur.

The UK Proceeding Amendments include amendments to change the governing law of the Old Notes and Old Notes Indenture to the laws of England and Wales. Consents provided for the UK Proceeding Amendments will not become effective unless the Minimum Tender Condition (or any other condition to completing the Exchange Offer without a UK Proceeding) is not satisfied or waived and the Company is required to proceed with the UK Proceeding pursuant to the Transaction Support Agreement. We believe that these conditions are reasonable closing conditions for purposes of the Debt Modification Regulations, and consequently that whether the UK Proceedings Amendment results in a significant modification of the Old Notes should be tested when, if at all, the UK Proceeding Amendments become effective. Given that the UK Proceeding would only be implemented if Holders are otherwise substantially in favor of exchanging their Old Notes and were willing to exchange their Old Notes even in absence of a UK Proceeding, we believe that the implementation of UK Proceeding Amendments should not be considered economically significant, and thus should not give rise to a significant modification. There is no assurance, however, that the IRS will agree with this position. You are urged to consult your tax advisors regarding such characterization in light of your particular circumstances.

Characterization of the Initial Public Warrants as Stock or an Option to Acquire Stock

As of the date hereof, the trading price of our shares of Common Stock significantly exceeds the exercise price of an Initial Public Warrant. The U.S. federal income tax status of a deep-in-the-money warrant with a more than nominal exercise price is not entirely clear. Such warrant may be treated either as an option to acquire stock or as stock itself. Although the matter is not free from doubt, we expect to take the position that the Initial Public Warrants are treated as stock of the Company for U.S. federal income tax purposes based on the trading price of our Common Stock as of the date hereof relative to the exercise price of the Initial Public Warrants, the term of the Initial Public Warrants and the fact that the Initial Public Warrants are exercisable for either stock (i.e., the Common Stock) or an instrument (i.e., the Pre-Funded Public Warrants) intended to be treated as stock for U.S. federal income tax purposes (see “—Tax Consequences to Exchanging U.S. Holders—Tax Consequences of Ownership of the Pre-Funded Public Warrants”). However, the position that we ultimately take will be based on, among other things, the trading price of the Common Stock on the Settlement Date, and there could be fluctuations in the trading price of the Common Stock between the date hereof and the Settlement Date. Accordingly, the terms of the Initial Public Warrants and the Pre-Funded Public Warrants will require holders to treat and report the Initial Public Warrants as stock for U.S. federal income tax purposes, unless the Company provides notice of alternative treatment to holders, then in accordance with such alternative treatment. There is no assurance that the IRS will not challenge our U.S. federal income tax characterization of the Initial Public Warrants. You are urged to consult your tax advisors regarding such characterization in light of your particular circumstances. The U.S. federal income tax consequences of the receipt and ownership of the Initial Public Warrants is discussed further below.

Tax Consequences to Exchanging U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder that exchanges Old Notes pursuant to the Transactions.

Tax Consequences of Exchanges

As discussed above (see “—Tax Consequences of the UK Proceeding Amendments”), the Debt Modification Regulations apply to an exchange of a new debt instrument for an existing debt instrument to determine whether an exchange in form is an exchange in substance for U.S. federal income tax purposes and, thus, as a threshold matter are applicable to the exchange of Old Notes for New Notes pursuant to the Exchange Offer. Under the Debt Modification Regulations, a change in yield of a debt instrument is a significant modification if the yield of the modified debt instrument varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of (i) 25 basis points and (ii) 5 percent of the annual yield of the unmodified instrument (the “Change in Yield Threshold”). For this purpose, the yield of the modified debt instrument is the annual yield of a debt instrument with (i) an issue price equal to the adjusted issue price of the unmodified debt instrument on the date of the modification (increased by accrued but unpaid interest and increased or decreased, respectively by payments made to the issuer or to the holder as consideration for the modification) and (ii) payments equal to the payments on the modified debt instrument from the date of the modification.

Because the modified yield so calculated in the case of the First-Out Notes and the Second-Out Notes (taking into account, among other things, the Consent Premium and the Initial Public Warrants) exceeds the Change in Yield Threshold with respect to the Old Notes, the exchange of Old Notes pursuant to the Transactions will be respected as an exchange for U.S. federal income tax purposes. The First-Out Exchange and the Second-Out Exchange will each be treated as a fully taxable exchange, unless such exchange qualifies as a “recapitalization” for U.S. federal income tax purposes.

Whether the First-Out Exchange or Second-Out Exchange qualifies as a recapitalization for U.S. federal income tax purposes depends on whether the Old Notes and First-Out Notes or Second-Out Notes, as applicable, are treated as “securities” under the relevant provisions of the Code. Neither the Code nor the Treasury regulations define the term security. The determination of whether a particular debt instrument constitutes a “security” depends on an overall evaluation of the nature of the debt, including whether the holder of such debt instrument is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended or not. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In this regard, debt instruments with an average original term of ten years or more generally have qualified as securities, whereas an average original term of less than five years is evidence that the debt instrument is not a security. Nevertheless, some debt instruments with terms of less than five years have been held to be securities. Numerous other factors may be considered in determining whether a debt instrument is a security, including, among others the security for payment, the creditworthiness of the borrower, the subordination or lack thereof to other creditors, the relative amount of debt to equity, the right to vote or otherwise participate in the management of the borrower, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Additionally, the IRS has ruled that where an original debt instrument qualified as a security, a new debt instrument issued in exchange for that original debt instrument may, under certain circumstances, be treated as a continuation of the investment in the original debt instrument and thus also a security (even if the stated term of the new debt instrument is less than five years).

Based on current and anticipated circumstances, we expect to take the position, and the tax discussion herein assumes unless otherwise indicated, that the Old Notes and Second-Out Notes are treated as “securities” for U.S federal income tax purposes and that the First-Out Notes are not treated as “securities.” There is no assurance, however, that the IRS will not challenge such characterization. You should consult your tax advisor regarding the characterization of such notes and the qualification of the exchange as a recapitalization for U.S. federal income tax purposes.

Recapitalization Treatment

As described above (see“—Characterization of the Exchange Offer and Rights Offering), the discussion herein assumes Integrated Offer Treatment—meaning that, for U.S. federal income tax purposes, (i) a Holder that participates in the First-Out Exchange generally will be treated as exchanging Old Notes and cash for an “investment unit” consisting of First-Out Notes, Common Stock and Initial Public Warrants in a single integrated transaction and (ii) a Holder that participates in the Second-Out Exchange generally will be treated as exchanging Old Notes for an “investment unit” consisting of Second-Out Notes and Initial Public Warrants. In both cases, First-Out Notes and Second-Out Notes includes any such notes received as Consent Premium (see “—Tax Consequences of Consent Premium”).

Due to the payment of cash in addition to the exchange of Old Notes in the First-Out Exchange, it is necessary in determining the consequences of a recapitalization and a fully taxable exchange to determine how the cash paid should be taken into account. For example, the cash could be treated as an offset to the value of the investment unit and, in the case of a recapitalization, as an offset to any property that could give rise to taxable gain, i.e., to the so-called “boot” (the “offset approach”). Or alternatively, for example, it could be treated as a purchase of a proportionate, indivisible portion of each component of the investment unit based on the amount of cash paid relative to the fair market value of the Old Notes exchanged (the “purchase approach”). The Company currently expects to apply the offset approach for its purposes where appropriate. Both of these approaches are discussed below. You should consult your tax advisor regarding the treatment of the investment unit, and each component thereof, under either these or an alternative approach.

Under the offset approach, Holders that participate in the First-Out Exchange that qualifies as a recapitalization generally will recognize gain (but not loss) equal to the lesser of (i) the amount of any gain realized on the exchange of their Old Notes and (ii) the fair market value of all the First-Out Notes received less the full amount of cash paid. The gain, if any, realized on the exchange will equal the excess (if any) of (i) the sum of the issue price of all the First-Out Notes received and the fair market value of the Common Stock and Initial Public Warrants received over (ii) the sum of the amount of the cash paid and your adjusted tax basis in the Old Notes exchanged. So viewed, you should have an aggregate initial tax basis in all the First-Out Notes received equal to their fair market value, and an aggregate adjusted tax basis in the Common Stock and Initial Public Warrants received equal to your adjusted tax basis in the Old Notes, (i) reduced by the fair market value of the First-Out Notes, and (ii) increased by the full amount of cash paid and any gain recognized in the First-Out Exchange.

Under the purchase approach, Holders that participate in the First-Out Exchange that qualifies as a recapitalization for U.S. federal income tax purposes generally will recognize gain (but not loss) equal to the lesser of (i) the amount of any gain realized on the exchange of their Old Notes and (ii) the fair market value of the First-Out Notes treated as received in exchange for their Old Notes (i.e., excluding the portion of the First-Out Notes treated as acquired for cash). The gain, if any, realized on the exchange will equal the excess (if any) of (i) the sum of the issue price of the First-Out Notes treated as received in exchange for their Old Notes and the fair market value of the Common Stock and Initial Public Warrants so treated over (ii) your adjusted tax basis in the Old Notes surrendered. You should have an aggregate initial tax basis in the First-Out Notes received (inclusive of the portion treated as acquired for cash) equal to the sum of (x) the fair market value of the First-Out Notes treated as received in exchange for their Old Notes and (y) the portion of the cash treated as acquiring First-Out Notes (in contrast to the Common Stock and Initial Public Warrants). Your aggregate adjusted tax basis in the Common Stock and Initial Public Warrants should equal your adjusted tax basis in the Old Notes (i) reduced by the fair market value of the First-Out Notes treated as received in exchange for the Old Notes and (ii) increased by any gain recognized in the First-Out Exchange and the portion of the cash treated as paid for the Common Stock and Initial Public Warrants.

Certain of the above computations refer to “the fair market value of the First-Out Notes” with respect to the recognition of any gain realized and the determination of tax basis. It is possible, and in an analogous situation the IRS has taken the position, that the “issue price” of the First-Out Notes received is the appropriate measure, consistent with the computation of realized gain or loss. Since the Common Stock and Initial Public Warrants may represent a relatively small portion of the overall consideration received in the First-Out Exchange, U.S. Holders could recognize a significant amount of their realized gain (but not loss) in the First-Out Exchange.

Your holding period for the First-Out Notes will begin on the day after the First-Out Exchange. As to the Common Stock and Initial Public Warrants, the Company believes that, consistent with the “investment unit” approach, each share of Common Stock and each Initial Public Warrant should have a “split” holding period—i.e., a portion of each will have a holding period that includes the holding period of the Old Notes (a carryover holding period) and a portion that begins on the day after the First-Out Exchange. However, other positions are possible, such as treating a “block” of the shares and warrants received as having a carryover holding period and the remaining shares as having a new holding period.

Holders that participate in the Second-Out Exchange that qualifies as a recapitalization for U.S. federal income tax purposes generally will recognize gain (but not loss) equal to the lesser of (i) the amount of any gain realized on the exchange and (ii) the fair market value of (or possibly the portion of the issue price of the Second-Out Notes allocable to) the excess of the principal amount of Second-Out Notes received over the principal amount of Old Notes surrendered (the “Incremental Notes Value”). The gain, if any, realized on the exchange will equal the difference between (i) the sum of the issue price of the Second-Out Notes (as described below under “—Issue Price of the New Notes”) and fair market value of the Initial Public Warrants and (ii) your adjusted tax basis in the Old Notes surrendered. Your aggregate tax basis in the Second-Out Notes and Initial Public Warrants will be equal to the sum of your adjusted tax basis in the Old Notes surrendered and any gain recognized. Your holding period in the Second-Out Notes will in part include the holding period in the Old Notes and, with respect to the Incremental Notes Value portion, begin on the day after the Second-Out Exchange. Your holding period in the Initial Public Warrants will include the holding period of the Old Notes.

Your adjusted tax basis in the Old Notes generally will equal the amount paid therefor, increased by market discount, if any, previously included in income and reduced by any bond premium previously amortized. Subject to the discussion under “—Market Discount,” any gain recognized in the exchange will be capital gain and will be long-term capital gain if you held the Old Notes for more than one year prior to the date of the applicable exchange. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. If you hold Old Notes with differing tax bases and/or holding periods, the preceding rules must be applied separately to each identifiable block of Old Notes.

Holders that participate in the Exchange Offer will receive a cash payment in respect of accrued and unpaid interest on their Old Notes. Such amounts will be includible in your gross income as ordinary interest income if such accrued interest has not been included previously in your gross income for U.S. federal income tax purposes.

Fully Taxable Exchange

In the event that the Old Notes do not qualify as “securities” for U.S. federal income tax purposes, both the First-Out Exchange and the Second-Out Exchange will be treated as a fully-taxable exchange.

The U.S. federal income tax consequences of a First-Out Exchange treated as a fully-taxable exchange are not entirely clear. As discussed in the preceding section, there are various possible alternative approaches to how the cash paid should be taken into account. For example, under the offset approach described above, you generally will recognize gain or loss (if any) equal to the difference between (i) the sum of the issue price of all the First-Out Notes received and the fair market value of the Common Stock and Initial Public Warrants received and (ii) the sum of the amount of the cash paid and your adjusted tax basis in the Old Notes exchanged. See discussion below, “—Issue Price of the New Notes.” Alternatively, under the purchase approach, you will recognize gain or loss (if any) equal to the difference between (i) the sum of the “issue price” of the First-Out Notes treated as received in exchange for your Old Notes and the fair market value of the Common Stock and Initial Public Warrants so treated and (ii) your adjusted tax basis in the Old Notes exchanged. Your aggregate initial tax basis in the First-Out Notes, Common Stock and Initial Public Warrants received may vary based on the approach. Under the offset approach, your aggregate initial tax basis will equal the sum of the issue price of all the First-Out Notes and the fair market value of the Common Stock and Initial Public Warrants received, whereas under the purchase approach, it will equal the sum of amount of cash paid, the issue price of the First-Out Notes treated as received in exchange for your Old Notes and the fair market value of the Common Stock and Initial Public Warrants treated as received in exchange for your Old Notes.

In the event that the Second-Out Exchange is treated as a fully-taxable exchange, you generally will recognize gain or loss equal to the difference between (i) the sum of the issue price of the Second-Out Notes received (as described below under “—Issue Price of the New Notes”) and the fair market value of the Initial Public Warrants, and (ii) your adjusted tax basis in the Old Notes. Your aggregate initial tax basis in the Second-Out Notes and Initial Public Warrants received will be equal to the sum of the issue price of all the Second-Out Notes and the fair market value of the Initial Public Warrants received.

Subject to the discussion under “—Market Discount,” any gain recognized in either such exchange would be capital gain and would be long-term capital gain if you held the Old Notes for more than one year prior to the date of the applicable exchange. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. Your holding period in the New Notes, Initial Public Warrants and, if applicable, Common Stock would begin on the day after the exchange.

Cash that you receive in respect of accrued and unpaid interest on your Old Notes will be includible in your gross income as ordinary interest income if such accrued interest has not been included previously in your gross income for U.S. federal income tax purposes.

Market Discount

A U.S. Holder that acquired any Old Notes with “market discount” may be subject to the tax rules governing market discount. In general, a debt instrument issued without original issue discount (such as the Old Notes) is considered to have been acquired with market discount if it is acquired other than on original issue and if the holder’s initial tax basis in the debt instrument is less than the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest,” by less than a specified de minimis amount.

The Code provides that any accrued market discount in respect of the Old Notes in excess of the gain recognized in an exchange treated as a recapitalization should not be currently includible in income under Treasury regulations to be issued. Such accrued market discount instead would carry over to any non-recognition property received in exchange therefore (i.e., to the Common Stock, Initial Public Warrants or Second-Out Notes, as applicable, received in the exchange), such that any gain recognized by a U.S. Holder upon a subsequent taxable disposition (or repayment) of such exchange consideration would be treated as ordinary income to the extent of any accrued market discount not previously included in income. As discussed below, the exercise of the Initial Public Warrants is expected to be treated as a non-taxable transaction. Thus, it is expected that any market discount carried over from the Old Notes to the Initial Public Warrants generally would be further carried over to the Common Stock or Pre-Funded Public Warrants received upon exercise of the Initial Public Warrants (and would be further carried over to any Common Stock received upon exercise of Pre-Funded Public Warrants). To date, specific Treasury regulations implementing this rule have not been issued.

In the case of a fully taxable exchange, any gain recognized by a U.S. Holder on the taxable disposition of an Old Note that was acquired with market discount will be treated as ordinary income to the extent of the market discount that accrued thereon while the Old Note was considered to be held by such U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued).

Issue Price of the New Notes

As described above under “—Characterization of the Exchange Offer and Rights Offering,” the Company intends to treat (i) the First-Out Notes, Common Stock and Initial Public Warrants issued pursuant to the First-Out Exchange, and (ii) the Second-Out Notes and Initial Public Warrants issued pursuant to the Second-Out Exchange, each as an “investment unit” for U.S. federal income tax purposes.

The Treasury regulations provide that the issue price of an investment unit generally is determined in the same manner as the issue price of a debt instrument and the issue price is allocated between the components of the investment unit based on relative fair market value. Thus, if a substantial amount of the investment units in an “issue” is issued for cash, the issue price of the investment unit is determined based on the cash price (the “Cash Issue Price Rule”). If a substantial amount is not issued for cash, then the issue price of the investment unit depends on whether a substantial amount of the investment units or the property exchanged therefor are considered “publicly traded” (as defined in applicable Treasury regulations). Although not free from doubt, an investment unit should be treated as publicly traded if each property right in the investment unit is publicly traded. However, a debt instrument (including a debt instrument that is issued as a component of an investment unit) will not be treated as publicly traded if the stated principal amount of the issue that includes the debt instrument does not exceed $100 million (the “Small Issue Exception”). The Company expects that the Old Notes (which, as of the date hereof, are traded on NASDAQ) will be treated as publicly traded for purposes of these rules.

As to the First-Out Exchange, the Company intends to treat (i) investment units acquired pursuant to the Backstop Commitment incremental to those acquired by the Backstop Providers as holders of the Old Notes and by any New Money Participants that do not exchange their Old Notes pursuant to the Transactions (“Non-Exchanging New Money Participants”), as purchased solely for cash and (ii) investment units acquired pursuant to the First-Out Exchange (and the Supporting Holders Exchange) as purchased for an undivided combination of cash and property (i.e., cash and Old Notes). The investment units acquired pursuant to the Backstop Commitment and by Non-Exchanging New Money Participants will be comprised of First-Out Notes and Common Stock, and thus are different than the investment units that will be acquired pursuant to the First-Out Exchange which will also include Initial Public Warrants. Under applicable Treasury Regulations, debt instruments that are part of the same “issue” are required to have the same issue price. Thus, although not free from doubt, the Company intends to take the position that, if a substantial amount of the First-Out Notes are purchased, in the aggregate, pursuant to the Backstop Commitment or by Non-Exchanging New Money Participants, the issue price of all First-Out Notes will be determined by applying the Cash Issue Price Rule based on the acquisition pursuant to the Backstop Commitment or by Non-Exchanging New Money Participants—i.e., the issue price for the First-Out Notes will be determined by allocating the cash price between the First-Out Notes and Common Stock based on their relative fair market value.

If the Cash Issue Price Rule does not apply, the issue price of the investment unit issued pursuant to the First-Out Exchange will depend on whether it is considered publicly traded. If the First-Out Notes, Initial Public Warrants, and Common Stock (i.e., each component of the investment unit) are each treated as publicly traded, we expect to take the position that the issue price of such investment unit will be based on the aggregate fair market value of the First-Out Notes, Common Stock and Initial Public Warrants. The Common Stock is expected to be publicly traded, but whether the Initial Public Warrants and First-Out Notes are treated as publicly traded will not be known until after the Settlement Date. In the event that the Cash Issue Price Rule does not apply and such investment unit is not treated as publicly traded, then we expect to take the position—although there is no authority directly on point—that the issue price of the investment unit should equal the sum of the fair market value of the Old Notes and the amount paid to exercise Subscription Rights. Under any methodology, the issue price of such investment unit will be allocated between the First-Out Notes, Common Stock and Initial Public Warrants based on their relative fair market value.

As to the Second-Out Exchange, the investment unit acquired pursuant to the Second-Out Exchange will not be treated as publicly traded as a result of the application of the Small Issue Exception to the Second-Out Notes. Therefore, the issue price of such investment unit is expected to be based on the fair market value of the Old Notes exchanged therefor. The issue price of such investment unit will be allocated between the Second-Out Notes and the Initial Public Warrants based on their relative fair market value.

The Company’s determination of issue price and allocation of issue price between the components of an investment unit will be binding on a holder unless such holder discloses, on a timely-filed U.S. federal income tax return for the taxable year that includes the issue date, that such holder’s determination is different from the Company’s determination, the reasons for such holder’s different determination and, if applicable, how such holder determined the fair market value.

Tax Consequences of the Ownership of the New Notes

We may be obligated to pay amounts in excess of the stated interest or principal on the New Notes or to redeem the New Notes (in whole or in part) prior to their maturity date. These potential payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are “remote” or “incidental” and, accordingly, do not intend to treat the New Notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on you, unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, you might be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of the New Notes. The remainder of this discussion assumes that the New Notes will not be treated as contingent payment debt instruments. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Payments of Interest. Payments of stated interest on the New Notes generally will be considered “qualified stated interest” (in general, stated interest that is required to be paid at a fixed rate in cash at least annually) and will be taxed to you as ordinary income at the time the interest is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

In the event of a Borrowing Base Overage (which we believe is remote), an additional fixed rate of interest would be payable in-kind with respect to the First-Out Notes (see “Description of the First-Out Notes—Interest”). If a Borrowing Base Overage were to occur, such additional payable in-kind interest would not be considered qualified stated interest.

Original Issue Discount. The New Notes are expected to be issued with original issue discount for U.S. federal income tax purposes (“OID”). The amount of OID on a New Note will be equal to difference between the stated redemption price at maturity of the note and its issue price (as described above under “—Tax Consequences of the Exchange—Issue Price of the New Notes”), subject to a de minimis rule. The “stated redemption price at maturity” of a debt instrument is the total of all payments to be made under such debt instrument other than qualified stated interest. The stated redemption price at maturity of the First-Out Notes will include the Applicable Premium. In addition, if a Borrowing Base Overage occurs, the stated redemption price at maturity of the First-Out Notes generally would be recomputed at such time to take into account the receipt of any such payable in kind interest which generally would be taken into account as OID over the remaining term of the First-Out Notes.

You must generally include OID in your gross income (as ordinary income) as it accrues (on a constant yield to maturity basis) over the term of a New Note without regard to your regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash payments attributable to that income.

The amount of OID, if any, that you must include in income with respect to a New Note will generally equal the sum of the “daily portions” of OID with respect to the New Note for each day during the taxable year or portion of the taxable year in which you held such New Note (“accrued OID”). The daily portion is determined by allocating to each day in each “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a New Note may be of any length and may vary in length over the term of the New Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the New Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the New Note at the beginning of the final accrual period. The adjusted issue price of a New Note at the beginning of any accrual period is equal to its issue price, increased by the accrued OID, if any, for each prior accrual period (determined without regard to the amortization of any acquisition premium or amortizable bond premium, as discussed below). Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If your initial tax basis in a New Note is greater than its issue price and less than or equal to its stated redemption price at maturity, the New Note will be considered to have been issued to you at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the New Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

You may elect to include in gross income all interest (including qualified stated interest, OID or de minimis OID, and market discount or de minimis market discount, as adjusted by any acquisition premium or amortizable bond premium) on a New Note using the constant yield method described above. This election may also affect other debt instruments that a Holder may have or acquire. The election must be made for the taxable year in which you acquire the New Note, and may not be revoked without the consent of the IRS. You should consult your tax advisor about this election. This discussion assumes this election is not made.

Amortizable Bond Premium. If your initial tax basis in a New Note is greater than its stated redemption price at maturity, you will be considered to have acquired the New Note with “amortizable bond premium” and, in the case of any New Notes issued with OID, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the New Note on a constant yield method as an offset to interest when includible in income under your regular accounting method. However, because the New Notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that you may amortize with respect to a New Note. You should consult your tax advisor about these special rules. If you do not elect to amortize the premium, that premium will decrease the gain or increase the loss you would otherwise recognize on maturity or disposition of the New Note. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by you on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. You should consult your tax advisor about this election.

Market Discount. If your New Notes have market discount (see “—Tax Consequences of the Exchange—Market Discount” above), you will be required under the market discount rules to treat any gain on the sale, exchange or retirement of such New Notes as ordinary income to the extent of the market discount that is treated as having accrued on such New Notes at the time of the sale, exchange or retirement, and which you have not previously included in income. Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the New Notes unless you elect to accrue on a constant interest method.

You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case any gain recognized will not be recharacterized as ordinary income.

Sale, Exchange or Retirement of the New Notes. Unless a non-recognition provision applies, you will recognize taxable gain or loss upon a sale, exchange or retirement of a New Note in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less an amount equal to any accrued but unpaid stated interest, which will be taxed in the manner described above under “—Payments of Interest”) and (ii) your adjusted tax basis in the New Note. Your adjusted tax basis in a New Note will be your initial tax basis in the New Note, increased by any OID or market discount previously included in income, and reduced by any amortized bond premium.

Any gain or loss on the sale, exchange or retirement of a New Note will be capital gain or loss (although all or a portion of any recognized gain could be subject to ordinary income treatment if there is any accrued market discount on the New Note that has not been included in income at the time of the sale, exchange or retirement, as discussed above under “—Market Discount”) and will be long-term capital gain or loss if the New Note has a holding period of more than one year at the time of the sale, exchange or retirement. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Ownership of Initial Public Warrants

Cash Exercise; Taxable Disposition; Expiration. As discussed above under “—Characterization of Initial Public Warrants,” the U.S. federal income tax treatment of the Initial Public Warrants as an option to acquire Common Stock (or Pre-Funded Public Warrants) or as stock of the Company generally depends on facts that will not be known until the Settlement Date. Regardless of such characterization the exercise of Initial Public Warrants for cash generally will not constitute a taxable event for U.S. federal income tax purposes. Accordingly, a U.S. Holder will not recognize gain or loss upon the cash exercise of the Initial Public Warrants, except with respect to any cash paid in lieu of a fractional share or fractional Pre-Funded Public Warrant. A U.S. Holder’s aggregate tax basis in the Common Stock or Pre-Funded Public Warrants received upon the cash exercise will be equal to the adjusted tax basis of the Initial Public Warrant plus the amount paid upon the exercise of the Initial Public Warrants less any tax basis attributable to any fractional share or fractional Pre-Funded Public Warrant for which cash was received. Any fractional share or fractional Pre-Funded Public Warrant will be treated as if actually received and immediately redeemed. Accordingly, cash received in lieu of a fractional share or fractional Pre-Funded Public Warrant generally should be treated as a taxable sale of the fractional interest. The shares of Common Stock or Pre-Funded Public Warrants received upon the cash exercise of an Initial Public Warrant will (i) in the case that the Initial Public Warrants are characterized as our stock, have a “split” holding period—i.e., an indivisible portion of each share of Common Stock or Pre-Funded Public Warrant will have a holding period that, in part, includes the holding period of the Initial Public Warrants and, in part, is a new holding period—or

(ii) in the case that the Initial Public Warrants are not characterized as our stock, have a new holding period in their entirety.

Upon the lapse or taxable disposition of an Initial Public Warrant, the U.S. Holder generally would recognize capital gain or loss equal to the difference between the amount received (zero in the case of a lapse) and its tax basis in the Initial Public Warrant. Any such gain or loss will be capital gain or loss (although all or a portion of any recognized gain could be subject to ordinary income treatment as discussed above under “—Market Discount”) and will be long-term capital gain or loss if the Initial Public Warrants have a holding period of more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Cashless Exercise. The U.S. federal income tax characterization of a cashless exercise of the Initial Public Warrants is uncertain. A cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) a non-realization event, (ii) a realization event that qualifies as a tax-deferred “recapitalization,” or (iii) a taxable realization event. Although not free from doubt, we intend to treat any cashless exercise of an Initial Public Warrant as if we redeemed such Initial Public Warrant for shares in a cashless exchange qualifying as a tax-deferred recapitalization. However, there is some uncertainty regarding our intended tax treatment, and it is possible that a cashless exercise could be characterized differently. Accordingly, the tax consequences of all three characterizations are generally described below.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, the U.S. Holder would not recognize any gain or loss on the exchange of Initial Public Warrants for shares of Common Stock (other than with respect to cash paid in lieu of the receipt of a fractional share, which will be treated as described above under “–Cash Exercise; Taxable Disposition; Expiration”). A U.S. Holder’s basis in the shares of Common Stock received generally would equal the holder’s basis in the exchanged Initial Public Warrants less any tax basis attributable to any fractional share for which cash was received. A U.S. Holder’s holding period in the shares of Common Stock would include the holding period of the Initial Public Warrants exercised therefor if the cashless exercise were characterized as either (i) a realization event that qualifies as a recapitalization or (ii) analogous to the exercise of a convertible stock conversion feature. The U.S. Holder would have a new holding period in the shares of Common Stock, however, if the cashless exercise were not considered a realization event and not characterized analogous to the exercise of a convertible stock conversion feature.

In the event the cashless exercise were treated as a realization event that does not qualify as a recapitalization and is not treated analogous to the conversion of convertible stock, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. For example, a portion of the Initial Public Warrants exercised on a cashless basis could be deemed to have been surrendered in payment of the exercise price of the remaining portion of such Initial Public Warrants, which remaining portion would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of Initial Public Warrants having an aggregate value equal to the exercise price of the remaining Initial Public Warrants deemed exercised. The U.S. Holder would recognize capital gain or loss (although all or a portion of any recognized gain could be subject to ordinary income treatment as discussed above under “—Market Discount”) in an amount generally equal to the difference between the value of the portion of the Initial Public Warrants deemed sold and its adjusted tax basis in such Initial Public Warrants, and the U.S. Holder’s tax basis in the shares of Common Stock received would generally equal the sum of the U.S. Holder’s tax basis in the remaining Initial Public Warrants deemed exercised and the exercise price of such Initial Public Warrants. The Common Stock received upon exercise of an Initial Public Warrant would have a new holding period.

Tax Consequences of the Ownership of Common Stock

Distributions. A distribution paid by us in respect of Common Stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of Common Stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such Common Stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the Common Stock, such distributions generally will be taxable as capital gain realized in respect of the Common Stock.

Dividends paid to certain non-corporate U.S. Holders, including individuals, will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, provided certain conditions and requirements are satisfied. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of Common Stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of Common Stock to qualify as dividends for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. In general, a U.S. Holder will recognize gain or loss upon the sale or other taxable disposition of Common Stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the Common Stock at the time of the disposition. Any such gain or loss will be capital gain or loss (although all or a portion of any recognized gain could be subject to ordinary income treatment as discussed above under “—Market Discount”) and will be long-term capital gain or loss if the Common Stock has a holding period of more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Ownership of Pre-Funded Public Warrants

Although the U.S. federal income tax characterization of the Pre-Funded Public Warrants is not free from doubt, unless otherwise indicated, we intend to take the position for U.S. federal income tax purposes that a Pre-Funded Public Warrant received upon exercise of the Initial Public Warrants is treated as stock. Moreover, each Pre-Funded Public Warrant generally will require its holder to treat and report the Pre-Funded Public Warrant as stock for U.S. federal income tax purposes. A holder of Pre-Funded Public Warrants should generally be treated in the same manner as a U.S. Holder of Common Stock described above under “—Tax Consequences of Ownership of Common Stock”. The consequences of the exercising the Pre-Funded Public Warrants should be the same as those described above under “—Tax Consequences of Ownership of Initial Public Warrants.” This discussion assumes that the Pre-Funded Public Warrants would be treated as stock for U.S. federal income tax purposes. Each holder should consult his, her or their own tax advisor regarding the risks associated with the acquisition of the Pre-Funded Public Warrants.

Possible Constructive Distributions with Respect to Initial Public Warrants and Pre-Funded Public Warrants

A U.S. Holder in certain circumstances may be deemed to have received a distribution from us, which may result in the inclusion of ordinary dividend income. Such a deemed distribution could occur if we make certain adjustments, or fail to make certain adjustments, to the amount of Common Stock (or, in the case of the Initial Public Warrants, Pre-Funded Public Warrants) to be issued upon the exercise of an Initial Public Warrant or Pre-Funded Public Warrant or to the exercise price of either. Any deemed distribution will be taxable as a dividend, return of capital or capital gain similar to a distribution paid on common stock as described above under “—Tax Consequences of Ownership of Common Stock—Distributions.” U.S. Holders should consult their tax advisors as to the tax consequences of receiving deemed distributions.

Tax Consequences to Exchanging Non-U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder that exchanges Old Notes pursuant to the Transactions.

For purposes of the discussion below, any income or gain will be considered to be “U.S. trade or business income” if such income or gain is:

•	effectively connected with your conduct of a U.S. trade or business; and

•	if required by an applicable income tax treaty with the United States, attributable to a U.S. permanent establishment (or a fixed base) maintained by you in the United States.

Tax Consequences of the Exchange

Subject to the discussions under “—Tax Consequences of Exchange Premium” and “—Backup Withholding and Information Reporting—Non-U.S. Holders,” you generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the exchange of Old Notes in the Transactions (which gain would be determined as described above under “—Tax Consequences to Exchanging U.S. Holders—Tax Consequences of the Exchange”) unless:

•	such gain is U.S. trade or business income; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met.

Regarding the first bullet above, a Non-U.S. Holder that realizes U.S. trade or business income with respect to the exchange generally will be subject to U.S. federal income tax on that income in the same manner as a U.S. Holder (see “—Tax Consequences to Exchanging U.S. Holders—Tax Consequences of the Exchange” above). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If you are an individual Non-U.S. Holder described in the second bullet above, unless an applicable income tax treaty provides otherwise, you will generally be subject to a flat 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses.

Payment of Accrued Interest on Old Notes. Subject to the discussions under “—Backup Withholding and Information Reporting—Non-U.S. Holders” and “—FATCA,” amounts received by Non-U.S. Holders in respect of accrued and unpaid interest on their Old Notes. will not be subject to U.S. federal income or withholding tax under the “portfolio interest rule,” provided that:

•	the accrued interest is not U.S. trade or business income;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the Old Notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Old Notes through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, amounts received with respect to accrued but unpaid interest on the Old Notes will generally be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the Old Notes is not subject to withholding tax because it is U.S. trade or business income.

If the amounts received by you with respect to accrued but unpaid interest on the Old Notes is U.S. trade or business income, you will not be subject to the 30% U.S. federal withholding tax on such interest if you provide the applicable withholding agent with a properly executed IRS Form W-8ECI, as discussed above. Instead, you generally will be taxed on such interest in the same manner as a U.S. Holder. In addition, if you are a corporation, you may be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Tax Consequences of the Ownership of the New Notes

Payments of Interest. Subject to the discussions under “—Backup Withholding and Information Reporting—Non-U.S. Holders” and “—FATCA,” U.S. federal withholding tax will not apply to any payment of interest (including any OID) on the New Notes, provided that you meet the requirements of the portfolio interest rule described above in “—Tax Consequences of the Exchange—Payment of Accrued Interest on Old Notes.”

If you cannot satisfy the requirements of the portfolio interest rule, payments of interest (including any OID) on the New Notes made to you will generally be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the New Notes is not subject to withholding tax because it is U.S. trade or business income.

Sale, Exchange or Retirement of the New Notes. Subject to the discussion under “—Backup Withholding and Information Reporting—Non-U.S. Holders,” any gain realized upon the sale, exchange or retirement of a New Note will not be subject to U.S. federal income or withholding tax unless:

•	the gain is U.S. trade or business income, in which case the gain will be subject to tax as described below under “—Effectively Connected Interest and Gain”; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that sale, exchange or retirement, and certain other conditions are met, in which case the gain (net of certain U.S. source capital losses) will be subject to a flat 30% tax, unless an applicable income tax treaty provides otherwise.

To the extent proceeds from the sale, exchange or retirement of a New Note represent accrued and unpaid interest, you will generally be subject to U.S. federal income tax with respect to such accrued and unpaid interest in the same manner as described above under “—Payments of Interest.”

Effectively Connected Interest and Gain. If any interest (including any OID) on, or gain realized upon the disposition of, the New Notes is U.S. trade or business income, you will be subject to U.S. federal income tax on that interest or gain on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax on interest, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Tax Consequences of the Ownership of the Common Stock, Initial Public Warrants or Pre-Funded Public Warrants

Distributions. Except as described below, distributions (including deemed distributions) that are treated as dividends paid to a Non-U.S. Holder in respect of Common Stock, Initial Public Warrants or Pre-Funded Public Warrants will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable income tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Sale or Other Taxable Disposition of Common Stock, Initial Public Warrants or Pre-Funded Public Warrants. A non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of Common Stock, Initial Public Warrants or Pre-Funded Public Warrants unless (i) the gain is U.S. trade or business income, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) we are or have been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter. We believe we have not been, and currently are not a USRPHC, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Effectively Connected Dividends and Gain. If any dividends (including deemed dividends) on, or gain realized upon the disposition of, the Common Stock, Initial Public Warrants or Pre-Funded Public Warrants is U.S. trade or business income, you will be subject to U.S. federal income tax on those dividends or gains on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax on dividends, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Backup Withholding and Information Reporting

U.S. Holders

Information reporting requirements will generally apply to payments or distributions (including deemed distributions) on the Old Notes, New Notes, Common Stock, Initial Public Warrants or Pre-Funded Public Warrants, any OID accruals on the New Notes, and proceeds from a disposition (including a retirement or redemption) of the Old Notes, New Notes Common Stock, Initial Public Warrants or Pre-Funded Public Warrants (unless, in each case, you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Information returns generally will be filed in connection with the amount of interest (including any OID) paid to you with respect to the Old Notes or the New Notes or distributions (including deemed distributions) on Common Stock, Initial Public Warrants and Pre-Funded Public Warrants and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to interest (including any OID) paid to you with respect to the Old Notes or the New Notes, distributions (including deemed distributions) on Common Stock, Initial Public Warrants or Pre-Funded Public Warrants, provided in each case that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and you have provided a validly completed applicable IRS Form W-8 establishing that you are not a United States person (or you satisfy certain documentary evidence requirements for establishing that you are not a United States person).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of the Old Notes, New Notes, Initial Public Warrants, Common Stock or Pre-Funded Public Warrants made within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that you are a United States person), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest (including any OID) paid on the Old Notes or the New Notes or dividends (including deemed dividends) paid on Common Stock, Initial Public Warrants or Pre-Funded Public Warrants to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). You should consult your tax advisor regarding these rules and whether they may be relevant to the exchange of the Old Notes pursuant to the Exchange Offers and your ownership and disposition of the New Notes, Initial Public Warrants, Pre-Funded Public Warrants and Common Stock.

Tax Consequences to Non-Exchanging Holders

The following discussion is a summary of the material U.S. federal income tax consequences that may apply to you if you are a Holder that does not tender their Old Notes pursuant to the Exchange Offer and the UK Proceeding is also not implemented. In the event the Company implements the UK Proceeding, all Holders that do not tender their Old Notes will have their Old Notes automatically exchanged into First-Out Notes or Second-Out Notes, as applicable, in which case such Holders will have the same consequences as exchanging holders discussed above, except that they will not receive the Consent Premium.

Adoption of Exchange Offer Amendments. The U.S. federal income tax consequences to a non-exchanging Holder of the adoption of the Exchange Offer Amendments depends on whether such adoption results in a significant modification of the Old Notes and thus a deemed exchange of the Old Notes for the modified Old Notes for U.S. federal income tax purposes, with the modified Old Notes being treated as newly-issued. As described above (see “—Tax Consequences of the UK Proceeding Amendments”), the modification of a debt instrument generally is a significant modification under the Debt Modification Regulations if, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument (including prior changes) collectively (other than certain specified changes), the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant. The Debt Modification Regulations provide that a modification of a debt instrument that adds, deletes or alters “customary accounting or financial covenants” is not a significant modification, but do not define “customary accounting or financial covenants.” A change in the priority of a debt instrument relative to other debt of the issuer is separately tested and is not a significant modification unless it results in a “change in payment expectations” (which, for these purposes, is defined to mean a substantial impairment of the obligor’s capacity to meet the payment obligations if that capacity was adequate prior to the modification and is primarily speculative after the modification, or vice-versa).

Although the issue is not free from doubt, we intend to take the position that the adoption of the Exchange Offer Amendments will not cause a significant modification to the terms of the Old Notes for U.S. federal income tax purposes and thus will not cause a deemed exchange of the Old Notes. This position is based on, among other factors, the Company’s assessment that (x) certain of the Exchange Offer Amendments should be treated as modifying customary accounting or financial covenants, (y) the subordination in right of payment of the Old Notes to the New Notes does not result in a change in payment expectations, in each case, under the applicable Treasury regulations, and (z) the remainder of the Exchange Offer Amendments, taken together, are not economically significant. Assuming the adoption of the Exchange Offer Amendments (and as discussed in the next section, the receipt of the Subscription Rights) does not cause a deemed exchange, a Holder (i) would not recognize any gain or loss, for U.S. federal income tax purposes, as a result of such adoption, regardless of whether the Holder is a consenting holder, and (ii) would have the same adjusted tax basis, accrued market discount (if any), and holding period with respect to their Old Notes that such Holder had immediately before the adoption of the Exchange Offer Amendments.

Although we intend to take the position that the adoption of the Exchange Offer Amendments will not cause a deemed exchange of the Old Notes, there is no assurance that the IRS would agree with such conclusion. If there were to be a deemed exchange, such exchange may be treated a taxable exchange or recapitalization with consequences similar to those discussed above under “—Tax Consequences to Exchanging U.S. Holders—Tax Consequences of the Exchanges” and “—Tax Consequences to Exchanging Non-U.S. Holders” (possibly taking into account the receipt of the Subscription Right as discussed in the next section).

Receipt and Exercise of Subscription Rights. Other than in the event the Company implements the UK Proceeding, it is possible for a Holder to exercise its Subscription Rights and also retain their Old Notes. As noted above under “—Characterization of the Exchange Offer and Rights Offering,” we intend to take the position for U.S. federal income tax purposes that the Exchange Offer and Rights Offering are a single integrated transaction and, accordingly, that the Subscription Rights are not accorded separate tax significance. Consistent therewith, we believe that a Holder that does not separately exercise their Subscription Rights should simply be treated as rejecting the integrated offer. So treated, we believe that a non-exchanging Holder that exercises its Subscription Rights reasonably should determine its initial tax basis for U.S. federal income tax purposes in the First-Out Notes and Common Stock acquired by allocating the subscription price between the First-Out Notes and Common Stock based on their relative fair market values, and will have a holding period in the First-Out Notes and Common Stock that begins the day after such Holder exercises Subscription Rights. Such treatment is not assured, however.

It is possible that the Rights Offering, and therefore the receipt and/or exercise of the Subscription Rights, could be treated as separate from the Exchange Offer for U.S. federal income tax purposes in accordance with its form. For example, the receipt of the Subscription Rights could be treated as itself reflecting a modification of the terms of the Old Notes due to the fact that the Subscription Rights are not separately transferable but rather trade with the Old Notes. In such instance, the receipt of the Subscription Rights would appropriately be tested under the Debt Modification Regulations together with the adoption of the Exchange Offer Amendments under general economic significance test. In such case, if the Subscription Rights results in a significant modification of the Old Notes, a Holder might recognize gain or loss as described in the preceding section (“—Adoption of the Exchange Offer Amendments”). Even if not resulting in a significant modification, there is the possibility that certain of the Old Notes which remain outstanding after the Transactions could be considered to be modified as a result (i.e.,

Old Notes held by Non-Exchanging New Money Participants, as discussed below) while others may not. In such event, such modified Old Notes may not be “fungible” for U.S. federal income tax purposes with any Old Notes that are not so modified. It is possible that this may have an adverse impact on the liquidity and also affect the tax reporting of any remaining Old Notes. Or, for example, the Subscription Rights could be treated for U.S. federal income tax purposes as a separate, potentially taxable property right, possibly to all Holders or only to Non-Exchanging New Money Participants.

If the Subscription Rights were treated as the receipt of a separate property right for U.S. federal income tax purposes, the fair market value of the property right should be separately tested under the Debt Modification Regulations as of the completion of the Exchange Offer as a change in yield to determine whether there would be a significant modification of the Old Notes, and, thus, a deemed exchange of the Holder’s Old Notes that are not exchanged for New Notes. In such case, if the Subscription Rights results in a significant modification of the Old Notes, a Holder might recognize gain or loss as described in the preceding section (“—Adoption of the Exchange Offer Amendments”). In computing gain or loss, it is possible that the Subscription Rights received may be included as part of the exchange consideration in which event, in connection with potential recapitalization treatment, the Subscription Rights may be treated in whole or in part as a security for U.S. federal income tax purposes given that they represent the right to acquire First-Out Notes and Common Stock. Ordinarily, a right to acquire stock is considered a security for U.S. federal income tax purposes and, seemingly, so should a right to acquire notes if the notes would be considered a security for U.S. federal income tax purposes. Accordingly, if recapitalization treatment applies, whether the Holder would be effectively taxed on the receipt of the Subscription Right (and the resulting consequences of exercising or not exercising the Subscription Rights) would depend on the extent (if any) such right is treated as a security. Alternatively, if the receipt of the Subscription Rights (and adoption of the Exchange Offer Amendments) does not cause a deemed exchange of the Old Notes, a Holder may be treated as having received upon completion of the Exchange Offer either additional interest in respect of their Old Notes in an amount equal to the fair market value of the Subscription Rights or an additional payment on the Notes with the effect that the Holder would ultimately recognize the amount as gain at or prior to the maturity of the Old Notes. In either case, a Holder generally would have a tax basis in its Subscription Rights equal to their fair market value. If a Holder then exercises its Subscription Rights, such Holder generally would have a tax basis for U.S. federal income tax purposes in the First-Out Notes and Common Stock received with respect thereto equal to the subscription price plus such Holder’s tax basis in its Subscription Right. If a Subscription Right expires unexercised, the Holder may be able to claim a corresponding loss.

Under any alternative, the consequences of holding the First-Out Notes and Common Stock received pursuant to the exercise of Subscription Rights will be the same as described above with respect to exchanging Holders. See “—Tax Consequences to Exchanging U.S. Holders” and “—Tax Consequences to Exchanging Non-U.S. Holders.”

This summary is for general information purposes only, and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws, as well as the application of non-income tax laws and the laws of any state, local or non-U.S. taxing jurisdiction, to your particular situation.

PLAN OF DISTRIBUTION

Upon the satisfaction (or waiver) and subject to the conditions set forth in this prospectus, we are (i) offering to exchange any and all of the Company’s Old Notes for (A) in the case of a New Money Participant, (I) First-Out Notes in an amount equal to 100% of the face amount of such First-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn) and (II) such Holder’s pro rata portion of Initial Public Warrants; and (B) in the case of a Non-New Money Participant, (I) Second-Out Notes in an amount equal to 100% of the face amount of such Second-Out Notes per equal face amount of Old Notes validly tendered (and not validly withdrawn), and (II) such Holder’s pro rata portion of Initial Public Warrants and (ii) distributing Subscription Rights to Holders of Old Notes (other than the Supporting Holders) to purchase up to $12,941,327 aggregate principal amount of First-Out Notes at a purchase price equal to 100% of the face amount of the First-Out Notes so purchased and to receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased.

The New Notes, Initial Public Warrants and the Common Stock offered pursuant to the Exchange Offer and Rights Offering are being offered by us directly to all Holders (other than the Supporting Holders). We intend to distribute subscription materials, including copies of this prospectus, accompanying exhibits and other relevant documents to Holders that are eligible to participate in the Transactions. Pursuant to the Rights Offering and the Backstop Commitment set forth in the Transaction Support Agreement, we will issue an aggregate of $32.5 million in face amount of First-Out Notes and approximately 954,198 shares of Common Stock.

Epiq Corporate Restructuring, LLC is acting as the Information, Exchange and Subscription Agent for the Transactions. We will pay the Information, Exchange and Subscription Agent reasonable and customary fees for its services related to the Transactions and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith. We have agreed to indemnify the Information, Exchange and Subscription Agent, its affiliates, parent, and each such entity’s officers, members, directors, agents, representatives, managers, consultants and employees with respect to certain liabilities that it may incur in connection with the Transactions.

The Dealer Manager, a broker-dealer and member of FINRA, will act as dealer manager and solicitation agent for the Transactions. In accordance with its customary practice, the Dealer Manager will perform those services in connection with the Transactions as are customarily performed by dealer managers and solicitation agents in connection with exchange offers and consent solicitations of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of Old Notes and delivery of Consents, Proxies and Subscriptions pursuant to the Exchange Offer, the Solicitations and the Rights Offering, respectively, and communicating generally regarding the Transactions with brokers, dealers, commercial banks and trust companies and other holders of Old Notes. The Dealer Manager is not underwriting or placing any of the New Notes, the Subscription Rights, the Initial Public Warrants, the Pre-Funded Public Warrants (or the Common Stock underlying the Initial Public Warrants or Pre-Funded Public Warrants) or the Common Stock issuable in connection with the New Stock Investment and does not make any recommendation with respect to the Transactions.

In connection with the Transactions, we have agreed to pay the Dealer Manager (i) a non-refundable cash “work” fee equal to $500,000, (ii) a non-refundable cash fee equal to 1.50% of the sum of (A) the aggregate principal face amount of the Old Notes exchanged or tendered in the Exchange Offer, plus (B) the aggregate gross proceeds raised from Holders (other than the Supporting Holders) in the New Money Financing, and (iii) upon the consummation of the Exchange Offer without a UK Proceeding, an additional non-refundable cash “success” fee equal to $250,000. We have also agreed to reimburse the Dealer Manager for all reasonable and documented out-of-pocket expenses and legal expenses incurred in connection with the Transactions. We have also agreed to indemnify the Dealer Manager against various liabilities, including various liabilities under the federal securities laws.

The Dealer Manager’s participation in Transactions is subject to customary conditions contained in the Dealer Manager and Consent Solicitation Agreement, dated as of September 9, 2025, by and among the Company, the

Guarantors party thereto and the Dealer Manager (the “Dealer Manager Agreement”), including the receipt by the Dealer Manager of opinions and 10b-5 statements of our counsel. On September 23, 2025, Fossil Europe B.V., Fossil Group Europe GmbH and Swiss Technology Holding GmbH delivered a written agreement to be bound by the terms of the Dealer Manager Agreement. Under the terms of the Dealer Manager Agreement, the Dealer Manager is entitled to withdraw as dealer manager if the Company (i) amends, supplements, publishes, files or otherwise distributes any amendment or supplement to the registration statements of which this prospectus forms a part or other disclosure documents related to the Transactions to which the Dealer Manager reasonably objects, or (ii) breaches in any material respect any of its representations, warranties, agreements or covenants in the Dealer Manager Agreement. The Dealer Manager Agreement will terminate if the Dealer Manager withdraws as set forth above or if any of the Transactions are terminated, withdrawn or expire.

The Dealer Manager and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Other than the Dealer Manager, we have not employed any brokers, dealers or underwriters in connection with the Rights Offering.

The principal business address of the Dealer Manager is 110 East 59th Street, New York, New York, 10022.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell the Old Notes, the New Notes, the Common Stock, the Initial Public Warrants or Pre-Funded Public Warrants in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the Dealer Manager and the Information, Exchange and Subscription Agent, to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Transactions to be made or offered by a licensed broker or dealer and the dealer manager or any of their affiliates is a licensed broker or dealer in any such jurisdiction, the Transactions shall be deemed to be made or offered by the Dealer Manager or such affiliate (as the case may be) on the Company’s behalf in such jurisdiction.

We estimate that the financial advisory and other expenses payable by us in connection with the Transactions will be approximately $3.4 million.

NOTICES TO CERTAIN NON-U.S. HOLDERS

No action has been or will be taken in any jurisdiction that would permit a public offering of the New Notes, the Common Stock, the Initial Public Warrants or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes, the New Notes, the Common Stock or the Initial Public Warrants in any jurisdiction where action for that purpose is required. Accordingly, the New Notes, the Common Stock and the Initial Public Warrants offered in the Transactions may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Transactions may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell the Old Notes, the New Notes, the Common Stock or the Initial Public Warrants in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the Dealer Manager and the Information, Exchange and Subscription Agent, to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Transactions to be made or offered by a licensed broker or dealer and the dealer manager or any of their affiliates is a licensed broker or dealer in any such jurisdiction, the Transactions shall be deemed to be made or offered by the Dealer Manager or such affiliate (as the case may be) on the Company’s behalf in such jurisdiction.

The New Notes will be issued only in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. See “Description of the First-Out Notes—General” and “Description of the Second-Out Notes—General.” The Company will not accept tenders of Old Notes if such tender would result in the applicable Holder receiving in the exchange offer an amount of New Notes below the applicable minimum denomination.

European Economic Area

None of the New Notes, the Common Stock or the Initial Public Warrants are intended to be, and none should be, offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes:

a.	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

ii.	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

b.

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the New Notes, the Common Stock or the Initial Public Warrants to be offered so as to enable an investor to decide to purchase or subscribe for the New Notes, the Common Stock or the Initial Public Warrants.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or the Common Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or the Common Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of the New Notes or the Common Stock in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the New Notes or the Common Stock. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

None of the New Notes, the Common Stock or the Initial Public Warrants are intended to be, and none should be, offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes:

a.	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); or

ii.

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”), and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

iii.	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (“UK Prospectus Regulation”); and

b.

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the New Notes, the Common Stock or the Initial Public Warrants to be offered so as to enable an investor to decide to purchase or subscribe for the New Notes, the Common Stock or the Initial Public Warrants.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New Notes or the Common Stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Notes or the Common Stock or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the UK; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “FPO”); (iii) persons who are within Article 43(a) of the FPO; (iv) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; or (v) other persons to whom this prospectus and any other documents or materials relating to the Transactions may otherwise lawfully be communicated in accordance with the FPO (all such persons together being referred to as “relevant persons”). The New Notes, the Common Stock and the Initial Public Warrants are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes, Common Stock or Initial Public Warrants will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

This prospectus has been prepared on the basis that any offer of the New Notes, the Common Stock or the Initial Public Warrants in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the New Notes, the Common Stock or the Initial Public Warrants. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Canada

The New Notes, the Common Stock and the Initial Public Warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of any the New Notes, the Common Stock or the Initial Public Warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Dealer Manager is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The New Notes and the Common Stock may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of such ordinance. No advertisement, invitation or document relating to the New Notes, the Common Stock or the Initial Public Warrants has been or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to New Notes or Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the New Notes, the Common Stock or the Initial Public Warrants described herein. None of the New Notes, the Common Stock or the Initial Public Warrants may be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act, as amended from time to time (the “FinSA”), and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the New Notes, the Common Stock or the Initial Public Warrants constitutes a prospectus as such term is understood pursuant to the FinSa, and neither this prospectus nor any other offering or marketing material relating to the New Notes or the Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Certain legal matters with respect to the transactions contemplated by this prospectus and the validity of the New Notes will be passed upon for us by Weil, Gotshal & Manges, LLP. Certain legal matters of Delaware trust law will be passed upon for us by Morris, Nichols, Arsht & Tunnell LLP. Certain legal matters of Canadian law will be passed upon for us by Stewart McKelvey. Certain legal matters of English and Welsh law will be passed upon for us by CMS Cameron McKenna Nabarro Olswang LLP. Certain legal matters of German law will be passed upon for us by CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB. Certain legal matters of Dutch law will be passed upon for us by CMS Derks Star Busmann N.V. Certain legal matters of Swiss law will be passed upon for us by CMS von Erlach Partners Ltd. The Dealer Manager is being represented in connection with the transactions contemplated by this prospectus by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and the related financial statement schedule of Fossil Group, Inc., as of December 28, 2024 and December 30, 2023, and for each of the three years in the period ended December 28, 2024, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, and the effectiveness of Fossil Group, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Annex A

Subscription Worksheet

Subscription Worksheet1

The purpose of this Subscription Worksheet is to assist Holders in determining the number of New First-Out Notes they are eligible to subscribe for in the Rights Offering based on the amount of Old Notes held, and the corresponding aggregate purchase price therefor.

UNTIL THE REGISTRATION STATEMENTS TO WHICH THE SUBSCRIPTION WORKSHEET IS ATTACHED ARE EFFECTIVE, ANY SUBSCRIPTION PURSUANT TO THIS SUBSCRIPTION WORKSHEET SHALL BE CONSIDERED A CONDITIONAL OFFER TO BUY. NO SUCH CONDITIONAL OFFER TO BUY MAY BE ACCEPTED OR CONFIRMED AND NO AMOUNT OF THE CASH PURCHASE PRICE THEREOF MAY BE DEPOSITED UNTIL SUCH REGISTRATION STATEMENTS HAVE BEEN DECLARED EFFECTIVE BY THE SEC, AND ANY SUCH OFFER TO BUY MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO ITS ACCEPTANCE FOLLOWING THE EXCHANGE OFFER EXPIRATION TIME OR CONDITIONAL EXPIRATION TIME, AS THE CASE MAY BE.

In order to participate in any of the options relating to the Exchange Offer or the Rights Offering, Holders must cause the Nominee holding their Old Notes to electronically deliver such Old Notes into the event established on ATOP on or before the applicable Expiration Time, as detailed in the Registration Statements. If a Holder selects one of the options that includes the exercise of Subscription Rights, the Holder will be automatically agreeing to pay for such exercised Subscription Rights.

Payment of Rights Offering Purchase Price: Payment of the applicable aggregate purchase price with respect any party that is not a Supporting Holder will be automatically charged by DTC on the Subscription Payment Deadline to the DTC Participant that tendered such Holder’s Old Notes. The Subscription Payment Deadline is on or about the date that is one business day after the applicable Expiration Time.

The Subscription Rights corresponding to the Old Notes will trade together with, and be evidenced by, the underlying Old Notes, until the applicable Expiration Time, subject to such limitations, if any, that would be applicable to the transferability of the underlying Old Notes and compliance with applicable securities law.

Please consult the Registration Statements to which this Subscription Worksheet is appended for additional information.

Holders with any questions may contact the Dealer Manager and the Information, Exchange and Subscription Agent, whose contact details are included in the Registration Statements.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statements on Form S-3 and Form S-4 to which this Subscription Worksheet is appended.

Item 1. Amount of Old Notes Held, Subscriptions Rights and Aggregate Purchase Price

IMPORTANT NOTE: IF YOU HOLD YOUR OLD NOTES THROUGH MORE THAN ONE NOMINEE, YOU MUST PROVIDE SEPARATE INSTRUCTIONS TO EACH APPLICABLE NOMINEE WITH RESPECT TO THE EXCHANGE OFFER AND RIGHTS OFFERING. PROVIDE YOUR INSTRUCTIONS TO YOUR NOMINEE AS REQUIRED BY THE NOMINEE.

NUMBER of Old Notes Held (CUSIP 34988V304)	AGGREGATE PRINCIPAL AMOUNT of Old Notes Held (Number of Old Notes multiplied by $25)		FACTOR (Multiply the Aggregate Principal Amount of Old Notes Held by the Factor shown below)		Calculation of Subscription Rights and First-Out Notes

(Insert NUMBER of Old Notes Held)	(Insert the Aggregate Principal Amount of Old Notes held)	X	0.21667	=	(Round DOWN to nearest whole number)
			Aggregate Purchase Price for First-Out Notes:	=	$_________________ (TOTAL Subscription Rights above at $1.00 each)

IMPORTANT NOTE: Only Holders that exercise their Subscription Rights in full may participate in the Rights Offering. Holders that validly participate in the Rights Offering will receive one share of Common Stock for each $34.06 of First-Out Notes purchased. See “The Rights Offering” section in the registration statements to which this Subscription Worksheet forms a part.

Item 2. Payment of the Purchase Price

The aggregate purchase price is shown in the final row of Item 1.

Payment of the applicable aggregate purchase price with respect to Holders who are not Supporting Holders and who participate in the Rights Offering will be automatically charged by DTC on the Subscription Payment Deadline to the DTC Participant that tendered such Holder’s Old Notes.

Supporting Holders must deliver their funding at a later date, in accordance with the Transaction Support Agreement.

Annex B

Nominee Instruction Form

Agent/Attorney-in-Fact and Proxy Nominee Form1

CUSIP Number: 34988V304

Must be completed and submitted by the DTC Participant by 12:00pm New York City time on the business day following the date on which the Old Notes are tendered via ATOP.

As detailed in the accompanying Registration Statements on Form S-3 and S-4 dated September 9, 2025 (as the same may be amended or supplemented, the “Registration Statements”), by tendering their 7.00% Senior Notes due 2026 (the “Old Notes”), holders of Old Notes (“Holders”) automatically and unconditionally deliver instructions for Epiq Corporate Restructuring, LLC (the “Attorney-in-Fact”), effective immediately, (a) to act as its true and lawful agent, attorney-in-fact and proxy with respect to the tendered Old Notes indicated below, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), among other things, to take all steps necessary and execute all documentation necessary to cause such tendered Old Notes to be assigned, transferred and exchanged and (b) in such capacity as true and lawful agent, attorney-in-fact and proxy, to take all steps necessary and execute all documentation necessary to irrevocably vote in favor of (including, if required, attending a meeting and voting on behalf of such tendered Old Notes) an English law restructuring plan pursuant to Part 26A of the Companies Act 2006 with respect to the Old Notes (the “Instructions”). As required by the Registration Statements, such Instructions must be automatically delivered to the Attorney in-Fact by the commercial bank, broker, dealer, trust company or other nominee immediately following the tender of Old Notes through ATOP using this Agent/Attorney-in-Fact and Proxy Nominee Form. For the avoidance of doubt, in connection with the tender of Old Notes by a Holder, the submission of the ATOP instruction without the submission by such Eligible Holder’s commercial bank, broker, dealer, trust company or other nominee of the corresponding Agent/Attorney-in-Fact and Proxy Nominee Form shall not be sufficient to grant the Instruction. In order for a tender of Old Notes to be valid, a corresponding Agent/Attorney-in-Fact and Proxy Nominee Form must be submitted.

Accordingly, Instructions (as defined above and in the Registration Statements) are hereby relayed to the Attorney-in-Fact, as Attorney-in-Fact, with respect to the following Voluntary Offer Instruction (“VOI”) Number(s), provided, however, that any such Instruction shall automatically be deemed to be revoked in the event the corresponding tender is validly withdrawn:

(You may also attach a schedule of VOI Numbers, in which case please write “See Attached Schedule” above and specify the number of pages that are attached.)

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statements on Form S-3 and Form S-4 to which this Subscription Worksheet is appended.

This Agent/Attorney-in-Fact and Proxy Nominee Form must be emailed to the Attorney-in-Fact at the email address set forth below by 12:00pm New York City time on the Business Day following the date on which the Old Notes were tendered via ATOP:

Email to: Registration@epiqglobal.com (with a reference to “Fossil Nominee Instruction Form” in the subject line).

DTC Participant Name: ____________________________

DTC Participant Number: __________________________

Contact Name: ___________________________________

Telephone: ______________________________________

Contact Email Address: ____________________________

Annex C

Practice Statement Letter

YOU ARE BEING CONTACTED AS FOSSIL (UK) GLOBAL SERVICES LTD BELIEVES THAT YOU ARE A PLAN CREDITOR (AS DEFINED BELOW) AND WILL THEREFORE BE AFFECTED BY THE RESTRUCTURING PLAN (AS DEFINED BELOW) BEING PROPOSED BY FOSSIL (UK) GLOBAL SERVICES LTD THAT WILL BE CONSIDERED BY THE HIGH COURT OF JUSTICE OF ENGLAND AND WALES AT THE CONVENING HEARING EXPECTED TO TAKE PLACE ON 15 OCTOBER 2025.

THE SPECIFIC DETAILS OF THE CONVENING HEARING (INCLUDING CONFIRMATION OF THE LOCATION, DATE AND TIME) WILL BE CONFIRMED TO ALL PLAN CREDITORS IN THE NOTICE OF THE CONVENING HEARING WHICH WILL BE MADE AVAILABLE TO THE PLAN CREDITORS BEFORE THE CONVENING HEARING ON THE PLAN WEBSITE (HTTPS://DM.EPIQ11.COM/FOSSIL) AND VIA DTC’S LEGAL NOTICE SYSTEM.

THE PLAN CREDITORS MUST RELY ON THEIR OWN EXAMINATION OF THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED.

THIS PRACTICE STATEMENT LETTER (THIS “LETTER”) CONCERNS MATTERS WHICH MAY AFFECT YOUR LEGAL RIGHTS AND ENTITLEMENTS AND YOU SHOULD TAKE APPROPRIATE LEGAL ADVICE ON ITS CONTENTS.

THIS LETTER DOES NOT CONSTITUTE AN OFFER OR INVITATION TO ISSUE OR SELL SECURITIES TO ANY PERSON OR ENTITY, OR THE SOLICITATION OF AN OFFER TO ACQUIRE OR BUY SECURITIES, IN ANY JURISDICTION TO OR FROM ANY PERSON WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

THIS LETTER HAS NOT BEEN REVIEWED OR VERIFIED BY ANY RATING AGENCY OR REGULATORY AUTHORITY, INCLUDING THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION IN THE UNITED STATES. FURTHER, NO RATING AGENCY OR REGULATORY AUTHORITY (INCLUDING THE SEC OR ANY STATE SECURITIES COMMISSION IN THE UNITED STATES) HAS OR WILL APPROVE, DISAPPROVE, PASS UPON OR ENDORSE THE MERITS OF THE RESTRUCTURING PLAN OR THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS LETTER OR UPON THE MERITS OF THE RESTRUCTURING PLAN BEING PROPOSED BY THE COMPANY. IT IS A CRIMINAL OFFENCE TO MAKE ANY REPRESENTATION WHICH IS INCONSISTENT WITH THE TERMS OF THIS PARAGRAPH.

THE SEC HAS NOT APPROVED OR DISAPPROVED OF THE SECURITIES SUBJECT TO THE OFFERING TO WHICH THIS LETTER RELATES NOR HAS THE SEC PASSED UPON THE ADEQUACY OF THIS LETTER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Fossil Group, Inc. (“FGI”) has filed registration statements (including a preliminary prospectus) on Form S-3 and Form S-4 (the “Registration Statements”) with the SEC related to the offerings to which this communication relates. Before you invest, you should read the preliminary prospectus dated 9 September 2025 in the Registration Statements (see Registration Nos. 333-290139 and 333-290141) and other documents FGI has filed with the SEC for more complete information about FGI and the offerings. You may get these documents for free by visiting EDGAR on the SEC website (www.sec.gov). Alternatively, Epiq Corporate Restructuring, LLC (the “Information Agent”) will arrange to send you the preliminary prospectus if you request it by emailing registration@epiqglobal.com (with the subject line to include “Fossil”) or via phone at +1 (646) 362-6336.

In reliance on Rule 162 of the U.S. Securities Act of 1933, as amended, FGI commenced the Exchange Offer (as defined herein) and related transactions thereto on 9 September 2025 prior to the effectiveness of the Registration Statements. Prior to the effectiveness of the Registration Statements, a Noteholder who wishes to be a New Money Participant (as defined herein) may indicate their interest by making a conditional offer to buy First-Out Notes (as defined herein) in accordance with the procedures described in the preliminary prospectus. A conditional offer to buy is not a binding contract between FGI and such Noteholder and such Noteholder’s conditional offer may be withdrawn at any time prior to its acceptance following the Exchange Offer Expiration Time (as defined herein) or the Conditional Expiration Time (as defined in the Registration Statements), as the case may be, at which time it will become binding. No conditional offer to buy may be accepted or confirmed by FGI (or anyone on FGI’s behalf) and no amount of the purchase price thereof may be deposited or delivered until the Registration Statements have been declared effective by the SEC. The offerings to which this communication relate will not be consummated until the Registration Statements are declared effective by the SEC and remain effective.

PRACTICE STATEMENT LETTER

(i)

Fossil (UK) Global Services Ltd

Ashton House, 497 Silbury Boulevard, Milton Keynes

MK9 2LD, England, United Kingdom

(Registered under the laws of the England and Wales with Company Number 16637372)

PRACTICE STATEMENT LETTER

To:	The Bank of New York Mellon Trust Company, N.A. as trustee under the Notes Indenture (as defined below) (the “Notes Trustee”)

To:	The Noteholders (as defined below)

To:	The Depository Trust Company as the depository in respect of the Notes (as defined below) (“DTC”)

To:	Cede & Co. as nominee for DTC and as registered holder of the Notes (“Cede & Co.”)

To:	Epiq Corporate Restructuring, LLC as information agent of the Company (as defined below) (the “Information Agent”)

23 September 2025

THIS LETTER CONCERNS MATTERS WHICH MAY AFFECT YOUR LEGAL RIGHTS AND ENTITLEMENTS AND YOU MAY THEREFORE WISH TO TAKE APPROPRIATE LEGAL ADVICE ON ITS CONTENTS

Dear Sir/Madam

Proposed restructuring plan in relation to Fossil (UK) Global Services Ltd (the “Company”, “we”) under Part 26A of the UK Companies Act 2006 (as amended) (the “Restructuring Plan”)

1	PURPOSE OF THIS LETTER

1.1

Pursuant to the supplemental indenture in relation to the Notes (as defined below) dated 19 September 2025 (the “Supplemental Indenture”), the Company is a guarantor of the US $150,000,000 7.00% senior unsecured notes due 30 November 2026 (the “Notes”) issued by Fossil Group, Inc. (“FGI”) pursuant to an indenture dated 8 November 2021 and supplemented on 8 November 2021 and registered with the U.S. Securities and Exchange Commission (the “SEC”) (together, the “Notes Indenture”).

1.2	The Company is proposing a restructuring plan under Part 26A of the UK Companies Act 2006 (as amended) in respect of the Notes.

1.3

The Company is sending you this letter (the “Letter”) in accordance with the Practice Statement (Companies: Schemes of Arrangement under Part 26 and Part 26A of the Companies Act 2006) (the “Practice Statement”) issued on 26 June 2020 by the Chancery Division of the High Court of Justice of England and Wales (the “Court”) in relation to the practice to be followed in respect of a restructuring plan proposed between a company and its creditors.

1.4

You (“you”) have received this Letter because we believe you are a holder of the Notes (a “Noteholder”), a creditor of the Company in respect of the Notes or a Noteholder who has a beneficial interest in the Notes and who is the owner of the ultimate economic interest in the Notes (the latter being a “Plan Creditor”) and may therefore be affected by and entitled to vote on the Restructuring Plan.

1.5	The purpose of this Letter is to inform you of:

(a)	the Company’s intention formally to propose the Restructuring Plan to the Plan Creditors;

(b)

the background to, and the proposed objectives of the Restructuring Plan and an outline of its terms and effects (Sections 3 (Background to the Group), 4 (The Group’s Financial Difficulties), 5 (Creditors’ Support and Restructuring Overview) and 6 (Purpose of the Restructuring Plan));

1

(c)

the reasons why the Company has proposed the Restructuring Plan to the Plan Creditors (Sections 6 (Purpose of the Restructuring Plan), 7 (Consequences of a Failure of the Restructuring Plan) and 8 (Proposal of the Plan));

(d)

the Company’s intention to apply to the Court at a hearing to be held on 15 October 2025 (the “Convening Hearing”) for permission to convene a single meeting of Plan Creditors (the “Plan Meeting”) for the purpose of considering and, if thought fit, approving the Restructuring Plan (Sections 11 (Convening Hearing) and 18 (Next Steps and Key Dates));

(e)

the intended composition of the single class of Plan Creditors for the purpose of voting on the Restructuring Plan at the Plan Meeting (Sections 13 (The Plan Meeting and Voting) and 14 (Proposed Class Constitution of Plan Creditors));

(f)	the reasons why the Company considers that the Court has jurisdiction in relation to the Restructuring Plan (Section 15 (Jurisdiction, Exercise of Jurisdiction and Recognition));

(g)	the next steps and actions required of the Plan Creditors (Section 18 (Next Steps and Key Dates)); and

(h)	how you may make further enquiries and obtain additional information relating to the Restructuring Plan (Sections 19 (Retail Advocate) and 20 (Contact Details and Further Information)).

1.6	This Letter is being made available to the Plan Creditors by:

(a)

electronic copy at https://dm.epiq11.com/fossil or such alternative or replacement website as may be notified to Plan Creditors from time to time (the “Plan Website”). Plan Creditors may view and download documents relating to the Restructuring Plan from the Plan Website once they have registered on the Plan Website. In order to register on the Plan Website and access the documents available on it, Plan Creditors will require a username and password. The username and password can be obtained by contacting the Information Agent using the details set out in Section 20 (Contact Details and Further Information) below;

(b)	the Information Agent making a copy of this Letter available to Noteholders via DTC’s Legal Notice System;

(c)	electronic copy by visiting EDGAR on the SEC website at www.sec.gov; and

(d)

upon request via the Information Agent, arranging for a hard copy of this Letter to be delivered to the Plan Creditor that requested it, free of charge and to the address as provided by such Plan Creditor.

1.7

This Letter contains a summary of the key terms of the proposed Restructuring Plan. This Letter is not intended to create any legally binding obligations on any person including, without limitation, the Company, any other member of the Group (as defined below) or the Noteholders. In particular, any terms of the Restructuring Plan summarised in this Letter are for information purposes only and may be subject to clarification or amendment.

1.8	The availability of this Letter is also being advertised in the Financial Times (United Kingdom and International Editions) and The New York Times.

1.9

Capitalised terms used but not defined in this Letter shall have the meaning given to them in Schedule 1 (Definitions and Interpretation). Unless otherwise stated, all monetary amounts referred to in this Letter are designated in United States dollars.

2	WHAT IS A RESTRUCTURING PLAN?

2.1	The arrangements in respect of the Plan Creditors are proposed to be effected by way of a restructuring plan.

2.2

A restructuring plan is a statutory procedure under the laws of England and Wales pursuant to Part 26A of the Companies Act 2006 (as amended) which allows a company to agree to a compromise or arrangement with its creditors (or one or more classes of its creditors), and, if the plan becomes effective, its terms will

2

bind the company and all relevant creditors. This includes those creditors who did not vote or who voted against the restructuring plan, including any non-consenting or opposing minority creditors whose rights are compromised by the arrangement and, in each case, their successors and assigns.

2.3

A restructuring plan may be proposed by a company that has encountered, or is likely to encounter, financial difficulties that are affecting, or may affect, its ability to carry on business as a going concern. A restructuring plan should have the purpose of eliminating, reducing, preventing or mitigating the effect of any of the financial difficulties faced by the proposing company.

2.4	If the Court is satisfied at the convening hearing of the following, the Court will order the plan meeting or meetings for the relevant class or classes of creditors to be convened:

(a)	the Court has jurisdiction in relation to the proposed restructuring plan;

(b)	the proposed restructuring plan has a prospect of being approved by creditors, and

(c)	the proposed class or classes of plan creditors have been correctly constituted for voting purposes.

2.5	A restructuring plan will take effect between a company and its creditors (or the relevant class or classes of creditors) and become binding on all the creditors to whom it applies if it is:

(a)	either:

(i)	approved by at least 75% in value of the creditors present and voting (in person or by proxy) in one or more class(es) at each meeting convened to consider the restructuring plan; or

(ii)	not approved by at least 75% in value of the creditors present and voting (in person or by proxy) in one or more class(es) at the relevant meeting convened to consider the restructuring plan, but:

(A)

the Court is satisfied that, if it were to sanction the restructuring plan, none of the members of any dissenting class would be any worse off than they would be under the relevant alternative to the restructuring plan; and

(B)

the restructuring plan has been approved by a number representing at least 75% in value of at least one class of creditors present and voting (either in person or by proxy) at a plan meeting who would receive payment or have a genuine economic interest in the plan company in the event of the relevant alternative to the restructuring plan;

(b)	the restructuring plan is sanctioned at the judge’s discretion by the Court (or another court of England and Wales) at the sanction hearing; and

(c)	an official copy of the order sanctioning the restructuring plan is delivered to the Registrar of Companies for England and Wales for registration.

2.6

A restructuring plan cannot be sanctioned by the Court unless the Court is satisfied that, among other things, the relevant provisions of Part 26A of the Companies Act 2006 (as amended) have been complied with, the restructuring plan is in all circumstances fair and reasonable, and the classes of creditors and/or members voting in respect of the restructuring plan have been properly constituted.

3	BACKGROUND TO THE GROUP

The Company

3.1

The Company was incorporated in England and Wales as a private limited liability company on 8 August 2025 and is an indirect subsidiary of FGI, the issuer of the Notes. The Company has no material assets. As at the date of this Letter, the Company’s entire issued and outstanding share capital is held by Fossil (UK) Limited.

3.2

The Company was incorporated for the purpose of promoting the Restructuring Plan to enable the restructuring of the Notes on the terms outlined in this Letter as well as enabling the injection of new money into the Group (defined below) (together, the “Notes Restructuring”). On 19 September 2025,

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through entry into the Supplemental Indenture with the Notes Trustee, the Company became a guarantor of the Notes. The Company has also entered into a deed of contribution on 21 September 2025 pursuant to which the Company has undertaken in favour of FGI to contribute to any amounts that are paid by FGI towards the obligations under the Notes (the “Deed of Contribution”). The Deed of Contribution will result in FGI having rights of contribution against the Company. As a result, the Company would not be able to effectively obtain a release or variation of the Plan Creditors’ rights against it in respect of the Notes without also releasing or varying the Plan Creditors’ rights against FGI.

3.3

On 9 September 2025, pursuant to the Registration Statements (copies of which are available on the Plan Website and by visiting EDGAR on the SEC website at www.sec.gov), FGI launched the Exchange Offer (defined and described in further detail below in paragraph 5.2 (The TSA (in relation to the Notes Restructuring and to secure additional funding))). The Exchange Offer contains a condition whereby if at least 90% of the aggregate principal amount of the Notes are tendered as part of the Exchange Offer and by the Supporting Holders pursuant to the TSA (as defined in paragraph 4.13 (Group’s efforts to find a solution to its financing difficulties)) (the “Minimum Tender Condition”) and all other conditions to completing the Exchange Offer without the Restructuring Plan are satisfied or waived by 5:00 p.m. New York City time on 7 October 2025 (the “Exchange Offer Expiration Time”), the Exchange Offer would be successful and the Notes Restructuring will be implemented without the Restructuring Plan. However, if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by that deadline, the Exchange Transactions will fail. Accordingly, the Company is proposing the Restructuring Plan as an alternative means of implementing the Notes Restructuring on substantially the same terms as the Exchange Transactions if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) has not been satisfied or waived by that deadline.

3.4

As soon as practicable following the Exchange Offer Expiration Time through publication on the Plan Website, notification through DTC’s Legal Notice System and, to the extent necessary under SEC rules, electronic copy by posting on EDGAR on the SEC website at www.sec.gov, the Company will issue a letter to all Plan Creditors notifying them that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) has not been satisfied or waived and that the Company intends to proceed with implementation of the Restructuring Plan.

The Group

3.5

The Fossil group (the “Group”) consists of FGI and its direct and indirect subsidiaries, including the Company. The ordinary shares of FGI and the Notes are publicly listed on the NASDAQ Global Select Market under the symbols “FOSL” and “FOSLL”, respectively. Plan Creditors can obtain further information on FGI, including financial information from NASDAQ at https://nasdaq.com/market-activity/stocks/FOSL.

3.6

The Group was founded in 1984 and is headquartered in Richardson, Texas, with manufacturing facilities in India and operating companies in over 20 countries. The Group is a design, innovation and distribution company specialising in consumer fashion accessories, and its principal offerings include an extensive line of men’s and women’s fashion watches, jewellery, handbags, small leather goods, belts and sunglasses. The Group designs, develops, markets and distributes both its own brands, including FOSSIL, SKAGEN and MICHELE, in addition to certain licensed brands.

3.7

The Group’s products are sold across approximately 130 countries worldwide through 27 Group-owned sales subsidiaries and through a network of 63 independent distributors. The network of Group-owned stores includes 95 retail stores and 119 outlet stores primarily operated under the FOSSIL brand as of 5 July 2025. In certain international markets, the Group’s products are also sold online and through licensed and franchised FOSSIL retail stores, retail concessions operated by the Group and kiosks. The Group also operates stores under the WATCH STATION and WSI brands, in which they offer certain of their owned and licensed brand products to curate a collection of designer watches and jewellery for women and men. The Group offers online and in-store experiences in the United States, Europe and Asia.

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3.8

The Group operates in the UK through Fossil (UK) Holdings Limited and Fossil (UK) Limited. The Company is a wholly owned subsidiary of Fossil (UK) Limited. The Group’s UK sales are generated through wholesaler distributors and direct to consumer sales. In particular, the Group currently operates two (2) full price stores and nine (9) outlet stores in the UK and facilitates sales in the UK through its own websites. As at financial year end 2024, net sales in the UK segment accounted for GBP £30.7 million, which is equal to 3.4% of the Group’s consolidated revenue.

Financing Structure

3.9	As of the date of this Letter, the principal debt facilities of the Group are provided under:

(a)

a US $150,000,000 senior secured asset based revolving credit facility (the “New ABL Facility”) dated as of 13 August 2025 entered into by and among FGI and certain other Group companies, ACF FINCO I LP, as administrative agent, and the lenders from time to time party thereto, governed by New York law and maturing on 13 August 2030 (subject to a springing maturity if any indebtedness in excess of US $15 million is outstanding on the date that is the 91st day prior to the scheduled maturity date of such indebtedness); and

(b)	the Notes.

3.10	Whilst the New ABL Facility benefits from a security package granted in favour of the lenders from time to time under the New ABL Facility, the Notes are currently unsecured.

3.11	The Restructuring Plan only relates to the Notes and will not affect the rights of the creditors under the New ABL Facility.

4	THE GROUP’S FINANCIAL DIFFICULTIES

4.1

As a consequence of a challenging global macro environment, the Group and its business have been experiencing slower consumer demand for the Group’s products, which has resulted in the Group having incurred losses and negative cash flow in recent fiscal years. In 2022, the business generated approximately US $1.7 billion in sales and had a net income (loss) of approximately US -$44 million. By 2024, sales had declined to US $1.1 billion and net income (loss) expanded to approximately US -$106 million. Further, during that time, the business used more than US $100 million in cash from operating activities.

4.2

In an effort to return the Group to profitability, in early 2023, the Group initiated its Transform and Grow plan, which focused on an operational restructuring of the Group. In 2024, the Group expanded the restructuring efforts to include strategic review of its business model and capital structure and began to explore additional debt and equity financing options. As part of this process, FGI formed a new committee and, in September 2024, appointed a new Chief Executive Officer and member of the board of directors of FGI, Franco Fogliato, to implement the strategic review and create a plan to return the Group to profitable growth (the “Turnaround Plan”). The Group also appointed a new Chief Financial Officer, Randy Greben in March 2025 and Pamela Edwards and Wendy Schoppert as independent directors to FGI’s board in May 2025.

4.3

The implementation of the Turnaround Plan generally has been positive for the Group’s trading performance. However, the Group continues to operate in a challenging environment (including in relation to tariff uncertainty) and therefore required additional liquidity and a longer-term solution to address upcoming debt maturities in relation to its liabilities as they existed at the initiation of the Turnaround Plan, being the Notes and the US $275 million senior secured asset based revolving credit facility dated 26 September 2019 entered into by and among FGI and certain other Group companies, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (the “JPM ABL Facility”).

4.4	The JPM ABL Facility was due to mature on 7 November 2027. The Notes are due for redemption on 30 November 2026.

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4.5

As explained in further detail below, the New ABL Facility was entered into on 13 August 2025 and replaced the JPM ABL Facility (see paragraphs 4.13 (Group’s efforts to find a solution to its financial difficulties) and 5.4 (The TSA (in relation to the Notes Restructuring and to secure additional funding)) below for further detail in relation to the refinancing of the JPM ABL Facility).

4.6

While it was originally intended that the New ABL Facility and the Notes Restructuring would be completed simultaneously, the New ABL Facility was entered into prior to the Notes Restructuring in order to support the Group’s immediate short-term liquidity needs by providing the additional funding the Group required to navigate through a period of tight liquidity in September 2025. This, in turn, has facilitated the Notes Restructuring as set out in this Letter.

4.7

However, while the New ABL Facility delivered a solution to the Group’s short-term funding needs, it is not a complete long-term funding solution for the business. In practice, of the US $150 million facility, only US $101 million is freely available (post-implementation of the Restructuring Plan) following the deduction of required reserves under the terms of the New ABL Facility relating to certain key business operations, including rent, taxes and pensions, and to satisfy a springing covenant (if triggered).

4.8

Further, the New ABL Facility uses inventory as collateral, allowing the Group to borrow against the value of its inventory at any given time. As a cyclical business, with approximately 40% of sales occurring between October and December and significant cash requirements throughout the remaining year as the business prepares for the holiday season in the western world, the Group’s ability to borrow under the New ABL Facility is therefore restricted by its fluctuating inventory levels. As a result, the US $101 million available under the New ABL Facility will not be available for a significant portion of the year as inventory levels drop following Christmas until the Group increases production again.

4.9

The Group therefore requires additional liquidity to support it on an ongoing basis, in particular to bridge any gaps during times of low inventory and high operational costs as the Group increases production ahead of the October to December period. Management estimates that the US $32.5 million in additional liquidity is necessary.

4.10

To support operations, the Group requires a minimum level of operating cash of US $58 million to maintain normal business operations on a monthly basis. The US $58 million represents the cash required to fund basic business operations, such as payroll, rent, inventory, utilities and certain regulatory requirements (such as taxes) across the over 30 jurisdictions in which the Group operates. It also is comprised of certain restricted cash balances, for example cash in jurisdictions where repatriation of cash is complex (e.g. China) and reflects the requirement to maintain minimum deposit levels for security purposes under the New ABL Facility. Falling below US $58 million of available cash for even one week would stall the Group’s business operations.

4.11

Management’s current projections indicate that without the advancement of the US $32.5 million of New Money (as defined below in paragraph 5.9 (New Money Offering and Backstop Commitments)) as a result of the successful implementation of the Restructuring Plan, the Group will not be able to stay above the US $58 million threshold. In particular, management projects that available cash will drop to US $56.5 million in September 2026 (as a result of the Group’s investment in inventory ahead of the western holiday season). Therefore, absent the New Money, there would not be continued funding under the New ABL Facility (which is conditional on the successful implementation of the Restructuring Plan as explained at paragraph 4.12(e) below) such that the Group would have insufficient cash to support the basic business operations and continue to invest in the Turnaround Plan. It would also be unable to meet minimum cash requirements in local operations or satisfy the restructuring costs attributable to this process.

4.12

Further, the Notes are due for redemption on 30 November 2026. Absent the successful implementation of the Restructuring Plan, the Group’s management believes that the Group will have insufficient liquidity to redeem the Notes as it has not been able to refinance them in the open market. As a result, the Group’s management believes that, without a solution to refinance the Notes, the Group’s third quarter 2025 10-Q, which becomes due on 13 November 2025, will include a “going concern” disclosure. Such statement

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would mean that there is substantial doubt about the Group’s ability to continue as a going concern for a period of 12 months from the issuance date of the unaudited financial statements. The Group’s management believes that any such statement would cause reputational damage and be value destructive, negatively impacting the Group’s business and operations and impairing the effectiveness of the Turnaround Plan. In particular, absent the sanction of the Restructuring Plan:

(a)

as the Group’s business is cyclical, management believes that the timing of the disclosure (in November ahead of the western holiday season which is typically the Group’s most profitable period) will likely impact: (i) consumer confidence, which has the potential to have a negative impact on consumers’ demand for the Group’s products; as well as (ii) supplier support and confidence, both of which are key to the viability of the Group’s business and its ability to generate positive income. In response to a “going concern” disclosure, suppliers are likely to tighten credit terms, which will likely trigger disruptions, including product stoppages, decreased product delivery and this is likely to increase financial instability for the business;

(b)

management believes that the Group’s credit insurance provider is likely to withdraw or reduce credit insurance coverage upon a “going concern” disclosure, as this action is a standard risk-management practice;

(c)

management also believes that a going concern statement will increase the financial instability and exacerbate the risk that the Group may not be able to meet its deferred license payments. If the Group fails to do so, a termination right under the key licence agreements will arise. The Group has deferred licence payments due under certain of its key licence contracts from the second quarter to the third quarter 2025 and absent the sanction of the Restructuring Plan, the Group remains concerned in its continued ability to satisfy those payments due in the normal course of business;

(d)	key suppliers would likely require more stringent payment terms, which would materially impact liquidity;

(e)

continued funding under the New ABL Facility is conditional upon the successful implementation of the Restructuring Plan in circumstances where the Minimum Tender Condition has not been met. In particular, an event of default will occur under the New ABL Facility if the Sanction Hearing (as defined below in paragraph 18.4) does not occur on or before 12 December 2025. If that milestone is not extended or waived, the occurrence of an event of default will permit the lenders under the New ABL Facility to terminate the commitments thereunder, accelerate the US $21 million currently drawn and draw stop the New ABL Facility, which will impair the Group’s access to necessary liquidity;

(f)	a “going concern” statement would make it more difficult for the Group to attract and retain key employees; and

(g)

as the Group has already extended or amended lease terms with its landlords and other third parties and it may need to do so again, a “going concern” statement would make it more difficult for the Group to negotiate improved terms.

Group’s efforts to find a solution to its financial difficulties

4.13

As part of the Turnaround Plan, in August 2024, the Group engaged the international investment bank and advisory firm, Evercore Group LLC (“Evercore”) to assist in pursuing initiatives to procure additional funding and address upcoming debt maturities in relation to its existing liabilities at the time, being the Notes and JPM ABL Facility, including ways to: (i) monetise non-core assets; (ii) ensure a full or partial refinancing of the Notes and the JPM ABL Facility; and (iii) secure additional funding either on junior or senior priority terms. In that context, Evercore undertook a robust marketing process aimed at finding a comprehensive solution for the Notes, the JPM ABL Facility and the Group’s additional liquidity needs. In particular:

(a)	In December 2024, the Group began exploring the potential sale of three (3) specific non-core brands to be disposed of collectively or separately. Evercore approached over twenty-five

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(25) institutions, comprising of a range of strategic parties in the watch/jewellery space, brand aggregators/licensors and other financial investors. Whilst nine (9) parties received the long-form brand marketing materials following the initial outreach by Evercore, only five (5) parties submitted first round bids. While an offer for one (1) brand has been received, the sale remains uncertain.

(b)	The Group began exploring separate refinancing solutions for both the Notes and the JPM ABL Facility in January 2025. This involved Evercore approaching:

(i)	in relation to the JPM ABL Facility, the lenders under the JPM ABL Facility and subsequently over thirty (30) other institutions, comprising a range of private credit funds and commercial banks; and

(ii)

in relation to the Notes, nineteen (19) institutions comprising a range of private credit funds, bond investors and distressed debt investors, as well as two of the largest Noteholders: (A) HG Vora Capital Management, LLC (“HG Vora”); and (B) Nantahala Capital Management, LLC (“Nantahala”).

(iii)	In relation to the JPM ABL Facility:

(A)	The Group initially approached the existing lenders under the JPM ABL Facility to explore a potential extension and amendment thereof, however, they were unable to come to an agreement on terms.

(B)

Following failure to agree terms with the existing lenders under the JPM ABL Facility, Evercore subsequently approached thirty-two (32) other institutions. Of these, nine (9) parties expressed initial interest in refinancing the JPM ABL Facility.

(C)

These discussions ultimately culminated in the Group entering into the New ABL Facility on 13 August 2025, with certain Ares Management Credit funds. The Group refinanced in full all outstanding claims under the JPM ABL Facility in cash at closing on 13 August 2025, with the New ABL Facility being used to provide controlled access to additional funding for the Group.

(iv)	In relation to the Notes:

(A)

Evercore reached out to nineteen (19) institutions, comprising a range of private credit funds, bond investors and distressed debt investors to explore a new money financing, or a partial or full refinancing of the Notes on a wide range of terms. Only one party submitted an indicative, non-binding offer to Evercore. This offer would have provided new money and partially refinanced the Notes, however, it would still have required an extension of the remaining Notes balance and was subsequently withdrawn by the relevant party following initial diligence.

In parallel, Evercore also approached HG Vora in an effort to negotiate a potential extension of the Notes. Those negotiations progressed to discussions relating to a consensual restructuring of the Notes as well as the provision of additional funding to meet the funding needs identified in paragraphs 4.9 and 4.10 (The Group’s Financial Difficulties) above as HG Vora was only willing to agree to a consensual extension of the term of the Notes on the condition that there was also a solution to such additional funding needs of the Group. Their view was that the Group needed both the New Money and a maturity extension in order to provide the Group with sufficient liquidity and time to execute the Turnaround Plan. HG Vora and the Group continued to explore additional capital options and sources and, in June 2025, the Group and HG Vora began to include Nantahala in the negotiations. Negotiations culminated in HG Vora, Nantahala and certain members of the Group, including the Company, entering into a transaction support agreement (the “TSA”) on 13 August 2025 to implement the Notes Restructuring (including the provision (directly and through a backstop) of US

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$32.5 million of additional funding in order to satisfy the minimum additional funding requirements of the Group). See Section 5 (Creditors’ Support and Restructuring Overview) below for further details.

4.14

Due to the Group’s improved trading performance in the intervening period since Evercore’s initial outreach to identify a comprehensive solution to the Group’s financial difficulties, in August 2025, in accordance with the permissions set out in the TSA, the Group instructed Evercore to go back to market to solicit alternative financing proposals to ensure that the transactions set out in the TSA represent the best holistic option available to FGI, the Company and the Noteholders in relation to the Notes Restructuring and the provision of the New Money (as defined below). Accordingly, following signing of the TSA, Evercore reached out to more than twenty-five (25) institutions, comprising a range of private credit funds, bond investors and distressed debt investors, requesting financing proposals to fully refinance the Notes and support the Group’s go-forward liquidity needs on a going concern and post-restructuring basis (the “Market Testing”). These institutions included eighteen (18) of the institutions that were previously approached by Evercore in early 2025 as part of the marketing exercise pursued in parallel with negotiations with the parties to the TSA. Such alternative financing proposals were an attempt by the Group to source improved economic terms for itself and all Noteholders, avoid possible hold-outs to the Exchange Offer and mitigate the requirement for the Restructuring Plan. The Market Testing was also conducted on the basis that the Notes would need to be refinanced, as the original outreach earlier this year proved that there was no other implementable solution and the Noteholders’ consent is required to approve the amendments pursuant to the Consent Solicitation to change the governing law (defined and described in further detail below in paragraphs 5.6 and 5.7 (Company as Guarantor of the Notes and Change of Governing Law and Jurisdiction)) and support the implementation of the Restructuring Plan. Indicative financing proposals were requested by 12 September 2025 with an agreement in principle between the prospective financing party and the Group targeted for the first week of October 2025. No indicative financing proposal has been received by the Group that offered better terms for the Group and for Noteholders than those offered under the TSA and the Notes Restructuring.

4.15

As explained above, the Group and its advisers considered multiple different transaction structures and implementation methodologies to address the Group’s financial difficulties. Ultimately, the Group concluded that the transactions proposed in accordance with the TSA under the Plan Documents (see paragraph 18.6 (Plan Documents) for further detail) represent the best option available to the Group to facilitate the Notes Restructuring.

4.16	The success of the Turnaround Plan and the future viability of the Group is contingent upon a successful implementation of the Notes Restructuring.

5	CREDITORS’ SUPPORT AND RESTRUCTURING OVERVIEW

The TSA (in relation to the Notes Restructuring and to secure additional funding)

5.1

As explained above, earlier this year the Group commenced negotiations with HG Vora and Nantahala (the “Supporting Holders”) which culminated in entry into the TSA. As at the date of this Letter, the Supporting Holders together hold approximately 60% of the aggregate principal amount of the Notes.

5.2

The TSA contemplates, among other things, that the Notes Restructuring will be implemented by way of a combination of: (i) the New Money Offering (as defined and described below); (ii) the Consent Solicitation (as defined and described below); (iii) a private exchange with the Supporting Holders (the “Private Exchange”); (iv) an SEC-registered exchange offering (the “Exchange Offer”) to all Noteholders other than the Supporting Holders (the Private Exchange and the Exchange Offer, together comprising the “Exchange Transactions”); (v) the issuance of warrants to purchase Common Stock or pre-funded warrants to purchase Common Stock to all Noteholders that participate in the Exchange Transactions; (vi) the Backstop Commitment (as defined and described below); and (vii) if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by the Exchange Offer Expiration Time, the Restructuring Plan.

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5.3	The Supporting Holders have agreed, among other things, and subject to certain conditions, to:

(a)	participate in the Private Exchange;

(b)	participate in the Consent Solicitation;

(c)

use commercially reasonable efforts to take the steps reasonably necessary to support the Notes Restructuring, act in good faith and take any and all actions or steps, or cause to be taken all actions or steps, reasonably necessary in order to support, facilitate, implement and/or consummate the Notes Restructuring in a manner consistent with the TSA, as promptly as practicable, and in any event, no later than 30 December 2025 (defined as the “Outside Date” in the TSA), including, without limitation, by taking any reasonable action contemplated by the TSA to facilitate the implementation and consummation of the Notes Restructuring and refraining from taking any actions inconsistent with, and not failing or omitting to take any action that is required by the TSA;

(d)	negotiate in good faith and timely execute all agreements related to or otherwise to implement, effectuate, or govern the Notes Restructuring;

(e)	not object to or otherwise take actions to interfere with the Notes Restructuring;

(f)

validly and timely submit, and not withdraw, change, amend or revoke (including through its nominee or custodian on behalf of itself) any means of voting or participating in the Notes Restructuring with respect to all of their respective claims against FGI and/or the Company now owned or hereafter acquired by the Supporting Holders;

(g)	provide the Backstop Commitment; and

(h)	attend the relevant meeting(s) by proxy and cast all of their votes in respect of their Notes in favour of the Restructuring Plan and any amendment or modification made in accordance with the TSA.

5.4

Entry into the TSA facilitated the contemporaneous refinancing of the JPM ABL Facility and entry into the New ABL Facility. While it had originally been envisaged that the New ABL Facility would be entered into at the same time as the successful implementation of the Notes Restructuring, as explained above in paragraph 4.6 (The Group’s Financial Difficulties), the Group required access to the New ABL Facility to meet its ongoing liquidity requirements in order to navigate through a period of tight liquidity in September 2025. Accordingly, the lenders under the New ABL Facility agreed to enter into the New ABL Facility and provide the funding required to refinance the JPM ABL Facility and the funding required to navigate the September 2025 liquidity trough prior to successful implementation of the Notes Restructuring. The Group’s access to the remaining funds under the New ABL Facility remains conditional upon successful implementation of the Notes Restructuring.

5.5

The Exchange Offer was launched on 9 September 2025. If the Exchange Transactions do not garner sufficient tenders of the Notes to be able to implement the Notes Restructuring, without the Restructuring Plan, by the Exchange Offer Expiration Time (being by 5:00 p.m. New York City time on 7 October 2025), then the Notes Restructuring will (subject to sanction being obtained from the Court) be implemented by the Restructuring Plan.

Company as Guarantor of the Notes and Change of Governing Law and Jurisdiction

5.6

For the purposes of promoting the overall restructuring of the Group as part of the Turnaround Plan and utilising the restructuring plan process in England, the TSA also provided that, as preliminary steps to launching the Restructuring Plan:

(a)

the Company would: (i) accede as a guarantor under the terms of the Notes through entry into the Supplemental Indenture with the Notes Trustee; and (ii) enter into the Deed of Contribution (as described in further detail in Section 15 (Jurisdiction, Exercise of Jurisdiction and Recognition) below). Pursuant to the Supplemental Indenture, the Company became a guarantor under the Notes on 19 September 2025; and

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(b)

the governing law and jurisdiction clauses of the Notes would be amended prior to the Convening Hearing to change the governing law of the Notes from New York law to English law (the “Governing Law Change”) and to submit to the exclusive jurisdiction of the courts of England and Wales.

5.7

To effect the Governing Law Change, on 9 September 2025, in parallel with the launch of the Exchange Offer, FGI solicited consents (the “Consent Solicitation”) from Noteholders through a public consent solicitation. Following the successful Consent Solicitation, the Company will enter into a further supplemental indenture with the Notes Trustee effectuating the Governing Law Change described above if the Restructuring Plan is required. As part of the Consent Solicitation processes with the Noteholders, it was expressly disclosed that the purpose of the Governing Law Change was to strengthen the connection to the English jurisdiction for the purposes of implementing the Notes Restructuring by way of the Restructuring Plan.

Key Features of the Notes Restructuring as implemented via the Restructuring Plan

5.8

The principal terms of the Notes Restructuring as agreed between the Group and the Supporting Holders are contained in the term sheet appended to the TSA and attached as an exhibit to the Form 8-K filed by FGI with the SEC on 14 August 2025. Such terms are summarised below.

New Money Offering and Backstop Commitments

5.9

Pursuant to the TSA, the Group received commitments (the “Backstop Commitment”) from certain holders or beneficial holders of, or nominees, investment advisors, sub-advisors, or managers of discretionary accounts or funds that hold or beneficially hold, Notes on behalf of the Supporting Holders (each a “Backstop Provider”) to subscribe for First-Out Notes (as defined in paragraph 5.14 (Satisfaction in full of the Notes) below) in an aggregate principal amount up to US $32.5 million (the “New Money”). The Backstop Commitments of the Backstop Providers may be subsequently reduced to the extent that other Noteholders elect to participate in the New Money Offering (as described at paragraph 5.14 (Satisfaction in full of the Notes) below). As consideration for the Backstop Commitment, FGI will pay the Backstop Providers a backstop premium (the “Backstop Premium”) of US $1.625 million principal amount of First-Out Notes. The provision of the New Money is subject to the implementation of the Restructuring Plan, the provision of the agreed collateral for the New Notes (as defined below) and other customary conditions set out in the TSA. The Backstop Premium will be payable on the Completion Date and will only be paid if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

5.10

All Noteholders will be afforded the opportunity to subscribe for their pro rata allocation of the New Money Offering at a price equal to US $1.00 for each US $1.00 face value of new First-Out Notes (the “New Money Offering”).

5.11

Additionally, and as addressed in paragraph 5.14 (Satisfaction in full of the Notes) below, Noteholders that choose to subscribe for and purchase their pro rata portion of First-Out Notes as part of the New Money Offering (each such Noteholder being a “New Money Participant”) will be entitled to exchange their Notes for First-Out Notes as part of the Restructuring Plan.

5.12

New Money Participants will also receive a premium, at no additional cost, paid in common stock of FGI (such common stock having a par value of US $0.01 per share) (“Common Stock”) in an amount equal to one share of Common Stock for every US $34.06 of First-Out Notes subscribed for or purchased (the “New Money Premium”). The New Money Premium will be payable on the Completion Date and will only be paid if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

5.13	There is no obligation for Plan Creditors to provide the New Money.

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Satisfaction in full of the Notes

5.14

The Restructuring Plan will provide that all outstanding Notes (including all accrued and unpaid interest thereon, if any) will be deemed to have been paid or otherwise satisfied in full and released both against the Company as well as FGI. In exchange, Noteholders will be provided with New Notes (see paragraph (a) (New Notes) below for further detail) and Warrants (see paragraph (b) (Warrants) below for further detail).

(a)	New Notes

(i)	Noteholders will be given one of the following (together, the “New Notes”) depending on whether the relevant Noteholder is a New Money Participant:

(A)

Noteholders that are New Money Participants will be provided with new 9.500% first-out first lien senior secured notes maturing on 1 January 2029 (the “First-Out Notes”) in equal face amount to their outstanding Notes provided that they have subscribed for their pro rata allocation of the New Money Offering based upon the aggregate principal amount of Notes held by such Noteholder in comparison to the total aggregate principal amount of Notes outstanding (the “Required Subscription Amount”);[1] or

(B)

Noteholders that are not New Money Participants will be provided with new 7.500% second-out second lien senior secured notes maturing on 30 June 2029 (the “Second-Out Notes”) in equal face amount to their outstanding Notes in the event that they have not subscribed for their Required Subscription Amount.

(ii)

Accordingly, the First-Out Notes will only be available to New Money Participants. All Noteholders who do not fund their pro rata portion of the New Money Offering shall receive Second-Out Notes in full satisfaction of their claim in relation to the Notes.

(iii)

Compared to the outstanding Notes, the New Notes will have later principal repayment dates in order to create a stable platform upon which the Group can target and exercise its Turnaround Plan. The maturity dates of the First-Out Notes and the Second-Out Notes differ, with the maturity of the First-Out Notes (1 January 2029) being six months earlier than the maturity of the Second-Out Notes (30 June 2029).

(iv)

The interest on the First-Out Notes and the Second-Out Notes will accrue on a cash pay per annum basis. The interest rates of the New Notes were negotiated at arm’s length between FGI and the Supporting Holders as part of the commercial discussions which culminated in the TSA. Whilst the Second-Out Notes incur a 0.5% per annum increase in coupon compared to the coupon under the Notes, this coupon is 2% per annum less than the coupon on the First-Out Notes. Notwithstanding this difference, the Company has concluded that: (i) the terms and conditions of the New Notes have been negotiated at arm’s length and on market terms (which is supported by the Market Testing conducted by Evercore) and the fact that the Group was unable to obtain more advantageous financing terms in the market pursuant to the Market Testing (see paragraph 4.14 (Group’s efforts to find a solution to its financing difficulties) above); and (ii) all Plan Creditors have been offered the opportunity to subscribe for their pro rata allocation of First-Out Notes by means of the New Money Offering regardless of whether they acceded to the TSA or otherwise vote in favour of the Restructuring Plan.

[1]

For example, a Noteholder who holds 4,000 Notes with an aggregate principal amount of US $100,000 owns 0.067% of the total aggregate principal amount of Notes outstanding and, therefore, has a Required Subscription Amount of US $21,666 (representing such Noteholder’s 0.067% pro rata portion of the US $32.5 million of First-Out Notes pursuant to the New Money Offering, rounded down to the nearest whole dollar)

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(v)

The New Notes will benefit from guarantees and security from certain Group companies. The First-Out Notes shall be granted first lien security and the Second-Out Notes shall be granted second lien security, in each case, on the Notes Priority Collateral (as defined therein) and second lien security and third lien security, respectively, in respect of the ABL Priority Collateral (as defined therein). Otherwise, the New Notes will benefit from the same collateral as the New ABL Facility, subject to a prioritised security structure set out in a New York governed intercreditor agreement to be entered into between the lenders under the New ABL Facility and the respective collateral agent for the New Notes (the “ABL Intercreditor Agreement”).

(vi)

The ABL Intercreditor Agreement will be entered into to govern the enforcement of collateral and the waterfall for the distribution of enforcement proceeds among the different classes of creditors of, inter alia, FGI and the relevant members of the Group. Under the ABL Intercreditor Agreement, subject to the prioritised security structure, the New ABL Facility will rank first, the First-Out Notes will rank second and the Second-Out Notes will rank third as regards enforcement and guarantee proceeds in respect of the ABL Priority Collateral (as defined therein). Such security also improves the expected returns to the Plan Creditors in both the First-Out Notes and Second-Out Notes and facilitates a better return than would be available in the Relevant Alternative.

(b)	Warrants

(i)	FGI will issue 3 million warrants (the “Warrants” and together with the New Notes and the Common Stock, as applicable, the “Plan Consideration”) to all Noteholders through the Restructuring Plan.

(ii)

These Warrants will permit the holders to purchase shares of Common Stock or pre-funded warrants (the “Pre-Funded Warrants”) on a pro rata basis (based on the amount of Notes exchanged into First-Out Notes or Second-Out Notes, irrespective of whether a Noteholder is a New Money Participant). The Warrants will have an exercise price of US $0.50 per share of Common Stock or US $0.49 per Pre-Funded Warrant, a term of thirty (30) days, and standard and customary public company anti-dilution protections.

(iii)	The Warrants will be issued on the Completion Date and only issued if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

Additional payments to be made as identified under the TSA

5.15	The TSA also provides for the following:

(a)	Consent Premium:

(i)

Noteholders that consented to the Consent Solicitation by the Exchange Offer Expiration Time will receive a consent premium (the “Consent Premium”) paid in New Notes equal in principal amount to such participating Noteholder’s pro rata share of US $1.0 million in face amount of New Notes, as determined based on the aggregate principal amount of all Notes held by Noteholders that participate in the Consent Solicitation.

(ii)	New Money Participants will receive their Consent Premium in the form of additional First-Out Notes. All other Noteholders will receive their Consent Premium in the form of Second-Out Notes.

(iii)	The Supporting Holders were obligated pursuant to the TSA to provide their consent to the Consent Solicitation and to exchange their Notes into First-Out Notes.

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(iv)	The Consent Premium will be payable on the Completion Date and will only be paid if the Notes Restructuring is implemented (whether by means of the Restructuring Plan or the Exchange Transactions).

(b)

Exit Fee: FGI will also pay an exit fee of 7.5% of the principal amount of the First-Out Notes due on any date of redemption, repayment, prepayment, acceleration, or maturity to all holders of First-Out Notes (the “Exit Fee”).

(c)

Fees, Costs and Expenses: FGI will pay the reasonable and documented fees, costs, and out of pocket expenses of the Supporting Holders’ legal advisers, incurred in connection with the negotiation and implementation of the Notes Restructuring in accordance with a separate fee reimbursement letter. FGI is required under the terms of the fee reimbursement letter to pay these fees, costs, and out of pocket expenses regardless of whether the Restructuring Plan is successfully implemented.

Licensors

5.16

Of the Group’s three (3) key licensors, FGI has entered into an agreement with one, pursuant to which that counterparty has agreed to waive certain events of default or termination provisions which may arise as a direct or indirect result of the Restructuring Plan. FGI is also in discussions with the two (2) other key licensors to secure similar waivers.

SEC/Regulatory Consents

5.17

On 23 September 2025, FGI submitted an acceleration request to the SEC with respect to each Registration Statement, requesting that the effectiveness of each such Registration Statement be accelerated so that the Registration Statements become effective at 4:00pm (New York City time) on 25 September 2025, or as soon as practicable thereafter.

6	PURPOSE OF THE RESTRUCTURING PLAN

6.1

The primary objective of the Restructuring Plan is to deliver the approvals from the Noteholders required to effect the Notes Restructuring (which includes the provision of the New Money) in accordance with the terms of the TSA if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by the Exchange Offer Expiration Time. Together with the refinancing of the New ABL Facility, this will ensure that the Group remains a going concern and has a stable platform to allow the Turnaround Plan to be successfully implemented, which shall facilitate the Group achieving profitable growth.

6.2

If the Restructuring Plan is sanctioned and the Turnaround Plan is met or exceeded, Noteholders will receive a better recovery under the New Notes than would be anticipated under the Notes if the Restructuring Plan was not sanctioned and under the Relevant Alternative (as defined in paragraph 7.6 (Consequences of a Failure of the Restructuring Plan) and for further detail as to anticipated returns under the Relevant Alternative see paragraph 7.9 (Consequences of a Failure of the Restructuring Plan) below).

6.3

The Restructuring Plan is necessary to implement the Notes Restructuring if the Exchange Offer does not obtain the requisite support. A substantial proportion of the Notes are held by retail investors. In particular, the Group’s management understands that as of July 2025 approximately 24% of the Notes outstanding in aggregate were held by retail investors. As a result, it is very difficult for the Group to identify and contact all Noteholders in order to satisfy the Minimum Tender Condition pursuant to the Exchange Transactions. While the Group has engaged Cantor Fitzgerald & Co. as “dealer manager” in an attempt to contact a sufficient number of Noteholders to meet the necessary threshold to implement the Exchange Offer without requiring the Restructuring Plan, the outreach may not be sufficient to satisfy the Minimum Tender Condition as described in further detail in paragraph 3.3 (The Company) above. If the Minimum Tender

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Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by the Exchange Offer Expiration Time, the Restructuring Plan will be required to implement the Notes Restructuring.

6.4

Upon implementation of the Restructuring Plan, the Group’s capital structure will be as set out in the table below. In relation to the New ABL Facility, the table sets out the full facility amount. However, as at the date of this Letter only US $21 million had been drawn under the New ABL Facility. In relation to the Notes, the table below sets out the minimum amount of First-Out Notes and the maximum amount of Second-Out Notes which will be issued upon implementation of the Restructuring Plan. This represents the ‘base case’ which is the position if no other Noteholders other than the Supporting Holders participate in the New Money Offering.

	Pre-Restructuring (US)		Post-Restructuring (US)
Facility	$150 million	New ABL Facility[2]	$150 million	New ABL Facility
	$150 million	Notes	$125 million	First-Out Notes
			$60 million	Second-Out Notes
Total	$300 million (plus accrued interest)		$335 million

6.5

The purpose of the Restructuring Plan therefore is to implement the Notes Restructuring in the manner described in and contemplated by the TSA, which will permit the Company and the wider Group to continue its businesses as a going concern, leaving Noteholders better off than in the likely alternative to the Notes Restructuring (see further at Section 7 (Consequences of a Failure of the Restructuring Plan)).

6.6	The Restructuring Plan aims to:

(a)	reduce refinancing risk in relation to the Notes as the maturity of the First-Out Notes will be 1 January 2029 and the Second-Out Notes maturity will be 30 June 2029, rather than 30 November 2026;

(b)

provide the Group with an additional two (2) year runway to maturity for the New Notes, which will ensure a more stable and sustainable capital structure and one that is consistent with and will enable execution of the Turnaround Plan by the Group’s new management team;

(c)	reduce the Group’s risk of delisting from NASDAQ;

(d)

provide the Group with additional liquidity from the New Money Participants, which will improve the ongoing liquidity position of the Group as well as remove certain drawdown restrictions under the New ABL Facility that are in place pending successful implementation of the Notes Restructuring and enable the Group to finance ordinary course operations whilst avoiding sales at a deep discount in an insolvency process;

(e)

provide all Plan Creditors with the opportunity to benefit from the potential upside of the implementation of the Notes Restructuring and the Turnaround Plan through issuing the Common Stock to New Money Participants and Warrants to all Plan Creditors;

(f)	eliminate, reduce, prevent or mitigate the effect of any of the financial difficulties faced by the Group including its ability to carry on as a going concern;

(g)

avoid the Company and other Group companies having to file formal bankruptcy or insolvency proceedings, which would materially impact recoveries for Plan Creditors and mean that the Group’s general unsecured creditors (whose claims will be left unimpaired by the Restructuring Plan, as further detailed at paragraph 12.2 (Who will be Affected by the Restructuring Plan?) below), would not be able to benefit from the Group’s continued operations;

[2]	The New ABL Facility refinanced the US $275 million JPM ABL Facility on 13 August 2025.

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(h)	protect the position of the approximately 4,539 full time and full time-equivalent employees of the Group; and

(i)	maintain commercial relationships with counterparties, including the Group’s key licensors, suppliers and landlords.

7	CONSEQUENCES OF A FAILURE OF THE RESTRUCTURING PLAN

7.1

As discussed in Sections 3 (Background to the Group) and 4 (The Group’s Financial Difficulties), if the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) is not satisfied or waived by the Exchange Offer Expiration Time such that the Exchange Transactions fail, the success of the Turnaround Plan and the future viability of the Group is contingent upon the approval of the Restructuring Plan by the requisite majority of Plan Creditors and the sanction of the Restructuring Plan at the Sanction Hearing (as defined below in paragraph 18.4).

7.2

In particular, if the Exchange Transactions fail and if the Restructuring Plan is not sanctioned by the Court at the Sanction Hearing and such order is not reversed, vacated or stayed within sixty (60) days of entry, the Supporting Holders (including the Backstop Providers) will be entitled to terminate the TSA and the forbearances contained therein will fall away. Furthermore, continued funding under the New ABL Facility is inter-conditional upon sanction of the Restructuring Plan by the Court. If the Sanction Hearing does not occur on or before 12 December 2025 or if the Notes Restructuring is not implemented on or before 30 December 2025 and these milestones are not extended or waived, an event of default will have occurred under the New ABL Facility pursuant to Article VII (Events of Default). In the event that FGI is unable to negotiate a waiver, the occurrence of such an event of default will allow the lenders under the New ABL Facility to terminate the commitments thereunder, accelerate any outstanding obligations at that time and draw stop the New ABL Facility and therefore materially impair the Group’s access to necessary liquidity.

7.3

In those circumstances where an event of default is persisting under the New ABL Facility, the Group’s management consider it likely that the Supporting Holders would seek to terminate the TSA pursuant to Section 13 (Termination Events) thereof. If the TSA is terminated, the Supporting Holders (including the Backstop Providers) would no longer be bound by, among other things, the forbearances granted pursuant to Section 6 (Commitments of the Consenting Noteholders) therein. The security granted in respect of the New ABL Facility would also become enforceable upon the occurrence of the event of default and the lenders under the New ABL Facility may begin to take recovery action in respect of amounts owed to them or the directors of the Group companies will likely conclude that such action is unavoidable and therefore proactively file for insolvency proceedings.

7.4

In such circumstances, the Group’s management consider it is very likely that the Group would lose the support of its consumer base, license partners, suppliers and other key stakeholders, which in turn would negatively impact the Group’s liquidity position and further damage its financial prospects.

7.5

Accordingly, in the event that the Minimum Tender Condition (or any other condition to completing the Exchange Offer without the Restructuring Plan) has not been satisfied or waived as of the Exchange Offer Expiration Time, the Company is required, pursuant to the TSA and as a result of the likely impact of a “going concern” disclosure in the Group’s third quarter 2025 10-Q in the event the Notes Restructuring is not implemented before the accounts are issued on 13 November 2025, to proceed with the Restructuring Plan. If the Restructuring Plan is then not implemented, the Group will face immediate adverse consequences including, among others, difficulty maintaining business, licensing, financing and operational relationships, and a reduced interest in the Group from investors, finance providers and potential purchasers. In such circumstances, the Group will need to pursue alternative near-term restructuring transactions, including potential asset sales delivered through commencement of voluntary cases under Chapter 11 of Title 11 of the United States Code, to address its capital structure and liquidity needs (the “Distressed Sale Scenario”). Given the timing available, it is unlikely that an alternative out of court implementation method for the Notes Restructuring that would leave the Group with a viable capital structure can be implemented. A Distressed Sale Scenario is likely to lead to a materially lower return to

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all Plan Creditors when compared to the expected return under either the Exchange Offer or the Restructuring Plan.

7.6

The Company therefore considers that if the Restructuring Plan is not approved, the Distressed Sale Scenario is the most likely alternative to the Restructuring Plan, and thus the “relevant alternative” for the purposes of Part 26A of the Companies Act 2006 (as amended) (the “Relevant Alternative”).

7.7

The Company has obtained preliminary analysis from Ankura Consulting (Europe) Limited (“Ankura”) as to the likely outcomes for Plan Creditors in the event that the Restructuring Plan is not successful. This analysis is ongoing and will be set out in Ankura’s relevant alternative report (the “Relative Alternative Report”), which will be finalised prior to the Convening Hearing and will be summarised in a document which will provide a more detailed explanation of the Restructuring Plan and the voting process (the “Explanatory Statement”).

7.8

It is understood that the Relevant Alternative Report will show that each Plan Creditor’s potential recoveries should the Notes Restructuring be implemented would be better than its recoveries in the Relevant Alternative.

7.9

The preliminary report provided by Ankura estimates that the returns to Plan Creditors in the Distressed Sale Scenario will be as set out in the table below. This would be less than the anticipated repayment in full under the First-Out Notes and Second-Out Notes under the Restructuring Plan.

Estimated Returns to Plan Creditors Distressed Sale Scenario
	Claim (USD)	Recovery %
Senior Unsecured Notes	154 million[3]	44% - 78%

7.10

The price achievable for the business in Chapter 11 of Title 11 of the United States Code will depend upon the available funding and time and increases the risk that licensors may exercise termination rights. Accordingly, the Group’s management believes that the outcome in this scenario is likely to be at the lower end of the range. The Directors of the Company agree with the estimate contained in the table above. However, the Directors emphasise that the calculations above represent estimated restructuring values and have been prepared solely for purposes of the Restructuring Plan and filing with the Court. The calculations are not required by, or prepared in accordance with, generally accepted accounting principles in the United States and have not been reviewed or commented upon by the Group’s auditors, Deloitte & Touche LLP. There can be no assurance that the estimates will prove accurate.

7.11

Further details of the Relevant Alternative will be included in the Explanatory Statement required to be sent to Plan Creditors, which will contain all information reasonably necessary for Plan Creditors to make an informed decision about the merits of the Restructuring Plan.

8	PROPOSAL OF THE PLAN

8.1	The Directors of the Company have proposed the Restructuring Plan in order to implement the Notes Restructuring for the following reasons:

(a)

the benefit to the Company and to the rest of the Group of the implementation of the Notes Restructuring via the Restructuring Plan as described in further detail in the previous sections, which will in turn benefit the Plan Creditors, not least as they are expected to be no worse off with respect to their recoveries should the Restructuring Plan be sanctioned than they would in the Relevant Alternative; and

(b)	the likely negative alternative outcomes for Plan Creditors if the Restructuring Plan is not approved and/or the Notes Restructuring is not completed.

[3]	US $154 million assumed to include accrued interest from November 2025 to completion of the Distressed Sale Scenario

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9	RESTRUCTURING PLAN

9.1	If approved, the Restructuring Plan will provide, among other things, for the following:

(a)	the provision to the Group of US $32.5 million of New Money;

(b)	the granting of guarantees and security in favour of the New Notes;

(c)	the issuance of the Plan Consideration to the Plan Creditors and the cancellation of the Notes;

(d)

the execution of a deed of release that will confirm the releases effected under the Restructuring Plan as against, amongst others, the Company and FGI arising out of or in connection with, among other things, the preparation, negotiation, sanction, execution or implementation of the TSA, the Restructuring Plan, and the documents relating to the Restructuring Plan; and

(e)

a grant of authority for the Company, FGI and the relevant parties to execute the documents required to implement the Notes Restructuring and, among other things, give effect to paragraphs (a) to (d) above and the Notes Restructuring on behalf of the Plan Creditors (the “Implementation Documents”).

9.2	Final drafts of the Implementation Documents will be made available for review by the Plan Creditors through the Plan Website following the Convening Hearing.

10	CONDITIONS TO THE EFFECTIVENESS OF THE RESTRUCTURING PLAN

10.1

In order for the Restructuring Plan to become effective, it must be approved by a number representing at least 75% in value of the Plan Creditors (by reference to the principal amount of Notes) who are present and voting (in person or by proxy) at the Plan Meeting.

10.2

Even if the Plan Creditors approve the Restructuring Plan by the requisite majority and the Restructuring Plan is sanctioned by the Court, the Restructuring Plan will only be implemented if and when each of the conditions are satisfied or waived, including (but not limited to) the following:

(a)	a certificated copy of the order of the Court sanctioning the Restructuring Plan being filed with the Registrar of Companies for England and Wales;

(b)

a Notice of Effectiveness being filed with the SEC, a copy of which will be available by visiting EDGAR on the SEC website at www.sec.gov, for each of the Registration Statements, providing that such Registration Statements are effective;

(c)

all relevant regulatory approvals, which the Company determines in its sole discretion are required for the Company to implement the Restructuring Plan, being obtained (or otherwise waived by the Company in its sole discretion);

(d)	no defaults or events of defaults having occurred and/or be continuing under the New ABL Facility;

(e)	the provision to the Group of the New Money (as detailed in paragraphs 5.9 and 5.13 (New Money Offering and Backstop Commitments));

(f)	the issuance of the Warrants (as detailed in paragraph 5.14(b)(i) (Warrants));

(g)	the Group obtaining consents from certain licensors to waive any defaults or events of default arising as a result of the Notes Restructuring (amongst other matters);

(h)

the approval of the Consent Solicitation to effect the Governing Law Change. It is anticipated that this will be effective before the Convening Hearing, with the support of a sufficient proportion of the Noteholders, including the Supporting Holders; and

(i)	the Plan Documents being in Agreed Form.

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10.3

Further detail as to conditions precedent will be provided in the Explanatory Statement that will be made available to the Plan Creditors if the Court gives permission to the Company to convene the Plan Meeting.

11	CONVENING HEARING

11.1	The Convening Hearing is expected to take place on or after 15 October 2025 in the Companies Court, Royal Courts of Justice, 7 Rolls Building, Fetter Lane, London EC4A 1NL, United Kingdom.

11.2

Confirmation of the date, precise time and location of the Convening Hearing will be sent to you in a supplement to this Letter via the Information Agent and the Plan Website and, to the extent necessary under SEC rules, available to you by visiting EDGAR on the SEC website at www.sec.gov as soon as it has been finally fixed by the Court.

11.3

Plan Creditors are entitled to attend the Convening Hearing in person or through counsel and to make representations at the Convening Hearing, although they are not obliged to do so. Plan Creditors who wish to attend the Convening Hearing in person or through counsel should contact the Information Agent, and, if relevant, the Retail Advocate (see further detail at Section 19 (Retail Advocate)), using the contact details set out at Section 20 (Contact Details and Further Information) as soon as practicable to obtain instructions for attending the Convening Hearing.

11.4

At the Convening Hearing, the Company will seek orders granting directions in relation to the Restructuring Plan, including permission to convene the Plan Meeting of the Plan Creditors for the purpose of considering and, if thought fit, approving, the Restructuring Plan.

11.5	At the Convening Hearing, the Court will consider whether or not to make an order convening the Plan Meeting. In doing so, the Court will consider:

(a)	the purpose and effects of the Restructuring Plan and the Notes Restructuring (see Sections 5 (Creditors’ Support and Restructuring Overview) and 6 (Purpose of the Restructuring Plan));

(b)	the relevant alternative to the Restructuring Plan (see Section 7 (Consequences of a Failure of the Restructuring Plan));

(c)

class composition (see Section 14 (Proposed Class Constitution of Plan Creditors)) and whether more than one (1) Plan Meeting is required and, if so, what is the appropriate composition of those Plan Meetings;

(d)	whether it has jurisdiction to convene the Plan Meeting (see Section 15 (Jurisdiction, Exercise of Jurisdiction and Recognition)); and

(e)	any considerations or “roadblocks” that might prelude the Court from exercising its sanction discretion at the Sanction Hearing (as defined in paragraph 18.4 below).

11.6	The Company will also draw to the Court’s attention:

(a)	any Creditor Issues (see Section 16 (Plan Creditor Issues)); and

(b)	any (other) issues raised by any Plan Creditor in response to this Letter.

12	WHO WILL BE AFFECTED BY THE RESTRUCTURING PLAN?

12.1

From the date on which the Restructuring Plan becomes effective, the Company, FGI and all Plan Creditors (and each of their successors and assigns) (irrespective of whether or not they voted in favour of the Restructuring Plan), including any non-consenting or opposing minority Plan Creditors whose rights are compromised by the arrangement, will be bound by the terms of the Restructuring Plan.

12.2

All general unsecured claims against the Group (excluding claims arising under or in connection with the Notes) will be unimpaired by the Restructuring Plan. As at 30 August 2025,, the Group had approximately US $424 million unsecured operating liabilities against it, comprising of both short and long term operating expenses relating to, among other things, unsecured trade payables, lease liabilities, payroll,

19

utilities, royalties and taxes. As these are core operational costs and essential to ensure the continuity of the business, they will remain unimpaired by the Restructuring Plan.

13	THE PLAN MEETING AND VOTING

Who is a Plan Creditor and who is entitled to vote?

13.1

If, at the Convening Hearing, the Court grants permission to convene the Plan Meeting of the Plan Creditors for the purpose of considering and, if thought fit, approving, the Restructuring Plan, the Plan Creditors will be entitled to vote on the Restructuring Plan.

13.2

Under the provisions of Part 26A of the Companies Act 2006 (as amended), a restructuring plan may be made between a company and its creditors (or a class of its creditors). The Restructuring Plan will alter the rights of the Plan Creditors.

13.3

A creditor under the Notes is any person who may have a claim against the Company in respect of the Notes. As the Notes are securities that are held in global form, the creditors under the Notes comprise:

(a)

the Notes Trustee who, whilst having no economic interest in the Notes, is nevertheless a creditor of the Company by virtue of its right to enforce payments due in respect of the Notes pursuant to various clauses in the Notes Indenture;

(b)	Cede & Co. as nominee for DTC who, whilst also having no economic interest in the Notes, is nevertheless a creditor of the Company as it is the registered legal holder of the Notes in global form;

(c)

the DTC Participants (as defined below) who hold their beneficial interests in the Notes in book-entry form through DTC. Generally, DTC Participants are large banks, broker-dealers or other major financial institutions, which hold securities accounts with DTC and prime brokerage clients (the “DTC Participants”). DTC Participants may hold beneficial interests in the Notes for their own account (in which case they will be Noteholders) or as agents for the account of their clients (in which case they have no economic interests in the Notes, and may be known as “intermediaries” or “participants”). Cede & Co., as nominee for DTC, is the registered holder of the Notes held by DTC Participants and the Notes Trustee acts as custodian of the Notes held by DTC Participants; and

(d)

those Noteholders who have beneficial interests in the Notes and who are the owners of the ultimate economic interest in the Notes, which they may hold directly or through an intermediary or participant. In the context of the Restructuring Plan, the Noteholders are considered contingent creditors of the Company as a result of their entitlement (pursuant to the terms of the Notes Indenture) to exchange their beneficial interests in the global certificates representing the Notes for individual certificated notes (registered in their names) in certain limited circumstances. The Noteholders may hold their beneficial interest indirectly via DTC Participants or may hold their beneficial interest via other nominees, with these nominees in turn holding beneficial interests via DTC Participants. These nominees are not creditors because they hold no real economic interest in the Notes, nor are they shown as holding a beneficial interest in the Notes in the records of DTC.

13.4

To avoid double counting in respect of the Restructuring Plan claims, it is not currently intended that the Notes Trustee, Cede & Co. or the DTC Participants (to the extent acting as agents for the account of their clients) will exercise any voting rights to which they may be entitled as creditor under the Notes at the Plan Meeting (leaving the exercise of any such voting rights to the relevant Noteholders, being the persons with the underlying economic and beneficial interest in the Notes).

13.5

A Noteholder, pursuant to sub paragraph 13.3(d) (Who is a Plan Creditor and who is entitled to vote?) above, will be a Plan Creditor for the purposes of this Letter and the Restructuring Plan if such interests are held at the Record Date (as defined in paragraph 18.11 (Other Key Dates) below), except where any Noteholder is prohibited from voting their Notes by applicable law or regulation (including as a result of being a Sanctions Disqualified Person (as defined below)).

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13.6	Only Plan Creditors are entitled to vote at the Plan Meeting.

13.7

Any Plan Creditor wishing to vote on the Restructuring Plan, that has not already submitted their proxy in accordance with the Exchange Offer or their Plan Creditor Letter (as defined below) to the Information Agent in accordance with the Exchange Offer, must complete (or, in respect of Plan Creditors holding their Notes through the DTC, procure that their account holder in DTC completes on their behalf) a Plan Creditor Letter on the Plan Website and submit it by sending a scanned pdf to the Information Agent at registration@epiqglobal.com (with the subject line to include “Fossil”) by no later than the Voting Instructions Deadline (as defined below in paragraph 18.1 (Next Steps and Key Dates)) in order to:

(a)	evidence their claims in respect of the Restructuring Plan; and/or

(b)	vote, or appoint a proxy to vote on their behalf, at the Plan Meeting (and give the necessary confirmations in order to vote).

13.8	No Plan Creditor will be entitled to vote at the Plan Meeting if they:

(a)

are the target of any economic or financial sanctions laws or regulations, as amended from time to time, administered, enacted, or enforced by the United States, the United Kingdom, the United Nations, the European Union or any member states thereof, and any other jurisdiction applicable to the Group (“Sanctions”) (including, without limitation, by reason of ownership, control or agency (in accordance with applicable Sanctions laws or regulations) by or with any person that is the target of any applicable Sanctions laws or regulations) that (A) prohibit them from dealing with the Notes or being offered, or otherwise accepting or receiving, any applicable related fees, or (B) prohibit them from otherwise engaging in any transaction in respect of the Restructuring Plan; or

(b)

hold any direct or indirect interest in the Notes through a DTC Participant, custodian or other member or participant in the clearing system that is described in sub-paragraph (a) above such that the DTC Participant, custodian or other member or participant in the clearing system would be subject to the same prohibitions as those described in sub-paragraph (a) above, except (subject to obtaining any relevant Required Licences (as defined below)) in circumstances where the dealing and/or other engagement in respect of the Notes in connection with the Restructuring Plan are not required to be conducted through that DTC Participant, custodian or other member or participant in the clearing system (a “Sanctions Disqualified Person”), from the time of receipt of their Plan Creditor Letter to the date of the Plan Meeting.

13.9

The Company is continuously evaluating required steps to ensure continued compliance with its obligations under applicable Sanctions laws and regulations. As such, the Company may determine in its absolute discretion that authorisation from competent Sanctions authorities may be required in connection with, and to implement, the Notes Restructuring and that certain licences may be required in advance of the Plan Meeting (collectively referred to as the “Required Licences”).

14	PROPOSED CLASS CONSTITUTION OF PLAN CREDITORS

14.1

Under the terms of the Practice Statement, it is the responsibility of the Company to formulate the class or classes of creditors for the purpose of convening meetings to consider and, if thought fit, approve the Restructuring Plan. If the legal rights (not their commercial or any other interests) of the creditors in the Relevant Alternative are so different or would be affected so differently by the Restructuring Plan as to make it impossible for them to consult together with a view to their common interest, they must be divided into separate classes and a separate meeting must be held for each class of creditor. Conflicting interests are matters that may properly be taken into account at the sanction stage, but do not go to class composition. It is also necessary to consider whether the legal rights of those who are to be affected by the Restructuring Plan proposed are such that the Restructuring Plan can be seen as a single arrangement; or ought the Restructuring Plan to be regarded, on a true analysis, as a number of linked arrangements. The final decision on the appropriate composition of any meeting convened to consider the Restructuring Plan will be a matter for the Court at the Convening Hearing.

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14.2

The Directors have considered: (i) the existing and prospective rights of the Plan Creditors against the Company in the absence of the Restructuring Plan; (ii) the rights of the Plan Creditors under the Restructuring Plan; and (iii) the likely recoveries of the Plan Creditors in the Relevant Alternative (based on the preliminary conclusions of the analysis undertaken by Ankura and as will be detailed in the Relative Alternative Report, a copy of which will be made available to the Plan Creditors after the Convening Hearing). Having considered these rights and taken legal advice (privilege in respect of which has not been waived), the Company has concluded that it is appropriate that the Plan Creditors vote in a single class meeting, such that there should be one (1) Plan Meeting for the reasons outlined below.

“Rights in” Analysis

14.3

The Company considers that the rights of the Plan Creditors against the Company as between themselves are each the same, or not so dissimilar as to make it impossible for them to consult together with a view to their common interest. The Company places particular reliance on the following matters:

(a)	as unsecured creditors of the Company, the liabilities owed to the Plan Creditors rank pari passu as between themselves pursuant to the same Notes Indenture;

(b)

with the exception of the Backstop Premium (which is addressed below), the Plan Creditors will be offered their pro rata entitlement to the same consideration and treatment under the Restructuring Plan;

(c)

all Plan Creditors are being offered the opportunity to participate in the New Money Offering, obtain the New Money Premium and exchange their Notes for First-Out Notes, rather than Second-Out Notes. As such, all Plan Creditors at the time of the class meeting will have received the same right, namely, the right to participate in the New Money Offering and obtain the New Money Premium;

(d)

as far as the Company is aware, only Nantahala, as a shareholder of FGI (holding less than 10% of the Common Stock), has any other material rights in respect of the Group. This right, however, is not held in its capacity as Noteholder and as such is not a relevant right for the purposes of determining class issues; and

(e)

if the Restructuring Plan is not implemented, the rights of the Noteholders in the Relevant Alternative would be materially the same. Accordingly, in the event that the Restructuring Plan fails, each of the Plan Creditors would secure materially similar levels of recovery in proportion to their existing interests in the Notes in the Relevant Alternatives (see further at Section 7 (Consequences of a Failure of the Restructuring Plan) above). Further, it is noted that Nantahala’s shareholding will be out of the money.

“Rights out” analysis

14.4

The Company considers that the rights offered to the Plan Creditors under the Restructuring Plan are not so dissimilar so as to make it impossible for them to consult together with a view to their common interest as:

(a)

with the exception of the Backstop Premium (which is addressed below), all Plan Creditors are being given the same opportunity to become a New Money Participant up to and including the date of the Voting Instructions Deadline. They are also therefore being given the same opportunity to exchange their Notes for First-Out Notes, receive First-Out Notes for their participation in the New Money and receive the New Money Premium; and

(b)	Plan Creditors are being allocated their pro rata share of the Warrants, which are exercisable on the same terms and for the same class of Common Stock or for Pre-Funded Warrants, at their election.

14.5

The Company accepts that, in the event that a Plan Creditor does not elect to participate in the New Money Offering, such Plan Creditor will receive Second-Out Notes which, among other things, incur a 2% per annum lower coupon than the First-Out Notes and rank behind the First-Out Notes in terms of payment.

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The Second-Out Notes also have a later maturity date of 30 June 2029 than the First-Out Notes which have a maturity date of 1 January 2029.

14.6

Notwithstanding the differences in rights referred to in paragraph 14.5 (“Rights out” analysis) above, the Company does not consider that the Plan Creditors who will ultimately receive Second-Out Notes form a separate class to those Plan Creditors who do participate in the New Money Offering and receive First-Out Notes as Plan Consideration for the purpose of voting on the Restructuring Plan, for the following reasons:

(a)

the New Money Offering is made to all Plan Creditors pro rata to their existing holdings in the Notes (regardless of whether or not they consent to the Restructuring Plan). They all have the same right to lend New Money and receive First-Out Notes or to choose not to lend New Money and to receive Second-Out Notes; and

(b)

the Plan Creditors’ choice in this regard remains open until after the Plan Meeting such that, in addition to the same offering being made to all Plan Creditors, as a practical matter, at the time the Plan Meeting is held, the Company will not be able definitively to identify which Plan Creditors would fall into which class.

14.7	The Company has also considered whether the matters set out in the following paragraphs give rise to class issues and have concluded that they do not.

Impact of signing the TSA

14.8

The Company does not consider that the Plan Creditors who executed or acceded to the TSA need to be put into a separate class to other Plan Creditors who did not accede to the TSA for the purpose of voting on the Restructuring Plan, as:

(a)	the Restructuring Plan will affect the rights of each Plan Creditor in the way described in this Letter, regardless of whether a Plan Creditor has acceded to the TSA; and

(b)

no additional fees are payable to the Supporting Holders or any other Plan Creditor as a result of entering into the TSA other than the Backstop Premium and costs coverage for the Supporting Holders (each as described further below), which ensures that the Company will have the funding needed to support its operations.

Impact of the fees payable in connection with the Restructuring Plan

14.9

As noted below, the Company has considered whether any of the fees have an impact on the classification of the Plan Creditors for the purposes of voting on the Restructuring Plan and has concluded that none (taken either individually or cumulatively) are sufficiently material to impact the proposed class constitution.

14.10	For illustrative purposes, we set out below the overall internal rate of return under the New Notes as calculated by Ankura as follows:

Internal Rate of Return[4]
Backstop Providers	Noteholders who elect to participate in the New Money Offering and are not Backstop Providers	Noteholders who do not elect to participate in the New Money Offering
14.79%	14.27%	9.58%

(a)	Impact of the Backstop Premium

(i)

The Backstop Premium is described at paragraph 5.9 (New Money Offering and Backstop Commitments) above. The aggregate amount of the Backstop Premium is 5.00% of the amount of each Supporting Holder’s Backstop Commitment. The aggregate of the Backstop Premium is US $1,625,000, which is payable as additional First-Out Notes. The Backstop Premium will

[4]	Assumes that all Warrants are exercised and the current composition of Backstop Providers remains unchanged.

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be payable to the Supporting Holders that executed the TSA and committed to provide the full amount of the New Money Offering, to the extent other Noteholders do not elect to participate in the New Money Offering.

(ii)

The Company has considered whether the Backstop Premium under the TSA gives rise to any issues with the class composition of the Plan Creditors for the purposes of voting on the Restructuring Plan. The Company has concluded that it does not, for the following reasons:

(A)

the quantum of the Backstop Premium (which is payable on the best terms reasonably available to the Group) represents a fair market price and is being paid in return for the provision of a commercial debt backstopping service involving the assumption of risk by each Supporting Holder. Based on advice from its financial advisers, the Company considers that the TSA was entered into, and the terms of the Backstop Premium were agreed, on an arm’s length basis for negotiated market terms without any element of bounty;

(B)

the Company considers that backstopping the New Money Offering is necessary for ensuring that the Group has access to the full amount of the New Money Offering. Given the composition of the Noteholders and the substantial number of retail Noteholders, there is a material risk that absent the backstop arrangements and associated Backstop Premium, the New Money Offering will not be fully subscribed. Securing the commitments to provide the New Money in advance of launching the Notes Restructuring is crucial to ensure the Group can address and alleviate its liquidity needs, including by increasing availability under the New ABL Facility;

(C)	the Backstop Premium becomes payable upon certain events including, but not limited to, the completion of the Notes Restructuring, and it is not payable if the Notes Restructuring does not occur; and

(D)

having regard to: (i) the size of the Backstop Premium (US $1,625,000 of additional First-Out Notes) and the returns expected to the Backstop Providers on an internal rate of return-basis as a result of providing the Backstop Commitment (approximately 14.79%), when compared to the predicted returns to those Noteholders who participate in the New Money Offering (14.27%) and those that do not under the Restructuring Plan (9.58%); and (ii) the returns that Plan Creditors would make in the Relevant Alternative, the Company considers that the quantum of the Backstop Premium is not material as it’s a small part of the overall recovery (from an internal rate of return perspective 0.52%), it is unlikely that a Plan Creditor who considered the substantive aspects of the Restructuring Plan to be against their interests would be persuaded by payment of the Backstop Premium to vote in favour of the Restructuring Plan.

(b)	Impact of the New Money Premium on the Existing Shareholders

The Company has considered whether the New Money Premium gives rise to any class issues with respect to the existing shareholders of FGI (the “Existing Shareholders”) (whose shareholdings will be diluted by virtue of the Restructuring Plan). The Company has concluded that it does not, because FGI already has authorised but unallocated share capital in an amount in excess of the proposed New Money Premium. As such, the Company is not presently proposing for FGI to propose a separate but codependent restructuring plan or to convene a Plan Meeting of a class comprising the Existing Shareholders.

(c)	Impact of the issuance of the Warrants

The Company does not consider that the issuance of the Warrants to those that elect to receive them causes such Plan Creditors to be put in a separate class for the purposes of voting on the Restructuring Plan for the following reasons:

(i)

as discussed in paragraph 5.14(b) (Warrants) above, the Warrants are being offered to all Plan Creditors and are exercisable on the same terms and for the same class of Common Stock or Pre-Funded Warrants, at their election; and

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(ii)	the Warrants will not be issued if the Notes Restructuring (whether by means of the Restructuring Plan or the Exchange Transactions) does not occur.

(d)	Impact of the payment of advisers’ fees for the Consenting Noteholders under the TSA

FGI has agreed to cover the costs of certain professional advisers incurred in connection with the negotiation and implementation of the Restructuring Plan and related matters for HG Vora. The Company does not consider that any Plan Creditors whose adviser costs have been covered need to be put in a separate class to the other Plan Creditors in the same class for the purposes of voting on the Restructuring Plan for the following reasons:

(i)

the Company does not consider that the payment of costs, charges and expenses incurred by the HG Vora’s advisers represents a net “benefit” to HG Vora. All costs, charges and expenses incurred by the HG Vora’s advisers in connection with the negotiation, preparation and implementation of the Restructuring Plan will be covered by FGI in accordance with certain fee arrangement letters entered into by the applicable parties. Accordingly, the payment of these advisers’ fees will occur independently from the process of the Restructuring Plan (in accordance with certain fee arrangement letters entered into by the applicable parties) and will not be contingent upon the sanction of the Restructuring Plan;

(ii)

the fees relate solely to the negotiation of the Notes Restructuring and the implementation thereof and would not have arisen if the Notes Restructuring were not to take place. Accordingly, the payment of HG Vora’s fees does not represent a net “benefit” to HG Vora in the usual sense;

(iii)

HG Vora’s advisers have assisted the Company’s advisers in drafting the documents relating to the Notes Restructuring and devising the transaction structure. Accordingly, the work carried out by the relevant advisers will inure to the benefit of all Plan Creditors and the obligation to pay the relevant fees extends only to reasonable fees actually incurred; and

(iv)

the Company is not aware of any fees incurred by any other Plan Creditor in relation to the Restructuring Plan. In addition, no other advisers have emerged and there is no reason to believe that any other Plan Creditor will be left out of pocket.

(e)	Impact of the Consent Premium

The Consent Premium is payable in relation to the Consent Solicitation process that has been completed prior to the launch of this Practice Statement Letter. Given that:

(i)	all Plan Creditors were given equal opportunity to vote on the Consent Solicitation and therefore become entitled to receive the Consent Premium; and

(ii)	the payment of the Consent Premium will occur independently from the process of the Restructuring Plan and will not be contingent upon the sanction of the Restructuring Plan,

the Company does not consider that the Consent Premium constitutes part of the Plan Consideration and therefore those receiving the Consent Premium do not need to be put in a separate class to the other Plan Creditors in the same class for the purposes of voting on the Restructuring Plan.

14.11

For the reasons set out above, the Company considers that the rights of the Plan Creditors are not so dissimilar so as to make it impossible for them to consult together with a view to their common interest. It is therefore proposed that a single Plan Meeting of the Plan Creditors be convened for the purposes of considering, and if the Plan Creditors think fit, approving the Restructuring Plan.

14.12

If any Plan Creditor has comments as to the proposed class constitution of Plan Creditors, or any other concerns which they consider should be raised with the Court, they should in the first instance contact the Retail Advocate or the Information Agent (as appropriate) and Weil, Gotshal & Manges LLP, as legal advisers to the Company, using the contact details set out at Section 20 (Contact Details and Further Information) as soon as practicable.

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15	JURISDICTION, EXERCISE OF JURISDICTION AND RECOGNITION

Jurisdiction

15.1	The Company considers that the Court has jurisdiction to sanction the Restructuring Plan on the following basis:

(a)

The Company is liable to be wound up: the Company is incorporated in England and Wales and is therefore liable to be wound up under the Insolvency Act 1986. Therefore, the Company is a “company” within the meaning of section 895(2) of the Companies Act 2006 (as amended);

(b)

Compromise or Arrangement: it is necessary for the proposals under the Restructuring Plan to be a “compromise or arrangement” between the Company and the Plan Creditors. The Restructuring Plan contains the requisite elements of “give and take” in respect of the Plan Creditors in order to constitute an “arrangement” for these purposes (see Sections 5 (Creditors’ Support and Restructuring Overview) and 6 (Purpose of the Restructuring Plan) above that set out the consideration given);

(c)

Financial Difficulties: to invoke the Court’s jurisdiction, it must be shown that the applicant company has encountered or is likely to encounter financial difficulties that are affecting or will or may affect its ability to carry on business as a going concern. If the Restructuring Plan is not sanctioned the Company will encounter significant financial difficulties, described above, which will affect its (and the Group’s) ability to carry on business as a going concern. The purpose of the Restructuring Plan is to eliminate, reduce or mitigate the effect of the Company and the Group’s financial distress; and

(d)	Purpose: as explained above in Section 6 (Purpose of the Restructuring Plan), the purpose of the Restructuring Plan is to eliminate, reduce or mitigate the effect of the Company’s financial distress.

15.2	The Company therefore considers that it has jurisdiction to propose the arrangement and compromise set out under the Restructuring Plan with the Plan Creditors.

Recognition

15.3

The United States of America represents one of the most significant jurisdictions in terms of the Group’s assets and revenues and accordingly the Company intends to make applications for recognition of the Restructuring Plan (as set out further below) in order to ensure that the Restructuring Plan has utility in the United States of America.

15.4

The Company expects to obtain an opinion from a New York law independent expert in relation to the Governing Law Change and the likelihood of receiving a U.S. Chapter 15 Recognition Order (as defined below).

15.5

The Group also has operations in certain other jurisdictions. However, the Company considers the key jurisdiction in respect of which an opinion should be sought is New York law given: (i) the previous governing law of the Notes; and (ii) the nature of the claims proposed to be compromised.

15.6

The Company intends to file a petition for recognition of the Restructuring Plan under Chapter 15 of Title 11 of the United States Code (the “U.S. Bankruptcy Code”), which provides for the recognition of foreign proceedings in the United States via entry of an order by the applicable United States bankruptcy court granting recognition of the Restructuring Plan (the “U.S. Chapter 15 Recognition Order”).

15.7

Having sought expert advice (a summary of which will be incorporated in the Explanatory Statement), the Directors consider it likely that the Restructuring Plan and the compromises it effects will be recognised in the United States of America pursuant to a U.S. Chapter 15 Recognition Order should the Restructuring Plan be sanctioned.

15.8	Consequently, the Company considers that if the Court sanctions the Restructuring Plan, it will serve a substantial purpose.

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15.9

The Plan Creditors should be aware that any issues affecting the jurisdiction of the Court to convene the Plan Meeting and to sanction the Restructuring Plan should be raised and considered at the Convening Hearing. Please see Section 16 (Plan Creditor Issues) below for further detail.

15.10

If any Plan Creditor has comments in relation to issues affecting the jurisdiction, or any other concerns which they consider should be raised with the Court, they should in the first instance contact the Retail Advocate or the Information Agent (as appropriate) and Weil, Gotshal & Manges LLP, as legal advisers to the Company, using the contact details set out at Section 20 (Contact Details and Further Information) as soon as practicable.

16	PLAN CREDITOR ISSUES

16.1

This Letter is intended to provide Plan Creditors with sufficient information regarding the Restructuring Plan and the proposals for convening the Plan Meeting of Plan Creditors, so that, should they wish to raise:

(a)	any issues which may arise as to the constitution of the Plan Meeting, or which otherwise affect the conduct of the Plan Meeting;

(b)	any issues as to the existence of the Court’s jurisdiction to sanction the Restructuring Plan;

(c)	any issues relevant to the conditions to be satisfied pursuant to section 901A of the Companies Act 2006 (as amended); or

(d)	any other issue not going to the merits or fairness of the Restructuring Plan, but which might lead the Court to refuse to sanction the Restructuring Plan,

(together, “Creditor Issues”), they may attend and be represented before the Court at the Convening Hearing. Details of the Convening Hearing are set out in Section 11 (Convening Hearing) of this Letter.

16.2

If a Plan Creditor has Creditor Issues which they consider should be raised with the Court, they should in the first instance contact the Retail Advocate or the Information Agent (as appropriate) and Weil, Gotshal & Manges LLP, as legal advisers to the Company, using the contact details set out at Section 20 (Contact Details and Further Information) as soon as practicable.

16.3	The Plan Creditors should take advice from their legal and other professional advisers if they have any concerns in relation to the matters set out in this Letter.

16.4

The Company currently expects that the Plan Meeting of the Plan Creditors in respect of the Restructuring Plan will be held on Thursday, 6 November 2025. The date on which the claims of Plan Creditors under the Restructuring Plan are to be determined by the Company (i.e. the Record Date) is expected to be 27 October 2025. The Explanatory Statement is expected to be circulated to the Noteholders following the Convening Hearing and will include further details in relation to the Restructuring Plan.

16.5

The Plan Creditors should be aware that the Court has indicated that issues which may arise as to the constitution of the Plan Meeting or which otherwise affect the conduct of that meeting or which affect the jurisdiction of the Court to sanction the Restructuring Plan should be raised at the Convening Hearing. By virtue of this Letter, the Plan Creditors are afforded an opportunity to raise any such issue. If they do not do so, while the Plan Creditors will still be able to appear and raise objections at the Sanction Hearing, the Court is likely to expect them to show good reason why they did not previously raise the issue. The Plan Creditors are therefore strongly encouraged to raise any Creditor Issues prior to, or at, the Convening Hearing.

16.6

It is important to note that Plan Creditors are also able to raise other issues at the Convening Hearing but, consistent with the Court’s usual approach, issues relating to fairness of the Restructuring Plan will likely only be considered by the Court at the Sanction Hearing in due course if the Restructuring Plan is approved by the requisite majority of Plan Creditors who vote in favour of the Restructuring Plan at the Plan Meeting.

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16.7

If the Court orders the Plan Meeting to be convened at the Convening Hearing, the Plan Creditors will have the opportunity to raise objections at the Sanction Hearing, at which the Court will decide whether to exercise its discretion to sanction the Restructuring Plan (assuming that the Restructuring Plan is approved at the Plan Meeting by the requisite majorities of Plan Creditors). In this case, the Sanction Hearing is anticipated to be held on 10 November 2025 (or such other date as will be notified to the Plan Creditors). Further details will be made available to the Plan Creditors by announcement via the Plan Website, DTC and, to the extent necessary under SEC rules, by visiting EDGAR on the SEC website at www.sec.gov.

17	PLAN WEBSITE AND INFORMATION

17.1

The Information Agent has set up the Plan Website at https://dm.epiq11.com/fossil to disseminate information about the Restructuring Plan and to facilitate the implementation of the Restructuring Plan. Plan Creditors may download documents relating to the Restructuring Plan from the Plan Website.

17.2

Any Plan Creditors wishing to register online should do so via the Plan Website and should contact the Information Agent using the details set out at Section 20 (Contact Details and Further Information) below if they have any queries including about the registration process, or if they encounter any technical difficulties in accessing any document via the Plan Website or have questions of a general nature regarding the Restructuring Plan.

18	NEXT STEPS AND KEY DATES

18.1

The Company’s anticipated process and proposed timeline for the Restructuring Plan is set out below. Any changes to this timeline will be communicated to the Plan Creditors by the Information Agent via a notice published on the Plan Website, a copy of which will be, to the extent necessary under SEC rules, available to you by visiting EDGAR on the SEC website at www.sec.gov.

Anticipated Process and Timeline

Steps	Key Date
Convening Hearing	Wednesday, 15 October 2025

Distribution of the Explanatory Statement, invitation to submit Plan Creditor Letters, and notice of the time and date of the Plan Meeting	Wednesday, 15 October 2025

Record Date (as defined in paragraph 18.11 (Other Key Dates) below)	Monday, 27 October 2025

Voting Instructions Deadline	10.00 p.m. (London time) / 5.00 pm (New York City time) on Monday, 3 November 2025

Plan Meeting	On or after 2.00 pm (London time) / 9.00 am (New York City time) on Thursday, 6 November 2025

Sanction Hearing	Monday, 10 November 2025

Convening Hearing, Plan Meeting, Sanction Hearing

18.2

As noted above, the Convening Hearing is expected to take place on 15 October 2025 in the Companies Court, Royal Courts of Justice, 7 Rolls Building, Fetter Lane, London EC4A 1NL, United Kingdom. Plan Creditors will be notified in advance if there is a change to the proposed date.

18.3

If leave to convene the Plan Meeting is granted by the Court at the Convening Hearing, Plan Creditors will be notified in accordance with the directions of the Court of the time, date and venue of the Plan Meeting, how the Plan Creditors may vote at that meeting including via the Plan Creditor Letter (see paragraph 13.7

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above (Who is a Plan Creditor and who is entitled to vote?)), the Company will also make available the Plan Documents in accordance with paragraphs 18.6 to 18.9 (Plan Documents) (inclusive) below and provide further detail of the terms of the proposed Restructuring Plan. As noted above, the Company anticipates that the Plan Meeting will take place on or after 2.00 pm (London time) on 6 November 2025.

18.4

Following the Plan Meeting, provided that the requisite majorities of the Plan Creditors vote in favour of the Restructuring Plan, the Company will apply at a further hearing for an order sanctioning the Restructuring Plan (the “Sanction Hearing”). The Sanction Hearing is currently expected to be held on or after 10 November 2025. The Company will notify Plan Creditors of the precise time of the Sanction Hearing through the Information Agent via the Plan Website and, to the extent necessary under SEC rules, by posting a notice on EDGAR on the SEC website at www.sec.gov and will communicate any change to the date of the Sanction Hearing in the same manner.

18.5	At the Sanction Hearing, the Court will consider whether or not to make an order sanctioning the Restructuring Plan. In doing so, the Court will consider whether:

(a)

the provisions of the statute have been complied with. This will include questions of class composition, whether the statutory majorities were obtained, and whether an adequate explanatory statement was distributed to the Plan Creditors;

(b)	the class of Plan Creditors was fairly represented by those who attended the Plan Meeting and the statutory majority were acting in a bona fide manner;

(c)	the Restructuring Plan is a fair restructuring plan which a creditor could reasonably approve; and

(d)	there is any “blot” or defect in the Restructuring Plan that would, for example, make it unlawful or in any other way inoperable.

Plan Documents

18.6	Following the Convening Hearing, the following documents in connection with the Restructuring Plan will be made available:

(a)	a notice convening the Plan Meeting;

(b)	the Explanatory Statement relating to the Restructuring Plan, which will provide a more detailed explanation of the Restructuring Plan and the voting process;

(c)	the Restructuring Plan, which will be included as an appendix to the Explanatory Statement;

(d)	certain of the Implementation Documents including the indentures for the New Notes, which will be included as appendices to the Explanatory Statement;

(e)

a voting and proxy form which will also be included as an appendix to the Explanatory Statement (a “Plan Creditor Letter”) containing, among other things, the forms and documents that the Plan Creditors will need to (or their DTC Participant on their behalf needs to) complete in order to: (i) vote at or to appoint a proxy to attend the Plan Meeting; and (ii) participate in the New Money Offering as a New Money Participant; and

(f)	any documentation which may accompany the foregoing,

(together, the “Plan Documents”).

18.7

The Plan Documents will be made available to the Plan Creditors by the Information Agent, including via the Plan Website (the access to and registration for which is explained in paragraph 1.6(a) (Purpose of this Letter) above), copies of which will also be, to the extent necessary under SEC rules, available to you by visiting EDGAR on the SEC website at www.sec.gov. If any amendments or modifications are made to the Plan Documents, then such amended or modified documents will also be made available to Plan Creditors on the Plan Website, copies of which will also be, to the extent necessary under SEC rules, available to you by visiting EDGAR on the SEC website at www.sec.gov.

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18.8

Any of the Plan Documents provided to Plan Creditors on the Plan Website can also be provided in hard copy free of charge if so requested by a Plan Creditor. Any such requests should be made to the Information Agent at the contact details set out in Section 20 (Contact Details and Further Information) below.

18.9

The Information Agent has been engaged to assist with, among other things, the distribution of Plan Documents and tabulation in respect of votes of the Plan Creditors at the Plan Meeting. The Company (or the Information Agent on their behalf) will provide any further updates on this to Plan Creditors as and when applicable.

Other Key Dates

18.10	The deadline for Plan Creditors to submit a Plan Creditor Letter (together with satisfying all necessary “know your customer” requirements) in order to:

(a)	vote in the Plan Meeting (both if intending to vote by proxy or in person);

(b)

give the necessary confirmations, including as to eligibility, in order to directly receive its Plan Consideration on the date on which the Notes Restructuring is implemented (the “Completion Date”); and/or

(c)	appoint a designated recipient to receive its Plan Consideration on the Completion Date (a “Designated Recipient”),

will be the Voting Instruction Deadline.

18.11	The entitlement of each Plan Creditor to their applicable Plan Consideration will be calculated by reference to the claims of each Plan Creditor on 27 October 2025 (the “Record Date”).

19	RETAIL ADVOCATE

19.1

The Company has appointed Jon Yorke to act as an independent representative (the “Retail Advocate”) of the Plan Creditors who are not professional or institutional investors and hold the Notes for their own personal account (the “Retail Holders”). Mr Yorke is an experienced English qualified insolvency and restructuring lawyer who has acted as the “Retail Advocate” in a number of other restructurings involving a restructuring plan pursuant to Part 26A of the Companies Act 2006 (as amended). In this matter, Mr Yorke’s role is to engage with Plan Creditors who are Retail Holders and consider their views on the Restructuring Plan and present those views to the Court at both the Convening Hearing and the Sanction Hearing.

19.2	The role of the Retail Advocate can be summarised as follows:

(a)	Stage 1: the Retail Advocate will:

(i)	review correspondence received by him or the Company from Retail Holders setting out any comments and feedback on the Restructuring Plan;

(ii)	seek to engage with Retail Holders to understand any concerns they have in relation to the Restructuring Plan;

(iii)

ahead of the Convening Hearing, prepare a report for the Court on the comments, objections and challenges of the Retail Holders, in particular in relation to: (i) the composition of the class of Plan Creditors for the purposes of voting on the Restructuring Plan; and (ii) to the extent initial feedback has been received, the fairness of the Restructuring Plan; and

(iv)	attend the Convening Hearing, represented by counsel, to answer any questions the Court might have in relation to the report or the role of the Retail Advocate.

30

(b)	Stage 2: following the Convening Hearing, the Retail Advocate will:

(i)	continue the engagement described in paragraphs 19.2(a)(i) and 19.2(a)(ii) (Retail Advocate) above;

(ii)	attend the Plan Meeting of the Plan Creditors;

(iii)	review the information provided to the Plan Creditors and the relevant documentation in relation to the Restructuring Plan;

(iv)	ahead of the Sanction Hearing, prepare a final report for the Court addressing all matters that may be of relevance to the Sanction Hearing; and

(v)	attend the Sanction Hearing, represented by counsel, to explain his role and the conclusions of his final report.

(c)	If a Retail Holder has any questions or objections regarding the Restructuring Plan, they are encouraged to contact the Retail Advocate, without charge, by emailing jy@fgadvocate.com.

20	CONTACT DETAILS AND FURTHER INFORMATION

If you have any questions in relation to this Letter or the Restructuring Plan, please contact the Information Agent, the Retail Advocate and/or the English legal counsel to the Company, Weil, Gotshal & Manges LLP, using the contact details below:

Epiq Corporate Restructuring, LLC, as information agent of the Company

Telephone: + 1 (646) 362-6336

Email: registration@epiqglobal.com (with the subject line to include “Fossil”)

Plan Website: https://dm.epiq11.com/fossil

Jon Yorke, as Retail Advocate

Email: jy@fgadvocate.com

Attention: Jon Yorke

Weil, Gotshal & Manges LLP, as legal counsel to the Company

110 Fetter Lane,

London EC4A 1AY

Email: fossil.restructuringplan@weil.com

Telephone: +44 20 7903 1068 and +44 20 7903 1419

Attention: Andrew Wilkinson, Gemma Sage

31

Yours faithfully,

/s/ Randy Greben Authorised Signatory of the Company

Fossil – Signature Page – Practice Statement Letter

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

1.	Definitions

In this Letter:

“ABL Intercreditor Agreement” has the meaning given to it in paragraph 5.14(a)(v).

“ABL Priority Collateral” has the meaning given to it in the ABL Intercreditor Agreement.

“Agreed Form” means, with respect to the Plan Documents, a document which has its form and substance agreed in writing by the Company and the Supporting Holders.

“Ankura” has the meaning given to it in paragraph 7.7.

“Backstop Commitment” has the meaning given to it in paragraph 5.9.

“Backstop Premium” has the meaning given to it in paragraph 5.9.

“Backstop Provider” has the meaning given to it in paragraph 5.9.

“Cede & Co.” means Cede & Co. as nominee for DTC and as a registered holder of certain of the Notes.

“Common Stock” has the meaning given to it in paragraph 5.12.

“Company” means Fossil (UK) Global Services Ltd.

“Completion Date” has the meaning given to it in paragraph 18.10(b).

“Consent Premium” has the meaning given to it in paragraph 5.15(a)(i).

“Consent Solicitation” has the meaning given to it in paragraph 5.7.

“Consenting Noteholders” has the meaning given to it in the TSA.

“Convening Hearing” has the meaning given to it in paragraph 1.5(d).

“Court” has the meaning given to it in paragraph 1.3.

“Creditor Issues” has the meaning given to it in paragraph 16.1.

“Deed of Contribution” has the meaning given to it in paragraph 3.2.

“Designated Recipient” has the meaning given to it in paragraph 18.10(c).

“Distressed Sale Scenario” has the meaning given to it in paragraph 7.5.

“DTC” means the Depository Trust Company.

“DTC Participants” has the meaning given to it in paragraph 13.3(c), with each being a “DTC Participant”.

“Evercore” has the meaning given to it in paragraph 4.13.

“Exchange Offer” has the meaning given to it in paragraph 5.2.

“Exchange Offer Expiration Time” has the meaning given to it in paragraph 3.3.

“Exchange Transactions” has the meaning given to it in paragraph 5.2.

“Existing Shareholders” has the meaning given to it in paragraph 14.10(b).

“Exit Fee” has the meaning given to it in paragraph 5.15(b).

33

“Explanatory Statement” has the meaning given to it in paragraph 7.7.

“FGI” has the meaning given to it in paragraph 1.1.

“First-Out Notes” has the meaning given to it in paragraph 5.14(a)(i)(A).

“Governing Law Change” has the meaning given to it in paragraph 5.6(b).

“Group” has the meaning given to it in paragraph 3.5.

“HG Vora” has the meaning given to it in paragraph 4.13(b)(ii).

“Implementation Documents” has the meaning given to it in paragraph 9.1(e).

“Information Agent” means Epiq Corporate Restructuring, LLC as information agent for the Company.

“JPM ABL Facility” has the meaning given to it in paragraph 4.3.

“Letter” has the meaning given to it in paragraph 1.3.

“Market Testing” has the meaning given to it in paragraph 4.14.

“Minimum Tender Condition” has the meaning given to it in paragraph 3.3.

“Nantahala” has the meaning given to it in paragraph 4.13(b)(ii).

“New ABL Facility” has the meaning given to it in paragraph 3.9(a).

“New Money” has the meaning given to it in paragraph 5.9.

“New Money Offering” has the meaning given to it in paragraph 5.10.

“New Money Participant” has the meaning given to it in paragraph 5.11.

“New Money Premium” has the meaning given to it in paragraph 5.12.

“New Notes” has the meaning given to it in paragraph 5.14(a)(i).

“Noteholder” has the meaning given to it in paragraph 1.4.

“Notes” has the meaning given to it in paragraph 1.1.

“Notes Indenture” has the meaning given to it in paragraph 1.1.

“Notes Priority Collateral” has the meaning given to it in the ABL Intercreditor Agreement.

“Notes Restructuring” has the meaning given to it in paragraph 3.2.

“Notes Trustee” means the Bank of New York Mellon Trust Company, N.A. as trustee under the Notes Indenture.

“Plan Consideration” has the meaning given to it in paragraph 5.14(b)(i).

“Plan Creditor” has the meaning given to it in paragraph 1.4.

“Plan Creditor Letter” has the meaning given to it in paragraph 18.6(e).

“Plan Documents” has the meaning given to it in paragraph 18.6.

“Plan Meeting” has the meaning given to it in paragraph 1.5(d).

“Plan Website” has the meaning given to it in paragraph 1.6(a).

“Practice Statement” has the meaning given to it in paragraph 1.3.

“Pre-Funded Warrants” has the meaning given to it in paragraph 5.14(b)(ii).

“Private Exchange” has the meaning given to it in paragraph 5.2.

34

“Record Date” has the meaning given to it in paragraph 18.11.

“Registration Statements” means the registration statements on Form S-3 and Form S-4 filed by FGI with the SEC on 9 September 2025.

“Relevant Alternative” has the meaning given to it in paragraph 7.6.

“Relevant Alternative Report” has the meaning given to it in paragraph 7.7.

“Required Licences” has the meaning given to it in paragraph 13.9.

“Required Subscription Amount” has the meaning given to it in paragraph 5.14(a)(i)(A).

“Restructuring Plan” means the proposed restructuring plan in relation to the Company under Part 26A of the UK Companies Act 2006 (as amended).

“Retail Advocate” has the meaning given to it in paragraph 19.1.

“Retail Holders” has the meaning given to it in paragraph 19.1.

“Sanctions” has the meaning given to it in paragraph 13.8(a).

“Sanctions Disqualified Person” has the meaning given to it in paragraph 13.8(b).

“Sanction Hearing” has the meaning given to it in paragraph 18.4.

“SEC” has the meaning given to it in paragraph 1.1.

“Second-Out Notes” has the meaning given to it in paragraph 5.14(a)(i)(B).

“Supporting Holders” has the meaning given to it in paragraph 5.1, with each being a “Supporting Holder”.

“Supplemental Indenture” has the meaning given to it in paragraph 1.1.

“TSA” has the meaning given to it in paragraph 4.13(b)(iv)(B).

“Turnaround Plan” has the meaning given to it in paragraph 4.2.

“U.S. Bankruptcy Code” has the meaning given to it in paragraph 15.6.

“U.S. Chapter 15 Recognition Order” has the meaning given to it in paragraph 15.6.

“Voting Instructions Deadline” has the meaning given to it in paragraph 18.1.

“Warrants” has the meaning given to it in paragraph 5.14(b)(i).

“you” has the meaning given to it in paragraph 1.4.

35

Offer to Exchange

Any and All Outstanding 7.00% Senior Notes due 2026 issued by Fossil Group, Inc.

for

in the case of New Money Participants, 9.500% First-Out First Lien Secured Senior Notes due 2029 and Initial Public Warrants to purchase (i) Common Stock or (ii) Pre-Funded Public Warrants to purchase Common Stock

OR

in the case of Non-New Money Participants, 7.500% Second-Out Second Lien Secured Senior Notes due 2029 and Initial Public Warrants

AND

Solicitation of consents to amend the Old Notes Indenture

AND

Offer by way of

Subscription Rights to purchase First-Out Notes in the New Money Financing and to receive on account of such purchase one share of Common Stock for each $34.06 of First-Out Notes so purchased

PROSPECTUS

The Information, Exchange and Subscription Agent for the Transactions is:

Epiq Corporate Restructuring, LLC

For Information:

Email: Registration@epiqglobal.com (with the subject line to include “Fossil”)

Tel: +1 (646) 362-6336

Any questions regarding the terms of the Transactions may be directed to the Dealer Manager at the email address and telephone number set forth below. Requests for additional copies of this prospectus may be directed to the Information, Exchange and Subscription Agent. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Transactions.

The dealer manager for the Exchange Offer and the solicitation agent for the Consent Solicitation is:

Cantor Fitzgerald & Co.

For Information:

Email: Ian.Brostowski@cantor.com (with the subject line to include “Fossil”)

Tel: +1 (646) 362-633

Attn: Tom Pernetti and Ian Brostowski

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us.

SEC registration fee	$2,359
Blue sky qualification fees and expenses	5,000
Legal fees and expenses	2,647,282
Printing and engraving expenses	35,000
Accounting fees and expenses	175,000
Information, Exchange and Subscription Agent expenses	325,869
Miscellaneous expenses	5,000

Total	$3,195,510

Item 15.	Indemnification of Directors and Officers.

The registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The registrant has entered into indemnification agreements with each of its directors and officers (as defined under Rule 16a-1(f) under the Exchange Act). These agreements, among other things, require the registrant to indemnify each director and Section 16 officer to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or Section 16 officer in any action or proceeding, including any action or proceeding by or in right of the registrant, arising out of the person’s services as a director or Section 16 officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer for violations of the director’s or officer’s fiduciary duty, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors and officers for unlawful payments of dividends of unlawful stock purchases or redemptions, or (iv) for any transaction from which a director or officer derived an improper personal benefit.

The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description

3.1*	Third Amended and Restated Certificate of Incorporation of Fossil, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 25, 2010).

3.2*	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Fossil Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 28, 2013).

3.3*	Sixth Amended and Restated Bylaws of Fossil Group, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2023).

3.4*	Certificate of Incorporation of Fossil Intermediate, Inc.

3.5*	Bylaws of Fossil Intermediate, Inc.

3.6*	Certificate of Incorporation of Fossil Stores I, Inc.

3.7*	Bylaws of Fossil Stores I, Inc.

3.8*	Amended and Restated Certificate of Trust of Fossil Trust

3.9*	Agreement and Contract of Trust of Fossil Trust

3.10*	Certificate of Incorporation of Fossil Global Holdings, Inc.

3.11*	Bylaws of Fossil Global Holdings, Inc.

3.12*	Certificate of Limited Partnership of Fossil Partners, L.P.

3.13*	Agreement of Limited Partnership of Fossil Partners, L.P.

3.14*	Articles of Incorporation of Fossil Canada Inc.

3.15*	Bylaws of Fossil Canada Inc.

3.16*	Articles of Association of Fossil (Europe) GmbH

3.17*	Rules of Procedure of Fossil (Europe) GmbH

3.18*	Certificate of Incorporation of Fossil (UK) Holdings Limited

3.19*	Articles of Association of Fossil (UK) Holdings Limited

3.20*	Certificate of Incorporation of Fossil (UK) Limited

3.21*	Articles of Association of Fossil (UK) Limited

Exhibit No.	Description

3.22	Articles of Association of Fossil Europe B.V.

3.23	Articles of Association of Fossil Group Europe GmbH.

3.24	Articles of Association of Swiss Technology Holding GmbH.

4.1*	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on February 27, 2020).

4.2*	Indenture, dated as of November 8, 2021, by and between Fossil Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 8, 2021).

4.3*	First Supplemental Indenture, dated as of November 8, 2021, by and between Fossil Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 8, 2021).

4.4*	Form of 7.00% Senior Notes due 2026 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 8, 2021).

4.5	Second Supplemental Indenture, dated as of September 19, 2025, by and among Fossil Group, Inc., Fossil (UK) Global Services Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.6*	Form of Third Supplemental Indenture (Out-of-Court Supplemental Indenture), by and among Fossil Group, Inc., Fossil (UK) Global Services Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.7*	Form of Third Supplemental Indenture (UK Proceeding Supplemental Indenture), by and among Fossil Group, Inc., Fossil (UK) Global Services Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.8*	Form of First-Out Notes Indenture, by and among Fossil Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.9*	Form of 9.500% First-Out Notes due 2029 (included in Exhibit 4.8).

4.10*	Form of Second-Out Notes Indenture, by and among Fossil Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.11*	Form of 7.500% Second-Out Notes due 2029 (included in Exhibit 4.10).

4.12*	Form of Warrant Agency Agreement, by and among Fossil Group, Inc., Computershare Inc., and Computershare Trust Company, N.A., as warrant agent.

4.13*	Form of Warrant to Purchase Common Stock or Pre-Funded Public Warrants (included in Exhibit 4.12).

4.14*	Form of Pre-Funded Common Stock Purchase Warrant (included in Exhibit 4.12).

5.1*	Opinion of Weil, Gotshal & Manges LLP.

5.2*	Opinion of Morris, Nichols, Arsht & Tunnell LLP.

5.3*	Opinion of CMS Cameron McKenna Nabarro Olswang LLP.

5.4*	Opinion of Stewart McKelvey.

5.5*	Opinion of CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB.

5.6	Opinion of CMS Derks Star Busmann N.V.

Exhibit No.	Description

5.7	Opinion of CMS von Erlach Partners Ltd.

10.1*	Transaction Support Agreement, dated as of August 13, 2025, by and among Fossil Group, Inc., Fossil (UK) Global Services Ltd. and the holders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 14, 2025).

10.2*	Credit Agreement, dated as of August 13, 2025, by and among Fossil Group, Inc., Fossil Partners, L.P., Fossil Group Europe GmbH, Fossil (Europe) GmbH, Fossil Canada Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on August 14, 2025).

10.3*	Form of Intercreditor Agreement, by and among Fossil Group, Inc., as issuer, Wilmington Trust, National Association, as Senior Representative for the Senior Notes Secured Parties, Wilmington Trust, National Association, as the Initial Junior Priority Representative, and each additional Representative from time to time party thereto.

10.4*	Form of Intercreditor Agreement, by and among ACF FINCO I LP, as ABL Agent, the First-Out Notes Collateral Agent and the Second-Out Notes Collateral Agent.

22.1	List of Notes Issuer and Guarantors of the First-Out Notes and the Second-Out Notes.

23.1	Consent of Deloitte & Touche LLP.

23.2*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3*	Consent of Morris, Nichols, Arsht & Tunnell LLP. (included in Exhibit 5.2).

23.4*	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in Exhibit 5.3).

23.5*	Consent of Stewart McKelvey (included in Exhibit 5.4).

23.6*	Consent of CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB (included in Exhibit 5.5).

23.7	Consent of CMS Derks Star Busmann N.V. (included in Exhibit 5.6).

23.8	Consent of CMS von Erlach Partners Ltd. (included in Exhibit 5.7).

24.1	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association as trustee under the First-Out Notes Indenture.

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association as trustee under the Second-Out Notes Indenture.

107*	Filing Fee Table.

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 23, 2025.

FOSSIL GROUP, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Randy Greben and Randy S. Hyne, each of them severally, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including all post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 23, 2025.

Signature	Title

* Kevin Mansell	Chairman of the Board

* Franco Fogliato	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Randy Greben Randy Greben	Chief Financial Officer and Treasurer (Principal Financial Officer)

* Mark R. Belgya	Director

* Pamela B. Corrie	Director

* Susanne Coulter	Director

Signature	Title

* Eugene I. Davis	Director

* Marc Rey	Director

* Wendy Schoppert	Director

* Gail B. Tifford	Director

* Pamela Edwards	Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 23, 2025.

FOSSIL GLOBAL HOLDINGS, INC.

By:	*
Name: Randy Greben
Title: President and Director

By:	*
Name: Patrick Turner
Title: Treasurer and Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 23, 2025.

FOSSIL STORES I, INC.

By:	*
Name: Joe Martin
Title: President and Director

By:	*
Name: Randy Greben
Title: Treasurer and Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 23, 2025.

FOSSIL INTERMEDIATE, INC.

By:	*
Name: Joe Martin
Title: President and Director

By:	*
Name: Randy Greben
Title: Treasurer and Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 23, 2025.

FOSSIL TRUST, acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994

By:	*
Name: Joe Martin
Title: President, General Manager and Trustee

By:	*
Name: Randy Greben
Title: Treasurer and Trustee

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on September 23, 2025.

FOSSIL PARTNERS, L.P.

By:	Fossil Group Inc., its General Partner

By:	*
Name: Kevin Mansell
Title: Director of the General Partner

By:	*
Name: Franco Fogliato
Title: Chief Executive Officer and Director of the General Partner

By:	*
Name: Mark R. Belgya
Title: Director of the General Partner

By:	*
Name: Pamela B. Corrie
Title: Director of the General Partner

By:	*
Name: Susanne Coulter
Title: Director of the General Partner

By:	*
Name: Eugene I. Davis
Title: Director of the General Partner

By:	*
Name: Marc Rey
Title: Director of the General Partner

By:	*
Name: Wendy Schoppert
Title: Director of the General Partner

By:	*
Name: Gail B. Tifford
Title: Director of the General Partner

By:	*
Name: Pamela Edwards
Title: Director of the General Partner

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Richardson, State of Texas, on September 23, 2025.

FOSSIL CANADA INC.

By:	*
Name: Joe Martin
Title: President and Director

By:	*
Name: Randy Greben
Title: Treasurer and Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Richardson, State of Texas, on September 23, 2025.

FOSSIL (UK) HOLDINGS LIMITED

By:	*
Name: Sharon L. Dean
Title: Managing Director

By:	*
Name: Patrick L. Turner
Title: Managing Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Richardson, State of Texas, on September 23, 2025.

FOSSIL (UK) LIMITED

By:	*
Name: Sharon L. Dean
Title: Managing Director

By:	*
Name: Patrick L. Turner
Title: Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grabenstätt, Germany, on September 23, 2025.

FOSSIL (EUROPE) GMBH

By:	*
Name: Anna Studzinska
Title: Managing Director

*By:	/s/ Randy S. Hyne
Name: Randy S. Hyne
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Richardson, State of Texas, on September 23, 2025.

FOSSIL EUROPE B.V.

By:	/s/ Sharon Dean
Name:	Sharon Dean
Title:	Director

By:	/s/ Maurice Hendrix
Name:	Maurice Hendrix
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Richardson, State of Texas, on September 23, 2025.

FOSSIL GROUP EUROPE GMBH

By:	/s/ Sharon Dean
Name:	Sharon Dean
Title:	Managing Director

By:	/s/ Maurice Hendrix
Name:	Maurice Hendrix
Title:	Managing Director

By:	/s/ Patrick Turner
Name:	Patrick Turner
Title:	Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Richardson, State of Texas, on September 23, 2025.

SWISS TECHNOLOGY HOLDING GMBH

By:	/s/ Sharon Dean
Name:	Sharon Dean
Title:	Managing Director

By:	/s/ Maurice Hendrix
Name:	Maurice Hendrix
Title:	Managing Director

By:	/s/ Patrick Turner
Name:	Patrick Turner
Title:	Managing Director

By:	/s/ Marcel Graf
Name:	Marcel Graf
Title:	Managing Director